PROSPECTUS SUPPLEMENT
(To Prospectus dated July 30, 2007)
$1,598,999,000
(Approximate)

HarborView Mortgage Loan Trust
Mortgage Loan Pass-Through Certificates, Series 2007-7

Class	Approximate Principal Balance	Pass-Through Rate
Class 1A-1A	$531,326,000	Variable
Class 2A-1A	$539,536,000	Variable
Class 2A-1B	$224,807,000	Variable
Class 2A-1C	$134,884,000	Variable
Class B-1	$34,511,000	Variable
Class B-2	$51,766,000	Variable
Class B-3	$18,077,000	Variable
Class B-4	$17,256,000	Variable
Class B-5	$15,612,000	Variable
Class B-6	$12,325,000	Variable
Class B-7	$8,217,000	Variable
Class B-8	$10,682,000	Variable

Greenwich Capital Acceptance, Inc. Depositor

Greenwich Capital Financial Products, Inc. Sponsor and Seller	HarborView Mortgage Loan Trust 2007-7 Issuing Entity

Wells Fargo Bank, N.A. Master Servicer and Securities Administrator	Deutsche Bank National Trust Company Trustee

Consider carefully the risk factors beginning on page S-15 in this prospectus supplement and on page 2 in the prospectus.

The certificates represent obligations of the trust fund only and do not represent an interest in or obligation of the sponsor, the depositor, their affiliates or any other entity.

This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.

The Trust Fund

• The trust fund will issue 17 classes of certificates, of which the 12 classes listed above are offered by this prospectus supplement and the prospectus.

• The assets of the trust fund will consist primarily of fixed and adjustable rate residential mortgage loans. The mortgage loans will be segregated into two loan groups as described in this prospectus supplement.

The Certificates

• The certificates represent ownership interests in the trust fund.

• The initial class principal balances of the classes of the offered certificates may vary in the aggregate by 10%.

• Each class of offered certificates will bear interest at the applicable interest rate calculated as described in this prospectus supplement.

• Principal and interest will be payable monthly, as described in this prospectus supplement. The first distribution date will be October 25, 2007.

• Credit enhancement for the offered certificates includes subordination, loss allocation, overcollateralization, excess interest and limited cross-collateralization features. Amounts payable under an interest rate swap agreement provided by Swiss Re Financial Products Corporation will be applied to pay certain interest shortfalls, maintain overcollateralization and repay certain losses. Amounts payable under a basis risk cap agreement also provided by Swiss Re Financial Products Corporation will be applied to pay certain interest shortfalls.

Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Greenwich Capital Markets, Inc., the underwriter, will offer the certificates pursuant to this prospectus supplement from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the depositor with respect to the offered certificates are estimated to be approximately 98.30% of their initial total principal balance plus accrued interest, if applicable, before deducting issuance expenses payable by the depositor, estimated to be approximately $730,000. See “Method of Distribution” in this prospectus supplement.

October 1, 2007

FOR EUROPEAN PURCHASERS ONLY: IN RELATION TO EACH MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE”), THE UNDERWRITER HAS REPRESENTED AND AGREED THAT WITH EFFECT FROM AND INCLUDING THE DATE ON WHICH THE PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER STATE (THE “RELEVANT IMPLEMENTATION DATE”) IT HAS NOT MADE AND WILL NOT MAKE AN OFFER OF SECURITIES TO THE PUBLIC IN THAT RELEVANT MEMBER STATE PRIOR TO THE PUBLICATION OF A PROSPECTUS IN RELATION TO THE SECURITIES WHICH HAS BEEN APPROVED BY THE COMPETENT AUTHORITY IN THAT RELEVANT MEMBER STATE OR, WHERE APPROPRIATE, APPROVED IN ANOTHER RELEVANT MEMBER STATE AND NOTIFIED TO THE COMPETENT AUTHORITY IN THAT RELEVANT MEMBER STATE, ALL IN ACCORDANCE WITH THE PROSPECTUS DIRECTIVE, EXCEPT THAT IT MAY, WITH EFFECT FROM AND INCLUDING THE RELEVANT IMPLEMENTATION DATE, MAKE AN OFFER OF SECURITIES TO THE PUBLIC IN THAT RELEVANT MEMBER STATE AT ANY TIME: (A) TO LEGAL ENTITIES WHICH ARE AUTHORISED OR REGULATED TO OPERATE IN THE FINANCIAL MARKETS OR, IF NOT SO AUTHORISED OR REGULATED, WHOSE CORPORATE PURPOSE IS SOLELY TO INVEST IN SECURITIES; (B) TO ANY LEGAL ENTITY WHICH HAS TWO OR MORE OF (1) AN AVERAGE OF AT LEAST 250 EMPLOYEES DURING THE LAST FINANCIAL YEAR; (2) A TOTAL BALANCE SHEET OF MORE THAN €43,000,000 AND (3) AN ANNUAL NET TURNOVER OF MORE THAN €50,000,000, AS SHOWN IN ITS LAST ANNUAL OR CONSOLIDATED ACCOUNTS; OR (C) IN ANY OTHER CIRCUMSTANCES WHICH DO NOT REQUIRE THE PUBLICATION BY THE ISSUER OF A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE.

Table of Contents

Page
The Offered Certificates	1
Summary of Terms	2
Risk Factors	15
Glossary	26
The Mortgage Loan Groups	26
Additional Information	34
Static Pool Information	34
The Depositor	34
The Sponsor and Seller	35
Affiliations and Relationships	35
Mortgage Loan Origination	35
The Master Servicer and the Securities Administrator	38
The Servicers	39
Mortgage Loan Servicing	50
Servicing and Administration of the Trust Fund	54
Fees and Expenses of the Trust Fund	59
The Pooling and Servicing Agreement	60
Description of the Certificates	72
Yield, Prepayment and Maturity Considerations	98
Material Federal Income Tax Consequences	105
State Taxes	107
ERISA Considerations	107
Legal Investment Considerations	111
Use of Proceeds	111
Method of Distribution	111
Legal Matters	112
Ratings	112
Glossary of Terms	113

The Offered Certificates

The certificates consist of the classes of certificates listed in the tables below, together with the Class B-9, Class C, Class P, Class ES and Class R Certificates. Only the classes of certificates listed in the tables below are offered by this prospectus supplement.

Class	Class Principal Balance(1)	Interest Rate Formula (until Initial Optional Termination Date)(2)(3)	Interest Rate Formula (after Initial Optional Termination Date)(3)(4)	Final Scheduled Distribution Date(5)	Expected Final Distribution Date(6)	CUSIP Number	InitialCertificate Ratings(7)
							Moody’s	S&P	Fitch
Class 1A-1A	$531,326,000	LIBOR + 1.000%	LIBOR + 2.000%	October 2037	January 2016	411640 AA3	Aaa	AAA	AAA
Class 2A-1A	$539,536,000	LIBOR + 1.000%	LIBOR + 2.000%	October 2037	January 2016	411640 AB1	Aaa	AAA	AAA
Class 2A-1B	$224,807,000	LIBOR + 1.000%	LIBOR + 2.000%	October 2037	January 2016	411640 AC9	Aaa	AAA	AAA
Class 2A-1C	$134,884,000	LIBOR + 1.000%	LIBOR + 2.000%	October 2037	January 2016	411640 AD7	Aaa	AAA	AAA
Class B-1	$ 34,511,000	LIBOR + 1.000%	LIBOR + 1.500%	October 2037	January 2016	411640 AE5	Aa1	AA+	AA+
Class B-2	$ 51,766,000	LIBOR + 1.000%	LIBOR + 1.500%	October 2037	January 2016	411640 AF2	N/R	AA+	AA+
Class B-3	$ 18,077,000	LIBOR + 1.200%	LIBOR + 1.800%	October 2037	January 2016	411640 AG0	N/R	AA+	AA
Class B-4	$ 17,256,000	LIBOR + 1.300%	LIBOR + 1.950%	October 2037	January 2016	411640 AH8	N/R	AA	AA-
Class B-5	$ 15,612,000	LIBOR + 1.400%	LIBOR + 2.100%	October 2037	January 2016	411640 AJ4	N/R	AA-	A+
Class B-6	$ 12,325,000	LIBOR + 1.400%	LIBOR + 2.100%	October 2037	January 2016	411640 AK1	N/R	A+	A-
Class B-7	$ 8,217,000	LIBOR + 1.400%	LIBOR + 2.100%	October 2037	January 2016	411640 AL9	N/R	A	BBB+
Class B-8	$ 10,682,000	LIBOR + 1.400%	LIBOR + 2.100%	October 2037	January 2016	411640 AM7	Baa3	BBB-	BBB-

(1)	These balances are approximate, as described in this prospectus supplement.

(2)
Reflects the interest rate formula up to and including the earliest possible distribution date on which the master servicer has the option to purchase the mortgage loans as described in this prospectus supplement under “The Pooling and Servicing Agreement—Optional Termination of the Trust Fund.”

(3)
Subject to a maximum rate equal to the lesser of (1) the net WAC cap and (2) 10.50% per annum, each as described in this prospectus supplement under “Summary of Terms—Interest Payments on the Certificates—General.” The net WAC cap described in clause (1) of the preceding sentence will be adjusted for the first three distribution dates as described in this prospectus supplement to account for amounts on deposit in the pre-funding account.

(4)
Reflects the interest rate formula after the option to purchase the mortgage loans is not exercised by the master servicer at the earliest possible distribution date as described in this prospectus supplement under “The Pooling and Servicing Agreement—Optional Termination of the Trust Fund.”

(5)	The final scheduled distribution date for the offered certificates is based upon the first distribution date following the month of the scheduled maturity of the latest maturing 30-year mortgage loan.

(6)
The expected final distribution date, based upon (a) a constant prepayment rate of 25% annually and the structuring assumptions used in this prospectus supplement, each as described under “Yield, Prepayment and Maturity Considerations—Structuring Assumptions” and (b) the assumption that the option to purchase the mortgage loans is exercised by the master servicer on the earliest possible distribution date as described in this prospectus supplement under “The Pooling and Servicing Agreement—Optional Termination of the Trust Fund.” The actual final distribution date for each class of offered certificates may be earlier or later, and could be substantially later, than the applicable expected final distribution date listed above.

(7)	The designation “N/R” means the specified rating agency will not publicly rate the certificates of that class.

Summary of Terms

•
This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read carefully this entire document and the accompanying prospectus.

•
This summary provides an overview of certain calculations, cash flow priorities and other information to aid your understanding and is qualified by the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus. Some of the information consists of forward-looking statements relating to future economic performance or projections and other financial items. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, and various other matters, all of which are beyond our control. Accordingly, what actually happens may be very different from what we predict in our forward-looking statements.

•
Whenever we refer in this prospectus supplement to a percentage of some or all of the initial mortgage loans expected to be included as trust fund assets or in a loan group, that percentage has been calculated on the basis of the total stated principal balance of those mortgage loans as of September 1, 2007, unless stated otherwise. We explain in this prospectus supplement under “The Mortgage Loan Groups—General” how the stated principal balance of a mortgage loan is calculated. Whenever we refer in this Summary of Terms or in the Risk Factors section of this prospectus supplement to the total principal balance of any mortgage loans, we mean the total of their stated principal balances, unless we specify otherwise.

•
Statistical information in this prospectus supplement regarding the mortgage loans and the mortgage pools is based solely on information with respect to the initial mortgage loans, unless otherwise specified.

Offered Certificates

The offered certificates will be book-entry securities clearing through The Depository Trust Company in the U.S. or upon request through Clearstream, Luxembourg or Euroclear in Europe, in minimum denominations of $25,000 and integral multiples of $1 in excess thereof; provided, however, that the underwriter will only sell offered certificates to initial investors in minimum total investment amounts of $100,000.

The Class B-9, Class C, Class P, Class ES and Class R Certificates will be issued by the trust fund but not offered by this prospectus supplement or the prospectus. Information about the Class B-9, Class C, Class P, Class ES and Class R Certificates is being included only as far as it relates to the offered certificates.

See “Description of the Certificates—General,” “—Book-Entry Registration and Definitive Certificates” and “The Mortgage Loan Groups” in this prospectus supplement and “The Trust Fund—The Mortgage Loans—General” in the prospectus for additional information.

Cut-off Date

For any initial mortgage loan conveyed to the issuing entity on the closing date, the cut-off date will be September 1, 2007, which is also referred to in this prospectus supplement as the initial cut-off date and is the date after which the issuing entity will be entitled to receive all collections on and proceeds of the initial mortgage loans. For any subsequent mortgage loan, the cut-off date will be the specified date after which the issuing entity will be entitled to receive all collections on and proceeds of that mortgage loan, which is also referred to in this prospectus supplement as the applicable subsequent cut-off date.

Closing Date

On or about October 2, 2007.

Sponsor and Seller

Greenwich Capital Financial Products, Inc.

See “The Sponsor and Seller” in this prospectus supplement for additional information.

Depositor

Greenwich Capital Acceptance, Inc. The depositor’s address is 600 Steamboat Road, Greenwich, Connecticut 06830, and its telephone number is (203) 625-2700.

See “The Depositor” in this prospectus supplement for additional information.

Issuing Entity

HarborView Mortgage Loan Trust 2007-7, a common law trust formed under the laws of the State of New York.

Trustee

Deutsche Bank National Trust Company.

See “The Pooling and Servicing Agreement—The Trustee” in this prospectus supplement for additional information.

Securities Administrator

Wells Fargo Bank, N.A.

See “The Master Servicer and the Securities Administrator” and “The Pooling and Servicing Agreement—The Securities Administrator” in this prospectus supplement for additional information.

Master Servicer

Wells Fargo Bank, N.A.

See “The Master Servicer and the Securities Administrator” in this prospectus supplement for additional information.

Servicers

As of the initial cut-off date, Central Mortgage Company, Downey Savings and Loan Association, F.A. and GMAC Mortgage, LLC will service approximately 35.30%, 26.18% and 25.54% of the initial mortgage loans, respectively. At the end of the pre-funding period, Downey Savings and Loan Association, F.A. and GMAC Mortgage, LLC are expected to service approximately 26.91% and 26.18% of the mortgage loans, respectively. The remainder of the mortgage loans will be serviced by various other servicers, none of which will service more than 10% of the mortgage loans.

See “The Servicers” and “Servicing of Mortgage Loans” in this prospectus supplement for additional information.

Credit Risk Manager

Clayton Fixed Income Services Inc. will monitor and advise certain of the servicers with respect to default management of the mortgage loans.

Originators

As of the initial cut-off date, Downey Savings and Loan Association, F.A., Flagstar Capital Markets Corporation, GMAC Mortgage, LLC and American Home Mortgage Corp. originated approximately 26.18%, 16.53%, 12.06% and 11.76% of the initial mortgage loans, respectively, and other originators (each of which originated less than 10% of the initial mortgage loans) collectively originated approximately 33.47% of the initial mortgage loans.

See “Mortgage Loan Origination” in this prospectus supplement for additional information.

Basis Risk Cap Provider

Swiss Re Financial Products Corporation.

Swap Provider

Swiss Re Financial Products Corporation.

See “Description of the Certificates—Interest Rate Swap Agreement—The Swap Provider” in this prospectus supplement for additional information.

Custodians

Deutsche Bank National Trust Company, Wells Fargo Bank, N.A. and The Bank of New York Trust Company, N.A..

The Mortgage Loans

The assets of the trust fund will consist primarily of a pool of fixed and adjustable rate, first lien, residential mortgage loans that are divided into two loan groups, each having the characteristics described in this prospectus supplement.

Approximately 59.66% of the initial mortgage loans are hybrid adjustable rate mortgage loans. Hybrid mortgage loans have interest rates that are initially fixed and convert to adjustable interest rates after a specified period following origination. As of the initial cut-off date, all of the hybrid adjustable rate mortgage loans were still in their initial fixed rate period.

The initial mortgage loans will have a total stated principal balance of approximately $1,597,071,439 as of the initial cut-off date, subject to a variance of plus or minus 20%.

Approximately 89.14% of the initial mortgage loans have current scheduled payments based on low introductory interest rates that are fixed for one month to ten years after origination, and thereafter adjust monthly, semi-annually or annually based on the related index. Approximately 78.37% of the initial mortgage loans in the trust fund provide for “negative amortization,” whereby the borrower, for either a portion of or the entire term of the mortgage loan, is only required to make a minimum monthly payment, which may not be sufficient to pay the full monthly interest accrued, resulting in an increase to the principal balance of the mortgage loan by the amount of unpaid (or deferred) interest.

The optional minimum payments for the negative amortization mortgage loans are based on minimum payment rates that range from 0.750% annually to 8.375% annually. Borrowers may choose to make such minimum payments for the first one, three, five, seven or ten years of the term of the related mortgage loan as specified in the related mortgage note. See “The Mortgage Loan Groups—General—Payment Options” in this prospectus supplement.

For a description of the negative amortization features of the mortgage loans, see “The Mortgage Loan Groups—General—Payment Options” in this prospectus supplement.

Pre-funding Account

On the closing date, the seller will deposit approximately $46,298,444, which represents approximately 2.82% of the total asset pool and approximately 2.90% of the total principal balance of the certificates, into a segregated account maintained with the securities administrator, referred to in this prospectus supplement as the pre-funding account. The total principal balance of subsequent mortgage loans to be transferred to the trust fund for loan group 2 is approximately $46,298,444. No subsequent mortgage loans will be purchased for loan group 1.

The issuing entity will use the amounts deposited in the pre-funding account to buy subsequent mortgage loans for loan group 2 from the depositor after the closing date and before December 28, 2007. The seller must satisfy certain conditions specified in the pooling and servicing agreement before it can sell subsequent mortgage loans to the depositor. In addition, the obligation of the issuing entity to purchase subsequent mortgage loans during the pre-funding period is subject to the following requirements (subject to any specific limitations in respect of the related mortgage group as described under “The Mortgage Loan Groups—Pre-funding and Conveyance of Subsequent Mortgage Loans”):

•
each subsequent mortgage loan must have been originated generally in accordance with underwriting criteria substantially similar to the underwriting guidelines utilized by the originators with respect to the initial mortgage loans included in the trust fund;

•	each subsequent mortgage loan may not be more than 30 days delinquent as of the related subsequent cut-off date;

•	each subsequent mortgage loan may not have a final maturity date later than October 1, 2047;

•	the remaining term to stated maturity of each subsequent mortgage loan will not exceed 40 years;

•	each subsequent mortgage loan which is also an adjustable rate mortgage loan, will have a loan rate determined by the MTA index, the 1-month, 6-month LIBOR or 1-year LIBOR index;

•	each subsequent adjustable rate mortgage loan will have a margin of at least 1.750%;

•	each subsequent mortgage loan will have an original loan-to-value ratio less than or equal to 100%;

•	each subsequent mortgage loan will have a principal balance not greater than $2,000,000;

•	each subsequent mortgage loan will be secured by a first lien on a mortgaged property; and

•	each subsequent mortgage loan will be otherwise acceptable to the rating agencies.

If any amounts remain in the pre-funding account after December 28, 2007, the holders of the group 2 certificates will receive those amounts as a principal payment on the January 2008 distribution date.

At the closing date, the seller will, if required to do so, deposit an amount to be specified by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. in a capitalized interest account for use by the securities administrator as needed during the pre-funding period to provide additional funds to make interest distributions on the certificates.

See “The Mortgage Loan Groups—Pre-funding and Conveyance of Subsequent Mortgage Loans” in this prospectus supplement.

Loan Groups

•	Group 1 Mortgage Loans

A group of conventional first lien, fixed and adjustable rate mortgage loans that have original principal balances that conform to Freddie Mac guidelines and, with respect to the adjustable rate mortgage loans, interest rates that have an initial fixed rate period of one month to ten years and thereafter adjust on a monthly, semi-annual or annual basis.

•	Group 2 Mortgage Loans

A group of conventional first lien, fixed and adjustable rate mortgage loans that have original principal balances that may or may not conform to Fannie Mae and Freddie Mac guidelines and, with respect to the adjustable rate mortgage loans, interest rates that have an initial fixed rate period of one month to ten years and thereafter adjust on a monthly, semi-annual or annual basis.

As of the initial cut-off date, approximately 89.14% of the initial mortgage loans are currently in the initial period where the related mortgage loan only requires the payment of a fixed low introductory loan rate, for a period which ranges from one month to ten years from the initial cut-off date.

The depositor expects that the initial mortgage loans will have the following approximate characteristics as of the initial cut-off date:

Total Initial Mortgage Loan Summary
	Range or Total	Average or Weighted Average	Total Percentage(1)
Number of Initial Mortgage Loans	4,450	—	—
Total Stated Principal Balance	$1,597,071,439	—	—
Stated Principal Balances	$24,418 to $2,721,872	$358,892	—
Loan Rates	2.375% to 9.500%	7.444%	—
Original Terms to Maturity (in months)	120 to 480	380	—
Remaining Terms to Maturity (in months)	118 to 480	375	—
Original Loan-to-Value Ratios	5.00% to 102.15%	74.99%	—
Original Combined Loan-to-Value Ratios	5.00% to 102.15%	78.52%	—
Geographic Concentration in Excess of 10% of the Total Stated Principal Balance:
Percentage of Mortgaged Properties in California	—	—	53.00%
Percentage of Mortgaged Properties in the Maximum Single Zip Code Concentration	—	—	0.42%
Credit Scores	481 to 829	715	—
Number of Initial Mortgage Loans with Prepayment Penalties as of the Initial Cut-off Date	2,409	—	56.71%
Gross Margins	2.150% to 5.000%	2.845%	—
Maximum Loan Rates	9.750% to 15.689%	11.575%	—
Minimum Loan Rates	2.150% to 5.630%	2.927%	—
Months to Next Loan Rate Adjustment	1 to 119	36	—
______________
(1) Percentages calculated based on the total principal balance of the initial mortgage loans in all loan groups.

Group 1 Initial Mortgage Loan Summary

	Range or Total	Average or Weighted Average	Total Percentage(1)
Number of Initial Mortgage Loans	2,400	—	—
Total Stated Principal Balance	$610,369,473	—	—
Stated Principal Balances	$24,418 to $737,321	$254,321	—
Loan Rates	4.750% to 9.500%	7.440%	—
Original Terms to Maturity (in months)	120 to 480	376	—
Remaining Terms to Maturity (in months)	118 to 479	371	—
Original Loan-to-Value Ratios	5.00% to 100.00%	75.98%	—
Original Combined Loan-to Value Ratios	5.00% to 100.00%	78.90%	—
Geographic Concentration in Excess of 10% of the Total Stated Principal Balance:
Percentage of Mortgaged Properties in California	—	—	37.47%
Percentage of Mortgaged Properties in Florida	—	—	13.28%
Percentage of Mortgaged Properties in the Maximum Single Zip Code Concentration	—	—	0.46%
Credit Scores	483 to 829	715	—
Number of Initial Mortgage Loans with Prepayment Penalties as of the Initial Cut-off Date	1,273	—	56.32%
Gross Margins	2.250% to 5.000%	2.823%	—
Maximum Loan Rates	9.900% to 15.689%	11.532%	—
Minimum Loan Rates	2.250% to 5.500%	2.948%	—
Months to Next Loan Rate Adjustment	1 to 119	37	—
______________
(1) Percentages calculated based on the total principal balance of the group 1 initial mortgage loans.

Group 2 Initial Mortgage Loan Summary

	Range or Total	Average or Weighted Average	Total Percentage(1)
Number of Initial Mortgage Loans	2,050	—	—
Total Stated Principal Balance	$986,701,966	—	—
Stated Principal Balances	$24,982 to $2,721,872	$481,318	—
Loan Rates	2.375% to 9.250%	7.447%	—
Original Terms to Maturity (in months)	120 to 480	383	—
Remaining Terms to Maturity (in months)	118 to 480	378	—
Original Loan-to-Value Ratios	10.44% to 102.15%	74.38%	—
Original Combined Loan-to-Value Ratios	10.44% to 102.15%	78.28%	—
Geographic Concentration in Excess of 10% of the Total Stated Principal Balance:
Percentage of Mortgaged Properties in California	—	—	62.61%
Percentage of Mortgaged Properties in the Maximum Single Zip Code Concentration	—	—	0.69%
Credit Scores	481 to 825	715	—
Number of Initial Mortgage Loans with Prepayment Penalties as of the Initial Cut-off Date	1,136	—	56.95%
Gross Margins	2.150% to 5.000%	2.859%	—
Maximum Loan Rates	9.750% to 14.130%	11.602%	—
Minimum Loan Rates	2.150% to 5.630%	2.915%	—
Months to Next Loan Rate Adjustment	1 to 119	36	—
______________
(1) Percentages calculated based on the total principal balance of the group 2 initial mortgage loans.

The depositor expects that following the conclusion of the pre-funding period the mortgage loans will have the approximate characteristics described under “The Mortgage Loan Groups - Pre-funding and Conveyance of Subsequent Mortgage Loans.”

Mortgage Loan Representations and Warranties/Defective Documentation

Each originator and the seller have made certain representations and warranties concerning the mortgage loans, including a representation and warranty that none of the mortgage loans in the trust fund will be “high cost” loans under applicable federal, state or local anti-predatory or anti-abusive lending laws; provided, that in the case of mortgage loans originated by American Home Mortgage Corp., only the seller will make representations and warranties concerning such mortgage loans. The depositor’s rights under these representations and warranties will be assigned to the trustee for the benefit of the certificateholders.

In addition, within 90 days after the custodians receive the mortgage loans and the related documents, the custodians will review the documents in the mortgage loan files in accordance with the review criteria set forth in the pooling and servicing agreement and for defects.

After the discovery of a breach of any representation or warranty that materially and adversely affects the interests of the certificateholders in a mortgage loan or after the certification by a custodian that a mortgage loan or related document is defective in any material respect, the applicable originator or the seller, as applicable, will be required to either (1) cure that breach, (2) repurchase the affected mortgage loan from the trust fund or (3) in certain circumstances, substitute another mortgage loan.

In order to substitute a new mortgage loan for a mortgage loan that has been removed from the trust fund because of a breach of a representation or warranty or defective documentation, substitution must take place within two years from the closing date.

See “The Pooling and Servicing Agreement—Assignment of the Mortgage Loans” in this prospectus supplement.

Designations

Each class of certificates will have different characteristics, some of which are reflected in the following general designations.

•	Offered Certificates
Class 1A-1A, Class 2A-1A, Class 2A-1B, Class 2A-1C, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7 and Class B-8 Certificates.

•	LIBOR Certificates
Class 1A-1A, Class 2A-1A, Class 2A-1B, Class 2A-1C, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8 and Class B-9 Certificates.

•	Senior Certificates
Class 1A-1A, Class 2A-1A, Class 2A-1B and Class 2A-1C Certificates.

•	Subordinate Certificates
Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8 and Class B-9 Certificates.

•	Group 1 Certificates
Class 1A-1A Certificates.

•	Group 2 Certificates
Class 2A-1A, Class 2A-1B and Class 2A-1C Certificates.

•	Book-Entry Certificates
All classes of offered certificates.

•	Residual Certificates
Class R Certificates.

Payments of interest and principal on the Class 1A-1A Certificates will primarily be based on collections from the group 1 mortgage loans. Payments of interest and principal on the Class 2A-1A, Class 2A-1B and Class 2A-1C Certificates will primarily be based on collections from the group 2 mortgage loans.

Payments of interest and principal on the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8 and Class B-9 Certificates will be based on total collections from both loan groups.

Distribution Date

Beginning in October 2007, the securities administrator, as paying agent, will make payments on the certificates on the 25th day of each month, or if the 25th day is not a business day, on the next business day. Payments on each distribution date will be made to certificateholders of record as of the related record date, except that the final payment on the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the securities administrator.

Record Date

With respect to any distribution date, the record date for the LIBOR certificates will be the business day before that distribution date.

Interest Payments on the Certificates

General

On each distribution date, to the extent funds are available from the mortgage loans in the related mortgage loan group or groups, each class of offered certificates will be entitled to receive accrued and unpaid interest determined on the basis of the related outstanding class principal balance immediately prior to that distribution date, the applicable pass-through rate and the applicable interest accrual period, and any accrued and unpaid interest shortfall attributable solely to basis risk, but solely to the extent of funds available as described in this prospectus supplement; provided, however, that the amount of interest distributable on a distribution date with respect to any class of certificates will be reduced by the amount, if any, of net deferred interest accrued on the related mortgage loans for the month before that distribution date and allocable to that class of certificates, as described under “Description of the Certificates—Interest” in this prospectus supplement. In the case of any class of offered certificates, any amount of net deferred interest allocable to that class of certificates will generally be added as principal to the outstanding class principal balance of that class of certificates, as described under “Description of the Certificates—Interest” in this prospectus supplement.

For either loan group, net deferred interest will equal the excess, if any, of deferred interest added to the principal balances of the mortgage loans in that loan group over the aggregate amount of principal prepayments in full and partial prepayments of principal received with respect to the related group of mortgage loans during the related prepayment period.

Interest on the LIBOR certificates will accrue on the basis of an assumed 360-day year and the actual number of days in the related interest accrual period. The Class C Certificates will accrue interest as provided in the pooling and servicing agreement.

With respect to each distribution date, the interest accrual period for the LIBOR certificates will be the period beginning on the prior distribution date (or the closing date, in the case of the first distribution date) and ending on the day immediately preceding that distribution date.

The net loan rate of each mortgage loan will equal the loan rate on such mortgage loan less the sum of (a) the rates at which the master servicing fee, the related servicing fee, any credit risk manager fee and any lender paid mortgage insurance fee are calculated and (b) on and after the distribution date in October 2017 until the earlier of (i) the distribution date in October 2037 and (ii) the termination of the trust fund, the final maturity reserve rate.

Class 1A-1A, Class 2A-1A, Class 2A-1B and Class 2A-1C Certificates

Interest on the Class 1A-1A, Class 2A-1A, Class 2A-1B and Class 2A-1C Certificates for any distribution date will be calculated at an annual rate equal to the least of (1) one-month LIBOR plus the margin specified for the related class for that distribution date on page S-1 of this prospectus supplement (which margin will be multiplied by 2.0 after the initial optional termination date), (2) the product of (a) the weighted average of the net loan rates of the mortgage loans in the related loan group as of the first day of the related due period (adjusted for the first three distribution dates to account for amounts on deposit in the pre-funding account) multiplied by (b) the quotient of 30 divided by the actual number of days in the accrual period and (3) 10.50% per annum.

Subordinate Certificates

Interest on the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7 and Class B-8 Certificates for any distribution date will be calculated at an annual rate equal to the least of (1) one-month LIBOR plus the margin specified for the related class on page S-1 of this prospectus supplement (which margin will be multiplied by 1.5 after the initial optional termination date), (2) the product of (a) the weighted average of the net loan rates of the mortgage loans as of the first day of the related due period (adjusted for the first three distribution dates to account for amounts on deposit in the pre-funding account) multiplied by (b) the quotient of 30 divided by the actual number of days in the accrual period and (3) 10.50% per annum.

Reduction of Interest Payments

Interest payable on the offered certificates on any distribution date may be less than the amount calculated at the applicable pass-through rate, under certain circumstances described in this prospectus supplement and in the prospectus.

See “Description of the Certificates—Interest,” “—Pass-Through Rates” and “—Net Interest Shortfall” in this prospectus supplement.

Principal Payments on the Certificates

Principal will be paid to holders of the offered certificates to the extent of funds available to make payments of principal, on each distribution date in the amounts described in this prospectus supplement under “Description of the Certificates—Principal.”

On each distribution date (1) on or after the applicable stepdown date and (2) on which a trigger event is not in effect, principal payments will be made to the certificates in a priority of payment different than otherwise would be the case.

Prepayment Penalties on the Mortgage Loans

The Class P Certificates will be entitled to the prepayment penalties collected on substantially all of the initial mortgage loans with prepayment penalties. The Class P Certificates will be entitled to receive these prepayment penalties, to the extent collected by the servicers, even if available funds are insufficient for distributions of interest or principal on the certificates on a distribution date.

Payment Priorities

On each distribution date, the securities administrator will apply the amounts in respect of the interest and principal, as applicable, collected on the mortgage loans in each loan group generally as follows:

•	to pay fees and expenses of the trust fund;

•
to pay to the swap account, any net swap payment or swap termination payment (not due to a breach by the swap provider or certain termination events where the swap provider is the sole affected party);

•	to make any required deposit in the final maturity reserve account (as described in this prospectus supplement);

•	to pay interest (including unpaid interest from prior distribution dates) in respect of the senior certificates;

•	to pay interest in respect of the subordinate certificates;

•
to the extent not previously paid, to pay to the swap account, any net swap payment or swap termination payment (not due to a breach by the swap provider or certain termination events where the swap provider is the sole affected party);

•	to pay principal in respect of the senior certificates;

•	to pay principal in respect of the subordinate certificates;

•	to pay allocated realized loss amounts to the senior certificates and the subordinate certificates, to the extent of subsequent recoveries;

•	to pay allocated realized loss amounts to the senior certificates and the subordinate certificates for realized losses incurred on the mortgage loans for the preceding calendar month;

•	to maintain overcollateralization;

•	to pay unpaid interest from prior distribution dates to the subordinate certificates;

•	to pay unpaid prepayment interest shortfall amounts for that distribution date to the senior certificates and the subordinate certificates;

•	to pay unpaid prepayment interest shortfall amounts remaining unpaid for prior distribution dates to the senior certificates and the subordinate certificates;

•	to fund basis risk shortfalls;

•	to pay any interest shortfalls resulting from the application of the Servicemembers Civil Relief Act;

•	to pay the principal portion of any allocated realized loss amounts remaining unreimbursed to the senior certificates and the subordinate certificates;

•	to pay to the swap provider, any unpaid swap termination payment due to a breach by the swap provider or certain termination events where the swap provider is the sole affected party; and

•	to make distributions to the Class C Certificates and the Class R Certificates as provided in the pooling and servicing agreement.

See “Description of the Certificates” in this prospectus supplement for additional information.

Limited Cross-Collateralization

In certain very limited circumstances relating to a loan group’s experiencing either rapid prepayments or disproportionately high realized losses, principal and interest collected from the other loan group may be applied to pay principal or interest, or both, to the senior certificates related to the loan group experiencing those conditions.

See “Description of the Certificates—Principal—Limited Cross-Collateralization” in this prospectus supplement for additional information.

Advances

Each servicer is required to make advances to cover delinquent payments of principal and interest in respect of the mortgage loans unless it reasonably believes that the advances are not recoverable from future payments or other recoveries on the related mortgage loans. The master servicer will be obligated to make advances if a servicer fails to do so, and the trustee (in its capacity as successor master servicer) will be obligated to make advances if the master servicer fails to do so, to the extent provided in the pooling and servicing agreement. Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses. Each servicer is also required to make certain servicing-related advances.

See “Servicing of Mortgage Loans—Advances” in this prospectus supplement for additional information.

The NIMS Insurer

One or more insurance companies, referred to in this prospectus supplement collectively as the NIMS Insurer, may issue a certificate guaranty insurance policy covering certain payments to be made on net interest margin notes to be issued pursuant to an indenture by a trust or other special purpose entity and secured by all or a portion of the Class P and Class C Certificates. In that event, the NIMS Insurer will be able to exercise rights which could adversely affect certificateholders.

Optional Termination of the Trust Fund

The master servicer, with the prior written consent of the NIMS Insurer (which consent may not be unreasonably withheld), may purchase from the trust fund all of the mortgage loans and the other property of the trust fund and retire all outstanding certificates on or after the initial optional termination date, which is the first distribution date on which the total principal balance of the mortgage loans and any real estate owned by the trust fund is 10% or less of the sum of (1) the total principal balance of the initial mortgage loans as of the initial cut-off date and (2) amounts on deposit in the pre-funding account on the closing date.

If the master servicer fails to exercise this option, the NIMS Insurer will have the right to cause the master servicer to exercise this option so long as the NIMS Insurer is insuring the net interest margin notes or any amounts payable to it in respect of the insurance remain unpaid.

If the option to purchase the mortgage loans is not exercised on the initial optional termination date, then, beginning with the next distribution date and thereafter, the margin over the LIBOR component of the pass-through rates on the LIBOR certificates will increase as described in the table on page S-1 and under “Description of the Certificates—Interest—Pass-Through Rates” and “The Pooling and Servicing Agreement—Optional Termination of the Trust Fund” in this prospectus supplement.

See “The Pooling and Servicing Agreement—Optional Termination of the Trust Fund” in this prospectus supplement for additional information.

Fees and Expenses

The servicers, the master servicer, the securities administrator, the trustee, the custodians, the credit risk manager and any lender paid mortgage insurance providers will receive the following compensation:

•
For each servicer, for each mortgage loan serviced by it, a monthly fee out of interest collections received on that mortgage loan based on (a) the outstanding principal balance of that mortgage loan and (b) the related servicing fee rate. The servicing fee rate for approximately 82.15% of the initial mortgage loans, is equal to 0.375% per annum, for approximately 14.83% of the initial mortgage loans, is equal to 0.250% per annum, and for approximately 3.02% of the initial mortgage loans, is equal to 0.250% per annum before the date the related mortgage loan changes from a fixed rate mortgage loan to an adjustable rate mortgage loan, and on and after that date, is equal to 0.375% per annum. GMAC Mortgage, LLC and, with respect to those mortgage loans for which Downey Savings and Loan Association, F.A. is the subservicer, Downey Savings and Loan Association, F.A. will receive a subservicing fee equal to a portion of the servicing fee.

•	For the trustee, a fixed annual fee payable by the master servicer from its own funds.

•
For the master servicer, (1) a monthly fee paid out of interest collections received on each mortgage loan calculated as 0.005% per annum of the outstanding principal balance of each mortgage loan as of the first day of the related due period and (2) one business day’s investment earnings on amounts on deposit in the distribution account.

•
For the credit risk manager, for each applicable mortgage loan, a monthly fee out of interest collections received from that mortgage loan calculated as the product of the outstanding principal balance of the mortgage loan and the credit risk manager fee rate, equal to 0.005% per annum.

•	For the custodians, a fee as agreed with the master servicer and payable by the master servicer from its own funds.

•
For the related lender paid mortgage insurance providers, for each mortgage loan covered by a lender paid mortgage insurance policy, the product of the outstanding principal balance of the related mortgage loan and the related lender paid mortgage insurance fee rate. The lender paid mortgage insurance fee rates with respect to the initial mortgage loans with lender paid mortgage insurance range from 0.100% to 2.790% and the weighted average lender paid mortgage insurance fee rate as of the initial cut-off date is approximately 0.022% for all of the initial mortgage loans, and approximately 0.039% and 0.012% for the initial mortgage loans in group 1 and group 2, respectively.

Each servicer, the master servicer, the securities administrator, the trustee, the custodians and the credit risk manager will be entitled to reimbursement of certain expenses from the trust fund before payments are made on the certificates.

See “Fees and Expenses of the Trust Fund” in this prospectus supplement.

Final Scheduled Distribution Date and Expected Final Distribution Date

The final scheduled distribution date and expected final distribution date for each class of the offered certificates will be the applicable distribution dates specified in the table on page S-1 of this prospectus supplement. The actual final distribution date for each class of the offered certificates may be earlier or later, and could be substantially earlier, than the applicable final scheduled distribution date or expected final distribution date.

Internal Credit Enhancement

The senior certificates will have a prior right of payment over the subordinate certificates. Among the classes of subordinate certificates, the Class B-1 Certificates will have the highest payment priority and the Class B-9 Certificates will have the lowest payment priority. In addition, the rights of the holders of the Class C Certificates to receive payments will be subordinated to the rights of the holders of the subordinate certificates, in each case to the extent described in this prospectus supplement.

Subordination is designed to provide the holders of certificates with a higher payment priority with protection against losses realized when the remaining unpaid principal balance on a mortgage loan exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. On any distribution date (if there is not sufficient excess interest, amounts available under the swap agreement or overcollateralization to absorb realized losses on the mortgage loans), this loss protection is accomplished by allocating the realized losses in excess of such amounts first, among the subordinate certificates, beginning with the subordinate certificates with the lowest payment priority, and second, to the related class or classes of senior certificates; provided, that:

•
all realized losses allocable to the Class 2A-1A, Class 2A-1B and Class 2A-1C Certificates will be allocated sequentially first, to the Class 2A-1C Certificates, second, to the Class 2A-1B Certificates and third, to the Class 2A-1A Certificates, in that order, for so long as those certificates are outstanding, as described in this prospectus supplement under “Description of the Certificates—Allocation of Losses.”

See “Description of the Certificates—Principal,” “—Allocation of Losses,” “—Subordination of the Subordinate Certificates” and “—The Interest Rate Swap Agreement” in this prospectus supplement.

As of the closing date, the sum of (1) the total principal balance of the initial mortgage loans as of the initial cut-off date and (2) the amount on deposit in the pre-funding account as of the closing date will exceed the total class principal balance of the LIBOR certificates by approximately $32,866,882, which is approximately equal to the initial class principal balance of the Class C Certificates. This amount represents approximately 2.00% of the sum of (1) the total principal balance of the mortgage loans as of the initial cut-off date and (2) the amount on deposit in the pre-funding account as of the closing date, and is the approximate amount of initial overcollateralization required to be provided under the pooling and servicing agreement. This feature is referred to as overcollateralization. The required level of overcollateralization may increase or decrease over time. We cannot assure you that sufficient interest will be generated by the mortgage loans or that sufficient amounts will be available under the swap agreement to create or maintain the required level of overcollateralization.

See “Description of the Certificates—Overcollateralization” in this prospectus supplement.

The mortgage loans bear interest each month that in the aggregate, together with amounts on deposit in the capitalized interest account, if any, during the pre-funding period as described above is expected to exceed the amount needed to distribute monthly interest on the LIBOR certificates and to pay certain fees and expenses of the trust fund and any net swap payments owed to the swap provider. This excess interest will be available to absorb realized losses on the mortgage loans, to maintain overcollateralization at required levels and cover basis risk shortfalls, if any, in each case as described in this prospectus supplement.

See “Description of the Certificates—Overcollateralization” in this prospectus supplement.

The Interest Rate Swap Agreement

The securities administrator, on behalf of the supplemental interest trust (as defined in this prospectus supplement), will enter into a swap agreement for the benefit of the LIBOR certificates. Under the swap agreement, one business day prior to each distribution date, beginning in September 2008 and ending in September 2014, the supplemental interest trust will be obligated to make fixed payments, and the swap provider will be obligated to make floating payments. To the extent that the fixed payment exceeds the floating payment relating to any distribution date, amounts otherwise available to certificateholders will be applied to make a net swap payment to the swap provider, and to the extent that the floating payment exceeds the fixed payment on any distribution date, the swap provider will owe a net swap payment to the supplemental interest trust.

Any net amounts received by the securities administrator on behalf of the supplemental interest trust under the swap agreement will be deposited into the interest rate swap account and will generally be paid on each distribution date in the following order of priority:

•
to pay any interest in respect of the senior certificates, and then in respect of the subordinate certificates, in that order, which remains unpaid under the distribution of interest from the mortgage loans;

•	to pay to the senior certificates, and then to the subordinate certificates, in that order, any amounts necessary to maintain overcollateralization;

•	to pay allocated realized loss amounts to the subordinate certificates, to the extent unpaid;

•	to pay any basis risk shortfalls in respect of the senior certificates, and then in respect of the subordinate certificates, in that order, to the extent unpaid;

•	for the purchase of any replacement swap agreement (if necessary);

•
to pay to the swap provider, any unpaid swap termination payment owed to the swap provider which was due to a breach by the swap provider or certain termination events where the swap provider is the sole affected party; and

•	to make distributions to the Class C Certificates.

Any net swap payment payable to the swap provider will be deposited into the interest rate swap account and will generally be paid on the business day before each distribution date, and may also be used to pay a swap termination payment owed to the swap provider.

See “Description of the Certificates—The Interest Rate Swap Agreement” in this prospectus supplement.

The Basis Risk Cap Agreement

The securities administrator will enter into a basis risk cap agreement for the benefit of the LIBOR certificates. The basis risk cap agreement, beginning with the distribution date in November 2007 and continuing through and including the distribution date in August 2008, will require the basis risk cap provider to make a payment to the extent that one-month LIBOR for any interest accrual period exceeds the rate set forth in the basis risk cap agreement, up to a maximum one-month LIBOR of 10.50%, multiplied by the lesser of (1) the notional amount set forth in the basis risk cap agreement and (2) the total class principal balance of the LIBOR certificates, and adjusted for the actual number of days in the related accrual period.

Any amounts received under the basis risk cap agreement will be deposited into the basis risk cap account and will generally be paid on each distribution date in the following order of priority:

•	to pay any basis risk shortfalls in respect of the certificates; and

•	to make payments to the Class C Certificates.

See “Description of the Certificates—The Basis Risk Cap Agreement” in this prospectus supplement.

Final Maturity Reserve Trust

On each distribution date on and after the distribution date in October 2017 until the earlier of (i) the distribution date in October 2037 and (ii) the termination of the trust, if the total principal balance of the mortgage loans having 40-year original terms to maturity at the end of the related due period is greater than the total principal balance set forth in Annex E to this prospectus supplement for that distribution date, the securities administrator will deposit into the final maturity reserve account an amount equal to the final maturity reserve amount (each as defined in this prospectus supplement).

On the earlier of (i) the distribution date in October 2037 and (ii) the termination of the trust fund, any amounts on deposit in the final maturity reserve account will be applied to payment of principal or interest as described in this prospectus supplement.

The Class C Certificates will be entitled to any funds remaining in the final maturity reserve account following payment in full of all other classes of certificates.

See “Description of the Certificates—The Final Maturity Reserve Trust” in this prospectus supplement.

Ratings

It is a condition to the issuance of the certificates that the offered certificates initially have the ratings from Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and Fitch Ratings set forth in the table on page S-1 of this prospectus supplement.

A rating is not a recommendation to buy, sell or hold securities and it may be lowered or withdrawn at any time by the assigning rating agency.

The ratings do not address the likelihood that any basis risk shortfall will be repaid to the holders of the LIBOR certificates.

See “Ratings” in this prospectus supplement for additional information.

Material Federal Income Tax Consequences

In the opinion of McKee Nelson LLP, for federal income tax purposes, the trust fund will comprise multiple “real estate mortgage investment conduits” or REMICs. An owner of an offered certificate will be treated as having purchased REMIC “regular interests,” coupled with certain contractual rights and obligations. The residual certificate will represent ownership of the “residual interest” in one or more REMICs created under the pooling and servicing agreement.

The offered certificates represent ownership of rights and obligations with respect to the purchase of such certificates from payments from the final maturity reserve trust. These additional rights and obligations will represent rights and obligations separate from the REMIC regular interest.

The offered certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Beneficial owners of the offered certificates will be required to report income on the offered certificates in accordance with the accrual method of accounting.

See “Material Federal Income Tax Consequences” in this prospectus supplement and in the prospectus for additional information.

ERISA Considerations

Employee retirement benefit plans and other retirement benefit arrangements generally may purchase the offered certificates. However, before the termination of the interest rate swap agreement and the final maturity reserve trust, the offered certificates may not be acquired or held by any person investing assets of any such plans or arrangements, unless such acquisition or holding is eligible for the exemptive relief available under one of the administrative or statutory exemptions described in this prospectus supplement under “ERISA Considerations—ERISA Considerations with Respect to the Final Maturity Reserve Trust and the Swap Agreement.” A fiduciary of an employee benefit plan or other retirement arrangement must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law.

See “ERISA Considerations” in this prospectus supplement and in the prospectus.

Legal Investment Considerations

The senior certificates and the Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, or SMMEA after all amounts in the pre-funding account have been applied to purchase subsequent mortgage loans or distributed to certificateholders, as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. The Class B-6, Class B-7 and Class B-8 Certificates will not be rated in one of the two highest rating categories by a nationally recognized statistical rating organization and, therefore, will not be “mortgage related securities” for purposes of SMMEA. You should consult your legal advisor in determining whether and to what extent the offered certificates constitute legal investments for you.

There are other restrictions on the ability of certain types of investors to purchase the offered certificates that prospective investors should consider.

See “Legal Investment Considerations” in this prospectus supplement and in the prospectus.

Listing

The certificates are not listed on any exchange, and no party to the transaction intends to list the certificates on any exchange or to quote them in the automated quotation system of any registered securities organization.

Risk Factors

The following information, together with the information set forth under “Risk Factors” in the prospectus which you also should carefully consider, identifies risks associated with an investment in the certificates.

Loan prepayments may adversely
affect the average life of, and rate
of return on, your certificates
Borrowers may prepay their mortgage loans in whole or in part at any time; however, as of the initial cut-off date, approximately 56.71% of the initial mortgage loans, and approximately 56.32% and 56.95% of the group 1 initial mortgage loans and the group 2 initial mortgage loans, respectively, require the payment of a prepayment penalty in connection with any voluntary prepayment occurring during a period of six months to three years from origination in the case of the group 1 initial mortgage loans or one year to five years from origination in the case of the initial group 2 mortgage loans. These penalties may discourage borrowers from prepaying their mortgage loans during the penalty period. Prepayment penalty payments received by the servicers on all of the initial mortgage loans that have prepayment penalties will be paid to the holders of the Class P Certificates. We cannot predict the rate at which borrowers will repay their mortgage loans. A prepayment of a mortgage loan generally will result in a payment of principal on the offered certificates.

•	If you purchase your certificates at a discount, and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

•	If you purchase certificates at a premium, and principal on the related mortgage loans is repaid faster than you anticipate, then your yield may be lower than you anticipate.

•
The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline significantly below the interest rates on the mortgage loans, the mortgage loans are more likely to prepay than if prevailing rates remain above the interest rates on the mortgage loans. Conversely, if prevailing interest rates rise significantly, prepayments on the mortgage loans are likely to decrease.

•
The applicable originator or the seller, as applicable, is required to purchase from the trust fund the related mortgage loans in the event certain breaches of representations and warranties occur and are not cured, as described under “The Pooling and Servicing Agreement—Assignment of the Mortgage Loans” and “—Representations and Warranties” in this prospectus supplement. These purchases will have the same effect on the holders of the offered certificates as a prepayment in full of the related mortgage loans.

•	If the rate of default or the severity of losses on the mortgage loans is higher than you expect, then your yield may be lower than you expect.

•
Under the principal payment priorities described in this prospectus supplement, if prepayments (net of deferred interest) in one loan group reduce the class principal balances of the related classes of senior certificates to zero, future payments that would otherwise be payable to the subordinate certificates may be used to pay outstanding senior certificates in the other loan group, thereby reducing the amount distributable to the subordinate certificates and increasing the amount distributable to the senior certificates. If you purchase subordinate certificates and this occurs, your yield may be lower than you expect.

The overcollateralization provisions are intended to result in an accelerated rate of principal payments to holders of the offered certificates then entitled to principal payments at any time that the overcollateralization provided by the mortgage pool falls below the required level. Also, as a result of the absorption of realized losses on the mortgage loans by excess interest, overcollateralization and amounts received under the swap agreement, liquidations of defaulted mortgage loans, whether or not realized losses are incurred upon such liquidations, may result in an earlier return of the principal of the offered certificates and will have a similar effect on the yields on the offered certificates as principal prepayments on the mortgage loans.

See “Yield, Prepayment and Maturity Considerations” in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

Mortgage loans with interest-only
payments
As of the initial cut-off date, approximately 50.05% of the initial mortgage loans, 55.30% of the group 1 initial mortgage loans and approximately 46.81% of the group 2 initial mortgage loans provide the option for the borrowers to make monthly payments of accrued interest, but not principal, for a fixed period of three to fifteen years following origination of the related mortgage loans (not including the entire-term negative amortization mortgage loans that have an interest-only option during their negative amortization period). For the adjustable rate mortgage loans with a negative amortization feature in their adjustable-rate period, the interest-only option will not be available in each month that the mortgage loan recasts to a fully amortizing payment. These interest-only mortgage loans may result in longer, and in some cases substantially longer, weighted average lives of the offered certificates and may reduce the return on an investment in a certificate that is purchased at a discount to its principal balance.

For a discussion of the risks resulting from interest-only mortgage loans, see “Risk Factors—Risks relating to mortgage loans with interest-only payments” in the prospectus.

The yield on your certificates
may be limited by initial fixed
mortgage interest rates on some
mortgage loans and maximum
mortgage interest rates
As of the initial cut-off date, approximately 59.74% of the initial mortgage loans are currently in the initial fixed low introductory rate period ranging from one month to ten years from the initial cut-off date. In addition, each adjustable rate mortgage loan has a maximum loan rate. These factors may prevent the loan rate on a mortgage loan from increasing, despite prevailing market interest rates, and the yield on your certificates may be adversely affected. On the closing date, a deposit will be made to the basis risk reserve fund that may mitigate the effect of the maximum loan rates.

See “The Mortgage Loan Groups” in this prospectus supplement.

The yields and weighted average
lives of the certificates will be subject
to any negative amortization on
the mortgage loans
As of the initial cut-off date, approximately 78.37% of the initial mortgage loans in the trust fund provide for “negative amortization.” It is expected that after the pre-funding period, approximately 78.50% of the mortgage loans in the trust fund will provide for negative amortization.

Under the terms of a negative amortization mortgage loan, a borrower may have any of various payment options, including the option to make a minimum payment (initially determined based on an interest rate that may be lower, and in some cases substantially lower, than the sum of the index applicable at origination and the related margin) that may not be sufficient to pay all interest accrued on the loan. The negative amortization mortgage loans may be subject to negative amortization for a limited number of years or for the entire original term of the mortgage loan, as described in this prospectus supplement. The payment amount may be fixed for a limited number of years before monthly, semi-annual or annual adjustments begin or may adjust annually for the term of the loan, subject to limitations on the amount by which the required payment may be increased. Certain of the negative amortization mortgage loans permit payments of interest only for the period during which the loan is subject to negative amortization or for a specified number of years. In addition, at the time specified in the related mortgage note or when the principal balance of the negative amortization mortgage loan exceeds a specified amount, the minimum payment will reset to an amount that is equal to an interest-only payment or fully amortizing payment, based on the current principal balance and remaining term of the negative amortization mortgage loan. The interest rates on the substantial majority of the initial negative amortization mortgage loans are subject to adjustment monthly, semi-annually or annually and in some cases, the initial interest rates are fixed for a specified number of years.

See “The Mortgage Loans Groups—General—Payment Options” for information regarding the payment features of the mortgage loans.

To the extent that borrowers elect to make the minimum monthly payment, cashflow in respect of these mortgage loans will be limited for an extended period of time. See “The Mortgage Loan Groups—General—Payment Options” in this prospectus supplement.

On any payment date on which the borrower chooses to pay the minimum payment amount, if accrued interest at the applicable rate exceeds the minimum payment amount, that excess will become deferred interest that will be added to the outstanding principal balance of the loan. The increased principal balance will bear interest at the applicable loan rate.

Any deferral of interest on the mortgage loans will result in a reduction of the amount of interest available to be distributed as interest to the certificates. The reduction in interest collections will be offset, in part, by applying certain prepayments received on the mortgage loans to interest payments on the certificates. The excess of any deferred interest on the mortgage loans over the prepayments received on the mortgage loans, or net deferred interest, will be generally allocated among the classes of certificates in an amount equal to the excess of the interest accrued on each such class at its applicable pass-through rate over the amount of interest that would have accrued if the applicable pass-through rate for each class had been equal to a pass-through rate adjusted for net deferred interest on the related mortgage loans as described under “Description of the Certificates—Interest” in this prospectus supplement. Accordingly, those classes of certificates that are entitled to higher amounts of accrued interest will receive higher allocations of net deferred interest. Any such allocation of net deferred interest could, as a result, affect the weighted average life of the affected class of certificates.

For a discussion of the risks resulting from negative amortization mortgage loans, see “Risk Factors—Risks related to mortgage loans that provide for negative amortization” in the prospectus.

If credit enhancement is insufficient,
you could experience losses on your
certificates
Credit enhancement will be provided for the offered certificates, first, by the right of the holders of offered certificates to receive payments before the classes subordinate to them, second, by excess interest and overcollateralization, third, by the right of the holders to receive amounts available under the swap agreement and fourth, by the allocation of realized losses on the mortgage loans to the subordinated classes in reverse order of their numerical class designations.

The first form of credit enhancement uses collections on the mortgage loans in a particular loan group otherwise payable to holders of subordinated classes to pay interest or principal due on more senior classes of related certificates.

The second form of credit enhancement is excess interest and overcollateralization. The mortgage loans are expected to generate more interest than is needed to distribute interest owed on the offered certificates and to pay certain fees and expenses of the issuing entity. Any remaining interest generated by the mortgage loans will then be used to absorb losses that occur on the mortgage loans. After these financial obligations of the issuing entity are provided for, the available excess interest generated by the mortgage loans will be used to maintain overcollateralization. We cannot assure you, however, that enough excess interest will be generated to absorb losses that occur on the mortgage loans or maintain the required level of overcollateralization.

The third form of credit enhancement provides for certain payments under the swap agreement to be applied to maintain overcollateralization and to pay realized losses previously allocated to the certificates. We cannot assure you that payments received under the swap agreement will be sufficient to maintain overcollateralization or to cover all realized losses allocated to the certificates.

The fourth form of credit enhancement provides that (if realized losses exceed (1) the amount of excess interest available to absorb realized losses and (2) the amount of overcollateralization) realized losses from either loan group are allocated:

first, to the subordinate certificates in the reverse order of their priority of payment, beginning with the subordinate certificates with the lowest payment priority, until the class principal balance of each such class has been reduced to zero, and second, to the class or classes of related senior certificates, pro rata based on the related class principal balance, until their respective class principal balances have been reduced to zero, in addition to other losses allocated to that class of certificates, until the class principal balance thereof has been reduced to zero; provided that:

•
realized losses allocable to the Class 2A-1A, Class 2A-1B and Class 2A-1C Certificates will be allocated sequentially first to the Class 2A-1C Certificates, second, to the Class 2A-1B Certificates and third, to the Class 2A-1A Certificates, in that order, until the class principal balance of each such class has been reduced to zero.

Accordingly, if the total principal balance of each subordinated class were to be reduced to zero, delinquencies and defaults on the mortgage loans in a loan group would reduce the amount of funds available for monthly payments to holders of the related senior certificates. In addition, higher than expected losses on one group of mortgage loans will decrease the amount of credit support provided by the subordinate certificates to the senior certificates with respect to the other group of mortgage loans.

See “Description of the Certificates—Allocation of Losses” and “—Subordination of the Subordinate Certificates” in this prospectus supplement for additional information. See also “Risk Factors—Credit enhancement may not be adequate to prevent losses on your securities” in the prospectus.

Effect of creditworthiness of
interest rate swap provider
and its credit support provider
on ratings of certificates
As of the date of this prospectus supplement, the swap provider and its credit support provider under the swap agreement has the ratings described under “Description of the Certificates—The Interest Rate Swap Agreement—The Swap Provider.” The ratings of the certificates are dependent in part upon the credit ratings of the swap provider and its credit support provider. If a credit rating of the swap provider or its credit support provider is qualified, reduced or withdrawn and the swap provider does not post collateral securing its obligations under the swap agreement or a substitute provider is not obtained in accordance with the terms of the swap agreement, the ratings of the offered certificates may be qualified, reduced or withdrawn. In that event, the value and marketability of those certificates will be adversely affected.

See “Description of the Certificates—The Interest Rate Swap Agreement—The Swap Provider” in this prospectus supplement.

Loan prepayments may result
in shortfalls in interest collections
and reduce the yield on your
certificates
When a mortgage loan is prepaid in full or in part, the borrower is charged interest only up to the date on which the payment is made, rather than for an entire month. This may result in a shortfall in interest collections available for payment on the next distribution date. The related servicer is generally required to cover the shortfall in interest collections attributable to prepayments in full and/or in part, as applicable, but only to the extent of the servicing fee.

Any uncovered prepayment interest shortfall may adversely affect the yield on your investment.

See “Risk Factors—Principal prepayments on the loans may adversely affect the average life of, and rate of return on, your securities” in the prospectus.

Interest generated by the mortgage
loans may be insufficient to
maintain overcollateralization
The mortgage loans are expected to generate more interest than is needed to distribute interest owed on the offered certificates, to pay certain fees and expenses of the trust fund and to pay any net swap payments owed to the swap provider. Any remaining interest generated by the mortgage loans will then be used to absorb losses that occur on the mortgage loans. After these financial obligations of the issuing entity are covered, the available excess interest generated by the mortgage loans will be used to pay any net swap payments owed to the swap provider and to maintain overcollateralization. We cannot assure you, however, that enough excess interest, together with any amounts available from the swap agreement, will be generated pay any net swap payments owed to the swap provider and to maintain the required level of overcollateralization. The factors described below will affect the amount of excess interest that the mortgage loans will generate:

•
Every time a mortgage loan is prepaid in full, liquidated or written off, excess interest may be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

•
If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced because a higher percentage of interest actually received on the mortgage loans will be applied to pay the amount of current monthly interest accrued on the certificates.

•
A substantial majority of the mortgage loans have loan rates that adjust based on an index that is different from the index used to determine the pass-through rates on the offered certificates. As a result, the pass-through rate on the offered certificates may increase relative to the loan rates on the mortgage loans, or may remain constant as the loan rates on the adjustable-rate mortgage loans decline. In either case, increases in the pass-through rates on the offered certificates would require that more of the interest generated by the mortgage loans be applied to cover interest on the offered certificates.

•
If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher loan rates than on the mortgage loans with relatively lower loan rates, the amount of excess interest generated by the mortgage loans will be less than would otherwise be the case.

To the extent the amount of excess interest is reduced, it will be more difficult to increase or maintain the amount of overcollateralization at its specified level.

Recent Developments in the
Residential Mortgage Market May
Adversely Affect the Yields of the
Offered Certificates
In recent months the residential mortgage market in the United States has been affected by a variety of circumstances that may adversely affect the performance and market value of your certificates. Delinquencies and losses with respect to residential mortgage loans generally have increased recently, and may continue to increase, particularly in the subprime sector. In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation. Declining or stagnant home values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.

Another factor that may contribute to higher delinquency rates is the increase in monthly payments, after an initial fixed period, on adjustable rate mortgage loans. Borrowers with adjustable payment mortgage loans are being exposed to increased monthly payments when the related mortgage interest rates adjust upward from the initial fixed rate or a low introductory rate, as applicable, to the rate computed in accordance with the applicable index and margin. This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans.

In recent months, in response to increased delinquencies and losses with respect to residential mortgage loans, many mortgage loan originators have implemented more conservative underwriting criteria. Borrowers seeking to avoid these increased monthly payments by refinancing their mortgage loans may no longer be able to find available replacement loans at comparably low interest rates. A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance. In addition, many mortgage loans have prepayment premiums that inhibit refinancing. Further, borrowers who intend to sell their homes before the expiration of the fixed rate periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans. These events, alone or in combination, may contribute to higher delinquency rates.

See “Risk Factors—Changes in U.S. economic conditions may adversely affect the performance of mortgage loans, particularly adjustable payment loans of various types” in the prospectus.

In addition, numerous lenders that originate residential mortgage loans, and in particular subprime mortgage loans, have recently experienced serious financial difficulties and, in some cases, bankruptcy. Those difficulties have resulted in part from declining markets for mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults or for material breaches of representations and warranties made on the mortgage loans, such as fraud claims. The financial condition of a mortgage lender may also be adversely affected by the increasing rate of delinquencies and defaults on adjustable rate loans.

If an originator is unable to repurchase mortgage loans in the event of breaches of representations and warranties, the performance of the offered certificates may be affected.

See “Risk Factors—Originators and servicers may be subject to litigation, governmental proceedings or adverse economic conditions” in the prospectus.

Although American Home Mortgage Corp. originated approximately 11.76% of the initial mortgage loans, 9.92% of the group 1 initial mortgage loans and approximately 12.90% of the group 2 initial mortgage loans, the seller will be making representations and warranties with respect to those mortgage loans.

See “The Pooling and Servicing Agreement—Representations and Warranties” in this prospectus supplement.

The mortgage loans in the trust fund do not include subprime mortgage loans; however, you should consider that the general market conditions discussed above may affect the performance of the mortgage loans and may adversely affect the yield on your certificates.

It may be difficult to resell the
offered certificates
Due to recent developments in the residential mortgage market in the United States and credit markets generally, there is currently a very limited secondary market for the offered certificates. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your certificates. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the offered certificates are likely to fluctuate. Any of these fluctuations may be significant and could result in significant losses to you.

The secondary markets for mortgage-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk.

See also “Risk Factors—You may have difficulty selling your securities or obtaining your desired price” in the prospectus.

The yields on the LIBOR certificates
may be affected by changes in
interest rates
No prediction can be made as to future levels of six-month LIBOR, one-year LIBOR or MTA (the indices used in determining the loan rate for 38.83%, 8.23% and 44.64%, respectively, of the initial mortgage loans) on the one hand, or one-month LIBOR (the applicable index in determining the pass-through rate for the LIBOR certificates) on the other hand, or as to the timing of any changes therein, each of which will affect the yield of the LIBOR certificates.

The holders of the LIBOR certificates may not always receive interest at a rate equal to one-month LIBOR plus the related margin. If one-month LIBOR plus the related margin is greater than either (1) the weighted average of the net loan rates of the mortgage loans as of the first day of the related due period multiplied by the quotient of 30 divided by the actual number of days in the accrual period or (2) 10.50% per annum, the pass-through rate of the LIBOR certificates will be reduced to the lesser of the net rate cap or 10.50% per annum. Thus, the yield to investors in the LIBOR certificates will be sensitive to fluctuations in the levels of MTA, six-month LIBOR or one-year LIBOR, on the one hand and one-month LIBOR on the other hand, and may be adversely affected by the application of the net rate cap or the fixed cap of 10.50% per annum, as applicable.

The prepayment of mortgage loans with relatively higher net loan rates may result in a lower weighted average net loan rate. Consequently, if on any distribution date the application of the related net rate cap results in an interest payment lower than one-month LIBOR plus the applicable margin, during the related interest accrual period, the value of those certificates may be temporarily or permanently reduced.

To the extent that the related net rate cap limits the amount of interest paid on the LIBOR certificates, the excess, if any, between the index plus the related margin (which will be an amount no greater than 10.50% per annum for each such class) over the applicable net rate cap, will create a shortfall that will carry forward, with interest thereon as described in this prospectus supplement. However, any such resulting shortfall will only be paid after any current interest for such distribution date has been paid to such certificates and only to the extent that there are amounts (1) available for payment under the basis risk cap agreement, (2) on deposit in the basis risk reserve fund funded from interest accrued on and otherwise distributable to the Class C Certificates on the related distribution date, which net monthly excess cashflow is only payable after payments to all other classes of LIBOR certificates and any payments required to create or maintain overcollateralization or (3) available for payment under the swap agreement. Accordingly, these shortfalls may remain unpaid on the final distribution date.

See “Description of the Certificates—Distributions of Interest” in this prospectus supplement and see “Risk Factors—Mortgage loan interest rates may limit interest rates on the variable rate securities” in the prospectus.

Default risk on high-balance
mortgage loans
As of the initial cut-off date, approximately 5.22% of all of the initial mortgage loans, none of the group 1 initial mortgage loans and approximately 8.46% of the group 2 initial mortgage loans had principal balances greater than $1,000,000. You should consider the risk that the loss and delinquency experience on these high balance mortgage loans may have a disproportionate effect on the related group and the pool of mortgage loans as a whole.

Governmental action may
affect foreclosures
In addition to the limitations on foreclosure described in the prospectus, legislative or regulatory initiatives by federal, state or local legislative bodies or administrative agencies, if enacted or adopted, could delay foreclosure, provide new defenses to foreclosure or otherwise impair the ability of a servicer to foreclose on a defaulted loan.  Various jurisdictions have considered or are currently considering such actions, and we cannot predict the nature or extent of limitations on foreclosure that may be enacted.  Any such governmental actions that interfere with the foreclosure process could affect yields on the offered certificates, particularly the subordinated certificates.

Risks associated with mortgage
loans secured by non-owner
occupied properties
Mortgage loans secured by properties acquired by investors for the purposes of rental income or capital appreciation, or properties acquired as second homes, tend to have higher severities of default than properties that are regularly occupied by the related borrowers. In a default, real property investors who do not reside in the mortgaged property may be more likely to abandon the property, increasing the severity of the default. Approximately 9.28% of all of the initial mortgage loans, and approximately 15.48% and 5.45% of the group 1 initial mortgage loans and the group 2 initial mortgage loans, respectively, are secured by investment properties, and approximately 3.50% of all of the initial mortgage loans, and approximately 4.82% and 2.68% of the group 1 initial mortgage loans and the group 2 initial mortgage loans, respectively, are secured by second homes.

Geographic concentration of the
mortgage loans may adversely
affect your certificates
Approximately 53.00% of all of the initial mortgage loans and approximately 37.47% and 62.61% of the group 1 initial mortgage loans and the group 2 initial mortgage loans, respectively, are secured by properties in California. Approximately 8.68% of all of the initial mortgage loans and approximately 13.28% and 5.83% of the group 1 initial mortgage loans and the group 2 initial mortgage loans, respectively, are secured by properties in Florida. Mortgaged properties in particular regions may be more susceptible to certain types of natural disasters. For example, mortgaged properties located in California may be more susceptible to earthquakes, mudslides and wildfires. The rate of delinquencies, defaults and losses on the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in these states because certain conditions in these states will have a disproportionate impact on the mortgage loans in general.

See “Risk Factors—Geographic concentration of mortgage loans” in the prospectus.

Risks associated with
forty-year mortgage loans
Approximately 17.34% of all of the initial mortgage loans and approximately 14.25% and 19.25% of the group 1 initial mortgage loans and the group 2 initial mortgage loans, respectively, have an original term to maturity of 480 months. These mortgage loans are a relatively new product and there is little statistical information or history with respect to defaults and prepayment experience for mortgage loans of this type. These mortgage loans may have a higher risk of default due to the fact that the borrowers of these mortgage loans may have significantly higher debt-to-income ratios than borrowers who would qualify for a conventional 360 month mortgage loan. It may be difficult to judge prospective defaults on these mortgage loans based on examination of the credit score used in determining the credit-worthiness of a prospective borrower because the borrower’s credit is subject to a greater possible fluctuation due the extended payment period. Furthermore, a term to maturity of 480 months permits the borrower to have a lower monthly payment than would be the case with the same down payment under a mortgage loan with a 360 month term to maturity.

On each distribution date on and after the distribution date in October 2017 until the earlier of (i) the distribution date in October 2037 and (ii) the termination of the trust, if the total principal balance of the mortgage loans having 40-year original terms to maturity at the end of the related due period is greater than the total principal balance set forth in Annex E to this prospectus supplement for that distribution date, before any amounts in respect of interest are paid to certificateholders, the securities administrator will deposit into the final maturity reserve account a portion of the interest remittance amount before making payments of interest to certificateholders, as described under “Description of the Certificates—Interest” and “—The Final Maturity Reserve Trust.”

Glossary

There is a glossary of terms beginning on page S-113 where you will find definitions of the capitalized terms used in this prospectus supplement. You should read the glossary of terms carefully because it defines many concepts that are important to understanding the certificates.

The Mortgage Loan Groups

General

Statistical information in this section, unless otherwise specified, is based upon the aggregate principal balance of the mortgage loans, or the mortgage loans in a particular group, as of the initial cut-off date.

The assets held by HarborView Mortgage Loan Trust 2007-7 will consist primarily of fixed and adjustable rate, first lien, residential mortgage loans divided into two loan groups. Generally, approximately 92.87% of the mortgage loans have loan rates that adjust based on various indices described in this prospectus supplement with original terms to maturity of not more than 480 months. As of the initial cut-off date, there are approximately 4,450 initial mortgage loans with an aggregate principal balance of approximately $1,597,071,439. Approximately 1.11% of the initial mortgage loans are “fixed rate mortgage loans” that generally have low introductory minimum payment rates for the first five or ten years after origination and then have a fixed rate for their remaining term. Approximately 6.02% of the initial mortgage loans are “fixed rate mortgage loans” that bear a fixed rate of interest for the entire amortization term of the related mortgage loan. Approximately 92.87% of the initial mortgage loans are “adjustable rate mortgage loans” that have loan rates that adjust monthly, semi-annually or annually, depending on the terms of the particular mortgage note, after an initial fixed rate period ranging from one month to ten years.

The mortgage loans have been divided into two loan groups designated as the “group 1 mortgage loans” and “group 2 mortgage loans.” We refer to each of the groups of mortgage loans as a “loan group.” The mortgage pool consists of (i) the initial mortgage loans in group 1 (the “group 1 initial mortgage loans”), (ii) the initial mortgage loans in group 2 (the “group 2 initial mortgage loans,” and together with the group 1 initial mortgage loans, the “initial mortgage loans”) and (iii) the subsequent mortgage loans that are delivered by the seller during the pre-funding period (all such group 1 initial mortgage loans, group 2 initial mortgage loans and subsequent mortgage loans, collectively, the “mortgage loans”). Although the seller expects to deliver subsequent mortgage loans to the issuing entity during the pre-funding period, no assurance can be given that these mortgage loans will actually be delivered. See “—Pre-funding and Conveyance of Subsequent Mortgage Loans.”

The Stated Principal Balance of each initial mortgage loan as of the initial cut-off date reflects the application of scheduled payments of principal due on that initial mortgage loan on or prior to the initial cut-off date, whether or not received, and any amounts of deferred interest added to the unpaid principal balance of such initial mortgage loan as a result of negative amortization (as described below). The Stated Principal Balance of each subsequent mortgage loan as of the related subsequent cut-off date will reflect the application of scheduled payments of principal due on that subsequent mortgage loan on or prior to the related subsequent cut-off date, whether or not received, and any amounts of deferred interest added to the unpaid principal balance of such subsequent mortgage loan as a result of negative amortization. Whenever reference is made herein to a percentage of some or all of the initial mortgage loans, that percentage is determined on the basis of the Stated Principal Balances of such initial mortgage loans as of the initial cut-off date, unless otherwise specified. The aggregate principal balance of the initial mortgage loans set forth above is subject to a variance of plus or minus 5% percent.

Each of the mortgage loans in the trust fund is secured by a mortgage, deed of trust or other similar security instrument that creates a first lien on the related mortgaged property. We refer to these instruments as “mortgages” in this prospectus supplement. The mortgaged properties are one- to four-family dwelling units, individual condominium units, planned unit developments or townhouses.

Pursuant to a mortgage loan purchase agreement between the seller and the depositor, the depositor will purchase the mortgage loans from the seller. Under the pooling and servicing agreement, the depositor will cause the mortgage loans and all of its rights and interest under the mortgage loan purchase agreement to be assigned to the trustee for the benefit of the certificateholders. See “The Pooling and Servicing Agreement” in this prospectus supplement.

Approximately 26.18%, 16.53%, 12.06% and 11.76% of the initial mortgage loans were originated by Downey Savings and Loan Association, F.A. (“Downey”), Flagstar Capital Markets Corporation (“Flagstar”), GMAC Mortgage, LLC (“GMACM”) and American Home Mortgage Corp. (“American Home”), respectively. Approximately 33.47% of the initial mortgage loans were originated by other originators (each of which originated less than 10% of the initial mortgage loans).

Approximately 35.30%, 26.18% and 25.54% of the initial mortgage loans are being serviced by Central Mortgage Company (“CMC”), Downey and GMACM, respectively. The remainder of the mortgage loans will be serviced by various other servicers, none of which will service more than 10% of the mortgage loans. At the end of the pre-funding period, Downey and GMACM are expected to service approximately 26.91% and 26.18% of the mortgage loans, respectively. See “The Servicers” herein.

The mortgage loans were purchased by the seller from the originators pursuant to mortgage loan purchase agreements (collectively referred to herein as the “underlying purchase agreements”). Under an assignment and recognition agreement among the seller, the depositor and the related originator (collectively referred to herein as the “assignment agreements”) or a reconstituted servicing agreement among the seller and the related servicer (and acknowledged by the master servicer and the trustee) (collectively referred to herein as the “reconstitution agreements”), the seller will assign all of its rights (other than rights to certain premium amounts in excess of the Stated Principal Balance of repurchased or prepaid mortgage loans and other than certain servicing rights on some of the mortgage loans) with respect to each underlying purchase agreement, including rights with respect to representations and warranties made by the originator, to the depositor; provided, that in the case of mortgage loans originated by American Home, the seller will make representations and warranties concerning such mortgage loans. Subject to certain limitations set forth in the underlying purchase agreements and the assignment agreements, the related originator, or in certain circumstances the seller, will be obligated to repurchase any mortgage loan as to which there exists deficient documentation or an uncured breach of any such representation or warranty, if such deficiency or breach of any such representation or warranty materially and adversely affects the interests of the certificateholders in such mortgage loan. Under a separate mortgage loan purchase agreement, the seller will make certain representations and warranties to the depositor, which will in turn assign its rights under those representations and warranties along with the rights under the representations and warranties of the originators that it received pursuant to the assignment agreements to the trustee under the pooling and servicing agreement. Subject to certain limitations set forth in the pooling and servicing agreement, the seller will be obligated to repurchase, or substitute a similar loan for, any mortgage loan as to which there exists an uncured breach of any such representation or warranty, if the breach of such representation or warranty materially and adversely affects the certificateholders’ interests in such mortgage loan. See “The Pooling and Servicing Agreement—Assignment of the Mortgage Loans” in this prospectus supplement. The depositor will make no representations or warranties with respect to the mortgage loans and will have no obligation to repurchase or substitute mortgage loans with deficient documentation or that are otherwise defective. The seller is selling the mortgage loans without recourse and will have no obligation with respect to the certificates in its capacity as seller other than the repurchase or substitution obligations described above and certain indemnification obligations. Each originator will have no obligation with respect to the certificates in its capacity as an originator other than the repurchase obligations described in this prospectus supplement.

As of the initial cut-off date, approximately 0.56% of the initial mortgage loans were at least 30 days but less than 60 days delinquent in payment, and none of the initial mortgage loans were 60 days or more delinquent in payment, as determined by the OTS method. Including these mortgage loans, approximately 2.38%, 0.32% and 0.09% of the initial mortgage loans were 30 days, 60 days or 90 days or more delinquent in payment, respectively, during the 12 months preceding the initial cut-off date. The delinquency status of a mortgage loan is determined, with respect to the initial cut-off date, as of the close of business on the day before the initial cut-off date and thereafter, as of the due date in the following month in accordance with the OTS method, so that, for example, if a borrower failed to make a monthly payment due on August 1 by August 31, that mortgage loan would be considered current.

The Indices. The indices applicable to the determination of the loan rates for the initial mortgage loans generally will be a per annum rate equal to: (a) the twelve-month average yields on United States Treasury securities adjusted to a constant maturity of one year, as published by the Federal Reserve Board in Statistical Release H.15(519) (the “MTA index”) or (b) the average of interbank offered rates for one-month, six-month or one-year, as applicable, U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal (the “1-month LIBOR index,” the “6-month LIBOR index” and the “1-year LIBOR index,” respectively). The MTA index, the 1-month LIBOR index, the 6-month LIBOR index and the 1-year LIBOR index are each referred to herein as an “index” or collectively as the “indices.”

The related index will be calculated as of the date specified in the related mortgage note. In the event that any of the indices described above becomes unavailable or is otherwise unpublished, the related servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable, and which is permissible under the terms of the related mortgage and mortgage note.

Loan Rate Adjustments. As of the initial cut-off date, approximately 59.74% of the initial mortgage loans are currently in the initial fixed low introductory rate period ranging from one month to ten years from the initial cut-off date. The loan rate for each adjustable mortgage loan generally will be adjusted to equal the sum, rounded to or rounded up to, as applicable, the nearest multiple of 0.125%, 0.01% or 0.001%, as applicable, for the related index and a fixed percentage amount known as the “gross margin” for that loan. The mortgage loans adjust according to the related index as discussed under “—The Indices” above.

No mortgage loan will have a loan rate that exceeds the maximum loan rate specified in the related mortgage note. Due to the application of the maximum loan rates, the loan rate on each mortgage loan that has such a maximum loan rate, as adjusted on any loan rate adjustment date, may be less than the sum of the applicable index and gross margin, rounded as described above. See “—The Indices” above.

Payment Options. As of the initial cut-off date, approximately 78.37% of the initial mortgage loans, approximately 79.42% of the group 1 initial mortgage loans and approximately 77.73% of the group 2 initial mortgage loans provide for negative amortization. The negative amortization mortgage loans provide for various payment options, including an option that permits the related borrower to make a minimum payment that may be less than the amount necessary to pay interest accrued at the applicable loan rate. Any resulting deferred interest (as described below) is added to the principal balance of the mortgage loan. The payments adjust annually for approximately 51.14% of the initial mortgage loans, approximately 88.88% of which provide for negative amortization. For approximately 43.83% of the initial negative amortization mortgage loans (the “fixed-period negative amortization mortgage loans”), the borrower has the option of making a minimum payment beginning with the first payment due on such mortgage loan and continuing until the earlier of (a) the end of such mortgage loans initial fixed-rate period, which is three, five, seven or ten years from the date of origination, and (b) the month such mortgage loan’s principal balance is equal to the Negative Amortization Limit (defined below) (such period, the “Initial Option Period”). In addition, each of the borrowers under a fixed-period negative amortization mortgage loan (i) has the option to make an interest-only payment (at a fully-indexed interest rate) from the end of the Initial Option Period through the 120th month after origination and (ii) is required to make fully amortizing principal and interest payments from and including the 121st month after origination through the final payment date of such mortgage loan. Approximately 0.05%, 94.82%, 4.45% and 0.68% of the fixed-period negative amortization mortgage loans have a fixed interest rate for approximately three, five, seven or ten years following origination, respectively. Substantially all of these fixed-period negative amortization mortgage loans have a corresponding fixed minimum payment option for three, five, seven or ten years following origination, respectively.

For approximately 54.76% of the initial negative amortization mortgage loans (the “entire-term negative amortization mortgage loans”), the mortgage loan may be subject to negative amortization for the entire original term of the mortgage loan. The minimum payment option for such entire-term negative amortization mortgage loans is subject to a Payment Cap (defined below), which may limit the amount by which the monthly payments may adjust and may cause the amount of a monthly payment to be more or less than the amount necessary to pay interest accrued at the applicable loan rate.

The minimum payments described above for the negative amortization mortgage loans are determined on the basis of a minimum payment rate specified for each negative amortization mortgage loan. These minimum payment rates range, for the initial mortgage loans, from 0.750% annually to 8.375% annually.

For each of the initial negative amortization mortgage loans, in addition to the minimum payment option described above, the borrower generally has the option to make an interest-only payment in an amount equal to interest accrued at the applicable loan rate, and the option to make the fully amortizing payment, which will be the amount necessary to amortize the mortgage loan over its remaining term.

As described above, the exercise of any of the various payment options may result in a borrower making a payment that may be more or less than the amount necessary to pay interest accrued at the applicable loan rate. The mortgage loans may therefore be subject to reduced amortization (if the amount paid monthly is sufficient to pay interest accrued during the related accrual period at the applicable loan rate but is not sufficient to reduce principal in accordance with a fully amortizing schedule); negative amortization (if interest accrued at the applicable loan rate is greater than the amount paid (such excess accrued interest, “deferred interest”)); or accelerated amortization (if the amount paid monthly is greater than the amount necessary to pay interest accrued at the applicable loan rate and to reduce principal in accordance with a fully amortizing schedule). In the event that a mortgage loan negatively amortizes, deferred interest, if any, will be added to the principal balance of the mortgage loan and, if such deferred interest is not offset by subsequent accelerated amortization, it may result in a final lump sum payment at maturity greater than, and potentially substantially greater than, the monthly payment due on the immediately preceding due date.

Monthly payments on mortgage loans subject to negative amortization adjust subject to the conditions (the “Payment Caps”) that (i) in the case of the entire-term negative amortization mortgage loans during their adjustable rate period, the amount of the monthly payment will not increase or decrease by an amount that is more than 7.50% of the monthly payment prior to the related Payment Adjustment Date, (ii) in the case of the entire-term negative amortization mortgage loans during their adjustable rate period, as of the fifth or tenth Payment Adjustment Date and on the same day every fifth Payment Adjustment Date thereafter, the monthly payment will be recast without regard to the limitation in clause (i) above and (iii) for all of the mortgage loans with negative amortization features, if the unpaid principal balance of a mortgage loan exceeds a percentage (either 110%, 115% or 120%, depending on the mortgage loan) of the original principal balance due to deferred interest, the related monthly payment will be recast without regard to the limitation in clause (i) either (a) to amortize fully the then unpaid principal balance of the mortgage loan over its remaining term to maturity or (b) to equal the interest-only payment for such mortgage loan, calculated at the then-applicable rate.

Loans Having an Interest-Only Period. As of the initial cut-off date, approximately 50.05% of the initial mortgage loans, approximately 55.30% of the group 1 initial mortgage loans and approximately 46.81% of the group 2 initial mortgage loans have an interest-only period of three to fifteen years following origination (not including the entire term negative amortization mortgage loans, which have an interest only option during their entire negative amortization period). During this period, the scheduled monthly interest-only option payments are limited to accrued interest, with no required payment of principal. At the end of the related interest-only period, the monthly payments are recalculated to provide for amortization of the principal balance by the maturity date of that loan and payment of interest at the then-current loan rate. For the entire-term negative amortization mortgage loans, the interest-only option will not be available in each month that the mortgage loan recasts to a fully amortizing payment.

High Loan-to-Value Mortgage Loans. As of the initial cut-off date, approximately 11.11% of all of the initial mortgage loans, and approximately 17.30% and 7.27% of the group 1 initial mortgage loans and the group 2 initial mortgage loans, respectively, have original loan-to-value ratios in excess of 80% (“80+ LTV loans”). Substantially all of such initial mortgage loans are covered by a primary mortgage guaranty insurance policy (which policy insures, generally, any portion of the unpaid principal balance of a mortgage loan in excess of 80% of the value of the related mortgaged property) except approximately 11.43% of all such initial mortgage loans, approximately 8.14% of such group 1 initial mortgage loans and approximately 16.28% of such group 2 initial mortgage loans. No such primary mortgage guaranty insurance policy will be required to be maintained with respect to any such mortgage loan after the date on which the related loan-to-value ratio is 80% or less.

For each mortgage loan and any date of determination, the loan-to-value ratio is calculated as a fraction, expressed as a percentage, the numerator of which is the principal balance of the mortgage loan on that date and the denominator of which is the value of the mortgaged property as determined at the origination of the related loan on the basis of the lesser of the sale price or appraised value with respect to a purchase mortgage loan or the appraised value with respect to a refinance mortgage loan.

Balloon Loans. Approximately 0.58% of the initial mortgage loans are balloon loans that have original terms to maturity of 30 years and principal amortization periods of 40 years, requiring a large lump sum payment due at maturity. Balloon loans with amortization periods of 40 years will result in a slower rate of scheduled payment of principal on the related balloon loans and may therefore result in slower amortization of the class principal amounts of the offered certificates.

Prepayment Penalty Payments. As of the initial cut-off date, approximately 56.71% of all of the initial mortgage loans and approximately 56.32% and 56.95% of the group 1 initial mortgage loans and the group 2 initial mortgage loans, respectively, require the payment of a prepayment penalty in connection with a voluntary prepayment of principal. Generally, each such mortgage loan provides for payment of a prepayment penalty in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related mortgage note, generally for six months to five years from the date of origination of such mortgage loan. Certain mortgage loans that require the payment of a prepayment penalty, however, may provide for brief periods during the applicable period for prepayments to be made without incurring a prepayment penalty. The amount of the applicable prepayment penalty, to the extent permitted under applicable law, is as provided in the related mortgage note. For approximately 54.84% of the initial mortgage loans, such amount is equal to six months’ interest on any amounts prepaid during any twelve-month period in excess of 20% of the original principal balance of the related mortgage loan or a specified percentage of the amounts prepaid. Prepayment penalty payments received by the related servicer, on substantially all of the initial mortgage loans with prepayment penalties, from collections on the mortgage loans will be distributed to the Class P Certificates, as described herein under “Description of the Certificates.”

Each servicer may waive (and will waive, in the case of (v) below) such prepayment penalty without the consent of the NIMS Insurer (and without reimbursing the trust fund form its own funds for any foregone prepayment penalty) only if (i) the mortgage loan is in default and such waiver would maximize recovery of total proceeds taking into account the value of the prepayment penalty and the related mortgage loan, (ii) the prepayment is not the result of a refinancing by the servicer or its affiliates and such waiver relates to a default or a reasonably foreseeable default and, in the reasonable judgment of the servicer, such waiver would maximize recovery of total proceeds from the mortgage loan, taking into account the value of the prepayment penalty and the related mortgage loan, (iii) such waiver relates to a prepayment penalty the collection of which would, in the reasonable judgment of the servicer, be in violation of law, (iv) if the collection of the prepayment penalty would be considered “predatory” pursuant to written guidance published or issued by any applicable federal, state or local regulatory agency or (v) the mortgage loan is in foreclosure.

Aggregate Initial Mortgage Loan Statistics

The following statistical information, unless otherwise specified, is based upon the aggregate principal balance of the initial mortgage loans as of the initial cut-off date.

General Characteristics. The average principal balance of the initial mortgage loans at origination was approximately $355,632. The average Stated Principal Balance of the initial mortgage loans as of the initial cut-off date was approximately $358,892. No initial mortgage loan had a Stated Principal Balance of less than approximately $24,418 or greater than approximately $2,721,872 as of the initial cut-off date.

As of the initial cut-off date, approximately 0.56% of the initial mortgage loans were 30 days delinquent in payment, as determined by the OTS method, and none of the initial mortgage loans were 60 days or more delinquent in payment.

Including these mortgage loans, during the 12 months preceding the initial cut-off date, approximately 2.38%, 0.32% and 0.09% of the initial mortgage loans have been 30 days, 60 days, or 90 days or more delinquent in payment, respectively.

As of the initial cut-off date, approximately 56.71% of the initial mortgage loans provide for payment by the mortgagor of a prepayment penalty in connection with certain full or partial prepayments of principal.

The initial mortgage loans had the approximate characteristics as set forth in Annex B to this prospectus supplement. The sum in any column in the tables in Annex B may not equal the total indicated due to rounding.

Group 1 Initial Mortgage Loan Statistics

The following statistical information, unless otherwise specified, is based upon the aggregate principal balance of the group 1 initial mortgage loans as of the initial cut-off date.

General Characteristics. The average principal balance of the group 1 initial mortgage loans at origination was approximately $251,838. The average Stated Principal Balance of the group 1 initial mortgage loans as of the initial cut-off date was approximately $254,321. No group 1 initial mortgage loan had a Stated Principal Balance of less than approximately $24,418 or greater than approximately $737,321 as of the initial cut-off date.

As of the initial cut-off date, approximately 18.87%, 18.24%, 13.09% and 11.32% of the group 1 initial mortgage loans were originated by Flagstar, GMACM, Downey and Quicken Loans, Inc. (“Quicken”), respectively. Approximately 38.49% of the group 1 initial mortgage loans were originated by other originators. Approximately 45.26%, 29.38% and 13.09% of the group 1 initial mortgage loans will be serviced by CMC, GMACM and Downey, respectively. Approximately 12.27% of the group 1 initial mortgage loans are serviced by other servicers. See “The Servicers” in this prospectus supplement.

As of the initial cut-off date, approximately 0.64% of the group 1 initial mortgage loans were 30 days delinquent in payment, as determined by the OTS method, and none of the initial mortgage loans were 60 days or more delinquent in payment.

Including these mortgage loans, during the 12 months preceding the initial cut-off date, approximately 2.23%, 0.32% and 0.07% of the group 1 initial mortgage loans were 30 days, 60 days or 90 days or more delinquent in payment, respectively.

As of the initial cut-off date, approximately 56.32% of the group 1 initial mortgage loans provide for payment by the mortgagor of a prepayment penalty in connection with certain full or partial prepayments of principal.

The group 1 initial mortgage loans had the approximate characteristics as set forth in Annex B to this prospectus supplement. The sum in any column in the tables in Annex B may not equal the total indicated due to rounding.

Group 2 Initial Mortgage Loan Statistics

The following statistical information, unless otherwise specified, is based upon the aggregate principal balance of the group 2 initial mortgage loans as of the initial cut-off date.

General Characteristics. The average principal balance of the group 2 initial mortgage loans at origination was approximately $477,148. The average Stated Principal Balance of the group 2 initial mortgage loans as of the initial cut-off date was approximately $481,318. No group 2 initial mortgage loan had a Stated Principal Balance of less than approximately $24,982 or greater than approximately $2,721,872 as of the initial cut-off date.

As of the initial cut-off date, approximately 34.28%, 15.08% and 12.90% of the group 2 initial mortgage loans were originated by Downey, Flagstar and American Home, respectively. Approximately 37.74% of the group 1 initial mortgage loans were originated by other originators. Approximately 34.28%, 29.14% and 23.17% of the group 2 initial mortgage loans will be serviced by Downey, CMC and GMACM, respectively. Approximately 13.41% of the group 2 initial mortgage loans are serviced by other servicers. See “The Servicers” in this prospectus supplement.

As of the initial cut-off date, approximately 0.51% of the group 2 initial mortgage loans were 30 days delinquent in payment, as determined by the OTS method, and none of the initial mortgage loans were 60 days or more delinquent in payment.

Including these mortgage loans, during the 12 months preceding the initial cut-off date, approximately 2.47%, 0.32% and 0.10% of the group 2 initial mortgage loans were 30 days, 60 days or 90 days or more delinquent in payment, respectively.

As of the initial cut-off date, approximately 56.95% of the group 2 initial mortgage loans provide for payment by the mortgagor of a prepayment penalty in connection with certain full or partial prepayments of principal.

The group 2 initial mortgage loans had the approximate characteristics as set forth in Annex B to this prospectus supplement. The sum in any column in the tables in Annex B may not equal the total indicated due to rounding.

Pre-funding and Conveyance of Subsequent Mortgage Loans

On the closing date, the excess of the sum of the aggregate class principal balance of the certificates and the initial Overcollateralized Amount over the aggregate Stated Principal Balance of the initial mortgage loans as of the initial cut-off date, which amount is expected to be approximately $46,298,444, which represents approximately 2.82% of the total asset pool and approximately 2.90% of the aggregate class principal balance of the certificates, will be deposited by or on behalf of the issuing entity in a pre-funding account established and maintained by the securities administrator on behalf of Certificateholders in respect of loan group 2 only. Any investment income earned from amounts in the pre-funding account will be paid to the seller, and will not be available for distributions on the certificates or for acquisition of subsequent mortgage loans. During the period from the closing date until the earlier of (i) the date on which the amount on deposit in the pre-funding account is less than $100,000 or (ii) December 28, 2007 (the “pre-funding period”), the depositor is expected to purchase mortgage loans (each, a “subsequent mortgage loan”) from the seller and sell such subsequent mortgage loans to the issuing entity. The aggregate Stated Principal Balance of subsequent mortgage loans to be transferred to the issuing entity for loan group 2 is approximately $46,298,444. No subsequent mortgage loans will be transferred to the issuing entity for loan group 1. The purchase price for each subsequent mortgage loan will be equal to its principal balance and will be paid from the amounts in the pre-funding account allocated to loan group 2. Accordingly, the purchase of subsequent mortgage loans for loan group 2 will decrease the amount on deposit in the pre-funding account and increase the aggregate Stated Principal Balance of the mortgage loans in loan group 2. The characteristics of the mortgage loans held by the issuing entity will vary upon the acquisition of subsequent mortgage loans. The obligation of the issuing entity to purchase subsequent mortgage loans in loan group 2 during the pre-funding period is subject to the following requirements:

•
each subsequent mortgage loan will have been originated generally in accordance with underwriting criteria substantially similar to the underwriting guidelines as described under “Mortgage Loan Origination—Underwriting Standards” in this prospectus supplement;

•
each subsequent mortgage loan must satisfy the same representations and warranties applicable to the initial mortgage loans set forth in the underlying purchase agreement and the reconstitution agreement,

•	each subsequent mortgage loan may not be more than 30 days delinquent as of the related subsequent cut-off date;
•	each subsequent mortgage loan may not have a final maturity date later than October 2047;
•	the remaining term to stated maturity of each subsequent mortgage loan will not exceed 40 years;
•
each subsequent mortgage loan will either be a fixed rate mortgage loan or an adjustable rate mortgage loan, which adjustable rate mortgage loan will have a loan rate determined by the MTA index, 1-month LIBOR index, 6-month LIBOR index or the 1-year LIBOR index;

•	each subsequent adjustable rate mortgage loan will have a margin of at least 1.750%;

•	each subsequent mortgage loan will not have an Original Loan-to-Value Ratio or Combined Loan-to-Value Ratio greater than 100%;
•	each subsequent mortgage loan will have a principal balance not greater than $2,000,000;
•	each subsequent mortgage loan will be secured by a first lien on a mortgaged property; and
•	each subsequent mortgage loan will be otherwise acceptable to the rating agencies.

The seller will select the subsequent mortgage loans using the criteria described above. There will be no independent verification of whether the seller has selected the subsequent mortgage loans pursuant to the subsequent mortgage loan criteria. The conveyance of the subsequent mortgage loans is subject to written confirmation by S&P that such conveyance will not result in a reduction or withdrawal of any ratings assigned to the certificates on the closing date by such rating agency.

The addition of any subsequent mortgage loans to the trust fund as described above will be disclosed in the issuing entity’s periodic distribution reports on Form 10-D. In the event that at the end of the pre-funding period there are any remaining amounts on deposit in the pre-funding account with respect to a loan group, the holders of the Class 2A-1A, Class 2A-1B and Class 2A-1C Certificates, pro rata, based on their respective class principal balances, will receive an additional distribution allocable to principal in an amount equal to the amount remaining in the pre-funding account. Although there can be no assurance, the depositor anticipates that there should be no material principal prepayment to the holders of the Group 2 Certificates due to a lack of subsequent mortgage loans.

On the closing date, the securities administrator will also establish a segregated account (the “capitalized interest account”) which will be funded by an initial deposit made by the seller on the closing date in an amount to be specified by S&P. Amounts on deposit in the capitalized interest account will be applied by the securities administrator based on the monthly reports furnished to the securities administrator by the servicers during the pre-funding period to pay interest on that portion of the certificates supported by such amounts. Amounts may be released from the capitalized interest account and paid to the depositor at any time, if permitted by S&P. At the end of the pre-funding period, any remaining funds in the capitalized interest account will be paid to the seller and the account will be terminated.

Following the purchase of subsequent mortgage loans by the issuing entity, the mortgage pool and loan group 2 will be expected to have the following approximate characteristics (based upon the characteristics of the (a) initial mortgage loans in loan group 2 as of the initial cut-off date and (b) subsequent mortgage loans added to loan group 2 as of the related subsequent cut-off date):

Mortgage Pool:

•	with respect to the adjustable rate mortgage loans, a weighted average margin of at least 2.750% per annum;
•	a weighted average remaining term to stated maturity of less than 380 months;
•	a weighted average original loan-to-value ratio of not more than 77%;
•	a weighted average credit score of at least 710; and
•	no more than 10% of the mortgage loans, by aggregate cut-off date principal balance, will relate to investor owned properties.

Loan Group 2:

•	with respect to the adjustable rate mortgage loans, a weighted average margin of at least 2.750% per annum;
•	a weighted average remaining term to stated maturity of less than 382 months;
•	a weighted average original loan-to-value ratio of not more than 77%;
•	a weighted average credit score of at least 710; and
•	no more than 8% of the group 2 mortgage loans, by aggregate cut-off date principal balance, will relate to investor owned properties.

No subsequent mortgage loans will be purchased for loan group 1.

Additional Information

The description in this prospectus supplement of the mortgage loans is based upon the mortgage pool as constituted at the close of business on the initial cut-off date, adjusted to reflect scheduled payments of principal due on those mortgage loans on or prior to the initial cut-off date. The depositor will file a current report on Form 8-K, together with the pooling and servicing agreement and other material transaction documents, with the Securities and Exchange Commission (the “Commission”) after the initial issuance of the offered certificates.

The issuing entity’s annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in “Servicing and Administration of the Trust Fund—Evidence as to Compliance” in this prospectus supplement), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports prepared and filed by the securities administrator with the Commission will be posted on the securities administrator’s Internet website as soon as reasonably practicable after they have been electronically filed with, or furnished to, the Commission. The address of the website is: https://www.ctslink.com.

Static Pool Information

Certain static pool information may be found at http://www.rbsgcregab.com/ in a PDF file entitled “HarborView 2007-7 Static Pool Historical Deal Information.” Access to this internet address is unrestricted and free of charge.

Various factors may affect the prepayment, delinquency and loss performance of the mortgage loans over time. The various mortgage loan groups for which performance information is shown at the above internet address had initial characteristics that differed, and may have differed in ways that were material to the performance of those mortgage groups. These differing characteristics include, among others, product type, credit quality, geographic concentration, originator concentration, servicer concentration, average principal balance, weighted average interest rate, weighted average loan-to-value ratio, weighted average term to maturity, and the presence or absence of prepayment penalties. In particular, prospective investors should note that certain of the mortgage groups for which performance information is shown consist in whole or in part of loans that have negative amortization features, while other mortgage groups do not include negative amortization loans. We do not make any representation, and you should not assume, that the performance information shown at the above internet address is in any way indicative of the performance of the mortgage loans in the trust fund.

The Depositor

The depositor is Greenwich Capital Acceptance, Inc. The depositor maintains its principal office at 600 Steamboat Road, Greenwich, Connecticut 06830 and its telephone number is (203) 625-2700.

The depositor has filed with the Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates (Registration No. 333-140279).

After the issuance of the certificates, the depositor will be required to perform certain actions on a continual basis, including but not limited to:

•
giving prompt written notice to the other parties to the pooling and servicing agreement upon the discovery by the depositor of a breach of any of the representations and warranties made by the seller in the mortgage loan purchase agreement in respect of any mortgage loan that materially adversely affects such mortgage loan or the interests of the related certificateholders in such mortgage loan;

•	appointing a successor trustee in the event the trustee resigns, is removed or becomes ineligible to continue serving in such capacity under the pooling and servicing agreement; and

•	preparing and filing any reports required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Generally, however, it is expected that the above functions will be performed by the depositor’s agents, the securities administrator or the trustee in accordance with the pooling and servicing agreement or mortgage loan purchase agreement, as applicable.

For a description of Greenwich Capital Acceptance, Inc., see “The Depositors” in the prospectus.

The Sponsor and Seller

The sponsor and the seller of the mortgage loans will be Greenwich Capital Financial Products, Inc.

For a description of Greenwich Capital Financial Products, Inc., see “The Sponsor” in the prospectus.

Affiliations and Relationships

The depositor, the sponsor and Greenwich Capital Markets, Inc. are all affiliates of each other and have the following ownership structure:

•	The depositor, Greenwich Capital Acceptance, Inc., is a wholly owned, direct subsidiary of Greenwich Capital Holdings, Inc.

•	The sponsor, Greenwich Capital Financial Products, Inc., is a wholly owned, direct subsidiary of Greenwich Capital Holdings, Inc.

•	Greenwich Capital Markets, Inc. (the “underwriter”) is a wholly owned, direct subsidiary of Greenwich Capital Holdings, Inc.

Mortgage Loan Origination

The Originators

The mortgage loans that were sold to the seller were originated by multiple originators. As described under “The Mortgage Loan Groups—General,” approximately 26.18%, 16.53%, 12.06% and 11.76% of the initial mortgage loans were originated by Downey, Flagstar, GMACM and American Home, respectively. Approximately 33.47% of the initial mortgage loans were originated by other originators (each of which originated less than 10% of such initial mortgage loans).

The information set forth in the following paragraphs has been provided by Downey.

Downey Savings and Loan Association, F.A.

Downey Savings and Loan Association (“Downey”) is a Federal Association engaged in the mortgage banking business, and, as such, originates, purchases, sells and services mortgage loans. Downey originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents. Loans originated, purchased, sold or serviced by Downey are principally first lien, fixed or adjustable rate mortgage loans secured by single-family residences.

The principal executive offices of Downey are located at 3501 Jamboree Road, Newport Beach, California 92660.

Underwriting Standards

Downey Underwriting Guidelines. All of the Mortgage Loans sold to the seller by Downey were originated or acquired by Downey generally in accordance with the underwriting criteria described in this section.

Downey’s underwriting guidelines are applied to evaluate the applicant, the property and the applicant’s income, employment and credit history, as applicable in the context of the loan program and documentation requirements. These are guidelines only and each loan is evaluated based upon its own merits. Exceptions to the guidelines may be acceptable if there are mitigating factors.

An applicant’s creditworthiness is determined based on the borrower’s ability and willingness to repay the loan. The decision is based upon the applicant’s financial information and credit history.

The Mortgage Loans have been underwritten under one of the following documentation programs:

•	Full/Alternative Documentation (“Full/Alt Doc”): The guidelines for this program require verification of employment, income and assets.

•	Lite/Reduced Documentation (“Lite Doc”): The guidelines for this program do not require verification of income.

•	Express Documentation (“Downey Express”): The guidelines for this program do not require verification of income or assets.

Under each program, Downey obtains a credit report relating to the applicant from a credit reporting company. Credit scores from each of the three credit repositories is required, if available. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, dispossession, lawsuits and judgments. Adverse information in the credit report may be required to be explained by the prospective borrower. The minimum credit score required varies from 620 for certain products, to a minimum credit score of 700 for others. Generally, each credit report provides a credit score for the borrower. The credit score, called a “FICO” score, is based upon the credit evaluation methodology developed by Fair, Isaac and Company, a consulting firm specializing in creating evaluation predictive models through a high number of variable components. FICO scores generally range from 350 to 850 and are available from three major credit bureaus: Experian (formerly TRW), Equifax and Trans Union. These scores estimate, on a relative basis, which loans are most likely to default in the future. Lower scores imply higher default risk relative to a higher score. FICO scores are empirically derived from historical credit bureau data and represent a numerical weighting of a borrower’s credit characteristics over a two-year period. A FICO score is generated through the statistical analysis of a number of credit-related characteristics or variables. Common characteristics include number of credit lines (trade lines), payment history, past delinquencies, severity of delinquencies, current levels of indebtedness, types of credit and length of credit history. Attributes are specific values of each characteristic. A scorecard or model is created with weights or points assigned to each attribute. An individual loan applicant’s credit score is derived by adding together the attribute weights for the applicant.

For purchase transactions with loan-to-value ratios less than 80%, the downpayment is not required to be verified.

Downey generally requires a 2-year employment history on the application. Employment and income may be verified with either or a combination of paystubs, W-2 forms, Federal tax returns, or verification of employment form completed by the employer, or other acceptable means.

Downey’s underwriting standards are applied by or on behalf of Downey to evaluate the prospective borrower’s credit standing and repayment ability, and the value and adequacy of the mortgaged property as collateral. Under those standards, a prospective borrower must generally demonstrate that the ratio of the borrower’s monthly housing expenses (including principal and interest on the proposed mortgage loan and, as applicable, the related monthly portion of property taxes, hazard insurance, homeowners association dues and mortgage insurance) to the borrower’s monthly gross income and the ratio of total monthly debt, which includes the proposed monthly housing costs and all other obligations with 10 or more monthly payments remaining, to the borrower’s monthly gross income (the “debt-to-income ratios”) are within acceptable limits. The maximum acceptable debt-to-income ratios, which are determined on a loan-by-loan basis, vary depending on a number of underwriting criteria, including the loan-to-value ratio, loan purpose, loan amount and credit history of the borrower. In addition to meeting the guidelines for debt-to-income ratios, each prospective borrower is required to have sufficient cash resources to pay the down payment and closing costs. Under its underwriting guidelines, Downey generally permits a housing payment-to-income ratio based on the prospective borrower’s monthly housing expenses of up to 36% and a debt-to-income ratio based on the prospective borrower’s total monthly debt of up to 40%.

Downey may provide secondary financing to a mortgagor simultaneously with the origination of a first mortgage loan, subject to certain limitations. The loan-to-value ratio of the senior (i.e., first) lien may not exceed 80% and the loan-to-value ratio may not exceed 95%. Private mortgage insurance is obtained on that portion exceeding 80% loan-to-value. Downey’s underwriting guidelines do not prohibit or otherwise restrict a mortgagor from obtaining secondary financing from other lenders.

The nature of the information that a borrower is required to disclose, and whether the information is verified, depends, in part, on the documentation program used in the origination process. In general, under each program, each prospective borrower is required to complete an application that includes information with respect to the applicant’s assets, liabilities, income, employment history and other personal information.

Under each program, Downey obtains appraisals using staff appraisers, automated valuation models, independent appraisers or appraisal services for properties that are to secure mortgage loans. The appraisal report includes a market data analysis based on recent sales and/or listings of comparable homes in the area; a replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to Uniform Standards of Professional Appraisal Practices. These are the standards accepted by Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation.

Downey requires title insurance on all of the Downey Mortgage Loans. Downey also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance of the related single-family mortgage loan or the replacement cost of the mortgaged property, whichever is less. Flood insurance is required when necessary to comply with Federal regulations.

Downey’s Full/Alt Doc underwriting guidelines for fixed-period adjustable rate mortgage loans generally allow a loan-to-value ratio at origination of up to 90% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $750,000, up to an 80% loan-to-value ratio for mortgage loans with original principal balances of up to $925,000, up to a 70% loan-to-value ratio for mortgage loans with original principal balances of up to $1,150,000, up to a 65% loan-to-value ratio for mortgage loans with original principal balances of up to $1.75 million, and up to a 50% loan-to-value ratio for mortgage loans with original principal balances of up to $2.3 million.

For Full/Alt Doc cash-out refinance transactions, Downey’s underwriting guidelines generally allow a loan-to-value ratio at origination of up to 80% for mortgage loans with original principal balances of up to $700,000, up to 75% loan-to-value for mortgage loans with original principal balances of up to $925,000, up to 65% loan-to-value for mortgage loans with original principal balances of up to $1.15 million, and up to 60% loan-to-value for mortgage loans with original principal balances of up to $1.75 million. The maximum “cash-out” amount permitted is $400,000, and is based in part on the original loan-to-value ratio of the related mortgage loan. As used in this prospectus supplement, a refinance mortgage loan is classified as a cash-out refinance mortgage loan by Downey if the borrower retains an amount in excess of 1% of the entire amount of the proceeds from the refinancing of the existing loan, or $5,000, whichever is greater, or, if the loan-to-value ratio is greater than 80%, an amount in excess of 2% of the proceeds, or $2,000, whichever is greater.

Downey’s Lite Doc underwriting guidelines for fixed-period adjustable rate mortgage loans generally allow a loan-to-value ratio at origination of up to 90% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $575,000, up to an 80% loan-to-value ratio for mortgage loans with original principal balances of up to $700,000, up to a 75% loan-to-value ratio for mortgage loans with original principal balances of up to $925,000, up to a 70% loan-to-value ratio for mortgage loans with original principal balances of up to $1.15 million, up to a 65% loan-to-value ratio for mortgage loans with original principal balances of up to $1.75 million, and up to a 50% loan-to-value ratio for mortgage loans with original principal balances of up to $2.3 million.

For Lite Doc cash-out refinance transactions, Downey’s underwriting guidelines generally allow a loan-to-value ratio at origination of up to 80% loan-to-value for mortgage loans with original principal balances of up to $650,000, up to 75% for mortgage loans with original principal balances of up to $800,000, up to 70% loan-to-value for mortgage loans with original principal balances of up to $925,000, up to 65% loan-to-value for mortgage loans with original principal balances of up to $1.15 million. The maximum “cash-out” amount permitted is $250,000, and is based in part on the original loan-to-value ratio of the related mortgage loan.

The Lite Doc program requires verification of reserves, if required, and permits stated income. Downey obtains from a prospective borrower either a verification of deposit or a bank statement for the one-month period immediately preceding the date of the mortgage loan application. Because information relating to a prospective borrower’s income and employment is not verified, the borrower’s debt-to-income ratios are calculated based on the information provided by the borrower in the mortgage loan application.

With a FICO credit score of 700 or more, the Downey Express underwriting guidelines for fixed-period adjustable rate mortgage loans allow a loan-to-value ratio at origination of up to 90% for purchase money or rate and term refinance mortgage loans with original principal balances of up to $475,000 . With a FICO credit score of 680 or more, the underwriting guidelines generally allow up to an 80% loan-to-value ratio for mortgage loans with original principal balances of up to $575,000 up to a 75% loan-to-value ratio for mortgage loans with original principal balances of up to $800,000, up to a 70% loan-to-value ratio for mortgage loans with original principal balances of up to $1.15 million, up to a 65% loan-to-value ratio for mortgage loans with original principal balances of up to $1.75 million, and up to a 50% loan-to-value ratio for mortgage loans with original principal balances of up to $2.3 million. With a FICO credit score of 620 or more, the underwriting guidelines generally allow up to a 70% loan-to-value ratio for mortgage loans with original principal balances of up to $575,000, up to a 65% loan-to-value ratio for mortgage loans with original principal balances of up to $800,000, up to a 60% loan-to-value ratio for mortgage loans with original principal balances of up to $1.15 million, up to a 55% loan-to-value ratio for mortgage loans with original principal balances of up to $1.75 million, and up to a 40% loan-to-value ratio for mortgage loans with original principal balances of up to $2.3 million.

For Downey Express cash-out refinance transactions, Downey’s underwriting guidelines generally allow, with a FICO credit score of 680 or more, a loan-to-value ratio at origination of up to 75% for mortgage loans with original principal balances of up to $550,000, up to 70% loan-to-value for mortgage loans with original principal balances of up to $800,000, up to 65% loan-to-value for mortgage loans with original principal balances of up to $1.15 million, and, with a FICO credit score of 620 or more, a loan-to-value ratio at origination of up to 65% for mortgage loans with original principal balances of up to $550,000, up to 60% loan-to-value for mortgage loans with original principal balances of up to $800,000, up to 55% loan-to-value for mortgage loans with original principal balances of up to $1.15 million. The maximum “cash-out” amount permitted is $100,000, and is based in part on the original loan-to-value ratio of the related mortgage loan.

The Downey Express program is a stated income/stated assets program. Under the program the mortgage loan application is reviewed to determine that the stated income is reasonable for the borrower’s employment, and that the stated assets are consistent with the borrower’s income.

The Master Servicer and the Securities Administrator

Wells Fargo Bank, N.A. (“Wells Fargo”) will act as master servicer and securities administrator under the pooling and servicing agreement. Wells Fargo is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $540 billion in assets and 158,000 employees as of June 30, 2007, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the sponsor, any originator and any servicer may maintain banking and other commercial relationships with Wells Fargo and its affiliates. Wells Fargo maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479. Wells Fargo serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the sponsor or an affiliate of the sponsor and anticipates that one or more of those mortgage loans may be included in the issuing entity. The terms of any custodial agreement under which those services are provided by Wells Fargo are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

Wells Fargo will act as master servicer pursuant to the pooling and servicing agreement. The master servicer is responsible for the aggregation of monthly servicer reports and remittances and for oversight of the performance of the servicers under the terms of each servicing agreement. In particular, the master servicer independently calculates monthly loan balances based on servicer data, compares its results to the related servicer loan-level reports and reconciles any discrepancies with the related servicer. The master servicer also reviews the servicing of defaulted loans for compliance with the terms of the pooling and servicing agreement. In addition, upon the occurrence of certain servicer events of default under the terms of a servicing agreement, the master servicer may be required to enforce certain remedies on behalf of the issuing entity against such defaulting servicer. Wells Fargo has been engaged in the business of master servicing since June 30, 1995. As of June 30, 2007, Wells Fargo was acting as master servicer for approximately 1,646 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $846,202,000,000.

Under the terms of the pooling and servicing agreement, Wells Fargo also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, Wells Fargo is responsible for the preparation and filing of all REMIC tax returns on behalf of the issuing entity’s REMICs and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Commission on behalf of the issuing entity. Wells Fargo has been engaged in the business of securities administration since June 30, 1995. As of June 30, 2007, Wells Fargo was acting as securities administrator with respect to more than $1,112,082,000,000 of outstanding residential mortgage-backed securities.

Wells Fargo’s assessment of compliance with applicable servicing criteria relating to its provision of master servicing, trustee, securities administration and paying agent services for the twelve months ended December 31, 2006, furnished pursuant to Item 1122 of Regulation AB, discloses that it was not in compliance with the 1122(d)(3)(i) servicing criteria during that reporting period.  The assessment of compliance indicates that certain monthly investor or remittance reports included errors in the calculation and/or the reporting of delinquencies for the related pool assets, which errors may or may not have been material, and that all such errors were the result of data processing errors and/or the mistaken interpretation of data provided by other parties participating in the servicing function.  The assessment further states that all necessary adjustments to Wells Fargo’s data processing systems and/or interpretive clarifications have been made to correct those errors and to remedy related procedures.

The Servicers

The mortgage loans will be serviced by multiple servicers (each a “servicer,” and collectively, the “servicers”). See “The Mortgage Loan Groups—General,” “—Group 1 Mortgage Loan Statistics” and “—Group 2 Mortgage Loan Statistics.” The servicers will have primary responsibility for servicing the mortgage loans including, but not limited to, all collection, advancing and loan-level reporting obligations, maintenance of escrow accounts, maintenance of insurance and enforcement of foreclosure and other proceedings with respect to the related mortgage loans and the mortgaged properties in accordance with the servicing provisions of the related reconstitution agreement (such servicing provisions referred to herein as the “servicing agreements”).

The trustee and the master servicer are third-party beneficiaries under the servicing agreements and can enforce the obligations of the seller and servicer thereunder. The servicers’ servicing responsibilities will be performed under the supervision of the master servicer in accordance with the provisions of the servicing agreements and the pooling and servicing agreement. Under the servicing agreements, the master servicer has the right to terminate the related servicer for certain events of default that indicate the servicer is not performing, or is unable to perform, its duties and obligations under the related servicing agreement.

The information set forth in the following paragraphs has been provided by Downey, CMC and GMACM as the servicers providing primary servicing for a substantial portion of the mortgage loans in the trust fund.

Downey Savings and Loan Association, F.A.

Downey is a federally charter savings and loan association. Downey was formed in 1957 as a California licensed savings and loan association, was incorporated in Delaware on October 21, 1994, and converted to a federal charter in 1995. The principal executive offices of Downey are located at 3501 Jamboree Road, Newport Beach, California 92660. Downey’s primary business is banking. The banking activities focus on: attracting funds from the general public and institutions and obtaining borrowings; and originating and investing in loans, primarily residential real estate mortgage loans, investment securities and mortgage-backed securities. Downey also engages in the mortgage banking business, and, as such, originates, purchases, sells, and services mortgage loans. Downey is an approved seller/servicer in good standing with Fannie Mae, Freddie Mac, and the Federal Housing Administration.

Downey has been servicing single-family residential mortgage loans since 1957, and servicing monthly adjustable mortgages for more than 20 years. As of December 31, 2006, Downey serviced for investors, and owned servicing rights for, loans having an aggregate unpaid principal balance of approximately $2.411 billion and sub-serviced loans having an aggregate unpaid principal balance of approximately $3.497 billion. As of December 31, 2006, Downey serviced for investors, and owned servicing rights for, loans having an aggregate unpaid principal balance of approximately $5.908 billion. During the fourth quarter of 2004, Downey sold approximately 80% of our servicing rights.

Servicing and sub-servicing includes, but is not limited to:

•	collecting, aggregating, and remitting loan payments;

•	administering escrow funds for the payment of real estate taxes and insurance premiums;

•	contacting delinquent mortgagors;

•	supervising foreclosures in the event of non-remedied defaults; and

•	generally administering the loans.

The following table sets forth certain information regarding the delinquency, foreclosure and loss experience of Downey with respect to all the residential mortgage loans originated and serviced by it. The indicated periods of delinquency are based on the number of days past due on a contractual basis.

	Delinquency, Foreclosure and Loss Experience
	December 31, 2003			December 31, 2004
	Number of Loans	Dollar Amount*	Percent of Total Portfolio	Number of Loans	Dollar Amount*	Percent of Total Portfolio
Total Portfolio	86,794	$18,675,245	100.00%	74,204	$20,238,462	100.00%
Delinquent Loans
30-59 days delinquent	463	101,601	0.55%	416	104,231	0.52%
60-89 days delinquent	114	24,893	0.13%	76	18,017	0.09%
90+ days delinquent	176	41,595	0.22%	101	28,017	0.14%
Total	753	$168,089	0.90%	593	$150,265	0.75%

Foreclosures	180	$42,900	0.23%	100	$28,074	0.14%

Total Net Loan Loss**	N/A	$686	N/A	N/A	$180	N/A

	December 31, 2005			December 31, 2006
	Number of Loans	Dollar Amount*	Percent of Total Portfolio	Number of Loans	Dollar Amount*	Percent of Total Portfolio
Total Portfolio	69,282	$20,393,156	100.00%	61,618	$19,561,610	100.00%
Delinquent Loans
30-59 days delinquent	820	234,397	1.18%	981	$341,916	1.75%
60-89 days delinquent	89	27,539	0.13%	202	$69,027	0.35%
90+ days delinquent	116	32,021	0.17%	275	$100,545	0.51%
Total	1025	$293,957	1.48%	1,458	$511,488	2.61%

Foreclosures	107	$31,568	0.15%	267	$98,913	0.51%

Total Net Loan Loss**	N/A	$493	N/A	N/A	$429	N/A

	June 30, 2007
	Number of Loans	Dollar Amount*	Percent of Total Portfolio
Total Portfolio	55,400	$17,992,325	1.00
Delinquent Loans
30-59 days delinquent	809	$279,672	1.55%
60-89 days delinquent	259	$97,120	0.54%
90+ days delinquent	555	$227,676	1.27%
Total	1,623	$604,468	3.36%

Foreclosures	554	$228,913	1.27%

Total Net Loan Loss**	N/A	N/A	N/A
_____________
* Dollar amounts are in thousands.
** Total Net Loan Loss equates to Charge-Offs, net of recoveries, only related to loans owned by Downey (and not loans serviced for others).

When a loan is past due, Downey’s collection department attempts to bring the delinquent mortgage, installment, or line of credit account current in as short a time as possible, and to avoid foreclosure. It is important to address a one payment delinquency immediately to prevent it from becoming more serious. An early determination of the reason for the delinquency gives the collection department and the borrower time to arrange an acceptable method of curing the default.

Downey considers every possible collection alternative, including possible workouts, if feasible. When all collection alternatives have been exhausted, the collector must protect the interests of Downey, the investor, and the guarantor or insurer of the loan and submit a recommendation to initiate foreclosure.

Periodically and at Downey’s discretion, Downey will identify and review all delinquent loans including loans in foreclosure that may pose a higher risk, and will send the borrower a workout option letter with financial forms in attempt to mitigate any loss. Due to this periodic mailing, the borrower may receive more than one workout option letter during his/her default.

In the event that any payment due under any mortgage loan is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, Downey will take such action as it shall deem to be in the best interest of the trust fund.

In the event that any payment due under any mortgage loan remains delinquent for a period of ninety (90) days or more, Downey will commence foreclosure proceedings, provided that prior to commencing foreclosure proceedings, Downey will notify the trust fund in writing of Downey’s intention to do so, and Downey will not commence foreclosure proceedings if the trust fund objects to such action within ten (10) business days of receiving such notice.

Foreclosure proceedings are processed in accordance the provisions of the deed of trust or mortgage, state law, government agency requirements, and the related servicing agreement.

Central Mortgage Company

The principal executive offices of Central Mortgage Company (“Central Mortgage”) are located at 801 John Barrow Road, Little Rock, Arkansas 72205. Central Mortgage is an Arkansas corporation, and a wholly owned subsidiary of Arvest Bank, Fayetteville, Arkansas, which is a wholly owned subsidiary of Arvest Bank Group, Inc., a privately held multi-bank holding company.

Central Mortgage was established in 1997 to, among other activities, service mortgage loans. Central Mortgage was acquired by Arvest Bank Group, Inc. in January 2000. Central Mortgage does not, at this time, originate loans. Central Mortgage instead focuses on acquiring servicing volume through the purchase of mortgage servicing rights or subservicing of prime and Alt-A first lien mortgage loans. Central Mortgage does not, as a regular part of its business, own the mortgage loans it services.

Central Mortgage is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, U.S. Housing and Urban Development and Veterans Administration and has experience in servicing loans similar to the mortgage loans.

Central Mortgage has been assigned ratings of SQ2- by Moody’s Investors Service as a primary servicer of residential prime and Alt-A first lien mortgage loans and a RPS2- by Fitch Ratings as a primary servicer of residential prime product and a RPS3+ residential primary servicer rating for Alt-A product.

Loan Servicing

Central Mortgage has established standard policies for the servicing and collection of mortgages. Standard servicing which also is relevant to the mortgage loans involved herein includes, but is not limited to:

(a)	collecting, aggregating and remitting mortgage loan payments;
(b)	accounting for principal and interest;
(c)	administration of escrow (impound) funds for payment of taxes and insurance;
(d)	management of adjustable rate mortgages;
(e)	oversight of delinquent mortgage loans;
(f)	loss mitigation remedies;
(g)	inspection of the mortgaged properties as needed;
(h)	foreclosure proceedings and, as necessary, the liquidation of mortgaged properties;
(i)	bankruptcy proceedings; and
(j)	generally administering the mortgage loans, for which a service fee is received.

Billing statements are mailed monthly by Central Mortgage. The statement details loan activity and specifies the payment due as well as detailing various payment options available to the mortgagor, if applicable. Notice of changes in the applicable loan rate are provided to the mortgagor in a separate notification.

Servicing policies and/or procedures with respect to mortgage loans may change over time in accordance with, among other things, changes in the servicing portfolio and applicable laws and regulations, as well as Central Mortgage’s business judgment.

Loss Mitigation and Collection Procedures

A key function of loss mitigation and collections is to have contact with the delinquent mortgagor and carefully evaluate the circumstances of their delinquency before the delinquency becomes more serious. In addition to telephone contacts, written correspondence is sent to the delinquent mortgagor. Most delinquencies cure quickly without the need for further collection activity. Pursuant to servicing procedures, a notice of intent to foreclose is sent on the 62nd day of delinquency. If the delinquency is not cured within 31 days of the notice of intent to foreclose, the loan will be presented to the foreclosure committee for review and, upon approval, the appropriate legal action to foreclose will begin. If the default is cured, the foreclosure action will be dismissed. Loss mitigation remedies, if appropriate and consistent with the related servicing agreement, are pursued throughout the delinquency and are continued during the foreclosure action. Mortgage loans in bankruptcy are monitored carefully and opportunities for loss mitigation sought out in accordance with law.

Once foreclosure or bankruptcy is begun, a tracking system is utilized to monitor the status of the proceedings. The system includes state specific parameters that monitor time lines that are customary for the state in which the mortgage property is located. As part of the foreclosure process, the present value of the property will be determined and the foreclosure bid, if necessary, is established.

If the mortgage property is foreclosed and not purchased by a third party at the foreclosure sale, Central Mortgage will liquidate the property. Pursuant to its efforts to sell such foreclosed property, Central Mortgage will protect and conserve the property in accordance with the appropriate servicing agreement or appropriate REMIC provisions and in a manner that does not result in a tax on “net income from foreclosure property” or cause such REO property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the IRS Code. Upon final disposition of any REO property, Central Mortgage is entitled to reimbursement of related advances.

Material Terms of Servicing Agreement

Central Mortgage’s standard duties are described in the Loan Servicing portion of this statement. A copy of the relevant servicing agreement is maintained by the master servicer. Central Mortgage will also maintain a servicing file consisting of all documents necessary to service each mortgage loan; however it does not have physical possession of the original promissory note, original mortgage or deed of trust or other such documents which are maintained by a custodian. Central Mortgage is responsible for maintaining a complete set of books and records for the mortgage loans, which is required to be appropriately identified in Central Mortgage’s computer system to reflect the ownership of the mortgage loan by the trustee. Central Mortgage will segregate into separate accounts all collections from the mortgage loans, and maintain custodial accounts as necessary. Central Mortgage is required to forward to the custodian on behalf of the trustee all original documents in its possession evidencing an assumption, modification, consolidation or extension of any mortgage loan entered into in accordance with the servicing agreement promptly after their execution.

Back-Up Servicing

In the event of an occurrence of a natural disaster or other significant event that would cause Central Mortgage to temporarily loose the ability to service the loans, a back-up system has been established and is currently operational for servicing so that no significant interruption would occur. The back-up servicer is Arvest Mortgage Company, Lowell, Arkansas, (“AMC”). AMC is an affiliated company with Central Mortgage.

AMC’s servicing system is located approximately 170 miles from Central Mortgage’s location in Little Rock, Arkansas. AMC presently shares a number of operating systems and processes with Central Mortgage, but the data bases are completely separate. AMC and Central Mortgage have sufficient safeguards in place to support independent daily servicing activities, provide back-up and prevent data corruption or access by outside parties. Only in the case of a disaster or other significant event would Central Mortgage’s data be accessible from AMC’s location. Personnel are either currently available at AMC to handle Central Mortgage’s servicing on a temporary basis or current Central Mortgage employees could relocate to provide additional support. Facilities for recognition of loan data, telephone, email, and image retention are currently in place. Central Mortgage’s customers would not be aware of any interruption in normal servicing.

Foreclosure, Delinquency and Loss Experience

The following table summarizes the delinquency, foreclosure and loss experience for all the mortgage loans serviced by Central Mortgage. The data presented in the following table is for illustrative purposes only, and there is no assurance that the delinquency, foreclosure, or loss experience of the mortgage loans included in the trust will be similar to that set forth below.

The actual loss and delinquency experience will depend, among other things, upon factors beyond the contract of Central Mortgage, such as national and local economic conditions, real estate markets in servicing area, the real estate value securing the mortgage loans, and the financial strength of the mortgagors.

Central Mortgage Company Overall Mortgage Portfolio Delinquency Experience

	At December 31,
	2002				2003
	Number of Loans	Percent of Servicing Portfolio	Loan Amounts	Percent by Loan Amounts	Number of Loans	Percent of Servicing Portfolio	Loan Amounts	Percent by Loan Amounts
Total Portfolio	22,624	100.00%	$1,880,813,160	100.00%	41,706	100.00%	$5,314,969,650	100.00%

Period of Delinquency
30-59 Days	878	3.88%	$73,484,661	3.91%	1,008	2.42%	$102,782,884	1.93%
60-89 Days	234	1.03%	$23,524,517	1.25%	238	0.57%	$21,856,399	0.41%
90-120 Days	88	0.39%	$8,167,908	0.43%	89	0.21%	$8,102,848	0.15%
Over 120 Days	66	0.29%	$5,772,605	0.31%	29	0.07%	$1,976,636	0.04%
Sub Total	1,266	5.60%	$110,949,691	5.90%	1,364	3.27%	$134,718,767	2.53%

Delinquency Status
Bankruptcy	57	0.25%	$4,917,866	0.26%	118	0.28%	$8,744,389	0.16%
Foreclosure	116	0.51%	$9,831,932	0.52%	164	0.39%	$13,340,000	0.25%
Real Estate Owned	0	0.00%	$0	0.00%	0	0.00%	$0	0.00%
Sub Total	173	0.76%	$14,749,798	0.78%	282	0.68%	$22,084,389	0.42%

Total Delinquent Loans	1,439	6.36%	$125,699,489	6.68%	1,646	3.95%	$156,803,156	2.95%

	At December 31,
	2004				2005
	Number of Loans	Percent of Servicing Portfolio	Loan Amounts	Percent by Loan Amounts	Number of Loans	Percent of Servicing Portfolio	Loan Amounts	Percent by Loan Amounts
Total Portfolio	85,727	100.00%	$13,272,305,829	100.00%	99,591	100.00%	$18,599,213,273	100.00%

Period of Delinquency
30-59 Days	1,753	2.04%	$225,874,590	1.70%	2,191	2.20%	$425,891,951	2.29%
60-89 Days	379	0.44%	$41,658,825	0.31%	424	0.43%	$57,997,436	0.31%
90-120 Days	111	0.13%	$12,093,004	0.09%	144	0.14%	$20,514,729	0.11%
Over 120 Days	71	0.08%	$6,284,723	0.05%	115	0.12%	$13,519,839	0.07%
Sub Total	2,314	2.70%	$285,911,142	2.15%	2,874	2.89%	$517,923,955	2.78%

Delinquency Status
Bankruptcy	131	0.15%	$11,539,729	0.09%	246	0.25%	$24,761,164	0.13%
Foreclosure	214	0.25%	$20,197,404	0.15%	253	0.25%	$28,763,225	0.15%
Real Estate Owned	0	0.00%	$0	0.00%	0	0.00%	$0	0.00%
Sub Total	345	0.40%	$31,737,133	0.24%	499	0.50%	$53,524,389	0.29%

Total Delinquent Loans	2,659	3.10%	$317,648,275	2.39%	3,373	3.39%	$571,448,344	3.07%

	At December 31,				At June 30
	2006				2007
	Number of Loans	Percent of Servicing Portfolio	Loan Amounts	Percent by Loan Amounts	Number of Loans	Percent of Servicing Portfolio	Loan Amounts	Percent by Loan Amounts
Total Portfolio	111,742	100%	$21,423,482,134	100%	118,263	100%	$23,939,195,368	100%

Period of Delinquency
30-59 Days	2,490	2.23%	$493,634,877	2.30%	2,577	2.18%	$615,098,689	2.57%
60-89 Days	569	0.51%	$119,982,057	0.56%	781	0.66%	$201,379,992	0.84%
90-120 Days	222	0.20%	$57,670,834	0.27%	352	0.30%	$100,345,386	0.42%
Over 120 Days	131	0.12%	$27,495,655	0.13%	316	0.27%	$89,787,755	0.38%
Sub Total	3,412	3.05%	$698,783,423	3.26%	4,026	3.40%	$1,006,611,823	4.20%

Delinquency Status
Bankruptcy	314	0.28%	$37,971,489	0.18%	359	0.30%	$57,248,049	0.24%
Foreclosure	457	0.41%	$100,464,103	0.47%	870	0.74%	$241,468,219	1.01%
Real Estate Owned	41	0.04%	$9,281,555	0.04%	60	0.05%	$20,657,229	0.09%
Sub Total	812	0.73%	$147,717,147	0.69%	1,289	1.09%	$319,373,497	1.33%

Total Delinquent Loans	4,224	3.78%	$846,500,570	3.95%	5,315	4.49%	$1,325,985,320	5.54%

Central Mortgage’s Compliance with Applicable AB Servicing Criteria

Central Mortgage, in its capacity as a servicer, disclosed the following material instances of non-compliance with the applicable AB Servicing Criteria for 2006:

“The Asserting Party found the following material instances of material noncompliance with the servicing criteria set forth in 1122(d)(2)(ii), and 1122(d)(2)(vii)(B) of Regulation AB applicable to the Company during the year December 31, 2006. Item 1122(d)(2)(ii) requires that disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel. There was one instance noted out of a sample of two where the wire transfer disbursements was not approved by authorized personnel in accordance with policies and procedures. As required by Item 1122(d)(2)(vii)(B) of Regulation AB, bank reconciliations are required to be prepared within 30 calendar days after the bank statement cutoff date. There were instances noted where bank reconciliations were not prepared within the required time frame. In the instance of non compliance of item 1122(d)(2)(ii) noted, two mortgage company employees pre-noted and requested the wire to be sent. The wire exceeded their authorized limits and while many executive level managers were notified, the final approval failed to be noted. Our policies and procedures require final approval and we will re-emphasize the importance of fully complying with such policies and procedures. The noted material non-compliance of item 1122(d)(2)(vii)(B) was in relation to two bank account reconciliations that were completed in less than 40 days rather than the required 30 days. Our policies and procedures require the bank account reconciliations to be completed within 30 days and we will re-emphasize the importance of complying with such policies and procedures.”

GMAC Mortgage, LLC

As of the initial cut-off date, GMAC Mortgage, LLC (“GMACM”) subserviced approximately 13.48% of the initial mortgage loans and Homecomings Financial, LLC (“Homecomings”) subserviced approximately 12.06% of the initial mortgage loans. GMACM is a Delaware limited liability company and a wholly-owned subsidiary of GMAC Residential Holding Company, LLC, which is a wholly-owned subsidiary of Residential Capital, LLC (“ResCap”). ResCap is a Delaware limited liability company and a wholly-owned subsidiary of GMAC Mortgage Group, LLC, which is a wholly-owned subsidiary of GMAC LLC. On August 24, 2007, Fitch Ratings reduced GMACM’s residential primary subservicer rating and residential primary servicer rating for Alt-A product from RPS1 to RPS1- and placed the servicer ratings on Rating Watch Negative.

ResCap, which owns indirectly all of the equity of both Homecomings and GMACM, has restructured the operations of Homecomings and GMACM. As a result of such restructuring, on September 24, 2007, Homecomings transferred its servicing platform and certain employees responsible for the servicing function to its affiliate GMACM.

Subsequent to the transfer of the servicing platform and employees from Homecomings to GMACM, in addition to the mortgage loans owned by the issuing entity which were previously serviced by GMACM, GMACM subservices the mortgage loans owned by the issuing entity which were previously serviced by Homecomings and Homecomings will no longer subservice any of the mortgage loans. In addition GMACM will be servicing all of the GMACM and Homecomings servicing portfolios, which will consist of the aggregate of the amounts set forth below under the headings “GMAC Mortgage, LLC Primary Servicing Portfolio” and “Homecomings Financial, LLC Servicing Portfolio.”

GMACM began acquiring, originating and servicing residential mortgage loans in 1985 through its acquisition of Colonial Mortgage Service Company, which was formed in 1926, and the loan administration, servicing operations and portfolio of Norwest Mortgage, which entered the residential mortgage loan business in 1906. These businesses formed the original basis of what is now GMACM.

GMACM maintains its executive and principal offices at 1100 Virginia Drive, Fort Washington, Pennsylvania 19034. Its telephone number is (215) 734-5000.

In addition, GMACM purchases mortgage loans originated by GMAC Bank, which is wholly-owned by IB Finance Holding Company, LLC, a subsidiary of ResCap and GMAC LLC, and which is an affiliate of GMACM. Formerly known as GMAC Automotive Bank, GMAC Bank, a Utah industrial bank, was organized in 2001. As of November 22, 2006, GMAC Bank became the successor to substantially all of the assets and liabilities of GMAC Bank, a federal savings bank.

GMACM generally retains the servicing rights with respect to loans it sells or securitizes, and also occasionally purchases mortgage servicing rights from other servicers or acts as a subservicer of mortgage loans (and does not hold the corresponding mortgage servicing right asset).

As of the six months ended June 30, 2007, GMACM acted as primary servicer and owned the corresponding servicing rights on approximately 2,271,474 of residential mortgage loans having an aggregate unpaid principal balance of approximately $284 billion, and GMACM acted as subservicer (and did not own the corresponding servicing rights) on approximately 334,864 loans having an aggregate unpaid principal balance of over $70.5 billion.

The following tables set forth the dollar amount of mortgage loans serviced by GMACM for the periods indicated, and the number of such loans for the same period. GMACM was the servicer of a residential mortgage loan portfolio of approximately $153.6 billion, $13.9 billion, $17.6 billion and $7.0 billion during the year ended December 31, 2003 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans (including home equity lines of credit), respectively. GMACM was the servicer of a residential mortgage loan portfolio of approximately $211.5 billion, $32.0 billion, $18.2 billion and $22.8 billion during the six months ended June 30, 2007 backed by prime conforming mortgage loans, prime non-conforming mortgage loans, government mortgage loans and second-lien mortgage loans (including home equity lines of credit), respectively. The percentages shown under “Percentage Change from Prior Year” represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

GMAC MORTGAGE, LLC PRIMARY SERVICING PORTFOLIO
($ IN MILLIONS)

	Year Ended December 31,				Six Months Ended June 30,
	2003	2004	2005	2006	2007
Prime conforming mortgage loans
No. of Loans	1,308,284	1,323,249	1,392,870	1,455,919	1,485,410
Dollar Amount of Loans	$153,601	$165,521	$186,364	$203,894	$211,462
Percentage Change from Prior Year	2.11%	7.76%	12.59%	9.41%
Prime non-conforming mortgage loans
No. of Loans	34,041	53,119	69,488	67,462	68,062
Dollar Amount of Loans	$13,937	$23,604	$32,385	$32,220	$32,035
Percentage Change from Prior Year	11.12%	69.36%	37.20%	(0.51)%
Government mortgage loans
No. of Loans	191,023	191,844	181,679	181,563	175,588
Dollar Amount of Loans	$17,594	$18,328	$18,098	$18,843	$18,166
Percentage Change from Prior Year	(16.91)%	4.17%	(1.25)%	4.12%
Second-lien mortgage loans
No. of Loans	282,128	350,334	392,261	514,085	542,414
Dollar Amount of Loans	$7,023	$10,374	$13,034	$20,998	$22,778
Percentage Change from Prior Year	5.36%	47.71%	25.64%	61.10%
Total mortgage loans serviced
No. of Loans	1,815,476	1,918,546	2,036,298	2,219,029	2,271,474
Dollar Amount of Loans	$192,155	$217,827	$249,881	$275,955	$284,441
Percentage Change from Prior Year	0.71%	13.36%	14.72%	10.43%

HOMECOMINGS FINANCIAL, LLC SERVICING PORTFOLIO

Homecomings Servicing Portfolio. The following table sets forth the aggregate principal amount of mortgage loans serviced by Homecomings for the past five years and for the six months ended June 30, 2007. The percentages shown under “Percentage Change from Prior Year” represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

First Lien Mortgage Loans

	Year Ended December 31,					Six Months Ended June 30,
Volume by Principal Balance	2002	2003	2004	2005	2006	2007
Prime Mortgages(1)	$27,343,774,000	$29,954,139,212	$31,943,811,060	$44,570,851,126	$67,401,832,594	$72,144,802,385
Non-Prime Mortgages(2)	$27,384,763,000	$39,586,900,679	$44,918,413,591	$52,102,835,214	$49,470,359,806	$43,013,399,177
Total	$54,728,537,000	$69,541,039,891	$76,862,224,651	$96,673,686,340	$116,872,192,400	$115,158,201,562
Prime Mortgages(1)	49.96%	43.07%	41.56%	46.10%	57.67%	62.65%
Non-Prime Mortgages(2)	50.04%	56.93%	58.44%	53.90%	42.33%	37.35%
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
Percentage Change from Prior Year(3)
Prime Mortgages(1)	7.09%	9.55%	6.64%	39.53%	51.22%
Non-Prime Mortgages(2)	60.71%	44.56%	13.47%	15.99%	(5.05)%
Total	28.55%	27.07%	10.53%	25.78%	20.89%

Junior Lien Mortgage Loans
	Year Ended December 31,					Six Months Ended June 30,
Volume by Principal Balance	2002	2003	2004	2005	2006	2007
Prime Mortgages(1)	$7,627,424,000	$7,402,626,296	$7,569,300,685	$7,442,264,087	$11,418,858,741	$11,134,597,105
Non-Prime Mortgages(2)	-	-	-	-	-	-
Total	$7,627,424,000	$7,402,626,296	$7,569,300,685	$7,442,264,087	$11,418,858,741	$11,134,597,105
Prime Mortgages(1)	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
Non-Prime Mortgages(2)	-	-	-	-	-	-
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
Percentage Change from Prior Year(3)
Prime Mortgages(1)	(4.94)%	(2.95)%	2.25%	(1.68)%	53.43%
Non-Prime Mortgages(2)	-	-	-	-	-
Total	(4.94)%	(2.95)%	2.25%	(1.68)%	53.43%

First Lien Mortgage Loans

	Year Ended December 31,					Six Months Ended June 30,
Volume by Number of Loans	2002	2003	2004	2005	2006	2007
Prime Mortgages(1)	125,209	143,645	150,297	187,773	252,493	264,077
Non-Prime Mortgages(2)	257,077	341,190	373,473	394,776	361,125	316,998
Total	382,286	484,835	523,770	582,549	613,618	581,075
Prime Mortgages(1)	32.75%	29.63%	28.70%	32.23%	41.15%	45.45%
Non-Prime Mortgages(2)	67.25%	70.37%	71.30%	67.77%	58.85%	54.55%
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
Percentage Change from Prior Year(3)
Prime Mortgages(1)	(6.30)%	14.72%	4.63%	24.93%	34.47%
Non-Prime Mortgages(2)	52.85%	32.72%	9.46%	5.70%	(8.52)%
Total	26.66%	26.83%	8.03%	11.22%	5.33%
Junior Lien Mortgage Loans

	Year Ended December 31,					Six Months Ended June 30,
Volume by Number of Loans	2002	2003	2004	2005	2006	2007
Prime Mortgages(1)	217,031	211,585	210,778	199,600	266,900	255,804
Non-Prime Mortgages(2)	-	-	-	-	-	-
Total	217,031	211,585	210,778	199,600	266,900	255,804
Prime Mortgages(1)	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
Non-Prime Mortgages(2)	-	-	-	-	-	-
Total	100.00%	100.00%	100.00%	100.00%	100.00%	100.00%
Percentage Change from Prior Year(3)
Prime Mortgages(1)	(5.20)%	(2.51)%	(0.38)%	(5.30)%	33.72%
Non-Prime Mortgages(2)	-	-	-	-	-
Total	(5.20)%	(2.51)%	(0.38)%	(5.30)%	33.72%

(1)	Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.
(2)
Product originated under the Subprime and Negotiated Conduit Asset programs. Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans—Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.

(3)	Represents year to year growth or decline as a percentage of the prior year’s volume.

Billing and Payment Procedures. As servicer, GMACM collects and remits mortgage loan payments, responds to borrower inquiries, accounts for principal and interest, holds custodial and escrow funds for payment of property taxes and insurance premiums, counsels or otherwise works with delinquent borrowers, supervises foreclosures and property dispositions and generally administers the loans. GMACM sends monthly invoices or annual coupon books to borrowers to prompt the collection of the outstanding payments. Borrowers may elect for monthly payments to be deducted automatically from bank accounts on the same day every month or may take advantage of on demand electronic payments made over the internet or via phone. GMACM may, from time to time, outsource certain of its servicing functions, such as contacting delinquent borrowers, property tax administration and hazard insurance administration, although any such outsourcing will not relieve GMACM of any of its responsibilities or liabilities as a servicer.

Mortgage Loan Servicing

Servicing of the Mortgage Loans

The servicers will have primary responsibility for servicing the mortgage loans as described under “Servicing and Administration of the Trust Fund—Servicing and Administrative Responsibilities” below. Each servicer will directly service the related mortgage loans under the supervision of the master servicer. Notwithstanding anything to the contrary in this prospectus supplement, the master servicer will not be ultimately responsible for the performance of the servicing activities by the servicers, except as described under “—Advances” below. If a servicer fails to fulfill its obligations under the related servicing agreement, the master servicer has the right to terminate that servicer and appoint a successor servicer as provided in the pooling and servicing agreement.

The trustee, the master servicer and any NIMS Insurer will be parties to or third party beneficiaries under, each servicing agreement and can enforce the obligations of the servicer thereunder. Under separate credit risk management agreements between the credit risk manager and certain of the servicers, the credit risk manager will provide certain monitoring and advisory services with respect to the mortgage loans.

Each servicer will use its reasonable efforts to ensure that all payments required under the terms and provisions of the mortgage loans are collected, and will follow collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account, to the extent such procedures are consistent with the related servicing agreement.

The transfer of the servicing of the mortgage loans to one or more successor servicers at any time will be subject to the conditions set forth in the pooling and servicing agreement and the servicing agreements, which include, among other things, the requirements that: (1) any such successor servicer have a net worth of not less than $15,000,000, (2) any such successor servicer be qualified to service mortgage loans for Freddie Mac or Fannie Mae, (3) the NIMS Insurer consents to such transfer (which consent will not be unreasonably withheld) and (4) that each rating agency confirm in writing that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current ratings of any of the certificates.

Servicing Accounts

The servicing agreements entered into by the servicers provide that the related servicer will establish a servicing account in the name of the trust fund and its successors and assigns. On the related servicer remittance date, each servicer will remit the amounts on deposit in the related servicing account to the master servicer for deposit into the distribution account, which is maintained by the securities administrator. The “servicer remittance date” for each servicer will be the 18th day of each month, or the business day immediately before the 18th if that day is not a business day. Each servicer is entitled to reimburse itself from the related servicing account for any advances made and expenses incurred, as described below under “—Servicing Compensation and Payment of Expenses” and “—Advances.” Each servicing account and the distribution account will consist solely of amounts relating to the mortgage loans, and amounts on deposit therein will not be commingled with any other funds not related to the trust fund.

Servicing Compensation and Payment of Expenses

The master servicer will be paid the monthly fee (the “master servicing fee”) with respect to each mortgage loan calculated at the master servicing fee rate (the “master servicing fee rate”). The master servicing fee and the master servicing fee rate are each as set forth under “Fees and Expenses of the Trust Fund.” The master servicer will pay any ongoing fees of the securities administrator and the trustee for substantially all of the mortgage loans, and any ongoing fees of Wells Fargo, as custodian, using a portion of its master servicing fee. The trustee will pay any ongoing fees of The Bank of New York Trust Company, N.A., as custodian from its trustee fee. The ongoing fees of Deutsche Bank, as custodian, shall be paid by the trustee from the Trust Fund. See “Fees and Expenses of the Trust Fund.”

Each servicer will be paid the monthly servicing fee with respect to each mortgage loan serviced by it calculated at the related servicing fee rate. The servicing fee and the servicing fee rate are each as set forth under “Fees and Expenses of the Trust Fund.” The excess, if any, of the servicing fee over the subservicing fee paid to GMACM, as subservicer (or any successor subservicer) will be paid on each Distribution Date to the holder of the Class ES Certificates. Under the pooling and servicing agreement, in certain circumstances all or some portion of the amount payable to the Class ES Certificates may instead be paid to a successor subservicer as servicing compensation.

The master servicing fee and each servicing fee are subject to reduction as described below under “—Prepayment Interest Shortfalls.” The master servicer and each servicer will be entitled to reimbursement for certain expenses prior to distribution of any amounts to certificateholders.

Waiver or Modification of Mortgage Loan Terms

The servicers may engage in a wide variety of loss mitigation practices including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements or capitalization of arrearages rather than proceeding with foreclosure or repossession, if applicable; provided, however, that generally a servicer may not permit any modification of a mortgage loan that would change the loan rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on a mortgage loan unless the mortgage loan is in default or default is reasonably foreseeable, and unless the servicer has determined that the loss mitigation practice would not be materially adverse to the trust fund. In making that determination, a servicer may take into account whether such loss mitigation practice will not be materially adverse to the trust fund in the aggregate on a present value basis using reasonable assumptions (including with respect to any estimated Realized Losses that might result absent such action). Modifications may have the effect of, among other things, reducing payments of principal, interest or other amounts owed under the mortgage loan, either temporarily or permanently, extending the final maturity date of the mortgage loan, deferring delinquent payments, or any combination of these or other modifications. However, no servicer may make or permit any modification, waiver or amendment of any term of any mortgage loan that would cause any REMIC created under the pooling and servicing agreement to fail to qualify as a REMIC or result in the imposition of any tax.

Prepayment Interest Shortfalls

When a borrower prepays a mortgage loan in full or in part between due dates for monthly payments, the borrower pays interest on the amount prepaid only from the last due date to the date of prepayment, with a resulting reduction in interest payable for the month during which the prepayment is made causing a “prepayment interest shortfall.” Any prepayment interest shortfall with respect to a prepayment in full and/or in part, as applicable, of a mortgage loan is generally required to be paid by the applicable servicer, generally limited to the extent that such amount does not exceed the total of its servicing fees on the related mortgage loans for the applicable Distribution Date.

Any prepayment interest shortfall required to be funded but not funded by the related servicer or a successor servicer is required to be funded by the master servicer, to the extent that such amount does not exceed the total of its master servicing fee for the applicable Distribution Date, through a reduction in the amount of the master servicer compensation.

Advances

Each servicer will generally be obligated to make advances with respect to delinquent payments of principal of and interest on the mortgage loans serviced by it (such delinquent interest reduced by the servicing fee), to the extent that such advances, in its reasonable judgment, are recoverable from future payments and collections, insurance payments or proceeds of liquidation of a mortgage loan. The master servicer will be obligated to make any such advances if a servicer is required to and fails to do so, and the trustee (in its capacity as successor master servicer) will be obligated to make any such advances if the master servicer is required to and fails in its obligation to do so, to the extent provided in the pooling and servicing agreement. Each servicer, the master servicer or the trustee, as applicable, will be entitled to recover any advances made by it with respect to a mortgage loan out of late payments thereon or out of related liquidation proceeds and insurance proceeds or, if those amounts are insufficient, from collections on other mortgage loans. Such reimbursements may result in Realized Losses.

The purpose of making these advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. No party will be required to make any advances with respect to reductions in the amount of the scheduled monthly payments on mortgage loans due to reductions made by a bankruptcy court in the amount of a scheduled monthly payment owed by a borrower or a reduction of the applicable loan rate by application of the Relief Act.

Hazard Insurance

To the extent not maintained by the related borrower, the servicers will maintain and keep, with respect to each mortgage loan (other than a loan secured by a cooperative or condominium unit), in full force and effect for each mortgaged property, a hazard insurance policy equal to at least the lesser of (i) the outstanding principal balance of the mortgage loan or (ii) either the maximum insurable value of the improvements securing such mortgage loan or, in some cases, the amount necessary to fully compensate for any damage or loss to improvements on a replacement cost basis, or equal to such other amount as calculated pursuant to a similar formulation as provided in the related servicing agreement, and containing a standard mortgagee clause. Because the amount of hazard insurance to be maintained on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and because residential properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state law. Such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism and malicious mischief. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

Where the property securing a mortgage loan is located at the time of origination in a federally designated flood area, the related servicer will cause with respect to such mortgage loan flood insurance to the extent available and in accordance with industry practices, or in some cases federally mandated requirements, to be maintained. Such flood insurance will be in an amount equal to the lesser of (i) the outstanding principal balance of the related mortgage loan and (ii) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis or, in some cases, the full insurable value, or equal to such other amount as calculated pursuant to a similar formulation as provided in the related servicing agreement, but not more than the maximum amount of such insurance available for the related mortgaged property under either the regular or emergency programs of the National Flood Insurance Program (assuming that the area in which such mortgaged property is located is participating in such program).

The servicers, on behalf of the trust fund and the certificateholders, will present claims to the insurer under any applicable hazard insurance policy. As set forth above, all collections under such policies that are not applied to the restoration or repair of the related mortgaged property or released to the borrower in accordance with normal servicing procedures are to be deposited in a designated account. In most cases, the servicers are required to deposit in a specified account the amount of any deductible under a blanket hazard insurance policy.

Realization Upon Defaulted Mortgage Loans

The servicers will take such action as they deem to be in the best interest of the trust fund with respect to defaulted mortgage loans and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted mortgage loans as to which no satisfactory collection arrangements can be made. To the extent set forth in the related servicing agreement, each servicer will service the property acquired by the trust fund through foreclosure or deed-in-lieu of foreclosure in accordance with procedures that such servicer employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions and, in some cases, Fannie Mae guidelines.

Because insurance proceeds cannot exceed deficiency claims and certain expenses incurred by a servicer, no insurance payments will result in a recovery to certificateholders that exceeds the principal balance of the defaulted mortgage loan together with accrued interest thereon less the related trust fund expense fees.

Optional Purchase of Defaulted Mortgage Loans

Subject to certain limitations set forth in the servicing agreement, any NIMS Insurer may have the right, but not the obligation, to purchase for its own account any defaulted mortgage loan for a purchase price equal to the outstanding principal balance of such mortgage loan, plus accrued interest thereon to the date of repurchase, plus any unreimbursed servicing advances or unpaid servicing fees allocable to the defaulted mortgage loan. The NIMS Insurer is prohibited from using any procedure in selecting defaulted mortgage loans to be purchased which would be materially adverse to Certificateholders. Any such purchase will be accomplished by remittance to the securities administrator of the purchase price for the defaulted mortgage loan for deposit into the distribution account.

Collection of Taxes, Assessments and Similar Items

Each servicer will, to the extent required by the related loan documents and the related servicing agreement, maintain one or more escrow accounts for the collection of hazard insurance premiums and real estate taxes with respect to the mortgage loans, and will make advances with respect to delinquencies in required escrow payments by the related borrowers.

Insurance Coverage

The master servicer and each servicer will be required to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

The Credit Risk Manager

Clayton Fixed Income Services Inc., a Colorado corporation, will act as the depositor’s representative in advising certain of the servicers regarding certain delinquent and defaulted mortgage loans serviced by it, and in monitoring and reporting to the depositor on the performance of such mortgage loans and the collection of any prepayment charges. Under an agreement between the depositor and the credit risk manager, certificateholders and other interested persons will be able to review the most recent report via the Internet at the credit risk manager’s website, https://reports.clayton.com, on or about the fifteenth calendar day of the month following each Distribution Date. However, the depositor is under no obligation to continue to make this information publicly available, and there can be no assurance that access to this website by certificateholders and others will not be terminated at any time. To access the credit risk manager report on the website, a login procedure can be initiated by clicking on “Register Here for Access to Public Data.” The user name will be the e-mail address of the person accessing the site and further instructions will be provided. Upon registration, such person will then be able to access the related report for this transaction by using the password “Harborview 2007-7.”

The credit risk manager will rely on mortgage loan data that is provided to it by certain of the servicers and the master servicer in performing its advisory and monitoring functions.

The credit risk manager will be paid a monthly fee (the “credit risk manager fee”) until the termination of the trust fund or until its removal by a vote of at least 66 2/3% of the certificateholders. The credit risk manager fee will be paid by the trust fund and is calculated at the credit risk manager fee rate (the “credit risk manager fee rate”). The credit risk manager fee and credit risk manager fee rate are each as set forth under “Fees and Expenses of the Trust Fund.”

Servicer Default

If a servicer is in default in its obligations under the related servicing agreement (and such default is not cured within any applicable grace period provided for in the related servicing agreement), the master servicer may, at its option, terminate the defaulting servicer and either appoint a successor servicer in accordance with the related servicing agreement or succeed to the responsibilities of the terminated servicer, pursuant to the applicable servicing agreement and the pooling and servicing agreement.

Transfer of Servicing Rights

Under the terms of the servicing agreements related to the GMACM serviced mortgage loans and those mortgage loans for which Downey is subservicer, respectively, GMACM and Downey, as applicable, will generally not have the right to transfer servicing responsibilities to another entity without the prior written approval of the seller as owner of the related servicing rights. Each other servicer (including Downey with respect to those mortgage loans serviced by it for which it owns the related servicing rights) will generally have the right, in its discretion, and with the consent of the master servicer (which consent will not be unreasonably withheld), to transfer servicing responsibilities to another entity that is qualified to service the mortgage loans in accordance with the related servicing agreement.

Amendment of the Servicing Agreements

Each servicing agreement may generally be amended only by written agreement signed by the related servicer, the seller and the master servicer. Such amendment must not materially adversely affect (i) the interest of the Certificateholders in the mortgage loans or (ii) the interest of the holders of the NIM Notes.

Servicing and Administration of the Trust Fund

Servicing and Administrative Responsibilities

The servicers, the master servicer, the securities administrator, the trustee, the credit risk manager and the custodians (defined below) will have the following responsibilities with respect to the trust fund:

Party:	Responsibilities:
Servicers	Performing the servicing functions with respect to the mortgage loans and the mortgaged properties in accordance with the provisions of the related servicing agreement, including, but not limited to:

•     collecting monthly remittances of principal and interest on the mortgage loans from the borrowers, depositing such amounts into the related servicing account and remitting amounts on deposit in the related servicing account to the distribution account on the related servicer remittance date;

•     collecting amounts in respect of taxes and insurance from the borrowers, depositing such amounts in the account maintained for the escrow of such payments and paying such amounts to the related taxing authorities and insurance providers, as applicable;

•     making advances with respect to delinquent payments of principal of and interest on the mortgage loans (any such delinquent interest reduced by the related servicing fee), except to the extent a servicer determines such advance is nonrecoverable;

•     paying, as servicing advances, customary costs and expenses incurred in the performance by such servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the mortgaged property, (b) any enforcement of judicial proceedings, including foreclosures, (c) compliance with the obligations under the related servicing agreement or (d) fire and hazard insurance coverage; and

• providing monthly loan-level reports to the master servicer.

Party:	Responsibilities:
See “Mortgage Loan Servicing—Servicing of the Mortgage Loans,” “—Servicing Accounts,” “—Advances,” “—Hazard Insurance” and “—Collection of Taxes, Assessments and Similar Items” above.

Master Servicer	Performing the master servicing functions in accordance with the provisions of the pooling and servicing agreement, including but not limited to:

• monitoring each servicer’s performance and enforcing each servicer’s obligations under the related servicing agreement and related underlying purchase agreement, as applicable;

• upon the failure of a servicer to make advances with respect to a mortgage loan, making those advances to the extent provided in the pooling and servicing agreement;

• upon the termination of a servicer, appointing a successor servicer, and until a successor servicer is appointed, acting as successor servicer; and

• preparing and providing to the securities administrator statements based on loan-level information obtained from the servicers (“Remittance Reports”).

See “The Master Servicer and the Securities Administrator” and “Mortgage Loan Servicing” above.

Securities Administrator	Performing the securities administrator functions in accordance with the provisions of the pooling and servicing agreement, including but not limited to:

• receiving amounts representing collections and payments with respect to the mortgage loans from the servicers for deposit into the distribution account on the related servicer remittance date;

• making monthly distributions to certificateholders from the distribution account on each Distribution Date;

• establishing and maintaining the Basis Risk Cap Account and depositing amounts received from the Basis Risk Cap Provider for distribution to the LIBOR certificates;

• establishing and maintaining the Swap Account and depositing therein any Net Swap Payments or Swap Termination Payments received from the Swap Provider for distribution to the LIBOR certificates;

•     distributing amounts on deposit in the Swap Account to the certificateholders and the Swap Provider in accordance with the priorities described under “Description of the Certificates—The Interest Rate Swap Agreement—Application of Deposits and Payments Received by the Supplemental Interest Trust” on each Distribution Date or the business day prior to such Distribution Date, as applicable;

• making available to the trustee, each certificateholder, the sponsor, the master servicer and each rating agency, statements based on Remittance Reports received from the master servicer;

•     establishing and maintaining the Final Maturity Reserve Account into which the securities administrator will deposit the Aggregate Final Maturity Reserve Amount for distribution to the LIBOR certificates;

• preparing and distributing annual investor reports summarizing aggregate distributions to holders necessary to enable certificateholders to prepare their tax returns;

Party:	Responsibilities:
• preparing and filing annual federal and (if required) state tax returns on behalf of the trust fund; and

• preparing and filing certain periodic reports with the Commission on behalf of the trust fund with respect to the certificates.

Trustee	Performing the trustee functions in accordance with the provisions of the pooling and servicing agreement, including but not limited to:

• upon the termination of the master servicer, appointing a successor master servicer, and until a successor master servicer is appointed, acting as successor master servicer;

•     upon the occurrence of a master servicer event of default under the pooling and servicing agreement to which the trustee has actual knowledge, providing notice of such master servicer event of default to the master servicer, the securities administrator, the depositor, the seller and the rating agencies; and

• upon the termination of a custodian, appointing a successor custodian.

Custodians	Performing the custodial functions in accordance with the provisions of the pooling and servicing agreement or the applicable custodial agreement, as applicable, including but not limited to:

• holding and maintaining the related mortgage files in a fire resistant facility intended for the safekeeping of mortgage loan files as agent for the trustee.

See “The Pooling and Servicing Agreement—Custody of the Mortgage Files; Custodians” below.

Credit Risk Manager
Performing the credit risk manager functions in accordance with the provisions of the pooling and servicing agreement and under the credit risk management agreements with certain of the servicers, including but not limited to:

• monitoring and/or making recommendations to the servicers regarding certain delinquent and defaulted mortgage loans; and

•     providing on a monthly basis certain reports to the trust fund, including, but not limited to, a loan-level loss and mitigation analysis, primary mortgage insurance claims analysis and prepayment premium analysis.

See “Servicing of Mortgage Loans—The Credit Risk Manager.”

Trust Accounts

All amounts in respect of principal and interest received from the borrowers or other recoveries in respect of the mortgage loans will, at all times before distribution thereof to the certificateholders or the Swap Provider, be held in trust accounts or other eligible accounts, which are accounts established in the name of the trustee. Funds on deposit in the trust accounts may be invested in permitted investments by the party responsible for such trust account. The trust accounts will be established by the applicable parties listed below, and any investment income earned on each trust account will be retained or distributed as follows:

Trust Account:	Responsible Party:	Application of any Investment Earnings:
Servicing Accounts	Servicers	Any investment earnings will be paid to the related servicer and will not be available for distribution to the holders of any certificates.

Distribution Account	Securities Administrator
One business day’s investment earnings will be paid as compensation to the securities administrator, and any remaining investment earnings not required for securities administrator compensation will be paid to the holder of the Class R Certificate.

Basis Risk Reserve Fund	Securities Administrator	Any investment earnings will remain in the Basis Risk Reserve Fund and will be for the benefit of, and be available for distribution to, the holder(s) of the LIBOR certificates.

Basis Risk Cap Account	Securities Administrator	Amounts in the Senior Basis Risk Cap Account will not be invested and will not be held in an interest-bearing account.

Swap Account	Securities Administrator	Amounts in the Swap Account will not be invested and will not be held in an interest-bearing account.

Final Maturity Reserve Account	Securities Administrator	Any investment earnings will remain in the Final Maturity Reserve Account and will be for the benefit of, and be available for distribution to, the holder of the Class C Certificates.

Pre-funding Account	Securities Administrator	Any investment earnings will be paid to the seller and will not be available for distribution to the holders of any certificates or for acquisition of any subsequent mortgage loans.

If funds deposited in any trust accounts are invested by the responsible party identified in the table above, the amount of any losses incurred in respect of any such investments will be deposited in the related trust account by the party entitled to the investment income from such account out of its own funds, without any right of reimbursement therefor.

Any one or more of the following obligations or securities held in the name of the securities administrator for the benefit of the certificateholders acquired at a purchase price of not greater than par, regardless of whether issued or managed by the depositor, the trustee, the master servicer, the securities administrator or any of their respective affiliates or for which an affiliate serves as an advisor will be considered a permitted investment:

(i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii) (A) demand and time deposits in, certificates of deposit of, bankers’ acceptances issued by or federal funds sold by any depository institution or trust company (including the trustee, the securities administrator or the master servicer or its agents acting in their respective commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company or its ultimate parent has a short-term unsecured debt rating in one of the two highest available rating categories of each rating agency rating the certificates and (B) any other demand or time deposit or deposit account that is fully insured by the FDIC;

(iii) repurchase obligations with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) rated A or higher by the rating agencies rating the certificates;

(iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America, the District of Columbia or any State thereof and that are rated by each rating agency rating the certificates in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations) that is rated by each rating agency rating the certificates in its highest short-term unsecured debt rating available at the time of such investment;

(vi) any mutual fund, money market fund, common trust fund or other pooled investment vehicle, including any such fund that is managed by the securities administrator or any affiliate of the securities administrator or for which the securities administrator or any of its affiliates acts as an adviser as long as such fund is rated in at least the second highest rating category by Moody’s and each other rating agency rating such fund; and

(vii) if previously confirmed in writing to the securities administrator, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to each rating agency rating the certificates in writing as a permitted investment of funds backing securities having ratings equivalent to its highest initial rating of the Senior Certificates.

In addition, no instrument described above may evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

Evidence as to Compliance

Each servicing agreement, the pooling and servicing agreement and each custodial agreement will each provide that in March of each year (or in the case of each custodian, until the reporting obligations for the issuing entity have been suspended), beginning in March 2008, the servicers and the custodians, respectively, will provide to the master servicer, the securities administrator and the depositor a report on an assessment of compliance with the AB Servicing Criteria. The pooling and servicing agreement will provide that in March of each year, beginning March 2008 (until the reporting obligations for the issuing entity have been suspended), the master servicer will provide to the securities administrator and the depositor, a report on an assessment of compliance with the AB Servicing Criteria applicable to it. In addition, any permitted subservicer or subcontractor of any of the parties described above that is participating in the servicing function relating to the mortgage loans within the meaning of Regulation AB will also provide to the master servicer, the securities administrator and the depositor a report on an assessment of compliance with the AB Servicing Criteria.

Each party that is required to deliver a report on assessment of servicing compliance must also deliver an attestation report from a firm of independent public accountants on the related assessment of compliance. The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting and pool asset administration. Each report is required to indicate that the AB Servicing Criteria were used to test compliance of the relevant party on a platform level basis and will set out any material instances of noncompliance.

The servicing agreements will also provide for delivery to the master servicer, the securities administrator and the depositor in March of each year, beginning March 2008, a separate annual statement of compliance from each servicer to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the related servicing agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement will specify each failure and the nature and status of that failure. This annual statement of compliance may be provided as a single form making the required statements as to more than one servicing agreement.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance filed with the Commission by the securities administrator with the annual report on Form 10-K may be obtained on the securities administrator’s website as set forth above under “Additional Information.” These items will also be filed with the issuing entity’s annual report on Form 10-K, to the extent required under Regulation AB.

Fees and Expenses of the Trust Fund

In consideration of their duties on behalf of the trust fund, the servicers, the master servicer, the securities administrator, the trustee, the custodians and the credit risk manager and any lender paid mortgage insurance providers will receive from the assets of the trust fund certain fees as set forth in the following table:

Fee Payable to:	Frequency of Payment:	Amount of Fee:	How and When Fee Is Payable:
Servicers	monthly
For approximately 82.15% of the initial mortgage loans the “servicing fee” will be a monthly fee out of interest collections received from such mortgage loan calculated as the product of (a) the outstanding principal balance of such mortgage loan as of the first day of the related Due Period and (b) 0.375% per annum.

For approximately 3.02% of the initial mortgage loans the “servicing fee” will be a monthly fee out of interest collections received from such mortgage loan calculated as the product of (a) the outstanding principal balance of such mortgage loan as of the first day of the related Due Period and (b) 0.250% per annum before the date the related mortgage loan changes from a fixed rate mortgage loan to an adjustable rate mortgage loan (the “reset date”), and on and after such reset date, 0.375% per annum.

For approximately 14.83% of the initial mortgage loans the “servicing fee” will be a monthly fee out of interest collections received from such mortgage loan calculated as the product of (a) the outstanding principal balance of such mortgage loan as of the first day of the related Due Period and (b) 0.250% per annum.

GMACM will receive the subservicing fee instead of the servicing fee. The excess of the servicing fee over the subservicing fee on such mortgage loans will be paid on each Distribution Date to the holders of the Class ES Certificates.

For those mortgage loans for which Downey is subservicer, Downey will receive the subservicing fee instead of the servicing fee.
Withdrawn from the related servicing account in respect of each mortgage loan, before distribution of any amounts to the distribution account and to certificateholders.

Master Servicer	monthly
The master servicer will receive as compensation for its services (i) for each mortgage loan, a monthly master servicing fee (after payment to the trustee of any of the trustee’s fee remaining unpaid from the distribution account, as described below) paid out of collections received from such mortgage loan calculated as a product of (a) the outstanding principal balance of such mortgage loan as of the first day of the related Due Period and (b) 0.005% (the “master servicing fee rate”), and (ii) the investment earnings, if any, on amounts on deposit in the distribution account from the business day immediately preceding the related Distribution Date to the related Distribution Date.
Withdrawn by the master servicer from the distribution account before distribution of any amounts to certificateholders.

Trustee	annually	The trustee will receive a fixed annual fee.	Payable by the master servicer from its own funds.

Custodians	monthly	The custodians will receive as compensation for their services a monthly fee as agreed with the master servicer or the trustee, or from the trust fund, as applicable.	Payable by the master servicer or the trustee from its own funds, or from the trust fund, as applicable.

Fee Payable to:	Frequency of Payment:	Amount of Fee:	How and When Fee Is Payable:

Securities Administrator	monthly	The securities administrator will receive as compensation for its services a monthly fee as agreed with the master servicer.	Payable by the master servicer from its own funds.

Credit Risk Manager	monthly
For each mortgage loan serviced by a servicer that has entered into a credit risk management agreement, the “credit risk manager fee” will be a monthly fee paid out of interest collections received from such mortgage loan calculated as the product of (a) the outstanding principal balance of such mortgage loan and (b) the credit risk manager fee rate.

The “credit risk manager fee rate” is 0.005%.
Withdrawn by the securities administrator from the distribution account before distributions of any amounts to certificateholders.

Lender Paid Mortgage Insurance Providers	monthly
For any mortgage loan covered by a lender paid mortgage insurance policy, the product of the outstanding principal balance of the related mortgage loan and the related lender paid mortgage insurance fee rate.

The lender paid mortgage insurance fee rates with respect to the initial mortgage loans with lender paid mortgage insurance range from 0.100% to 2.790% and the weighted average lender paid mortgage insurance fee rate as of the initial cut-off date is approximately 0.022% for all of the initial mortgage loans.
Payable out of funds on deposit in the related servicing account before payment of any amounts to certificateholders.

The servicing fees and master servicing fee are subject to reduction as described above under “Mortgage Loan Servicing—Prepayment Interest Shortfalls.” The servicers, the master servicer, the securities administrator, the credit risk manager, the trustee and the custodians will each be entitled to reimbursement for certain expenses prior to distribution of any amounts to certificateholders.

The servicing fees may not be changed without amendment of the related servicing agreement, and none of the other fees set forth in the table above may be changed without amendment of the pooling and servicing agreement. To the extent the servicers, the master servicer, the securities administrator, the credit risk manager, the trustee and the custodians are entitled to be reimbursed by the trust fund for expenses, they will be reimbursed before distributions are made on the certificates.

The Pooling and Servicing Agreement

General

The certificates will be issued pursuant to a pooling and servicing agreement dated as of September 1, 2007, among the depositor, the seller, the master servicer, the securities administrator, the credit risk manager, the trustee and Deutsche Bank National Trust Company, in its capacity as a custodian. The NIMS Insurer will be a third party beneficiary to the pooling and servicing agreement and as such will have certain rights under the pooling and servicing agreement for so long as the NIMS Insurer is owed any amounts in connection with its guaranty of the NIM Notes.

The Issuing Entity

On the closing date, and until the termination of the trust fund pursuant to the pooling and servicing agreement, HarborView Mortgage Loan Trust 2007-7 (the “issuing entity”) will be a common law trust formed under the laws of the State of New York. The issuing entity will be created under the pooling and servicing agreement by the depositor and its assets will consist of:

•	all of the depositor’s right, title and interest in the mortgage loans, including the related mortgage notes, mortgages and other related documents;

•	all payments on or collections in respect of the mortgage loans due after the applicable cut-off date, together with any proceeds thereof;

•	any mortgaged properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received from the foreclosed properties;

•	the rights of the trustee under all insurance policies required to be maintained pursuant to the pooling and servicing agreement;

•	the rights to enforce the limited representations and warranties made by the seller with respect to the mortgage loans under the mortgage loan purchase agreement and the assignment agreements;

•	the rights to enforce the representations and warranties made by the originators with respect to the mortgage loans under the underlying purchase agreements and the assignment agreements;

•	the rights to enforce obligations of a servicer under the related servicing agreements;

•	the rights of the depositor (which acquired the rights of the seller pursuant to the mortgage loan purchase agreement) under the servicing agreements;

•	the rights of the securities administrator under the Basis Risk Cap Agreement; and

•	certain other assets of the trust fund, including rights to amounts in the distribution account, the Basis Risk Cap Account and the Basis Risk Reserve Fund, as described herein.

On the closing date, the securities administrator will establish the Basis Risk Reserve Fund, which will be an asset of the trust fund. The issuing entity will not have any liabilities as of the closing date. The fiscal year end of the issuing entity will be December 31 of each year.

The issuing entity will not have any employees, officers or directors. The trustee, the securities administrator, the depositor, the servicers, the master servicer, the credit risk manager and the custodians will act on behalf of the issuing entity, and may only perform those actions on behalf of the issuing entity that are specified in the pooling and servicing agreement, the mortgage loan purchase agreement, the custodial agreements and the servicing agreements and, in the case of the credit risk manager, those actions on behalf of the issuing entity that are specified in each credit risk management agreement between the credit risk manager and the master servicer or a servicer, as applicable, and the consulting agreement between the credit risk manager and the depositor. See “The Master Servicer and the Securities Administrator,” “The Servicers,” “Servicing of the Mortgage Loans,” “Administration of the Trust Fund” and “The Pooling and Servicing Agreement” in this prospectus supplement.

The trustee, on behalf of the issuing entity, is only permitted to take such actions as are permitted under the pooling and servicing agreement. Under the pooling and servicing agreement, the securities administrator on behalf of the issuing entity will not have the power to issue additional certificates representing interests in the pooling and servicing agreement, borrow money on behalf of the trust fund or make loans from the assets of the trust fund to any person or entity, without the amendment of the pooling and servicing agreement by certificateholders and the other parties thereto as described under “The Pooling and Servicing Agreement—Amendment” in this prospectus supplement.

If the assets of the trust fund are insufficient to pay the certificateholders all principal and interest owed, holders of some or all classes of certificateholders will not receive all of their expected distributions of interest and principal and will suffer a loss. The risk of loss to holders of Subordinate Certificates is greater than to holders of Senior Certificates. See “Risk Factors—If credit enhancement is insufficient, you could experience losses on your certificates” in this prospectus supplement. The issuing entity, as a common law trust, is not eligible to be a debtor in a bankruptcy proceeding. In the event of a bankruptcy of the sponsor, the depositor or any originator, it is not anticipated that the trust fund would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

On the closing date, the Final Maturity Reserve Trust will be created under the pooling and servicing agreement, and its assets will consist of such amounts as from time to time are deposited in the Final Maturity Reserve Account. The Final Maturity Reserve Trust will be a common law trust formed under the laws of the State of New York. All assets of the Final Maturity Reserve Trust are payable under the pooling and servicing agreement to certificateholders. See “Description of the Certificates—The Final Maturity Reserve Trust.”

On the closing date, the Supplemental Interest Trust will be created under the pooling and servicing agreement, and its assets will consist of the Swap Agreement and such amounts as from time to time are deposited in the Swap Account. The Supplemental Interest Trust will be a common law trust formed under the laws of the State of New York. All assets of the Supplemental Interest Trust are payable under the pooling and servicing agreement to certificateholders or the Swap Provider, as applicable. See “Description of the Certificates—The Interest Rate Swap Agreement.”

Assignment of the Mortgage Loans

On the closing date for the initial mortgage loans and on any subsequent transfer date for the subsequent mortgage loans, the depositor will transfer to the trust fund all of its right, title and interest in and to each of the mortgage loans, together with the related mortgage notes, mortgages and other related documents, including all scheduled payments with respect to each mortgage loan due after the initial cut-off date or the applicable subsequent cut-off date, as applicable. Concurrently with the transfer of the initial mortgage loans, upon order of the depositor, the securities administrator will deliver the certificates to the depositor. Each mortgage loan transferred to the trust fund will be identified on the mortgage loan schedule prepared by the seller and delivered to the trustee pursuant to the pooling and servicing agreement. The mortgage loan schedule will include the Stated Principal Balance of each mortgage loan as of the applicable cut-off date, its loan rate and certain additional information.

Sale of the Mortgage Loans. Each transfer of the mortgage loans from the seller to the depositor and from the depositor to the trustee will be intended to be a sale of the mortgage loans and will be reflected as such in the mortgage loan purchase agreement and the pooling and servicing agreement, respectively. However, in the event of insolvency of either the seller or the depositor, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of the mortgage loans by the insolvent party as a financing secured by a pledge of the mortgage loans. In the event that a court were to recharacterize the sale of the mortgage loans by either the seller or the depositor as a financing, each of the depositor, as transferee of the mortgage loans from the seller, and the trustee will have a security interest in the mortgage loans transferred to it. The trustee’s security interest in the mortgage loans will be perfected by delivery of the mortgage notes to the trustee, in its capacity as a custodian, and to the other custodians, each of which will hold the mortgage notes on behalf of the trustee.

Delivery of Mortgage Loan Files. The pooling and servicing agreement will require that, upon certain conditions and within the time period specified in the pooling and servicing agreement, the seller will deliver to the trustee (or a custodian, as the trustee’s agent for that purpose) the mortgage notes evidencing the mortgage loans endorsed in blank or to the trustee on behalf of the certificateholders, together with the other related documents received by the seller from the originators pursuant to the terms of the related underlying purchase agreement. In lieu of delivery of an original mortgage, if an original is not available or is lost, the seller may deliver a true and complete copy of the original together with a lost note affidavit.

Within 90 days after the closing date or the subsequent transfer date, as applicable, the trustee, in its capacity as a custodian, and each of the other custodians on behalf of the trustee, will review the mortgage loans and the related documents that are in its possession pursuant to the pooling and servicing agreement. Pursuant to the terms of the underlying purchase agreements, if any mortgage loan or related document is found to be defective in any material respect and the defect is not cured within 90 days following delivery of the custodial certifications to the related originator by the trustee (or a custodian, as the trustee’s agent for that purpose), the applicable originator will be obligated to repurchase the defective loan at a purchase price equal to its outstanding principal balance as of the date of purchase, plus all accrued and unpaid interest computed at the loan rate through the end of the calendar month in which the purchase is made; provided, that in the case of mortgage loans originated by American Home Mortgage Corp., the seller will be obligated to repurchase any such defective loans at the purchase price described above.

The purchase price will be deposited in the distribution account on or prior to the next determination date after the related originator’s obligation to purchase the defective loan arises. The obligation of an originator to repurchase or substitute for (and, with respect to any costs and damages incurred by the trust fund in connection with any violation of any anti-predatory or anti-abusive lending laws, indemnify for) a defective mortgage loan is the sole remedy available to the trustee or the certificateholders regarding any defect in that mortgage loan and the related documents.

Upon discovery of a breach of any representation or warranty that materially and adversely affects the interests of the certificateholders in a mortgage loan and the related documents, the related originator or, with respect to certain limited representations or the mortgage loans originated by American Home Mortgage Corp., the seller, as applicable, will have a period of 90 days after discovery or notice of the breach to effect a cure. With respect to an originator, if such breach is not cured within the 90-day period, the applicable originator will be obligated to repurchase such mortgage loan under the same terms and conditions as set forth above for the purchase of defective loans as a result of deficient documentation. With respect to the seller, if such breach is not cured within the 90-day period, the seller will be obligated to either:

•
substitute for the defective loan an eligible substitute mortgage loan (provided that substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the effect that the substitution will not disqualify any REMIC created under the pooling and servicing agreement or result in a prohibited transaction tax under the Internal Revenue Code), or

•
repurchase the defective loan at a purchase price equal to its outstanding principal balance as of the date of purchase, plus all accrued and unpaid interest computed at the loan rate through the end of the calendar month in which the purchase is made, plus the amount of any unreimbursed servicing-related advances, plus, in the event that the defective loan is repurchased by the seller due to a breach of any representation and warranty relating to predatory and abusive lending laws, any costs and damages incurred by the trust fund in connection with a violation of a predatory or abusive lending law with respect to such defective loan.

The purchase price will be deposited in the distribution account on or prior to the next determination date after the seller’s obligation to purchase the defective loan arises. The obligation of the seller to repurchase or substitute for (or, with respect to any costs and damages incurred by the trust fund in connection with any violation of any anti-predatory or anti-abusive lending laws, indemnify for) a defective mortgage loan is the sole remedy available to the trustee or the certificateholders regarding any defect in that mortgage loan and the related documents.

For a mortgage loan to be eligible to be substituted for a mortgage loan (the “affected loan”), the substituted loan must meet the following criteria on the date of the substitution:

•
the substituted loan has an outstanding principal balance (or in the case of a substitution of more than one mortgage loan for a single affected loan, an aggregate Stated Principal Balance), not in excess of, and not more than 5% less than, the principal balance of the defective loan;

•	the substituted loan has a maximum loan rate and a gross margin not less than those of the affected loan and uses the same index as the affected loan;

•	the substituted loan has a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the affected loan;

•
the substituted loan complies with each representation and warranty as to the mortgage loans set forth in the pooling and servicing agreement (which are deemed to be made with respect to the substituted loan as of the date of substitution);

•	the substituted loan has been underwritten or re-underwritten by the seller in accordance with the same underwriting criteria and guidelines as the affected loan;

•	the substituted loan is of the same or better credit quality as the affected loan; and

•	the substituted loan satisfies certain other conditions specified in the pooling and servicing agreement.

In connection with the substitution of an eligible substitute mortgage loan, the seller will be required to deposit in the distribution account, on or prior to the next determination date after the seller’s obligation to purchase or substitute the affected loan arises, a substitution adjustment amount equal to the excess of the principal balance of the affected loan over the principal balance of the eligible substitute mortgage loan.

We can make no assurance that the seller or any originator will be able to fulfill its obligation to repurchase any of the mortgage loans when such obligation may arise.

Representations and Warranties

Pursuant to each underlying purchase agreement and the related assignment agreement or reconstitution agreement, each originator has made to the seller, as direct purchaser or assignee, as of the date the mortgage loans were sold to the seller (the “Original Sale Date”) certain representations and warranties concerning the mortgage loans that generally include the following; provided, that in the case of mortgage loans originated by American Home, the seller will make the representations and warranties concerning such mortgage loans:

(a) The information contained in the mortgage loan schedule is complete, true and correct;

(b) All payments required to be made up to, and excluding, the related cut-off date for such mortgage loan under the terms of the mortgage note have been made; the seller has not advanced funds, or induced, solicited or knowingly received any advance of funds from a party other than the owner of the mortgaged property subject to the mortgage, directly or indirectly, for the payment of any amount required by the mortgage loan;

(c) There are no delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the related mortgaged property;

(d) The terms of the mortgage note and the mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments that have been recorded, if necessary to protect the interests of the depositor, and which have been delivered to the depositor or a custodian. No mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the primary mortgage insurer, if any, and title insurer, to the extent required by the policy, and which assumption agreement is part of the mortgage file and the terms of which are reflected in the mortgage loan schedule;

(e) The mortgage note and the mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the mortgage note and the mortgage, or the exercise of any right thereunder, render the mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto. Each prepayment charge or penalty with respect to any mortgage loan is permissible, enforceable and collectable under applicable federal, state and local law;

(f) All buildings upon the mortgaged property are insured by an insurer acceptable to either Fannie Mae or Freddie Mac against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the mortgaged property is located. If the mortgaged property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect, which policy conforms to the requirements of either Fannie Mae or Freddie Mac;

(g) Any and all requirements of any federal, state or local law including, without limitation, all applicable predatory and abusive lending, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the mortgage loan or any prepayment penalty associated with the mortgage loan have been complied with;

(h) The mortgage has not been satisfied, canceled, subordinated, or rescinded, in whole or in part, and the mortgaged property has not been released from the lien of the mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission;

(i) The mortgage (including any negative amortization that may arise thereunder, with respect to a negative amortization loan) is a valid, existing and enforceable first lien on the mortgaged property, including all improvements on the mortgaged property subject only to (a) the lien of current real property taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the mortgage loan and which do not adversely affect the appraised value of the mortgaged property and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related mortgaged property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the mortgage loan establishes and creates a valid, existing and enforceable first lien and first priority security interest on the property described therein. The mortgaged property was not, as of the date of origination of the mortgage loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the mortgage;

(j) The mortgage note and the related mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or reorganization;

(k) The seller has good and marketable title to the mortgage loan and has full right to transfer and sell the mortgage loan to the depositor free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each mortgage loan;

(l) The mortgage loan is covered by an American Land Title Association (“ALTA”) lender’s title insurance policy acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the mortgaged property is located;

(m) There is no default, breach, violation or event of acceleration existing under the mortgage or the mortgage note and no event that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the seller has not waived any default, breach, violation or event of acceleration;

(n) To the best of the seller’s knowledge after reasonable inquiry and investigation, there are no mechanics’ or similar liens or claims that have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related mortgaged property that are or may be liens prior to, or equal or coordinate with, the lien of the related mortgage;

(o) The mortgage loan was originated by the seller or by a savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a federal or state authority, or by a mortgagee approved as such by the Secretary of HUD pursuant to Sections 203 and 211 of the National Housing Act. With respect to each negative amortization mortgage loan, the related mortgage note requires a monthly payment that is sufficient during the period following each payment adjustment date, to fully amortize the outstanding principal balance as of the first day of such period (including any negative amortization) over the then remaining term of such mortgage note and to pay interest at the related mortgage interest rate; provided that the monthly payment shall not increase to an amount that exceeds 107.5% of the amount of the monthly payment that was due immediately prior to the payment adjustment date; provided, further, that the payment adjustment cap shall not be applicable with respect to the adjustment made to the monthly payment that occurs in a year in which the mortgage loan has been outstanding for a multiple of five years and in any such year the monthly payment shall be adjusted to fully amortize the mortgage loan over the remaining term;

(p) The origination and collection practices used by the originator with respect to each mortgage note and mortgage have been in all respects legal, proper, prudent and customary in the mortgage origination and servicing business;

(q) To the best of the seller’s knowledge, after reasonable inquiry and investigation, the mortgaged property is free of damage and waste and there is no proceeding pending for the total or partial condemnation thereof;

(r) The mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the mortgaged property of the benefits of the security provided thereby and there is no homestead or other exemption available to the mortgagor that would interfere with the right to sell the mortgaged property at a trustee’s sale or the right to foreclose the mortgage;

(s) The mortgage loan was underwritten generally in accordance with the originator’s underwriting standards in effect at the time the mortgage loan was originated or acquired and the underwriting guidelines described in the related purchase price and terms letter;

(t) The mortgage note is not and has not been secured by any collateral except the lien of the corresponding mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in (i) above;

(u) No mortgage loan contains provisions pursuant to which monthly payments are (a) paid or partially paid with funds deposited in any separate account established by the seller, the mortgagor, or anyone on behalf of the mortgagor, (b) paid by any source other than the mortgagor or (c) contains any other similar provisions that may constitute a “buydown” provision. The mortgage loan is not a graduated payment mortgage loan and the mortgage loan does not have a shared appreciation or other contingent interest feature;

(v) With respect to an adjustable rate mortgage loan, the mortgagor has received all disclosure materials required by applicable law with respect to the making of an adjustable rate mortgage loan and rescission materials with respect to refinanced mortgage loans;

(w) No fraud was committed by the originator in connection with the origination or servicing of the mortgage loan and to the best of seller’s knowledge, no fraud was committed with respect to the mortgage loan on the part of the mortgagor or any other person involved in the origination of the mortgage loan;

(x) No mortgage loan is (a) subject to the provisions of the Homeownership and Equity Protection Act of 1994 as amended (“HOEPA”), (b) a “high cost” mortgage loan, “covered” mortgage loan or “predatory” mortgage loan under any federal, state or local law or (c) subject to any comparable federal, state or local statutes or regulations, including, without limitation, the provisions of the Georgia Fair Lending Act, the City of Oakland, California Anti-Predatory Lending Ordinance No. 12361 or any other statute or regulation providing assignee liability to holders of such mortgage loans;

(y) None of the proceeds of the mortgage loan were used to finance the purchase of single premium credit life or disability insurance policies or any comparable insurance;

(z) Each prepayment penalty is permissible and enforceable in accordance with its terms under applicable state law, except if the enforceability of that prepayment penalty is limited due to acceleration in connection with a foreclosure or other involuntary payment; and

(aa) No mortgage loan is a convertible mortgage loan.

The rights of the seller under each underlying purchase agreement (other than the related underlying purchase agreement for American Home) will be assigned by the seller to the depositor pursuant to the related assignment agreement or reconstitution agreement and the mortgage loan purchase agreement and, in turn, assigned by the depositor to the trustee for the benefit of the certificateholders under the pooling and servicing agreement.

Payments on Mortgage Loans; Deposits to Distribution Account

Distribution Account. The securities administrator will establish and maintain a separate distribution account for the benefit of the trustee and the holders of the certificates. The distribution account must be a segregated account that is:

•
an account or accounts maintained with a federal or state chartered depository institution or trust company the short term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short term unsecured debt obligations of such holding company) are rated F-1 by Fitch, P-1 by Moody’s and A-1+ by S&P at the time any amounts are held on deposit therein; or

•
an account or accounts the deposits in which are secured such that, as evidenced by an opinion of counsel delivered to the Securities Administrator and the Trustee and to each Rating Agency, the Trustee on behalf of the Certificateholders will have a claim with respect to the funds in the account or a perfected first priority security interest against the collateral (which shall be limited to permitted investments (as described in the pooling and servicing agreement)) securing those funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained; or

•
a trust account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity; or

•
otherwise acceptable to each rating agency named in this prospectus supplement without causing the reduction or withdrawal of its then current ratings of the certificates as evidenced by a letter from each rating agency to the trustee.

Upon receipt by the securities administrator of amounts in respect of the mortgage loans (excluding amounts representing the servicing fee, reimbursement for advances and servicing-related advances, and insurance proceeds to be applied to the restoration or repair of a mortgaged property, or similar items), the securities administrator will deposit these amounts in the distribution account. Amounts deposited in the distribution account may accrue interest with the depository institution with which it is held, or may be invested in certain eligible investments specified in the pooling and servicing agreement and maturing on or before the business day prior to the related Distribution Date unless they are managed or advised by the securities administrator or one of its affiliates, in which case the eligible investments may mature on the related Distribution Date. The types of eligible investments in which distribution account funds may be invested are specified in the pooling and servicing agreement and are specified under “Servicing and Administration of the Trust Fund—Accounts.”

Trust Fund Expense Fees

Trust fund expense fees are payable out of the interest payments on each mortgage loan. Trust fund expense fees accrue at an annual expense fee rate, referred to as the “trust expense fee rate,” calculated on the principal balance of each mortgage loan. With respect to each mortgage loan, the “trust expense fee rate” will equal the sum of the master servicing fee rate, the servicing fee rate, any credit risk manager fee rate and the rate at which the premium with respect to any lender paid mortgage insurance policy, if any, is calculated.

Pre-funding Account

On the closing date, the seller will deposit cash in the aggregate amount of approximately $46,298,444 into the pre-funding account. All of such amount will be allocated to loan group 2; the issuing entity will not be acquiring any subsequent mortgage loans in respect of loan group 1. All mortgage loans purchased by the issuing entity for loan group 2 through application of amounts on deposit in the pre-funding account will be “subsequent mortgage loans.” The amount to be deposited in the pre-funding account on the closing date may be increased by an amount equal to the aggregate Stated Principal Balance of any initial mortgage loans removed from the loan group 2 before the closing date.

During the pre-funding period, the amount on deposit in the pre-funding account will be allocated for purchase of subsequent mortgage loans for loan group 2 in accordance with the applicable provisions of the pooling and servicing agreement. Subsequent mortgage loans purchased by the issuing entity on any date during the pre-funding period (each a “subsequent transfer date”) must satisfy the criteria set forth in the pooling and servicing agreement. See “The Mortgage Loan Groups—Pre-funding and Conveyance of Subsequent Mortgage Loans” in this prospectus supplement. On the Distribution Date in January 2008, any remaining amounts in the pre-funding account for loan group 2 will be applied to reduce the class principal balances of the Group 2 Certificates.

Although it is intended that the acquisition of subsequent mortgage loans by the issuing entity will require application of substantially all of the amount deposited in the pre-funding account on the closing date and it is not currently anticipated that there will be any material principal payments from amounts remaining on deposit in the pre-funding account, no assurance can be given that such a payment will not occur on the Distribution Date in January 2008. In any event, it is unlikely that the seller will be able to deliver subsequent mortgage loans for loan group 2 having an aggregate Stated Principal Balance that exactly equals the amount deposited in the pre-funding account on the closing date for loan group 2.

Amounts on deposit in the pre-funding account will be invested in eligible investments at the direction of the seller, as described in the pooling and servicing agreement; such eligible investments are required to mature no later than the business day before a subsequent transfer date and, in any case no later than the January 2008 Distribution Date. All interest and any other investment earnings on amounts on deposit in the pre-funding account will be paid to the seller on the January 2008 Distribution Date.

Matters Relating to the Trustee and the Securities Administrator

The trustee (including in its capacity as a custodian) and the securities administrator will be entitled to reimbursement of all reasonable expenses (including fees and expenses of their counsel) incurred or made by the trustee and the securities administrator, respectively, in accordance with the pooling and servicing agreement, except for expenses incurred by the trustee or the securities administrator, as the case may be, in the routine administration of its duties under the pooling and servicing agreement and except for any expenses arising from its negligence, bad faith or willful misconduct. Each of the trustee and the securities administrator will also be entitled to indemnification from the trust fund for any loss, liability or expense incurred, arising out of, or in connection with, the acceptance or administration of the trusts created under the pooling and servicing agreement or in connection with the performance of its duties under the pooling and servicing agreement, the mortgage loan purchase agreement, Basis Risk Cap Agreement, the Swap Agreement and the servicing agreements, including the costs and expenses of defending itself against any claim in connection with the exercise or performance of its duties or powers under the pooling and servicing agreement. Each of the trustee and the securities administrator will not have any liability arising out of or in connection with the pooling and servicing agreement, the Basis Risk Cap Agreement, or the Swap Agreement, except that each of the trustee and the securities administrator may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that neither the trustee nor the securities administrator will be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the certificateholders, and the trustee will not be deemed to have notice of any event of default unless a responsible officer of the trustee has actual knowledge of the event of default or written notice of an event of default is received by the trustee at its corporate trust office. Neither the trustee nor the securities administrator is required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the pooling and servicing agreement, the Basis Risk Cap Agreement or the Swap Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

On each Distribution Date, the securities administrator will withdraw from the distribution account and reimburse itself and the Master Servicer and remit to the trustee and the custodians any reimbursable expenses from the distribution account prior to the calculation of Available Funds and distributions to certificateholders. The fees of the trustee and the securities administrator will be paid by the master servicer on behalf of the trust fund.

The trustee and the securities administrator may resign at any time, in which event the depositor will be obligated to appoint a successor trustee or securities administrator, as applicable. The depositor may also remove the trustee and the trustee may remove the securities administrator if the trustee or securities administrator, as applicable, ceases to be eligible to continue as such under the pooling and servicing agreement, if the trustee or the securities administrator becomes incapable of acting, bankrupt, insolvent or if a receiver takes charge of the trustee, the securities administrator or its respective property, or if the credit rating of the trustee or the securities administrator falls below certain levels. Upon such resignation or removal of the trustee or the securities administrator, the depositor and the trustee will be entitled to appoint a successor trustee or successor securities administrator, respectively. The trustee and the securities administrator may also be removed at any time by the certificateholders evidencing ownership of not less than 51% of the certificates having voting rights. Any resignation or removal of the trustee or the securities administrator and appointment of a successor trustee or successor securities administrator will not become effective until acceptance of the appointment by the successor trustee or the successor securities administrator, as applicable. Upon resignation or removal of the trustee or the securities administrator, the trustee or the securities administrator, as applicable, will be reimbursed any outstanding and unpaid fees and expenses, and if removed by the holders of the certificates as described above, the trustee or the securities administrator, as applicable, will also be reimbursed any outstanding and unpaid costs and expenses.

Deutsche Bank National Trust Company

Deutsche Bank National Trust Company (“DBNTC”) will act as trustee. DBNTC is a national banking association which has an office in Santa Ana, California. DBNTC has previously been appointed to the role of trustee for numerous mortgage-backed transactions in which residential mortgages comprised the asset pool and has significant experience in this area. DBNTC also will act as a custodian of certain of the mortgage files pursuant to the pooling and servicing agreement. DBNTC has performed this custodial role in numerous mortgage-backed transactions since 1991. DBNTC will maintain the mortgage files in secure, fire-resistant facilities. DBNTC will not physically segregate the mortgage files from other mortgage files in DBNTC’s custody but they will be kept in shared facilities. However, DBNTC’s proprietary document tracking system will show the location within DBNTC’s facilities of each mortgage file and will show that the mortgage loan documents are held by the trustee on behalf of the trust fund. DBNTC may perform certain of its obligations through one or more third party vendors. However, DBNTC will remain liable for the duties and obligations required of it under the pooling and servicing agreement. DBNTC has no pending legal proceedings that would materially affect its ability to perform its duties as trustee on behalf of the holders of the certificates or as a custodian. DBNTC is providing the information in the preceding paragraph at the depositor’s request to assist the depositor in the preparation of this prospectus supplement in compliance with Regulation AB.

Custody of the Mortgage Files; The Custodians

The servicers will generally not have responsibility for custody of the mortgage loan documents described under “—Assignment of Mortgage Loans” above. These documents are generally required to be delivered to the custodians. The custodians will hold the mortgage loan documents on behalf of the trustee pursuant to the pooling and servicing agreement or a custodial agreement, as applicable. The mortgage loan documents related to a mortgage loan will be held together in an individual file separate from other mortgage loan files held by the custodians. The custodians will maintain the mortgage loan documents in a fire-resistant facility intended for the safekeeping of mortgage loan files.

Each of DBNTC, in its capacity as a custodian, Wells Fargo, and The Bank of New York Trust Company, N.A. will act as custodians of the mortgage notes and related documents (each, a “custodian”). The custodians will be entitled to their respective compensation as set forth under “Fees and Expenses of the Trust Fund.”

Voting Rights

With respect to any date of determination, 99% of the voting rights will be allocated to each class of offered certificates, the Class B-9 Certificates and the Class C Certificates, pro rata, based on a fraction, expressed as a percentage, the numerator of which is the class principal balance of that class and the denominator of which is the aggregate of the class principal balances of all classes then outstanding. The Class R Certificates will have 1% of the voting rights; provided, however, when none of the regular certificates is outstanding, all of the voting rights of the regular certificates will be allocated to the holder of the Class R Certificates. The Class P and Class ES Certificates will have no voting rights.

The voting rights, if any, allocated to a class of certificates will be allocated among all holders of that class, pro rata, based on a fraction the numerator of which is the certificate principal balance of each certificate of that class and the denominator of which is the class principal balance of that class. However, any certificate registered in the name of any servicer, the master servicer, the securities administrator, the trustee or any of their respective affiliates will not be included in the calculation of voting rights as long as other certificates registered in the names of other entities remain outstanding.

Amendment

The pooling and servicing agreement may be amended by the depositor, the seller, the master servicer, the securities administrator and the trustee, with the consent of the NIMS Insurer but without the consent of the holders of the certificates, for any of the purposes set forth under “Operative Agreements—Amendment” in the prospectus. In addition, the pooling and servicing agreement may be amended by the depositor, the seller, the master servicer, the securities administrator and the trustee, with the consent of the NIMS Insurer and the holders of a majority in interest of each class of affected certificates, for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the holders of any class of certificates. However, in no event, may any amendment:

•
reduce in any manner the amount of, or delay the timing of, distributions required to be made on any class of offered certificates without the consent of the holders of all the affected certificates; or

•
affect adversely in any material respect the interests of the holders of any class of offered certificates in a manner other than as described in the clause above, without the consent of the holders of that class evidencing percentage interests aggregating at least 66⅔%; or

•
reduce the aforesaid percentages of the aggregate outstanding class principal balances of the offered certificates, the holders of which are required to consent to any such amendment, without the consent of the holders of all those certificates.

Optional Termination of the Trust Fund

On any Distribution Date following the date on which the aggregate Stated Principal Balance of the mortgage loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced and unscheduled collections of principal received during the related Prepayment Period) and REO Properties is equal to or less than 10% of the sum of (1) the aggregate Stated Principal Balance of the mortgage loans as of the initial cut-off date and (2) the amount on deposit in the pre-funding account on the closing date, the master servicer, with the prior written consent of the NIMS Insurer (which consent will not be reasonably withheld), will have the right to purchase all of the mortgage loans and REO properties remaining in the trust fund. We refer to the date on which this option may be exercised as the “optional termination date” of the trust fund. In the event that the option is exercised, the repurchase will be made at a price generally equal to the sum of:

(1)
the greater of (x) the aggregate Stated Principal Balance of the mortgage loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced and unscheduled collections of principal received during the related Prepayment Period) and the appraised value of each REO property and (y) the fair market value of the mortgage loans and REO properties as determined and agreed upon by the master servicer and the holders of a majority of the percentage interest in the Class C Certificates;

(2)	accrued and unpaid interest at the related loan rate up to and including the first day of the month in which the termination price is paid;

(3)	the amount of any unreimbursed servicing-related advances made by each servicer or the master servicer, and any unpaid servicing fees and master servicing fees in respect of the mortgage loans;

(4)	any Swap Termination Payment payable to the Swap Provider due to the exercise of the master servicer’s option to purchase the mortgage loans;

(5)	any reimbursement amounts owed to the NIMS Insurer; and

(6)	any Basis Risk Shortfalls then remaining unpaid or which is due to the exercise of the option;

provided, however, the option to purchase the assets of the trust fund will only be exercised if the termination price is sufficient to result in the payment of all interest accrued on and amounts necessary to retire the class principal balances of the NIM Notes, if any, and any amounts owed to the NIMS Insurer.

If the determination of the fair market value of the mortgage loans and REO property is required to be made as provided in clause (1)(y) above, (i) such determination will be based on an appraisal of the value of the mortgage loans and the REO properties conducted by an independent appraiser mutually agreed upon by the master servicer and the holders of a majority of the percentage interest in the Class C Certificates, (ii) such appraisal will be obtained at no expense to the trustee or the master servicer and (iii) notwithstanding anything to the contrary above, the trustee and the master servicer may solely and conclusively rely on, and will be protected in relying on, such appraisal. To extent the fair market value determined in clause (1)(y) above exceeds the amount determined in clause (1)(x) above, such excess will be distributed to the holders of the Class C Certificates by the securities administrator. All other proceeds from the termination will be included in Available Funds and will be distributed to the holders of the certificates in accordance with the pooling and servicing agreement.

Any purchase of the mortgage loans and REO properties in accordance with the preceding paragraphs will result in the early retirement of any outstanding certificates.

If the master servicer fails to exercise the option to purchase the mortgage loans and REO properties, the NIMS Insurer will have the right to cause the master servicer to exercise such option so long as it is insuring the NIM Notes or is owed any amounts in connection with such guaranty of the NIM Notes. The pooling and servicing agreement will provide that if there are NIM Notes outstanding on the date on which the master servicer intends to exercise its option to repurchase the mortgage loans and REO properties, the master servicer may only exercise its option with the prior written consent of 100% of the NIM Notes and upon payment of an additional amount which will retire any amounts of principal and/or interest due to the holders of the NIM Notes.

Events of Default

An event of default with respect to the master servicer will consist, among other things, of:

•
any failure by the master servicer to make an advance or any other failure by the master servicer to deposit in the distribution account any deposit required to be made under the terms of the pooling and servicing agreement and the continuance of such failure for two business days following the date upon which written notice of such failure is given to the master servicer; or

•
any failure by the master servicer to duly observe or perform in any material respect any other of its covenants or agreements in the pooling and servicing agreement, including failure to deliver certain reports and certificates, which continues unremedied for 60 days after the date on which written notice of the failure is given to the master servicer; or

•
a sale or pledge of any of the rights of the master servicer under the pooling and servicing agreement or an assignment or a delegation of the rights or duties of the master servicer under the pooling and servicing agreement will have occurred in any manner which is not permitted under the pooling and servicing agreement; or

•
insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations.

Rights Upon Event of Default

So long as an event of default under the pooling and servicing agreement remains unremedied, the trustee may (and, pursuant to the pooling and servicing agreement, if so directed by certificateholders evidencing not less than 51% of the voting rights, must) terminate all of the rights and obligations of the master servicer in its capacity as master servicer of the mortgage loans, as provided in the pooling and servicing agreement. In the case of the occurrence of an event of default for the failure of the master servicer to provide the reports described under “Servicing and Administration of the Trust Fund—Evidence as to Compliance” above, the depositor may terminate the master servicer. If the master servicer is terminated, the trustee will either succeed to, or appoint a successor to succeed to, all of the responsibilities and duties of the master servicer under the pooling and servicing agreement, including the obligation to make advances.

No assurance can be given that termination of the rights and obligations of the master servicer under the pooling and servicing agreement would not adversely affect the servicing of the mortgage loans, including the loss and delinquency experience of the mortgage loans.

No certificateholder, solely by virtue of its status as a holder of a certificate, will have any right under the pooling and servicing agreement to institute any proceeding with respect to the termination of the master servicer, unless the holder previously has given to the trustee written notice of the master servicer’s default and certificateholders having not less than 51% of the voting rights agree to the termination and have offered an indemnity reasonably acceptable to the trustee.

Description of the Certificates

General

The certificates will be issued pursuant to the pooling and servicing agreement. Set forth below is a description of the material terms and provisions pursuant to which the offered certificates will be issued. The following description is subject to, and is qualified in its entirety by reference to, the actual provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the provisions or terms are as specified in the pooling and servicing agreement.

The issuing entity will issue the following classes of senior certificates:

•	the Class 1A-1A Certificates,
•	the Class 2A-1A Certificates,
•	the Class 2A-1B Certificates, and
•	the Class 2A-1C Certificates,

in addition to the following classes of subordinate certificates:

•	the Class B-1 Certificates,
•	the Class B-2 Certificates,
•	the Class B-3 Certificates,
•	the Class B-4 Certificates,
•	the Class B-5 Certificates,
•	the Class B-6 Certificates,
•	the Class B-7 Certificates,
•	the Class B-8 Certificates, and
•	the Class B-9 Certificates.

In addition, the issuing entity will issue (1) the Class C Certificates, which are entitled to interest and such other amounts as described in the pooling and servicing agreement, (2) the Class P Certificates, which are entitled to all of the prepayment penalties received in respect of the mortgage loans, other than mortgage loans serviced by Countrywide, (3) the Class R Certificates, which are not expected to be entitled to any material distributions, and (4) the Class ES Certificates, which are entitled to an amount described in “Mortgage Loan Servicing—Servicing Compensation and Payment of Expenses.”

Only the Senior Certificates and the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7 and Class B-8 Certificates are offered by this prospectus supplement and the accompanying prospectus.

The classes of offered certificates will have the respective initial class principal balances set forth on the cover page or described herein. The initial class principal balances of the certificates may vary in the aggregate by plus or minus 10%. On any date subsequent to the closing date, the class principal balance of a class of certificates will equal its initial class principal balance, as increased by any amounts of net deferred interest allocated to such class as described under “—Interest” below, reduced by all amounts actually distributed as principal of that class, all Realized Losses applied in reduction of principal of that class on all prior Distribution Dates and any amounts allocated to any class of Subordinate Certificates in reduction of its class principal balance if the aggregate class principal balances of all classes of certificates following all distributions and the allocations of Realized Losses on that Distribution Date exceeds the Pool Balance as of the first day of the month of that Distribution Date, as described below under “—Allocation of Losses;” provided, however, that on any Distribution Date, the class principal balance of a class of certificates to which Realized Losses have been allocated (including any such class of certificates for which the class principal balance has been reduced to zero) will be increased, up to the amount of Recoveries for such Distribution Date, as follows: (a) first, the class principal balance of each class of Senior Certificates with respect to which each Recovery was collected will be increased, pro rata, up to the amount of Realized Losses previously allocated to reduce the class principal balance of each such class of certificates and (b) second, the class principal balance of each class of Subordinate Certificates will be increased, in order of seniority, up to the amount of Realized Losses previously allocated to reduce the class principal balance of each such class of certificates and not previously reimbursed.

The classes of offered certificates will have the respective pass-through rates described under “—Interest—Pass-Through Rates” below.

The Class B-9, Class C, Class P, Class R and Class ES Certificates are not offered by this prospectus supplement. With respect to any Distribution Date, the Class C Certificates will have an initial class principal balance equal to the excess of the aggregate Stated Principal Balance of the mortgage loans as of the applicable cut-off date over the total initial class principal balances of the LIBOR certificates. The initial class principal balance of the Class P Certificates will be $100. The Class P Certificates will not bear interest. The Class R and ES Certificates will not have a certificate principal balance and will not bear interest.

The initial class principal balance of the Class B-9 Certificates will be approximately $11,504,000, subject to the ten percent variance described above. The Class B-9 Certificates will have the pass-through rate described under “—Interest—Pass-Through Rates” below.

Greenwich Capital Markets, Inc. will initially hold the Class P and Class C Certificates and intends to enter into a NIMS Transaction. The NIM Notes issued in the NIMS Transaction may be insured by a NIMS Insurer. If the NIM Notes are so insured, the NIMS Insurer will have certain rights under the pooling and servicing agreement and the servicing agreement as described herein.

The offered certificates will be issued in book-entry form as described under “—Book-Entry Registration and Definitive Certificates” below. The offered certificates will be issued in minimum dollar denominations of $25,000 and integral multiples of $1 in excess thereof, provided that such certificates must be purchased in minimum total investments of at least $100,000.

Distributions on the offered certificates will be made by the securities administrator, as paying agent, on each Distribution Date, beginning in October 2007, to the persons or entities in whose names the offered certificates are registered at the close of business on the related record date. The record date for any Distribution Date with respect to the LIBOR certificates is the last business day immediately preceding that Distribution Date (or the closing date, in the case of the first Distribution Date), unless such certificates are no longer book-entry certificates, in which case the record date is the last business day of the month immediately preceding the month in which that Distribution Date occurs.

Book-Entry Registration and Definitive Certificates

The offered certificates initially will be book-entry certificates. Persons and entities that acquire beneficial ownership interests in the book-entry certificates will be deemed “certificate owners” and will hold their certificates through The Depository Trust Company (“DTC”) in the United States, or, upon request, through Clearstream Banking Luxembourg, or Euroclear in Europe, if they are participants of those systems, or indirectly through organizations which are participants in those systems. Each class of book-entry certificates will be issued in the form of one or more global certificates that equal the class principal balance of that class and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream and JPMorgan Chase Bank will act as depositary for Euroclear. Except as described below, no beneficial owner of a book-entry certificate will be entitled to receive a definitive (i.e., physical) certificate. Unless and until definitive certificates are issued, it is anticipated that the only “certificateholder” of the offered certificates will be Cede & Co., as nominee of DTC. Beneficial owners of book-entry certificates will not be “Certificateholders” as that term is used in the pooling and servicing agreement. Beneficial owners of book-entry certificates are only permitted to exercise their rights indirectly through DTC participants.

A certificate owner’s ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the owner’s account for such purpose. In turn, the financial intermediary’s ownership of the book-entry certificate will be recorded on the records of DTC (or of a participant that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s financial intermediary is not a participant, and on the records of Clearstream or Euroclear, as appropriate).

Certificate owners will receive all distributions of principal of and interest on the book-entry certificates from the securities administrator, as paying agent, through DTC and DTC participants. So long as the book-entry certificates are outstanding (except under the circumstances described below), DTC’s rules (consisting of all the rules, regulations and procedures creating and affecting DTC and its operations), require that DTC:

•	make book-entry transfers among participants on whose behalf it acts with respect to the book-entry certificates, and

•	receive and transmit distributions of principal of, and interest on, the book-entry certificates.

Participants and indirect participants with which certificate owners have accounts with respect to book-entry certificates are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective certificate owners. Accordingly, although certificate owners will not possess certificates representing their respective interests in the book-entry certificates, DTC’s rules provide a mechanism by which certificate owners will receive distributions and will be able to transfer their interests.

Certificate owners will not receive or be entitled to receive certificates representing their respective interests in the offered certificates, except under the limited circumstances described below. Unless and until definitive certificates are issued, certificate owners who are not DTC participants may transfer ownership of book-entry certificates only through participants and indirect participants by instructing such participants and indirect participants to transfer the book-entry certificates, by book-entry transfer, through DTC for the account of the purchasers of the book-entry certificates, which account is maintained with their respective participants. Under DTC’s rules and in accordance with DTC’s normal procedures, transfers of ownership of book-entry certificates will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing certificate owners.

Because of time zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on the business day following the DTC settlement date. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the certificates, see “Material Federal Income Tax Consequences—REMIC Certificates—C. Regular Certificates—Non-U.S. Persons,” “—Information Reporting and Backup Withholding” and “—New Withholding Regulations” in the prospectus.

Transfers between participants will occur in accordance with DTC’s rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons or entities holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by the relevant European depositary. However, these cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant European depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear Participants may not deliver instructions directly to the European depositaries.

DTC is a New York-chartered limited purpose trust company, and performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the book-entry certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of book-entry certificates will be subject to the DTC’s rules as in effect from time to time.

Clearstream Banking Luxembourg, 42 Avenue J.F. Kennedy, L-2967 Luxembourg, is a limited liability company incorporated under the laws of the Grand Duchy of Luxembourg. Clearstream is a subsidiary of Clearstream International, société anonyme (“Clearstream International”), which was formed in January 2000 through the merger of Cedel International and Deutsche Boerse Clearing, a subsidiary of Deutsche Boerse AG. In July 2002, Deutsche Boerse AG acquired Cedel International and its 50 percent interest in Clearstream International.

Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Banque Central du Luxembourg (Luxembourg Central Bank) and the Commission de Surveillance du Secteur Financier (Luxembourg Commission for the Supervision of the Financial Sector), which supervise Luxembourg banks.

Clearstream holds securities for its participating organizations. Clearstream facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, eliminating the need for physical movement of certificates. Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates and eliminating any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./NV (the “Euroclear Operator”), under contract with Euroclear Clearance System plc, a United Kingdom corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

The Euroclear Operator has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the terms and conditions governing use of Euroclear. The related operating procedures of the Euroclear System and applicable Belgian law govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Distributions on the book-entry certificates will be made on each Distribution Date by the securities administrator, as paying agent, to DTC. DTC will be responsible for crediting the respective amounts to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures. Each DTC participant will be responsible for disbursing the payments to the beneficial owners of the book-entry certificates that it represents and to each financial intermediary for which it acts as agent. In turn, each financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

Under a book-entry format, beneficial owners of the book-entry certificates may experience some delay in their receipt of payments, because such payments will be forwarded by the securities administrator, as paying agent, to Cede & Co. Distributions with respect to certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by the relevant European depositary. Distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See “Material Federal Income Tax Consequences—REMIC Certificates—C. Regular Certificates— Non-U.S. Persons” and “—Information Reporting and Backup Withholding” in the prospectus. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in DTC, or otherwise take actions in respect of the book-entry certificates, may be limited due to the lack of physical certificates. In addition, issuance of certificates in book-entry form may reduce the liquidity of the certificates in the secondary market because certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

Monthly and annual reports on the trust fund will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with DTC’s rules, and to the financial intermediaries to whose DTC accounts the book-entry certificates of such beneficial owners are credited.

DTC has advised the securities administrator that, unless and until definitive certificates are issued, DTC will take any action permitted to be taken by the holders of the book-entry certificates under the pooling and servicing agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry certificates are credited, to the extent that such actions are taken on behalf of financial intermediaries whose holdings include book-entry certificates. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the pooling and servicing agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant European depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some book-entry certificates that conflict with actions taken with respect to other book-entry certificates.

Definitive certificates will be issued to beneficial owners of book-entry certificates, or their nominees, rather than to DTC, only if:

•
DTC or the depositor advises the securities administrator in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry certificates and the depositor or the securities administrator is unable to locate a qualified successor; or

•	the depositor, with the consent of the applicable DTC participants, elects, in writing, to terminate the book entry system through DTC; or

•
after the occurrence of an event of default under the pooling and servicing agreement, beneficial owners having percentage ownership interests aggregating not less than 51% of the book-entry certificates advise the securities administrator and DTC, through the financial intermediaries and the DTC participants in writing, that the continuation of the book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the securities administrator, as certificate registrar, will use all reasonable efforts to notify the beneficial owners of the occurrence of the event and the availability through DTC of definitive certificates. Upon surrender by DTC of the global certificate or certificates representing the book-entry certificates and instructions for re-registration, the securities administrator will issue definitive certificates, and thereafter the securities administrator will recognize the holders of the definitive certificates as “Certificateholders” under the pooling and servicing agreement. The definitive certificates will be transferable and exchangeable at the offices of the securities administrator, as certificate registrar, from time to time for these purposes. The securities administrator, as certificate registrar, has initially designated its office located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 for such purposes.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of book-entry certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures, which may be discontinued at any time.

None of the depositor, the master servicer, the servicers, the underwriter, the seller, the securities administrator or the trustee will have any responsibility for any aspect of the records relating to, or payments made on account of, beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests or transfer thereof.

According to DTC, the foregoing information with respect to DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Distributions on the Certificates

As more fully described in this prospectus supplement, distributions to holders of each class of offered certificates and the Class B-9 Certificates will be made on each Distribution Date from Available Funds. The holders of the Class P Certificates will be entitled to all prepayment charges received on the mortgage loans, other than mortgage loans serviced by Countrywide, and such amounts will not be available for distribution to the holders of the offered certificates.

Interest

Distribution of Interest. On each Distribution Date (or in the case of payments to the Swap Provider, the business day prior to each Distribution Date) the securities administrator will withdraw from the distribution account that portion of Available Funds for such Distribution Date consisting of the Interest Remittance Amount with respect to each loan group for such Distribution Date and principal prepayments for the related Prepayment Period to the extent of the deferred interest for such Distribution Date, and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Interest Remittance Amount remaining for such Distribution Date and principal prepayments for the related Prepayment Period to the extent of the deferred interest for such Distribution Date:

(i)
from the Interest Remittance Amount and principal prepayments for the related Prepayment Period to the extent of the deferred interest for such Distribution Date for the related loan group, concurrently, as follows:

(a)
from the Interest Remittance Amount and principal prepayments related to the group 1 mortgage loans for the related Prepayment Period up to an amount equal to the deferred interest related to the group 1 mortgage loans, in the following priority:

(1)
first, for deposit into the Swap Account, the allocable portion of any Net Swap Payment or Swap Termination Payment (not due to a Swap Provider Trigger Event) for loan group 1 (based on the applicable group percentage) owed to the Swap Provider (including amounts remaining unpaid from previous Distribution Dates);

(2)
second, for deposit into the Swap Account, the amount of any Net Swap Payment or Swap Termination Payment (not due to a Swap Provider Trigger Event) owed to the Swap Provider to the extent not paid previously or from the Interest Remittance Amount related to the group 2 mortgage loans in accordance with clause (b)(1) below;

(3)	third, to the Final Maturity Reserve Account, the Group 1 Final Maturity Reserve Amount, if any, for that Distribution Date;

(4)	fourth, to the Final Maturity Reserve Account, the Group 2 Final Maturity Reserve Amount, if any, for that Distribution Date, to the extent not paid pursuant to clause (b)(3) below;

(5)	fifth, to the holders of the Class 1A-1A Certificates, the Monthly Interest Distributable Amount and the Unpaid Interest Shortfall Amount, if any, to which such class is entitled; and

(6)
sixth, concurrently, on a pro rata basis, to the holders of the Class 2A-1A, Class 2A-1B and Class 2A-1C Certificates, the related Monthly Interest Distributable Amount and the Unpaid Interest Shortfall Amount, if any, to which each such class is entitled, to the extent not paid pursuant to clause (b)(5) below;

(b)
from the Interest Remittance Amount and principal prepayments related to the group 2 mortgage loans for the related Prepayment Period up to an amount equal to the deferred interest for such Distribution Date related to the group 2 mortgage loans, in the following priority:

(1)
first, for deposit into the Swap Account, the allocable portion of any Net Swap Payment or Swap Termination Payment (not due to a Swap Provider Trigger Event) for loan group 2 (based on the applicable group percentage) owed to the Swap Provider (including amounts remaining unpaid from previous Distribution Dates);

(2)
second, for deposit into the Swap Account, the amount of any Net Swap Payment or Swap Termination Payment (not due to a Swap Provider Trigger Event) owed to the Swap Provider to the extent not paid previously or from the Interest Remittance Amount related to the group 1 mortgage loans in accordance with clause (a)(1) above;

(3)	third, to the Final Maturity Reserve Account, the Group 2 Final Maturity Reserve Amount, if any, for that Distribution Date;

(4)	fourth, to the Final Maturity Reserve Account, the Group 1 Final Maturity Reserve Amount, if any, for that Distribution Date, to the extent not paid pursuant to clause (a)(3) above;

(5)
fifth, concurrently, on a pro rata basis, to the holders of the Class 2A-1A, Class 2A-1B and Class 2A-1C Certificates, the related Monthly Interest Distributable Amount and the Unpaid Interest Shortfall Amount, if any, to which each such class is entitled; and

(6)
sixth, to the holders of the Class 1A-1A Certificates, the Monthly Interest Distributable Amount and the Unpaid Interest Shortfall Amount, if any, to which such class is entitled, to the extent not paid pursuant to clause (a)(5) above;

(ii)
from the remaining Interest Remittance Amounts and principal prepayments for the related Prepayment Period to the extent of the deferred interest for such Distribution Date for both loan groups as follows:

(a)	first, to the holders of the Class B-1 Certificates, the related Monthly Interest Distributable Amount;

(b)	second, to the holders of the Class B-2 Certificates, the related Monthly Interest Distributable Amount;

(c)	third, to the holders of the Class B-3 Certificates, the related Monthly Interest Distributable Amount;

(d)	fourth, to the holders of the Class B-4 Certificates, the related Monthly Interest Distributable Amount;

(e)	fifth, to the holders of the Class B-5 Certificates, the related Monthly Interest Distributable Amount;

(f)	sixth, to the holders of the Class B-6 Certificates, the related Monthly Interest Distributable Amount;

(g)	seventh, to the holders of the Class B-7 Certificates, the related Monthly Interest Distributable Amount;

(h)	eighth, to the holders of the Class B-8 Certificates, the related Monthly Interest Distributable Amount;

(i)	ninth, to the holders of the Class B-9 Certificates, the related Monthly Interest Distributable Amount; and

(j)	tenth, as described under “—Overcollateralization” below.

The interest accrual period for each Distribution Date and each class of LIBOR certificates will be the period beginning on the immediately preceding Distribution Date (or the closing date, in the case of the first Distribution Date) and ending on the day immediately preceding such Distribution Date. The interest accrual period for each Distribution Date and the LIBOR certificates will be determined on the basis of an assumed 360-day year and the actual number of days elapsed in the related interest accrual period.

The “group 1 adjusted cap rate” for the Class 1A-1A Certificates and any Distribution Date is the net WAC cap for such Distribution Date, computed for this purposes by first reducing the net WAC by a per annum rate equal to the product of (i) the net deferred interest for loan group 1 for that Distribution Date multiplied by (ii) 12, divided by the Pool Balance for loan group 1 for such Distribution Date.

The “group 2 adjusted cap rate” for the Class 2A-1A, Class 2A-1B and Class 2A-1C Certificates and any Distribution Date is the net WAC cap for such Distribution Date, computed for this purposes by first reducing the net WAC by a per annum rate equal to the product of (i) the net deferred interest for loan group 2 for that Distribution Date multiplied by (ii) 12, divided by the Pool Balance for loan group 2 for such Distribution Date.

The “subordinate adjusted cap rate” for the Subordinate Certificates and any Distribution Date is the weighted average of the group 1 adjusted cap rate and the group 2 adjusted cap rate for such Distribution Date, weighted in each case based on the applicable subordinate component for each loan group.

The “subordinate component” for either loan group and any Distribution Date is, the excess, if any, of (i) the sum of (a) the aggregate stated principal balance of the related mortgage loans as of the first day of the month prior to such Distribution Date and (b) the amount on deposit in the related pre-funding account, over (ii) the aggregate certificate principal balance of the Senior Certificates related to such loan group immediately prior to such Distribution Date.

With respect to each negative amortization mortgage loan and each related due date, “deferred interest” will be the excess, if any, of the amount of interest accrued on such mortgage loan from the preceding due date to such due date over the portion of the monthly payment allocated to interest for such due date. See “Description of the Mortgage Loans—General—Payment Options” herein.

With respect to each loan group and each related due date, “net deferred interest” will be the excess, if any, of the aggregate of deferred interest for that due date over the aggregate amount of any principal prepayments in part or in full received during the related Prepayment Period with respect to such loan group.

For any Distribution Date, the net deferred interest on each loan group will be allocated among the related classes of LIBOR certificates in an aggregate amount equal to the excess, if any, of (i) the amount that would have been the Monthly Interest Distributable Amount for such class if the Monthly Interest Distributable Amount for such class had been computed at the pass-through rate for such class, over (ii) the actual Monthly Interest Distributable Amount for such class.

On each Distribution Date, any amount of net deferred interest allocable to a class of LIBOR certificates on such Distribution Date will be added as principal to the outstanding class principal balance of such class of LIBOR certificates. Any net deferred interest that is not allocable to any class of LIBOR certificates pursuant to the preceding paragraph will be allocated to the Class C Certificates and thereby increase the Overcollateralized Amount. As a result of the allocation of net deferred interest, a portion of the interest accrued on the LIBOR certificates may be distributed to such certificates later than otherwise anticipated.

The interest entitlement described above for each class of certificates for any Distribution Date will be reduced by the amount of net interest shortfall experienced by the related mortgage loans. See “—Net Interest Shortfall” below. The Class P and Class ES Certificates will not accrue interest.

Pass-Through Rates. The pass-through rates of the Class 1A-1A, Class 2A-1A, Class 2A-1B and Class 2A-1C Certificates and the Subordinate Certificates for any Distribution Date will be calculated as described below. The “net loan rate” for each mortgage loan will equal the loan rate on such mortgage loan, less the sum of (a) the trust expense fee rate and (b) on the Distribution Date in October 2017 and on each Distribution Date thereafter until the Final Maturity Reserve Termination Date, the Final Maturity Reserve Rate.

The “net WAC” for any Distribution Date is a per annum rate equal to the weighted average of the net loan rates of the mortgage loans as of the first day of the related Due Period (or, in the case of the first Distribution Date, as of the initial cut-off date), weighted on the basis of their Stated Principal Balances as of the first day of the related Due Period, provided, however, that for the first three Distribution Dates only, such weighted average of the net loan rates of the mortgage loans will be multiplied by the quotient of (i) the aggregate of the Stated Principal Balances as of the first day of the related Due Period of the mortgage loans having scheduled payments that are included in determining Available Funds for such Distribution Date divided by (ii) the sum of (a) the aggregate of the Stated Principal Balances of all of the mortgage loans as of the first day of the related Due Period and (b) the amount on deposit in the pre-funding account immediately prior to such Distribution Date.

The “net WAC cap” for the Senior Certificates and the Subordinate Certificates and any Distribution Date equals the product of (i) the excess, if any, of (a) the net WAC over (b) the Net Swap Rate, multiplied by (ii) the quotient of 30 divided by the actual number of days in the related accrual period.

The “Net Swap Rate” for any Distribution Date and for any class of LIBOR certificates, is the quotient of (i) the product of (a) the Net Swap Payment or Swap Termination Payment owed to the Swap Provider, if any, on or immediately before such Distribution Date, multiplied by (b) 12, divided by (ii) the aggregate of the Stated Principal Balances of the mortgage loans as of the first day of the related due period.

The “pass-through rate” of the Class 1A-1A Certificates on any Distribution Date will equal the least of (i) one-month LIBOR plus 1.000% per annum (the “Certificate Margin”), (ii) the net WAC cap for that Distribution Date and (iii) 10.50% per annum. As described under “The Pooling and Servicing Agreement—Optional Termination of the Trust Fund,” if the option to purchase the mortgage loans is not exercised by the master servicer on the Initial Optional Termination Date, then with respect to the next Distribution Date and each Distribution Date thereafter, the Certificate Margin will be increased to 2.000% per annum.

The “pass-through rate” of the Class 2A-1A Certificates on any Distribution Date will equal the least of (i) one-month LIBOR plus 1.000% per annum (the “Certificate Margin”), (ii) the net WAC cap for that Distribution Date and (iii) 10.50% per annum. As described under “The Pooling and Servicing Agreement—Optional Termination of the Trust Fund,” if the option to purchase the mortgage loans is not exercised by the master servicer on the Initial Optional Termination Date, then with respect to the next Distribution Date and each Distribution Date thereafter, the Certificate Margin will be increased to 2.000% per annum.

The “pass-through rate” of the Class 2A-1B Certificates on any Distribution Date will equal the least of (i) one-month LIBOR plus 1.000% per annum (the “Certificate Margin”), (ii) the net WAC cap for that Distribution Date and (iii) 10.50% per annum. As described under “The Pooling and Servicing Agreement—Optional Termination of the Trust Fund,” if the option to purchase the mortgage loans is not exercised by the master servicer on the Initial Optional Termination Date, then with respect to the next Distribution Date and each Distribution Date thereafter, the Certificate Margin will be increased to 2.000% per annum.

The “pass-through rate” of the Class 2A-1C Certificates on any Distribution Date will equal the least of (i) one-month LIBOR plus 1.000% per annum (the “Certificate Margin”), (ii) the net WAC cap for that Distribution Date and (iii) 10.50% per annum. As described under “The Pooling and Servicing Agreement—Optional Termination of the Trust Fund,” if the option to purchase the mortgage loans is not exercised by the master servicer on the Initial Optional Termination Date, then with respect to the next Distribution Date and each Distribution Date thereafter, the Certificate Margin will be increased to 2.000% per annum.

The “pass-through rate” of the Class B-1 Certificates on any Distribution Date will equal the least of (i) one-month LIBOR plus 1.000% per annum (the “Certificate Margin”), (ii) the net WAC cap for that Distribution Date and (iii) 10.50% per annum. As described under “The Pooling and Servicing Agreement—Optional Termination of the Trust Fund,” if the option to purchase the mortgage loans is not exercised by the master servicer on the Initial Optional Termination Date, then with respect to the next Distribution Date and each Distribution Date thereafter, the Certificate Margin will be increased to 1.500% per annum.

The “pass-through rate” of the Class B-2 Certificates on any Distribution Date will equal the least of (i) one-month LIBOR plus 1.000% per annum (the “Certificate Margin”), (ii) the net WAC cap for that Distribution Date and (iii) 10.50% per annum. As described under “The Pooling and Servicing Agreement—Optional Termination of the Trust Fund,” if the option to purchase the mortgage loans is not exercised by the master servicer on the Initial Optional Termination Date, then with respect to the next Distribution Date and each Distribution Date thereafter, the Certificate Margin will be increased to 1.500% per annum.

The “pass-through rate” of the Class B-3 Certificates on any Distribution Date will equal the least of (i) one-month LIBOR plus 1.200% per annum (the “Certificate Margin”), (ii) the net WAC cap for that Distribution Date and (iii) 10.50% per annum. As described under “The Pooling and Servicing Agreement—Optional Termination of the Trust Fund,” if the option to purchase the mortgage loans is not exercised by the master servicer on the Initial Optional Termination Date, then with respect to the next Distribution Date and each Distribution Date thereafter, the Certificate Margin will be increased to 1.800% per annum.

The “pass-through rate” of the Class B-4 Certificates on any Distribution Date will equal the least of (i) one-month LIBOR plus 1.300% per annum (the “Certificate Margin”), (ii) the net WAC cap for that Distribution Date and (iii) 10.50% per annum. As described under “The Pooling and Servicing Agreement—Optional Termination of the Trust Fund,” if the option to purchase the mortgage loans is not exercised by the master servicer on the Initial Optional Termination Date, then with respect to the next Distribution Date and each Distribution Date thereafter, the Certificate Margin will be increased to 1.950% per annum.

The “pass-through rate” of the Class B-5 Certificates on any Distribution Date will equal the least of (i) one-month LIBOR plus 1.400% per annum (the “Certificate Margin”), (ii) the net WAC cap for that Distribution Date and (iii) 10.50% per annum. As described under “The Pooling and Servicing Agreement—Optional Termination of the Trust Fund,” if the option to purchase the mortgage loans is not exercised by the master servicer on the Initial Optional Termination Date, then with respect to the next Distribution Date and each Distribution Date thereafter, the Certificate Margin will be increased to 2.100% per annum.

The “pass-through rate” of the Class B-6 Certificates on any Distribution Date will equal the least of (i) one-month LIBOR plus 1.400% per annum (the “Certificate Margin”), (ii) the net WAC cap for that Distribution Date and (iii) 10.50% per annum. As described under “The Pooling and Servicing Agreement—Optional Termination of the Trust Fund,” if the option to purchase the mortgage loans is not exercised by the master servicer on the Initial Optional Termination Date, then with respect to the next Distribution Date and each Distribution Date thereafter, the Certificate Margin will be increased to 2.100% per annum.

The “pass-through rate” of the Class B-7 Certificates on any Distribution Date will equal the least of (i) one-month LIBOR plus 1.400% per annum (the “Certificate Margin”), (ii) the net WAC cap for that Distribution Date and (iii) 10.50% per annum. As described under “The Pooling and Servicing Agreement—Optional Termination of the Trust Fund,” if the option to purchase the mortgage loans is not exercised by the master servicer on the Initial Optional Termination Date, then with respect to the next Distribution Date and each Distribution Date thereafter, the Certificate Margin will be increased to 2.100% per annum.

The “pass-through rate” of the Class B-8 Certificates on any Distribution Date will equal the least of (i) one-month LIBOR plus 1.400% per annum (the “Certificate Margin”), (ii) the net WAC cap for that Distribution Date and (iii) 10.50% per annum. As described under “The Pooling and Servicing Agreement—Optional Termination of the Trust Fund,” if the option to purchase the mortgage loans is not exercised by the master servicer on the Initial Optional Termination Date, then with respect to the next Distribution Date and each Distribution Date thereafter, the Certificate Margin will be increased to 2.100% per annum.

The “pass-through rate” of the Class B-9 Certificates on any Distribution Date will equal the least of (i) one-month LIBOR plus 1.400% per annum (the “Certificate Margin”), (ii) the net WAC cap for that Distribution Date and (iii) 10.50% per annum. As described under “The Pooling and Servicing Agreement—Optional Termination of the Trust Fund,” if the option to purchase the mortgage loans is not exercised by the master servicer on the Initial Optional Termination Date, then with respect to the next Distribution Date and each Distribution Date thereafter, the Certificate Margin will be increased to 2.100% per annum.

Net Interest Shortfall. The interest entitlement of each class of certificates on each Distribution Date as described under “—Calculation of Interest” above will be reduced by its share of the amount of net interest shortfall experienced by (a) the related loan group, in the case of the Senior Certificates and (b) all of the loan groups, in the case of the Subordinate Certificates. For each Distribution Date, the “net interest shortfall” will equal the sum of:

•
the amount, if any, by which the aggregate prepayment interest shortfall experienced by the mortgage loans in the related loan group during the preceding calendar month exceeds the compensating interest paid out of the servicing fee or the master servicing fee for the related Distribution Date as described under “Servicing of Mortgage Loans—Prepayment Interest Shortfalls,” plus

•
the amount by which the interest that would otherwise have been received on any related mortgage loan was reduced due to application of the Servicemembers Civil Relief Act, as amended and similar state and local laws (the “Relief Act”).

See “Material Legal Aspects of the Loans—Servicemembers Civil Relief Act” in the prospectus and “Description of the Certificates—Allocation of Losses” in this prospectus supplement.

The net interest shortfall for a loan group on any Distribution Date will be allocated among all classes of the related Senior Certificates and all classes of the Subordinate Certificates based on (a) in the case of the Senior Certificates, the amount of interest which the respective classes of certificates would otherwise be entitled to receive with respect to such loan group on that Distribution Date and (b) in the case of the Subordinate Certificates, the amount of interest accrued on their Apportioned Principal Balances attributable to such loan group, in each case before taking into account any reduction in those amounts on such date due to the net interest shortfall; provided, however, that on any Distribution Date after the Senior Termination Date for a loan group, net interest shortfalls for that loan group will be allocated to the classes of Subordinate Certificates based on the amount of interest each such class of Subordinate Certificates would otherwise be entitled to receive on that Distribution Date.

If on any Distribution Date Available Funds for a loan group in the distribution account applied in the order described under “—Distributions on the Certificates” above are not sufficient to make a full distribution of the interest entitlement on the certificates in that loan group, interest will be distributed on each related class of certificates of equal priority pro rata based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount that class of certificates will be entitled to receive on the next Distribution Date. A shortfall could occur, for example, if delinquencies or losses realized on the mortgage loans in a loan group were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

Basis Risk Shortfalls. For the Senior Certificates and the Subordinate Certificates and any Distribution Date, the “Basis Risk Shortfalls” for such class will equal the sum of:

(i)
the excess, if any, of the amount of interest that such class would have been entitled to receive if the pass-through rate for such class were calculated without regard to clause (ii) in the definition thereof, over the actual amount of interest such class is entitled to receive for such Distribution Date;

(ii)	any excess described in clause (i) above remaining unpaid from prior Distribution Dates; and

(iii)
interest for the applicable interest accrual period on the amount described in clause (ii) above based on the applicable pass-through rate determined without regard to clause (ii) in the definition thereof.

Amounts received pursuant to the Swap Agreement will provide limited coverage with respect to Basis Risk Shortfalls, but will not cover shortfalls in interest collections on the mortgage loans that are attributable to prepayment interest shortfalls, net deferred interest for the Subordinate Certificates or the application of the Relief Act. The Basis Risk Cap Agreement will provide limited coverage with respect to Basis Risk Shortfalls on the Senior Certificates and the Subordinate Certificates, but will not cover shortfalls in interest collections on the mortgage loans that are attributable to Net Interest Shortfalls.

Basis Risk Reserve Fund. Pursuant to the terms of the pooling and servicing agreement, the securities administrator will establish an account (the “Basis Risk Reserve Fund”), which will be held in trust by the securities administrator on behalf of the holders of the Senior Certificates, the Subordinate Certificates and the Class C Certificates. The Basis Risk Reserve Fund will not be an asset of any REMIC. Amounts on deposit in the Basis Risk Reserve Fund (along with payments received under the Swap Agreement) will be used to pay Basis Risk Shortfalls on the Senior Certificates and the Subordinate Certificates.

On each Distribution Date, interest that would otherwise be distributable with respect to the Class C Certificates will be deposited instead in the Basis Risk Reserve Fund to the extent of the “Required Reserve Fund Deposit.”

For and any Distribution Date, the “Required Reserve Fund Deposit” will be an amount equal to the lesser of (i) the Net Monthly Excess Cashflow otherwise distributable to the Class C Certificates for such Distribution Date and (ii) the amount required to bring the balance on deposit in the Basis Risk Reserve Fund up to an amount equal to the Basis Risk Shortfalls for such Distribution Date with respect to the LIBOR certificates (after giving effect to distributions of amounts received pursuant to the Swap Agreement).

On any Distribution Date for which a Basis Risk Shortfall exists with respect to the Senior Certificates and the Subordinate Certificates, the securities administrator will withdraw from the Basis Risk Reserve Fund the amount of such Basis Risk Shortfall for distribution to such classes of Senior Certificates, pro rata, based on the amount of Basis Risk Shortfall to which they would otherwise be entitled and then to the Subordinate Certificates, sequentially, beginning with the Class B-1 Certificates.

The ratings do not address the likelihood that any Basis Risk Shortfalls will be repaid to the holders of the LIBOR certificates.

Determination of One-Month LIBOR. On the second LIBOR Business Day (as defined below) preceding the commencement of each interest accrual period (other than the first accrual period), the securities administrator will determine LIBOR based on the “Interest Settlement Rate” for U.S. dollar deposits of one-month maturity set by the British Bankers’ Association (the “BBA”) as of 11:00 a.m. (London time) on the second LIBOR Determination Date preceding the commencement of each interest accrual period (“LIBOR”).

The BBA’s Interest Settlement Rates are currently displayed on Reuters Monitor Money Rates Service page “LIBOR01” (such page, or such other page as may replace page “LIBOR01” on that service or such other service as may be nominated by the BBA as the information vendor for the purpose of displaying the BBA’s Interest Settlement Rates for deposits in U.S. dollars, the “Designated Reuters Page”). Such Interest Settlement Rates are also currently available on Bloomberg L.P. page “BBAM.” The BBA’s Interest Settlement Rates currently are rounded to five decimal places.

A “LIBOR Business Day” is any day on which banks in London and New York are open for conducting transactions in foreign currency and exchange.

A “LIBOR Determination Date” is any day on which banks in London are open for conducting transactions in foreign currency and exchange.

With respect to any LIBOR Determination Date, if the BBA’s Interest Settlement Rate does not appear on the Designated Reuters Page as of 11:00 a.m. (London time) on such date, or if the Designated Reuters Page is not available on such date, the securities administrator will obtain such rate from Bloomberg page. If such rate is not published for such LIBOR Determination Date, LIBOR for such date will be the most recently published Interest Settlement Rate. In the event that the BBA no longer sets an Interest Settlement Rate, the rate for such date will be determined on the basis of the rates at which one-month U.S. dollar deposits are offered by the Reference Banks (as defined below) at approximately 11:00 a.m. (London time) on such date to prime banks in London interbank market. In such event, the securities administrator will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the securities administrator (after consultation with the depositor), at approximately 11:00 a.m. (New York City time) on such date for one-month U.S. dollar loans to leading European banks. For this purpose, a ‘‘Reference Bank’’ will be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market which does not control, nor is controlled by, or under common control with, the securities administrator and which has an established place of business in London. Until all of the LIBOR certificates are paid in full, the securities administrator will at all times retain at least four Reference Banks for the purpose of determining LIBOR with respect to each LIBOR Determination Date. The securities administrator initially will designate the Reference Banks (after consultation with the depositor). If any such Reference Bank should be unwilling or unable to act as such or if the securities administrator should terminate its appointment as Reference Bank, the securities administrator will promptly appoint or cause to be appointed another Reference Bank (after consultation with the depositor). The securities administrator will have no liability or responsibility to any person for (i) the selection of any Reference Bank for purposes of determining LIBOR or (ii) any inability to retain at least four Reference Banks which is caused by circumstances beyond its reasonable control.

The establishment of LIBOR on each LIBOR Determination Date by the securities administrator and the securities administrator’s calculation of the pass-through rate applicable to the LIBOR certificates for the related interest accrual period will (in the absence of manifest error) be final and binding.

LIBOR for the first Distribution Date will be determined two LIBOR Business Days prior to the closing date.

The Basis Risk Cap Agreement

The Basis Risk Cap Agreement. The LIBOR certificates will have the benefit of a basis risk cap agreement (the “Basis Risk Cap Agreement”). Pursuant to the Basis Risk Cap Agreement, the Basis Risk Cap Provider will agree to pay to the trust fund one business day prior to each Distribution Date commencing with the Distribution Date in November 2007 and ending with the Distribution Date in August 2008, a monthly payment in an amount equal to the product of: (1) the excess, if any, of the lesser of (i) one-month LIBOR (as set forth in the Basis Risk Cap Agreement) and (ii) 10.50%, over the applicable strike rate for the Distribution Dates set forth in Annex F; (2) the lesser of (i) the notional amount set forth below for the related Distribution Date and (ii) the aggregate class principal balance of the LIBOR certificates for the related Distribution Date; and (3) a fraction, the numerator of which is the actual number of days in the related calculation period (as defined in the Basis Risk Cap Agreement), and the denominator of which is 360.

On each Distribution Date, to the extent required, following the distribution of Net Monthly Excess Cashflow as described under “—Overcollateralization” and withdrawals from the Basis Risk Reserve Fund as described under “—Interest—Basis Risk Reserve Fund,” the securities administrator will withdraw from amounts in the Basis Risk Cap Account for distribution to the holders of the certificates in the following order of priority:

(1) to the LIBOR certificates, on a pro rata basis based on their respective class principal balances, any Basis Risk Shortfalls to the extent unpaid; and

(2) to the Class C Certificates, any remaining amounts on deposit in the Basis Risk Cap Account.

After the Distribution Date in August 2008, the Basis Risk Cap Agreement will be terminated.

The Basis Risk Cap Agreement is terminable by the securities administrator, or the Basis Risk Cap Provider following the occurrence of certain specified events of default, including failure of the Basis Risk Cap Provider to make required payments, and certain standard events under the 1992 International Swaps and Derivatives Association, Inc. Master Swap Agreement (Multicurrency - Cross-Border).

As of the initial cut-off date, the aggregate significance percentage of the Basis Risk Cap Agreement is less than 10% with respect to the offered certificates.

The Basis Risk Cap Provider. Swiss Re Financial Products Corporation (“SRFP”) is a Delaware corporation incorporated on May 23, 1995. In the course of conducting its business, SRFP trades in over-the-counter derivative products and structures and advises on a variety of financial transactions that transfer insurance, market or credit risk to or from capital markets. SRFP’s headquarters are located at 55 East 52nd Street, New York, New York 10055. SRFP currently has a long-term counterparty credit rating of “AA-” and a short-term debt rating of “A-1+” from Standard & Poor’s.

SRFP is an indirect, wholly owned subsidiary of Swiss Reinsurance Company (“Swiss Re”), a Swiss corporation. The obligations of SRFP under the Swap Agreement and the Basis Risk Cap Agreement are fully and unconditionally guaranteed under a guaranty by Swiss Re. Swiss Re was founded in Zurich, Switzerland, in 1863 and since then has become one of the world’s leading reinsurers. Swiss Re and its reinsurance subsidiaries operate through offices in more than 25 countries. Swiss Re’s headquarters are located at Mythenquai 50/60, CH-8022, Zurich, Switzerland.

Swiss Re currently has (i) from Standard & Poor’s: long-term counterparty credit, financial strength and senior unsecured debt ratings of “AA-” and a short-term counterparty credit rating of “A-1+,” (ii) from Moody’s: insurance financial strength and senior debt ratings of “Aa2” (negative outlook), and a short-term rating of “P-1” and (iii) from Fitch: insurer financial strength rating (Fitch initiated) and long-term issuer rating (Fitch initiated) of “AA-”.

Various regulatory authorities, including the U.S. Securities and Exchange Commission and State Attorneys General in the United States, including the New York State Attorney General’s office, State Insurance Departments in the United States and the U.K. Financial Services Authority, as well as law enforcement agencies, are conducting investigations on various aspects of the insurance industry, including the use of non-traditional, or loss mitigation insurance, products. Swiss Re (including the companies acquired from General Electric in June 2006) is among the companies that have received subpoenas to produce documents relating to "non-traditional" products as part of these investigations. Swiss Re has announced that it is cooperating fully with all requests for documents addressed to Swiss Re. It is unclear at this point what the ultimate scope of the investigations will be, in terms of the products, parties or practices under review, particularly given the potentially broad range of products that could be characterized as "non-traditional." It is therefore also unclear what the direct or indirect consequences of such investigations will be, and Swiss Re is not currently in a position to give any assurances as to the consequences for it or the insurance and reinsurance industries of the foregoing investigations or related developments. Any of the foregoing could adversely affect its business, results of operations and financial condition.

The information contained in the preceding four paragraphs has been provided by SRFP and Swiss Re for use in this prospectus supplement. Neither SRFP nor Swiss Re undertakes any obligation to update such information. SRFP and Swiss Re have not been involved in the preparation of, and do not accept responsibility for, this prospectus supplement as a whole or the accompanying prospectus.

Principal

General. All payments and other amounts received in respect of principal of the mortgage loans in each loan group will be allocated among the related Senior Certificates, the Subordinate Certificates and the Class C Certificates.

Principal Distribution Amount. On each Distribution Date (or in the case of payments to the Swap Provider, the business day prior to each Distribution Date), the Principal Distribution Amount with respect to each loan group, to the extent of Available Funds remaining after distributions in respect of interest, will be applied as principal to the related class or classes of Senior Certificates and to the Subordinate Certificates.

I. On each Distribution Date (a) prior to the applicable Stepdown Date or (b) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Principal Distribution Amount will be distributed in the following order of priority:

(i)	first, from the Principal Distribution Amount for the related loan group, concurrently as follows:

(a)	from the Principal Distribution Amount related to the group 1 mortgage loans, in the following order of priority:

(1)
first, for deposit into the Swap Account, the allocable portion of any Net Swap Payment or Swap Termination Payment (not due to a Swap Provider Trigger Event) for loan group 1 (based on the applicable group percentage) owed to the Swap Provider (to the extent not paid previously or from the Interest Remittance Amount in accordance with “—Interest—Distribution of Interest” above);

(2)
second, for deposit into the Swap Account, the amount of any Net Swap Payment or Swap Termination Payment (not due to a Swap Provider Trigger Event) owed to the Swap Provider (to the extent not paid previously, from the Interest Remittance Amount in accordance with “—Interest—Distribution of Interest” above, from the Principal Distribution Amount related to the group 2 mortgage loans or pursuant to clause (1) above);

(3)	third, to the holders of the Class 1A-1A Certificates, until their class principal balance has been reduced to zero and

(4)	fourth, for application pursuant to clause (ii) below, any Principal Distribution Amount related to the group 1 mortgage loans remaining undistributed for such Distribution Date.

(b)	from the Principal Distribution Amount related to the group 2 mortgage loans, in the following order of priority:

(1)
first, for deposit into the Swap Account, the allocable portion of any Net Swap Payment or Swap Termination Payment (not due to a Swap Provider Trigger Event) for loan group 2 (based on the applicable group percentage) owed to the Swap Provider (to the extent not paid previously or from the Interest Remittance Amount in accordance with “—Interest—Distribution of Interest” above);

(2)
second, for deposit into the Swap Account, the amount of any Net Swap Payment or Swap Termination Payment (not due to a Swap Provider Trigger Event) owed to the Swap Provider (to the extent not paid previously, from the Interest Remittance Amount in accordance with “—Interest—Distribution of Interest” above, from the Principal Distribution Amount related to the group 1 mortgage loans or pursuant to clause (1) above);

(3)
third, to the holders of the Class 2A-1A, Class 2A-1B and Class 2A-1C Certificates, pro rata, based on their class principal balances immediately prior to such Distribution Date, until their respective class principal balances have been reduced to zero; and

(4)	fourth, for application pursuant to clause (ii) below, any Principal Distribution Amount related to the group 2 mortgage loans remaining undistributed for such Distribution Date.

(ii)	second, from the remaining Principal Distribution Amounts for both loan groups as follows:

(a)	first, to the holders of the Class B-1 Certificates, until the class principal balance thereof has been reduced to zero;

(b)	second, to the holders of the Class B-2 Certificates, until the class principal balance thereof has been reduced to zero;

(c)	third, to the holders of the Class B-3 Certificates, until the class principal balance thereof has been reduced to zero;

(d)	fourth, to the holders of the Class B-4 Certificates, until the class principal balance thereof has been reduced to zero;

(e)	fifth, to the holders of the Class B-5 Certificates, until the class principal balance thereof has been reduced to zero;

(f)	sixth, to the holders of Class B-6 Certificates, until the class principal balance thereof has been reduced to zero;

(g)	seventh, to the holders of the Class B-7 Certificates, until the class principal balance thereof has been reduced to zero;

(h)	eighth, to the holders of the Class B-8 Certificates, until the class principal balance thereof has been reduced to zero;

(i)	ninth, to the holders of the Class B-9 Certificates, until the class principal balance thereof has been reduced to zero; and

(j)	tenth, for application as part of Net Monthly Excess Cashflow for such Distribution Date, as described under “—Overcollateralization” below.

II. On each Distribution Date (a) on or after the applicable Stepdown Date and (b) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Principal Distribution Amount will be distributed in the following amounts and order of priority:

(i)	first, from the Principal Distribution Amount for the related loan group, concurrently as follows:

(a)	from the Group 1 Principal Distribution Amount, in the following order of priority:

(1)
first, for deposit into the Swap Account, the allocable portion of any Net Swap Payment or Swap Termination Payment (not due to a Swap Provider Trigger Event) for loan group 1 (based on the applicable group percentage) owed to the Swap Provider (to the extent not paid previously or from the Interest Remittance Amount in accordance with “—Interest—Distribution of Interest” above);

(2)
second, for deposit into the Swap Account, the amount of any Net Swap Payment or Swap Termination Payment (not due to a Swap Provider Trigger Event) owed to the Swap Provider (to the extent not paid previously, from the Interest Remittance Amount in accordance with “—Interest—Distribution of Interest” above, from the Principal Distribution Amount related to the group 2 mortgage loans or pursuant to clause (1) above);

(3)	third, to the holders of the Class 1A-1A Certificates, until their class principal balance has been reduced to zero; and

(4)	fourth, for application pursuant to clause (ii) below, any Group 1 Principal Distribution Amount remaining undistributed for such Distribution Date.

(b)	from the Group 2 Principal Distribution Amount, in the following order of priority:

(1)
first, for deposit into the Swap Account, the allocable portion of any Net Swap Payment or Swap Termination Payment (not due to a Swap Provider Trigger Event) for loan group 2 (based on the applicable group percentage) owed to the Swap Provider (to the extent not paid previously or from the Interest Remittance Amount in accordance with “—Interest—Distribution of Interest” above);

(2)
second, for deposit into the Swap Account, the amount of any Net Swap Payment or Swap Termination Payment (not due to a Swap Provider Trigger Event) owed to the Swap Provider (to the extent not paid previously, from the Interest Remittance Amount in accordance with “—Interest—Distribution of Interest” above, from the Principal Distribution Amount related to the group 1 mortgage loans or pursuant to clause (1) above);

(3)
third, to the holders of the Class 2A-1A, Class 2A-1B and Class 2A-1C Certificates, pro rata, based on their class principal balances immediately prior to such Distribution Date, until their respective class principal balances have been reduced to zero; and

(4)	fourth, for application pursuant to clause (ii) below, any Group 2 Principal Distribution Amount remaining undistributed for such Distribution Date.

(ii)	second, from the remaining Principal Distribution Amount for both loan groups as follows:

(a)	first, to the holders of the Class B-1 Certificates, the Class B-1 Principal Distribution Amount;

(b)	second, to the holders of the Class B-2 Certificates, the Class B-2 Principal Distribution Amount;

(c)	third, to the holders of the Class B-3 Certificates, the Class B-3 Principal Distribution Amount;

(d)	fourth, to the holders of the Class B-4 Certificates, the Class B-4 Principal Distribution Amount;

(e)	fifth, to the holders of the Class B-5 Certificates, the Class B-5 Principal Distribution Amount;

(f)	sixth, to the holders of Class B-6 Certificates, the Class B-6 Principal Distribution Amount;

(g)	seventh, to the holders of the Class B-7 Certificates, the Class B-7 Principal Distribution Amount;

(h)	eighth, to the holders of the Class B-8 Certificates, the Class B-8 Principal Distribution Amount;

(i)	ninth, to the holders of the Class B-9 Certificates, the Class B-9 Principal Distribution Amount; and

(j)	tenth, for application as part of Net Monthly Excess Cashflow for such Distribution Date, as described under “—Overcollateralization” below.

The amount of principal available for distributions to the Senior Certificates for a loan group may be increased if such loan group is experiencing disproportionately high Realized Losses, as described under “—Limited Cross-Collateralization” below.

The allocation of distributions in respect of principal to the Senior Certificates on each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event has occurred, will have the effect of accelerating the amortization of the Senior Certificates while, in the absence of Realized Losses, increasing the respective percentage interest in the Stated Principal Balance of the mortgage loans evidenced by the Subordinate Certificates. Increasing the respective percentage interest in the trust fund of the Subordinate Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinate Certificates.

Limited Cross-Collateralization. If, on any Distribution Date, the aggregate class principal balance of the Senior Certificates related to a loan group is greater than the aggregate principal balance of the mortgage loans in such loan group (such Senior Certificates related to such loan group, the “undercollateralized group” and the Senior Certificates related to the other loan group, the “overcollateralized group”), then the priority of distributions described in this prospectus supplement will be altered as follows:

The Available Funds for the overcollateralized group, to the extent remaining following distributions of interest and/or principal to the Senior Certificates relating to such loan group, will be paid in the following priority:

•
first, up to an amount necessary to equal, for the undercollateralized group, the sum of the accrued interest amount and the principal deficiency amount for such undercollateralized group will be distributed to the Senior Certificates related to such undercollateralized group first in payment of accrued but unpaid interest, if any, and then as principal in the same order and priority as they would receive other distributions of principal; and

•	second, any remaining amount will be distributed pursuant to clause I.(ii) or clause II.(ii), as applicable, under “Distributions on the Certificates—Principal” in this prospectus supplement.

The Interest Rate Swap Agreement

The Interest Rate Swap Agreement. On or before the closing date, the securities administrator on behalf of a separate trust (the “Supplemental Interest Trust”) created pursuant to the pooling and servicing agreement, will enter into an interest rate swap agreement with the Swap Provider for the benefit of the LIBOR certificates (the “Swap Agreement”). One business day prior to each Distribution Date beginning in September 2008 through and including the Distribution Date in September 2014, the securities administrator, on behalf and from funds of the Supplemental Interest Trust, will be obligated to pay to the Swap Provider a fixed amount equal to the product of (a) the Rate of Payment for the related Distribution Date, (b) the Swap Notional Amount for the related Distribution Date and (c) a fraction, the numerator of which is 30 and the denominator of which is 360, and the Swap Provider will be obligated to pay to the securities administrator, on behalf of the Supplemental Interest Trust, a floating amount equal to the product of (x) LIBOR (as determined pursuant to the Swap Agreement), (y) the Swap Notional Amount for the related Distribution Date and (z) a fraction, the numerator of which is the actual number of days in each accrual period and the denominator of which is 360.

The Swap Provider and the securities administrator, on behalf of the Supplemental Interest Trust, have entered into a credit support annex in relation to the Swap Agreement to protect the Supplemental Interest Trust against future ratings downgrades of the Swap Provider that might otherwise hinder the ability of the Swap Provider to continue its obligations under the Swap Agreement. The securities administrator, for the benefit of the Supplemental Interest Trust, will establish a segregated collateral account to hold any collateral required to be posted by the Swap Provider under the credit support annex. Where a termination event occurs with respect to the Swap Provider under the Swap Agreement, or where the Swap Provider fulfills certain obligations to the Supplemental Interest Trust such as finding a replacement swap provider or a guarantor that meets established criteria of the rating agencies, the securities administrator may be required to make payments from the segregated collateral account to the Swap Provider if amounts are due to such party under the terms of the credit support annex.

A “Net Swap Payment” will be required to be made for the related Distribution Date either (a) by the Supplemental Interest Trust to the Swap Provider, to the extent that the fixed amount exceeds the corresponding floating amount, or (b) by the Swap Provider to the Supplemental Interest Trust, to the extent that the floating amount exceeds the corresponding fixed amount.

The “Rate of Payment” for any Distribution Date is the applicable rate of payment under the Swap Agreement set forth in Annex G to this prospectus supplement.

The “Swap Notional Amount” for each Distribution Date is the amount set forth in Annex G to this prospectus supplement. The initial Swap Notional Amount of the Swap Agreement will equal approximately $1,218,849,610 for the Distribution Date in September 2008.

The Swap Agreement will terminate immediately following the Distribution Date in September 2014 unless terminated earlier upon the occurrence of a Swap Default or Swap Early Termination.

The Swap Agreement and any payments made by the Swap Provider thereunder will be assets of the Supplemental Interest Trust but will not be assets of any REMIC.

Swiss Re Financial Products Corporation may be replaced as Swap Provider if the aggregate significance percentage of the Swap Agreement is equal to or greater than 10%.

The respective obligations of the Swap Provider and the Supplemental Interest Trust to pay specified amounts due under the Swap Agreement will be subject to the following conditions precedent: (1) no Swap Default or event that with the giving of notice or lapse of time or both would become a Swap Default will have occurred and be continuing with respect to the Swap Agreement and (2) no “Early Termination Date” (as defined in the 1992 International Swaps and Derivatives Association, Inc. Master Swap Agreement (Multicurrency - Cross-Border) (the “ISDA Master Agreement”)) has occurred or been effectively designated with respect to the Swap Agreement.

A “Swap Provider Trigger Event” is the occurrence of any of the following events: (i) a Swap Default with respect to which the Swap Provider is a “Defaulting Party” (as defined in the Swap Agreement), (ii) a Termination Event (other than a Termination Event for Illegality or Tax Event) with respect to which the Swap Provider is the sole “Affected Party” (as defined in the Swap Agreement) or (iii) an Additional Termination Event with respect to which the Swap Provider is the sole Affected Party.

A “Swap Default” are the events of default under the Swap Agreement consisting of the following standard events under the ISDA Master Agreement:

•	“Failure to Pay,”

•	“Breach of Agreement” (except that Section 5(a)(ii) will not apply to the Swap Provider with respect to its failure to comply with certain downgrade provisions in the Swap Agreement),

•	“Credit Support Default,”

•	“Misrepresentation,”

•	“Cross Default,”

•	“Bankruptcy” and

•	“Merger without Assumption,”

as provided in Sections 5(a)(i), 5(a)(ii), 5(a)(iii), 5(a)(iv), 5(a)(vi), 5(a)(vii) and 5(a)(viii) of the ISDA Master Agreement, respectively. Notwithstanding Sections 5(a)(i) and 5(a)(iii) of the ISDA Master Agreement, any failure of the Swap Provider to comply with its obligations to post collateral under the Swap Agreement will not be an event of default unless the Swap Provider’s applicable short-term or long-term credit rating by any Rating Agency falls below the applicable levels specified in the Swap Agreement, the applicable periods specified in the Swap Agreement have elapsed and such failure has not been remedied in the period specified in the Swap Agreement after notice has been given.

A “Termination Event” are the events under the Swap Agreement consisting of the following standard events under the ISDA Master Agreement:

•	“Illegality” (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Swap Agreement),

•
“Tax Event” (which generally relates to either party to the Swap Agreement receiving a payment under the Swap Agreement from which an amount has been deducted or withheld for or on account of taxes), and

•
“Tax Event Upon Merger” (which generally relates to either party to the Swap Agreement making a payment under the Swap Agreement from which an amount has been deducted or withheld for or on account of taxes resulting from a merger), as described in Sections 5(b)(i), 5(b)(ii) and 5(b)(iii) of the ISDA Master Agreement, respectively.

In addition, there are “Additional Termination Events” (as defined in the Swap Agreement) relating to the Supplemental Interest Trust, including if the Supplemental Interest Trust or the trust fund should terminate, if the pooling and servicing agreement is amended without the prior written consent of the Swap Provider where written consent is required or if, pursuant to the terms of the pooling and servicing agreement, the master servicer exercises its option to purchase the Mortgage Loans. Pursuant to the terms of the Swap Agreement, an Additional Termination Event with respect to the Swap Provider will generally occur if any applicable short-term or long-term credit rating of the Swap Provider is downgraded below the specified levels set forth in the Swap Agreement and (i) the Swap Provider fails to post collateral securing its obligations under the Swap Agreement and/or fails to obtain a guarantor or a substitute swap provider acceptable to the Securities Administrator and the Rating Agencies (if required under the Swap Agreement) that will assume the obligations of the Swap Provider under the Swap Agreement or (ii) the Swap Provider is defaulting on certain obligations imposed as a result of the downgrade and the Supplemental Interest Trust obtains a guarantor or secures a substitute swap provider acceptable to the Rating Agencies (if required under the Swap Agreement) that will assume the obligations of the Swap Provider under the Swap Agreement.

Upon the occurrence of any Swap Default under the Swap Agreement, the non-defaulting party will have the right to designate an Early Termination Date. With respect to Termination Events, an Early Termination Date may be designated by one of the parties (as specified in the Swap Agreement) and will occur only upon notice and, in some circumstances, after any Affected Party has used reasonable efforts to transfer its rights and obligations under the Swap Agreement to a related entity within a specified period after notice has been given of the Termination Event, all as set forth in the Swap Agreement.

Upon the occurrence of an Early Termination Date under the Swap Agreement (a “Swap Early Termination”), the Supplemental Interest Trust or the Swap Provider may be liable to make a termination payment to the other (regardless, if applicable, of which of the parties has caused the termination) (a “Swap Termination Payment”). The Swap Termination Payment will be based on the value of the Swap Agreement computed in accordance with the procedures set forth in the Swap Agreement taking into account the present value of the unpaid amounts that would have been owed by the Supplemental Interest Trust or the Swap Provider under the remaining scheduled term of the Swap Agreement. In the event that the Supplemental Interest Trust is required to make a Swap Termination Payment, such payment will be paid from the trust fund on the business day prior to the related Distribution Date, and on the business day prior to any subsequent Distribution Dates until paid in full, prior to distributions to certificateholders.

The Swap Provider is permitted to transfer its rights and obligations to another party, provided, that such replacement swap provider assumes all the obligations of the Swap Provider as set forth in the Swap Agreement and the rating agencies confirm in writing (if required under the Swap Agreement) that as a result of such transfer, the LIBOR certificates will not be downgraded, all as provided in the Swap Agreement.

As of the initial cut-off date, the aggregate significance percentage with respect to Swiss Re Financial Products Corporation as Swap Provider will be less than 10%.

The Swap Provider.

The Swap Provider is the same entity as the Basis Risk Cap Provider. See “—The Basis Risk Cap Agreement—The Basis Risk Cap Provider” above.

Application of Deposits and Payments from the Supplemental Interest Trust. On each Distribution Date, following the distribution of Net Monthly Excess Cashflow as described under “—Overcollateralization” and withdrawals from the Basis Risk Reserve Fund as described under “—Interest—Basis Risk Reserve Fund,” the securities administrator will withdraw from amounts in the Swap Account for distribution to the holders of the certificates or to the Swap Provider, as applicable, in the following order of priority:

(1) to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement for the related Distribution Date;

(2) to the Swap Provider, any unpaid Swap Termination Payment not due to a Swap Provider Trigger Event owed to the Swap Provider pursuant to the Swap Agreement;

(3) to the holders of the Senior Certificates, on a pro rata basis, the related Monthly Interest Distributable Amount and the related Unpaid Interest Shortfall Amount, if any, to which each such class is entitled;

(4) to the holders of the Subordinate Certificates, sequentially, the related Monthly Interest Distributable Amount and the related Unpaid Interest Shortfall Amount, if any, to which each such class is entitled;

(5) to the holders of the Senior Certificates and the Subordinate Certificates, in accordance with the priorities described under “—Principal—Principal Distribution Amount” above, any amounts necessary to maintain the applicable Overcollateralization Target Amount (provided that the amount distributable on any Distribution Date pursuant to this priority cannot exceed the excess, if any, of (i) all Realized Losses for such Distribution Date and for all prior Distribution Dates over (ii) the sum of all amounts distributed pursuant to this priority on all prior Distribution Dates);

(6) to the Subordinate Certificates, sequentially, any Allocated Realized Loss Amounts remaining unpaid after distribution of Net Monthly Excess Cashflow (provided that the amount distributable on any Distribution Date pursuant to this priority cannot exceed the excess, if any, of (i) all Realized Losses for such Distribution Date and for all prior Distribution Dates over (ii) the sum of all amounts distributed pursuant to this priority on all prior Distribution Dates);

(7) to the Senior Certificates, on a pro rata basis based on the amount of Basis Risk Shortfalls remaining unpaid, any Basis Risk Shortfalls to the extent unpaid;

(8) to the Subordinate Certificates, sequentially, any Basis Risk Shortfalls to the extent unpaid;

(9) if applicable, for application to the purchase of a replacement interest rate swap agreement;

(10) to the Swap Provider, any unpaid Swap Termination Payment triggered by a Swap Provider Trigger Event owed to the Swap Provider pursuant to the Swap Agreement; and

(11) to the Class C Certificates, any remaining amounts in the Swap Account.

The Final Maturity Reserve Trust

On the closing date, pursuant to the pooling and servicing agreement a separate trust will be established (the “Final Maturity Reserve Trust”), the sole asset of which will be a separate account (the “Final Maturity Reserve Account”) and the funds therein. Beginning on the Distribution Date in October 2017 and on each Distribution Date thereafter until the Final Maturity Reserve Termination Date, the securities administrator will deposit in the Final Maturity Reserve Account the Group 1 Final Maturity Reserve Amount and the Group 2 Final Maturity Reserve Amount for each Distribution Date from the Available Funds as set forth under “—Distributions on the Certificates.”

On the Final Maturity Reserve Termination Date, all amounts on deposit in the Final Maturity Reserve Account will be distributed to the certificateholders in the order of priority set forth below. Any investment earnings on amounts on deposit in the Final Maturity Reserve Account will remain in such account and will be distributed as described below. The Final Maturity Reserve Trust will terminate on the Final Maturity Reserve Termination Date.

Amounts on deposit in the Final Maturity Reserve Account will constitute an asset of the Final Maturity Reserve Trust but will not be an asset of any REMIC.

Application of Amounts on Deposit in the Final Maturity Reserve Account. On the Final Maturity Reserve Termination Date after giving effect to all other distributions, funds on deposit in the Final Maturity Reserve Account will be distributed in the following order of priority:

(1)
to the Class 1A-1A, Class 2A-1A, Class 2A-1B and Class 2A-1C Certificates, pro rata, after giving effect to principal distributions on such Distribution Date, in reduction of the related class principal balance thereof, until the class principal balance of each such class has been reduced to zero;

(2)
to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8 and Class B-9 Certificates, sequentially, in that order, after giving effect to principal distributions on such Distribution Date, in reduction of their respective class principal balances, until the class principal balance of each such class has been reduced to zero;

(3)	to the Class 1A-1A, Class 2A-1A, Class 2A-1B and Class 2A-1C Certificates, pro rata, any Monthly Interest Distributable Amount for each such class remaining unpaid on such Distribution Date;

(4)
to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8 and Class B-9 Certificates, sequentially, in that order, any Monthly Interest Distributable Amount for each such class remaining unpaid on such Distribution Date; and

(5)
to the extent of the remaining Aggregate Final Maturity Reserve Amount after payment pursuant to clauses (1) through (4) above, to the Class C Certificates as provided in the pooling and servicing agreement.

Allocation of Losses

On each Distribution Date, the principal portion of all Realized Losses with respect to the mortgage loans in either loan group will be allocated, first, to Net Monthly Excess Cashflow, second, to the Overcollateralized Amount, and third to the classes of Subordinate Certificates, in the reverse order of their numerical class designations (beginning with the class of Subordinate Certificates then outstanding with the highest numerical class designation), in each case until the class principal balances of the respective classes of Subordinate Certificates have been reduced to zero, and then to the related class or classes of Senior Certificates on a pro rata basis, until their respective class principal balances have been reduced to zero; provided, however:

•
all realized losses allocable to the Class 2A-1A, Class 2A-1B and Class 2A-1C Certificates will instead be allocated sequentially, first, to the Class 2A-1C Certificates, second, to the Class 2A-1B Certificates and third, to the Class 2A-1A Certificates, in that order, for so long as such certificates are outstanding.

If on any Distribution Date the aggregate of the class principal balances of all classes of certificates following all distributions and allocations of net deferred interest and the allocation of Realized Losses on that Distribution Date exceeds the Pool Balance as of the first day of the month of that Distribution Date, the class principal balance of the class of Senior and Subordinate Certificates then outstanding with the highest numerical class designation will be reduced by the amount of the excess.

Any allocation of a realized loss to an offered certificate will be made by reducing the class principal balance thereof by the amount so allocated as of the Distribution Date in the month following the calendar month in which such realized loss was incurred.

After realized losses have been allocated to and borne by the offered certificates, such amounts with respect to such Certificates will no longer accrue interest nor will such amounts be reinstated thereafter (except in the case of Recoveries). However, Allocated Realized Loss Amounts may be paid to the holders of the subordinate and the Senior Certificates from Net Monthly Excess Cashflow and the Swap Agreement, according to the priorities set forth under “—Overcollateralization” below and “—The Interest Rate Swap Agreement” below.

On each Distribution Date and with respect to any mortgage loan group, the interest portion of Realized Losses will reduce the amount available for distribution on the related Distribution Date to the class of Subordinate Certificates with the highest numerical class designation that is outstanding on that date and, when the Subordinate Certificates are reduced to zero, to the related classes of Senior Certificates, pro rata.

Subordination of the Subordinate Certificates

The rights of the holders of the Subordinate Certificates to receive distributions with respect to the mortgage loans will be subordinated to the rights of the holders of the Senior Certificates and the rights of the holders of each class of Subordinate Certificates (other than the Class B-1 Certificates) to receive the distributions will be further subordinated to the rights of the class or classes of Subordinate Certificates with lower numerical class designations, in each case only to the extent described in this prospectus supplement. The subordination of the Subordinate Certificates to the Senior Certificates and the further subordination among the Subordinate Certificates is intended to provide the certificateholders having higher relative distribution priority with protection against Realized Losses. Realized Losses will be allocated, first, to Net Monthly Excess Cashflow and the Overcollateralized Amount, and, second, to the class of Subordinate Certificates then outstanding with the highest numerical class designation. In addition, rights of the holders of the Class C Certificates to receive distributions will be subordinated to the rights of the holders of the Subordinate Certificates.

Overcollateralization

The weighted average net loan rate for the mortgage loans is generally expected to be higher than the weighted average of the pass-through rates on the LIBOR certificates and the amount needed to pay certain fees and expenses of the trust fund. As a result, interest collections on the mortgage loans are expected to exceed the amount of interest distributable to the holders of the LIBOR certificates, the Aggregate Final Maturity Reserve Amount and the fees and expenses payable by the trust. The pooling and servicing agreement requires that, on each Distribution Date, the Net Monthly Excess Cashflow, if any, be distributed as follows:

(i) to the holders of the class or classes of certificates then entitled to receive distributions in respect of principal, the principal portion of Realized Losses previously allocated to reduce the class principal balance of each such class, but only to the extent of Recoveries for that Distribution Date;

(ii) as part of the Principal Distribution Amount, to pay to the holders of the Senior Certificates and the Subordinate Certificates in reduction of their class principal balances, the principal portion of Realized Losses incurred on the mortgage loans for the preceding calendar month;

(iii) to the holders of the class or classes of certificates then entitled to receive distributions in respect of principal, in an amount equal to any Extra Principal Distribution Amount, distributable to such holders in the order described under “—Principal” above;

(iv) to the holders of the Senior Certificates and the Subordinate Certificates, any prepayment interest shortfalls allocated thereto for that Distribution Dates, on a pro rata basis based on the amount of prepayment interest shortfalls allocated thereto;

(v) to the holders of the Senior Certificates and the Subordinate Certificates, any prepayment interest shortfalls remaining unpaid from prior Distribution Dates together with interest thereon, on a pro rata basis based on unpaid prepayment interest shortfalls previously allocated thereto;

(vi) to the Basis Risk Reserve Fund, the Required Reserve Fund Deposit, if any, and then from the Basis Risk Reserve Fund to the holders of the Senior Certificates, on a pro rata basis based on the amount of Basis Risk Shortfalls remaining unpaid, and to the Subordinate Certificates, sequentially, beginning with the Class B-1 Certificates, the amount of any Basis Risk Shortfall remaining unpaid as of that Distribution Date;

(vii) to the holders of the Senior Certificates and the Subordinate Certificates, the amount of any interest shortfalls resulting from the application of the Relief Act for such Distribution Date, on a pro rata basis based on the amount of the interest shortfalls resulting from the application of the Relief Act allocated thereto for that Distribution Date;

(viii) to the holders of the Senior Certificates, pro rata, and then to the Subordinate Certificates, sequentially, beginning with the Class B-1 Certificates, the principal portion of any Allocated Realized Loss Amounts remaining unreimbursed;

(ix) to the Swap Provider, any Swap Termination Payments resulting from a Swap Provider Trigger Event;

(x) to the holders of the Class C Certificates, as provided in the pooling and servicing agreement; and

(xi) any remaining amounts to the holders of the residual certificates as provided in the pooling and servicing agreement.

On each Distribution Date, the securities administrator will withdraw from the distribution account all amounts representing prepayment charges, if any, in respect of the mortgage loans (other than mortgage loans serviced by Countrywide) received during the related Prepayment Period and will distribute these amounts to the holders of the Class P Certificates.

Reports to Certificateholders

On each Distribution Date, the securities administrator will make available to each certificateholder, the Swap Provider and each rating agency a statement (based on information received from the servicers, the Basis Risk Cap Provider and the Swap Provider) generally setting forth, among other things:

•	the amount of the distributions, separately identified, with respect to each class of certificates;

•
the amount of the distributions set forth in the first clause above allocable to principal, separately identifying the aggregate amount of any principal prepayments, net principal prepayments or other unscheduled recoveries of principal included in that amount;

•	the amount of the distributions set forth in the first clause above allocable to interest and how it was calculated;

•	the amount of any Unpaid Interest Shortfall Amount or Basis Risk Shortfalls (if applicable) with respect to each class of certificates;

•	for each loan group, the amount of deferred interest and net deferred interest for such loan group;

•	the class principal balance of each class of certificates after giving effect to the distribution of principal on that Distribution Date;

•	the principal balance of each loan group, the Pool Balance and the net WAC cap;

•	payments, if any, made from the Basis Risk Cap Agreement and the Basis Risk Cap Account and the amount distributed to the LIBOR certificates from such payments;

•
the amount of any Net Swap Payment to the Swap Account, any Net Swap Payment to the Swap Provider, any Swap Termination Payment to the Swap Account and any Swap Termination Payment to the Swap Provider;

•
the amount of the master servicing fee paid to or retained by the master servicer, the amount of the servicing fee paid to or retained by the servicer and the amount of the credit risk manager fee paid to the credit risk manager;

•	the amount of advances for the related Due Period;

•
the number and aggregate principal balance of mortgage loans, in the aggregate and for each loan group, that were (A) delinquent (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, (B) in foreclosure and (C) in bankruptcy as of the close of business on the last day of the calendar month preceding that Distribution Date, in each case, using the OTS method;

•	the total number and principal balance of any REO properties in each loan group as of the close of business on the last day of the preceding Due Period;

•	the aggregate amount of Realized Losses for each loan group incurred during the preceding calendar month;

•	the cumulative amount of Realized Losses for each loan group;

•	the Realized Losses, if any, allocated to each class of certificates on that Distribution Date;

•	the pass-through rate for each class of certificates for that Distribution Date;

•	the number of mortgage loans and the aggregate balance of mortgage loans that have negative amortization;

•	the Overcollateralized Amount for that Distribution Date;

•	the Overcollateralization Target Amount for that Distribution Date;

•	the amounts on deposit in the pre-funding account attributable to each loan group; and

•	the aggregate principal balance and number of subsequent mortgage loans purchased by the issuing entity during the pre-funding period.

The securities administrator will make that statement available each month, to any interested party, via the securities administrator’s website. The securities administrator’s Internet website will initially be located at https://www.ctslink.com. Assistance in using the website can be obtained by calling the securities administrator’s customer service desk at (866) 846-4526. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The securities administrator will have the right to change the way such reports are distributed in order to make such distribution more convenient and/or more accessible to the above parties, and the securities administrator will provide timely and adequate notification to all above parties regarding any such changes.

In addition, upon written request within a reasonable period of time after the end of each calendar year, the securities administrator, pursuant to the pooling and servicing agreement, will prepare and deliver to each certificateholder of record during the previous calendar year a statement containing aggregate payment information necessary to enable holders of the certificates to prepare their tax returns. These statements will not have been examined and reported upon by an independent public accountant.

Yield, Prepayment and Maturity Considerations

General

The effective yields to the holders of the offered certificates will be lower than the yields otherwise produced by the applicable rate at which interest is passed through to those holders and the purchase price of the certificates because monthly distributions will not be payable to those holders until generally the 25th day of the month following the month in which interest accrues on the mortgage loans, without any additional distribution of interest or earnings on the distributions in respect of the delay.

Delinquent payments on the mortgage loans that are not advanced by the servicers, the master servicer or the trustee as successor master servicer, as the case may be, because amounts, if advanced, would be nonrecoverable, will adversely affect the yields on the Senior Certificates and the Subordinate Certificates. Because of the priority of distributions, shortfalls resulting from delinquencies not so advanced will be borne first by excess spread and the Class C Certificates, second, by amounts received by the securities administrator under the Swap Agreement, and third, by the Subordinate Certificates in the reverse order of their numerical class designations, and then by the related Senior Certificates to the extent and in the manner described under “Descriptions of the Certificates—Allocation of Losses” in this prospectus supplement. If, as a result of these shortfalls, the aggregate of the class principal balances of all classes of certificates following all distributions and the allocation of realized losses on a Distribution Date exceeds the Pool Balance as of the first day of the month of that Distribution Date, first, the class principal balance of the Class C Certificates, second, the class principal balance of the Subordinate Certificates, beginning with the class of Subordinate Certificates then outstanding with the highest numerical class designation, and third, the class principal balance of the related class or classes of Senior Certificates, pro rata based on class principal balance, will be reduced by the amount of the excess.

Net interest shortfalls will adversely affect the yields on the related Senior Certificates and the Subordinate Certificates. All Realized Losses initially will be borne first, by the Class C Certificates, and then by the Subordinate Certificates, in the reverse order of their numerical class designations. As a result, the yields on the offered certificates will depend on the rate and timing of Realized Losses on the mortgage loans.

The yields to investors will be affected by the exercise by the master servicer of its right to purchase the mortgage loans and REO properties remaining in the trust fund (or the failure to exercise such right), as described under “The Pooling and Servicing Agreement—Optional Termination” herein, or the failure of the NIMS Insurer to exercise that right.

Prepayment Considerations and Risks

The rate of principal payments on the offered certificates, the aggregate amount of distributions on the offered certificates and the yields to maturity of the offered certificates will be related to the rate and timing of payments of principal on the mortgage loans generally in the related loan group, in the case of the Senior Certificates and in both loan groups, in the case of the Subordinate Certificates. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans, including for this purpose prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases due to breaches of certain representations and warranties and purchases by the originators or the seller, as applicable.

Prepayments, liquidations and purchases of the mortgage loans, including any purchase of a defaulted mortgage loan and any optional repurchase of the remaining mortgage loans in connection with the termination of the trust fund, in each case as described in this prospectus supplement, will result in distributions on the offered certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Since the rate of payment of principal on the mortgage loans will depend on future events and a variety of other factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of offered certificates may vary from the anticipated yield will depend upon the degree to which that offered certificate is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the related mortgage loans. Further, an investor should consider the risk that, in the case of any offered certificates purchased at a discount, a slower than anticipated rate of principal payments, including prepayments, on the related mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any offered certificates purchased at a premium, a faster than anticipated rate of principal payments on the related mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield.

The rate of principal payments, including prepayments, on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors. These factors include changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions, as well as the characteristics of the mortgage loans as described under “The Mortgage Loan Groups” in this prospectus supplement. If prevailing interest rates were to fall significantly below the loan rates on the mortgage loans, the mortgage loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the loan rates on the mortgage loans because the mortgagors may seek to “lock in” a lower interest rate. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the mortgage loans would generally be expected to decrease.

The particular features of the mortgage loans may affect the prepayment experience. The interest-only feature of some of the mortgage loans may reduce the perceived benefits of refinancing to take advantage of lower market rates of interest or to avoid adjustments in the loan rates. However, as a mortgage loan nears the end of its interest-only period, the mortgagor may be more likely to refinance the mortgage loan, even if market rates are only slightly less than the loan rate in order to avoid the increase in the monthly payments to amortize the mortgage loan over its remaining life. No assurances can be given as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments.

Approximately 50.05% of the initial mortgage loans, approximately 55.30% of the group 1 initial mortgage loans and approximately 46.81% of the group 2 initial mortgage loans require the borrowers to make monthly payments of accrued interest, but not principal, for a fixed period of three to fifteen years following origination of the related mortgage loans (excluding the entire term negative amortization mortgage loans that have an interest only option during the negative amortization period). For the entire-term negative amortization mortgage loans, the interest-only option will not be available in each month that the mortgage loan recasts to a fully amortizing payment. Other considerations aside, borrowers may be disinclined to prepay these mortgage loans during the interest-only period. In addition, because no principal is due on these mortgage loans during the interest-only period, the related certificates will amortize at a slower rate during that period than would otherwise be the case. Thereafter, when the monthly payments on the interest-only mortgage loans are recalculated to provide for amortization of the related principal balances by the applicable maturity dates of those loans and payment of interest at the then-current related loan rates, principal payments on the related certificates are expected to increase correspondingly, and, in any case, the related certificates will amortize at a faster rate than if payments on the mortgage loans were initially calculated on the basis of a thirty year or other applicable amortization schedule.

The negative amortization of certain of the mortgage loans may affect the yields on the related classes of certificates. As a result any negative amortization of the mortgage loans, the outstanding principal balance of a mortgage loan in any loan group will increase by the amount of interest that is deferred as described in this prospectus supplement under “The Mortgage Loan Groups—General.” During periods in which the outstanding principal balance of a mortgage loan is increasing due to the addition of deferred interest thereto, such increasing principal balance of that mortgage loan may approach or exceed the value of the related mortgage property, thus increasing the likelihood of defaults as well as the amount of any loss experienced with respect to any such mortgage loan that is required to be liquidated. Furthermore, certain of such mortgage loans with negative amortization features provide for the payment of any remaining unamortized principal balance of such mortgage loan (due to the addition of deferred interest, if any, to the principal balance of such mortgage loan) in a single payment at the maturity of the mortgage loan. Because the mortgagors may be required to make a larger single payment upon maturity, it is possible that the default risk associated with such mortgage loans is greater than that associated with fully amortizing mortgage loans.

In addition, because the loan rates on the mortgage loans adjust at a different time than the monthly payments thereon and the Payment Caps may limit the amount by which the monthly payments may adjust, the amount of a monthly payment may be more or less than the amount necessary to fully amortize the principal balance of such mortgage loan over its then remaining term at the applicable loan rate. Accordingly, the mortgage loans may be subject to reduced amortization (if the monthly payment due on a due date is sufficient to pay interest accrued during the related accrual period at the applicable loan rate but is not sufficient to reduce principal in accordance with a fully amortizing schedule); or accelerated amortization (if the monthly payment due on a due date is greater than the amount necessary to pay interest accrued during the related accrual period at the applicable loan rate and to reduce principal in accordance with a fully amortizing schedule). In the event the loan rate on an adjustable rate mortgage loan is increased, deferred interest is added to the principal balance of such mortgage loan and, if such deferred interest is not offset by subsequent accelerated amortization, it may result in a final lump sum payment at maturity greater than, and potentially substantially greater than, the monthly payment due on the immediately preceding due date.

Net Principal Prepayments, liquidations and purchases of the mortgage loans, including any purchase of a defaulted mortgage loan and any optional repurchase of the remaining mortgage loans in connection with the termination of the trust fund, in each case as described in this prospectus supplement, will result in distributions on the offered certificates of principal amounts that would otherwise be distributed over the remaining terms of the mortgage loans. Because the rate of payment of principal on the mortgage loans will depend on future events and a variety of other factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of offered certificates may vary from the anticipated yield will depend upon the degree to which that offered certificate is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the related mortgage loans. Further, an investor should consider the risk that, in the case of any offered certificates purchased at a discount, a slower than anticipated rate of principal payments, including prepayments, on the related mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any offered certificates purchased at a premium, a faster than anticipated rate of principal payments on the related mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield. The application of principal prepayments to payments of deferred interest will have the effect of slowing the rate at which principal prepayments are distributed to the related certificates and will further reduce the yield in the case of certificates purchased at a discount and will correspondingly reduce the reduction in yield in the case of certificates purchased at a premium.

The rate of principal payments, including prepayments, on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors. These factors include changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions, as well as the characteristics of the mortgage loans as described under “The Mortgage Loan Groups” in this prospectus supplement. If prevailing interest rates were to fall significantly below the loan rates on the mortgage loans, the mortgage loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the loan rates on the mortgage loans because the mortgagors may seek to “lock in” a lower interest rate. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the mortgage loans would generally be expected to decrease. The existence of maximum rate limitations on the mortgage loans also may affect the likelihood of prepayments in either a rising or falling interest rate environment. No assurances can be given as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments.

The mortgage loans may be prepaid by the mortgagors at any time; however, as of the initial cut-off date approximately 56.71% of all of the initial mortgage loans, and approximately 56.32% and 56.95% of the group 1 initial mortgage loans and the group 2 initial mortgage loans, respectively, require the payment of a prepayment penalty in connection with any voluntary prepayment occurring during periods that range from six months to five years after origination. These prepayment penalty payments may have the effect of reducing the amount or the likelihood of prepayments on the mortgage loans with prepayment penalty premiums during the applicable penalty period. All prepayment penalty payments received on substantially all of the initial mortgage loans with prepayment penalties will be distributed to the holders of the Class P Certificates. The mortgage loans are subject to the “due-on-sale” provisions included therein. See “The Mortgage Loan Groups” in this prospectus supplement.

The rate of prepayment may affect the pass-through rates on the offered certificates. Prepayments of mortgage loans of a loan group with net loan rates in excess of the then-current net WAC of the related mortgage loans may reduce the pass-through rate on the related certificates. Mortgage loans with higher loan rates may prepay at faster rates than mortgage loans with relatively lower loan rates in response to a given change in market interest rates. Any such disproportionate rate of prepayments may adversely affect the pass-through rate on the related certificates. In addition, differences in the rates of prepayments or of Realized Losses as among the loan groups may adversely affect the pass-through rate on the Subordinate Certificates by reducing the weighting factor used to determine that pass-through rate. Due to the different types of mortgage loans comprising the two loan groups, such different experience is likely to occur.

The yields on the offered certificates may be adversely affected by Net Swap Payments and Swap Termination Payments (not due to a Swap Provider Trigger Event) to the Swap Provider. Any Net Swap Payment or Swap Termination Payments payable to the Swap Provider will reduce amounts available for distribution to certificateholders. If the rate of prepayments on the mortgage loans is faster than anticipated, the Swap Notional Amount on which payments due under the Swap Agreement are calculated may exceed the aggregate Stated Principal Balance of the mortgage loans, thereby increasing the relative proportion of interest (and possibly principal) collections on the mortgage loans that must be applied to make any Net Swap Payment to the Swap Provider and consequently, the combination of rapid rates of prepayment and low prevailing interest rates could adversely affect the yields on the offered certificates.

The timing of changes in the rate of prepayments on the mortgage loans may significantly affect an investor’s actual yield to maturity, even if the average rate of principal payments is consistent with an investor’s expectation. In general, the earlier a prepayment of principal on the mortgage loans occurs (that is distributed as principal on the related class or classes of certificates), the greater the effect on an investor’s yield to maturity. The effect on an investor’s yield as a result of principal payments (that are distributed as principal on the related class or classes of certificates) occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like decrease or increase in the rate of principal payments. In addition, generally, the amount of prepayments will be distributed to the classes of certificates in the order of priority described herein. Such order will have the likely effect of reducing the class principal balance of classes with lower certificate rates relative to other classes.

Mandatory Prepayment

In the event that at the end of the pre-funding period there are any remaining amounts on deposit in the pre-funding account with respect to a loan group, the holders of the related Senior Certificates, as applicable, in each case pro rata, based on their respective class principal balances, will receive an additional distribution allocable to principal in an amount equal to the amount remaining in the pre-funding account. Although there can be no assurance, the depositor anticipates that there should be no material principal prepayment to the holders of the offered certificates due to a lack of subsequent mortgage loans.

The Subordinate Certificates

If the class principal balance of the Class C Certificates has been reduced to zero, the weighted average lives of, and the yields to maturity on, the Subordinate Certificates, in increasing order of their numerical class designations, will be progressively more sensitive to the rate and timing of borrower defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans are higher than those assumed by a holder of a subordinate certificate, the actual yield to maturity of that certificate may be lower than the yield expected by the holder based on that assumption. The timing of losses on the mortgage loans will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage pool are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. Realized Losses on the mortgage loans will reduce the class principal balances of the applicable class of Subordinate Certificates to the extent of any losses allocated to them (as described under “Description of the Certificates—Allocation of Losses”), without the receipt of cash attributable to that reduction. In addition, shortfalls in cash available for distributions on the Subordinate Certificates will result in a reduction in the class principal balance of the class of Subordinate Certificates then outstanding with the highest numerical class designation if and to the extent that the aggregate of the class principal balances of all classes of certificates, following all distributions and the allocation of Realized Losses on a Distribution Date, exceeds the Pool Balance as of the first day of the month of that Distribution Date. As a result of these reductions, less interest will accrue on that class of Subordinate Certificates than otherwise would be the case. The yields to maturity of the Subordinate Certificates will also be affected by distributions made to Senior Certificates (as described under “Description of the Certificates—Principal—Limited Cross-Collateralization”) and the disproportionate allocation of Net Principal Prepayments to the Senior Certificates, net interest shortfalls and other cash shortfalls in Available Funds.

Weighted Average Lives

The projected weighted average life of each class of offered certificates is the average amount of time that will elapse from the closing date, until each dollar of principal is scheduled to be repaid to the investors in that class. Because it is expected that there will be prepayments and defaults on the mortgage loans, the actual weighted average lives of the classes of offered certificates are expected to vary substantially from the weighted average remaining terms to stated maturity of the mortgage loans as set forth under “The Mortgage Loan Groups” in this prospectus supplement.

In general, the weighted average lives of the offered certificates will be shortened if the level of prepayments of principal of the mortgage loans increases that is not offset by amounts of deferred interest, including any optional repurchase of remaining mortgage loans in connection with the termination of the trust fund. However, the weighted average lives of the offered certificates will depend upon a variety of other factors, including the timing of changes in the rate of principal payments, the timing and amount of deferred interest experienced by the mortgage loans in the related group and the priority sequence of distributions of principal of the classes of certificates.

The interaction of the foregoing factors may have different effects on various classes of offered certificates and the effects on any class may vary at different times during the life of that class. Accordingly, no assurance can be given as to the weighted average life of any class of offered certificates. Further, to the extent that the prices of the offered certificates represent discounts or premiums to their respective original class principal balances, variability in the weighted average lives of the classes of offered certificates will result in variability in the related yields to maturity.

The assumed final Distribution Date for each class of offered certificates is as set forth under “Description of the Certificates—General” in this prospectus supplement. The assumed final Distribution Date for each class of offered certificates is the Distribution Date in the first month following the month of the latest maturity date of any 30-year initial mortgage loan. The weighted average life of each class of offered certificates is likely to be shorter than would be the case if payments actually made on the mortgage loans conformed to the foregoing assumptions, and the final Distribution Date with respect to the offered certificates could occur significantly earlier than the related assumed final Distribution Date because prepayments are likely to occur and because there may be a termination of the trust fund as provided in this prospectus supplement.

Structuring Assumptions

Prepayments of mortgage loans are commonly measured relative to a prepayment standard or model. The model used with respect to the mortgage loans assumes a constant prepayment rate or “CPR.” This is not a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans.

The tables showing the percentage of original class principal balance outstanding at specified percentages of CPR attached as Annex D hereto (the “Principal Decrement Tables”) were prepared on the basis of the assumptions in the following paragraph and the tables attached as Annex C hereto (the “Assumed Mortgage Loan Characteristics” tables). There are certain differences between the loan characteristics included in those assumptions and the characteristics of the actual mortgage loans. Any such discrepancy may have an effect upon the percentages of original class principal balances outstanding and weighted average lives of the offered certificates set forth in the Principal Decrement Tables. In addition, because the actual mortgage loans in the trust fund will have characteristics that differ from those assumed in preparing the Assumed Mortgage Loan Characteristics tables, the distributions of principal of the classes of offered certificates may be made earlier or later than indicated in the Principal Decrement Tables.

The percentages and weighted average lives in the Principal Decrement Tables were determined based on the assumptions listed below.

•	Each loan group consists of mortgage loans that have the characteristics set forth in the Assumed Mortgage Loan Characteristics tables.

•	Distributions on the certificates are received, in cash, on the 25th day of each month, commencing on October 25, 2007.

•	The mortgage loans prepay at the related constant percentages of CPR as set forth in the Principal Decrement Tables below.

•	No defaults or delinquencies occur in the payment by borrowers of principal and interest on the mortgage loans and no net interest shortfalls are incurred.

•	No mortgage loan is purchased by the seller from the trust fund pursuant to any obligation or option under the pooling and servicing agreement (other than an optional termination as described below).

•
Scheduled monthly payments on the mortgage loans are received on the first day of each month commencing in October 2007, in the case of the initial mortgage loans, and November 2007, in the case of the subsequent mortgage loans, and are computed prior to giving effect to any prepayments, which are computed after giving effect to scheduled payments received on the following day, received in the prior month.

•
A negative amortization mortgage loan that negatively amortizes up to its negative amortization limit before the end of its negative amortization period, initially recasts to an interest-only payment. At its next payment adjustment date, the payment for such negative amortization mortgage loan adjusts to either a fully-amortizing payment or remains an interest-only payment, as determined by its respective negative amortization and interest-only terms.

•
Prepayments representing payment in full of individual mortgage loans are received on the last day of each month commencing in September 2007, in the case of the initial mortgage loans, and October 2007, in the case of the subsequent mortgage loans, and include 30 days’ interest.

•
The scheduled monthly payment for each mortgage loan is calculated based on its principal balance, loan rate and remaining term to maturity such that the mortgage loan will amortize in amounts sufficient to repay the remaining principal balance of the mortgage loan by its remaining term to maturity (taking into account any interest-only period) and on the third, fifth, seventh or tenth year, as applicable, of a mortgage loan, and every third, fifth or seventh payment adjustment date thereafter, the monthly payment due on that mortgage loan will be recast without regard to the related payment cap in order to provide for the outstanding balance of the mortgage loan to be paid in full in equal monthly installments at its maturity, if necessary.

•	Interest accrues on each certificate at the related pass-through rate described under “Description of the Certificates—Interest—Pass-Through Rates” in this prospectus supplement.

•	The initial class principal balance of each class of certificates is as set forth on the cover or as described in this prospectus supplement.

•	MTA is 4.933%, one-month LIBOR is 5.130%, six-month LIBOR is 5.230% and one-year LIBOR is 4.940%.

•	The initial class principal balance of the Class P Certificates will be $0.00.

•	No optional termination of the trust fund will occur, except that this assumption does not apply to the calculation of weighted average lives to the optional termination.

•	The certificates are purchased on October 2, 2007.

•	The Overcollateralization Target Amount is determined as set forth in this prospectus supplement.

•	All of the subsequent mortgage loans will be purchased in October 2007.

•	No deposits are made to the Final Maturity Reserve Account.

•	The balloon mortgage loans have original amortization terms of 480 months.

•	The negative amortization mortgage loans are subject to a payment cap of 7.50%

There will be discrepancies between the characteristics of the actual mortgage loans and the characteristics assumed in preparing the Principal Decrement Tables. Any such discrepancy may have an effect upon the percentages of the original class principal balance outstanding (rounded to the nearest whole percentage) and the weighted average lives of the certificates set forth in the related Principal Decrement Table. In addition, to the extent that the actual mortgage loans have characteristics that differ from those assumed in preparing the Principal Decrement Tables, the certificates may mature earlier or later than indicated by the related Principal Decrement Table. Based on the foregoing assumptions, the Principal Decrement Tables indicate the projected weighted average life of each class of offered certificates and set forth the percentages of the initial class principal balance of each class that would be outstanding after each of the Distribution Dates shown, at various constant prepayment percentages. Neither the prepayment model used in this prospectus supplement nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans included in the trust fund. Variations in the prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial class principal balances and the weighted average lives shown in the Principal Decrement Tables. Those variations may occur even if the average prepayment experience of all the mortgage loans equals any of the specified percentages of CPR.

The weighted average life of any class of certificates is determined by:

•
multiplying the assumed net reduction, if any, in the class principal balance of that class of certificates on each Distribution Date by the number of years from the date of issuance of the certificates to the related Distribution Date,

•	summing the results, and

•	dividing the sum by the aggregate amount of the assumed net reductions in the class principal balance of that class.

Material Federal Income Tax Consequences

General

The pooling and servicing agreement provides that a specified portion of the trust fund will constitute multiple “real estate mortgage investment conduits” or REMICs. An election will be made to treat each REMIC created by the pooling and servicing agreement as a REMIC for federal income tax purposes.

Assuming compliance with the pooling and servicing agreement, in the opinion of McKee Nelson LLP

•	each REMIC created pursuant to the pooling and servicing agreement will be characterized as a REMIC within the meaning of section 860D of the Internal Revenue Code of 1986, as amended;

•	each class of offered certificates will represent beneficial ownership of regular interests issued by a REMIC for federal income tax purposes; and

•	the Class R Certificates will represent beneficial ownership of the residual interest in each REMIC created pursuant to the pooling and servicing agreement.

Taxation of Regular Interests

Interest on a REMIC regular interest must be included in income by a certificateholder under the accrual method of accounting, regardless of the certificateholder’s regular method of accounting. In addition, certain classes of offered certificates may be issued with original issue discount (“OID”). See “Material Federal Income Tax Considerations—REMIC Certificates—C. Regular Certificates—Original Issue Discount and Premium” in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount or bond premium will be 25% CPR for each mortgage loan group. No representation is made that the mortgage loans will prepay at that rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the certificateholder receives currently the cash attributable to OID.

Payments from the Final Maturity Reserve Trust

Any certificateholder receiving a principal payment from the Final Maturity Reserve Trust will be treated as selling a portion of its certificate to the Class C Certificateholder and will be treated as receiving the amount of the principal payment from the Class C Certificateholder as proceeds of the sale. The portion treated as having been sold will equal the amount of the corresponding reduction in the class principal balance of such certificate. Accordingly, any principal payment from the Final Maturity Reserve Trust will not be treated as a distribution from any REMIC. Prospective investors should consult their own tax advisors regarding the consequences to them of such a sale

The Basis Risk Reserve Fund, the Basis Risk Cap Account and the Swap Account

Each of the Basis Risk Reserve Fund, the Basis Risk Cap Account and the Swap Account will be treated as an outside reserve fund, within the meaning of Treasury Regulation Section 1.860G-2(h), beneficially owned by the beneficial owners of the Class C Certificates.

Tax Treatment of the LIBOR Certificates

For federal income tax information reporting purposes, a beneficial owner of a LIBOR certificate (a “Component Certificate”) will be treated (i) as holding an undivided interest in a REMIC regular interest corresponding to that certificate and (ii) as having entered into a limited recourse interest rate cap contract written by the beneficial holders of the Class C Certificates in favor of the beneficial owners of such Component Certificate (the “Cap Contract”). The REMIC regular interest corresponding to a Component Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the Component Certificate to which it corresponds except that the maximum interest rate of the corresponding REMIC regular interest will equal the net WAC cap, determined in the case of each Component Certificate by (i) treating any Swap Termination Payment as being payable solely from Net Monthly Excess Cashflow and (ii) limiting the Swap Notional Amount to the Aggregate Collateral Balance.

As a result of the foregoing, the amount of distributions on the REMIC regular interest corresponding to a Component Certificate may exceed the actual amount of distributions on the Component Certificate. Any amount paid on a Component Certificate in excess of the amounts payable on the corresponding REMIC regular interest will be deemed to have been paid pursuant to the Cap Contract. Alternatively, any amount payable on the REMIC regular interest corresponding to a Component Certificate in excess of the amount payable on the Component Certificate will be treated as having been received by the holder of that Component Certificate and then as having been paid by such holder pursuant to the Cap Contract. Consequently, each beneficial owner of a Component Certificate will be required to report income accruing with respect to the REMIC regular interest component as discussed under “Material Federal Income Tax Consequences - REMIC Certificates—C. Regular Certificates” in the prospectus. In addition, each beneficial owner of a Component Certificate will be required to report net income with respect to the Cap Contract component and will be permitted to recognize a net deduction with respect to the Cap Contract component, subject to the discussion under “—The Cap Contract Components” below. Prospective investors should consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components constituting each Component Certificate.

Allocations. A beneficial owner of a Component Certificate must allocate its purchase price for the certificate between its components—the REMIC regular interest component and the Cap Contract component. For information reporting purposes the Cap Contract components will be treated as having nominal value. Each Cap Contract is difficult to value, and the Internal Revenue Service (“IRS”) could assert that the value of a Cap Contract component as of the closing date is greater than the value used for information reporting purposes. Prospective investors should consider the tax consequences to them if the IRS were to assert a different value for the Cap Contract components.

Upon the sale, exchange, or other disposition of a Component Certificate, the beneficial owner of the certificate must allocate the amount realized between the components of the certificate based on the relative fair market values of those components at the time of sale and must treat the sale, exchange or other disposition as a sale, exchange or disposition of the REMIC regular interest component and the Cap Contract component. Assuming that the Component Certificate is held as a “capital asset” within the meaning of section 1221 of the Code, gain or loss on the disposition of an interest in the Cap Contract component should be capital gain or loss. For a discussion of the material federal income tax consequences to a beneficial owner upon disposition of a REMIC regular interest, see “Material Federal Income Tax Consequences —REMIC Certificates—C. Regular Certificates” in the prospectus.

The Cap Contract Component. The portion of the overall purchase price of a Component Certificate attributable to the Cap Contract component must be amortized over the life of such certificate, taking into account the declining balance of the related REMIC regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method—the level yield constant interest method—the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Prospective investors are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Cap Contract component of an offered certificate.

Any payments made to a beneficial owner of a Component Certificate of Basis Risk Shortfalls will be treated as periodic payments on an interest rate cap contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortized cost of the Cap Contract component, such excess represents net income for that year. Conversely, to the extent that the amount of that year’s amortized cost exceeds the sum of the period payments, such excess will represent a net deduction for that year. Although not clear, net income or a net deduction should be treated as ordinary income or as an ordinary deduction.

Limitations on deductions with respect to Cap Contracts

A beneficial owner’s ability to recognize a net deduction with respect to the Cap Contract may be limited in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a “pass-through entity” (other than in connection with such individual’s trade or business). Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, non-grantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the Cap Contract in computing the beneficial owner’s alternative minimum tax liability.

Because a beneficial owner of a Component Certificate will be required to include in income the amount deemed to have been paid by such owner pursuant to the Cap Contract but may not be able to deduct that amount from income, a beneficial owner of a Component Certificate may have income that exceeds cash distributions on the Component Certificate, in any period and over the term of the Component Certificate. As a result, the Component Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the Cap Contract would be subject to the limitations described above.

Tax Treatment of Offered Certificates For Certain Purposes

Each Component Certificate (other than any portion thereof representing the Cap Contract) will constitute:

•	a “real estate asset” within the meaning of section 856(c)(4)(A) of the Code for a real estate investment trust;

•	an “obligation . . . principally secured by an interest in real property” within the meaning of section 860G(a)(3) Code if held by a REMIC; or

•	an asset described in section 7701(a)(19)(C)(xi) of the Code if held by a domestic building and loan association.

In light of the obligations represented by the Cap Contract components, the Offered Certificates that are Component Certificates generally will not be suitable investments for a REMIC.

Reportable Transactions

Pursuant to recently enacted legislation, a penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case is imposed on any taxpayer that fails to file timely an information return with the IRS with respect to a “reportable transaction” (as defined in Section 6011 of the Code). The rules defining “reportable transactions” are complex and include transactions that result in certain losses that exceed threshold amounts. Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

State Taxes

The depositor makes no representations regarding the tax consequences of the purchase, ownership or disposition of the offered certificates under the tax laws of any state. Investors considering an investment in the offered certificates should consult their own tax advisors regarding those tax consequences.

All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the offered certificates.

ERISA Considerations

ERISA and the Internal Revenue Code impose requirements on certain employee benefit plans—and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, educational savings accounts, Keogh plans and collective investment funds and separate accounts in which plans, accounts or arrangements are invested—and on persons who are fiduciaries with respect to these types of plans and arrangements. In this prospectus supplement we refer to these types of plans and arrangements as “Plans.”

ERISA prohibits “parties in interest” with respect to a Plan from engaging in certain transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving plans described under that section; ERISA authorizes the imposition of civil penalties for prohibited transactions involving plans not covered under Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the offered certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan’s acquisition and ownership of such Certificates. See “ERISA Considerations” in the prospectus.

Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA’s requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the ERISA considerations described in this prospectus supplement and in the prospectus, subject to the provisions of other applicable federal and state law. Any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.

Investments by Plans that are subject to ERISA are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. A fiduciary that decides to invest the assets of a Plan in the offered certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the underlying mortgage loans.

The U.S. Department of Labor has granted to Greenwich Capital Markets, Inc. Prohibited Transaction Exemption (“PTE”) 90-59, as amended by PTE 2007-5, which exempts from the application of the prohibited transaction rules transactions relating to

•
the acquisition, holding and sale by Plans of certain securities representing an undivided interest in certain asset-backed pass-through entities, such as the trust fund, holding assets such as the mortgage loans, with respect to which Greenwich Capital Markets, Inc. or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate, and

•	the servicing, operation and management of such asset-backed pass-through entities,

provided that the general conditions and certain other requirements set forth in the exemption are satisfied.

Each of the conditions listed below must be satisfied for the exemption to apply.

•
The acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm’s length transaction with an unrelated party.

•
The certificates acquired by the Plan have received a rating by Moody’s, S&P, Fitch, DBRS, Inc. or DBRS Limited at the time of such acquisition that is in one of the four highest generic rating categories.

•	The trustee must not be an affiliate of any other member of the “restricted group” (defined below in the second following paragraph), other than the underwriter.

•
The sum of all payments made to and retained by the underwriter in connection with the distribution of the applicable certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the seller pursuant to the assignment of the trust fund to the trust fund represents not more than the fair market value of such loans; the sum of all payments made to and retained by the servicers represents not more than reasonable compensation for the servicers’ services under the agreement pursuant to which the loans are pooled and reimbursements of such person’s reasonable expenses in connection therewith.

•	The Plan investing in the certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933.

•	The mortgage loans held in the trust fund must be of the type that have been included in other investment pools.

•
Certificates evidencing interests in such other investment pools must have been rated in one of the four highest generic rating categories by a rating agency for at least one year prior to the Plan’s acquisition of certificates.

•	Certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of certificates.

Moreover, the exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust holding receivables as to which the fiduciary (or its affiliate) is an obligor provided, among other requirements, that

•
in the case of an acquisition in connection with the initial issuance of certificates, at least 50% of each class of certificates in which Plans have invested and at least 50% of the aggregate interests in the trust fund is acquired by persons independent of the restricted group;

•	such fiduciary (or its affiliate) is an obligor with respect to not more than 5% of the fair market value of the obligations contained in the trust fund;

•	the Plan’s investment in certificates of any class does not exceed 25% of all of the certificates of that class outstanding at the time of the acquisition; and

•
immediately after the acquisition, no more than 25% of the assets of any Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more issuers containing assets sold or serviced by the same entity.

This relief does not apply to Plans sponsored by members of the “restricted group” consisting of the depositor, the servicers, the trustee, any indemnitor or any obligor with respect to mortgage loans included in the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets of the trust fund, or any affiliate of these parties.

It is expected that the exemption will apply to the acquisition and holding by Plans of the offered certificates (the “Exemption Eligible Certificates”) and that all conditions of the exemption other than those within the control of the investors will be met. Each fiduciary of a Plan should satisfy itself that the exemption will apply to the acquisition and holding by such Plan of the offered certificates.

The rating of an Exemption Eligible Certificate may change. If any of the Exemption Eligible Certificates no longer has a rating of at least “BBB-” (or its equivalent) with respect to the offered certificates (the “Minimum Required Rating”), certificates of that class will no longer be eligible for relief under the exemption (although a Plan that had purchased the Exemption Eligible Certificate when it had the required rating would not be required by the exemption to dispose of it). In addition, because the characteristics of the offered certificates, other than the Exemption Eligible Certificates, may not meet the requirements of the exemption discussed above or any other issued exemption under ERISA including Prohibited Transaction Class Exemption (“PTCE”) 83-1 discussed under “ERISA Considerations” in the prospectus, the purchase and holding of any class of offered certificates, other than the Exemption Eligible Certificates, by a Plan may result in prohibited transactions or the imposition of excise taxes or civil penalties. Consequently, the initial acquisition and subsequent transfers of the offered certificates, other than the Exemption Eligible Certificates and any Exemption Eligible Certificates rated below the Minimum Required Rating (collectively “ERISA-Restricted Offered Certificates”) will not be registered by the securities administrator, as certificate registrar, unless the certificate registrar receives:

•
a representation from the acquirer or transferee of the ERISA-Restricted Offered Certificate to the effect that the transferee is not a Plan or a person acting for, or on behalf of, any such Plan or using the assets of such Plan or arrangement to effect such transfer;

•
if the purchaser is an insurance company, a representation that the purchaser is an insurance company that is purchasing the ERISA-Restricted Offered Certificate with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of “PTCE” 95-60) and that the purchase and holding of the ERISA-Restricted Offered Certificate are covered under Sections I and III of PTCE 95-60; or

•
an opinion of counsel pursuant to the pooling and servicing agreement to the effect that the purchase and holding of such ERISA Restricted Offered Certificate will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and will not subject the certificate registrar, the master servicer, the servicers, the securities administrator, the trustee or the depositor to any obligation in addition to those undertaken under the pooling and servicing agreement.

Acquirers or transferees of interests in ERISA-Restricted Offered Certificates will be deemed to have made the representations set forth in the first two items above.

ERISA Considerations with Respect to the Final Maturity Reserve Trust and the Swap Agreement

When holders of an Exemption Eligible Certificate receive payments related to the Swap Agreement, or if payments are made from the Final Maturity Reserve Trust when the certificates are retired, for purposes of ERISA and Section 4975 of the Code this may be deemed to be a sale or exchange of property between certificateholders that are Plans and the Swap Provider or Class C Certificateholder, respectively, each of whom may be a Party in Interest with respect to such Plans and consequently may result in a prohibited transaction unless another administrative exemption is available.

Accordingly, no Plan or other person using Plan Assets may acquire or hold an Exemption Eligible Certificate otherwise eligible for the Underwriter’s Exemption before the termination of the Swap Agreement and the Final Maturity Reserve Trust, unless such acquisition or holding is eligible for the exemptive relief available under Department of Labor PTCE 84-14 (for transactions by independent “qualified professional asset managers”), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by “in-house asset managers”) or another applicable administrative or statutory exemption. There is also a statutory exemption that may be available under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code to a party in interest that is a service provider to a Plan investing in the Exemption Eligible Certificates for adequate consideration, provided such service provider is not (i) the fiduciary with respect to the Plan’s assets used to acquire the Exemption Eligible Certificates or an affiliate of such fiduciary or (ii) an affiliate of the employer sponsoring the Plan. Plan fiduciaries should consult their legal counsel concerning these issues. Each beneficial owner of such an Exemption Eligible Certificate or any interest therein, will be deemed to have represented, by virtue of its acquisition or holding of that certificate, or interest therein, that either (i) it is not a Plan or (ii) the acquisition and holding of that certificate are eligible for the exemptive relief available under one of the five Prohibited Transaction Class Exemptions or another administrative or statutory exemption under ERISA Section 408(b)(17) as described immediately above. It should be noted that as PTCE 95-60 would cover the prohibited transactions discussed herein in connection with the Swap Agreement and the Final Maturity Reserve Trust, any Exemption Eligible Certificate whose rating has fallen to below the Minimum Required Rating could be purchased by insurance company general accounts pursuant to such exemption.

If any Exemption Eligible Certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph will indemnify to the extent permitted by law and hold harmless the depositor, the trustee, the master servicer, the securities administrator, the NIMS Insurer, the servicers, the seller and the trust from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

If an offered certificate has not been underwritten by the underwriter, it will not be eligible to be purchased by Plans under the exemption or PTCE 95-60, as applicable. However, in the event that such offered certificate is subsequently underwritten or placed by the underwriter, or by another underwriter that has obtained an individual exemption similar to the exemption, such offered certificate may be acquired under the same conditions as are described above for other offered certificates that are eligible under the exemption or PTCE 95-60, as applicable.

Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and Section 4975 of the Code, the effect of the assets of the trust being deemed “plan assets” and the applicability of the Underwriter’s Exemption or any other applicable exemption prior to making an investment in the offered certificates. Each Plan fiduciary should determine whether under the fiduciary standards of investment prudence and diversification, an investment in the offered certificates is appropriate for the Plan, also taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

Legal Investment Considerations

The Senior Certificates and the Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”) after all amounts in the pre-funding account have been applied to purchase Subsequent Mortgage Loans or distributed to certificateholders, so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating agencies and, as such, are legal investments for certain entities to the extent provided in SMMEA; provided that the related mortgage loans are secured by first liens on the related mortgaged properties. Such investments, however, will be subject to general regulatory considerations governing investment practices under state and federal laws.

Institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain mortgage related securities. In addition, several states have adopted or may adopt regulations that prohibit certain state chartered institutions from purchasing or holding similar types of securities.

Accordingly, investors should consult their own legal advisors to determine whether and to what extent the certificates may be purchased by such investors. See “Legal Investment Considerations” in the prospectus.

Use of Proceeds

The net proceeds from the sale of the offered certificates will be applied by the depositor, or an affiliate thereof, toward the purchase of the mortgage loans from the seller of the mortgage loans and to fund the pre-funding account on the closing date. The mortgage loans will be acquired by the depositor from the seller in a privately negotiated transaction.

Method of Distribution

Subject to the terms and conditions set forth in the underwriting agreement between the depositor and Greenwich Capital Markets, Inc., which is an affiliate of the depositor and the seller, the depositor has agreed to sell to the underwriter, and the underwriter has agreed to purchase from the depositor, all of the offered certificates.

Distribution of the offered certificates will be made by the underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriter may effect those transactions by selling offered certificates to or through dealers and those dealers may receive from such underwriter, for which they act as agent, compensation in the form of underwriting discounts, concessions or commissions. The underwriter and any dealers that participate with such underwriter in the distribution of the offered certificates may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profits on resale of the offered certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

The depositor has been advised by the underwriter that it intends to make a market in the offered certificates purchased by it but has no obligation to do so. There can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will continue.

The depositor has agreed to indemnify the underwriter against, or make contributions to the underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933.

Legal Matters

Certain legal matters in connection with the issuance of the offered certificates will be passed upon by McKee Nelson LLP as counsel for the depositor and for the underwriter. Certain federal income tax consequences with respect to the certificates will be passed upon for the trust fund by McKee Nelson LLP.

Ratings

It is a condition to the issuance of the offered certificates that they have the applicable rating or ratings by Moody’s Investors Service, Inc. (“Moody’s”), Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”), and Fitch Ratings (“Fitch”) indicated under “Initial Certificate Ratings” in the table on page S-1.

The ratings assigned by each rating agency named above address the likelihood of the receipt of all distributions on the mortgage loans by the related certificateholders under the agreement pursuant to which the certificates are issued. The ratings of each rating agency take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with the certificates, and the extent to which the payment stream on that mortgage pool is adequate to make payments required by the certificates. However, ratings of the certificates do not constitute a statement regarding frequency of prepayments on the related mortgage loans. In addition, the ratings do not address whether any prepayment penalty amounts will be paid to the Class P Certificates.

The ratings do not address the possibility that, as a result of principal prepayments, holders of the offered certificates may receive a lower than anticipated yield, and such ratings do not address the ability of the seller to repurchase certain mortgage loans for which the interest rate or terms have converted.

The ratings assigned to the offered certificates should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by such rating agency.

The ratings do not address the likelihood that any Basis Risk Shortfalls will be repaid to holders of the LIBOR certificates.

The depositor has not engaged any rating agency other than Moody’s, S&P and Fitch to provide ratings on the offered certificates. However, there can be no assurance as to whether any other rating agency will rate the offered certificates or, if it does, what ratings would be assigned by that rating agency. Any rating on the offered certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the offered certificates by Moody’s, S&P and/or Fitch.

Glossary of Terms

AB Servicing Criteria. The minimum servicing criteria established in Item 1122(d) of Regulation AB.

Aggregate Collateral Balance. As of any date of determination (other than the closing date), an amount equal to the aggregate Stated Principal Balance of the mortgage loans plus the amount, if any, then on deposit in the pre-funding account. With respect to the closing date, an amount equal to the aggregate Stated Principal Balance of the initial mortgage loans as of the initial cut-off date plus the amount on deposit in the pre-funding account on the closing date.

Aggregate Final Maturity Reserve Amount. For any Distribution Date, the sum of the Group 1 Final Maturity Reserve Amount and the Group 2 Final Maturity Reserve Amount.

Allocated Realized Loss Amount. For any Distribution Date and any class of offered certificates, an amount equal to the sum of any realized losses allocated to that class of Certificates on the Distribution Date and any Allocated Realized Loss Amounts for that class remaining unpaid from the previous Distribution Date minus any Recoveries applied to that Allocated Realized Loss Amount.

Apportioned Principal Balance. For any Distribution Date and either loan group and for any class of Subordinate Certificates, an amount equal to the class principal balance of that class immediately prior to such Distribution Date multiplied by a fraction, the numerator of which is the related subordinate component for such date and the denominator of which is the sum of the subordinate components (in the aggregate) for such date.

Available Funds. For any Distribution Date and either loan group, an amount equal to:

(A)	the sum of the following with respect to each mortgage loan in that loan group:

•
all scheduled installments of interest and principal due on the due date in the month in which that Distribution Date occurs and in each case received prior to the related Determination Date, together with any advances in respect of the mortgage loan;

•
all net proceeds of any insurance policies, including primary mortgage insurance policies, with respect to the mortgage loan, to the extent those proceeds are not applied to the restoration of the related mortgaged property or released to the related borrower in accordance with the related servicer’s normal servicing procedures and, if the mortgage is a defaulted mortgage loan, all net liquidation proceeds with respect to the mortgage loan;

•	any amounts received with respect to foreclosed properties for that Distribution Date;

•	any amount of compensating interest received in respect of the mortgage loan for that Distribution Date;

•	all partial or full prepayments of the mortgage loan, received during the related Prepayment Period for that Distribution Date and all Recoveries, if any, for that Distribution Date;

•
if the loan is defective and is repurchased by the seller, or if the mortgage loan is repurchased by the seller pursuant to any applicable option to repurchase, amounts received during the related Prepayment Period as payment of the purchase price or substitution adjustment amount for the mortgage loan; and

•	with respect to the Distribution Date in the month immediately following the end of the pre-funding period, any amounts remaining in the pre-funding account (other than investment earnings thereon);

reduced by

(B)	the sum of the following with respect to each mortgage loan in that loan group:

•
amounts in reimbursement for advances previously made in respect of the mortgage loan and other amounts as to which the servicers, the master servicer, the custodians, the securities administrator and the trustee are entitled to be reimbursed pursuant to the pooling and servicing agreement;

•	the trust fund expense fees for such Distribution Date; and

•
with respect to any Distribution Date on or prior to the Distribution Date following the end of the pre-funding period and if there is a Deficiency Amount, the amount remaining in the pre-funding account equal to such Deficiency Amount.

Class B-1 Principal Distribution Amount: For any Distribution Date, an amount equal to the lesser of (a) the class principal balance of the Class B-1 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate class principal balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date) and (ii) the class principal balance of the Class B-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 100% minus the related target Credit Enhancement Percentage for such Distribution Date and (ii) the Aggregate Collateral Balance as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the Aggregate Collateral Balance as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

Class B-2 Principal Distribution Amount: For any Distribution Date, an amount equal to the lesser of (a) the class principal balance of the Class B-2 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate class principal balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the class principal balance of the Class B-1 Certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount on such Distribution Date) and (iii) the class principal balance of the Class B-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 100% minus the related target Credit Enhancement Percentage for such Distribution Date and (ii) the Aggregate Collateral Balance as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the Aggregate Collateral Balance as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

Class B-3 Principal Distribution Amount: For any Distribution Date, an amount equal to the lesser of (a) the class principal balance of the Class B-3 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate class principal balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the class principal balance of the Class B-1 and Class B-2 Certificates (after taking into account the distribution of the related Principal Distribution Amounts for such classes on such Distribution Date) and (iii) the class principal balance of the Class B-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 100% minus the related target Credit Enhancement Percentage for such Distribution Date and (ii) the Aggregate Collateral Balance as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the Aggregate Collateral Balance as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

Class B-4 Principal Distribution Amount: For any Distribution Date, an amount equal to the lesser of (a) the class principal balance of the Class B-4 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate class principal balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the class principal balance of the Class B-1, Class B-2 and Class B-3 Certificates (after taking into account the distribution of the related Principal Distribution Amounts for such classes on such Distribution Date) and (iii) the class principal balance of the Class B-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 100% minus the related target Credit Enhancement Percentage for such Distribution Date and (ii) the Aggregate Collateral Balance as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the Aggregate Collateral Balance as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

Class B-5 Principal Distribution Amount: For any Distribution Date, an amount equal to the lesser of (a) the class principal balance of the Class B-5 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate class principal balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the class principal balance of the Class B-1, Class B-2, Class B-3 and Class B-4 Certificates (after taking into account the distribution of the related Principal Distribution Amounts for such classes on such Distribution Date) and (iii) the class principal balance of the Class B-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 100% minus the related target Credit Enhancement Percentage for such Distribution Date and (ii) the Aggregate Collateral Balance as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the Aggregate Collateral Balance as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

Class B-6 Principal Distribution Amount: For any Distribution Date, an amount equal to the lesser of (a) the class principal balance of the Class B-6 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate class principal balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the class principal balance of the Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates (after taking into account the distribution of the related Principal Distribution Amounts for such classes on such Distribution Date) and (iii) the class principal balance of the Class B-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 100% minus the related target Credit Enhancement Percentage for such Distribution Date and (ii) the Aggregate Collateral Balance as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the Aggregate Collateral Balance as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

Class B-7 Principal Distribution Amount: For any Distribution Date, an amount equal to the lesser of (a) the class principal balance of the Class B-7 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate class principal balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the class principal balance of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates (after taking into account the distribution of the related Principal Distribution Amounts for such classes on such Distribution Date) and (iii) the class principal balance of the Class B-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 100% minus the related target Credit Enhancement Percentage for such Distribution Date and (ii) the Aggregate Collateral Balance as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the Aggregate Collateral Balance as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

Class B-8 Principal Distribution Amount: For any Distribution Date, an amount equal to the lesser of (a) the class principal balance of the Class B-8 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate class principal balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the class principal balance of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-7 Certificates (after taking into account the distribution of the related Principal Distribution Amounts for such classes on such Distribution Date) and (iii) the class principal balance of the Class B-8 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 100% minus the related target Credit Enhancement Percentage for such Distribution Date and (ii) the Aggregate Collateral Balance as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the Aggregate Collateral Balance as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

Class B-9 Principal Distribution Amount: For any Distribution Date, an amount equal to the lesser of (a) the class principal balance of the Class B-9 Certificates immediately prior to such Distribution Date and (b) the excess of (x) the sum of (i) the aggregate class principal balance of the Senior Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date), (ii) the class principal balance of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7 and Class B-8 Certificates (after taking into account the distribution of the related Principal Distribution Amounts for such classes on such Distribution Date) and (iii) the class principal balance of the Class B-9 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 100% minus the related target Credit Enhancement Percentage for such Distribution Date and (ii) the Aggregate Collateral Balance as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the Aggregate Collateral Balance as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

Credit Enhancement Percentage. For any Distribution Date and any class of certificates (or for the Senior Certificates in the aggregate), a percentage equal to (i) the sum of (a) the aggregate principal balance of the classes of certificates subordinate to such class of certificates and (b) the Overcollateralized Amount divided by (ii) the Aggregate Collateral Balance.

	Initial Credit Enhancement Percentage*	Target Credit Enhancement Percentage before October 2013 or Stepdown Date*	Target Credit Enhancement Percentage on or after October 2013 or Stepdown Date*
Senior	12.950%	32.375%	25.900%
B-1	10.850%	27.125%	21.700%
B-2	7.700%	19.250%	15.400%
B-3	6.600%	16.500%	13.200%
B-4	5.550%	13.875%	11.100%
B-5	4.600%	11.500%	9.200%
B-6	3.850%	9.625%	7.700%
B-7	3.350%	8.375%	6.700%
B-8	2.700%	6.750%	5.400%
B-9	2.000%	5.000%	4.000%
_______
* Approximate.

Determination Date. For any Distribution Date and each mortgage loan, the date set forth in the applicable servicing agreement on which the related servicer determines the amount to be remitted to the master servicer.

Distribution Date: The 25th day of each month or, if the 25th day is not a Business Day, on the next succeeding Business Day, beginning in October 2007.

Due Period. For any Distribution Date, the period commencing on the second day of the month preceding the month in which that Distribution Date occurs and ending on the first day of the month in which that Distribution Date occurs.

Extra Principal Distribution Amount. For any Distribution Date, is the lesser of (x) the Net Monthly Excess Cashflow for such Distribution Date and (y) the Overcollateralization Deficiency Amount for such Distribution Date.

Final Maturity Reserve Rate. A per annum rate equal to the product of (i) 1.00% and (ii) a fraction, the numerator of which is the aggregate Stated Principal Balance as of the applicable cut-off date of the mortgage loans having 40-year original terms to maturity and the denominator of which is Aggregate Collateral Balance.

Final Maturity Reserve Schedule. With respect to each Distribution Date on or after the Distribution Date in October 2017, the amount set forth on Annex E to this prospectus supplement for that Distribution Date.

Final Maturity Reserve Termination Date. With respect to each Distribution Date on or after the Distribution Date in October 2017, the earlier of (1) the Distribution Date in October 2037 or (2) the termination of the trust fund.

Group 1 Final Maturity Reserve Amount. For each Distribution Date prior to the Distribution Date in October 2017, zero. On the Distribution Date in October 2017 and on each Distribution Date thereafter until the Final Maturity Reserve Termination Date, an amount equal to the lesser of (x) the product of (i) the Final Maturity Reserve Rate divided by 12 and (ii) the aggregate Stated Principal Balance of the group 1 mortgage loans, and (y) the Interest Remittance Amount related to the group 1 mortgage loans before taking into account any distributions as described under “Distributions—Interest Distributions” in this prospectus supplement and after payment of certain fees and expenses of the trust fund. No deposit is required on any Distribution Date if the aggregate Stated Principal Balance of mortgage loans having 40-year original terms to maturity on such Distribution Date is less than or equal to the aggregate principal balance set forth in the Final Maturity Reserve Schedule.

Group 1 Principal Distribution Amount. For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event has not occurred or is not continuing with respect to such Distribution Date, will be the lesser of (a) the Senior Principal Distribution Amount multiplied by the Group 1 Principal Distribution Percentage and (b) the aggregate class principal balance of the Senior Certificates related to the group 1 mortgage loans immediately prior to such Distribution Date; provided, however, that with respect to any such Distribution Date on which the aggregate class principal balance of the Senior Certificates related to the group 2 mortgage loans is reduced to zero, the Group 2 Principal Distribution Percentage of the Senior Principal Distribution Amount available for distribution to the Senior Certificates in excess of the amount necessary to reduce the aggregate class principal balance of the Senior Certificates related to the group 2 mortgage loans to zero will be applied to increase the Group 1 Principal Distribution Amount (so long as any class of Senior Certificates related to the group 1 mortgage loans is outstanding).

Group 1 Principal Distribution Percentage. For any Distribution Date, a fraction, the numerator of which is (a) the stated principal balances of the group 1 mortgage loans as of the first day of the related Due Period minus (b) the stated principal balances of the group 1 mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, but without giving effect to any deferred interest and any Realized Losses during the related Due Period), and the denominator of which is (a) the stated principal balances of the mortgage loans as of the first day of the related Due Period minus (b) the stated principal balances of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, but without giving effect to any deferred interest and any Realized Losses during the related Due Period).

Group 2 Final Maturity Reserve Amount. For each Distribution Date prior to the Distribution Date in October 2017, zero. On the Distribution Date in October 2017 and on each Distribution Date thereafter until the Final Maturity Reserve Termination Date, an amount equal to the lesser of (x) the product of (i) the Final Maturity Reserve Rate divided by 12 and (ii) the aggregate Stated Principal Balance of the group 2 mortgage loans, and (y) the Interest Remittance Amount related to the group 2 mortgage loans before taking into account any distributions as described under “Distributions—Interest Distributions” in this prospectus supplement and after payment of certain fees and expenses of the trust fund. No deposit is required on any Distribution Date if the aggregate Stated Principal Balance of mortgage loans having 40-year original terms to maturity on such Distribution Date is less than or equal to the aggregate principal balance set forth in the Final Maturity Reserve Schedule.

Group 2 Principal Distribution Amount. For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event has not occurred or is not continuing with respect to such Distribution Date, will be the lesser of (a) the Senior Principal Distribution Amount multiplied by the Group 2 Principal Distribution Percentage and (b) the aggregate class principal balance of the Senior Certificates related to the group 2 mortgage loans immediately prior to such Distribution Date; provided, however, that with respect to any such Distribution Date on which the aggregate class principal balance of the Senior Certificates related to the group 1 mortgage loans is reduced to zero, the Group 1 Principal Distribution Percentage of the Senior Principal Distribution Amount available for distribution to the Senior Certificates in excess of the amount necessary to reduce the aggregate class principal balance of the Senior Certificates related to the group 1 mortgage loans to zero will be applied to increase the Group 2 Principal Distribution Amount (so long as any class of Senior Certificates related to the group 2 mortgage loans is outstanding).

Group 2 Principal Distribution Percentage. For any Distribution Date, a fraction, the numerator of which is (a) the stated principal balances of the group 2 mortgage loans as of the first day of the related Due Period minus (b) the stated principal balances of the group 2 mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, but without giving effect to any deferred interest and any Realized Losses during the related Due Period), and the denominator of which is (a) the stated principal balances of the mortgage loans as of the first day of the related Due Period minus (b) the stated principal balances of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, but without giving effect to any deferred interest and any Realized Losses during the related Due Period).

Group Percentage. For any loan group and any Distribution Date, as fraction, expressed as a percentage, the numerator of which is the sum of (i) the aggregate Stated Principal Balance of mortgage loans in such loan group and (ii) the amount, if any, then on deposit in the pre-funding account related to such loan group, and the denominator of which is the Aggregate Collateral Balance for such Distribution Date.

Interest Remittance Amount. For any Distribution Date and loan group, the portion of the related Available Funds for such Distribution Date attributable to interest received or advanced with respect to the mortgage loans.

Monthly Interest Distributable Amount. With respect to each interest-bearing class of certificates and any Distribution Date, the amount of interest accrued during the related accrual period at the lesser of the related adjusted cap rate and the related pass-through rate on the class principal balance immediately prior to that Distribution Date, in each case, reduced by any net interest shortfalls (allocated to each certificate based on its respective entitlements to interest irrespective of any prepayment interest shortfalls or shortfalls resulting from the application of the Relief Act for such Distribution Date).

Net Monthly Excess Cashflow. For any Distribution Date is equal to the sum of (a) any Overcollateralization Release Amount and (b) the excess of (x) the Available Funds for such Distribution Date over (y) the sum for such Distribution Date of (A) the Monthly Interest Distributable Amounts for the offered certificates, (B) the Unpaid Interest Shortfall Amounts for the Senior Certificates, (C) the Principal Remittance Amount, (D) the Aggregate Final Maturity Reserve Amount, and (E) the amount of principal prepayments for the related Prepayment Period to the extent of deferred interest for such Distribution Date.

Net Loan Rate. For each mortgage loan, the loan rate less the sum of the rates at which the master servicing fee, the servicing fee, any credit risk manager fee and the rate at which any lender paid mortgage insurance premiums are calculated and, on the Distribution Date in October 2017 and on each Distribution Date thereafter until the Final Maturity Reserve Termination Date, the Final Maturity Reserve Rate.

Net Principal Prepayments. The excess, if any, of principal prepayments over deferred interest on the related mortgage loans during the related Prepayment Period.

NIM Notes. Any net interest margin notes issued pursuant to an indenture in any NIMS Transaction.

NIMS Insurer. One or more financial guaranty insurance companies insuring the NIM Notes.

NIMS Transaction. The placement of the Class P and Class C Certificates into a separate trust or other special purpose entity which will issue NIM Securities and preference shares or ownership certificates backed by all or a portion of such certificates.

Overcollateralization Deficiency Amount. With respect to any Distribution Date, the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such Distribution Date (assuming that 100% of the Principal Remittance Amount is applied as a principal payment on such Distribution Date).

Overcollateralization Floor. The amount equal to approximately $8,216,849 or 0.50% of the sum of (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the initial cut-off date and (ii) amounts in the pre-funding account as of the closing date.

Overcollateralization Release Amount. With respect to any Distribution Date, the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the excess, if any, of (i) the Overcollateralized Amount for such Distribution Date (assuming that 100% of the Principal Remittance Amount is applied as a principal payment on such Distribution Date) over (ii) the Overcollateralization Target Amount for such Distribution Date.

Overcollateralization Target Amount. On any Distribution Date, an amount equal to:

•
prior to the Stepdown Date, 2.000% of (a) the aggregate Stated Principal Balance of the initial mortgage loans as of the initial cut-off date and (b) amounts on deposit in the pre-funding account on the closing date, and

•	on or after the Stepdown Date, if no Trigger Event has occurred and is continuing, the greater of:

(1)
5.000% of the current Aggregate Collateral Balance prior to the Distribution Date in October 2013 and 4.000% of the current Aggregate Collateral Balance on or after the Distribution Date in October 2013;

(2)	the Overcollateralization Floor, or

•	on or after the Stepdown Date and during the occurrence and continuation of a Trigger Event, the Overcollateralization Target Amount as of the previous Distribution Date.

Overcollateralized Amount. For any Distribution Date, an amount equal to (i) the Aggregate Collateral Balance as of the last day of the related Prepayment Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus (ii) the aggregate class principal balance of the LIBOR certificates and the Class P Certificates as of such Distribution Date (after giving effect to distributions to be made on such Distribution Date from the Principal Remittance Amount).

Pool Balance. For any Distribution Date, the Aggregate Collateral Balance as of the first day of the related Due Period, and, when used in reference to only loan group 1 or loan group 2, calculated by taking into account only the Stated Principal Balances of the mortgage loans in such loan group and the amount on deposit in the pre-funding account in respect of such loan group.

Prepayment Period. For any Distribution Date, the calendar month preceding the month in which that Distribution Date occurs.

Principal Distribution Amount. For any Distribution Date and loan group, the excess of (x) the related Principal Remittance Amount for such Distribution Date over (y) such loan group’s pro rata share, based on the aggregate Stated Principal Balance, of the Overcollateralization Release Amount for such Distribution Date.

Principal Remittance Amount. For any Distribution Date and loan group, the sum of the following for each such mortgage loan in that loan group:

•
each scheduled payment of principal collected or advanced (before taking into account any deficient valuations or debt service reductions) on the mortgage loan by the related servicer in the related Due Period;

•	if the mortgage loan is repurchased, the principal portion of the related purchase price, for the loan, deposited in the distribution account during the related Prepayment Period;

•	the principal portion of any related substitution adjustment amount for the mortgage loan deposited in the distribution account during the related Prepayment Period;

•	if the mortgage loan is not yet a liquidated mortgage loan, the principal portion of all insurance proceeds for the mortgage loan received during the related Prepayment Period;

•	if the mortgage loan is a liquidated mortgage loan, the principal portion of all net liquidation proceeds for the mortgage loan received during the related Prepayment Period, other than Recoveries;

•
the principal portion of all partial and full principal prepayments of the mortgage loan received during the related Prepayment Period (net of portions of principal prepayments applied in respect of deferred interest) and all Recoveries, if any, for that Distribution Date; and

•	with respect to the December 2007 Distribution Date only, any amount remaining in the pre-funding account at the end of the pre-funding period in respect of that loan group.

Realized Loss: With respect to any liquidated mortgage loan, the amount of loss realized equal to the portion of the principal balance remaining unpaid after application of all net liquidation proceeds in respect of such liquidated mortgage loan.

Recovery. With respect to any Distribution Date and mortgage loan that became a liquidated mortgage loan in a month preceding the month of that Distribution Date, an amount received in respect of such liquidated mortgage loan during the prior calendar month that has previously been allocated as a Realized Loss to a class or classes of certificates, net of reimbursable expenses.

Regulation AB. Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as it may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Senior Certificates: The Class 1A-1A, Class 2A-1A, Class 2A-1B and Class 2A-1C Certificates.

Senior Principal Distribution Amount. For any Distribution Date, an amount equal to the excess of (x) the aggregate class principal balance of the Senior Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 100% minus the related target Credit Enhancement Percentage for such Distribution Date and (ii) the Aggregate Collateral Balance as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the Aggregate Collateral Balance as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

Senior Termination Date. For any loan group, the date on which the aggregate principal balance of the related class or classes of Senior Certificates is reduced to zero.

Stated Principal Balance. For any mortgage loan and any date, the unpaid principal balance of the mortgage loan as of the immediately preceding due date, as specified in its amortization schedule at the time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to any previous partial prepayments, net liquidation proceeds received, the payment of principal due on that due date irrespective of any delinquency in payment by the related borrower and any deferred interest added to the principal balance of that mortgage loan pursuant to the terms of the related mortgage note on or prior to that due date.

Stepdown Date. The earlier to occur of (i) the first Distribution Date on which the aggregate class principal balance of the Senior Certificates has been reduced to zero and (ii) the later to occur of (x) the Distribution Date occurring in October 2010 and (y) the first Distribution Date on which the Credit Enhancement Percentage of the Senior Certificates (calculated for this purpose only after taking into account distributions of principal on the mortgage loans and before distribution of the Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on such Distribution Date) is greater than or equal to the related senior target Credit Enhancement Percentage of the Senior Certificates.

Subordinate Certificates: The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8 and Class B-9 Certificates.

Trigger Event. On any Distribution Date on or after the Stepdown Date, if either (i) the sum of the percentages obtained by dividing (x) the aggregate Stated Principal Balance of Mortgage Loans delinquent 60 days or more, that are in foreclosure or that are REO Properties by (y) the aggregate Stated Principal Balance of the Mortgage Loans, in each case, as of the last day of the previous three calendar months divided by 3, exceeds (a) prior to October 2013, 21.62% of the current Credit Enhancement Percentage of the Senior Certificates and (b) on or after October 2013, 27.03% of the current Credit Enhancement Percentage of the Senior Certificates or (ii) cumulative Realized Losses for the related Distribution Date as a percentage of the sum of (a) the aggregate Stated Principal Balance of the initial mortgage loans as of the initial cut-off date and (b) the initial pre-funding amount are greater than:

Distribution Date	Percentage
October 2009 - September 2010	0.30% for the first month plus an additional 1/12th of 0.60% for each month thereafter
October 2010 - September 2011	0.90% for the first month plus an additional 1/12th of 0.80% for each month thereafter
October 2011 - September 2012	1.70% for the first month plus an additional 1/12th of 0.75% for each month thereafter
October 2012 - September 2013	2.45% for the first month plus an additional 1/12th of 0.75% for each month thereafter
October 2013 and thereafter	3.20%

Unpaid Interest Shortfall Amount. For any Distribution Date and any class of LIBOR certificates, the sum of (i) the excess, if any, of (a) the Monthly Interest Distributable Amount for such class for such Distribution Date over (b) the sum of (I) the amount distributed as interest on such class on such Distribution Date as described herein under “Description of the Certificates—Interest—Distribution of Interest” pursuant to priorities (i) or (ii), as applicable, and (II) the amount distributed as described herein under “Description of the Certificates—The Swap Agreement—Application of Deposits and Payment for the Supplemental Interest Trust” pursuant to priorities (3) or (4), as applicable, (ii) any excess described in clause (a) remaining unpaid from prior Distribution Dates, and (iii) interest on the amounts described in clause (ii) at the pass-through rate for such class.

Annex A:

Global Clearance, Settlement and Tax Documentation Procedures

Except in certain limited circumstances, the globally offered HarborView Mortgage Loan Trust, Mortgage Loan Pass-Through Certificates, Series 2007-7 (the “Global Securities”) will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior mortgage loan asset backed certificates issues.

Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

A holder that is not a United States person (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Relevant Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset backed certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Because the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading Between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

Trading Between Clearstream Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading Between DTC Seller and Clearstream Luxembourg or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Relevant Depositary of the DTC Participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant’s or Euroclear Participant’s particular cost of funds.

Because the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading Between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Relevant Depositary, to a DTC Participant. The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a) borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to the settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

A holder that is not a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986 holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the securities administrator or to the U.S. entity required to withhold tax (the “U.S. withholding agent”) establishing an exemption from withholding. A holder that is not a United States person may be subject to 30% withholding unless:

I. the securities administrator or the U.S. withholding agent receives a statement—

(a) from the holder on Internal Revenue Service (“IRS”) Form W-8BEN (or any successor form) that—

(i) is signed by the holder under penalties of perjury,

(ii) certifies that such owner is not a United States person, and

(iii) provides the name and address of the holder, or

(b) from a securities clearing organization, a bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business that -

(i) is signed under penalties of perjury by an authorized representative of the financial institution,

(ii) states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the holder or that another financial institution acting on behalf of the holder has received such IRS Form W-8BEN (or any successor form),

(iii) provides the name and address of the holder, and

(iv) attaches the IRS Form W-8BEN (or any successor form) provided by the holder;

II. the holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the securities administrator or the U.S. withholding agent;

III. the holder claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the securities administrator or the U.S. withholding agent; or

IV. the holder is a “nonwithholding partnership” and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the securities administrator or the U.S. withholding agent. Certain pass-through entities that have entered into agreements with the Internal Revenue Service (for example “qualified intermediaries”) may be subject to different documentation requirements; it is recommended that such holders consult with their tax advisors when purchasing the certificates.

A holder holding book-entry certificates through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book-entry certificates, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number, (“TIN”), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. In addition, all holders holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding at a rate of up to 31% unless the holder:

I. provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY (or any successor forms) if that person is not a United States person;

II. provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

III. is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not “United States persons” within the meaning of Section 7701(a)(30) of the Internal Revenue Code. Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry certificates.

The term “United States person” means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust fund and one or more United States persons have authority to control all substantial decisions of the trust fund, and (5) to the extent provided in regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.

Annex B

Certain Characteristics of the Initial Mortgage Loans

The following tables, unless otherwise specified, is based upon the aggregate principal balance of the initial mortgage loans as of the cut-off date. The sum in any column in the following tables may not equal the total indicated due to rounding.

Stated Principal Balances of the Initial Mortgage Loans

Stated Principal Balance ($)	Number of Initial Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

0.01 - 50,000.00	20	$748,133.54	0.05%	7.100%	301	69.04%	671
50,000.01 - 100,000.00	148	11,978,782.15	0.75	7.283	354	71.81	692
100,000.01 - 150,000.00	400	51,056,906.32	3.20	7.223	357	74.43	699
150,000.01 - 200,000.00	527	92,626,840.54	5.80	7.347	366	75.44	703
200,000.01 - 250,000.00	563	126,639,528.05	7.93	7.416	369	75.80	711
250,000.01 - 300,000.00	451	124,312,602.56	7.78	7.497	374	75.28	713
300,000.01 - 350,000.00	379	122,825,386.87	7.69	7.537	375	75.84	714
350,000.01 - 400,000.00	395	147,444,376.02	9.23	7.492	375	76.19	713
400,000.01 - 450,000.00	368	155,515,817.01	9.74	7.483	374	75.93	716
450,000.01 - 500,000.00	283	134,501,741.84	8.42	7.498	380	76.16	718
500,000.01 - 550,000.00	226	118,517,354.81	7.42	7.431	379	77.46	718
550,000.01 - 600,000.00	194	111,539,240.92	6.98	7.517	383	76.17	718
600,000.01 - 650,000.00	119	74,068,674.39	4.64	7.322	370	76.61	721
650,000.01 - 700,000.00	122	81,818,011.87	5.12	7.419	378	74.36	724
700,000.01 - 750,000.00	51	36,988,115.25	2.32	7.496	388	70.78	710
750,000.01 - 800,000.00	39	30,097,853.31	1.88	7.479	389	74.68	714
800,000.01 - 850,000.00	32	26,279,682.95	1.65	7.517	396	69.12	731
850,000.01 - 900,000.00	18	15,693,590.72	0.98	7.683	395	73.28	714
900,000.01 - 950,000.00	22	20,365,198.25	1.28	7.473	383	74.76	719
950,000.01 - 1,000,000.00	31	30,606,907.90	1.92	7.228	363	71.84	713
1,000,000.01 - 1,050,000.00	18	18,283,035.47	1.14	7.331	375	68.89	715
1,050,000.01 - 1,100,000.00	1	1,057,093.14	0.07	7.808	355	75.00	668
1,100,000.01 - 1,150,000.00	4	4,500,723.34	0.28	7.091	384	68.62	737
1,150,000.01 - 1,200,000.00	4	4,715,443.71	0.30	7.824	385	66.94	694
1,200,000.01 - 1,250,000.00	6	7,308,054.66	0.46	7.126	353	64.30	747
1,250,000.01 - 1,300,000.00	2	2,538,865.50	0.16	8.112	475	61.87	726
1,300,000.01 - 1,350,000.00	3	3,998,624.94	0.25	6.586	355	70.88	730
1,350,000.01 - 1,400,000.00	4	5,559,868.18	0.35	7.117	385	70.45	754
1,400,000.01 - 1,450,000.00	4	5,693,622.35	0.36	7.218	386	70.96	707
1,450,000.01 - 1,500,000.00	2	2,999,932.49	0.19	6.625	356	60.71	783
1,500,000.01 - 1,550,000.00	1	1,535,337.34	0.10	6.875	352	70.00	742
1,550,000.01 - 1,600,000.00	2	3,156,170.38	0.20	7.750	358	57.58	802
1,600,000.01 - 1,650,000.00	1	1,640,987.44	0.10	7.583	355	35.33	721
1,700,000.01 - 1,750,000.00	1	1,724,510.78	0.11	7.125	352	65.00	752
1,750,000.01 - 1,800,000.00	2	3,516,800.21	0.22	7.895	417	63.65	716
1,900,000.01 - 1,950,000.00	2	3,883,705.49	0.24	7.501	356	73.92	731
1,950,000.01 - 2,000,000.00	1	1,998,522.99	0.13	7.750	359	63.49	765
2,000,000.01 - 2,050,000.00	1	2,002,207.06	0.13	8.125	358	59.00	714
2,050,000.01 - 2,100,000.00	1	2,091,831.62	0.13	6.875	352	68.33	725
2,500,000.01 - 2,550,000.00	1	2,519,483.81	0.16	7.875	351	63.00	742
2,700,000.01 - 2,750,000.00	1	2,721,872.45	0.17	6.500	352	55.00	740
Total	4,450	$1,597,071,438.62	100.00%	7.444%	375	74.99%	715

The average Stated Principal Balance of the initial mortgage loans was approximately $358,892 as of the cut-off date.

Original Terms to Stated Maturity of the Initial Mortgage Loans

Original Term (months)	Number of Initial Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

120	6	$992,915.48	0.06%	6.220%	119	45.95%	743
180	18	2,562,813.60	0.16	6.475	178	74.57	653
240	15	2,361,069.89	0.15	6.480	239	69.95	649
300	1	138,129.10	0.01	6.500	298	64.27	609
360	3,742	1,314,158,407.11	82.29	7.311	355	75.12	716
480	668	276,858,103.44	17.34	8.097	475	74.55	714
Total	4,450	$1,597,071,438.62	100.00%	7.444%	375	74.99%	715

The weighted average original term to stated maturity of the initial mortgage loans was approximately 380 months as of the cut-off date.

Remaining Terms to Stated Maturity of the Initial Mortgage Loans

Remaining Term (months)	Number of Initial Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

61-120	6	$992,915.48	0.06%	6.220%	119	45.95%	743
121-180	18	2,562,813.60	0.16	6.475	178	74.57	653
181-240	15	2,361,069.89	0.15	6.480	239	69.95	649
241-300	1	138,129.10	0.01	6.500	298	64.27	609
301-360	3,742	1,314,158,407.11	82.29	7.311	355	75.12	716
361 and above	668	276,858,103.44	17.34	8.097	475	74.55	714
Total	4,450	$1,597,071,438.62	100.00%	7.444%	375	74.99%	715

The weighted average remaining term to stated maturity of the initial mortgage loans was approximately 375 months as of the cut-off date.

Property Types of the Initial Mortgage Loans

Property Type	Number of Initial Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

Condominium	458	$135,499,677.56	8.48%	7.464%	374	76.84%	721
Cooperative	16	3,599,919.72	0.23	6.263	346	77.06	721
Manufactured Housing	14	1,732,903.60	0.11	7.010	359	89.87	634
Planned Unit Development	821	319,227,937.92	19.99	7.359	373	76.38	720
Single Family	2,948	1,060,885,595.06	66.43	7.455	376	74.51	714
Townhouse	8	1,536,321.41	0.10	7.615	382	69.94	713
Two-to Four-Family	185	74,589,083.35	4.67	7.680	377	72.10	711
Total	4,450	$1,597,071,438.62	100.00%	7.444%	375	74.99%	715

Stated Occupancy Status of the Initial Mortgage Loans*

Stated Occupancy Status	Number of Initial Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

Investor	582	$148,214,619.82	9.28%	7.633%	372	72.03%	728
Primary	3,708	1,392,934,475.02	87.22	7.429	376	75.25	713
Second Home	160	55,922,343.78	3.50	7.316	366	76.39	734
Total	4,450	$1,597,071,438.62	100.00%	7.444%	375	74.99%	715
_______________
*	In the preceding table, “stated occupancy status” refers to the intended use of the mortgaged property as represented by the borrower when the related initial mortgage loan was originated.

Product Type of the Initial Mortgage Loans

Product Type	Number of Initial Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to-Value	Weighted Average Credit Score

1 YR LIBOR	2	$240,483.59	0.02%	4.851%	358	97.61%	598
1 YR LIBOR IO	1	414,466.00	0.03	4.750	356	69.89	631
10/1 YR LIBOR	4	1,035,169.23	0.06	6.626	359	74.76	726
10/1 YR LIBOR IO	11	2,827,099.99	0.18	6.836	358	67.93	732
2/28 6 MO LIBOR	1	111,274.24	0.01	8.750	355	90.00	726
2/28 6 MO LIBOR IO	1	299,900.00	0.02	7.875	355	100.00	687
3/1 YR LIBOR	6	1,704,455.76	0.11	6.382	372	80.35	698
3/1 YR LIBOR IO	15	4,341,100.52	0.27	6.404	358	73.64	723
3/27 6 MO LIBOR	4	1,580,493.20	0.10	7.166	357	71.09	709
3/27 6 MO LIBOR IO	27	10,859,334.96	0.68	7.160	356	83.40	732
5/1 YR LIBOR	25	6,871,708.91	0.43	6.458	358	72.44	720
5/1 YR LIBOR IO	177	63,357,243.46	3.97	6.827	356	75.46	713
5/25 6 MO LIBOR	24	4,928,179.13	0.31	7.848	357	89.24	711
5/25 6 MO LIBOR IO	241	109,430,963.10	6.85	7.149	356	81.70	721
6 MO LIBOR IO	2	747,056.14	0.05	6.950	403	66.97	716
7/1 YR LIBOR	10	3,222,493.95	0.20	6.667	361	78.65	732
7/1 YR LIBOR IO	17	6,828,934.02	0.43	6.630	356	69.99	724
7/23 6 MO LIBOR	14	3,795,659.51	0.24	7.173	355	74.35	700
7/23 6 MO LIBOR IO	53	26,623,519.82	1.67	6.721	354	72.43	712
Fixed Rate	442	89,240,455.69	5.59	6.652	347	76.97	681
Fixed Rate IO	28	6,920,814.27	0.43	6.945	359	80.09	707
Negam 10/1 MO MTA	3	557,192.26	0.03	7.703	358	75.17	693
Negam 10/6 MO LIBOR	7	3,198,822.58	0.20	7.588	357	69.78	737
Negam 3/1 MO MTA IO YRS 3-10	2	267,828.01	0.02	8.217	358	88.54	772
Negam 5/1 MO LIBOR IO YRS 5-10	15	4,682,658.88	0.29	8.017	358	87.14	703
Negam 5/1 MO MTA	411	156,002,399.09	9.77	7.745	364	70.91	711
Negam 5/1 MO MTA IO YRS 5-10	93	30,791,459.93	1.93	7.725	367	80.97	711
Negam 5/1 YR LIBOR IO YRS 5-10	102	40,521,413.78	2.54	7.145	356	72.56	720
Negam 5/6 MO LIBOR IO YRS 5-10	1,239	444,636,571.45	27.84	6.874	363	73.32	732
Negam 7/1 MO LIBOR IO YRS 7-10	6	1,597,674.64	0.10	7.661	358	82.82	700
Negam 7/1 MO MTA IO YRS 7-10	20	8,936,677.49	0.56	7.564	358	71.43	763
Negam 7/6 MO LIBOR IO Yr 7-10	47	13,852,406.32	0.87	6.564	355	74.95	730
Negam Fixed 10 Yr NEGAM	11	4,994,232.76	0.31	6.945	359	63.34	742
Negam Fixed IO Yrs 5-10	26	12,706,655.13	0.80	7.677	357	79.41	703
Negam LIBOR	32	10,053,770.50	0.63	8.357	398	74.71	705
Negam LIBOR 40/30 Balloon	5	1,824,270.13	0.11	8.336	356	75.21	688
Negam LIBOR 5 Yr Fixed Pay	3	659,835.37	0.04	8.176	443	70.39	749
Negam MTA	1,194	478,105,667.58	29.94	8.218	407	75.62	706
Negam MTA 40/30 Balloon	12	5,186,983.45	0.32	8.177	354	75.49	692
Negam MTA 5 Yr Fixed Pay	110	30,874,908.84	1.93	8.204	412	74.19	708
Negam MTA 5 Yr FxPay 40/30 Balloon	7	2,239,204.94	0.14	8.078	357	69.98	696
Total	4,450	$1,597,071,438.62	100.00%	7.444%	375	74.99%	715

Loan Purposes of the Initial Mortgage Loans

Purpose	Number of Initial Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

Cash Out Refinance	2,260	$810,843,120.75	50.77%	7.516%	376	71.99%	712
Purchase	1,040	346,929,465.16	21.72	7.280	370	81.75	722
Rate/Term Refinance	1,150	439,298,852.71	27.51	7.440	377	75.19	716
Total	4,450	$1,597,071,438.62	100.00%	7.444%	375	74.99%	715

Documentation Programs of the Initial Mortgage Loans

Documentation	Number of Initial Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

Alternative Documentation	88	$29,566,025.39	1.85%	6.975%	365	73.65%	715
Express Statements	81	25,405,074.61	1.59	8.000	398	66.89	722
Full Documentation	1,255	338,410,695.40	21.19	6.961	357	76.32	711
Lite Documentation	901	379,882,328.07	23.79	7.978	394	73.39	703
No Income/No Asset	23	9,828,286.89	0.62	7.481	385	72.31	714
No Income/Verified Asset*	109	47,872,963.00	3.00	7.229	357	76.63	728
No Documentation	50	15,282,752.24	0.96	7.405	356	83.09	727
Reduced Documentation	89	33,112,605.83	2.07	7.161	360	78.14	724
Stated Income/Stated Asset	170	51,865,285.52	3.25	7.819	384	75.99	710
Stated Income/Verified Asset	1,684	665,845,421.67	41.69	7.386	374	75.10	723
Total	4,450	$1,597,071,438.62	100.00%	7.444%	375	74.99%	715

*Includes the “No Ratio” Documentation Type.

Debt-to-Income Ratios of the Initial Mortgage Loans

Debt-to-Income Ratio (%)	Number of Initial Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

0.01 - 20.00	173	$56,445,717.33	3.53%	7.143%	366	70.83%	728
20.01 - 25.00	290	99,859,391.12	6.25	7.131	368	72.42	723
25.01 - 30.00	512	178,088,937.96	11.15	7.178	364	73.33	724
30.01 - 35.00	804	293,827,838.13	18.40	7.466	372	74.41	719
35.01 - 40.00	1,290	486,355,618.96	30.45	7.718	385	75.84	710
40.01 - 45.00	881	320,790,244.56	20.09	7.440	379	75.52	712
45.01 - 50.00	202	66,833,684.65	4.18	7.142	367	75.77	709
50.01 - 55.00	60	13,067,333.57	0.82	7.107	366	79.72	691
55.01 - 60.00	33	6,569,945.62	0.41	6.704	351	75.58	671
60.01 and above	31	6,221,088.30	0.39	6.731	349	78.63	707
None	174	69,011,638.42	4.32	7.320	359	78.31	727
Total	4,450	$1,597,071,438.62	100.00%	7.444%	375	74.99%	715

The weighted average debt-to-income ratio of the initial mortgage loans was approximately 35.60% as of the cut-off date.

Original Loan-to-Value Ratios of the Initial Mortgage Loans

Original Loan-to-Value Ratio (%)	Number of Initial Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

0.01 - 49.99	244	$64,705,123.39	4.05%	7.091%	370	40.90%	732
50.00 - 54.99	99	32,385,584.38	2.03	7.237	371	52.57	718
55.00 - 59.99	147	58,348,810.87	3.65	7.191	370	57.67	722
60.00 - 64.99	221	87,964,682.87	5.51	7.280	374	62.51	724
65.00 - 69.99	291	117,551,061.94	7.36	7.363	379	67.63	716
70.00 - 74.99	450	178,834,315.54	11.20	7.388	375	72.17	716
75.00 - 79.99	826	322,430,046.48	20.19	7.462	374	77.15	714
80.00	1,473	557,477,627.60	34.91	7.569	380	80.00	716
80.01 - 84.99	47	12,279,600.94	0.77	7.240	355	83.36	708
85.00 - 89.99	164	45,226,289.56	2.83	7.275	364	88.03	702
90.00 - 94.99	253	67,324,346.17	4.22	7.651	367	90.58	705
95.00 - 99.99	172	35,398,509.36	2.22	7.371	363	96.13	681
100.00	62	16,968,372.26	1.06	7.569	356	100.00	726
100 and above	1	177,067.26	0.01	6.125	358	102.15	671
Total	4,450	$1,597,071,438.62	100.00%	7.444%	375	74.99%	715

The weighted average original loan-to-value ratio of the initial mortgage loans was approximately 74.99% as of the cut-off date.

Original Combined Loan-to-Value Ratios of the Initial Mortgage Loans*

Original Combined Loan-to-Value Ratio (%)	Number of Initial Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to-Value	Weighted Average Credit Score

0.01 - 49.99	234	$60,906,206.81	3.81%	7.127%	373	40.85%	732
50.00 - 54.99	98	32,384,979.64	2.03	7.219	367	52.04	719
55.00 - 59.99	141	52,706,861.73	3.30	7.194	371	57.40	722
60.00 - 64.99	207	77,206,797.79	4.83	7.314	375	62.39	724
65.00 - 69.99	272	108,601,318.39	6.80	7.329	379	67.14	719
70.00 - 74.99	396	155,645,022.35	9.75	7.392	375	71.70	716
75.00 - 79.99	611	228,924,587.57	14.33	7.530	374	76.59	712
80.00	812	299,770,801.56	18.77	7.669	385	79.72	713
80.01 - 84.99	103	39,726,079.69	2.49	7.232	373	77.70	716
85.00 - 89.99	432	160,980,427.60	10.08	7.341	371	80.81	713
90.00 - 94.99	647	227,486,124.36	14.24	7.639	377	82.30	714
95.00 - 99.99	312	91,054,340.01	5.70	7.195	365	85.71	704
100.00	183	61,305,237.35	3.84	7.240	357	84.91	725
100 and above	2	372,653.77	0.02	6.322	351	100.21	611
Total	4,450	$1,597,071,438.62	100.00%	7.444%	375	74.99%	715

The weighted average original combined loan-to-value ratio of the initial mortgage loans was approximately 78.52% as of the cut-off date.
_______________
*	Reflects the loan-to-value ratio including any subordinate liens (none of which are owned by the trust fund).

Geographic Distribution of the Initial Mortgage Loans

Geographic Location	Number of Initial Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

Alabama	20	$5,053,561.01	0.32%	7.205%	353	82.14%	734
Alaska	10	2,858,626.43	0.18	7.039	376	79.07	701
Arizona	247	83,941,332.48	5.26	7.531	373	75.23	718
Arkansas	3	466,417.27	0.03	6.557	358	93.01	626
California	1,910	846,485,353.74	53.00	7.606	384	73.39	716
Colorado	71	19,459,077.66	1.22	7.207	363	78.56	731
Connecticut	37	11,163,735.34	0.70	7.083	377	72.34	707
Delaware	6	1,136,468.21	0.07	7.454	356	85.58	699
District of Columbia	5	1,729,084.08	0.11	7.092	356	71.78	694
Florida	474	138,568,410.89	8.68	7.431	368	76.25	716
Georgia	48	10,581,483.27	0.66	6.993	353	83.51	698
Hawaii	48	26,165,243.22	1.64	7.304	371	70.56	730
Idaho	19	5,602,217.71	0.35	7.047	355	78.79	708
Illinois	127	37,548,402.44	2.35	7.210	364	77.41	701
Indiana	36	6,314,415.09	0.40	6.824	356	86.08	684
Iowa	8	1,327,987.09	0.08	6.990	367	78.96	706
Kansas	5	607,150.91	0.04	6.881	359	89.57	684
Kentucky	15	2,056,186.68	0.13	6.923	358	84.64	659
Louisiana	20	4,094,993.17	0.26	6.882	353	84.08	693
Maine	11	2,331,882.35	0.15	6.520	353	76.91	727
Maryland	104	33,702,679.23	2.11	7.054	356	77.48	717
Massachusetts	24	9,841,453.00	0.62	7.186	365	75.45	701
Michigan	67	17,486,644.10	1.09	7.199	363	73.18	739
Minnesota	26	6,562,667.39	0.41	7.178	364	79.81	704
Mississippi	9	1,634,049.86	0.10	6.666	346	75.20	704
Missouri	32	5,952,379.53	0.37	6.934	359	77.47	736
Montana	4	784,989.97	0.05	7.156	324	72.02	716
Nebraska	4	605,999.24	0.04	7.778	391	86.31	715
Nevada	98	31,435,774.45	1.97	7.755	382	78.09	709
New Hampshire	4	876,210.65	0.05	6.690	349	71.22	718
New Jersey	82	26,183,139.89	1.64	7.037	352	75.84	711
New Mexico	23	6,385,039.44	0.40	7.197	359	77.61	733
New York	86	32,211,416.97	2.02	7.242	355	73.94	704
North Carolina	60	14,346,401.17	0.90	6.934	356	78.99	703
Ohio	39	5,855,508.08	0.37	6.898	355	83.21	710
Oklahoma	3	419,665.18	0.03	6.363	372	82.04	698
Oregon	102	33,730,484.16	2.11	7.196	366	76.98	717
Pennsylvania	55	10,842,409.51	0.68	6.846	344	75.77	712
Rhode Island	6	1,630,686.04	0.10	6.754	339	82.61	666
South Carolina	30	7,982,267.25	0.50	7.091	355	79.28	695
South Dakota	2	450,890.27	0.03	6.639	385	82.28	703
Tennessee	17	4,473,410.91	0.28	6.624	355	74.62	739
Texas	61	11,831,481.25	0.74	6.965	358	79.86	696
Utah	45	13,022,837.74	0.82	7.349	363	84.22	719
Vermont	1	215,809.43	0.01	6.625	359	90.00	0
Virginia	97	29,505,246.19	1.85	7.315	361	75.65	708
Washington	227	76,446,529.29	4.79	7.206	368	76.98	724
West Virginia	6	1,299,291.43	0.08	6.963	355	83.67	733
Wisconsin	15	3,696,042.74	0.23	7.203	355	81.10	703
Wyoming	1	168,005.22	0.01	6.750	359	95.00	615
Total	4,450	$1,597,071,438.62	100.00%	7.444%	375	74.99%	715

As of the cut-off date, the greatest five-digit ZIP Code geographic concentration of initial mortgage loans by Stated Principal Balance was approximately 0.42% in the 91344 ZIP Code.

Index of the Initial Mortgage Loans

Index	Number of Initial Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

1 Month LIBOR	61	$18,818,209.52	1.18%	8.205%	382	78.39%	704
1 Year LIBOR	370	131,364,569.21	8.23	6.860	357	74.06	717
6 month LIBOR	1,660	620,064,180.45	38.83	6.929	361	75.09	729
Fixed Rate	507	113,862,157.85	7.13	6.797	350	76.83	688
MTA	1,852	712,962,321.59	44.64	8.083	395	74.69	708
Total	4,450	$1,597,071,438.62	100.00%	7.444%	375	74.99%	715

Loan Rates of the Initial Mortgage Loans

Loan Rate (%)	Number of Initial Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

2.000 - 2.499	1	$562,375.00	0.04%	2.375%	480	89.98%	786
4.500 - 4.999	2	557,846.59	0.03	4.750	357	77.23	628
5.000 - 5.499	6	1,506,720.34	0.09	5.281	306	66.65	704
5.500 - 5.999	85	26,898,628.08	1.68	5.817	352	69.52	735
6.000 - 6.499	344	118,134,311.00	7.40	6.252	356	71.56	728
6.500 - 6.999	1,050	373,385,471.28	23.38	6.725	357	73.90	722
7.000 - 7.499	803	276,630,472.72	17.32	7.178	360	75.35	718
7.500 - 7.999	804	307,620,937.56	19.26	7.727	379	75.25	719
8.000 - 8.499	926	344,973,697.80	21.60	8.215	400	75.86	707
8.500 - 8.999	382	131,029,188.34	8.20	8.633	411	78.17	689
9.000 - 9.499	46	15,159,501.66	0.95	9.066	363	79.41	704
9.500 - 9.999	1	612,288.25	0.04	9.500	350	68.60	736
Total	4,450	$1,597,071,438.62	100.00%	7.444%	375	74.99%	715

The weighted average loan rate of the initial mortgage loans as of the cut-off date was approximately 7.444%.

Maximum Loan Rates of the Initial Mortgage Loans

Maximum Loan Rate (%)	Number of Initial Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

9.500 - 9.999	748	$263,536,724.60	17.77%	8.274%	396	76.78%	710
10.000 - 10.499	4	1,325,691.91	0.09	6.551	353	79.63	686
10.500 - 10.999	633	276,990,284.80	18.68	7.977	412	74.45	705
11.000 - 11.499	243	86,789,289.48	5.85	6.527	366	70.42	731
11.500 - 11.999	742	293,460,153.84	19.79	6.726	358	73.24	730
12.000 - 12.499	649	229,963,516.27	15.50	7.119	361	74.44	723
12.500 - 12.999	597	211,941,873.06	14.29	7.522	366	76.43	719
13.000 - 13.499	248	92,712,823.23	6.25	7.879	359	74.97	709
13.500 - 13.999	69	24,511,786.78	1.65	8.009	362	81.82	710
14.000 - 14.499	7	1,628,179.74	0.11	9.188	356	89.95	705
14.500 - 14.999	2	216,824.24	0.01	8.628	355	89.99	734
15.500 - 15.999	1	132,132.82	0.01	8.500	350	80.00	685
Total	3,943	$1,483,209,280.77	100.00%	7.494%	377	74.85%	717

The weighted average maximum loan rate of the initial mortgage loans was approximately 11.575% as of the cut-off date.

Minimum Loan Rates of the Initial Mortgage Loans

Minimum Loan Rate (%)	Number of Initial Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

2.000 - 2.499	1,146	$397,156,283.24	26.78%	6.815%	357	73.48%	729
2.500 - 2.999	1,016	428,530,541.31	28.89	7.276	372	74.69	724
3.000 - 3.499	1,196	456,968,329.83	30.81	8.022	394	74.60	709
3.500 - 3.999	365	124,512,278.72	8.39	8.496	410	79.02	693
4.000 - 4.499	109	36,101,575.85	2.43	7.688	357	78.27	716
4.500 - 4.999	61	20,211,446.03	1.36	6.979	356	75.73	717
5.000 - 5.499	42	15,965,663.04	1.08	7.445	356	77.91	706
5.500 - 5.999	8	3,763,162.75	0.25	7.783	353	78.56	689
Total	3,943	$1,483,209,280.77	100.00%	7.494%	377	74.85%	717

The weighted average minimum loan rate of the initial mortgage loans was approximately 2.927% as of the cut-off date.

Gross Margins of the Initial Mortgage Loans

Gross Margin (%)	Number of Initial Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

2.000 - 2.499	1,306	$454,117,555.39	30.62%	6.825%	357	73.65%	727
2.500 - 2.999	949	406,783,106.81	27.43	7.232	373	74.15	724
3.000 - 3.499	1,228	469,893,151.09	31.68	8.018	393	74.77	710
3.500 - 3.999	389	130,279,474.08	8.78	8.551	408	80.07	691
4.000 - 4.499	57	18,880,621.96	1.27	8.814	358	83.78	717
4.500 - 4.999	1	612,288.25	0.04	9.500	350	68.60	736
5.000 - 5.499	13	2,643,083.19	0.18	7.527	357	82.45	658
Total	3,943	$1,483,209,280.77	100.00%	7.494%	377	74.85%	717

The weighted average gross margin of the initial mortgage loans was approximately 2.845% as of the cut-off date.

Credit Scores of the Initial Mortgage Loans

Credit Score	Number of Initial Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

400 - 499	3	$299,006.34	0.02%	7.000%	359	72.60%	484
500 - 524	4	620,591.09	0.04	6.733	359	63.25	517
525 - 549	11	1,453,483.69	0.09	6.929	348	91.98	536
550 - 574	22	3,215,616.61	0.20	6.909	344	82.10	561
575 - 599	51	8,903,934.02	0.56	6.862	353	83.06	590
600 - 624	114	25,230,677.77	1.58	7.207	360	74.45	616
625 - 649	294	86,277,321.15	5.40	7.809	381	74.59	638
650 - 674	566	208,611,944.98	13.06	7.694	377	76.06	664
675 - 699	780	285,788,691.45	17.89	7.603	375	75.95	687
700 - 724	775	292,762,256.36	18.33	7.460	377	75.46	712
725 - 749	673	256,384,358.85	16.05	7.322	376	75.95	736
750 - 774	563	214,589,912.38	13.44	7.302	372	74.30	762
775 - 799	423	159,110,126.84	9.96	7.123	372	72.07	786
800 and above	156	50,427,111.46	3.16	7.277	376	68.29	806
None	15	3,396,405.63	0.21	8.065	378	76.97	0
Total	4,450	$1,597,071,438.62	100.00%	7.444%	375	74.99%	715

The weighted average credit score of the initial mortgage loans was approximately 715 as of the cut-off date.

Interest Only Term of the Initial Mortgage Loans*

Interest Only Term	Number of Initial Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

None	2,306	$797,677,413.11	49.95%	7.913%	390	74.83%	704
36	14	4,079,850.52	0.26	6.318	358	72.58	726
60	21	6,517,059.82	0.41	6.420	362	75.43	718
84	37	14,169,010.19	0.89	6.687	352	66.00	710
120	2,070	774,087,604.98	48.47	6.989	361	75.32	726
180	2	540,500.00	0.03	7.250	359	87.37	763
Total	4,450	$1,597,071,438.62	100.00%	7.444%	375	74.99%	715
_______________
*
The interest only term does not include the negative amortization period of the entire-term negative amortization mortgage loans, which have an interest only option during the negative amortization period.

Original Prepayment Penalty Periods of the Initial Mortgage Loans

Original Prepayment Penalty Period (months)	Number of Initial Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

None	2,019	$681,797,545.63	42.69%	6.979%	359	75.13%	718
6	1	338,259.56	0.02	7.250	352	73.63	785
12	583	248,592,449.79	15.57	7.653	382	74.10	718
24	172	73,956,960.04	4.63	7.632	401	75.75	725
30	2	574,357.19	0.04	8.282	356	89.95	692
36	1,667	590,324,929.36	36.96	7.869	388	75.11	710
60	6	1,486,937.05	0.09	7.807	354	70.73	741
Total	4,450	$1,597,071,438.62	100.00%	7.444%	375	74.99%	715

Negative Amortization Limits of the Initial Mortgage Loans

Negative Amortization Limit (%)	Number of Initial Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

110	129	$53,955,903.21	3.38%	8.094%	374	78.54%	714
115	2,672	994,929,166.20	62.30	7.547	385	74.27	719
120	544	202,805,563.72	12.70	7.719	363	72.61	712
Not Applicable - Non Negam	1,105	345,380,805.49	21.63	6.886	354	77.92	708
Total	4,450	$1,597,071,438.62	100.00%	7.444%	375	74.99%	715

Months to Next Payment Adjustment Date of the Initial Mortgage Loans

Months to Next Payment Adjustment Date	Number of Initial Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

Not Applicable	470	$96,161,269.96	6.02%	6.673%	348	77.20%	683
1	4	1,053,828.48	0.07	8.358	380	78.60	685
2	7	2,498,874.09	0.16	8.478	369	79.51	713
3	26	11,654,424.07	0.73	8.528	364	76.27	710
4	13	7,538,727.07	0.47	8.135	374	71.49	715
5	40	19,198,526.49	1.20	8.429	378	76.38	694
6	77	31,359,491.94	1.96	8.253	386	76.60	700
7	223	90,287,363.83	5.65	8.184	405	74.52	697
8	274	111,884,861.48	7.01	8.162	412	75.03	706
9	268	102,261,064.07	6.40	8.177	403	75.74	713
10	250	91,817,679.21	5.75	8.194	413	75.84	709
11	88	34,716,839.33	2.17	8.071	396	75.41	716
12	43	17,814,418.69	1.12	8.178	407	77.18	704
13	1	562,375.00	0.04	2.375	480	89.98	786
20	2	411,174.24	0.03	8.112	355	97.29	698
31	2	1,133,498.52	0.07	7.309	354	75.74	758
32	6	2,992,849.32	0.19	6.923	355	88.76	738
33	7	3,290,941.64	0.21	7.170	356	79.86	737
34	19	6,250,795.13	0.39	7.224	357	80.85	728
35	10	2,516,518.16	0.16	6.510	368	74.64	691
36	10	2,568,609.68	0.16	6.158	359	74.30	711
47	1	366,000.67	0.02	7.875	346	74.58	750
48	24	9,909,835.24	0.62	7.608	347	67.44	732
49	1	577,933.22	0.04	8.000	348	80.00	690
50	9	2,873,556.98	0.18	6.937	377	80.10	754
51	90	32,185,554.12	2.02	6.927	358	73.04	725
52	349	118,702,886.39	7.43	6.865	358	74.11	729
53	316	121,096,777.06	7.58	6.813	355	72.56	732
54	236	80,949,449.08	5.07	6.969	357	71.96	724
55	84	32,238,988.07	2.02	7.267	354	71.88	712
56	243	84,134,292.13	5.27	7.139	357	75.26	715
57	323	136,130,730.95	8.52	7.286	371	76.52	720
58	471	167,289,109.83	10.47	7.337	373	75.70	723
59	226	79,954,356.23	5.01	7.556	370	77.58	715
60	32	13,583,387.80	0.85	7.533	365	71.85	722
61	1	910,000.00	0.06	7.375	360	67.41	667
69	1	999,939.90	0.06	7.875	344	74.07	720
71	3	1,485,048.07	0.09	6.693	346	64.00	692
72	3	1,426,250.00	0.09	6.930	347	76.22	685
73	4	1,944,039.74	0.12	7.014	348	66.44	698
74	5	1,618,660.55	0.10	6.680	349	71.66	697
75	3	870,764.59	0.05	6.866	350	55.07	729
76	3	1,576,000.00	0.10	6.845	351	61.39	721
77	2	273,735.46	0.02	6.446	352	44.14	662
78	3	2,228,000.00	0.14	6.555	353	75.62	692
79	10	2,561,858.72	0.16	6.537	354	76.22	696
80	37	10,554,120.12	0.66	6.580	355	75.62	725
81	22	10,141,979.79	0.64	6.708	356	74.24	721
82	22	10,417,641.87	0.65	6.869	357	76.30	727
83	39	15,051,606.35	0.94	7.181	358	71.52	747
84	10	3,707,720.59	0.23	6.620	359	76.85	724
115	1	724,567.88	0.05	6.500	354	65.00	760
116	1	454,000.00	0.03	7.750	355	73.94	673
117	1	214,723.52	0.01	8.250	356	80.00	721
118	7	3,151,049.57	0.20	7.544	357	68.83	732
119	9	2,639,580.84	0.17	6.929	358	71.16	738
120	18	6,153,162.89	0.39	6.839	359	64.26	741
Total	4,450	$1,597,071,438.62	100.00%	7.444%	375	74.99%	715

The weighted average months to next payment adjustment of the initial mortgage loans was approximately 40 months as of the cut-off date.

Months to Next Rate Adjustment Date of the Initial Mortgage Loans

Months to Next Rate Adjustment Date	Number of Initial Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

1	1,363	$528,944,640.81	35.66%	8.219%	406	75.48%	706
3	2	747,056.14	0.05	6.950	403	66.97	716
8	1	414,466.00	0.03	4.750	356	69.89	631
10	2	240,483.59	0.02	4.851	358	97.61	598
19	2	411,174.24	0.03	8.112	355	97.29	698
30	2	1,133,498.52	0.08	7.309	354	75.74	758
31	6	2,992,849.32	0.20	6.923	355	88.76	738
32	7	3,290,941.64	0.22	7.170	356	79.86	737
33	19	6,250,795.13	0.42	7.224	357	80.85	728
34	10	2,516,518.16	0.17	6.510	368	74.64	691
35	10	2,568,609.68	0.17	6.158	359	74.30	711
46	1	366,000.67	0.02	7.875	346	74.58	750
47	27	11,313,466.45	0.76	7.670	347	68.98	725
49	9	2,873,556.98	0.19	6.937	377	80.10	754
50	91	32,601,105.43	2.20	6.942	360	72.98	726
51	348	118,568,293.25	7.99	6.863	358	74.10	729
52	316	121,096,777.06	8.16	6.813	355	72.56	732
53	243	83,341,874.66	5.62	6.987	357	72.16	724
54	101	38,756,285.46	2.61	7.320	355	71.54	715
55	250	87,905,784.41	5.93	7.128	355	75.01	715
56	291	128,826,440.65	8.69	7.228	366	76.74	721
57	388	141,190,911.17	9.52	7.187	368	75.96	726
58	202	69,179,536.92	4.66	7.533	367	77.31	713
59	58	24,063,564.62	1.62	7.671	390	73.14	724
60	2	1,139,000.00	0.08	7.476	384	64.09	694
68	1	999,939.90	0.07	7.875	344	74.07	720
70	3	1,485,048.07	0.10	6.693	346	64.00	692
71	3	1,426,250.00	0.10	6.930	347	76.22	685
72	4	1,944,039.74	0.13	7.014	348	66.44	698
73	5	1,618,660.55	0.11	6.680	349	71.66	697
74	3	870,764.59	0.06	6.866	350	55.07	729
75	3	1,576,000.00	0.11	6.845	351	61.39	721
76	2	273,735.46	0.02	6.446	352	44.14	662
77	3	2,228,000.00	0.15	6.555	353	75.62	692
78	10	2,561,858.72	0.17	6.537	354	76.22	696
79	37	10,554,120.12	0.71	6.580	355	75.62	725
80	22	10,141,979.79	0.68	6.708	356	74.24	721
81	22	10,417,641.87	0.70	6.869	357	76.30	727
82	39	15,051,606.35	1.01	7.181	358	71.52	747
83	10	3,707,720.59	0.25	6.620	359	76.85	724
115	1	454,000.00	0.03	7.750	355	73.94	673
116	1	214,723.52	0.01	8.250	356	80.00	721
117	7	3,151,049.57	0.21	7.544	357	68.83	732
118	8	2,086,741.40	0.14	6.811	358	74.12	722
119	8	1,711,769.57	0.12	6.703	359	65.57	754
Total	3,943	$1,483,209,280.77	100.00%	7.494%	377	74.85%	717

The weighted average months to next rate adjustment of the initial mortgage loans was approximately 36 months as of the cut-off date.

30-59 Day Delinquencies of the Initial Mortgage Loans

Number of 30-59 Day Delinquencies in the 12 Months Preceding the Cut-off Date	Number of Initial Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

0	4,363	$1,559,126,953.99	97.62%	7.434%	375	74.95%	716
1	67	30,473,074.66	1.91	7.829	370	76.58	700
2	13	5,237,625.66	0.33	8.057	393	77.48	704
3	6	1,753,080.31	0.11	8.158	391	79.47	684
4	1	480,704.00	0.03	8.375	341	77.29	666
Total	4,450	$1,597,071,438.62	100.00%	7.444%	375	74.99%	715

60-89 Day Delinquencies of the Initial Mortgage Loans

Number of 60-89 Day Delinquencies in the 12 Months Preceding the Cut-off Date	Number of Initial Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

0	4,438	$1,591,953,340.43	99.68%	7.442%	375	74.99%	715
1	9	3,934,045.01	0.25	7.854	391	76.72	702
2	3	1,184,053.18	0.07	8.526	347	76.68	690
Total	4,450	$1,597,071,438.62	100.00%	7.444%	375	74.99%	715

90+ Day Delinquencies of the Initial Mortgage Loans

Number of 90+ Day Delinquencies in the 12 Months Preceding the Cut-off Date	Number of Initial Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

0	4,447	$1,595,705,807.79	99.91%	7.444%	375	74.99%	715
1	3	1,365,630.83	0.09	8.268	379	74.39	691
Total	4,450	$1,597,071,438.62	100.00%	7.444%	375	74.99%	715

Negative Amortization Option of the Initial Mortgage Loans

Negative Amortization Option	Number of Initial Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

Negative Amortization Option	3,345	$1,251,690,633.13	78.37%	7.598%	381	74.18%	717
No Negative Amortization Option	1,105	345,380,805.49	21.63	6.886	354	77.92	708
Total	4,450	$1,597,071,438.62	100.00%	7.444%	375	74.99%	715

Stated Principal Balances of the Group 1 Initial Mortgage Loans

Stated Principal Balance ($)	Number of Group 1 Initial Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

0.01 - 50,000.00	11	$407,078.13	0.07%	7.232%	326	75.75%	662
50,000.01 - 100,000.00	95	7,815,875.53	1.28	7.279	356	71.49	701
100,000.01 - 150,000.00	295	37,661,724.49	6.17	7.274	360	74.68	707
150,000.01 - 200,000.00	410	72,013,624.17	11.80	7.367	366	75.47	709
200,000.01 - 250,000.00	442	99,313,172.47	16.27	7.437	370	75.55	714
250,000.01 - 300,000.00	361	99,626,749.25	16.32	7.473	375	76.50	716
300,000.01 - 350,000.00	284	91,965,029.07	15.07	7.445	375	77.03	719
350,000.01 - 400,000.00	298	111,058,272.63	18.20	7.445	373	76.63	718
400,000.01 - 450,000.00	156	64,456,547.46	10.56	7.484	374	76.26	717
450,000.01 - 500,000.00	17	8,115,176.99	1.33	7.390	383	76.05	708
500,000.01 - 550,000.00	11	5,739,549.65	0.94	7.469	376	77.82	704
550,000.01 - 600,000.00	12	6,996,662.83	1.15	7.757	366	66.58	730
600,000.01 - 650,000.00	5	3,110,568.01	0.51	8.100	354	73.63	770
650,000.01 - 700,000.00	2	1,352,121.07	0.22	8.245	357	67.53	742
700,000.01 - 750,000.00	1	737,320.81	0.12	8.375	346	75.00	700
Total	2,400	$610,369,472.56	100.00%	7.440%	371	75.98%	715

The average Stated Principal Balance of the Group 1 initial mortgage loans was approximately $254,321 as of the cut-off date.

Original Terms to Stated Maturity of the Group 1 Initial Mortgage Loans

Original Term (months)	Number of Group 1 Initial Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

120	3	$586,130.83	0.10%	6.870%	119	45.90%	717
180	8	831,628.90	0.14	6.601	179	78.38	650
240	6	890,132.53	0.15	6.281	239	69.42	646
300	1	138,129.10	0.02	6.500	298	64.27	609
360	2,069	520,965,771.24	85.35	7.336	355	76.37	716
480	313	86,957,679.96	14.25	8.088	475	73.92	715
Total	2,400	$610,369,472.56	100.00%	7.440%	371	75.98%	715

The weighted average original term to stated maturity of the Group 1 initial mortgage loans was approximately 376 months as of the cut-off date.

Remaining Terms to Stated Maturity of the Group 1 Initial Mortgage Loans

Remaining Term (months)	Number of Group 1 Initial Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

61 - 120	3	$586,130.83	0.10%	6.870%	119	45.90%	717
121 - 180	8	831,628.90	0.14	6.601	179	78.38	650
181 - 240	6	890,132.53	0.15	6.281	239	69.42	646
241 - 300	1	138,129.10	0.02	6.500	298	64.27	609
301 - 360	2,069	520,965,771.24	85.35	7.336	355	76.37	716
361 and above	313	86,957,679.96	14.25	8.088	475	73.92	715
Total	2,400	$610,369,472.56	100.00%	7.440%	371	75.98%	715

The weighted average remaining term to stated maturity of the Group 1 initial mortgage loans was approximately 371 months as of the cut-off date.

Property Types of the Group 1 Initial Mortgage Loans

Property Type	Number of Group 1 Initial Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

Condominium	297	$71,147,366.41	11.66%	7.465%	369	77.39%	721
Cooperative	10	2,316,935.92	0.38	6.329	353	79.08	712
Manufactured Housing	5	826,613.12	0.14	6.923	359	89.51	644
Planned Unit Development	423	110,418,977.42	18.09	7.417	368	78.37	720
Single Family	1,540	383,756,287.51	62.87	7.424	373	75.35	713
Townhouse	8	1,536,321.41	0.25	7.615	382	69.94	713
Two-to Four-Family	117	40,366,970.77	6.61	7.676	371	72.70	716
Total	2,400	$610,369,472.56	100.00%	7.440%	371	75.98%	715

Stated Occupancy Status of the Group 1 Initial Mortgage Loans*

Stated Occupancy Status	Number of Group 1 Initial Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

Investor	424	$94,471,232.60	15.48%	7.611%	369	72.64%	728
Primary	1,869	486,454,112.83	79.70	7.402	372	76.55	712
Second Home	107	29,444,127.13	4.82	7.519	366	77.31	734
Total	2,400	$610,369,472.56	100.00%	7.440%	371	75.98%	715
_______________
*	In the preceding table, “stated occupancy status” refers to the intended use of the mortgaged property as represented by the borrower when the related initial mortgage loan was originated.

Product Type of the Group 1 Initial Mortgage Loans

Product Type	Number of Group 1 Initial Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to-Value	Weighted Average Credit Score

1 YR LIBOR	1	$97,103.00	0.02%	5.000%	358	96.37%	568
1 YR LIBOR IO	1	414,466.00	0.07	4.750	356	69.89	631
10/1 YR LIBOR IO	7	1,535,099.99	0.25	6.516	358	63.65	747
2/28 6 MO LIBOR	1	111,274.24	0.02	8.750	355	90.00	726
2/28 6 MO LIBOR IO	1	299,900.00	0.05	7.875	355	100.00	687
3/1 YR LIBOR	1	381,506.45	0.06	6.750	357	85.00	806
3/1 YR LIBOR IO	5	1,057,700.52	0.17	6.668	359	78.62	716
3/27 6 MO LIBOR	2	464,387.12	0.08	7.653	357	73.69	688
3/27 6 MO LIBOR IO	14	3,615,364.00	0.59	7.401	357	86.09	723
5/1 YR LIBOR	15	3,589,505.79	0.59	6.562	357	75.83	731
5/1 YR LIBOR IO	127	33,408,617.42	5.47	6.713	356	74.17	709
5/25 6 MO LIBOR	21	4,091,866.63	0.67	7.893	357	90.30	705
5/25 6 MO LIBOR IO	114	33,416,165.18	5.47	7.670	356	92.62	725
6 MO LIBOR IO	1	399,999.11	0.07	6.950	459	70.18	726
7/1 YR LIBOR	3	848,078.60	0.14	7.204	367	93.40	696
7/1 YR LIBOR IO	6	1,707,450.00	0.28	6.228	358	74.25	731
7/23 6 MO LIBOR	10	2,136,451.08	0.35	7.242	354	76.67	690
7/23 6 MO LIBOR IO	10	2,130,376.25	0.35	7.225	353	81.83	700
Fixed Rate	179	33,247,508.41	5.45	6.652	346	78.59	679
Fixed Rate IO	10	2,662,500.00	0.44	6.998	359	84.02	706
Negam 10/1 MO MTA	2	403,270.06	0.07	7.552	358	69.51	659
Negam 10/6 MO LIBOR	3	780,347.43	0.13	7.585	357	77.88	728
Negam 5/1 MO LIBOR IO YRS 5-10	5	1,040,535.30	0.17	7.936	358	80.35	692
Negam 5/1 MO MTA	133	38,180,619.65	6.26	7.799	364	67.91	710
Negam 5/1 MO MTA IO YRS 5-10	38	9,822,774.23	1.61	7.654	369	77.29	720
Negam 5/1 YR LIBOR IO YRS 5-10	66	17,784,365.50	2.91	7.100	356	73.37	720
Negam 5/6 MO LIBOR IO YRS 5-10	853	213,798,306.13	35.03	6.900	361	73.98	730
Negam 7/1 MO LIBOR IO YRS 7-10	3	540,578.10	0.09	7.915	358	85.92	712
Negam 7/1 MO MTA IO YRS 7-10	4	1,188,881.07	0.19	7.662	358	84.48	734
Negam 7/6 MO LIBOR IO Yr 7-10	36	7,676,067.51	1.26	6.428	355	75.69	719
Negam Fixed 10 Yr NEGAM	6	1,316,269.61	0.22	7.015	359	57.37	708
Negam Fixed IO Yrs 5-10	9	2,516,583.33	0.41	8.214	357	85.73	711
Negam LIBOR	24	5,285,057.98	0.87	8.378	371	78.49	709
Negam LIBOR 40/30 Balloon	4	1,244,304.45	0.20	8.259	356	72.98	683
Negam LIBOR 5 Yr Fixed Pay	3	659,835.37	0.11	8.176	443	70.39	749
Negam MTA	578	157,232,834.15	25.76	8.311	398	76.51	705
Negam MTA 40/30 Balloon	7	2,282,018.47	0.37	8.259	355	78.99	701
Negam MTA 5 Yr Fixed Pay	91	21,185,054.55	3.47	8.201	410	73.60	710
Negam MTA 5 Yr FxPay 40/30 Balloon	6	1,816,449.88	0.30	8.271	357	70.67	680
Total	2,400	$610,369,472.56	100.00%	7.440%	371	75.98%	715

Loan Purposes of the Group 1 Initial Mortgage Loans

Purpose	Number of Group 1 Initial Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

Cash Out Refinance	1,238	$317,864,688.46	52.08%	7.479%	374	72.10%	712
Purchase	560	139,787,631.55	22.90	7.415	364	84.51	726
Rate/Term Refinance	602	152,717,152.55	25.02	7.379	371	76.25	713
Total	2,400	$610,369,472.56	100.00%	7.440%	371	75.98%	715

Documentation Programs of the Group 1 Initial Mortgage Loans

Documentation	Number of Group 1 Initial Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

Alternative Documentation	55	$14,640,988.82	2.40%	6.933%	356	74.35%	714
Express Documentation	29	7,331,891.91	1.20	8.020	408	66.65	720
Full Documentation	690	146,709,550.28	24.04	6.964	358	77.24	711
Lite Documentation	247	70,403,167.35	11.53	8.015	386	71.23	698
No Income/No Asset	10	2,906,302.90	0.48	7.429	373	75.18	705
No Income/Verified Asset*	60	17,099,303.58	2.80	7.391	359	77.77	724
No Documentation	43	11,336,902.99	1.86	7.559	357	84.20	733
Reduced Documentation	54	12,589,615.37	2.06	7.311	368	75.88	727
Stated Income/Stated Asset	144	36,410,101.64	5.97	7.906	385	77.98	713
Stated Income/Verified Asset	1,068	290,941,647.72	47.67	7.497	374	76.15	720
Total	2,400	$610,369,472.56	100.00%	7.440%	371	75.98%	715

*Includes the “No Ratio” Documentation Type.

Debt-to-Income Ratios of the Group 1 Initial Mortgage Loans

Debt-to-Income Ratio (%)	Number of Group 1 Initial Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut- off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

0.01 - 20.00	110	$25,926,237.34	4.25%	7.191%	368	70.89%	733
20.01 - 25.00	170	40,749,171.88	6.68	7.271	366	72.95	719
25.01 - 30.00	296	75,563,277.84	12.38	7.238	366	74.19	719
30.01 - 35.00	428	107,752,236.17	17.65	7.440	369	75.59	716
35.01 - 40.00	625	164,974,412.24	27.03	7.667	380	76.11	710
40.01 - 45.00	510	130,468,354.39	21.38	7.397	371	77.50	713
45.01 - 50.00	97	23,304,177.85	3.82	7.430	370	76.48	712
50.01 - 55.00	30	6,000,240.94	0.98	7.357	377	81.33	711
55.01 - 60.00	12	2,331,143.51	0.38	6.839	346	79.42	651
60.01 and above	13	2,887,394.85	0.47	6.758	350	84.80	716
None	109	30,412,825.55	4.98	7.468	359	80.46	726
Total	2,400	$610,369,472.56	100.00%	7.440%	371	75.98%	715

The weighted average debt-to-income ratio of the Group 1 initial mortgage loans was approximately 35.37% as of the cut-off date.

Original Loan-to-Value Ratios of the Group 1 Initial Mortgage Loans

Original Loan-to-Value Ratio (%)	Number of Group 1 Initial Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

0.01 - 49.99	143	$28,715,588.76	4.70%	7.192%	369	39.36%	733
50.00 - 54.99	56	13,834,356.49	2.27	7.211	366	52.57	723
55.00 - 59.99	76	19,339,450.56	3.17	7.248	383	57.53	715
60.00 - 64.99	110	28,934,429.51	4.74	7.168	369	62.70	720
65.00 - 69.99	150	40,715,709.73	6.67	7.317	379	67.58	719
70.00 - 74.99	227	58,008,631.46	9.50	7.351	368	72.13	712
75.00 - 79.99	410	106,170,779.84	17.39	7.377	369	77.27	714
80.00	769	209,043,843.45	34.25	7.608	377	80.00	717
80.01 - 84.99	28	6,545,791.05	1.07	7.128	354	83.63	710
85.00 - 89.99	111	25,135,077.97	4.12	7.239	358	87.89	703
90.00 - 94.99	153	34,564,710.53	5.66	7.694	366	90.57	702
95.00 - 99.99	110	23,200,593.17	3.80	7.398	363	95.97	699
100.00	57	16,160,510.04	2.65	7.610	356	100.00	729
Total	2,400	$610,369,472.56	100.00%	7.440%	371	75.98%	715

The weighted average original loan-to-value ratio of the Group 1 initial mortgage loans was approximately 75.98% as of the cut-off date.

Original Combined Loan-to-Value Ratios of the Group 1 Initial Mortgage Loans*

Original Combined Loan-to-Value Ratio (%)	Number of Group 1 Initial Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to-Value	Weighted Average Credit Score

0.01 - 49.99	139	$27,528,883.25	4.51%	7.206%	373	39.19%	733
50.00 - 54.99	54	13,539,426.46	2.22	7.200	356	52.19	723
55.00 - 59.99	76	19,519,577.95	3.20	7.228	383	57.23	714
60.00 - 64.99	108	28,281,440.90	4.63	7.171	370	62.66	722
65.00 - 69.99	142	38,880,173.83	6.37	7.318	381	67.46	721
70.00 - 74.99	199	51,030,916.86	8.36	7.337	370	71.99	711
75.00 - 79.99	311	80,691,147.10	13.22	7.429	370	77.07	714
80.00	417	109,066,612.79	17.87	7.652	378	79.79	715
80.01 - 84.99	48	12,648,255.38	2.07	7.217	362	79.39	715
85.00 - 89.99	231	58,824,832.37	9.64	7.386	367	82.71	712
90.00 - 94.99	371	96,219,010.35	15.76	7.725	374	83.30	709
95.00 - 99.99	182	41,095,018.27	6.73	7.224	364	88.59	707
100.00	122	33,044,177.05	5.41	7.335	357	89.52	730
Total	2,400	$610,369,472.56	100.00%	7.440%	371	75.98%	715

The weighted average original combined loan-to-value ratio of the Group 1 initial mortgage loans was approximately 78.90% as of the cut-off date.
_______________
*	Reflects the loan-to-value ratio including any subordinate liens (none of which are owned by the trust fund).

Geographic Distribution of the Group 1 Initial Mortgage Loans

Geographic Location	Number of Group 1 Initial Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

Alabama	11	$2,353,747.13	0.39%	7.018%	354	80.75%	738
Alaska	8	2,448,365.20	0.40	7.100	379	78.51	708
Arizona	152	34,869,300.60	5.71	7.613	373	76.93	724
California	743	228,689,478.17	37.47	7.630	381	72.44	715
Colorado	52	11,369,738.41	1.86	7.330	361	79.44	742
Connecticut	24	5,690,963.66	0.93	7.098	373	76.89	705
Delaware	6	1,136,468.21	0.19	7.454	356	85.58	699
District of Columbia	3	917,306.37	0.15	7.961	354	69.53	678
Florida	354	81,051,989.57	13.28	7.540	368	77.43	710
Georgia	34	6,369,801.34	1.04	7.186	351	83.70	689
Hawaii	36	15,868,572.00	2.60	7.511	375	72.05	730
Idaho	11	2,284,572.33	0.37	7.175	354	74.60	717
Illinois	65	15,353,317.36	2.52	7.327	360	80.13	705
Indiana	25	3,892,546.58	0.64	6.910	359	85.20	701
Iowa	6	1,131,645.87	0.19	7.127	368	79.03	703
Kansas	4	576,423.17	0.09	6.841	359	90.35	685
Kentucky	8	801,521.79	0.13	7.024	357	83.42	671
Louisiana	11	2,266,708.74	0.37	6.950	350	89.51	699
Maine	10	1,804,668.68	0.30	6.526	353	76.96	715
Maryland	65	16,408,097.62	2.69	7.149	357	79.52	715
Massachusetts	14	3,320,447.33	0.54	7.179	371	80.58	717
Michigan	51	9,271,370.74	1.52	7.040	364	78.73	728
Minnesota	21	4,872,872.24	0.80	7.019	366	80.03	715
Mississippi	5	697,481.20	0.11	6.548	334	68.58	696
Missouri	26	4,302,949.45	0.70	7.060	360	78.15	736
Montana	4	784,989.97	0.13	7.156	324	72.02	716
Nebraska	3	325,359.78	0.05	7.695	420	83.13	729
Nevada	58	14,393,513.11	2.36	7.779	381	79.91	715
New Hampshire	3	650,820.01	0.11	6.756	346	72.19	689
New Jersey	47	12,078,029.19	1.98	6.972	356	77.78	709
New Mexico	17	3,399,333.05	0.56	7.039	363	76.81	730
New York	42	12,419,628.30	2.03	7.182	352	72.23	716
North Carolina	35	6,336,541.42	1.04	7.095	360	82.30	694
Ohio	18	2,776,005.34	0.45	7.019	362	84.29	711
Oklahoma	3	419,665.18	0.07	6.363	372	82.04	698
Oregon	64	15,932,109.49	2.61	7.332	372	78.59	719
Pennsylvania	38	6,989,185.76	1.15	6.866	347	74.43	727
Rhode Island	5	1,231,030.43	0.20	6.756	332	84.45	662
South Carolina	16	2,511,851.84	0.41	7.075	355	79.29	700
South Dakota	1	102,970.27	0.02	8.375	477	90.00	698
Tennessee	9	1,720,982.94	0.28	6.863	363	84.75	732
Texas	30	5,243,814.31	0.86	7.251	366	81.81	709
Utah	35	7,799,054.04	1.28	7.394	368	86.00	719
Virginia	57	13,941,321.88	2.28	7.316	363	76.99	707
Washington	152	40,031,716.26	6.56	7.239	367	76.81	723
West Virginia	5	1,143,291.43	0.19	6.890	355	84.17	729
Wisconsin	12	2,219,899.58	0.36	7.033	354	77.80	680
Wyoming	1	168,005.22	0.03	6.750	359	95.00	615
Total	2,400	$610,369,472.56	100.00%	7.440%	371	75.98%	715

As of the cut-off date, the greatest five-digit ZIP Code geographic concentration of Group 1 initial mortgage loans by Stated Principal Balance was approximately 0.46% in the 92114 ZIP Code.

Index of the Group 1 Initial Mortgage Loans

Index	Number of Group 1 Initial Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to-Value	Weighted Average Credit Score

1 month LIBOR	39	$8,770,311.20	1.44%	8.265%	372	77.78%	706
1 year LIBOR	232	60,823,893.27	9.97	6.789	357	74.19	715
6 month LIBOR	1,066	268,920,504.68	44.06	7.015	360	76.88	728
Fixed Rate	204	39,742,861.35	6.51	6.786	348	78.70	684
MTA	859	232,111,902.06	38.03	8.183	391	74.87	707
Total	2,400	$610,369,472.56	100.00%	7.440%	371	75.98%	715

Loan Rates of the Group 1 Initial Mortgage Loans

Loan Rate (%)	Number of Group 1 Initial Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

4.500 - 4.999	1	$414,466.00	0.07%	4.750%	356	69.89%	631
5.000 - 5.499	2	196,736.62	0.03	5.127	267	65.65	684
5.500 - 5.999	48	11,244,474.13	1.84	5.799	353	71.16	732
6.000 - 6.499	181	45,053,889.05	7.38	6.266	357	72.81	730
6.500 - 6.999	586	145,705,147.87	23.87	6.732	355	74.49	720
7.000 - 7.499	485	119,250,428.39	19.54	7.164	358	76.59	718
7.500 - 7.999	380	97,503,402.67	15.97	7.716	379	77.16	717
8.000 - 8.499	456	121,267,583.75	19.87	8.218	393	76.17	707
8.500 - 8.999	227	59,617,577.48	9.77	8.627	396	78.65	697
9.000 - 9.499	33	9,503,478.35	1.56	9.083	356	81.71	706
9.500 - 9.999	1	612,288.25	0.10	9.500	350	68.60	736
Total	2,400	$610,369,472.56	100.00%	7.440%	371	75.98%	715

The weighted average loan rate of the Group 1 initial mortgage loans as of the cut-off date was approximately 7.440%.

Maximum Loan Rates of the Group 1 Initial Mortgage Loans

Maximum Loan Rate (%)	Number of Group 1 Initial Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

9.500 - 9.999	552	$145,336,544.02	25.47%	8.309%	393	77.24%	709
10.000 - 10.499	3	718,087.91	0.13	7.546	351	79.31	670
10.500 - 10.999	175	47,341,845.72	8.30	7.871	406	74.23	698
11.000 - 11.499	135	33,187,727.75	5.82	6.535	365	72.39	732
11.500 - 11.999	435	111,418,340.37	19.53	6.735	357	73.64	729
12.000 - 12.499	417	106,742,208.73	18.71	7.099	359	75.34	722
12.500 - 12.999	315	82,096,438.03	14.39	7.444	368	76.69	720
13.000 - 13.499	105	29,399,739.80	5.15	7.811	357	77.34	713
13.500 - 13.999	50	12,532,609.52	2.20	8.219	356	85.19	703
14.000 - 14.499	6	1,504,112.30	0.26	9.193	356	89.95	705
14.500 - 14.999	2	216,824.24	0.04	8.628	355	89.99	734
15.500 - 15.999	1	132,132.82	0.02	8.500	350	80.00	685
Total	2,196	$570,626,611.21	100.00%	7.485%	373	75.79%	718

The weighted average maximum loan rate of the Group 1 initial mortgage loans was approximately 11.532% as of the cut-off date.

Minimum Loan Rates of the Group 1 Initial Mortgage Loans

Minimum Loan Rate (%)	Number of Group 1 Initial Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

2.000 - 2.499	794	$192,863,534.52	33.80%	6.829%	357	74.55%	727
2.500 - 2.999	437	118,496,179.57	20.77	7.345	376	75.11	724
3.000 - 3.499	556	149,748,343.02	26.24	8.081	388	74.98	708
3.500 - 3.999	237	63,049,127.37	11.05	8.362	392	81.14	702
4.000 - 4.499	95	27,874,698.77	4.88	7.655	356	79.07	717
4.500 - 4.999	49	12,371,036.03	2.17	7.009	356	74.32	711
5.000 - 5.499	23	4,914,469.08	0.86	7.370	356	80.44	692
5.500 - 5.999	5	1,309,222.85	0.23	7.750	356	82.50	684
Total	2,196	$570,626,611.21	100.00%	7.485%	373	75.79%	718

The weighted average minimum loan rate of the Group 1 initial mortgage loans was approximately 2.948% as of the cut-off date.

Gross Margins of the Group 1 Initial Mortgage Loans

Gross Margin (%)	Number of Group 1 Initial Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

2.000 - 2.499	921	$225,841,912.75	39.58%	6.816%	357	74.40%	725
2.500 - 2.999	419	114,221,347.53	20.02	7.315	376	74.61	725
3.000 - 3.499	565	151,957,887.66	26.63	8.079	388	75.15	709
3.500 - 3.999	236	62,526,996.89	10.96	8.460	393	81.96	700
4.000 - 4.499	49	14,504,544.18	2.54	8.749	356	86.65	720
4.500 - 4.999	1	612,288.25	0.11	9.500	350	68.60	736
5.000 - 5.499	5	961,633.95	0.17	7.304	356	82.83	635
Total	2,196	$570,626,611.21	100.00%	7.485%	373	75.79%	718

The weighted average gross margin of the Group 1 initial mortgage loans was approximately 2.823% as of the cut-off date.

Credit Scores of the Group 1 Initial Mortgage Loans

Credit Score	Number of Group 1 Initial Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

400 - 499	1	$80,690.07	0.01%	7.500%	359	95.00%	483
500 - 524	1	145,523.49	0.02	6.625	359	85.68	514
525 - 549	3	306,055.39	0.05	6.817	311	91.72	536
550 - 574	10	1,658,583.56	0.27	6.895	348	81.06	562
575 - 599	23	3,387,991.13	0.56	6.780	354	81.86	590
600 - 624	55	11,645,665.68	1.91	7.329	359	76.41	616
625 - 649	155	34,697,132.17	5.68	7.716	380	74.17	638
650 - 674	282	71,829,049.81	11.77	7.574	371	76.98	664
675 - 699	432	113,963,561.15	18.67	7.596	369	76.81	687
700 - 724	440	114,931,663.79	18.83	7.505	376	76.47	711
725 - 749	364	94,689,353.57	15.51	7.351	370	78.19	737
750 - 774	293	75,454,077.54	12.36	7.311	366	75.98	761
775 - 799	232	60,846,264.85	9.97	7.153	372	72.07	786
800 and above	98	23,900,400.41	3.92	7.155	374	68.85	807
None	11	2,833,459.95	0.46	8.316	381	75.46	0
Total	2,400	$610,369,472.56	100.00%	7.440%	371	75.98%	715

The weighted average credit score of the Group 1 initial mortgage loans was approximately 715 as of the cut-off date.

Interest Only Term of the Group 1 Initial Mortgage Loans*

Interest Only Term	Number of Group 1 Initial Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

None	1,079	$272,853,855.82	44.70%	7.983%	385	75.60%	703
36	4	796,450.52	0.13	6.313	359	74.86	732
60	9	2,511,330.77	0.41	6.318	373	80.80	732
84	9	2,128,749.06	0.35	6.454	354	68.23	704
120	1,297	331,538,586.39	54.32	7.010	360	76.30	725
180	2	540,500.00	0.09	7.250	359	87.37	763
Total	2,400	$610,369,472.56	100.00%	7.440%	371	75.98%	715
_______________
*
The interest only term does not include the negative amortization period of the entire-term negative amortization mortgage loans, which have an interest only option during the negative amortization period.

Original Prepayment Penalty Periods of the Group 1 Initial Mortgage Loans

Original Prepayment Penalty Period (months)	Number of Group 1 Initial Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

None	1,118	$263,928,341.87	43.24%	6.978%	357	77.18%	717
6	1	338,259.56	0.06	7.250	352	73.63	785
12	271	76,363,386.90	12.51	7.681	372	74.96	717
24	75	22,277,251.49	3.65	7.709	397	74.57	723
30	2	574,357.19	0.09	8.282	356	89.95	692
36	933	246,887,875.55	40.45	7.833	384	75.12	712
Total	2,400	$610,369,472.56	100.00%	7.440%	371	75.98%	715

Negative Amortization Limits of the Group 1 Initial Mortgage Loans

Negative Amortization Limit (%)	Number of Group 1 Initial Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

110	75	$22,199,258.74	3.64%	8.174%	363	78.00%	715
115	1,609	411,184,191.36	67.37	7.485	378	74.80	719
120	187	51,370,702.67	8.42	7.772	363	70.61	711
Not Applicable - Non Negam	529	125,615,319.79	20.58	7.024	354	81.68	706
Total	2,400	$610,369,472.56	100.00%	7.440%	371	75.98%	715

Months to Next Payment Adjustment Date of the Group 1 Initial Mortgage Loans

Months to Next Payment Adjustment Date	Number of Group 1 Initial Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to-Value	Weighted Average Credit Score

Not Applicable	189	$35,910,008.41	5.88%	6.677%	347	78.99%	681
1	4	1,053,828.48	0.17	8.358	380	78.60	685
2	6	2,083,322.78	0.34	8.548	349	81.73	704
3	16	5,739,298.48	0.94	8.635	357	79.62	717
4	7	2,203,338.87	0.36	8.361	393	72.96	690
5	22	6,647,580.76	1.09	8.594	370	79.89	698
6	38	10,919,091.12	1.79	8.390	380	77.59	699
7	72	20,977,707.65	3.44	8.240	401	74.14	690
8	106	29,549,168.34	4.84	8.299	399	76.70	709
9	146	36,119,472.14	5.92	8.220	399	75.80	712
10	150	38,614,823.97	6.33	8.218	401	76.52	709
11	49	13,006,931.01	2.13	8.176	392	76.34	706
12	18	5,539,349.53	0.91	8.411	410	77.39	704
20	2	411,174.24	0.07	8.112	355	97.29	698
32	1	360,000.00	0.06	7.750	355	100.00	704
33	3	751,244.00	0.12	7.601	356	89.36	715
34	14	3,611,263.57	0.59	7.314	357	82.60	726
36	4	796,450.52	0.13	6.313	359	74.86	732
48	4	1,237,047.83	0.20	7.849	347	62.46	764
50	6	1,356,327.16	0.22	7.044	370	80.29	751
51	60	15,336,789.23	2.51	6.958	357	72.14	725
52	241	58,825,793.84	9.64	6.923	357	74.01	726
53	217	56,505,991.32	9.26	6.876	355	74.87	731
54	153	35,732,589.81	5.85	6.918	359	72.97	727
55	41	10,807,150.48	1.77	7.158	354	73.49	708
56	166	41,414,303.76	6.79	7.074	358	77.82	711
57	164	45,079,515.78	7.39	7.570	380	76.88	720
58	313	84,304,986.84	13.81	7.370	371	76.45	724
59	89	22,176,173.22	3.63	7.459	364	76.04	715
60	9	3,035,879.72	0.50	7.743	376	72.92	707
73	1	355,781.42	0.06	6.250	348	67.67	693
74	3	880,488.14	0.14	6.463	349	65.03	679
75	1	231,999.06	0.04	6.750	350	80.00	720
76	1	228,000.00	0.04	7.000	351	80.00	669
77	1	95,000.00	0.02	5.875	352	47.50	721
79	6	1,058,147.68	0.17	6.210	354	80.90	668
80	29	6,406,260.44	1.05	6.544	355	78.02	720
81	7	1,147,318.73	0.19	8.117	356	77.96	727
82	7	1,539,899.37	0.25	6.992	357	78.97	715
83	12	2,809,173.04	0.46	7.216	360	82.64	737
84	4	1,475,814.73	0.24	6.681	359	81.80	694
117	1	214,723.52	0.04	8.250	356	80.00	721
118	3	732,574.42	0.12	7.399	357	74.30	705
119	4	1,053,319.54	0.17	6.660	358	68.69	755
120	10	2,034,369.61	0.33	6.879	359	58.03	710
Total	2,400	$610,369,472.56	100.00%	7.440%	371	75.98%	715

The weighted average months to next payment adjustment of the Group 1 initial mortgage loans was approximately 42 months as of the cut-off date.

Months to Next Rate Adjustment Date of the Group 1 Initial Mortgage Loans

Months to Next Rate Adjustment Date	Number of Group 1 Initial Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to-Value	Weighted Average Credit Score

1	713	$189,705,554.85	33.25%	8.299%	398	76.17%	705
3	1	399,999.11	0.07	6.950	459	70.18	726
8	1	414,466.00	0.07	4.750	356	69.89	631
10	1	97,103.00	0.02	5.000	358	96.37	568
19	2	411,174.24	0.07	8.112	355	97.29	698
31	1	360,000.00	0.06	7.750	355	100.00	704
32	3	751,244.00	0.13	7.601	356	89.36	715
33	14	3,611,263.57	0.63	7.314	357	82.60	726
35	4	796,450.52	0.14	6.313	359	74.86	732
47	5	1,467,183.05	0.26	7.833	347	65.21	751
49	6	1,356,327.16	0.24	7.044	370	80.29	751
50	60	15,336,789.23	2.69	6.958	357	72.14	725
51	240	58,691,200.70	10.29	6.920	357	74.00	726
52	217	56,505,991.32	9.90	6.876	355	74.87	731
53	154	35,720,369.91	6.26	6.912	358	73.06	727
54	48	13,183,402.13	2.31	7.281	358	72.67	714
55	163	40,985,503.52	7.18	7.054	355	77.99	712
56	131	37,433,455.40	6.56	7.452	368	77.82	721
57	249	68,401,021.17	11.99	7.172	365	77.35	728
58	88	22,693,696.56	3.98	7.453	370	74.30	718
59	11	3,357,815.68	0.59	7.767	385	69.53	703
72	1	355,781.42	0.06	6.250	348	67.67	693
73	3	880,488.14	0.15	6.463	349	65.03	679
74	1	231,999.06	0.04	6.750	350	80.00	720
75	1	228,000.00	0.04	7.000	351	80.00	669
76	1	95,000.00	0.02	5.875	352	47.50	721
78	6	1,058,147.68	0.19	6.210	354	80.90	668
79	29	6,406,260.44	1.12	6.544	355	78.02	720
80	7	1,147,318.73	0.20	8.117	356	77.96	727
81	7	1,539,899.37	0.27	6.992	357	78.97	715
82	12	2,809,173.04	0.49	7.216	360	82.64	737
83	4	1,475,814.73	0.26	6.681	359	81.80	694
116	1	214,723.52	0.04	8.250	356	80.00	721
117	3	732,574.42	0.13	7.399	357	74.30	705
118	4	1,053,319.54	0.18	6.660	358	68.69	755
119	4	718,100.00	0.13	6.629	359	59.26	715
Total	2,196	$570,626,611.21	100.00%	7.485%	373	75.79%	718

The weighted average months to next rate adjustment of the Group 1 initial mortgage loans was approximately 37 months as of the cut-off date.

30-59 Day Delinquencies of the Group 1 Initial Mortgage Loans

Number of 30-59 Day Delinquencies in the 12 Months Preceding the Cut-off Date	Number of Initial Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

0	2,351	$596,753,772.78	97.77%	7.425%	371	75.89%	716
1	35	9,620,539.25	1.58	8.036	373	80.14	702
2	10	3,322,188.76	0.54	8.377	394	78.37	691
3	4	672,971.77	0.11	7.400	349	82.22	696
Total	2,400	$610,369,472.56	100.00%	7.440%	371	75.98%	715

60-89 Day Delinquencies of the Group 1 Initial Mortgage Loans

Number of 60-89 Day Delinquencies in the 12 Months Preceding the Cut-off Date	Number of Initial Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

0	2,393	$608,403,950.22	99.68%	7.437%	371	75.98%	715
1	6	1,747,100.88	0.29	8.297	394	77.08	699
2	1	218,421.46	0.04	7.250	351	79.07	747
Total	2,400	$610,369,472.56	100.00%	7.440%	371	75.98%	715

90+ Day Delinquencies of the Group 1 Initial Mortgage Loans

Number of 90+ Day Delinquencies in the 12 Months Preceding the Cut-off Date	Number of Initial Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

0	2,399	$609,969,473.45	99.93%	7.440%	371	75.99%	715
1	1	399,999.11	0.07	6.950	459	70.18	726
Total	2,400	$610,369,472.56	100.00%	7.440%	371	75.98%	715

Negative Amortization Option of the Group 1 Initial Mortgage Loans

Negative Amortization Option	Number of Group 1 Initial Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to-Value	Weighted Average Credit Score

Negative Amortization Option	1,871	$484,754,152.77	79.42%	7.547%	376	74.50%	718
No Negative Amortization Option	529	125,615,319.79	20.58	7.024	354	81.68	706
Total	2,400	$610,369,472.56	100.00%	7.440%	371	75.98%	715

Stated Principal Balances of the Group 2 Initial Mortgage Loans

Stated Principal Balance ($)	Number of Group 2 Initial Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

0.01 - 50,000.00	9	$341,055.41	0.03%	6.942%	272	61.04%	681
50,000.01 - 100,000.00	53	4,162,906.62	0.42	7.292	349	72.42	676
100,000.01 - 150,000.00	105	13,395,181.83	1.36	7.079	349	73.70	676
150,000.01 - 200,000.00	117	20,613,216.37	2.09	7.279	366	75.32	684
200,000.01 - 250,000.00	121	27,326,355.58	2.77	7.340	368	76.72	700
250,000.01 - 300,000.00	90	24,685,853.31	2.50	7.594	370	70.37	698
300,000.01 - 350,000.00	95	30,860,357.80	3.13	7.811	376	72.32	700
350,000.01 - 400,000.00	97	36,386,103.39	3.69	7.635	379	74.85	695
400,000.01 - 450,000.00	212	91,059,269.55	9.23	7.483	375	75.69	716
450,000.01 - 500,000.00	266	126,386,564.85	12.81	7.505	380	76.17	718
500,000.01 - 550,000.00	215	112,777,805.16	11.43	7.429	379	77.44	719
550,000.01 - 600,000.00	182	104,542,578.09	10.60	7.501	384	76.81	717
600,000.01 - 650,000.00	114	70,958,106.38	7.19	7.288	371	76.74	719
650,000.01 - 700,000.00	120	80,465,890.80	8.16	7.405	379	74.47	723
700,000.01 - 750,000.00	50	36,250,794.44	3.67	7.478	388	70.70	711
750,000.01 - 800,000.00	39	30,097,853.31	3.05	7.479	389	74.68	714
800,000.01 - 850,000.00	32	26,279,682.95	2.66	7.517	396	69.12	731
850,000.01 - 900,000.00	18	15,693,590.72	1.59	7.683	395	73.28	714
900,000.01 - 950,000.00	22	20,365,198.25	2.06	7.473	383	74.76	719
950,000.01 - 1,000,000.00	31	30,606,907.90	3.10	7.228	363	71.84	713
1,000,000.01 - 1,050,000.00	18	18,283,035.47	1.85	7.331	375	68.89	715
1,050,000.01 - 1,100,000.00	1	1,057,093.14	0.11	7.808	355	75.00	668
1,100,000.01 - 1,150,000.00	4	4,500,723.34	0.46	7.091	384	68.62	737
1,150,000.01 - 1,200,000.00	4	4,715,443.71	0.48	7.824	385	66.94	694
1,200,000.01 - 1,250,000.00	6	7,308,054.66	0.74	7.126	353	64.30	747
1,250,000.01 - 1,300,000.00	2	2,538,865.50	0.26	8.112	475	61.87	726
1,300,000.01 - 1,350,000.00	3	3,998,624.94	0.41	6.586	355	70.88	730
1,350,000.01 - 1,400,000.00	4	5,559,868.18	0.56	7.117	385	70.45	754
1,400,000.01 - 1,450,000.00	4	5,693,622.35	0.58	7.218	386	70.96	707
1,450,000.01 - 1,500,000.00	2	2,999,932.49	0.30	6.625	356	60.71	783
1,500,000.01 - 1,550,000.00	1	1,535,337.34	0.16	6.875	352	70.00	742
1,550,000.01 - 1,600,000.00	2	3,156,170.38	0.32	7.750	358	57.58	802
1,600,000.01 - 1,650,000.00	1	1,640,987.44	0.17	7.583	355	35.33	721
1,700,000.01 - 1,750,000.00	1	1,724,510.78	0.17	7.125	352	65.00	752
1,750,000.01 - 1,800,000.00	2	3,516,800.21	0.36	7.895	417	63.65	716
1,900,000.01 - 1,950,000.00	2	3,883,705.49	0.39	7.501	356	73.92	731
1,950,000.01 - 2,000,000.00	1	1,998,522.99	0.20	7.750	359	63.49	765
2,000,000.01 - 2,050,000.00	1	2,002,207.06	0.20	8.125	358	59.00	714
2,050,000.01 - 2,100,000.00	1	2,091,831.62	0.21	6.875	352	68.33	725
2,500,000.01 - 2,550,000.00	1	2,519,483.81	0.26	7.875	351	63.00	742
2,700,000.01 - 2,750,000.00	1	2,721,872.45	0.28	6.500	352	55.00	740
Total	2,050	$986,701,966.06	100.00%	7.447%	378	74.38%	715

The average Stated Principal Balance of the Group 2 initial mortgage loans was approximately $481,318 as of the cut-off date.

Original Terms to Stated Maturity of the Group 2 Initial Mortgage Loans

Original Term (months)	Number of Group 2 Initial Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

120	3	$406,784.65	0.04%	5.284%	118	46.02%	780
180	10	1,731,184.70	0.18	6.415	178	72.74	655
240	9	1,470,937.36	0.15	6.600	238	70.26	651
360	1,673	793,192,635.87	80.39	7.295	355	74.29	716
480	355	189,900,423.48	19.25	8.101	475	74.84	713
Total	2,050	$986,701,966.06	100.00%	7.447%	378	74.38%	715

The weighted average original term to stated maturity of the Group 2 initial mortgage loans was approximately 383 months as of the cut-off date.

Remaining Terms to Stated Maturity of the Group 2 Initial Mortgage Loans

Remaining Term (months)	Number of Group 2 Initial Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

61 - 120	3	$406,784.65	0.04%	5.284%	118	46.02%	780
121 - 180	10	1,731,184.70	0.18	6.415	178	72.74	655
181 - 240	9	1,470,937.36	0.15	6.600	238	70.26	651
301 - 360	1,673	793,192,635.87	80.39	7.295	355	74.29	716
361 and above	355	189,900,423.48	19.25	8.101	475	74.84	713
Total	2,050	$986,701,966.06	100.00%	7.447%	378	74.38%	715

The weighted average remaining term to stated maturity of the Group 2 initial mortgage loans was approximately 378 months as of the cut-off date.

Property Types of the Group 2 Initial Mortgage Loans

Property Type	Number of Group 2 Initial Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

Condominium	161	$64,352,311.15	6.52%	7.462%	379	76.23%	721
Cooperative	6	1,282,983.80	0.13	6.143	334	73.42	736
Manufactured Housing	9	906,290.48	0.09	7.089	358	90.19	624
Planned Unit Development	398	208,808,960.50	21.16	7.328	375	75.33	720
Single Family	1,408	677,129,307.55	68.63	7.473	378	74.04	714
Two-to Four-Family	68	34,222,112.58	3.47	7.685	385	71.38	705
Total	2,050	$986,701,966.06	100.00%	7.447%	378	74.38%	715

Stated Occupancy Status of the Group 2 Initial Mortgage Loans*

Stated Occupancy Status	Number of Group 2 Initial Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

Investor	158	$53,743,387.22	5.45%	7.672%	376	70.95%	728
Primary	1,839	906,480,362.19	91.87	7.444	378	74.55	714
Second Home	53	26,478,216.65	2.68	7.090	365	75.37	734
Total	2,050	$986,701,966.06	100.00%	7.447%	378	74.38%	715
_______________
*	In the preceding table, “stated occupancy status” refers to the intended use of the mortgaged property as represented by the borrower when the related initial mortgage loan was originated.

Product Type of the Group 2 Initial Mortgage Loans

Product Type	Number of Group 2 Initial Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to-Value	Weighted Average Credit Score

1 YR LIBOR	1	$143,380.59	0.01%	4.750%	358	98.45%	618
10/1 YR LIBOR	4	1,035,169.23	0.10	6.626	359	74.76	726
10/1 YR LIBOR IO	4	1,292,000.00	0.13	7.216	357	73.01	714
3/1 YR LIBOR	5	1,322,949.31	0.13	6.276	377	79.01	667
3/1 YR LIBOR IO	10	3,283,400.00	0.33	6.319	357	72.03	725
3/27 6 MO LIBOR	2	1,116,106.08	0.11	6.964	357	70.01	718
3/27 6 MO LIBOR IO	13	7,243,970.96	0.73	7.039	356	82.06	737
5/1 YR LIBOR	10	3,282,203.12	0.33	6.344	358	68.73	708
5/1 YR LIBOR IO	50	29,948,626.04	3.04	6.954	356	76.90	717
5/25 6 MO LIBOR	3	836,312.50	0.08	7.627	357	84.04	741
5/25 6 MO LIBOR IO	127	76,014,797.92	7.70	6.920	356	76.90	719
6 MO LIBOR IO	1	347,057.03	0.04	6.950	339	63.27	705
7/1 YR LIBOR	7	2,374,415.35	0.24	6.476	359	73.38	745
7/1 YR LIBOR IO	11	5,121,484.02	0.52	6.764	355	68.56	721
7/23 6 MO LIBOR	4	1,659,208.43	0.17	7.084	355	71.36	714
7/23 6 MO LIBOR IO	43	24,493,143.57	2.48	6.677	354	71.61	713
Fixed Rate	263	55,992,947.28	5.67	6.652	348	76.01	682
Fixed Rate IO	18	4,258,314.27	0.43	6.913	359	77.64	708
Negam 10/1 MO MTA	1	153,922.20	0.02	8.100	358	90.00	780
Negam 10/6 MO LIBOR	4	2,418,475.15	0.25	7.588	357	67.17	740
Negam 3/1 MO MTA IO YRS 3-10	2	267,828.01	0.03	8.217	358	88.54	772
Negam 5/1 MO LIBOR IO YRS 5-10	10	3,642,123.58	0.37	8.040	358	89.09	706
Negam 5/1 MO MTA	278	117,821,779.44	11.94	7.727	364	71.88	711
Negam 5/1 MO MTA IO YRS 5-10	55	20,968,685.70	2.13	7.758	367	82.69	707
Negam 5/1 YR LIBOR IO YRS 5-10	36	22,737,048.28	2.30	7.179	356	71.92	720
Negam 5/6 MO LIBOR IO YRS 5-10	386	230,838,265.32	23.39	6.850	364	72.71	734
Negam 7/1 MO LIBOR IO YRS 7-10	3	1,057,096.54	0.11	7.531	358	81.24	694
Negam 7/1 MO MTA IO YRS 7-10	16	7,747,796.42	0.79	7.548	358	69.43	767
Negam 7/6 MO LIBOR IO Yr 7-10	11	6,176,338.81	0.63	6.733	356	74.02	744
Negam Fixed 10 Yr NEGAM	5	3,677,963.15	0.37	6.921	359	65.47	755
Negam Fixed IO Yrs 5-10	17	10,190,071.80	1.03	7.544	357	77.85	700
Negam LIBOR	8	4,768,712.52	0.48	8.334	429	70.53	702
Negam LIBOR 40/30 Balloon	1	579,965.68	0.06	8.500	355	80.00	699
Negam MTA	616	320,872,833.43	32.52	8.173	411	75.18	707
Negam MTA 40/30 Balloon	5	2,904,964.98	0.29	8.113	354	72.74	685
Negam MTA 5 Yr Fixed Pay	19	9,689,854.29	0.98	8.209	417	75.46	702
Negam MTA 5 Yr FxPay 40/30 Balloon	1	422,755.06	0.04	7.250	358	67.00	764
Total	2,050	$986,701,966.06	100.00%	7.447%	378	74.38%	715

Loan Purposes of the Group 2 Initial Mortgage Loans

Purpose	Number of Group 2 Initial Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

Cash Out Refinance	1,022	$492,978,432.29	49.96%	7.540%	378	71.91%	712
Purchase	480	207,141,833.61	20.99	7.189	374	79.89	720
Rate/Term Refinance	548	286,581,700.16	29.04	7.473	379	74.63	718
Total	2,050	$986,701,966.06	100.00%	7.447%	378	74.38%	715

Documentation Programs of the Group 2 Initial Mortgage Loans

Documentation	Number of Group 2 Initial Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

Alternative Documentation	33	$14,925,036.57	1.51%	7.016%	374	72.97%	715
Express Documentation	52	18,073,182.70	1.83	7.992	395	66.99	723
Full Documentation	565	191,701,145.12	19.43	6.958	357	75.61	711
Lite Documentation	654	309,479,160.72	31.37	7.970	396	73.88	704
No Income/No Asset	13	6,921,983.99	0.70	7.502	390	71.10	718
No Income/Verified Asset*	49	30,773,659.42	3.12	7.138	356	76.00	730
No Documentation	7	3,945,849.25	0.40	6.962	356	79.90	712
Reduced Documentation	35	20,522,990.46	2.08	7.069	355	79.52	721
Stated Income/Stated Asset	26	15,455,183.88	1.57	7.616	382	71.30	702
Stated Income/Verified Asset	616	374,903,773.95	38.00	7.300	375	74.28	725
Total	2,050	$986,701,966.06	100.00%	7.447%	378	74.38%	715

*Includes the “No Ratio” Documentation Type.

Debt-to-Income Ratios of the Group 2 Initial Mortgage Loans

Debt-to-Income Ratio (%)	Number of Group 2 Initial Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

0.01 - 20.00	63	$30,519,479.99	3.09%	7.103%	364	70.77%	725
20.01 - 25.00	120	59,110,219.24	5.99	7.034	369	72.06	725
25.01 - 30.00	216	102,525,660.12	10.39	7.133	362	72.70	727
30.01 - 35.00	376	186,075,601.96	18.86	7.482	374	73.73	721
35.01 - 40.00	665	321,381,206.72	32.57	7.744	388	75.71	709
40.01 - 45.00	371	190,321,890.17	19.29	7.470	385	74.17	711
45.01 - 50.00	105	43,529,506.80	4.41	6.988	366	75.39	707
50.01 - 55.00	30	7,067,092.63	0.72	6.895	356	78.35	674
55.01 - 60.00	21	4,238,802.11	0.43	6.630	354	73.47	682
60.01 and above	18	3,333,693.45	0.34	6.708	348	73.28	700
None	65	38,598,812.87	3.91	7.203	358	76.61	727
Total	2,050	$986,701,966.06	100.00%	7.447%	378	74.38%	715

The weighted average debt-to-income ratio of the Group 2 initial mortgage loans was approximately 35.74% as of the cut-off date.

Original Loan-to-Value Ratios of the Group 2 Initial Mortgage Loans

Original Loan-to-Value Ratio (%)	Number of Group 2 Initial Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

0.01 - 49.99	101	$35,989,534.63	3.65%	7.011%	372	42.13%	731
50.00 - 54.99	43	18,551,227.89	1.88	7.256	375	52.57	715
55.00 - 59.99	71	39,009,360.31	3.95	7.163	363	57.74	725
60.00 - 64.99	111	59,030,253.36	5.98	7.334	377	62.42	727
65.00 - 69.99	141	76,835,352.21	7.79	7.387	378	67.65	715
70.00 - 74.99	223	120,825,684.08	12.25	7.406	378	72.20	717
75.00 - 79.99	416	216,259,266.64	21.92	7.504	376	77.10	713
80.00	704	348,433,784.15	35.31	7.546	383	80.00	716
80.01 - 84.99	19	5,733,809.89	0.58	7.367	356	83.05	705
85.00 - 89.99	53	20,091,211.59	2.04	7.319	372	88.20	701
90.00 - 94.99	100	32,759,635.64	3.32	7.605	368	90.59	709
95.00 - 99.99	62	12,197,916.19	1.24	7.320	362	96.44	647
100.00	5	807,862.22	0.08	6.756	358	100.00	666
100.01 and above	1	177,067.26	0.02	6.125	358	102.15	671
Total	2,050	$986,701,966.06	100.00%	7.447%	378	74.38%	715

The weighted average original loan-to-value ratio of the Group 2 initial mortgage loans was approximately 74.38% as of the cut-off date.

Original Combined Loan-to-Value Ratios of the Group 2 Initial Mortgage Loans*

Original Combined Loan-to-Value Ratio (%)	Number of Group 2 Initial Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to-Value	Weighted Average Credit Score

0.01 - 49.99	95	$33,377,323.56	3.38%	7.061%	373	42.21%	731
50.00 - 54.99	44	18,845,553.18	1.91	7.233	375	51.93	715
55.00 - 59.99	65	33,187,283.78	3.36	7.174	364	57.50	726
60.00 - 64.99	99	48,925,356.89	4.96	7.397	378	62.24	725
65.00 - 69.99	130	69,721,144.56	7.07	7.335	379	66.97	717
70.00 - 74.99	197	104,614,105.49	10.60	7.419	377	71.56	718
75.00 - 79.99	300	148,233,440.47	15.02	7.585	377	76.33	711
80.00	395	190,704,188.77	19.33	7.678	388	79.68	712
80.01 - 84.99	55	27,077,824.31	2.74	7.239	378	76.90	716
85.00 - 89.99	201	102,155,595.23	10.35	7.315	373	79.72	714
90.00 - 94.99	276	131,267,114.01	13.30	7.575	379	81.57	718
95.00 - 99.99	130	49,959,321.74	5.06	7.172	366	83.34	702
100.00	61	28,261,060.30	2.86	7.129	356	79.53	720
100.01 and above	2	372,653.77	0.04	6.322	351	100.21	611
Total	2,050	$986,701,966.06	100.00%	7.447%	378	74.38%	715

The weighted average original combined loan-to-value ratio of the Group 2 initial mortgage loans was approximately 78.28% as of the cut-off date.
_______________
*	Reflects the loan-to-value ratio including any subordinate liens (none of which are owned by the trust fund).

Geographic Distribution of the Group 2 Initial Mortgage Loans

Geographic Location	Number of Group 2 Initial Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

Alabama	9	$2,699,813.88	0.27%	7.369%	351	83.34%	731
Alaska	2	410,261.23	0.04	6.678	359	82.42	660
Arizona	95	49,072,031.88	4.97	7.472	374	74.03	713
Arkansas	3	466,417.27	0.05	6.557	358	93.01	626
California	1,167	617,795,875.57	62.61	7.597	386	73.73	716
Colorado	19	8,089,339.25	0.82	7.034	366	77.31	716
Connecticut	13	5,472,771.68	0.55	7.067	381	67.62	710
District of Columbia	2	811,777.71	0.08	6.111	357	74.32	712
Florida	120	57,516,421.32	5.83	7.277	368	74.57	725
Georgia	14	4,211,681.93	0.43	6.701	357	83.22	712
Hawaii	12	10,296,671.22	1.04	6.984	365	68.27	731
Idaho	8	3,317,645.38	0.34	6.960	356	81.67	702
Illinois	62	22,195,085.08	2.25	7.130	366	75.53	699
Indiana	11	2,421,868.51	0.25	6.685	353	87.50	658
Iowa	2	196,341.22	0.02	6.202	358	78.54	724
Kansas	1	30,727.74	0.00	7.625	359	75.00	656
Kentucky	7	1,254,664.89	0.13	6.858	358	85.43	651
Louisiana	9	1,828,284.43	0.19	6.798	357	77.34	685
Maine	1	527,213.67	0.05	6.500	353	76.75	771
Maryland	39	17,294,581.61	1.75	6.963	355	75.55	719
Massachusetts	10	6,521,005.67	0.66	7.189	362	72.84	693
Michigan	16	8,215,273.36	0.83	7.378	361	66.93	752
Minnesota	5	1,689,795.15	0.17	7.637	358	79.18	672
Mississippi	4	936,568.66	0.09	6.754	354	80.13	710
Missouri	6	1,649,430.08	0.17	6.605	356	75.69	735
Nebraska	1	280,639.46	0.03	7.875	358	90.00	699
Nevada	40	17,042,261.34	1.73	7.734	383	76.56	704
New Hampshire	1	225,390.64	0.02	6.500	358	68.42	802
New Jersey	35	14,105,110.70	1.43	7.093	349	74.17	712
New Mexico	6	2,985,706.39	0.30	7.376	355	78.52	735
New York	44	19,791,788.67	2.01	7.280	356	75.01	696
North Carolina	25	8,009,859.75	0.81	6.807	353	76.37	711
Ohio	21	3,079,502.74	0.31	6.788	349	82.23	708
Oregon	38	17,798,374.67	1.80	7.075	360	75.53	716
Pennsylvania	17	3,853,223.75	0.39	6.809	338	78.20	683
Rhode Island	1	399,655.61	0.04	6.750	359	76.92	678
South Carolina	14	5,470,415.41	0.55	7.099	355	79.28	692
South Dakota	1	347,920.00	0.04	6.125	358	80.00	704
Tennessee	8	2,752,427.97	0.28	6.475	350	68.28	743
Texas	31	6,587,666.94	0.67	6.738	351	78.31	685
Utah	10	5,223,783.70	0.53	7.280	357	81.56	719
Vermont	1	215,809.43	0.02	6.625	359	90.00	0
Virginia	40	15,563,924.31	1.58	7.314	359	74.45	709
Washington	75	36,414,813.03	3.69	7.171	369	77.17	725
West Virginia	1	156,000.00	0.02	7.500	358	80.00	764
Wisconsin	3	1,476,143.16	0.15	7.459	356	86.05	739
Total	2,050	$986,701,966.06	100.00%	7.447%	378	74.38%	715

As of the cut-off date, the greatest five-digit ZIP Code geographic concentration of Group 2 initial mortgage loans by Stated Principal Balance was approximately 0.69% in the 91344 ZIP Code.

Index of the Group 2 Initial Mortgage Loans

Index	Number of Group 2 Initial Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to-Value	Weighted Average Credit Score

1 Month LIBOR	22	$10,047,898.32	1.02%	8.152%	391	78.93%	702
1 Year LIBOR	138	70,540,675.94	7.15	6.922	357	73.95	718
6 Month LIBOR	594	351,143,675.77	35.59	6.863	361	73.72	729
Fixed Rate	303	74,119,296.50	7.51	6.803	350	75.83	690
MTA	993	480,850,419.53	48.73	8.035	396	74.60	709
Total	2,050	$986,701,966.06	100.00%	7.447%	378	74.38%	715

Loan Rates of the Group 2 Initial Mortgage Loans

Loan Rate (%)	Number of Group 2 Initial Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To- Value	Weighted Average Credit Score

2.000 - 2.499	1	$562,375.00	0.06%	2.375%	480	89.98%	786
4.500 - 4.999	1	143,380.59	0.01	4.750	358	98.45	618
5.000 - 5.499	4	1,309,983.72	0.13	5.304	312	66.80	707
5.500 - 5.999	37	15,654,153.95	1.59	5.830	352	68.34	737
6.000 - 6.499	163	73,080,421.95	7.41	6.243	355	70.79	726
6.500 - 6.999	464	227,680,323.41	23.07	6.721	358	73.53	723
7.000 - 7.499	318	157,380,044.33	15.95	7.188	361	74.42	719
7.500 - 7.999	424	210,117,534.89	21.29	7.733	379	74.37	720
8.000 - 8.499	470	223,706,114.05	22.67	8.213	403	75.69	706
8.500 - 8.999	155	71,411,610.86	7.24	8.638	424	77.76	683
9.000 - 9.499	13	5,656,023.31	0.57	9.038	376	75.54	701
Total	2,050	$986,701,966.06	100.00%	7.447%	378	74.38%	715

The weighted average loan rate of the Group 2 initial mortgage loans as of the cut-off date was approximately 7.447%.

Maximum Loan Rates of the Group 2 Initial Mortgage Loans

Maximum Loan Rate (%)	Number of Group 2 Initial Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

9.500 - 9.999	196	$118,200,180.58	12.95%	8.231%	400	76.22%	711
10.000 - 10.499	1	607,604.00	0.07	5.375	356	80.00	705
10.500 - 10.999	458	229,648,439.08	25.16	7.999	413	74.50	706
11.000 - 11.499	108	53,601,561.73	5.87	6.522	367	69.20	730
11.500 - 11.999	307	182,041,813.47	19.95	6.721	359	73.00	731
12.000 - 12.499	232	123,221,307.54	13.50	7.136	363	73.66	724
12.500 - 12.999	282	129,845,435.03	14.23	7.571	365	76.26	719
13.000 - 13.499	143	63,313,083.43	6.94	7.911	359	73.87	708
13.500 - 13.999	19	11,979,177.26	1.31	7.789	368	78.28	717
14.000 - 14.499	1	124,067.44	0.01	9.130	358	90.00	705
Total	1,747	$912,582,669.56	100.00%	7.499%	380	74.26%	717

The weighted average maximum loan rate of the Group 2 initial mortgage loans was approximately 11.602% as of the cut-off date.

Minimum Loan Rates of the Group 2 Initial Mortgage Loans

Minimum Loan Rate (%)	Number of Group 2 Initial Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

2.000 - 2.499	352	$204,292,748.72	22.39%	6.802%	358	72.47%	730
2.500 - 2.999	579	310,034,361.74	33.97	7.250	370	74.53	725
3.000 - 3.499	640	307,219,986.81	33.66	7.993	396	74.42	709
3.500 - 3.999	128	61,463,151.35	6.74	8.634	429	76.84	684
4.000 - 4.499	14	8,226,877.08	0.90	7.800	360	75.55	711
4.500 - 4.999	12	7,840,410.00	0.86	6.930	356	77.97	725
5.000 - 5.499	19	11,051,193.96	1.21	7.479	355	76.79	712
5.500 - 5.999	3	2,453,939.90	0.27	7.801	351	76.46	691
Total	1,747	$912,582,669.56	100.00%	7.499%	380	74.26%	717

The weighted average minimum loan rate of the Group 2 initial mortgage loans was approximately 2.915% as of the cut-off date.

Gross Margins of the Group 2 Initial Mortgage Loans

Gross Margin (%)	Number of Group 2 Initial Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

2.000 - 2.499	385	$228,275,642.64	25.01%	6.835%	357	72.91%	729
2.500 - 2.999	530	292,561,759.28	32.06	7.199	371	73.97	724
3.000 - 3.499	663	317,935,263.43	34.84	7.989	395	74.59	711
3.500 - 3.999	153	67,752,477.19	7.42	8.635	423	78.33	684
4.000 - 4.499	8	4,376,077.78	0.48	9.030	364	74.28	705
5.000 - 5.499	8	1,681,449.24	0.18	7.654	357	82.23	671
Total	1,747	$912,582,669.56	100.00%	7.499%	380	74.26%	717

The weighted average gross margin of the Group 2 initial mortgage loans was approximately 2.859% as of the cut-off date.

Credit Scores of the Group 2 Initial Mortgage Loans

Credit Score	Number of Group 2 Initial Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

400 - 499	2	$218,316.27	0.02%	6.816%	359	64.32%	484
500 - 524	3	475,067.60	0.05	6.766	359	56.38	518
525 - 549	8	1,147,428.30	0.12	6.958	359	92.05	536
550 - 574	12	1,557,033.05	0.16	6.924	340	83.22	560
575 - 599	28	5,515,942.89	0.56	6.912	352	83.80	589
600 - 624	59	13,585,012.09	1.38	7.103	362	72.76	616
625 - 649	139	51,580,188.98	5.23	7.871	382	74.87	639
650 - 674	284	136,782,895.17	13.86	7.757	380	75.57	663
675 - 699	348	171,825,130.30	17.41	7.607	380	75.38	687
700 - 724	335	177,830,592.57	18.02	7.431	378	74.80	712
725 - 749	309	161,695,005.28	16.39	7.305	379	74.64	736
750 - 774	270	139,135,834.84	14.10	7.298	375	73.39	762
775 - 799	191	98,263,861.99	9.96	7.104	373	72.07	786
800 and above	58	26,526,711.05	2.69	7.387	377	67.79	806
None	4	562,945.68	0.06	6.804	359	84.59	0
Total	2,050	$986,701,966.06	100.00%	7.447%	378	74.38%	715

The weighted average credit score of the Group 2 initial mortgage loans was approximately 715 as of the cut-off date.

Interest Only Term of the Group 2 Initial Mortgage Loans*

Interest Only Term	Number of Group 2 Initial Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

None	1,227	$524,823,557.29	53.19%	7.877%	392	74.43%	705
36	10	3,283,400.00	0.33	6.319	357	72.03	725
60	12	4,005,729.05	0.41	6.483	355	72.06	709
84	28	12,040,261.13	1.22	6.728	351	65.60	711
120	773	442,549,018.59	44.85	6.974	361	74.59	727
Total	2,050	$986,701,966.06	100.00%	7.447%	378	74.38%	715
_______________
*
The interest only term does not include the negative amortization period of the entire-term negative amortization mortgage loans, which have an interest only option during the negative amortization period.

Original Prepayment Penalty Periods of the Group 2 Initial Mortgage Loans

Original Prepayment Penalty Period (months)	Number of Group 2 Initial Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

None	901	$417,869,203.76	42.35%	6.980%	361	73.83%	719
12	312	172,229,062.89	17.46	7.641	386	73.72	718
24	97	51,679,708.55	5.24	7.598	402	76.26	725
36	734	343,437,053.81	34.81	7.895	390	75.10	709
60	6	1,486,937.05	0.15	7.807	354	70.73	741
Total	2,050	$986,701,966.06	100.00%	7.447%	378	74.38%	715

Negative Amortization Limits of the Group 2 Initial Mortgage Loans

Negative Amortization Limit (%)	Number of Group 2 Initial Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

110	54	$31,756,644.47	3.22%	8.037%	382	78.92%	713
115	1,063	583,744,974.84	59.16	7.590	390	73.89	719
120	357	151,434,861.05	15.35	7.701	362	73.29	712
Not Applicable - Non Negam	576	219,765,485.70	22.27	6.806	354	75.76	709
Total	2,050	$986,701,966.06	100.00%	7.447%	378	74.38%	715

Months to Next Payment Adjustment Date of the Group 2 Initial Mortgage Loans

Months to Next Payment Adjustment Date	Number of Group 2 Initial Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to-Value	Weighted Average Credit Score

Not Applicable	281	$60,251,261.55	6.11%	6.670%	349	76.13%	684
2	1	415,551.31	0.04	8.125	470	68.38	762
3	10	5,915,125.59	0.60	8.424	371	73.02	705
4	6	5,335,388.20	0.54	8.041	366	70.88	725
5	18	12,550,945.73	1.27	8.342	383	74.52	693
6	39	20,440,400.82	2.07	8.180	389	76.08	701
7	151	69,309,656.18	7.02	8.167	406	74.63	700
8	168	82,335,693.14	8.34	8.113	417	74.43	705
9	122	66,141,591.93	6.70	8.153	406	75.71	713
10	100	53,202,855.24	5.39	8.176	421	75.36	710
11	39	21,709,908.32	2.20	8.007	398	74.86	723
12	25	12,275,069.16	1.24	8.073	405	77.08	704
13	1	562,375.00	0.06	2.375	480	89.98	786
31	2	1,133,498.52	0.11	7.309	354	75.74	758
32	5	2,632,849.32	0.27	6.810	355	87.22	743
33	4	2,539,697.64	0.26	7.042	356	77.05	743
34	5	2,639,531.56	0.27	7.102	357	78.46	730
35	10	2,516,518.16	0.26	6.510	368	74.64	691
36	6	1,772,159.16	0.18	6.088	359	74.04	702
47	1	366,000.67	0.04	7.875	346	74.58	750
48	20	8,672,787.41	0.88	7.574	347	68.15	728
49	1	577,933.22	0.06	8.000	348	80.00	690
50	3	1,517,229.82	0.15	6.841	383	79.93	757
51	30	16,848,764.89	1.71	6.899	359	73.85	725
52	108	59,877,092.55	6.07	6.808	359	74.21	732
53	99	64,590,785.74	6.55	6.758	356	70.53	733
54	83	45,216,859.27	4.58	7.010	356	71.16	722
55	43	21,431,837.59	2.17	7.322	354	71.06	714
56	77	42,719,988.37	4.33	7.202	357	72.79	719
57	159	91,051,215.17	9.23	7.145	367	76.35	719
58	158	82,984,122.99	8.41	7.303	374	74.93	722
59	137	57,778,183.01	5.86	7.593	373	78.17	715
60	23	10,547,508.08	1.07	7.472	362	71.54	726
61	1	910,000.00	0.09	7.375	360	67.41	667
69	1	999,939.90	0.10	7.875	344	74.07	720
71	3	1,485,048.07	0.15	6.693	346	64.00	692
72	3	1,426,250.00	0.14	6.930	347	76.22	685
73	3	1,588,258.32	0.16	7.185	348	66.17	699
74	2	738,172.41	0.07	6.939	349	79.57	718
75	2	638,765.53	0.06	6.908	350	46.02	732
76	2	1,348,000.00	0.14	6.819	351	58.24	730
77	1	178,735.46	0.02	6.750	352	42.35	631
78	3	2,228,000.00	0.23	6.555	353	75.62	692
79	4	1,503,711.04	0.15	6.768	354	72.93	716
80	8	4,147,859.68	0.42	6.634	355	71.91	734
81	15	8,994,661.06	0.91	6.528	356	73.77	720
82	15	8,877,742.50	0.90	6.847	357	75.83	729
83	27	12,242,433.31	1.24	7.173	358	68.96	750
84	6	2,231,905.86	0.23	6.580	359	73.58	744
115	1	724,567.88	0.07	6.500	354	65.00	760
116	1	454,000.00	0.05	7.750	355	73.94	673
118	4	2,418,475.15	0.25	7.588	357	67.17	740
119	5	1,586,261.30	0.16	7.107	358	72.80	726
120	8	4,118,793.28	0.42	6.820	359	67.33	756
Total	2,050	$986,701,966.06	100.00%	7.447%	378	74.38%	715

The weighted average months to next payment adjustment of the Group 2 initial mortgage loans was approximately 39 months as of the cut-off date.

Months to Next Rate Adjustment Date of the Group 2 Initial Mortgage Loans

Months to Next Rate Adjustment Date	Number of Group 2 Initial Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to-Value	Weighted Average Credit Score

1	650	$339,239,085.96	37.17%	8.175%	411	75.10%	707
3	1	347,057.03	0.04	6.950	339	63.27	705
10	1	143,380.59	0.02	4.750	358	98.45	618
30	2	1,133,498.52	0.12	7.309	354	75.74	758
31	5	2,632,849.32	0.29	6.810	355	87.22	743
32	4	2,539,697.64	0.28	7.042	356	77.05	743
33	5	2,639,531.56	0.29	7.102	357	78.46	730
34	10	2,516,518.16	0.28	6.510	368	74.64	691
35	6	1,772,159.16	0.19	6.088	359	74.04	702
46	1	366,000.67	0.04	7.875	346	74.58	750
47	22	9,846,283.40	1.08	7.646	347	69.55	722
49	3	1,517,229.82	0.17	6.841	383	79.93	757
50	31	17,264,316.20	1.89	6.929	362	73.72	726
51	108	59,877,092.55	6.56	6.808	359	74.21	732
52	99	64,590,785.74	7.08	6.758	356	70.53	733
53	89	47,621,504.75	5.22	7.043	356	71.48	721
54	53	25,572,883.33	2.80	7.341	354	70.96	715
55	87	46,920,280.89	5.14	7.193	355	72.41	718
56	160	91,392,985.25	10.01	7.136	365	76.30	721
57	139	72,789,890.00	7.98	7.202	370	74.66	724
58	114	46,485,840.36	5.09	7.572	365	78.78	711
59	47	20,705,748.94	2.27	7.655	391	73.73	727
60	2	1,139,000.00	0.12	7.476	384	64.09	694
68	1	999,939.90	0.11	7.875	344	74.07	720
70	3	1,485,048.07	0.16	6.693	346	64.00	692
71	3	1,426,250.00	0.16	6.930	347	76.22	685
72	3	1,588,258.32	0.17	7.185	348	66.17	699
73	2	738,172.41	0.08	6.939	349	79.57	718
74	2	638,765.53	0.07	6.908	350	46.02	732
75	2	1,348,000.00	0.15	6.819	351	58.24	730
76	1	178,735.46	0.02	6.750	352	42.35	631
77	3	2,228,000.00	0.24	6.555	353	75.62	692
78	4	1,503,711.04	0.16	6.768	354	72.93	716
79	8	4,147,859.68	0.45	6.634	355	71.91	734
80	15	8,994,661.06	0.99	6.528	356	73.77	720
81	15	8,877,742.50	0.97	6.847	357	75.83	729
82	27	12,242,433.31	1.34	7.173	358	68.96	750
83	6	2,231,905.86	0.24	6.580	359	73.58	744
115	1	454,000.00	0.05	7.750	355	73.94	673
117	4	2,418,475.15	0.27	7.588	357	67.17	740
118	4	1,033,421.86	0.11	6.964	358	79.65	688
119	4	993,669.57	0.11	6.756	359	70.13	783
Total	1,747	$912,582,669.56	100.00%	7.499%	380	74.26%	717

The weighted average months to next rate adjustment of the Group 2 initial mortgage loans was approximately 36 month as of the cut-off date.

30-59 Day Delinquencies of the Group 2 Initial Mortgage Loans

Number of 30-59 Day Delinquencies in the 12 Months Preceding the Cut-off Date	Number of Initial Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

0	2,012	$962,373,181.21	97.53%	7.439%	378	74.36%	716
1	32	20,852,535.41	2.11	7.733	369	74.94	699
2	3	1,915,436.90	0.19	7.500	393	75.93	726
3	2	1,080,108.54	0.11	8.630	417	77.76	677
4	1	480,704.00	0.05	8.375	341	77.29	666
Total	2,050	$986,701,966.06	100.00%	7.447%	378	74.38%	715

60-89 Day Delinquencies of the Group 2 Initial Mortgage Loans

Number of 60-89 Day Delinquencies in the 12 Months Preceding the Cut-off Date	Number of Initial Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

0	2,045	$983,549,390.21	99.68%	7.446%	378	74.37%	715
1	3	2,186,944.13	0.22	7.500	390	76.44	705
2	2	965,631.72	0.10	8.814	346	76.14	677
Total	2,050	$986,701,966.06	100.00%	7.447%	378	74.38%	715

90+ Day Delinquencies of the Group 2 Initial Mortgage Loans

Number of 90+ Day Delinquencies in the 12 Months Preceding the Cut-off Date	Number of Initial Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-To-Value	Weighted Average Credit Score

0	2,048	$985,736,334.34	99.90%	7.446%	378	74.38%	715
1	2	965,631.72	0.10	8.814	346	76.14	677
Total	2,050	$986,701,966.06	100.00%	7.447%	378	74.38%	715

Negative Amortization Option of the Group 2 Initial Mortgage Loans

Negative Amortization Option	Number of Group 2 Initial Mortgage Loans	Stated Principal Balance as of the Cut-off Date	% of Aggregate Stated Principal Balance as of the Cut-off Date	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Loan-to-Value	Weighted Average Credit Score

Negative Amortization Option	1,474	$766,936,480.36	77.73%	7.631%	384	73.98%	717
No Negative Amortization Option	576	219,765,485.70	22.27	6.806	354	75.76	709
Total	2,050	$986,701,966.06	100.00%	7.447%	378	74.38%	715

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Annex C

Assumed Mortgage Loan Characteristics

Group 1 Mortgage Loans
Assumed Mortgage Loan Number	Current Balance ($)	Current Gross Mortgage Rate (%)	Initial Trust Expense Fee Rate (%)(1)	Subsequent Trust Expense Fee Rate (%)(2)	Index	Initial Rate Adjustment Period (Months)	Subsequent Rate Adjustment Frequency (Months)	Interest Only Period (begins after Negative Amortization Period) (4)	Fixed or NegAm Period Minimum Payment Adjustment Period (Months)	Negam Period	Subsequent Minimum Payment Adjustment Frequency (Months)	First Recast (Months)	Recast Frequency (Months)	Gross Margin (%)	Maximum Rate (%)	Minimum Rate (%)	Original Term to Maturity (Months)	Remaining Term to Maturity (Months)	Initial Rate Cap (%)	Periodic Rate Cap (%)	Negative Amortization Limit (%)	Original Minimum Payment ($)(3)	Balloon Flag
1	97,103.00	5.00000	0.39000	0.39000	1 Year LIBOR	12	12	N/A	12	N/A	N/A	N/A	N/A	2.25000	10.00000	2.25000	360	358	1.00000	1.00000	N/A	N/A	N
2	414,466.00	4.75000	0.39000	0.39000	1 Year LIBOR	12	12	120	12	N/A	12	N/A	N/A	2.25000	11.00000	2.25000	360	356	2.00000	2.00000	N/A	N/A	N
3	718,100.00	6.62902	0.26500	0.39000	1 Year LIBOR	120	12	120	120	N/A	12	N/A	N/A	2.50000	11.62902	2.50000	360	359	5.00000	2.00000	N/A	N/A	N
4	816,999.99	6.41707	0.26500	0.39000	1 Year LIBOR	120	12	120	120	N/A	12	N/A	N/A	2.50000	11.41707	2.50000	360	358	5.00000	2.00000	N/A	N/A	N
5	111,274.24	8.75000	0.82500	0.82500	6 Month LIBOR	24	6	N/A	24	N/A	6	N/A	N/A	3.87500	14.75000	3.87500	360	355	3.00000	1.00000	N/A	N/A	N
6	299,900.00	7.87500	1.64500	1.64500	6 Month LIBOR	24	6	120	24	N/A	6	N/A	N/A	3.75000	13.87500	3.75000	360	355	3.00000	1.00000	N/A	N/A	N
7	381,506.45	6.75000	0.26500	0.26500	1 Year LIBOR	36	12	N/A	36	N/A	12	N/A	N/A	2.75000	12.75000	2.75000	360	357	2.00000	2.00000	N/A	N/A	N
8	796,450.52	6.31330	0.26500	0.39000	1 Year LIBOR	36	12	36	36	N/A	12	N/A	N/A	2.50000	12.31330	2.50000	360	359	2.00000	2.00000	N/A	N/A	N
9	261,250.00	7.75000	0.39000	0.39000	1 Year LIBOR	36	12	120	36	N/A	12	N/A	N/A	2.25000	13.75000	5.50000	360	357	6.00000	2.00000	N/A	N/A	N
10	165,010.57	7.25000	0.26500	0.26500	6 Month LIBOR	36	6	N/A	36	N/A	6	N/A	N/A	2.75000	13.25000	2.75000	360	357	2.00000	1.00000	N/A	N/A	N
11	299,376.55	7.87500	0.26500	0.26500	6 Month LIBOR	36	6	N/A	36	N/A	6	N/A	N/A	3.00000	13.87500	3.00000	360	357	3.00000	1.00000	N/A	N/A	N
12	360,000.00	7.75000	1.31500	1.31500	6 Month LIBOR	36	6	120	36	N/A	6	N/A	N/A	3.37500	13.75000	3.37500	360	355	5.00000	1.00000	N/A	N/A	N
13	310,694.00	7.00000	0.26500	0.26500	6 Month LIBOR	36	6	120	36	N/A	6	N/A	N/A	3.00000	13.00000	3.00000	360	356	3.00000	1.00000	N/A	N/A	N
14	335,000.00	7.87500	1.64500	1.64500	6 Month LIBOR	36	6	120	36	N/A	6	N/A	N/A	3.50000	13.87500	3.50000	360	356	5.00000	1.00000	N/A	N/A	N
15	537,000.00	7.32635	0.26500	0.26500	6 Month LIBOR	36	6	120	36	N/A	6	N/A	N/A	2.75000	13.32635	2.75000	360	357	2.00000	1.00000	N/A	N/A	N
16	1,752,120.00	7.22405	0.26500	0.26500	6 Month LIBOR	36	6	120	36	N/A	6	N/A	N/A	3.00000	13.22405	3.00000	360	357	3.00000	1.00000	N/A	N/A	N
17	215,000.00	7.75000	1.31500	1.31500	6 Month LIBOR	36	6	120	36	N/A	6	N/A	N/A	3.87500	13.75000	3.87500	360	357	5.00000	1.00000	N/A	N/A	N
18	105,550.00	8.50000	0.85500	0.85500	6 Month LIBOR	36	6	120	36	N/A	6	N/A	N/A	4.00000	14.50000	4.00000	360	356	5.00000	1.00000	N/A	N/A	N
19	1,232,533.84	6.40569	0.26500	0.39000	1 Year LIBOR	60	12	N/A	60	N/A	12	N/A	N/A	2.54938	11.40569	2.50000	360	358	5.00000	2.00000	N/A	N/A	N
20	217,195.84	6.37500	0.39000	0.39000	1 Year LIBOR	60	12	N/A	60	N/A	12	N/A	N/A	2.25000	12.38000	4.13000	360	358	6.00000	2.00000	N/A	N/A	N
21	415,129.69	7.00000	0.39000	0.39000	1 Year LIBOR	60	12	N/A	60	N/A	12	N/A	N/A	2.25000	13.00000	2.25000	360	355	6.00000	2.00000	N/A	N/A	N
22	150,218.65	6.75000	0.39000	0.39000	1 Year LIBOR	60	12	N/A	60	N/A	12	N/A	N/A	2.25000	12.75000	4.50000	360	356	6.00000	2.00000	N/A	N/A	N
23	1,046,547.84	6.73386	0.39000	0.39000	1 Year LIBOR	60	12	N/A	60	N/A	12	N/A	N/A	2.25000	12.73488	4.48488	360	357	6.00000	2.00000	N/A	N/A	N
24	100,594.77	6.00000	0.39000	0.39000	1 Year LIBOR	60	12	N/A	60	N/A	12	N/A	N/A	2.25000	12.00000	3.75000	360	356	6.00000	2.00000	N/A	N/A	N
25	427,285.16	6.33156	0.39000	0.39000	1 Year LIBOR	60	12	N/A	60	N/A	12	N/A	N/A	2.25000	12.33380	4.08380	360	357	6.00000	2.00000	N/A	N/A	N
26	103,000.00	6.87500	0.26500	0.39000	1 Year LIBOR	60	12	60	60	N/A	12	N/A	N/A	2.50000	11.87500	2.50000	360	359	5.00000	2.00000	N/A	N/A	N
27	1,728,476.66	6.15005	0.26500	0.39000	1 Year LIBOR	60	12	60	60	N/A	12	N/A	N/A	2.50000	11.15005	2.50000	360	358	5.00000	2.00000	N/A	N/A	N
28	945,299.22	6.51211	0.39000	0.39000	1 Year LIBOR	60	12	120	60	N/A	12	N/A	N/A	2.25000	12.51535	4.26535	360	358	6.00000	2.00000	N/A	N/A	N
29	214,470.00	7.50000	0.39000	0.39000	1 Year LIBOR	60	12	120	60	N/A	12	N/A	N/A	2.25000	13.50000	5.25000	360	358	6.00000	2.00000	N/A	N/A	N
30	999,501.33	6.92024	0.39000	0.39000	1 Year LIBOR	60	12	120	60	N/A	12	N/A	N/A	2.25000	12.92283	4.67283	360	358	6.00000	2.00000	N/A	N/A	N
31	279,855.00	6.25000	0.26500	0.39000	1 Year LIBOR	60	12	60	60	N/A	12	N/A	N/A	2.25000	11.25000	2.25000	360	349	5.00000	2.00000	N/A	N/A	N
32	373,600.00	6.50000	0.39000	0.39000	1 Year LIBOR	60	12	120	60	N/A	12	N/A	N/A	2.25000	12.50000	4.25000	360	352	6.00000	2.00000	N/A	N/A	N
33	436,950.00	7.32341	0.39000	0.39000	1 Year LIBOR	60	12	120	60	N/A	12	N/A	N/A	2.25000	13.32341	5.07341	360	353	6.00000	2.00000	N/A	N/A	N
34	4,051,728.47	6.95176	0.39000	0.39000	1 Year LIBOR	60	12	120	60	N/A	12	N/A	N/A	2.25000	12.95373	4.56181	360	355	6.00000	2.00000	N/A	N/A	N
35	863,263.00	6.87666	0.39000	0.39000	1 Year LIBOR	60	12	120	60	N/A	12	N/A	N/A	2.25000	12.87987	4.62987	360	356	6.00000	2.00000	N/A	N/A	N
36	8,714,246.56	6.55967	0.39000	0.39000	1 Year LIBOR	60	12	120	60	N/A	12	N/A	N/A	2.25000	12.56168	4.31168	360	357	6.00000	2.00000	N/A	N/A	N
37	321,500.00	6.12500	0.39000	0.39000	1 Year LIBOR	60	12	120	60	N/A	12	N/A	N/A	2.25000	12.13000	3.88000	360	356	6.00000	2.00000	N/A	N/A	N
38	8,085,962.46	6.74314	0.39000	0.39000	1 Year LIBOR	60	12	120	60	N/A	12	N/A	N/A	2.25000	12.74631	4.51199	360	357	6.00000	2.00000	N/A	N/A	N
39	89,910.00	7.50000	0.39000	0.39000	1 Year LIBOR	60	12	120	59	N/A	12	N/A	N/A	2.25000	13.50000	5.25000	360	349	6.00000	2.00000	N/A	N/A	N
40	187,861.27	7.50000	0.39000	0.39000	1 Year LIBOR	60	12	120	60	N/A	12	N/A	N/A	2.25000	13.50000	5.25000	360	354	6.00000	2.00000	N/A	N/A	N
41	3,467,506.42	6.95980	0.39000	0.39000	1 Year LIBOR	60	12	120	60	N/A	12	N/A	N/A	2.25000	12.96150	4.47992	360	355	6.00000	2.00000	N/A	N/A	N
42	312,000.00	7.50000	0.39000	0.39000	1 Year LIBOR	60	12	120	60	N/A	12	N/A	N/A	2.25000	13.50000	5.25000	360	356	6.00000	2.00000	N/A	N/A	N
43	2,233,487.03	6.52010	0.39000	0.39000	1 Year LIBOR	60	12	120	60	N/A	12	N/A	N/A	2.25000	12.52277	4.27277	360	357	6.00000	2.00000	N/A	N/A	N
44	40,430.07	6.75000	0.26500	0.39000	6 Month LIBOR	60	6	N/A	60	N/A	6	N/A	N/A	5.00000	11.75000	5.00000	360	358	5.00000	1.00000	N/A	N/A	N
45	76,386.10	7.50000	0.26500	0.39000	6 Month LIBOR	60	6	N/A	60	N/A	6	N/A	N/A	2.25000	12.50000	2.25000	360	358	5.00000	1.00000	N/A	N/A	N
46	104,538.13	6.75000	0.26500	0.39000	6 Month LIBOR	60	6	N/A	N/A	N/A	N/A	N/A	N/A	2.25000	11.75000	2.25000	360	357	5.00000	1.00000	N/A	N/A	N
47	273,586.36	8.25000	0.57500	0.57500	6 Month LIBOR	60	6	N/A	60	N/A	6	N/A	N/A	3.37500	13.25000	3.37500	360	355	5.00000	1.00000	N/A	N/A	N
48	717,118.16	8.30103	0.55361	0.55361	6 Month LIBOR	60	6	N/A	60	N/A	6	N/A	N/A	3.22255	13.30103	3.22255	360	356	5.00000	1.00000	N/A	N/A	N
49	1,616,409.16	7.37343	0.45814	0.45814	6 Month LIBOR	60	6	N/A	60	N/A	6	N/A	N/A	3.02690	12.37343	3.02690	360	357	5.00000	1.00000	N/A	N/A	N
50	215,503.88	7.37500	0.26500	0.39000	6 Month LIBOR	60	6	N/A	60	N/A	6	N/A	N/A	5.00000	12.37500	5.00000	360	357	5.00000	1.00000	N/A	N/A	N
51	326,857.19	8.87500	1.11500	1.11500	6 Month LIBOR	60	6	N/A	60	N/A	6	N/A	N/A	3.75000	13.87500	3.75000	360	356	5.00000	1.00000	N/A	N/A	N
52	271,887.23	7.87500	0.88500	0.88500	6 Month LIBOR	60	6	N/A	60	N/A	6	N/A	N/A	3.62500	12.87500	3.62500	360	356	5.00000	1.00000	N/A	N/A	N
53	449,150.35	8.87500	0.78540	0.78540	6 Month LIBOR	60	6	N/A	60	N/A	6	N/A	N/A	4.05999	13.87500	4.05999	360	357	5.00000	1.00000	N/A	N/A	N
54	179,200.00	7.12500	0.26500	0.39000	6 Month LIBOR	60	6	120	N/A	N/A	N/A	N/A	N/A	2.25000	12.12500	2.25000	360	358	5.00000	1.00000	N/A	N/A	N
55	123,830.00	8.00000	0.26500	0.39000	6 Month LIBOR	60	6	120	60	N/A	6	N/A	N/A	2.25000	13.00000	2.25000	360	358	5.00000	1.00000	N/A	N/A	N
56	156,800.00	7.25000	0.26500	0.39000	6 Month LIBOR	60	6	120	N/A	N/A	0	N/A	N/A	2.25000	12.25000	2.25000	360	357	5.00000	1.00000	N/A	N/A	N
57	230,000.00	7.12500	0.26500	0.26500	6 Month LIBOR	60	6	120	60	N/A	6	N/A	N/A	2.75000	12.12500	2.75000	360	353	5.00000	1.00000	N/A	N/A	N
58	359,099.99	7.12500	1.04500	1.04500	6 Month LIBOR	60	6	120	60	N/A	6	N/A	N/A	3.25000	12.12500	3.25000	360	354	5.00000	1.00000	N/A	N/A	N
59	2,606,777.08	7.59991	0.92312	0.92312	6 Month LIBOR	60	6	120	60	N/A	6	N/A	N/A	3.24375	12.59991	3.24375	360	355	5.00000	1.00000	N/A	N/A	N
60	7,909,563.76	7.43377	0.52119	0.52119	6 Month LIBOR	60	6	120	60	N/A	6	N/A	N/A	3.16298	12.43377	3.16298	360	356	5.00000	1.00000	N/A	N/A	N
61	130,500.00	7.00000	0.93500	1.06000	6 Month LIBOR	60	6	120	60	N/A	6	N/A	N/A	5.00000	12.00000	5.00000	360	356	5.00000	1.00000	N/A	N/A	N
62	9,499,466.70	7.81241	0.68736	0.68736	6 Month LIBOR	60	6	120	60	N/A	6	N/A	N/A	3.47297	12.81241	3.47297	360	357	5.00000	1.00000	N/A	N/A	N
63	186,200.00	6.50000	0.26500	0.39000	6 Month LIBOR	60	6	120	60	N/A	6	N/A	N/A	2.25000	11.50000	2.25000	360	357	5.00000	1.00000	N/A	N/A	N
64	637,000.00	7.67543	0.97324	0.97324	6 Month LIBOR	60	6	120	60	N/A	6	N/A	N/A	3.94957	12.67543	3.94957	360	357	5.00000	1.00000	N/A	N/A	N
65	724,000.00	7.06613	0.85087	0.85087	6 Month LIBOR	60	6	120	60	N/A	6	N/A	N/A	3.12742	12.06613	3.12742	360	355	5.00000	1.00000	N/A	N/A	N
66	575,200.00	7.38613	0.26500	0.39000	6 Month LIBOR	60	6	120	60	N/A	6	N/A	N/A	5.00000	12.38613	5.00000	360	356	5.00000	1.00000	N/A	N/A	N
67	247,500.00	7.50000	0.73500	0.73500	6 Month LIBOR	60	6	120	60	N/A	6	N/A	N/A	3.62500	12.50000	3.62500	360	357	5.00000	1.00000	N/A	N/A	N
68	830,000.00	8.15211	1.11753	1.11753	6 Month LIBOR	60	6	120	60	N/A	6	N/A	N/A	3.72741	13.15211	3.72741	360	355	5.00000	1.00000	N/A	N/A	N
69	274,878.55	7.37500	1.13500	1.13500	6 Month LIBOR	60	6	120	60	N/A	6	N/A	N/A	3.87500	12.37500	3.87500	360	356	5.00000	1.00000	N/A	N/A	N
70	4,330,584.12	7.74014	0.99839	0.99839	6 Month LIBOR	60	6	120	60	N/A	6	N/A	N/A	3.82024	12.74014	3.82024	360	357	5.00000	1.00000	N/A	N/A	N
71	327,000.00	7.25000	1.13500	1.13500	6 Month LIBOR	60	6	120	60	N/A	6	N/A	N/A	3.37500	12.25000	3.37500	360	352	5.00000	1.00000	N/A	N/A	N
72	1,363,249.84	7.30022	1.00896	1.00896	6 Month LIBOR	60	6	120	60	N/A	6	N/A	N/A	3.39543	12.30022	3.39543	360	355	5.00000	1.00000	N/A	N/A	N
73	2,725,315.14	8.44521	0.82371	0.82371	6 Month LIBOR	60	6	120	60	N/A	6	N/A	N/A	3.79938	13.44521	3.79938	360	356	5.00000	1.00000	N/A	N/A	N
74	399,999.11	6.95000	0.39000	0.39000	6 Month LIBOR	6	6	60	6	N/A	6	N/A	N/A	3.30000	11.50000	3.30000	480	459	1.00000	1.00000	N/A	N/A	N

Assumed Mortgage Loan Number	Current Balance ($)	Current Gross Mortgage Rate (%)	Initial Trust Expense Fee Rate (%)(1)	Subsequent Trust Expense Fee Rate (%)(2)	Index	Initial Rate Adjustment Period (Months)	Subsequent Rate Adjustment Frequency (Months)	Interest Only Period (begins after Negative Amortization Period) (4)	Fixed or NegAm Period Minimum Payment Adjustment Period (Months)	Negam Period	Subsequent Minimum Payment Adjustment Frequency (Months)	First Recast (Months)	Recast Frequency (Months)	Gross Margin (%)	Maximum Rate (%)	Minimum Rate (%)	Original Term to Maturity (Months)	Remaining Term to Maturity (Months)	Initial Rate Cap (%)	Periodic Rate Cap (%)	Negative Amortization Limit (%)	Original Minimum Payment ($)(3)	Balloon Flag
75	789,614.73	7.16304	0.26500	0.39000	1 Year LIBOR	84	12	N/A	84	N/A	12	N/A	N/A	2.50000	12.16304	2.50000	360	359	5.00000	2.00000	N/A	N/A	N
76	58,463.87	7.75000	0.26500	0.39000	1 Year LIBOR	84	12	N/A	84	N/A	12	N/A	N/A	2.75000	12.75000	2.75000	480	478	5.00000	2.00000	N/A	N/A	N
77	411,200.00	5.87500	0.26500	0.39000	1 Year LIBOR	84	12	120	N/A	N/A	N/A	N/A	N/A	2.25000	10.87500	2.25000	360	359	5.00000	2.00000	N/A	N/A	N
78	275,000.00	6.50000	0.26500	0.39000	1 Year LIBOR	84	12	84	84	N/A	12	N/A	N/A	2.50000	11.50000	2.50000	360	359	5.00000	2.00000	N/A	N/A	N
79	208,250.00	6.12500	0.26500	0.39000	1 Year LIBOR	84	12	120	N/A	N/A	0	N/A	N/A	2.25000	11.12500	2.25000	360	358	5.00000	2.00000	N/A	N/A	N
80	813,000.00	6.34179	0.26500	0.39000	1 Year LIBOR	84	12	84	84	N/A	12	N/A	N/A	2.50000	11.34179	2.50000	360	358	5.00000	2.00000	N/A	N/A	N
81	355,781.42	6.25000	0.26500	0.39000	6 Month LIBOR	84	6	N/A	84	N/A	6	N/A	N/A	2.75000	12.25000	2.75000	360	348	5.00000	1.00000	N/A	N/A	N
82	394,738.14	6.62500	0.26500	0.39000	6 Month LIBOR	84	6	N/A	84	N/A	6	N/A	N/A	2.75000	12.62500	2.75000	360	349	5.00000	1.00000	N/A	N/A	N
83	56,371.88	8.87500	0.73500	0.73500	6 Month LIBOR	84	6	N/A	84	N/A	6	N/A	N/A	3.75000	13.87500	3.75000	360	356	5.00000	1.00000	N/A	N/A	N
84	1,008,942.86	7.12510	0.26500	0.26500	6 Month LIBOR	84	6	N/A	84	N/A	6	N/A	N/A	2.75000	12.12510	2.75000	360	357	5.00000	1.00000	N/A	N/A	N
85	320,616.78	9.18523	1.12500	1.12500	6 Month LIBOR	84	6	N/A	84	N/A	6	N/A	N/A	3.87500	14.18523	3.87500	360	356	5.00000	1.00000	N/A	N/A	N
86	485,750.00	6.33125	0.26500	0.39000	6 Month LIBOR	84	6	84	84	N/A	6	N/A	N/A	2.75000	12.33125	2.75000	360	349	5.00000	1.00000	N/A	N/A	N
87	231,999.06	6.75000	0.26500	0.39000	6 Month LIBOR	84	6	84	84	N/A	6	N/A	N/A	2.75000	12.75000	2.75000	360	350	5.00000	1.00000	N/A	N/A	N
88	228,000.00	7.00000	0.26500	0.39000	6 Month LIBOR	84	6	84	84	N/A	6	N/A	N/A	2.75000	13.00000	2.75000	360	351	5.00000	1.00000	N/A	N/A	N
89	95,000.00	5.87500	0.26500	0.39000	6 Month LIBOR	84	6	84	84	N/A	6	N/A	N/A	2.75000	11.87500	2.75000	360	352	5.00000	1.00000	N/A	N/A	N
90	237,827.19	8.00000	1.13500	1.13500	6 Month LIBOR	84	6	120	84	N/A	6	N/A	N/A	3.37500	13.00000	3.37500	360	355	5.00000	1.00000	N/A	N/A	N
91	208,700.00	8.62500	0.95500	0.95500	6 Month LIBOR	84	6	120	84	N/A	6	N/A	N/A	3.25000	13.62500	3.25000	360	356	5.00000	1.00000	N/A	N/A	N
92	184,300.00	6.25000	0.26500	0.26500	6 Month LIBOR	84	6	120	84	N/A	6	N/A	N/A	2.75000	11.25000	2.75000	360	357	5.00000	1.00000	N/A	N/A	N
93	172,800.00	8.00000	0.74500	0.74500	6 Month LIBOR	84	6	120	84	N/A	6	N/A	N/A	3.87500	13.00000	3.87500	360	356	5.00000	1.00000	N/A	N/A	N
94	286,000.00	8.25000	1.46500	1.46500	6 Month LIBOR	84	6	120	84	N/A	6	N/A	N/A	3.50000	13.25000	3.50000	360	355	5.00000	1.00000	N/A	N/A	N
95	561,713.19	6.87500	0.26500	0.26500	Not Applicable	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	120	119	N/A	N/A	N/A	N/A	N
96	24,417.64	6.75000	0.26500	0.26500	Not Applicable	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	120	118	N/A	N/A	N/A	N/A	N
97	560,350.96	6.51941	0.26500	0.26500	Not Applicable	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	180	179	N/A	N/A	N/A	N/A	N
98	271,277.94	6.76857	0.26500	0.26500	Not Applicable	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	180	178	N/A	N/A	N/A	N/A	N
99	801,729.38	6.33962	0.26500	0.26500	Not Applicable	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	240	239	N/A	N/A	N/A	N/A	N
100	88,403.15	5.75000	0.26500	0.26500	Not Applicable	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	240	238	N/A	N/A	N/A	N/A	N
101	138,129.10	6.50000	0.26500	0.26500	Not Applicable	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	300	298	N/A	N/A	N/A	N/A	N
102	890,378.00	6.75229	0.26500	0.26500	Not Applicable	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	360	360	N/A	N/A	N/A	N/A	N
103	16,991,180.71	6.81279	0.26500	0.26500	Not Applicable	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	360	359	N/A	N/A	N/A	N/A	N
104	9,198,874.63	6.50723	0.26500	0.26500	Not Applicable	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	360	358	N/A	N/A	N/A	N/A	N
105	3,349,741.48	6.28341	0.26500	0.26500	Not Applicable	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	360	357	N/A	N/A	N/A	N/A	N
106	371,312.23	6.64523	0.26500	0.26500	Not Applicable	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	360	351	N/A	N/A	N/A	N/A	N
107	1,451,200.00	7.00443	0.26500	0.26500	Not Applicable	N/A	N/A	120	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	360	359	N/A	N/A	N/A	N/A	N
108	540,500.00	7.25000	0.26500	0.26500	Not Applicable	N/A	N/A	180	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	360	359	N/A	N/A	N/A	N/A	N
109	670,800.00	6.78041	0.26500	0.26500	Not Applicable	N/A	N/A	120	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	360	358	N/A	N/A	N/A	N/A	N
110	236,319.55	7.50000	0.39000	0.39000	1 Month MTA	120	1	N/A	120	120	N/A	120	N/A	2.75000	12.95000	2.75000	360	358	N/A	N/A	120	811.03	N
111	166,950.51	7.62500	0.39000	0.39000	1 Month MTA	120	1	N/A	120	120	N/A	120	N/A	2.75000	12.95000	2.75000	360	357	N/A	N/A	120	571.17	N
112	214,723.52	8.25000	0.39000	0.39000	6 Month LIBOR	120	6	N/A	120	120	6	120	N/A	2.75000	13.25000	2.75000	360	356	5.00000	1.00000	115	783.60	N
113	565,623.91	7.33222	0.39000	0.39000	6 Month LIBOR	120	6	N/A	120	120	6	120	N/A	2.75000	12.33222	2.75000	360	357	5.00000	1.00000	115	1,895.89	N
114	232,754.06	8.50000	1.11000	1.11000	1 Month LIBOR	60	1	60	60	60	N/A	60	60	3.75000	12.95000	2.75000	360	358	N/A	N/A	120	913.91	N
115	307,874.58	8.25000	1.01000	1.01000	1 Month LIBOR	60	1	60	60	60	N/A	60	60	3.50000	12.95000	2.75000	360	358	N/A	N/A	120	1,169.67	N
116	499,906.66	7.48072	0.39000	0.39000	1 Month LIBOR	60	1	60	60	60	N/A	60	60	2.75000	12.95000	2.75000	360	358	N/A	N/A	120	1,716.62	N
117	288,624.26	7.50000	0.39000	0.39000	1 Month MTA	60	1	N/A	60	348	12	60	60	3.10000	12.50000	3.10000	360	359	N/A	N/A	120	1,175.74	N
118	335,900.62	8.12500	0.39000	0.39000	1 Month MTA	60	1	N/A	60	348	12	60	60	3.10000	13.12500	3.10000	360	359	N/A	N/A	120	1,367.61	N
119	1,890,797.92	7.67511	0.39000	0.39000	1 Month MTA	60	1	N/A	60	348	12	60	60	3.10000	12.67511	3.10000	360	359	N/A	N/A	120	7,767.64	N
120	342,039.91	7.87500	0.39000	0.39000	1 Month MTA	60	1	N/A	12	348	12	60	60	3.10000	12.87500	3.10000	360	358	N/A	N/A	120	1,214.63	N
121	356,543.79	7.50000	0.39000	0.39000	1 Month MTA	60	1	N/A	60	348	12	60	60	3.10000	12.50000	3.10000	360	358	N/A	N/A	120	1,449.26	N
122	235,001.52	7.87500	0.39000	0.39000	1 Month MTA	60	1	N/A	12	348	12	60	60	3.10000	12.87500	3.10000	360	358	N/A	N/A	120	834.53	N
123	3,855,464.50	8.02986	0.39000	0.39000	1 Month MTA	60	1	N/A	60	348	12	60	60	3.17206	13.02986	3.17206	360	358	N/A	N/A	120	14,582.63	N
124	406,483.99	8.12500	0.39000	0.39000	1 Month MTA	60	1	N/A	12	348	12	60	60	3.10000	13.12500	3.10000	360	355	N/A	N/A	120	1,428.98	N
125	216,781.09	8.00000	0.39000	0.39000	1 Month MTA	60	1	N/A	60	348	12	60	60	3.10000	13.00000	3.10000	360	347	N/A	N/A	120	885.37	N
126	139,558.94	7.12500	0.39000	0.39000	1 Month MTA	60	1	N/A	60	348	12	60	60	3.10000	12.12500	3.10000	360	354	N/A	N/A	120	563.38	N
127	1,533,118.22	7.55664	0.39000	0.39000	1 Month MTA	60	1	N/A	60	348	12	60	60	3.10000	12.55664	3.10000	360	355	N/A	N/A	120	6,589.41	N
128	405,245.09	7.50000	0.39000	0.39000	1 Month MTA	60	1	N/A	60	348	12	60	60	3.10000	12.50000	3.10000	360	347	N/A	N/A	120	1,665.34	N
129	170,886.66	7.62500	0.39000	0.39000	1 Month MTA	60	1	N/A	12	348	12	60	60	3.10000	12.62500	3.10000	360	353	N/A	N/A	120	603.75	N
130	766,508.51	7.50734	0.39000	0.39000	1 Month MTA	60	1	N/A	12	348	12	60	60	3.10000	12.50734	3.10000	360	354	N/A	N/A	120	2,907.33	N
131	413,698.04	7.25000	0.39000	0.39000	1 Month MTA	60	1	N/A	60	348	12	60	60	3.10000	12.25000	3.10000	360	353	N/A	N/A	120	1,665.63	N
132	927,252.98	7.62743	0.39000	0.39000	1 Month MTA	60	1	N/A	60	348	12	60	60	3.10000	12.62743	3.10000	360	354	N/A	N/A	120	3,986.12	N
133	1,023,949.01	7.31578	0.39000	0.39000	1 Month MTA	60	1	N/A	60	348	12	60	60	3.10000	12.31578	3.10000	360	355	N/A	N/A	120	4,162.04	N
134	444,374.49	7.68528	0.39000	0.39000	1 Month MTA	60	1	N/A	60	348	12	60	60	3.10000	12.68528	3.10000	360	356	N/A	N/A	120	1,803.41	N
135	645,610.42	7.75000	0.39000	0.39000	1 Month MTA	60	1	N/A	60	348	12	60	60	3.10000	12.75000	3.10000	360	357	N/A	N/A	120	2,620.92	N
136	179,816.99	7.75000	0.39000	0.39000	1 Month MTA	60	1	N/A	60	348	12	60	60	3.10000	12.75000	3.10000	360	353	N/A	N/A	120	722.59	N
137	230,135.22	7.75000	0.39000	0.39000	1 Month MTA	60	1	N/A	12	348	12	60	60	3.10000	12.75000	3.10000	360	347	N/A	N/A	120	890.04	N
138	220,332.92	6.87500	0.39000	0.39000	1 Month MTA	60	1	N/A	12	348	12	60	60	3.10000	11.87500	3.10000	360	353	N/A	N/A	120	775.22	N
139	1,206,303.66	8.08652	0.39000	0.39000	1 Month MTA	60	1	N/A	12	348	12	60	60	3.10000	13.08652	3.10000	360	354	N/A	N/A	120	4,263.80	N
140	672,027.82	7.87500	0.39000	0.39000	1 Month MTA	60	1	N/A	12	348	12	60	60	3.10000	12.87500	3.10000	360	355	N/A	N/A	120	2,364.96	N
141	1,539,666.93	7.89838	0.39000	0.39000	1 Month MTA	60	1	N/A	12	348	12	60	60	3.10000	12.89838	3.10000	360	356	N/A	N/A	120	5,524.11	N
142	615,021.65	8.02528	0.39000	0.39000	1 Month MTA	60	1	N/A	60	348	12	60	60	3.10000	13.02528	3.10000	360	347	N/A	N/A	120	2,525.41	N
143	420,558.21	7.12500	0.39000	0.39000	1 Month MTA	60	1	N/A	60	348	12	60	60	3.10000	12.12500	3.10000	360	351	N/A	N/A	120	1,926.57	N
144	3,634,177.17	7.79982	0.39000	0.39000	1 Month MTA	60	1	N/A	60	348	12	60	60	3.10000	12.79982	3.10000	360	353	N/A	N/A	120	14,670.22	N
145	3,018,855.94	7.80066	0.39000	0.39000	1 Month MTA	60	1	N/A	60	348	12	60	60	3.10000	12.80066	3.10000	360	354	N/A	N/A	120	12,174.84	N
146	4,469,171.81	7.80516	0.39000	0.39000	1 Month MTA	60	1	N/A	60	348	12	60	60	3.10000	12.80516	3.10000	360	355	N/A	N/A	120	18,129.41	N
147	2,492,382.79	7.98483	0.39000	0.39000	1 Month MTA	60	1	N/A	60	348	12	60	60	3.10000	12.98483	3.10000	360	356	N/A	N/A	120	10,321.40	N
148	2,399,660.51	7.94534	0.39000	0.39000	1 Month MTA	60	1	N/A	60	348	12	60	60	3.11282	12.94534	3.11282	360	357	N/A	N/A	120	9,638.32	N
149	321,935.96	7.99000	0.39000	0.39000	1 Month MTA	60	1	N/A	60	468	12	60	60	3.25000	12.99000	3.25000	480	479	N/A	N/A	120	811.17	N
150	1,959,292.63	7.77431	0.39000	0.39000	1 Month MTA	60	1	N/A	60	468	12	60	60	3.25000	12.77431	3.25000	480	478	N/A	N/A	120	4,928.96	N
151	403,439.48	7.75000	0.39000	0.39000	1 Month MTA	60	1	N/A	60	468	12	60	60	3.25000	12.75000	3.25000	480	474	N/A	N/A	120	998.79	N
152	1,179,238.55	7.57176	0.50017	0.50017	1 Month MTA	60	1	60	60	60	N/A	60	60	2.86804	12.95000	2.75000	360	358	N/A	N/A	120	4,068.59	N
153	1,870,960.06	7.70442	0.61975	0.61975	1 Month MTA	60	1	60	60	60	N/A	60	60	3.14998	12.95000	2.75000	360	358	N/A	N/A	120	6,760.60	N
154	1,428,992.44	7.65028	0.39000	0.39000	1 Month MTA	60	1	60	60	60	N/A	60	60	2.79120	12.95000	2.75000	360	358	N/A	N/A	120	4,939.57	N
155	315,721.27	7.85000	1.36000	1.36000	1 Month MTA	60	1	60	60	60	N/A	60	60	3.47500	12.95000	2.75000	360	358	N/A	N/A	115	1,196.25	N
156	191,132.54	8.00000	0.39000	0.39000	1 Month MTA	60	1	60	60	60	1	60	60	3.25000	9.95000	3.25000	360	358	N/A	N/A	120	702.28	N
157	3,927,617.40	7.51597	0.52103	0.52103	1 Month MTA	60	1	60	60	60	N/A	60	60	2.93257	12.95000	2.75000	360	358	N/A	N/A	120	13,842.86	N
158	417,556.92	8.12500	0.39000	0.39000	1 Month MTA	60	1	60	60	60	1	60	60	3.25000	9.95000	3.25000	480	479	N/A	N/A	115	2,816.67	N

Assumed Mortgage Loan Number	Current Balance ($)	Current Gross Mortgage Rate (%)	Initial Trust Expense Fee Rate (%)(1)	Subsequent Trust Expense Fee Rate (%)(2)	Index	Initial Rate Adjustment Period (Months)	Subsequent Rate Adjustment Frequency (Months)	Interest Only Period (begins after Negative Amortization Period) (4)	Fixed or NegAm Period Minimum Payment Adjustment Period (Months)	Negam Period	Subsequent Minimum Payment Adjustment Frequency (Months)	First Recast (Months)	Recast Frequency (Months)	Gross Margin (%)	Maximum Rate (%)	Minimum Rate (%)	Original Term to Maturity (Months)	Remaining Term to Maturity (Months)	Initial Rate Cap (%)	Periodic Rate Cap (%)	Negative Amortization Limit (%)	Original Minimum Payment ($)(3)	Balloon Flag
159	233,833.59	8.37500	0.39000	0.39000	1 Month MTA	60	1	60	60	60	1	60	60	3.25000	9.95000	3.25000	480	478	N/A	N/A	120	705.56	N
160	257,721.46	7.87500	0.39000	0.39000	1 Month MTA	60	1	60	60	60	1	60	60	3.25000	9.95000	3.25000	480	477	N/A	N/A	120	772.21	N
161	381,923.32	7.00000	0.39000	0.39000	1 Year LIBOR	60	12	60	60	60	12	60	60	2.25000	12.00000	2.25000	360	352	5.00000	2.00000	115	1,260.36	N
162	656,281.29	7.00000	0.39000	0.39000	1 Year LIBOR	60	12	60	60	60	12	60	60	2.25000	13.00000	2.25000	360	352	6.00000	2.00000	115	2,166.66	N
163	418,274.08	7.25000	0.39000	0.39000	1 Year LIBOR	60	12	60	60	60	12	60	60	2.25000	12.25000	2.25000	360	353	5.00000	2.00000	115	1,459.17	N
164	799,919.63	7.10173	0.39000	0.39000	1 Year LIBOR	60	12	60	60	60	12	60	60	2.44879	12.10173	2.44879	360	354	5.00000	2.00000	115	3,162.94	N
165	2,345,032.64	7.04546	0.39000	0.39000	1 Year LIBOR	60	12	60	60	60	12	60	60	2.75000	12.04817	2.75000	360	355	5.00000	2.00000	115	11,237.14	N
166	2,430,547.06	7.30808	0.39000	0.39000	1 Year LIBOR	60	12	60	60	60	12	60	60	2.75000	12.31072	2.75000	360	356	5.00000	2.00000	115	11,217.19	N
167	1,241,138.28	7.39593	0.39000	0.39000	1 Year LIBOR	60	12	60	60	60	12	60	60	2.75000	12.39816	2.75000	360	357	5.00000	2.00000	115	4,515.88	N
168	270,787.04	7.12500	0.39000	0.39000	1 Year LIBOR	60	12	60	60	60	12	60	60	2.75000	12.13000	2.75000	360	356	5.00000	2.00000	115	1,306.62	N
169	401,802.98	7.37500	0.39000	0.39000	1 Year LIBOR	60	12	60	60	60	12	60	60	2.75000	12.37500	2.75000	360	354	5.00000	2.00000	115	1,992.15	N
170	399,995.41	7.12500	0.39000	0.39000	1 Year LIBOR	60	12	60	60	60	12	60	60	2.75000	12.13000	2.75000	360	356	5.00000	2.00000	115	1,361.25	N
171	1,703,970.01	7.03775	0.39000	0.39000	1 Year LIBOR	60	12	60	60	60	12	60	60	2.75000	12.03940	2.75000	360	356	5.00000	2.00000	115	8,154.89	N
172	4,399,978.99	7.03489	0.39000	0.39000	1 Year LIBOR	60	12	60	60	60	12	60	60	2.75000	12.03761	2.75000	360	357	5.00000	2.00000	115	14,926.02	N
173	314,279.19	7.12500	0.39000	0.39000	1 Year LIBOR	60	12	60	60	60	12	60	60	2.25000	13.12500	2.25000	360	352	6.00000	2.00000	115	1,058.75	N
174	335,472.38	7.12500	0.39000	0.39000	1 Year LIBOR	60	12	60	60	60	12	60	60	2.75000	12.13000	2.75000	360	354	5.00000	2.00000	115	1,155.00	N
175	143,263.51	7.00000	0.39000	0.39000	1 Year LIBOR	60	12	60	60	60	12	60	60	2.75000	12.00000	2.75000	360	355	5.00000	2.00000	115	680.32	N
176	888,132.10	6.91317	0.39000	0.39000	1 Year LIBOR	60	12	60	60	60	12	60	60	2.75000	11.91393	2.75000	360	356	5.00000	2.00000	115	3,425.35	N
177	653,567.59	6.68088	0.39000	0.39000	1 Year LIBOR	60	12	60	60	60	12	60	60	2.75000	11.68365	2.75000	360	357	5.00000	2.00000	115	1,993.75	N
178	378,827.65	6.85995	0.39000	0.39000	6 Month LIBOR	60	6	60	60	60	6	60	60	2.25000	11.85995	2.25000	360	351	5.00000	1.00000	115	1,199.87	N
179	418,346.14	7.25000	0.39000	0.39000	6 Month LIBOR	60	6	60	60	60	6	60	60	2.25000	12.25000	2.25000	360	350	5.00000	1.00000	110	1,452.08	N
180	952,940.99	7.11044	0.39000	0.39000	6 Month LIBOR	60	6	60	60	60	6	60	60	2.25000	12.11044	2.25000	360	351	5.00000	1.00000	110	3,198.16	N
181	721,946.18	7.06072	0.39000	0.39000	6 Month LIBOR	60	6	60	60	60	6	60	60	2.25000	12.06072	2.25000	360	352	5.00000	1.00000	110	2,402.71	N
182	1,829,498.42	6.60008	0.39000	0.39000	6 Month LIBOR	60	6	60	60	60	6	60	60	2.25000	11.60008	2.25000	360	353	5.00000	1.00000	110	5,408.98	N
183	136,528.26	5.62500	0.39000	0.39000	6 Month LIBOR	60	6	60	60	60	6	60	60	2.25000	10.62500	2.25000	360	354	5.00000	1.00000	110	300.13	N
184	77,972.80	6.37500	0.39000	0.39000	6 Month LIBOR	60	6	60	60	60	6	60	60	2.25000	11.37500	2.25000	360	355	5.00000	1.00000	110	216.56	N
185	135,739.70	7.12500	0.39000	0.39000	6 Month LIBOR	60	6	60	60	60	6	60	60	2.25000	12.12500	2.25000	360	349	5.00000	1.00000	115	453.75	N
186	10,203,726.86	7.00447	0.39000	0.39000	6 Month LIBOR	60	6	60	60	60	6	60	60	2.25000	12.00447	2.25112	360	350	5.00000	1.00000	115	33,350.72	N
187	37,237,772.63	6.89635	0.39000	0.39000	6 Month LIBOR	60	6	60	60	60	6	60	60	2.25000	11.89635	2.25180	360	351	5.00000	1.00000	115	118,759.58	N
188	31,371,106.88	6.87148	0.39148	0.39148	6 Month LIBOR	60	6	60	60	60	6	60	60	2.25000	11.87148	2.25000	360	352	5.00000	1.00000	115	99,688.86	N
189	108,331.91	7.00000	0.39000	0.39000	6 Month LIBOR	60	6	60	60	60	6	60	60	2.25000	13.00000	2.25000	360	352	6.00000	2.00000	115	357.50	N
190	22,004,741.03	6.77110	0.39000	0.39000	6 Month LIBOR	60	6	60	60	60	6	60	60	2.25000	11.77110	2.25199	360	353	5.00000	1.00000	115	68,175.73	N
191	4,500,798.11	6.65809	0.39000	0.39000	6 Month LIBOR	60	6	60	60	60	6	60	60	2.25000	11.65809	2.25000	360	354	5.00000	1.00000	115	13,578.14	N
192	14,863,251.40	6.51470	0.39000	0.39000	6 Month LIBOR	60	6	60	60	60	6	60	60	2.25000	11.51470	2.25000	360	355	5.00000	1.00000	115	43,078.21	N
193	2,316,223.73	7.14966	0.39000	0.39000	6 Month LIBOR	60	6	60	60	60	6	60	60	2.75000	12.14966	2.75000	360	356	5.00000	1.00000	115	7,875.32	N
194	2,206,157.71	7.14562	0.39000	0.39000	6 Month LIBOR	60	6	60	60	60	6	60	60	2.75000	12.14562	2.75000	360	357	5.00000	1.00000	115	7,462.24	N
195	338,259.56	7.25000	0.39000	0.39000	6 Month LIBOR	60	6	60	60	60	6	60	60	2.25000	12.25000	2.25000	360	352	5.00000	1.00000	115	1,186.46	N
196	407,167.66	7.12500	0.52000	0.52000	6 Month LIBOR	60	6	60	60	60	6	60	60	2.25000	12.12500	2.25000	360	349	5.00000	1.00000	115	1,361.08	N
197	2,343,984.68	6.74255	0.39000	0.39000	6 Month LIBOR	60	6	60	60	60	6	60	60	2.25000	11.74255	2.25000	360	350	5.00000	1.00000	115	7,140.75	N
198	9,172,906.27	6.79748	0.39587	0.39587	6 Month LIBOR	60	6	60	60	60	6	60	60	2.25000	11.79748	2.25000	360	351	5.00000	1.00000	115	28,477.26	N
199	9,897,997.21	6.80560	0.39000	0.39000	6 Month LIBOR	60	6	60	60	60	6	60	60	2.25000	11.80560	2.25000	360	352	5.00000	1.00000	115	30,904.33	N
200	1,941,348.65	6.74852	0.39000	0.39000	6 Month LIBOR	60	6	60	60	60	6	60	60	2.25000	11.74852	2.25000	360	353	5.00000	1.00000	115	5,962.10	N
201	664,161.27	7.30123	0.39000	0.39000	6 Month LIBOR	60	6	60	60	60	6	60	60	2.75000	12.30123	2.75000	360	356	5.00000	1.00000	115	2,324.89	N
202	540,888.24	7.11029	0.39000	0.39000	6 Month LIBOR	60	6	60	60	60	6	60	60	2.75000	12.11029	2.75000	360	357	5.00000	1.00000	115	1,825.96	N
203	230,378.54	7.12500	0.39000	0.39000	6 Month LIBOR	60	6	60	60	60	6	60	60	2.75000	12.12500	2.75000	360	355	5.00000	1.00000	115	780.06	N
204	2,612,132.11	7.10255	0.39000	0.39000	6 Month LIBOR	60	6	60	60	60	6	60	60	2.75000	12.10255	2.75000	360	356	5.00000	1.00000	115	8,688.34	N
205	4,377,653.28	7.12006	0.39000	0.39000	6 Month LIBOR	60	6	60	60	60	6	60	60	2.75000	12.12006	2.75000	360	357	5.00000	1.00000	115	14,726.81	N
206	201,182.49	6.87500	0.39000	0.39000	6 Month LIBOR	60	6	60	60	60	6	60	60	2.25000	11.87500	2.25000	360	349	5.00000	1.00000	115	645.83	N
207	1,463,691.43	6.65431	0.39000	0.39000	6 Month LIBOR	60	6	60	60	60	6	60	60	2.25000	11.65431	2.25000	360	350	5.00000	1.00000	115	4,367.73	N
208	7,417,976.99	7.07743	0.39423	0.39423	6 Month LIBOR	60	6	60	60	60	6	60	60	2.25000	12.07743	2.25000	360	351	5.00000	1.00000	115	24,706.36	N
209	10,500,964.06	6.93517	0.39000	0.39000	6 Month LIBOR	60	6	60	60	60	6	60	60	2.25000	11.93517	2.25000	360	352	5.00000	1.00000	115	33,908.13	N
210	2,746,525.11	6.80797	0.39000	0.39000	6 Month LIBOR	60	6	60	60	60	6	60	60	2.30082	11.80797	2.30082	360	353	5.00000	1.00000	115	8,516.30	N
211	1,488,875.92	7.35255	0.39000	0.39000	6 Month LIBOR	60	6	60	60	60	6	60	60	2.75000	12.35255	2.75000	360	355	5.00000	1.00000	115	5,011.44	N
212	3,211,893.27	7.14344	0.39000	0.39000	6 Month LIBOR	60	6	60	60	60	6	60	60	2.75000	12.14344	2.75000	360	356	5.00000	1.00000	115	10,847.18	N
213	9,160,497.79	7.13333	0.39000	0.39000	6 Month LIBOR	60	6	60	60	60	6	60	60	2.75000	12.13333	2.75000	360	357	5.00000	1.00000	115	30,927.82	N
214	242,472.31	7.75000	0.39000	0.39000	6 Month LIBOR	60	6	60	60	60	6	60	60	2.25000	12.75000	2.25000	480	469	5.00000	1.00000	115	938.13	N
215	326,242.54	7.50000	0.39000	0.39000	6 Month LIBOR	60	6	60	60	60	6	60	60	2.25000	12.50000	2.25000	480	470	5.00000	1.00000	115	1,199.85	N
216	2,095,414.87	7.00445	0.39000	0.39000	6 Month LIBOR	60	6	60	60	60	6	60	60	2.25000	12.00445	2.25000	480	471	5.00000	1.00000	115	6,871.85	N
217	484,398.88	7.05951	0.39000	0.39000	6 Month LIBOR	60	6	60	60	60	6	60	60	2.25000	12.05951	2.25000	480	472	5.00000	1.00000	115	1,614.33	N
218	1,027,316.65	7.21711	0.39000	0.39000	6 Month LIBOR	60	6	60	60	60	6	60	60	2.25000	12.21711	2.25000	480	473	5.00000	1.00000	115	3,555.62	N
219	328,138.48	6.87500	0.39000	0.39000	6 Month LIBOR	60	6	60	60	60	6	60	60	2.75000	11.87500	2.75000	480	477	5.00000	1.00000	115	821.79	N
220	392,331.36	7.37500	0.39000	0.39000	6 Month LIBOR	60	6	60	60	60	6	60	60	2.25000	12.37500	2.25000	480	470	5.00000	1.00000	115	1,394.53	N
221	347,840.72	7.37500	0.39000	0.39000	6 Month LIBOR	60	6	60	60	60	6	60	60	2.25000	12.37500	2.25000	480	471	5.00000	1.00000	115	1,239.59	N
222	416,817.56	6.37500	0.39000	0.39000	6 Month LIBOR	60	6	60	60	60	6	60	60	2.25000	11.37500	2.25000	480	472	5.00000	1.00000	115	1,158.75	N
223	401,414.86	6.81119	0.39000	0.39000	6 Month LIBOR	60	6	60	60	60	6	60	60	2.25000	11.81119	2.25000	480	473	5.00000	1.00000	115	1,264.17	N
224	1,107,927.53	7.26811	0.39000	0.39000	6 Month LIBOR	60	6	60	60	60	6	60	60	2.75000	12.26811	2.75000	480	476	5.00000	1.00000	115	3,048.76	N
225	785,986.49	7.46653	0.39000	0.39000	6 Month LIBOR	60	6	60	60	60	6	60	60	2.75000	12.46653	2.75000	480	477	5.00000	1.00000	115	2,330.13	N
226	188,466.22	7.00000	0.39000	0.39000	6 Month LIBOR	60	6	60	60	60	6	60	60	2.25000	12.00000	2.25000	480	470	5.00000	1.00000	115	612.50	N
227	666,962.37	7.29786	0.39000	0.39000	6 Month LIBOR	60	6	60	60	60	6	60	60	2.25000	12.29786	2.25000	480	471	5.00000	1.00000	115	2,355.42	N
228	613,085.28	6.66728	0.39000	0.39000	6 Month LIBOR	60	6	60	60	60	6	60	60	2.25000	11.66728	2.25000	480	472	5.00000	1.00000	115	1,844.83	N
229	65,389.33	6.87500	0.39000	0.39000	6 Month LIBOR	60	6	60	60	60	6	60	60	2.25000	11.87500	2.25000	480	473	5.00000	1.00000	115	210.22	N
230	2,672,365.21	7.47247	0.39000	0.39000	6 Month LIBOR	60	6	60	60	60	6	60	60	2.75000	12.47247	2.75000	480	476	5.00000	1.00000	115	7,185.87	N
231	3,453,340.54	7.15492	0.39000	0.39000	6 Month LIBOR	60	6	60	60	60	6	60	60	2.75000	12.15492	2.75000	480	477	5.00000	1.00000	115	8,939.52	N
232	150,300.00	7.50000	0.39000	0.39000	1 Month LIBOR	84	1	36	84	84	N/A	84	36	2.75000	12.95000	2.75000	360	358	N/A	N/A	120	518.72	N
233	390,278.10	8.07469	0.89464	0.89464	1 Month LIBOR	84	1	36	84	84	N/A	84	36	3.45898	12.95000	2.75000	360	358	N/A	N/A	120	1,475.44	N
234	324,891.60	8.60000	1.36000	1.36000	1 Month MTA	84	1	36	84	84	N/A	84	36	3.72500	12.95000	2.75000	360	358	N/A	N/A	115	1,272.05	N
235	272,549.49	8.25140	1.11604	1.11604	1 Month MTA	84	1	36	84	84	N/A	84	36	3.53628	12.95000	2.75000	360	358	N/A	N/A	120	1,040.54	N
236	591,439.98	6.87500	0.39000	0.39000	1 Month MTA	84	1	36	84	84	N/A	84	36	2.75000	12.95000	2.75000	360	358	N/A	N/A	120	2,031.90	N
237	325,037.44	6.62500	0.39000	0.39000	6 Month LIBOR	84	6	36	84	84	6	84	36	2.25000	11.62500	2.25000	360	355	5.00000	1.00000	110	969.69	N
238	1,058,147.68	6.20979	0.39000	0.39000	6 Month LIBOR	84	6	36	84	84	6	84	36	2.25000	11.20979	2.25000	360	354	5.00000	1.00000	115	2,789.30	N
239	5,557,395.81	6.38947	0.39000	0.39000	6 Month LIBOR	84	6	36	84	84	6	84	36	2.25000	11.38947	2.25000	360	355	5.00000	1.00000	115	15,552.88	N
240	227,186.10	6.75000	0.39000	0.39000	6 Month LIBOR	84	6	36	84	84	6	84	36	2.75000	11.75000	2.75000	360	356	5.00000	1.00000	115	723.69	N
241	161,643.97	7.12500	0.39000	0.39000	6 Month LIBOR	84	6	36	84	84	6	84	36	2.75000	12.12500	2.75000	360	356	5.00000	1.00000	115	542.65	N
242	346,656.51	7.00000	0.39000	0.39000	6 Month LIBOR	84	6	36	84	84	6	84	36	2.75000	12.00000	2.75000	360	357	5.00000	1.00000	115	1,126.31	N

Assumed Mortgage Loan Number	Current Balance ($)	Current Gross Mortgage Rate (%)	Initial Trust Expense Fee Rate (%)(1)	Subsequent Trust Expense Fee Rate (%)(2)	Index	Initial Rate Adjustment Period (Months)	Subsequent Rate Adjustment Frequency (Months)	Interest Only Period (begins after Negative Amortization Period) (4)	Fixed or NegAm Period Minimum Payment Adjustment Period (Months)	Negam Period	Subsequent Minimum Payment Adjustment Frequency (Months)	First Recast (Months)	Recast Frequency (Months)	Gross Margin (%)	Maximum Rate (%)	Minimum Rate (%)	Original Term to Maturity (Months)	Remaining Term to Maturity (Months)	Initial Rate Cap (%)	Periodic Rate Cap (%)	Negative Amortization Limit (%)	Original Minimum Payment ($)(3)	Balloon Flag
243	1,316,269.61	7.01477	0.39000	0.39000	Not Applicable	N/A	N/A	N/A	120	120	N/A	120	N/A	N/A	N/A	N/A	360	359	N/A	N/A	115	4,407.97	N
244	86,598.45	7.75000	0.39000	0.39000	Not Applicable	N/A	N/A	60	60	60	N/A	60	60	N/A	N/A	N/A	360	358	N/A	N/A	120	298.18	N
245	248,557.81	7.87500	1.89000	1.89000	Not Applicable	N/A	N/A	60	60	60	N/A	60	60	N/A	N/A	N/A	360	358	N/A	N/A	120	1,009.69	N
246	390,507.54	8.50000	1.22000	1.22000	Not Applicable	N/A	N/A	60	60	60	N/A	60	60	N/A	N/A	N/A	360	358	N/A	N/A	115	1,513.80	N
247	503,714.18	8.12221	0.73238	0.73238	Not Applicable	N/A	N/A	60	60	60	N/A	60	60	N/A	N/A	N/A	360	358	N/A	N/A	120	1,800.32	N
248	191,717.12	8.75000	1.81000	1.81000	Not Applicable	N/A	N/A	60	60	60	N/A	60	60	N/A	N/A	N/A	360	357	N/A	N/A	115	763.14	N
249	368,292.94	9.12500	0.39000	0.39000	Not Applicable	N/A	N/A	60	60	60	N/A	60	60	N/A	N/A	N/A	360	357	N/A	N/A	110	1,488.04	N
250	313,851.68	6.50000	0.39000	0.39000	Not Applicable	N/A	N/A	60	60	60	N/A	60	60	N/A	N/A	N/A	360	356	N/A	N/A	115	1,013.17	N
251	413,343.61	8.60000	1.13000	1.13000	Not Applicable	N/A	N/A	60	60	60	N/A	60	60	N/A	N/A	N/A	360	357	N/A	N/A	120	1,560.08	N
252	185,250.25	8.25000	0.39000	0.39000	1 Month LIBOR	1	1	N/A	12	348	12	60	60	2.97500	9.95000	2.97500	360	358	N/A	N/A	115	591.50	N
253	1,049,394.08	8.50000	0.39000	0.39000	1 Month LIBOR	1	1	N/A	12	348	12	60	60	3.22500	9.95000	3.22500	360	356	N/A	N/A	115	3,974.02	N
254	309,532.23	7.62500	0.39000	0.39000	1 Month LIBOR	1	1	N/A	12	348	12	60	60	2.35000	9.95000	2.35000	360	356	N/A	N/A	110	1,037.81	N
255	361,426.21	8.58094	0.39000	0.39000	1 Month LIBOR	1	1	N/A	12	348	12	60	60	3.30594	9.95000	3.30594	360	353	N/A	N/A	115	1,301.41	N
256	2,579,485.71	8.37026	0.39000	0.39000	1 Month LIBOR	1	1	N/A	12	348	12	60	60	3.02539	9.95000	3.02539	360	357	N/A	N/A	115	9,650.14	N
257	146,830.28	8.50000	0.39000	0.39000	1 Month LIBOR	1	1	N/A	12	348	12	60	60	3.15000	9.95000	3.15000	360	357	N/A	N/A	115	616.60	N
258	312,813.55	8.50000	0.39000	0.39000	1 Month LIBOR	1	1	N/A	12	468	12	60	60	3.22500	9.95000	3.22500	480	476	N/A	N/A	115	937.25	N
259	340,325.67	8.43451	0.39000	0.39000	1 Month LIBOR	1	1	N/A	12	468	12	60	60	3.09761	9.95000	3.09761	480	477	N/A	N/A	115	929.86	N
260	355,845.48	8.37500	0.39000	0.39000	1 Month LIBOR	1	1	N/A	12	348	12	60	60	3.10000	9.95000	3.10000	360	357	N/A	N/A	115	1,065.95	Y
261	360,545.51	8.50000	0.39000	0.39000	1 Month LIBOR	1	1	N/A	12	348	12	60	60	3.22500	9.95000	3.22500	360	357	N/A	N/A	115	992.28	Y
262	291,257.17	7.62500	0.39000	0.39000	1 Month LIBOR	1	1	N/A	60	348	12	60	60	2.25000	9.95000	2.25000	360	356	N/A	N/A	115	1,031.00	Y
263	236,656.29	8.50000	0.39000	0.39000	1 Month LIBOR	1	1	N/A	12	348	12	60	60	3.15000	9.95000	3.15000	360	354	N/A	N/A	115	704.07	Y
264	186,114.26	8.00000	0.39000	0.39000	1 Month LIBOR	1	1	N/A	60	348	12	60	60	2.72500	9.95000	2.72500	360	357	N/A	N/A	115	727.02	N
265	114,374.68	8.62500	0.39000	0.39000	1 Month LIBOR	1	1	N/A	60	468	12	60	60	3.25000	9.95000	3.25000	480	477	N/A	N/A	115	357.24	N
266	359,346.43	8.12500	0.39000	0.39000	1 Month LIBOR	1	1	N/A	60	468	12	60	60	2.77500	9.95000	2.77500	480	476	N/A	N/A	115	1,117.15	N
267	598,668.64	8.10800	0.39000	0.39000	1 Month MTA	1	1	N/A	12	348	12	60	60	3.12500	11.40000	3.12500	360	359	N/A	N/A	115	2,056.36	N
268	286,222.92	8.13300	0.39000	0.39000	1 Month MTA	1	1	N/A	12	348	12	60	60	3.15000	10.95000	3.15000	360	359	N/A	N/A	110	1,060.09	N
269	369,118.26	8.28300	0.39000	0.39000	1 Month MTA	1	1	N/A	12	348	12	60	60	3.30000	10.95000	3.30000	360	359	N/A	N/A	115	1,190.07	N
270	810,538.94	8.12089	0.39000	0.39000	1 Month MTA	1	1	N/A	12	348	12	60	60	3.14226	10.22173	3.14226	360	358	N/A	N/A	115	2,861.99	N
271	575,195.12	8.23649	0.39000	0.39000	1 Month MTA	1	1	N/A	12	348	12	60	60	3.25968	10.27808	3.25968	360	358	N/A	N/A	115	1,913.93	N
272	5,389,476.77	8.17852	0.39000	0.39000	1 Month MTA	1	1	N/A	12	348	12	60	60	3.21932	10.31741	3.21932	360	358	N/A	N/A	115	18,316.62	N
273	202,005.30	8.12500	0.39000	0.39000	1 Month MTA	1	1	N/A	12	348	12	60	60	3.10000	9.95000	3.10000	360	357	N/A	N/A	115	690.24	N
274	1,331,690.43	8.74305	0.39000	0.39000	1 Month MTA	1	1	N/A	12	348	12	60	60	3.74603	10.13491	3.74603	360	353	N/A	N/A	110	4,403.78	N
275	6,777,964.98	8.18391	0.39000	0.39000	1 Month MTA	1	1	N/A	12	348	12	60	60	3.20856	10.27811	3.20856	360	354	N/A	N/A	115	23,597.85	N
276	581,231.35	8.70778	0.39000	0.39000	1 Month MTA	3	1	N/A	12	348	12	60	60	3.70778	9.95000	3.70778	360	351	N/A	N/A	110	1,882.88	N
277	206,178.29	8.75000	0.39000	0.39000	1 Month MTA	3	1	N/A	12	348	12	60	60	3.75000	9.95000	3.75000	360	349	N/A	N/A	115	745.15	N
278	139,504.07	8.50000	0.39000	0.39000	1 Month MTA	1	1	N/A	12	348	12	60	60	3.55000	11.95000	3.55000	360	347	N/A	N/A	110	526.87	N
279	1,233,610.03	8.56395	0.39000	0.39000	1 Month MTA	1	1	N/A	12	348	12	60	60	3.58309	9.95000	3.58309	360	347	N/A	N/A	115	4,132.27	N
280	2,203,688.06	8.41806	0.39000	0.39000	1 Month MTA	1	1	N/A	12	348	12	60	60	3.43179	10.14444	3.43179	360	353	N/A	N/A	110	7,521.97	N
281	14,238,699.49	8.28337	0.39000	0.39000	1 Month MTA	1	1	N/A	12	348	12	60	60	3.29437	10.20265	3.29437	360	355	N/A	N/A	115	47,628.90	N
282	908,048.99	8.77487	0.39000	0.39000	1 Month MTA	3	1	N/A	12	348	12	60	60	3.77487	9.95000	3.77487	360	352	N/A	N/A	115	2,945.67	N
283	942,969.56	8.25459	0.39000	0.39000	1 Month MTA	1	1	N/A	12	348	12	60	60	3.26019	9.98105	3.26019	360	353	N/A	N/A	110	3,128.42	N
284	3,759,416.12	8.18255	0.39000	0.39000	1 Month MTA	1	1	N/A	12	348	12	60	60	3.20755	9.95474	3.20755	360	355	N/A	N/A	115	12,691.08	N
285	369,833.18	9.00000	0.39000	0.39000	1 Month MTA	3	1	N/A	12	348	12	60	60	4.00000	9.95000	4.00000	360	352	N/A	N/A	110	1,199.71	N
286	2,132,241.47	8.63119	0.39000	0.39000	1 Month MTA	1	1	N/A	12	348	12	60	60	3.63119	9.98935	3.63119	360	351	N/A	N/A	110	6,674.02	N
287	1,037,177.27	7.82969	0.39000	0.39000	1 Month MTA	1	1	N/A	12	348	12	60	60	2.84669	10.95000	2.84669	360	355	N/A	N/A	115	3,455.89	N
288	227,301.07	7.62500	0.39000	0.39000	1 Month MTA	1	1	N/A	12	348	12	60	60	2.60000	9.99900	2.60000	360	355	N/A	N/A	110	723.69	N
289	1,019,978.09	7.98180	0.39000	0.39000	1 Month MTA	1	1	N/A	12	348	12	60	60	3.00358	9.95000	3.00358	360	353	N/A	N/A	115	3,667.47	N
290	4,091,308.08	8.45617	0.39000	0.39000	1 Month MTA	1	1	N/A	12	348	12	60	60	3.47470	10.15336	3.47470	360	352	N/A	N/A	110	13,664.49	N
291	40,730,683.03	8.26711	0.39000	0.39000	1 Month MTA	1	1	N/A	12	348	12	60	60	3.30840	10.24869	3.30840	360	355	N/A	N/A	115	141,006.05	N
292	1,762,588.97	8.58443	0.39000	0.39000	1 Month MTA	1	1	N/A	12	348	12	60	60	3.60899	10.02917	3.60899	360	351	N/A	N/A	110	5,784.26	N
293	8,521,686.74	8.38365	0.39000	0.39000	1 Month MTA	1	1	N/A	12	348	12	60	60	3.44127	9.95000	3.44127	360	355	N/A	N/A	115	29,677.88	N
294	381,522.48	8.25800	0.39000	0.39000	1 Month MTA	1	1	N/A	12	468	12	60	60	3.27500	10.95000	3.27500	480	479	N/A	N/A	110	1,233.56	N
295	1,225,746.05	8.46810	0.39000	0.39000	1 Month MTA	1	1	N/A	12	468	12	60	60	3.48510	11.05137	3.48510	480	479	N/A	N/A	115	3,427.37	N
296	636,488.94	7.93249	0.39000	0.39000	1 Month MTA	1	1	N/A	12	468	12	60	60	2.94949	10.95000	2.94949	480	478	N/A	N/A	115	1,720.65	N
297	1,199,842.57	8.33735	0.39000	0.39000	1 Month MTA	1	1	N/A	12	468	12	60	60	3.36235	9.95000	3.36235	480	478	N/A	N/A	115	3,693.71	N
298	570,614.88	8.45800	0.39000	0.39000	1 Month MTA	1	1	N/A	12	468	12	60	60	3.47500	10.95000	3.47500	480	478	N/A	N/A	115	1,544.53	N
299	213,516.04	8.12500	0.39000	0.39000	1 Month MTA	1	1	N/A	12	468	12	60	60	3.15000	9.95000	3.15000	480	478	N/A	N/A	115	617.35	N
300	1,028,884.38	8.19786	0.39000	0.39000	1 Month MTA	1	1	N/A	12	468	12	60	60	3.27286	9.95000	3.27286	480	478	N/A	N/A	115	3,303.71	N
301	64,660.73	9.00000	0.39000	0.39000	1 Month MTA	1	1	N/A	12	468	12	60	60	4.00000	9.95000	4.00000	480	473	N/A	N/A	110	182.60	N
302	3,281,326.61	8.34301	0.39000	0.39000	1 Month MTA	1	1	N/A	12	468	12	60	60	3.36854	10.12575	3.36854	480	476	N/A	N/A	115	9,981.93	N
303	584,891.33	8.75000	0.39000	0.39000	1 Month MTA	1	1	N/A	12	468	12	60	60	3.77500	9.95000	3.77500	480	467	N/A	N/A	115	1,468.30	N
304	322,048.75	8.75000	0.39000	0.39000	1 Month MTA	1	1	N/A	12	468	12	60	60	3.77500	9.95000	3.77500	480	472	N/A	N/A	110	834.26	N
305	4,392,722.38	8.04888	0.39000	0.39000	1 Month MTA	1	1	N/A	12	468	12	60	60	3.06917	10.47855	3.06917	480	476	N/A	N/A	115	12,222.22	N
306	405,098.34	8.62500	0.39000	0.39000	1 Month MTA	3	1	N/A	12	468	12	60	60	3.62500	9.95000	3.62500	480	471	N/A	N/A	115	1,136.15	N
307	1,251,253.15	8.48132	0.39000	0.39000	1 Month MTA	1	1	N/A	12	468	12	60	60	3.48545	9.95000	3.48545	480	475	N/A	N/A	115	3,677.39	N
308	1,739,002.05	8.33570	0.39000	0.39000	1 Month MTA	1	1	N/A	12	468	12	60	60	3.34862	10.70976	3.34862	480	476	N/A	N/A	115	4,785.67	N
309	1,006,871.72	8.32209	0.39000	0.39000	1 Month MTA	1	1	N/A	12	468	12	60	60	3.36791	9.95000	3.36791	480	475	N/A	N/A	115	2,895.59	N
310	1,270,287.91	8.40414	0.39000	0.39000	1 Month MTA	1	1	N/A	12	468	12	60	60	3.42172	10.44023	3.42172	480	467	N/A	N/A	110	3,444.97	N
311	31,939,137.03	8.34267	0.39000	0.39000	1 Month MTA	1	1	N/A	12	468	12	60	60	3.37629	10.42521	3.37629	480	475	N/A	N/A	115	91,344.50	N
312	5,271,893.59	8.37576	0.39000	0.39000	1 Month MTA	1	1	N/A	12	468	12	60	60	3.42378	9.95000	3.42378	480	475	N/A	N/A	115	16,405.02	N
313	246,750.03	7.75000	0.39000	0.39000	1 Month MTA	1	1	N/A	12	348	12	60	60	2.77500	9.95000	2.77500	360	358	N/A	N/A	115	710.09	Y
314	275,038.64	7.50000	0.39000	0.39000	1 Month MTA	1	1	N/A	12	348	12	60	60	2.50000	9.95000	2.50000	360	352	N/A	N/A	115	1,048.86	Y
315	582,346.13	8.04091	0.39000	0.39000	1 Month MTA	1	1	N/A	12	348	12	60	60	3.09091	9.95000	3.09091	360	357	N/A	N/A	115	1,729.67	Y
316	817,471.17	8.88135	0.39000	0.39000	1 Month MTA	1	1	N/A	12	348	12	60	60	3.90508	9.99900	3.90508	360	352	N/A	N/A	110	2,095.03	Y
317	360,412.50	8.12500	0.39000	0.39000	1 Month MTA	1	1	N/A	12	348	12	60	60	3.20000	9.95000	3.20000	360	357	N/A	N/A	115	986.73	Y
318	579,767.74	8.62500	0.39000	0.39000	1 Month MTA	1	1	N/A	60	348	12	60	60	3.60000	9.95000	3.60000	360	358	N/A	N/A	115	2,143.79	N
319	202,143.41	8.00000	0.39000	0.39000	1 Month MTA	1	1	N/A	60	348	12	60	60	3.07500	9.95000	3.07500	360	358	N/A	N/A	115	901.44	N
320	134,593.14	8.25000	0.39000	0.39000	1 Month MTA	1	1	N/A	60	348	12	60	60	3.25000	9.95000	3.25000	360	351	N/A	N/A	110	521.56	N
321	1,291,291.36	8.21157	0.39000	0.39000	1 Month MTA	1	1	N/A	60	348	12	60	60	3.21103	9.95000	3.21103	360	357	N/A	N/A	115	5,588.49	N
322	336,664.48	8.37500	0.39000	0.39000	1 Month MTA	1	1	N/A	60	348	12	60	60	3.40000	9.95000	3.40000	360	357	N/A	N/A	115	1,315.94	N
323	180,646.60	8.00000	0.39000	0.39000	1 Month MTA	1	1	N/A	60	348	12	60	60	3.02500	9.95000	3.02500	360	357	N/A	N/A	115	706.55	N
324	7,911,126.57	8.14392	0.39000	0.39000	1 Month MTA	1	1	N/A	60	348	12	60	60	3.19974	9.95000	3.19974	360	357	N/A	N/A	115	30,481.93	N
325	1,171,964.77	8.30832	0.39000	0.39000	1 Month MTA	1	1	N/A	60	348	12	60	60	3.36998	9.95000	3.36998	360	357	N/A	N/A	115	4,492.28	N
326	192,038.49	8.17620	0.39000	0.39000	1 Month MTA	1	1	N/A	60	468	12	60	60	3.25120	9.95000	3.25120	480	478	N/A	N/A	115	704.36	N

Assumed Mortgage Loan Number	Current Balance ($)	Current Gross Mortgage Rate (%)	Initial Trust Expense Fee Rate (%)(1)	Subsequent Trust Expense Fee Rate (%)(2)	Index	Initial Rate Adjustment Period (Months)	Subsequent Rate Adjustment Frequency (Months)	Interest Only Period (begins after Negative Amortization Period) (4)	Fixed or NegAm Period Minimum Payment Adjustment Period (Months)	Negam Period	Subsequent Minimum Payment Adjustment Frequency (Months)	First Recast (Months)	Recast Frequency (Months)	Gross Margin (%)	Maximum Rate (%)	Minimum Rate (%)	Original Term to Maturity (Months)	Remaining Term to Maturity (Months)	Initial Rate Cap (%)	Periodic Rate Cap (%)	Negative Amortization Limit (%)	Original Minimum Payment ($)(3)	Balloon Flag
327	147,146.71	8.25000	0.39000	0.39000	1 Month MTA	1	1	N/A	60	468	12	60	60	3.25000	9.95000	3.25000	480	477	N/A	N/A	115	562.76	N
328	307,978.64	7.75000	0.39000	0.39000	1 Month MTA	1	1	N/A	60	468	12	60	60	2.77500	9.95000	2.77500	480	477	N/A	N/A	115	1,002.01	N
329	6,789,766.14	8.23892	0.39000	0.39000	1 Month MTA	1	1	N/A	60	468	12	60	60	3.27619	9.95000	3.27619	480	476	N/A	N/A	115	22,739.15	N
330	1,939,926.50	8.17932	0.39000	0.39000	1 Month MTA	1	1	N/A	60	468	12	60	60	3.22348	9.95000	3.22348	480	476	N/A	N/A	115	6,730.39	N
331	178,400.55	8.12500	0.39000	0.39000	1 Month MTA	1	1	N/A	60	348	12	60	60	3.14000	9.95000	3.14000	360	358	N/A	N/A	115	587.01	Y
332	389,411.86	8.25000	0.39000	0.39000	1 Month MTA	1	1	N/A	60	348	12	60	60	3.32500	9.95000	3.32500	360	358	N/A	N/A	115	1,499.20	Y
333	997,524.66	8.27850	0.39000	0.39000	1 Month MTA	1	1	N/A	60	348	12	60	60	3.28289	9.95000	3.28289	360	357	N/A	N/A	115	3,678.84	Y
334	251,112.81	8.37500	0.39000	0.39000	1 Month MTA	1	1	N/A	60	348	12	60	60	3.35000	9.95000	3.35000	360	356	N/A	N/A	115	960.73	Y
___________
(1) The initial trust expense fee includes the servicing fee rate, the trustee fee rate, any lender paid mortgage insurance, the master servicing fee rate and the credit risk manager fee, as applicable, during the period up to but not including the first rate adjustment date.
(2) The subsequent trust expense fee includes the servicing fee rate, the trustee fee rate, any lender paid mortgage insurance, the master servicing fee rate and the credit risk manager fee, as applicable, beginning on the first rate adjustment date and thereafter.
(3) The original minimum payment is only applicable to mortgage loans with a negative amortization option during their initial fixed payment period.
(4) For modeling purposes only, the mortgage loans that have an interest-only period require the borrowers to make monthly payments of accrued interest, but not principal, for a fixed period, beginning, in the case of the fixed-period negative amortization mortgage loans, after the negative amortization period ends and continuing through the tenth year following origination. For the entire-term negative amortization mortgage loans, for modeling purposes only, the interest-only term is not applicable. With respect to the remaining mortgage loans that have an interest-only period, such interest only period begins at origination and continues for a fixed period indicated in the related mortgage note.

Annex C

Assumed Mortgage Loan Characteristics

Group 2 Mortgage Loans

Assumed Mortgage Loan Number	Current Balance ($)	Current Gross Mortgage Rate (%)	Initial Trust Expense Fee Rate (%)(1)	Subsequent Trust Expense Fee Rate (%)(2)	Index	Initial Rate Adjustment Period (Months)	Subsequent Rate Adjustment Frequency (Months)	Interest Only Period (begins after Negative Amortization Period) (4)	Fixed or NegAm Period Minimum Payment Adjustment Period (Months)	Negam Period	Subsequent Minimum Payment Adjustment Frequency (Months)	First Recast (Months)	Recast Frequency (Months)	Gross Margin (%)	Maximum Rate (%)	Minimum Rate (%)	Original Term to Maturity (Months)	Remaining Term to Maturity (Months)	Initial Rate Cap (%)	Periodic Rate Cap (%)	Negative Amortization Limit (%)	Original Minimum Payment ($)(3)	Balloon Flag
1	143,380.59	4.75000	0.39000	0.39000	1 Year LIBOR	12	12	N/A	12	N/A	N/A	N/A	N/A	2.25000	9.75000	2.25000	360	358	1.00000	1.00000	N/A	N/A	N
2	524,669.57	6.30364	0.26500	0.39000	1 Year LIBOR	120	12	N/A	120	N/A	12	N/A	N/A	2.50000	11.30364	2.50000	360	359	5.00000	2.00000	N/A	N/A	N
3	510,499.66	6.95763	0.26500	0.39000	1 Year LIBOR	120	12	N/A	120	N/A	12	N/A	N/A	2.50000	11.95763	2.50000	360	358	5.00000	2.00000	N/A	N/A	N
4	469,000.00	7.26173	0.26500	0.39000	1 Year LIBOR	120	12	120	120	N/A	12	N/A	N/A	2.50000	12.26173	2.50000	360	359	5.00000	2.00000	N/A	N/A	N
5	369,000.00	6.50000	0.26500	0.39000	1 Year LIBOR	120	12	120	120	N/A	12	N/A	N/A	2.50000	11.50000	2.50000	360	358	5.00000	2.00000	N/A	N/A	N
6	454,000.00	7.75000	0.39000	0.39000	1 Year LIBOR	120	12	120	120	N/A	12	N/A	N/A	2.25000	13.75000	5.50000	360	355	6.00000	2.00000	N/A	N/A	N
7	367,659.16	6.37500	0.26500	0.39000	1 Year LIBOR	36	12	N/A	36	N/A	12	N/A	N/A	2.50000	12.37500	2.50000	360	359	2.00000	2.00000	N/A	N/A	N
8	396,224.28	6.11526	0.26500	0.39000	1 Year LIBOR	36	12	N/A	36	N/A	12	N/A	N/A	2.50000	12.11526	2.50000	360	358	2.00000	2.00000	N/A	N/A	N
9	348,301.10	6.75000	0.26500	0.39000	1 Year LIBOR	36	12	N/A	38	N/A	N/A	N/A	N/A	2.25000	11.75000	2.25000	360	356	1.00000	1.00000	N/A	N/A	N
10	210,764.77	5.62500	0.26500	0.39000	1 Year LIBOR	36	12	N/A	36	N/A	12	N/A	N/A	2.50000	11.62500	2.50000	480	478	2.00000	2.00000	N/A	N/A	N
11	1,404,500.00	6.01335	0.26500	0.39000	1 Year LIBOR	36	12	36	36	N/A	12	N/A	N/A	2.50000	12.01335	2.50000	360	359	2.00000	2.00000	N/A	N/A	N
12	753,400.00	5.98603	0.26500	0.39000	1 Year LIBOR	36	12	36	36	N/A	12	N/A	N/A	2.50000	11.98603	2.50000	360	358	2.00000	2.00000	N/A	N/A	N
13	433,500.00	7.00000	0.26500	0.26500	1 Year LIBOR	36	12	36	36	N/A	12	N/A	N/A	2.75000	13.00000	2.75000	360	354	2.00000	2.00000	N/A	N/A	N
14	692,000.00	6.87500	0.26500	0.26500	1 Year LIBOR	36	12	36	36	N/A	12	N/A	N/A	2.75000	12.87500	2.75000	360	356	2.00000	2.00000	N/A	N/A	N
15	1,049,830.76	6.87500	0.26500	0.26500	6 Month LIBOR	36	6	N/A	36	N/A	6	N/A	N/A	3.00000	12.87500	3.00000	360	357	3.00000	1.00000	N/A	N/A	N
16	66,275.32	8.37500	0.26500	0.39000	6 Month LIBOR	36	6	N/A	36	N/A	6	N/A	N/A	2.25000	13.37500	2.25000	360	357	3.00000	1.00000	N/A	N/A	N
17	540,000.00	6.87500	0.26500	0.26500	6 Month LIBOR	36	6	120	36	N/A	6	N/A	N/A	3.00000	12.87500	3.00000	360	358	3.00000	1.00000	N/A	N/A	N
18	699,998.52	7.50000	0.26500	0.26500	6 Month LIBOR	36	6	120	36	N/A	6	N/A	N/A	3.00000	13.50000	3.00000	360	354	3.00000	1.00000	N/A	N/A	N
19	2,632,849.32	6.80993	0.26500	0.26500	6 Month LIBOR	36	6	120	36	N/A	6	N/A	N/A	3.00000	12.80993	3.00000	360	355	3.00000	1.00000	N/A	N/A	N
20	809,578.68	7.00000	0.26500	0.26500	6 Month LIBOR	36	6	120	36	N/A	6	N/A	N/A	2.75000	13.00000	2.75000	360	356	2.00000	1.00000	N/A	N/A	N
21	1,038,118.96	7.18611	0.26500	0.26500	6 Month LIBOR	36	6	120	36	N/A	6	N/A	N/A	3.00000	13.18611	3.00000	360	356	3.00000	1.00000	N/A	N/A	N
22	1,523,425.48	7.20244	0.26500	0.26500	6 Month LIBOR	36	6	120	36	N/A	6	N/A	N/A	3.00000	13.20244	3.00000	360	357	3.00000	1.00000	N/A	N/A	N
23	1,036,073.77	6.56292	0.26500	0.39000	1 Year LIBOR	60	12	N/A	N/A	N/A	N/A	N/A	N/A	2.25000	11.56292	2.25000	360	359	5.00000	2.00000	N/A	N/A	N
24	1,573,065.47	6.38979	0.26500	0.39000	1 Year LIBOR	60	12	N/A	N/A	N/A	N/A	N/A	N/A	2.28029	11.38979	2.28029	360	358	5.00000	2.00000	N/A	N/A	N
25	673,063.88	5.90163	0.26500	0.39000	1 Year LIBOR	60	12	N/A	60	N/A	12	N/A	N/A	2.50000	10.90163	2.50000	360	358	5.00000	2.00000	N/A	N/A	N
26	2,112,200.00	6.53508	0.26500	0.39000	1 Year LIBOR	60	12	120	N/A	N/A	N/A	N/A	N/A	2.25000	11.53508	2.25000	360	359	5.00000	2.00000	N/A	N/A	N
27	739,099.70	6.44463	0.26500	0.39000	1 Year LIBOR	60	12	60	60	N/A	12	N/A	N/A	2.50000	11.44463	2.50000	360	359	5.00000	2.00000	N/A	N/A	N
28	872,000.00	6.88417	0.26500	0.39000	1 Year LIBOR	60	12	120	N/A	N/A	N/A	N/A	N/A	2.25000	11.88417	2.25000	360	358	5.00000	2.00000	N/A	N/A	N
29	1,492,920.00	6.29020	0.26500	0.39000	1 Year LIBOR	60	12	60	60	N/A	12	N/A	N/A	2.50000	11.29020	2.50000	360	358	5.00000	2.00000	N/A	N/A	N
30	416,652.32	6.75000	0.26500	0.39000	1 Year LIBOR	60	12	60	N/A	N/A	N/A	N/A	N/A	2.25000	11.75000	2.25000	360	349	5.00000	2.00000	N/A	N/A	N
31	440,000.00	6.62500	0.26500	0.39000	1 Year LIBOR	60	12	120	N/A	N/A	N/A	N/A	N/A	2.25000	11.62500	2.25000	360	356	5.00000	2.00000	N/A	N/A	N
32	420,000.00	5.87500	0.26500	0.39000	1 Year LIBOR	60	12	120	N/A	N/A	N/A	N/A	N/A	2.25000	10.87500	2.25000	360	357	5.00000	2.00000	N/A	N/A	N
33	650,000.00	6.75000	0.26500	0.26500	1 Year LIBOR	60	12	60	60	N/A	12	N/A	N/A	2.75000	11.75000	2.75000	360	356	5.00000	2.00000	N/A	N/A	N
34	360,000.00	6.12500	0.26500	0.39000	1 Year LIBOR	60	12	60	60	N/A	12	N/A	N/A	2.50000	11.12500	2.50000	360	357	5.00000	2.00000	N/A	N/A	N
35	1,399,744.72	7.25000	0.39000	0.39000	1 Year LIBOR	60	12	120	60	N/A	12	N/A	N/A	2.25000	13.25000	5.00000	360	353	6.00000	2.00000	N/A	N/A	N
36	674,999.30	6.37500	0.39000	0.39000	1 Year LIBOR	60	12	120	60	N/A	12	N/A	N/A	2.25000	12.38000	4.13000	360	354	6.00000	2.00000	N/A	N/A	N
37	6,378,160.00	7.18274	0.39000	0.39000	1 Year LIBOR	60	12	120	60	N/A	12	N/A	N/A	2.25000	13.18617	4.93617	360	355	6.00000	2.00000	N/A	N/A	N
38	1,251,200.00	7.05507	0.39000	0.39000	1 Year LIBOR	60	12	120	60	N/A	12	N/A	N/A	2.25000	13.05727	4.80727	360	356	6.00000	2.00000	N/A	N/A	N
39	3,852,600.00	7.08686	0.39000	0.39000	1 Year LIBOR	60	12	120	60	N/A	12	N/A	N/A	2.25000	13.08914	4.83914	360	357	6.00000	2.00000	N/A	N/A	N
40	3,814,250.00	7.00283	0.39000	0.39000	1 Year LIBOR	60	12	120	60	N/A	12	N/A	N/A	2.25000	13.00597	4.75597	360	357	6.00000	2.00000	N/A	N/A	N
41	544,000.00	7.50000	0.39000	0.39000	1 Year LIBOR	60	12	120	60	N/A	12	N/A	N/A	2.25000	13.50000	5.25000	360	354	6.00000	2.00000	N/A	N/A	N
42	3,030,000.00	6.93894	0.39000	0.39000	1 Year LIBOR	60	12	120	60	N/A	12	N/A	N/A	2.25000	12.93894	4.68894	360	355	6.00000	2.00000	N/A	N/A	N
43	1,500,800.00	7.53571	0.39000	0.39000	1 Year LIBOR	60	12	120	60	N/A	12	N/A	N/A	2.25000	13.53750	3.27857	360	356	6.00000	2.00000	N/A	N/A	N
44	338,007.26	8.73441	0.97488	1.09988	6 Month LIBOR	60	6	N/A	60	N/A	6	N/A	N/A	3.99060	13.73441	3.99060	360	358	5.00000	1.00000	N/A	N/A	N
45	498,305.24	6.87500	0.26500	0.26500	6 Month LIBOR	60	6	N/A	60	N/A	6	N/A	N/A	2.75000	11.87500	2.75000	360	356	5.00000	1.00000	N/A	N/A	N
46	5,184,500.00	6.84537	0.26500	0.26500	6 Month LIBOR	60	6	120	60	N/A	6	N/A	N/A	2.75000	11.84537	2.75000	360	358	5.00000	1.00000	N/A	N/A	N
47	420,650.00	7.62442	0.26500	0.39000	6 Month LIBOR	60	6	120	60	N/A	6	N/A	N/A	3.42675	12.62442	3.42675	360	358	5.00000	1.00000	N/A	N/A	N
48	52,000.00	8.25000	0.26500	0.39000	6 Month LIBOR	60	6	120	60	N/A	6	N/A	N/A	5.00000	13.25000	5.00000	360	358	5.00000	1.00000	N/A	N/A	N
49	1,000,000.00	7.37500	0.26500	0.39000	6 Month LIBOR	60	6	120	60	N/A	6	N/A	N/A	2.25000	12.37500	2.25000	360	358	5.00000	1.00000	N/A	N/A	N
50	80,500.00	7.25000	0.26500	0.39000	6 Month LIBOR	60	6	120	0	N/A	0	N/A	N/A	2.25000	12.25000	2.25000	360	357	5.00000	1.00000	N/A	N/A	N
51	3,109,977.08	6.36693	0.26500	0.26500	6 Month LIBOR	60	6	120	60	N/A	6	N/A	N/A	2.75000	11.36693	2.75000	360	354	5.00000	1.00000	N/A	N/A	N
52	6,107,481.51	7.17370	0.26500	0.26500	6 Month LIBOR	60	6	120	60	N/A	6	N/A	N/A	2.75000	12.17370	2.75000	360	355	5.00000	1.00000	N/A	N/A	N
53	208,000.00	6.50000	0.26500	0.39000	6 Month LIBOR	60	6	120	60	N/A	6	N/A	N/A	5.00000	11.50000	5.00000	360	355	5.00000	1.00000	N/A	N/A	N
54	46,724,625.92	6.84456	0.26500	0.26500	6 Month LIBOR	60	6	120	60	N/A	6	N/A	N/A	2.75000	11.84456	2.75000	360	356	5.00000	1.00000	N/A	N/A	N
55	558,399.42	7.84312	0.26500	0.39000	6 Month LIBOR	60	6	120	60	N/A	6	N/A	N/A	5.00000	12.84312	5.00000	360	356	5.00000	1.00000	N/A	N/A	N
56	10,083,717.99	7.01062	0.26500	0.26500	6 Month LIBOR	60	6	120	60	N/A	6	N/A	N/A	2.75000	12.01062	2.75000	360	357	5.00000	1.00000	N/A	N/A	N
57	1,901,436.00	7.57785	0.26500	0.39000	6 Month LIBOR	60	6	120	60	N/A	6	N/A	N/A	2.77760	12.57785	2.77760	360	357	5.00000	1.00000	N/A	N/A	N
58	583,510.00	8.06793	0.39728	0.52228	6 Month LIBOR	60	6	120	60	N/A	6	N/A	N/A	2.74160	13.06793	2.74160	360	357	5.00000	1.00000	N/A	N/A	N
59	347,057.03	6.95000	0.39000	0.39000	6 Month LIBOR	6	6	60	6	N/A	6	N/A	N/A	2.60000	11.50000	2.60000	360	339	1.00000	1.00000	N/A	N/A	N
60	898,725.55	6.75000	0.26500	0.39000	1 Year LIBOR	84	12	N/A	N/A	N/A	N/A	N/A	N/A	2.25000	11.75000	2.25000	360	359	5.00000	2.00000	N/A	N/A	N
61	755,680.31	6.42750	0.26500	0.39000	1 Year LIBOR	84	12	N/A	84	N/A	12	N/A	N/A	2.50000	11.42750	2.50000	360	359	5.00000	2.00000	N/A	N/A	N
62	720,009.49	6.18493	0.26500	0.39000	1 Year LIBOR	84	12	N/A	84	N/A	12	N/A	N/A	2.50000	11.18493	2.50000	360	358	5.00000	2.00000	N/A	N/A	N
63	577,500.00	6.51656	0.26500	0.39000	1 Year LIBOR	84	12	84	84	N/A	12	N/A	N/A	2.50000	11.51656	2.50000	360	359	5.00000	2.00000	N/A	N/A	N
64	960,000.00	6.50000	0.26500	0.39000	1 Year LIBOR	84	12	120	N/A	N/A	N/A	N/A	N/A	2.25000	11.50000	2.25000	360	358	5.00000	2.00000	N/A	N/A	N
65	1,536,044.12	6.29196	0.26500	0.39000	1 Year LIBOR	84	12	84	84	N/A	12	N/A	N/A	2.50000	11.29196	2.50000	360	358	5.00000	2.00000	N/A	N/A	N
66	999,939.90	7.87500	0.39000	0.39000	1 Year LIBOR	84	12	120	84	N/A	12	N/A	N/A	2.25000	13.88000	5.63000	360	344	6.00000	2.00000	N/A	N/A	N
67	580,000.00	7.50000	0.39000	0.39000	1 Year LIBOR	84	12	120	84	N/A	12	N/A	N/A	2.25000	13.50000	5.25000	360	355	6.00000	2.00000	N/A	N/A	N
68	468,000.00	5.87500	0.39000	0.39000	1 Year LIBOR	84	12	120	84	N/A	12	N/A	N/A	2.25000	11.88000	3.63000	360	357	6.00000	2.00000	N/A	N/A	N
69	558,122.51	7.50000	0.26500	0.26500	6 Month LIBOR	84	6	N/A	84	N/A	6	N/A	N/A	2.75000	12.50000	2.75000	360	356	5.00000	1.00000	N/A	N/A	N
70	753,584.93	6.87500	0.26500	0.26500	6 Month LIBOR	84	6	N/A	84	N/A	6	N/A	N/A	2.75000	11.87500	2.75000	360	357	5.00000	1.00000	N/A	N/A	N
71	168,765.53	7.00000	0.26500	0.39000	6 Month LIBOR	84	6	N/A	84	N/A	6	N/A	N/A	2.75000	13.00000	2.75000	360	350	5.00000	1.00000	N/A	N/A	N
72	178,735.46	6.75000	0.26500	0.39000	6 Month LIBOR	84	6	N/A	84	N/A	6	N/A	N/A	2.75000	12.75000	2.75000	360	352	5.00000	1.00000	N/A	N/A	N
73	1,039,862.05	7.11014	0.26500	0.26500	6 Month LIBOR	84	6	120	84	N/A	6	N/A	N/A	2.75000	12.11014	2.75000	360	358	5.00000	1.00000	N/A	N/A	N
74	1,485,048.07	6.69256	0.26500	0.39000	6 Month LIBOR	84	6	84	84	N/A	6	N/A	N/A	2.75000	12.69256	2.75000	360	346	5.00000	1.00000	N/A	N/A	N
75	1,100,000.00	6.68636	0.26500	0.39000	6 Month LIBOR	84	6	84	84	N/A	6	N/A	N/A	2.75000	12.68636	2.75000	360	347	5.00000	1.00000	N/A	N/A	N
76	560,000.00	7.00000	0.26500	0.39000	6 Month LIBOR	84	6	84	84	N/A	6	N/A	N/A	2.75000	13.00000	2.75000	360	348	5.00000	1.00000	N/A	N/A	N

Assumed Mortgage Loan Number	Current Balance ($)	Current Gross Mortgage Rate (%)	Initial Trust Expense Fee Rate (%)(1)	Subsequent Trust Expense Fee Rate (%)(2)	Index	Initial Rate Adjustment Period (Months)	Subsequent Rate Adjustment Frequency (Months)	Interest Only Period (begins after Negative Amortization Period) (4)	Fixed or NegAm Period Minimum Payment Adjustment Period (Months)	Negam Period	Subsequent Minimum Payment Adjustment Frequency (Months)	First Recast (Months)	Recast Frequency (Months)	Gross Margin (%)	Maximum Rate (%)	Minimum Rate (%)	Original Term to Maturity (Months)	Remaining Term to Maturity (Months)	Initial Rate Cap (%)	Periodic Rate Cap (%)	Negative Amortization Limit (%)	Original Minimum Payment ($)(3)	Balloon Flag
77	738,172.41	6.93931	0.26500	0.39000	6 Month LIBOR	84	6	84	84	N/A	6	N/A	N/A	2.75000	12.93931	2.75000	360	349	5.00000	1.00000	N/A	N/A	N
78	470,000.00	6.87500	0.26500	0.39000	6 Month LIBOR	84	6	84	84	N/A	6	N/A	N/A	2.75000	12.87500	2.75000	360	350	5.00000	1.00000	N/A	N/A	N
79	750,000.00	6.37500	0.26500	0.39000	6 Month LIBOR	84	6	84	84	N/A	6	N/A	N/A	2.75000	12.37500	2.75000	360	351	5.00000	1.00000	N/A	N/A	N
80	1,253,000.00	6.50000	0.26500	0.39000	6 Month LIBOR	84	6	84	84	N/A	6	N/A	N/A	2.75000	12.50000	2.75000	360	353	5.00000	1.00000	N/A	N/A	N
81	964,000.00	6.63771	0.26500	0.39000	6 Month LIBOR	84	6	84	84	N/A	6	N/A	N/A	2.75000	12.63771	2.75000	360	354	5.00000	1.00000	N/A	N/A	N
82	381,989.98	6.25000	0.26500	0.39000	6 Month LIBOR	84	6	84	84	N/A	6	N/A	N/A	2.75000	12.25000	2.75000	360	355	5.00000	1.00000	N/A	N/A	N
83	271,998.23	6.87500	0.26500	0.39000	6 Month LIBOR	84	6	84	84	N/A	6	N/A	N/A	2.75000	12.87500	2.75000	360	356	5.00000	1.00000	N/A	N/A	N
84	975,000.00	6.62500	0.26500	0.26500	6 Month LIBOR	84	6	120	84	N/A	6	N/A	N/A	2.75000	11.62500	2.75000	360	353	5.00000	1.00000	N/A	N/A	N
85	539,711.04	7.00000	0.26500	0.26500	6 Month LIBOR	84	6	120	84	N/A	6	N/A	N/A	2.75000	12.00000	2.75000	360	354	5.00000	1.00000	N/A	N/A	N
86	7,554,590.97	6.41565	0.26500	0.26500	6 Month LIBOR	84	6	120	84	N/A	6	N/A	N/A	2.75000	11.41565	2.75000	360	356	5.00000	1.00000	N/A	N/A	N
87	4,457,262.50	6.69952	0.26500	0.26500	6 Month LIBOR	84	6	120	84	N/A	6	N/A	N/A	2.75000	11.69952	2.75000	360	357	5.00000	1.00000	N/A	N/A	N
88	730,000.00	7.25000	0.26500	0.39000	6 Month LIBOR	84	6	84	84	N/A	6	N/A	N/A	2.75000	13.25000	2.75000	360	348	5.00000	1.00000	N/A	N/A	N
89	326,250.00	7.75000	0.26500	0.39000	6 Month LIBOR	84	6	84	84	N/A	6	N/A	N/A	2.75000	13.75000	2.75000	360	347	5.00000	1.00000	N/A	N/A	N
90	298,258.32	7.37500	0.26500	0.39000	6 Month LIBOR	84	6	84	84	N/A	6	N/A	N/A	2.75000	13.37500	2.75000	360	348	5.00000	1.00000	N/A	N/A	N
91	598,000.00	7.37500	0.26500	0.39000	6 Month LIBOR	84	6	84	84	N/A	6	N/A	N/A	2.75000	13.37500	2.75000	360	351	5.00000	1.00000	N/A	N/A	N
92	129,190.47	5.62500	0.26500	0.26500	Not Applicable	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	120	119	N/A	N/A	N/A	N/A	N
93	277,594.18	5.12491	0.26500	0.26500	Not Applicable	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	120	118	N/A	N/A	N/A	N/A	N
94	389,598.21	6.72181	0.26500	0.26500	Not Applicable	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	180	179	N/A	N/A	N/A	N/A	N
95	384,474.91	6.63415	0.26500	0.26500	Not Applicable	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	180	178	N/A	N/A	N/A	N/A	N
96	957,111.58	6.20251	0.26500	0.26500	Not Applicable	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	180	177	N/A	N/A	N/A	N/A	N
97	115,500.00	6.37500	0.26500	0.26500	Not Applicable	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	240	240	N/A	N/A	N/A	N/A	N
98	500,764.32	6.39962	0.26500	0.26500	Not Applicable	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	240	239	N/A	N/A	N/A	N/A	N
99	790,103.48	6.81899	0.26500	0.26500	Not Applicable	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	240	238	N/A	N/A	N/A	N/A	N
100	64,569.56	5.87500	0.26500	0.26500	Not Applicable	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	240	237	N/A	N/A	N/A	N/A	N
101	550,895.00	6.70310	0.26500	0.26500	Not Applicable	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	360	360	N/A	N/A	N/A	N/A	N
102	31,619,297.48	6.76141	0.27285	0.27285	Not Applicable	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	360	359	N/A	N/A	N/A	N/A	N
103	11,036,792.57	6.49042	0.28433	0.28433	Not Applicable	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	360	358	N/A	N/A	N/A	N/A	N
104	247,779.85	8.23461	0.26500	0.26500	Not Applicable	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	360	358	N/A	N/A	N/A	N/A	N
105	7,640,102.42	6.44807	0.26500	0.26500	Not Applicable	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	360	356	N/A	N/A	N/A	N/A	N
106	808,972.15	6.99536	0.26500	0.26500	Not Applicable	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	360	351	N/A	N/A	N/A	N/A	N
107	59,781.28	8.37500	0.26500	0.26500	Not Applicable	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	360	357	N/A	N/A	N/A	N/A	N
108	420,419.82	6.93498	0.26500	0.26500	Not Applicable	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	360	356	N/A	N/A	N/A	N/A	N
109	3,152,894.00	6.74352	0.26500	0.26500	Not Applicable	N/A	N/A	120	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	360	359	N/A	N/A	N/A	N/A	N
110	132,850.00	6.62500	3.05500	3.05500	Not Applicable	N/A	N/A	120	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	360	358	N/A	N/A	N/A	N/A	N
111	141,600.00	8.25000	0.26500	0.26500	Not Applicable	N/A	N/A	120	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	360	358	N/A	N/A	N/A	N/A	N
112	728,370.27	7.17848	0.26500	0.26500	Not Applicable	N/A	N/A	120	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	360	357	N/A	N/A	N/A	N/A	N
113	102,600.00	8.75000	0.26500	0.26500	Not Applicable	N/A	N/A	120	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	360	357	N/A	N/A	N/A	N/A	N
114*	1,200,000.00	6.62500	0.26500	0.39000	6 Month LIBOR	60	6	120	60	N/A	6	N/A	N/A	2.25000	11.62500	2.25000	360	353	5.00000	1.00000	N/A	N/A	N
115*	361,600.00	6.25000	0.26500	0.39000	6 Month LIBOR	60	6	120	60	N/A	6	N/A	N/A	2.25000	11.25000	2.25000	360	354	5.00000	1.00000	N/A	N/A	N
116*	1,765,100.00	6.84621	0.26500	0.39000	6 Month LIBOR	60	6	120	60	N/A	6	N/A	N/A	2.46673	11.84621	2.46673	360	356	5.00000	1.00000	N/A	N/A	N
117*	896,000.00	7.19922	0.26500	0.39000	6 Month LIBOR	84	6	120	84	N/A	6	N/A	N/A	2.75000	12.19922	2.75000	360	355	5.00000	1.00000	N/A	N/A	N
118*	1,855,000.00	6.87500	0.26500	0.39000	6 Month LIBOR	84	6	120	84	N/A	6	N/A	N/A	1.87500	11.87500	1.87500	360	356	5.00000	1.00000	N/A	N/A	N
119*	143,313.92	6.00000	0.26500	0.26500	Not Applicable	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	120	116	N/A	N/A	N/A	N/A	N
120*	1,392,776.93	6.47962	0.26500	0.26500	Not Applicable	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	360	348	N/A	N/A	N/A	N/A	N
121*	249,600.00	6.87500	0.26500	0.26500	Not Applicable	N/A	N/A	120	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	360	350	N/A	N/A	N/A	N/A	N
122	153,922.20	8.10000	0.82000	0.82000	1 Month MTA	120	1	N/A	120	120	N/A	120	N/A	3.35000	12.95000	2.75000	360	358	N/A	N/A	120	573.20	N
123	969,316.18	7.62500	0.39000	0.39000	6 Month LIBOR	120	6	N/A	120	120	6	120	N/A	2.75000	12.62500	2.75000	360	357	5.00000	1.00000	115	3,555.74	N
124	591,265.45	6.75000	0.39000	0.39000	6 Month LIBOR	120	6	N/A	120	120	6	120	N/A	2.75000	11.75000	2.75000	360	357	5.00000	1.00000	115	1,888.03	N
125	857,893.52	8.12500	0.39000	0.39000	6 Month LIBOR	120	6	N/A	120	120	6	120	N/A	2.75000	13.12500	2.75000	360	357	5.00000	1.00000	115	3,141.77	N
126	150,171.78	8.50500	0.97000	0.97000	1 Month MTA	36	1	84	36	36	N/A	36	84	3.63000	12.95000	2.75000	360	358	N/A	N/A	120	582.17	N
127	117,656.23	7.85000	0.82000	0.82000	1 Month MTA	36	1	84	36	36	N/A	36	84	3.35000	12.95000	2.75000	360	358	N/A	N/A	120	438.33	N
128	466,389.25	8.54668	1.26000	1.26000	1 Month LIBOR	60	1	60	60	60	N/A	60	60	3.87500	12.95000	2.75000	360	358	N/A	N/A	115	1,861.65	N
129	865,560.09	7.25000	0.39000	0.39000	1 Month LIBOR	60	1	60	60	60	N/A	60	60	2.75000	12.95000	2.75000	360	358	N/A	N/A	120	2,981.84	N
130	233,849.37	8.22500	0.99000	0.99000	1 Month LIBOR	60	1	60	60	60	N/A	60	60	3.35000	12.95000	2.75000	360	358	N/A	N/A	120	871.04	N
131	789,415.09	8.00398	1.21516	1.21516	1 Month LIBOR	60	1	60	60	60	N/A	60	60	3.46099	12.95000	2.75000	360	358	N/A	N/A	115	2,985.19	N
132	1,286,909.78	8.37517	0.97645	0.97645	1 Month LIBOR	60	1	60	60	60	N/A	60	60	3.40986	12.95000	2.75000	360	358	N/A	N/A	120	4,936.37	N
133	910,000.00	7.37500	0.39000	0.39000	1 Month MTA	60	1	N/A	60	348	12	60	60	3.10000	12.37500	3.10000	360	360	N/A	N/A	120	3,715.00	N
134	248,840.01	8.50000	0.39000	0.39000	1 Month MTA	60	1	N/A	60	348	12	60	60	3.25000	13.50000	3.25000	360	359	N/A	N/A	120	916.66	N
135	289,518.40	7.37500	0.39000	0.39000	1 Month MTA	60	1	N/A	12	348	12	60	60	3.10000	12.37500	3.10000	360	359	N/A	N/A	120	1,257.75	N
136	1,998,522.99	7.75000	0.39000	0.39000	1 Month MTA	60	1	N/A	60	348	12	60	60	3.10000	12.75000	3.10000	360	359	N/A	N/A	120	8,164.83	N
137	946,068.66	7.12925	0.39000	0.39000	1 Month MTA	60	1	N/A	12	348	12	60	60	3.10000	12.12925	3.10000	360	359	N/A	N/A	120	3,539.67	N
138	224,663.52	7.99000	0.39000	0.39000	1 Month MTA	60	1	N/A	60	348	12	60	60	3.25000	12.99000	3.25000	360	359	N/A	N/A	115	827.95	N
139	6,816,692.96	8.01923	0.39000	0.39000	1 Month MTA	60	1	N/A	60	348	12	60	60	3.16902	13.01923	3.16902	360	359	N/A	N/A	120	26,780.83	N
140	150,715.06	7.75000	0.39000	0.39000	1 Month MTA	60	1	N/A	60	348	12	60	60	3.10000	12.75000	3.10000	360	358	N/A	N/A	120	612.37	N
141	583,479.84	7.87500	0.39000	0.39000	1 Month MTA	60	1	N/A	12	348	12	60	60	3.10000	12.87500	3.10000	360	358	N/A	N/A	120	2,072.02	N
142	430,040.34	7.75000	0.39000	0.39000	1 Month MTA	60	1	N/A	60	348	12	60	60	3.10000	12.75000	3.10000	360	358	N/A	N/A	120	1,747.28	N
143	415,254.71	7.62500	0.39000	0.39000	1 Month MTA	60	1	N/A	12	348	12	60	60	3.10000	12.62500	3.10000	360	358	N/A	N/A	120	1,475.24	N
144	9,596,345.05	7.92439	0.39000	0.39000	1 Month MTA	60	1	N/A	60	348	12	60	60	3.11810	12.92439	3.11810	360	358	N/A	N/A	120	38,574.55	N
145	435,980.57	7.00000	0.39000	0.39000	1 Month MTA	60	1	N/A	12	348	12	60	60	3.10000	12.00000	3.10000	360	354	N/A	N/A	120	1,554.01	N
146	595,350.70	8.00000	0.39000	0.39000	1 Month MTA	60	1	N/A	12	348	12	60	60	3.10000	13.00000	3.10000	360	356	N/A	N/A	120	2,100.60	N
147	397,429.47	8.00000	0.39000	0.39000	1 Month MTA	60	1	N/A	12	348	12	60	60	3.10000	13.00000	3.10000	360	357	N/A	N/A	120	1,406.65	N
148	566,570.76	7.87500	0.39000	0.39000	1 Month MTA	60	1	N/A	60	348	12	60	60	3.10000	12.87500	3.10000	360	347	N/A	N/A	120	2,377.85	N
149	1,654,253.69	7.45483	0.39000	0.39000	1 Month MTA	60	1	N/A	60	348	12	60	60	3.10000	12.45483	3.10000	360	353	N/A	N/A	120	6,717.62	N
150	413,683.55	7.87500	0.39000	0.39000	1 Month MTA	60	1	N/A	60	348	12	60	60	3.10000	12.87500	3.10000	360	354	N/A	N/A	120	1,690.12	N
151	825,228.30	7.57906	0.39000	0.39000	1 Month MTA	60	1	N/A	60	348	12	60	60	3.10000	12.57906	3.10000	360	355	N/A	N/A	120	3,331.26	N
152	3,090,544.81	7.42840	0.39000	0.39000	1 Month MTA	60	1	N/A	60	348	12	60	60	3.10000	12.42840	3.10000	360	347	N/A	N/A	120	13,067.60	N
153	910,313.48	7.30132	0.39000	0.39000	1 Month MTA	60	1	N/A	12	348	12	60	60	3.10000	12.30132	3.10000	360	353	N/A	N/A	120	3,443.66	N
154	1,042,326.24	7.42063	0.39000	0.39000	1 Month MTA	60	1	N/A	12	348	12	60	60	3.10000	12.42063	3.10000	360	354	N/A	N/A	120	3,665.33	N
155	2,051,913.73	7.25560	0.39000	0.39000	1 Month MTA	60	1	N/A	12	348	12	60	60	3.10000	12.25560	3.10000	360	355	N/A	N/A	120	7,564.67	N
156	445,112.03	7.75000	0.39000	0.39000	1 Month MTA	60	1	N/A	12	348	12	60	60	3.10000	12.75000	3.10000	360	356	N/A	N/A	120	1,571.88	N
157	215,270.92	7.37500	0.39000	0.39000	1 Month MTA	60	1	N/A	60	348	12	60	60	3.10000	12.37500	3.10000	360	351	N/A	N/A	120	862.41	N
158	1,871,637.92	7.34003	0.39000	0.39000	1 Month MTA	60	1	N/A	60	348	12	60	60	3.10000	12.34003	3.10000	360	353	N/A	N/A	120	8,161.45	N
159	1,948,844.24	7.55066	0.39000	0.39000	1 Month MTA	60	1	N/A	60	348	12	60	60	3.10000	12.55066	3.10000	360	354	N/A	N/A	120	8,179.58	N
160	5,747,513.11	7.20726	0.39000	0.39000	1 Month MTA	60	1	N/A	60	348	12	60	60	3.10000	12.20726	3.10000	360	355	N/A	N/A	120	23,946.06	N

Assumed Mortgage Loan Number	Current Balance ($)	Current Gross Mortgage Rate (%)	Initial Trust Expense Fee Rate (%)(1)	Subsequent Trust Expense Fee Rate (%)(2)	Index	Initial Rate Adjustment Period (Months)	Subsequent Rate Adjustment Frequency (Months)	Interest Only Period (begins after Negative Amortization Period) (4)	Fixed or NegAm Period Minimum Payment Adjustment Period (Months)	Negam Period	Subsequent Minimum Payment Adjustment Frequency (Months)	First Recast (Months)	Recast Frequency (Months)	Gross Margin (%)	Maximum Rate (%)	Minimum Rate (%)	Original Term to Maturity (Months)	Remaining Term to Maturity (Months)	Initial Rate Cap (%)	Periodic Rate Cap (%)	Negative Amortization Limit (%)	Original Minimum Payment ($)(3)	Balloon Flag
161	359,076.64	8.12500	0.39000	0.39000	1 Month MTA	60	1	N/A	60	348	12	60	60	3.10000	13.12500	3.10000	360	356	N/A	N/A	120	1,648.70	N
162	1,752,269.18	7.81557	0.39000	0.39000	1 Month MTA	60	1	N/A	60	348	12	60	60	3.10000	12.81557	3.10000	360	357	N/A	N/A	120	7,103.01	N
163	402,491.48	8.00000	0.39000	0.39000	1 Month MTA	60	1	N/A	12	348	12	60	60	3.10000	13.00000	3.10000	360	353	N/A	N/A	120	1,428.98	N
164	1,173,495.99	8.18169	0.39000	0.39000	1 Month MTA	60	1	N/A	12	348	12	60	60	3.10000	13.18169	3.10000	360	347	N/A	N/A	120	4,838.02	N
165	1,448,025.78	7.78459	0.39000	0.39000	1 Month MTA	60	1	N/A	12	348	12	60	60	3.10000	12.78459	3.10000	360	353	N/A	N/A	120	5,102.88	N
166	2,900,111.82	7.65167	0.39000	0.39000	1 Month MTA	60	1	N/A	12	348	12	60	60	3.10000	12.65167	3.10000	360	354	N/A	N/A	120	10,617.85	N
167	2,724,483.27	7.31111	0.39000	0.39000	1 Month MTA	60	1	N/A	12	348	12	60	60	3.10000	12.31111	3.10000	360	355	N/A	N/A	120	9,953.34	N
168	3,166,644.16	7.90589	0.39000	0.39000	1 Month MTA	60	1	N/A	12	348	12	60	60	3.10000	12.90589	3.10000	360	356	N/A	N/A	120	11,486.13	N
169	234,094.75	7.87500	0.39000	0.39000	1 Month MTA	60	1	N/A	12	348	12	60	60	3.10000	12.87500	3.10000	360	357	N/A	N/A	120	828.81	N
170	366,000.67	7.87500	0.39000	0.39000	1 Month MTA	60	1	N/A	60	348	12	60	60	3.10000	12.87500	3.10000	360	346	N/A	N/A	120	1,509.35	N
171	5,015,671.84	7.62924	0.39000	0.39000	1 Month MTA	60	1	N/A	60	348	12	60	60	3.10000	12.62924	3.10000	360	347	N/A	N/A	120	21,648.60	N
172	8,577,504.90	7.83839	0.39000	0.39000	1 Month MTA	60	1	N/A	60	348	12	60	60	3.10000	12.83839	3.10000	360	353	N/A	N/A	120	35,280.85	N
173	9,341,770.95	7.77017	0.39000	0.39000	1 Month MTA	60	1	N/A	60	348	12	60	60	3.10572	12.77017	3.10572	360	354	N/A	N/A	120	38,051.86	N
174	10,036,873.91	7.63273	0.39000	0.39000	1 Month MTA	60	1	N/A	60	348	12	60	60	3.10000	12.63273	3.10000	360	355	N/A	N/A	120	41,082.28	N
175	8,540,132.21	7.85581	0.39000	0.39000	1 Month MTA	60	1	N/A	60	348	12	60	60	3.10000	12.85581	3.10000	360	356	N/A	N/A	120	35,966.75	N
176	8,593,801.18	7.75579	0.39000	0.39000	1 Month MTA	60	1	N/A	60	348	12	60	60	3.10000	12.75579	3.10000	360	357	N/A	N/A	120	36,015.95	N
177	229,000.00	7.87500	0.39000	0.39000	1 Month MTA	60	1	N/A	60	468	12	60	60	3.25000	12.87500	3.25000	480	480	N/A	N/A	120	579.05	N
178	417,686.91	8.50000	0.39000	0.39000	1 Month MTA	60	1	N/A	60	468	12	60	60	3.25000	13.50000	3.25000	480	479	N/A	N/A	115	1,259.76	N
179	238,267.90	8.25000	0.39000	0.39000	1 Month MTA	60	1	N/A	60	468	12	60	60	3.25000	13.25000	3.25000	480	479	N/A	N/A	120	850.22	N
180	1,083,840.18	7.99000	0.39000	0.39000	1 Month MTA	60	1	N/A	60	468	12	60	60	3.25000	12.99000	3.25000	480	479	N/A	N/A	115	3,270.29	N
181	3,801,886.87	7.85059	0.39000	0.39000	1 Month MTA	60	1	N/A	60	468	12	60	60	3.25000	12.85059	3.25000	480	479	N/A	N/A	120	10,695.55	N
182	2,180,982.48	8.15902	0.39000	0.39000	1 Month MTA	60	1	N/A	60	468	12	60	60	3.25000	13.15902	3.25000	480	478	N/A	N/A	120	6,412.26	N
183	415,551.31	8.12500	0.39000	0.39000	1 Month MTA	60	1	N/A	12	468	12	60	60	3.25000	13.12500	3.25000	480	470	N/A	N/A	120	1,011.43	N
184	485,405.04	7.62500	0.39000	0.39000	1 Month MTA	60	1	60	60	60	N/A	60	60	2.75000	12.95000	2.75000	360	359	N/A	N/A	120	1,670.38	N
185	266,982.03	9.25000	0.39000	0.39000	1 Month MTA	60	1	60	60	60	N/A	60	60	3.87500	12.95000	2.75000	360	359	N/A	N/A	115	1,068.39	N
186	245,510.56	8.35000	1.36000	1.36000	1 Month MTA	60	1	60	60	60	N/A	60	60	3.60000	12.95000	2.75000	360	358	N/A	N/A	115	945.17	N
187	2,425,776.64	8.28936	0.95376	0.95376	1 Month MTA	60	1	60	60	60	N/A	60	60	3.45266	12.95000	2.75000	360	358	N/A	N/A	120	9,158.94	N
188	792,996.52	7.72768	1.08274	1.08274	1 Month MTA	60	1	60	60	60	N/A	60	60	3.53472	12.95000	2.75000	360	358	N/A	N/A	115	3,034.14	N
189	6,167,928.52	7.45545	0.63327	0.63327	1 Month MTA	60	1	60	60	60	N/A	60	60	3.05126	12.95000	2.75000	360	358	N/A	N/A	120	22,102.97	N
190	1,661,066.11	8.02103	0.78008	0.78008	1 Month MTA	60	1	60	60	60	N/A	60	60	3.25921	12.95000	2.75000	360	358	N/A	N/A	120	6,069.34	N
191	154,963.02	8.25000	0.87000	0.87000	1 Month MTA	60	1	60	60	60	N/A	60	60	3.37500	12.95000	2.75000	360	358	N/A	N/A	115	578.89	N
192	497,687.72	7.95863	1.22580	1.22580	1 Month MTA	60	1	60	60	60	N/A	60	60	3.61157	12.95000	2.75000	360	358	N/A	N/A	115	1,886.55	N
193	590,990.58	8.50000	0.39000	0.39000	1 Month MTA	60	1	60	60	60	1	60	60	3.25000	9.95000	3.25000	360	358	N/A	N/A	120	2,169.67	N
194	4,803,077.21	7.43031	0.51979	0.51979	1 Month MTA	60	1	60	60	60	N/A	60	60	2.91567	12.95000	2.75000	360	358	N/A	N/A	120	17,115.42	N
195	187,499.43	7.50000	0.87000	0.87000	1 Month MTA	60	1	60	60	60	N/A	60	60	3.37500	12.95000	2.75000	360	357	N/A	N/A	120	699.55	N
196	673,560.70	8.05905	0.83867	0.83867	1 Month MTA	60	1	60	60	60	N/A	60	60	3.37362	12.95000	2.75000	360	357	N/A	N/A	120	2,425.24	N
197	467,321.89	7.80200	0.39000	0.39000	1 Month MTA	60	1	60	60	60	12	60	60	2.77500	9.95000	2.77500	360	356	N/A	N/A	115	2,430.09	N
198	540,695.81	7.75000	0.39000	0.39000	1 Month MTA	60	1	60	60	60	1	60	60	3.25000	9.95000	3.25000	480	478	N/A	N/A	120	1,626.17	N
199	554,442.66	8.50000	0.39000	0.39000	1 Month MTA	60	1	60	60	60	1	60	60	3.25000	9.95000	3.25000	480	476	N/A	N/A	120	1,651.91	N
200	452,781.26	7.87500	0.39000	0.39000	1 Month MTA	60	1	60	60	60	1	60	60	3.25000	9.95000	3.25000	480	477	N/A	N/A	120	1,356.66	N
201	434,388.84	8.00000	0.39000	0.39000	1 Year LIBOR	60	12	60	60	60	12	60	60	2.75000	13.00000	2.75000	360	356	5.00000	2.00000	110	1,800.00	N
202	427,482.22	7.12500	0.39000	0.39000	1 Year LIBOR	60	12	60	60	60	12	60	60	2.25000	12.12500	2.25000	360	352	5.00000	2.00000	115	1,443.75	N
203	595,803.49	7.12500	0.39000	0.39000	1 Year LIBOR	60	12	60	60	60	12	60	60	2.25000	12.12500	2.25000	360	353	5.00000	2.00000	115	2,022.11	N
204	1,276,133.88	7.04545	0.39000	0.39000	1 Year LIBOR	60	12	60	60	60	12	60	60	2.25000	12.04545	2.25000	360	354	5.00000	2.00000	115	4,237.61	N
205	2,756,493.05	6.88314	0.39000	0.39000	1 Year LIBOR	60	12	60	60	60	12	60	60	2.75000	11.88417	2.75000	360	355	5.00000	2.00000	115	12,928.75	N
206	4,710,997.61	7.37055	0.39000	0.39000	1 Year LIBOR	60	12	60	60	60	12	60	60	2.75000	12.37499	2.75000	360	356	5.00000	2.00000	115	19,200.26	N
207	7,844,801.20	7.25187	0.39000	0.39000	1 Year LIBOR	60	12	60	60	60	12	60	60	2.75000	12.25556	2.75000	360	357	5.00000	2.00000	115	29,187.90	N
208	428,234.80	6.75000	0.39000	0.39000	1 Year LIBOR	60	12	60	60	60	12	60	60	2.75000	11.75000	2.75000	360	357	5.00000	2.00000	110	1,343.75	N
209	3,659,697.96	7.08641	0.39000	0.39000	1 Year LIBOR	60	12	60	60	60	12	60	60	2.75000	12.08915	2.75000	360	356	5.00000	2.00000	115	15,556.04	N
210	603,015.23	6.75000	0.39000	0.39000	1 Year LIBOR	60	12	60	60	60	12	60	60	2.75000	11.75000	2.75000	360	355	5.00000	2.00000	115	2,778.70	N
211	1,630,684.64	7.18744	0.39000	0.39000	6 Month LIBOR	60	6	60	60	60	6	60	60	2.25000	12.18744	2.25000	360	351	5.00000	1.00000	110	5,568.75	N
212	537,163.11	6.62500	0.39000	0.39000	6 Month LIBOR	60	6	60	60	60	6	60	60	2.25000	11.62500	2.25000	360	352	5.00000	1.00000	110	1,594.70	N
213	664,488.37	6.87500	0.52000	0.52000	6 Month LIBOR	60	6	60	60	60	6	60	60	2.25000	11.87500	2.25000	360	349	5.00000	1.00000	115	2,086.69	N
214	8,619,814.87	6.69531	0.39000	0.39000	6 Month LIBOR	60	6	60	60	60	6	60	60	2.25000	11.69531	2.25000	360	350	5.00000	1.00000	115	26,151.87	N
215	35,194,209.97	6.78707	0.39000	0.39000	6 Month LIBOR	60	6	60	60	60	6	60	60	2.25000	11.78707	2.25000	360	351	5.00000	1.00000	115	109,221.70	N
216	40,914,886.29	6.80319	0.39000	0.39000	6 Month LIBOR	60	6	60	60	60	6	60	60	2.26278	11.80319	2.26278	360	352	5.00000	1.00000	115	127,329.75	N
217	21,919,433.03	6.70241	0.39000	0.39000	6 Month LIBOR	60	6	60	60	60	6	60	60	2.25000	11.70241	2.25000	360	353	5.00000	1.00000	115	66,675.72	N
218	3,885,055.70	6.95191	0.39000	0.39000	6 Month LIBOR	60	6	60	60	60	6	60	60	2.25000	11.95191	2.25000	360	354	5.00000	1.00000	115	12,634.95	N
219	5,438,445.72	6.43520	0.39000	0.39000	6 Month LIBOR	60	6	60	60	60	6	60	60	2.25000	11.43520	2.25000	360	355	5.00000	1.00000	115	15,490.39	N
220	1,272,961.89	7.17265	0.39000	0.39000	6 Month LIBOR	60	6	60	60	60	6	60	60	2.75000	12.17265	2.75000	360	356	5.00000	1.00000	115	4,319.70	N
221	2,633,737.72	6.89127	0.39000	0.39000	6 Month LIBOR	60	6	60	60	60	6	60	60	2.75000	11.89127	2.75000	360	357	5.00000	1.00000	115	8,549.51	N
222	3,840,501.18	7.09914	0.39000	0.39000	6 Month LIBOR	60	6	60	60	60	6	60	60	2.25000	12.09914	2.25000	360	350	5.00000	1.00000	115	12,891.01	N
223	13,964,528.40	6.80803	0.39000	0.39000	6 Month LIBOR	60	6	60	60	60	6	60	60	2.25000	11.80803	2.25000	360	351	5.00000	1.00000	115	43,477.74	N
224	12,919,777.56	6.60831	0.39000	0.39000	6 Month LIBOR	60	6	60	60	60	6	60	60	2.25000	11.60831	2.25000	360	352	5.00000	1.00000	115	38,180.03	N
225	5,343,795.60	6.69672	0.39000	0.39000	6 Month LIBOR	60	6	60	60	60	6	60	60	2.25000	11.69672	2.25000	360	353	5.00000	1.00000	115	16,220.80	N
226	491,009.93	7.25000	0.39000	0.39000	6 Month LIBOR	60	6	60	60	60	6	60	60	2.75000	12.25000	2.75000	360	357	5.00000	1.00000	115	1,718.18	N
227	7,299,683.69	7.06969	0.39000	0.39000	6 Month LIBOR	60	6	60	60	60	6	60	60	2.75000	12.06969	2.75000	360	356	5.00000	1.00000	115	24,653.26	N
228	11,431,490.81	7.05058	0.39000	0.39000	6 Month LIBOR	60	6	60	60	60	6	60	60	2.75000	12.05058	2.75000	360	357	5.00000	1.00000	115	38,289.76	N
229	3,080,811.46	7.20340	0.39000	0.39000	6 Month LIBOR	60	6	60	60	60	6	60	60	2.25000	12.20340	2.25000	360	350	5.00000	1.00000	115	10,582.21	N
230	5,109,058.50	6.80651	0.39000	0.39000	6 Month LIBOR	60	6	60	60	60	6	60	60	2.25000	11.80651	2.25000	360	351	5.00000	1.00000	115	15,849.19	N
231	7,833,179.20	6.69772	0.39000	0.39000	6 Month LIBOR	60	6	60	60	60	6	60	60	2.25000	11.69772	2.25000	360	352	5.00000	1.00000	115	23,788.15	N
232	2,464,462.84	6.74515	0.39000	0.39000	6 Month LIBOR	60	6	60	60	60	6	60	60	2.25000	11.74515	2.25000	360	353	5.00000	1.00000	115	7,562.08	N
233	1,012,673.06	8.25000	0.39000	0.39000	6 Month LIBOR	60	6	60	60	60	6	60	60	2.25000	13.25000	2.25000	360	355	5.00000	1.00000	115	4,375.00	N
234	1,930,155.46	7.42031	0.39000	0.39000	6 Month LIBOR	60	6	60	60	60	6	60	60	2.75000	12.42031	2.75000	360	356	5.00000	1.00000	115	6,805.39	N
235	9,146,457.68	6.96876	0.39000	0.39000	6 Month LIBOR	60	6	60	60	60	6	60	60	2.75000	11.96876	2.75000	360	357	5.00000	1.00000	115	30,172.98	N
236	436,089.13	6.87500	0.39000	0.39000	6 Month LIBOR	60	6	60	60	60	6	60	60	2.25000	11.87500	2.25000	480	469	5.00000	1.00000	115	1,372.40	N
237	2,083,837.53	6.88912	0.39000	0.39000	6 Month LIBOR	60	6	60	60	60	6	60	60	2.25000	11.88912	2.25000	480	471	5.00000	1.00000	115	6,614.79	N
238	763,975.79	6.37500	0.39000	0.39000	6 Month LIBOR	60	6	60	60	60	6	60	60	2.25000	11.37500	2.25000	480	472	5.00000	1.00000	115	2,105.78	N
239	1,034,037.82	6.98033	0.39000	0.39000	6 Month LIBOR	60	6	60	60	60	6	60	60	2.25000	11.98033	2.25000	480	473	5.00000	1.00000	115	3,371.94	N
240	583,979.77	7.75000	0.39000	0.39000	6 Month LIBOR	60	6	60	60	60	6	60	60	2.75000	12.75000	2.75000	480	476	5.00000	1.00000	115	1,744.28	N
241	1,307,637.38	6.94268	0.39000	0.39000	6 Month LIBOR	60	6	60	60	60	6	60	60	2.25000	11.94268	2.25000	480	470	5.00000	1.00000	115	4,189.06	N
242	968,974.80	7.31221	0.39000	0.39000	6 Month LIBOR	60	6	60	60	60	6	60	60	2.75000	12.31221	2.75000	480	476	5.00000	1.00000	115	2,417.19	N
243	3,534,789.36	7.10801	0.39000	0.39000	6 Month LIBOR	60	6	60	60	60	6	60	60	2.75000	12.10801	2.75000	480	477	5.00000	1.00000	115	9,426.39	N
244	1,679,502.59	6.70330	0.39000	0.39000	6 Month LIBOR	60	6	60	60	60	6	60	60	2.25000	11.70330	2.25000	480	471	5.00000	1.00000	115	5,126.33	N

Assumed Mortgage Loan Number	Current Balance ($)	Current Gross Mortgage Rate (%)	Initial Trust Expense Fee Rate (%)(1)	Subsequent Trust Expense Fee Rate (%)(2)	Index	Initial Rate Adjustment Period (Months)	Subsequent Rate Adjustment Frequency (Months)	Interest Only Period (begins after Negative Amortization Period) (4)	Fixed or NegAm Period Minimum Payment Adjustment Period (Months)	Negam Period	Subsequent Minimum Payment Adjustment Frequency (Months)	First Recast (Months)	Recast Frequency (Months)	Gross Margin (%)	Maximum Rate (%)	Minimum Rate (%)	Original Term to Maturity (Months)	Remaining Term to Maturity (Months)	Initial Rate Cap (%)	Periodic Rate Cap (%)	Negative Amortization Limit (%)	Original Minimum Payment ($)(3)	Balloon Flag
245	1,194,321.57	7.40269	0.39000	0.39000	6 Month LIBOR	60	6	60	60	60	6	60	60	2.25000	12.40269	2.25000	480	472	5.00000	1.00000	115	4,294.39	N
246	4,780,734.36	7.26104	0.39000	0.39000	6 Month LIBOR	60	6	60	60	60	6	60	60	2.75000	12.26104	2.75000	480	476	5.00000	1.00000	115	12,660.91	N
247	3,891,918.54	7.30282	0.39000	0.39000	6 Month LIBOR	60	6	60	60	60	6	60	60	2.75000	12.30282	2.75000	480	477	5.00000	1.00000	115	10,404.41	N
248	300,043.44	7.88000	1.12000	1.12000	1 Month LIBOR	84	1	36	84	84	N/A	84	36	3.63000	12.95000	2.75000	360	358	N/A	N/A	120	1,160.66	N
249	512,330.19	6.87500	0.39000	0.39000	1 Month LIBOR	84	1	36	84	84	N/A	84	36	2.75000	12.95000	2.75000	360	358	N/A	N/A	120	1,760.11	N
250	244,722.91	8.47500	1.47000	1.47000	1 Month LIBOR	84	1	36	84	84	N/A	84	36	3.47500	12.95000	2.75000	360	357	N/A	N/A	115	892.38	N
251	3,871,705.02	7.73924	0.42051	0.42051	1 Month MTA	84	1	36	84	84	N/A	84	36	3.00377	12.95000	2.75000	360	358	N/A	N/A	120	13,760.00	N
252	437,164.80	7.39490	0.39000	0.39000	1 Month MTA	84	1	36	84	84	N/A	84	36	2.75000	12.95000	2.75000	360	358	N/A	N/A	120	1,500.59	N
253	2,865,274.20	7.32175	0.39000	0.39000	1 Month MTA	84	1	36	84	84	N/A	84	36	2.75000	12.95000	2.75000	360	358	N/A	N/A	120	9,785.83	N
254	369,170.30	7.10000	0.68000	0.68000	1 Month MTA	84	1	36	84	84	N/A	84	36	3.22500	12.95000	2.75000	360	357	N/A	N/A	120	1,359.29	N
255	204,482.10	8.25000	0.87000	0.87000	1 Month MTA	84	1	36	84	84	N/A	84	36	3.37500	12.95000	2.75000	360	357	N/A	N/A	120	735.88	N
256	601,761.07	5.87500	0.39000	0.39000	6 Month LIBOR	84	6	36	84	84	6	84	36	2.25000	10.87500	2.25000	360	355	5.00000	1.00000	110	1,444.69	N
257	2,584,108.63	6.67376	0.39000	0.39000	6 Month LIBOR	84	6	36	84	84	6	84	36	2.25000	11.67376	2.25000	360	355	5.00000	1.00000	115	7,854.68	N
258	609,949.35	6.87500	0.39000	0.39000	6 Month LIBOR	84	6	36	84	84	6	84	36	2.75000	11.87500	2.75000	360	356	5.00000	1.00000	115	1,942.71	N
259	650,245.39	6.50000	0.39000	0.39000	6 Month LIBOR	84	6	36	84	84	6	84	36	2.75000	11.50000	2.75000	360	357	5.00000	1.00000	115	2,090.66	N
260	1,730,274.37	7.15868	0.39000	0.39000	6 Month LIBOR	84	6	36	84	84	6	84	36	2.75000	12.15868	2.75000	360	357	5.00000	1.00000	115	5,798.30	N
261	1,202,890.32	6.75000	0.39000	0.39000	Not Applicable	N/A	N/A	N/A	120	120	N/A	120	N/A	N/A	N/A	N/A	360	359	N/A	N/A	115	3,859.68	N
262	1,276,733.39	6.90763	0.39000	0.39000	Not Applicable	N/A	N/A	N/A	120	120	N/A	120	N/A	N/A	N/A	N/A	360	359	N/A	N/A	115	4,380.49	N
263	645,500.00	6.87500	0.39000	0.39000	Not Applicable	N/A	N/A	N/A	120	120	N/A	120	N/A	N/A	N/A	N/A	360	359	N/A	N/A	115	2,076.51	N
264	552,839.44	7.37500	0.39000	0.39000	Not Applicable	N/A	N/A	N/A	120	120	N/A	120	N/A	N/A	N/A	N/A	360	358	N/A	N/A	115	1,964.84	N
265	1,323,633.29	7.55659	0.61082	0.61082	Not Applicable	N/A	N/A	60	60	60	N/A	60	60	N/A	N/A	N/A	360	358	N/A	N/A	120	4,734.76	N
266	1,407,275.21	7.25000	0.39000	0.39000	Not Applicable	N/A	N/A	60	60	60	N/A	60	60	N/A	N/A	N/A	360	358	N/A	N/A	110	4,831.68	N
267	116,627.08	7.37500	0.39000	0.39000	Not Applicable	N/A	N/A	60	60	60	N/A	60	60	N/A	N/A	N/A	360	358	N/A	N/A	120	400.34	N
268	437,346.38	7.87500	1.22000	1.22000	Not Applicable	N/A	N/A	60	60	60	N/A	60	60	N/A	N/A	N/A	360	358	N/A	N/A	115	1,635.17	N
269	1,322,736.66	7.20375	0.39000	0.39000	Not Applicable	N/A	N/A	60	60	60	N/A	60	60	N/A	N/A	N/A	360	358	N/A	N/A	120	4,541.78	N
270	555,537.25	8.25000	1.81000	1.81000	Not Applicable	N/A	N/A	60	60	60	N/A	60	60	N/A	N/A	N/A	360	357	N/A	N/A	115	2,286.06	N
271	2,272,526.19	7.37500	0.39000	0.39000	Not Applicable	N/A	N/A	60	60	60	N/A	60	60	N/A	N/A	N/A	360	357	N/A	N/A	120	7,605.17	N
272	724,567.88	6.50000	0.39000	0.39000	Not Applicable	N/A	N/A	60	60	60	N/A	60	60	N/A	N/A	N/A	360	354	N/A	N/A	115	2,299.73	N
273	1,422,281.83	8.58971	0.39000	0.39000	Not Applicable	N/A	N/A	60	60	60	N/A	60	60	N/A	N/A	N/A	360	357	N/A	N/A	110	5,371.86	N
274	215,254.49	8.47500	1.46000	1.46000	Not Applicable	N/A	N/A	60	60	60	N/A	60	60	N/A	N/A	N/A	360	357	N/A	N/A	115	814.33	N
275	392,285.54	7.00000	0.39000	0.39000	Not Applicable	N/A	N/A	60	60	60	N/A	60	60	N/A	N/A	N/A	360	357	N/A	N/A	120	1,352.87	N
276	598,496.46	8.50000	0.39000	0.39000	1 Month LIBOR	1	1	N/A	12	348	12	60	60	3.22500	9.95000	3.22500	360	357	N/A	N/A	115	2,043.11	N
277	453,156.07	8.37500	0.39000	0.39000	1 Month LIBOR	1	1	N/A	12	348	12	60	60	3.00000	9.95000	3.00000	360	356	N/A	N/A	115	1,736.93	N
278	863,511.67	7.68978	0.39000	0.39000	1 Month LIBOR	1	1	N/A	12	348	12	60	60	2.33978	9.95000	2.33978	360	357	N/A	N/A	115	2,861.34	N
279	650,893.79	9.00000	0.39000	0.39000	1 Month LIBOR	1	1	N/A	12	468	12	60	60	3.65000	9.95000	3.65000	480	477	N/A	N/A	115	1,872.33	N
280	1,735,038.27	8.29199	0.39000	0.39000	1 Month LIBOR	1	1	N/A	12	468	12	60	60	2.98925	9.95000	2.98925	480	477	N/A	N/A	115	4,596.58	N
281	467,616.26	8.50000	0.39000	0.39000	1 Month LIBOR	1	1	N/A	12	468	12	60	60	3.15000	9.95000	3.15000	480	476	N/A	N/A	115	1,226.23	N
282	579,965.68	8.50000	0.39000	0.39000	1 Month LIBOR	1	1	N/A	12	348	12	60	60	3.15000	9.95000	3.15000	360	355	N/A	N/A	115	1,584.73	Y
283	470,875.19	7.43300	0.39000	0.39000	1 Month MTA	1	1	N/A	12	348	12	60	60	2.45000	10.95000	2.45000	360	359	N/A	N/A	115	1,518.14	N
284	714,293.73	7.93300	0.39000	0.39000	1 Month MTA	1	1	N/A	12	348	12	60	60	2.95000	10.95000	2.95000	360	359	N/A	N/A	115	2,302.94	N
285	1,210,109.34	8.00800	0.39000	0.39000	1 Month MTA	1	1	N/A	12	348	12	60	60	3.02500	10.95000	3.02500	360	359	N/A	N/A	115	3,901.49	N
286	1,887,000.03	8.12143	0.39000	0.39000	1 Month MTA	1	1	N/A	12	348	12	60	60	3.13843	10.95000	3.13843	360	359	N/A	N/A	115	6,126.58	N
287	965,841.85	7.76281	0.39000	0.39000	1 Month MTA	1	1	N/A	12	348	12	60	60	2.77981	10.95000	2.77981	360	358	N/A	N/A	115	3,103.83	N
288	1,059,539.14	7.78059	0.39000	0.39000	1 Month MTA	1	1	N/A	12	348	12	60	60	2.79759	10.95000	2.79759	360	358	N/A	N/A	115	3,404.90	N
289	504,534.25	8.05800	0.39000	0.39000	1 Month MTA	1	1	N/A	12	348	12	60	60	3.07500	10.95000	3.07500	360	358	N/A	N/A	115	1,621.07	N
290	9,082,305.78	7.94735	0.39000	0.39000	1 Month MTA	1	1	N/A	12	348	12	60	60	2.98424	10.36028	2.98424	360	358	N/A	N/A	115	29,802.87	N
291	1,051,171.74	8.24432	0.39000	0.39000	1 Month MTA	1	1	N/A	12	348	12	60	60	3.31932	9.95000	3.31932	360	358	N/A	N/A	115	3,623.07	N
292	1,097,111.18	7.83715	0.39000	0.39000	1 Month MTA	1	1	N/A	12	348	12	60	60	2.85415	10.95000	2.85415	360	349	N/A	N/A	110	3,900.55	N
293	17,322,058.23	7.96621	0.39000	0.39000	1 Month MTA	1	1	N/A	12	348	12	60	60	2.98327	10.84142	2.97758	360	355	N/A	N/A	115	56,244.01	N
294	1,866,213.35	8.87500	0.39000	0.39000	1 Month MTA	3	1	N/A	12	348	12	60	60	3.95000	9.95000	3.95000	360	352	N/A	N/A	110	6,591.14	N
295	2,924,024.50	8.81979	0.39000	0.39000	1 Month MTA	3	1	N/A	12	348	12	60	60	3.85583	9.95000	3.85583	360	353	N/A	N/A	115	10,159.50	N
296	679,178.53	8.75000	0.39000	0.39000	1 Month MTA	1	1	N/A	12	348	12	60	60	3.75000	9.95000	3.75000	360	347	N/A	N/A	110	2,328.60	N
297	421,642.28	8.37500	0.39000	0.39000	1 Month MTA	1	1	N/A	13	348	12	60	60	3.37500	9.95000	3.37500	360	342	N/A	N/A	110	1,484.02	N
298	480,704.00	8.37500	0.39000	0.39000	1 Month MTA	1	1	N/A	13	348	12	60	60	3.40000	9.95000	3.40000	360	341	N/A	N/A	115	1,576.68	N
299	3,203,725.22	8.00849	0.39000	0.39000	1 Month MTA	1	1	N/A	12	348	12	60	60	3.01916	9.96047	3.01916	360	351	N/A	N/A	110	10,655.30	N
300	42,285,235.36	7.92486	0.39000	0.39000	1 Month MTA	1	1	N/A	12	348	12	60	60	2.94153	10.61670	2.94153	360	355	N/A	N/A	115	138,063.79	N
301	577,263.28	8.50000	0.39000	0.39000	1 Month MTA	3	1	N/A	12	348	12	60	60	3.55000	9.95000	3.55000	360	353	N/A	N/A	110	2,054.15	N
302	644,928.50	9.00000	0.39000	0.39000	1 Month MTA	1	1	N/A	12	348	12	60	60	4.00000	9.99900	4.00000	360	353	N/A	N/A	110	2,026.33	N
303	932,940.74	8.32206	0.39000	0.39000	1 Month MTA	1	1	N/A	12	348	12	60	60	3.37152	9.95000	3.37152	360	356	N/A	N/A	115	2,963.36	N
304	2,413,393.85	8.85006	0.39000	0.39000	1 Month MTA	1	1	N/A	12	348	12	60	60	3.88005	9.99900	3.88005	360	352	N/A	N/A	110	7,614.82	N
305	1,677,265.19	7.84301	0.39000	0.39000	1 Month MTA	1	1	N/A	12	348	12	60	60	2.86001	10.95000	2.86001	360	356	N/A	N/A	115	5,541.55	N
306	679,760.65	8.25000	0.39000	0.39000	1 Month MTA	3	1	N/A	12	348	12	60	60	3.27500	9.95000	3.27500	360	343	N/A	N/A	115	2,230.16	N
307	80,506.80	8.10800	0.39000	0.39000	1 Month MTA	1	1	N/A	12	348	12	60	60	3.12500	10.95000	3.12500	360	353	N/A	N/A	115	257.32	N
308	4,756,319.54	8.29200	0.39000	0.39000	1 Month MTA	1	1	N/A	12	348	12	60	60	3.30892	10.37435	3.30892	360	353	N/A	N/A	110	15,963.87	N
309	66,126,420.94	8.20110	0.39000	0.39000	1 Month MTA	1	1	N/A	12	348	12	60	60	3.22317	10.72259	3.22317	360	355	N/A	N/A	115	216,181.38	N
310	1,398,224.10	8.37500	0.39000	0.39000	1 Month MTA	1	1	N/A	12	348	12	60	60	3.40000	9.99595	3.40000	360	351	N/A	N/A	110	4,374.30	N
311	4,166,005.44	8.08821	0.39000	0.39000	1 Month MTA	1	1	N/A	12	348	12	60	60	3.14406	9.95000	3.14406	360	356	N/A	N/A	115	14,383.63	N
312	483,007.23	8.25000	0.39000	0.39000	1 Month MTA	1	1	N/A	12	348	12	60	60	3.25000	9.99900	3.25000	360	350	N/A	N/A	110	1,527.79	N
313	562,375.00	2.37500	0.39000	0.39000	1 Month MTA	1	1	N/A	12	468	12	60	60	3.05000	10.95000	3.05000	480	480	N/A	N/A	110	1,816.03	N
314	120,810.78	7.78300	0.39000	0.39000	1 Month MTA	1	1	N/A	12	468	12	60	60	2.80000	10.95000	2.80000	480	479	N/A	N/A	115	327.87	N
315	808,756.17	7.95369	0.39000	0.39000	1 Month MTA	1	1	N/A	12	468	12	60	60	2.97069	11.03612	2.97069	480	479	N/A	N/A	115	2,230.08	N
316	3,815,623.61	8.32307	0.39000	0.39000	1 Month MTA	1	1	N/A	12	468	12	60	60	3.34007	10.95000	3.34007	480	479	N/A	N/A	115	10,355.30	N
317	3,125,580.25	8.07688	0.39000	0.39000	1 Month MTA	1	1	N/A	12	468	12	60	60	3.09388	10.95000	3.09388	480	478	N/A	N/A	115	8,770.51	N
318	215,455.98	7.90800	0.39000	0.39000	1 Month MTA	1	1	N/A	12	468	12	60	60	2.92500	10.95000	2.92500	480	478	N/A	N/A	110	694.28	N
319	1,067,954.06	8.29897	0.39000	0.39000	1 Month MTA	1	1	N/A	12	468	12	60	60	3.32032	10.40529	3.32032	480	478	N/A	N/A	115	3,047.13	N
320	473,718.39	8.45800	0.39000	0.39000	1 Month MTA	1	1	N/A	12	468	12	60	60	3.47500	10.95000	3.47500	480	478	N/A	N/A	110	1,525.80	N
321	1,282,040.95	8.54092	0.39000	0.39000	1 Month MTA	1	1	N/A	12	468	12	60	60	3.55792	10.95000	3.55792	480	478	N/A	N/A	115	3,751.85	N
322	984,103.01	8.25000	0.39000	0.39000	1 Month MTA	1	1	N/A	12	468	12	60	60	3.32500	9.95000	3.32500	480	478	N/A	N/A	115	2,722.56	N
323	1,546,543.81	8.06686	0.39000	0.39000	1 Month MTA	1	1	N/A	12	468	12	60	60	3.07761	10.58191	3.07761	480	470	N/A	N/A	110	4,740.93	N
324	14,283,646.43	8.09579	0.39000	0.39000	1 Month MTA	1	1	N/A	12	468	12	60	60	3.11151	10.86183	3.11151	480	475	N/A	N/A	115	38,410.00	N
325	1,132,655.74	7.86226	0.39000	0.39000	1 Month MTA	1	1	N/A	12	468	12	60	60	2.87926	10.95000	2.87926	480	461	N/A	N/A	110	3,445.43	N
326	823,656.15	8.06798	0.39000	0.39000	1 Month MTA	1	1	N/A	12	468	12	60	60	3.08498	10.95000	3.08498	480	474	N/A	N/A	110	2,619.70	N
327	36,520,897.45	8.11378	0.39000	0.39000	1 Month MTA	1	1	N/A	12	468	12	60	60	3.13001	10.64606	3.13001	480	475	N/A	N/A	115	98,032.42	N
328	683,218.11	8.87500	0.39000	0.39000	1 Month MTA	3	1	N/A	12	468	12	60	60	3.87500	9.95000	3.87500	480	471	N/A	N/A	115	1,912.91	N

Assumed Mortgage Loan Number	Current Balance ($)	Current Gross Mortgage Rate (%)	Initial Trust Expense Fee Rate (%)(1)	Subsequent Trust Expense Fee Rate (%)(2)	Index	Initial Rate Adjustment Period (Months)	Subsequent Rate Adjustment Frequency (Months)	Interest Only Period (begins after Negative Amortization Period) (4)	Fixed or NegAm Period Minimum Payment Adjustment Period (Months)	Negam Period	Subsequent Minimum Payment Adjustment Frequency (Months)	First Recast (Months)	Recast Frequency (Months)	Gross Margin (%)	Maximum Rate (%)	Minimum Rate (%)	Original Term to Maturity (Months)	Remaining Term to Maturity (Months)	Initial Rate Cap (%)	Periodic Rate Cap (%)	Negative Amortization Limit (%)	Original Minimum Payment ($)(3)	Balloon Flag
329	1,188,039.54	8.40399	0.39000	0.39000	1 Month MTA	1	1	N/A	12	468	12	60	60	3.41515	9.95000	3.41515	480	475	N/A	N/A	115	3,159.33	N
330	536,208.33	8.25800	0.39000	0.39000	1 Month MTA	1	1	N/A	12	468	12	60	60	3.27500	10.95000	3.27500	480	476	N/A	N/A	110	1,714.71	N
331	7,111,262.33	8.26924	0.39000	0.39000	1 Month MTA	1	1	N/A	12	468	12	60	60	3.28624	10.95000	3.28624	480	477	N/A	N/A	115	19,231.16	N
332	1,127,455.45	7.94313	0.39000	0.39000	1 Month MTA	1	1	N/A	12	468	12	60	60	2.96813	9.95000	2.96813	480	476	N/A	N/A	115	3,371.07	N
333	2,463,234.51	8.37811	0.39000	0.39000	1 Month MTA	1	1	N/A	12	468	12	60	60	3.39511	10.95000	3.39511	480	474	N/A	N/A	110	7,780.66	N
334	66,119,322.06	8.40108	0.39000	0.39000	1 Month MTA	1	1	N/A	12	468	12	60	60	3.42512	10.76668	3.42512	480	475	N/A	N/A	115	181,574.97	N
335	159,338.73	8.50000	0.39000	0.39000	1 Month MTA	1	1	N/A	12	468	12	120	60	3.57500	9.95000	3.57500	480	467	N/A	N/A	115	588.80	N
336	3,559,336.63	8.13159	0.39000	0.39000	1 Month MTA	1	1	N/A	12	468	12	60	60	3.19660	10.20552	3.19660	480	475	N/A	N/A	115	9,853.01	N
337	755,547.78	7.75000	0.39000	0.39000	1 Month MTA	1	1	N/A	12	348	12	60	60	2.72500	9.95000	2.72500	360	358	N/A	N/A	115	2,078.79	Y
338	524,023.38	8.25000	0.39000	0.39000	1 Month MTA	1	1	N/A	12	348	12	60	60	3.30000	9.95000	3.30000	360	357	N/A	N/A	115	1,434.37	Y
339	527,218.10	8.37500	0.39000	0.39000	1 Month MTA	1	1	N/A	12	348	12	60	60	3.45000	9.95000	3.45000	360	340	N/A	N/A	115	1,726.89	Y
340	1,098,175.72	8.17288	0.39000	0.39000	1 Month MTA	1	1	N/A	12	348	12	60	60	3.21810	9.95000	3.21810	360	357	N/A	N/A	115	3,184.49	Y
341	482,162.42	8.25000	0.39000	0.39000	1 Month MTA	1	1	N/A	60	348	12	60	60	3.32500	9.95000	3.32500	360	358	N/A	N/A	115	1,893.62	N
342	443,190.17	7.25000	0.39000	0.39000	1 Month MTA	1	1	N/A	60	348	12	60	60	2.25000	9.95000	2.25000	360	356	N/A	N/A	115	1,742.48	N
343	465,373.76	8.37500	0.39000	0.39000	1 Month MTA	1	1	N/A	60	348	12	60	60	3.37500	9.95000	3.37500	360	356	N/A	N/A	115	1,813.47	N
344	1,873,372.08	8.27782	0.39000	0.39000	1 Month MTA	1	1	N/A	60	348	12	60	60	3.33572	9.95000	3.33572	360	356	N/A	N/A	115	7,165.45	N
345	1,475,812.96	8.04009	0.39000	0.39000	1 Month MTA	1	1	N/A	60	348	12	60	60	3.09269	9.95000	3.09269	360	353	N/A	N/A	115	5,451.61	N
346	965,977.80	8.25324	0.39000	0.39000	1 Month MTA	1	1	N/A	60	468	12	60	60	3.29490	9.95000	3.29490	480	478	N/A	N/A	115	3,167.52	N
347	3,407,860.62	8.25745	0.39000	0.39000	1 Month MTA	1	1	N/A	60	468	12	60	60	3.28993	9.95000	3.28993	480	477	N/A	N/A	115	11,102.56	N
348	576,104.48	8.62500	0.39000	0.39000	1 Month MTA	1	1	N/A	60	468	12	60	60	3.70000	9.95000	3.70000	480	475	N/A	N/A	115	1,741.25	N
349	422,755.06	7.25000	0.39000	0.39000	1 Month MTA	1	1	N/A	60	348	12	60	60	2.27500	9.95000	2.27500	360	358	N/A	N/A	115	1,164.12	Y
350*	380,000.00	7.12500	0.39000	0.39000	1 Month MTA	60	1	N/A	12	348	12	60	60	3.10000	12.12500	3.10000	360	359	N/A	N/A	120	1,357.53	N
351*	2,361,881.00	8.09205	0.39000	0.39000	1 Month MTA	60	1	N/A	60	348	12	60	60	3.10000	13.09205	3.10000	360	359	N/A	N/A	120	10,196.16	N
352*	465,988.95	8.37500	0.39000	0.39000	1 Month MTA	60	1	N/A	12	348	12	60	60	3.10000	13.37500	3.10000	360	358	N/A	N/A	120	2,023.71	N
353*	1,633,114.86	7.92391	0.39000	0.39000	1 Month MTA	60	1	N/A	60	348	12	60	60	3.10000	12.92391	3.10000	360	358	N/A	N/A	120	6,943.44	N
354*	462,394.03	8.25000	0.39000	0.39000	1 Month MTA	60	1	N/A	60	348	12	60	60	3.10000	13.25000	3.10000	360	357	N/A	N/A	120	1,939.38	N
355*	668,371.15	7.95854	0.39000	0.39000	1 Month MTA	60	1	N/A	60	468	12	60	60	3.25000	12.95854	3.25000	480	477	N/A	N/A	120	2,896.47	N
356*	1,153,381.96	7.19898	0.39000	0.39000	6 Month LIBOR	60	6	60	60	60	6	60	60	2.75000	12.19898	2.75000	360	358	5.00000	1.00000	115	3,954.37	N
357*	541,375.00	7.50000	0.39000	0.39000	6 Month LIBOR	60	6	60	60	60	6	60	60	2.75000	12.50000	2.75000	360	358	5.00000	1.00000	115	1,995.95	N
358*	3,773,463.64	7.49576	0.39000	0.39000	6 Month LIBOR	60	6	60	60	60	6	60	60	2.75000	12.49576	2.75000	360	358	5.00000	1.00000	115	13,158.53	N
359*	254,044.56	7.25000	0.39000	0.39000	6 Month LIBOR	60	6	60	60	60	6	60	60	2.75000	12.25000	2.75000	360	357	5.00000	1.00000	115	890.52	N
360*	204,979.73	8.37500	0.39000	0.39000	6 Month LIBOR	60	6	60	60	60	6	60	60	2.25000	13.37500	2.25000	360	349	5.00000	1.00000	115	895.83	N
361*	546,829.84	7.50000	0.39000	0.39000	6 Month LIBOR	60	6	60	60	60	6	60	60	2.25000	12.50000	2.25000	360	353	5.00000	1.00000	115	2,025.00	N
362*	255,356.86	7.00000	0.39000	0.39000	6 Month LIBOR	60	6	60	60	60	6	60	60	2.75000	12.00000	2.75000	360	356	5.00000	1.00000	115	829.67	N
363*	1,219,496.56	7.60834	0.39000	0.39000	6 Month LIBOR	60	6	60	60	60	6	60	60	2.75000	12.60834	2.75000	480	478	5.00000	1.00000	115	3,408.11	N
364*	2,736,142.56	7.40876	0.39000	0.39000	6 Month LIBOR	60	6	60	60	60	6	60	60	2.75000	12.40876	2.75000	480	478	5.00000	1.00000	115	7,730.45	N
365*	656,291.58	7.25000	0.39000	0.39000	6 Month LIBOR	60	6	60	60	60	6	60	60	2.75000	12.25000	2.75000	480	475	5.00000	1.00000	115	1,842.51	N
366*	251,000.00	6.87500	0.39000	0.39000	Not Applicable	N/A	N/A	N/A	120	120	N/A	120	N/A	0.00000	0.00000	0.00000	360	358	N/A	N/A	115	807.32	N
367*	256,800.00	1.00000	0.39000	0.39000	1 Month MTA	1	1	N/A	12	348	12	60	60	3.40000	10.95000	3.40000	360	359	N/A	N/A	115	825.98	N
368*	931,500.00	2.00000	0.39000	0.39000	1 Month MTA	1	1	N/A	12	348	12	60	60	3.31787	10.95000	3.31787	360	359	N/A	N/A	110	3,443.02	N
369*	2,203,200.00	1.00000	0.39000	0.39000	1 Month MTA	1	1	N/A	12	348	12	60	60	2.96205	10.95000	2.96205	360	359	N/A	N/A	115	7,086.37	N
370*	160,000.00	1.00000	0.39000	0.39000	1 Month MTA	1	1	N/A	12	348	12	60	60	3.05000	10.95000	3.05000	360	359	N/A	N/A	115	514.63	N
371*	2,738,773.00	1.50198	0.39000	0.39000	1 Month MTA	1	1	N/A	12	348	12	60	60	3.40808	10.99732	3.40808	360	359	N/A	N/A	115	9,491.11	N
372*	2,628,766.18	4.33610	0.39000	0.39000	1 Month MTA	1	1	N/A	12	348	12	60	60	2.61873	10.95000	2.61873	360	358	N/A	N/A	115	8,465.56	N
373*	376,384.56	7.55800	0.39000	0.39000	1 Month MTA	1	1	N/A	12	348	12	60	60	2.57500	10.95000	2.57500	360	358	N/A	N/A	110	1,394.02	N
374*	2,555,038.47	1.85456	0.39000	0.39000	1 Month MTA	1	1	N/A	12	348	12	60	60	2.79954	10.95000	2.79954	360	358	N/A	N/A	115	8,232.36	N
375*	186,156.67	7.75800	0.39000	0.39000	1 Month MTA	1	1	N/A	12	348	12	60	60	2.77500	10.95000	2.77500	360	358	N/A	N/A	115	604.69	N
376*	815,000.00	1.12117	0.39000	0.39000	1 Month MTA	1	1	N/A	12	348	12	60	60	2.74156	10.95000	2.74156	360	358	N/A	N/A	115	2,667.24	N
377*	978,973.39	8.75000	0.39000	0.39000	1 Month MTA	1	1	N/A	12	348	12	60	60	3.75000	9.95000	3.75000	360	358	1.20000	9.95000	115	3,135.99	N
378*	522,899.82	7.78300	0.39000	0.39000	1 Month MTA	1	1	N/A	12	348	12	60	60	2.80000	10.95000	2.80000	360	357	N/A	N/A	110	1,931.27	N
379*	498,808.47	7.75500	0.39000	0.39000	1 Month MTA	1	1	N/A	12	348	12	60	60	2.75000	10.95000	2.75000	360	357	N/A	N/A	115	1,608.20	N
380*	161,848.15	8.25000	0.39000	0.39000	1 Month MTA	1	1	N/A	12	348	12	60	60	3.20000	9.95000	3.20000	360	353	1.82500	9.95000	115	568.74	N
381*	1,360,000.00	1.51471	0.39000	0.39000	1 Month MTA	1	1	N/A	12	468	12	60	60	3.33529	10.95000	3.33529	480	479	N/A	N/A	115	3,780.12	N
382*	562,000.00	1.37500	0.39000	0.39000	1 Month MTA	1	1	N/A	12	468	12	60	60	3.20000	10.95000	3.20000	480	479	N/A	N/A	115	1,522.84	N
383*	1,175,000.00	1.47394	0.39000	0.39000	1 Month MTA	1	1	N/A	12	468	12	60	60	3.49753	10.95000	3.49753	480	479	N/A	N/A	115	3,241.97	N
384*	695,000.00	4.00000	0.39000	0.39000	1 Month MTA	1	1	N/A	12	468	12	60	60	3.40000	10.95000	3.40000	480	479	N/A	N/A	115	2,904.68	N
385*	1,034,905.31	5.78695	0.39000	0.39000	1 Month MTA	1	1	N/A	12	468	12	60	60	2.92500	10.95000	2.92500	480	478	N/A	N/A	115	2,807.22	N
386*	489,473.32	8.00000	0.39000	0.39000	1 Month MTA	1	1	N/A	12	468	12	60	60	3.02500	9.95000	3.02500	480	474	1.95000	9.95000	115	1,330.43	N
387*	540,413.82	8.25000	0.39000	0.39000	1 Month MTA	1	1	N/A	12	468	12	60	60	3.20000	9.95000	3.20000	480	476	1.70000	9.95000	115	1,485.65	N
___________
(1) The initial trust expense fee includes the servicing fee rate, the trustee fee rate, any lender paid mortgage insurance, the master servicing fee rate and the credit risk manager fee, as applicable, during the period up to but not including the first rate adjustment date.
(2) The subsequent trust expense fee includes the servicing fee rate, the trustee fee rate, any lender paid mortgage insurance, the master servicing fee rate and the credit risk manager fee, as applicable, beginning on the first rate adjustment date and thereafter.
(3) The original minimum payment is only applicable to mortgage loans with a negative amortization option during their initial fixed payment period.
(4) For modeling purposes only, the mortgage loans that have an interest-only period require the borrowers to make monthly payments of accrued interest, but not principal, for a fixed period, beginning, in the case of the fixed-period negative amortization mortgage loans, after the negative amortization period ends and continuing through the tenth year following origination. For the entire-term negative amortization mortgage loans, for modeling purposes only, the interest-only term is not applicable. With respect to the remaining mortgage loans that have an interest-only period, such interest only period begins at origination and continues for a fixed period indicated in the related mortgage note.
* Represents subsequent mortgage loans.

Annex D
Principal Decrement Tables

Percentage of Original Class Principal Balance Outstanding
at the Specified Percentages of CPR(1)

	Class 1A-1A
Distribution Date	15%	20%	25%	30%	40%
Initial Percentage	100	100	100	100	100
September 25, 2008	86	80	74	68	56
September 25, 2009	73	63	53	45	29
September 25, 2010	62	49	38	28	12
September 25, 2011	51	37	27	21	11
September 25, 2012	42	28	20	14	7
September 25, 2013	33	22	15	10	4
September 25, 2014	30	20	12	8	3
September 25, 2015	25	16	9	5	1
September 25, 2016	21	12	7	4	1
September 25, 2017	18	10	5	3	*
September 25, 2018	15	8	4	2	0
September 25, 2019	12	6	3	1	0
September 25, 2020	10	5	2	1	0
September 25, 2021	8	4	1	*	0
September 25, 2022	7	3	1	0	0
September 25, 2023	6	2	*	0	0
September 25, 2024	5	2	*	0	0
September 25, 2025	4	1	0	0	0
September 25, 2026	3	1	0	0	0
September 25, 2027	2	*	0	0	0
September 25, 2028	2	*	0	0	0
September 25, 2029	2	0	0	0	0
September 25, 2030	1	0	0	0	0
September 25, 2031	1	0	0	0	0
September 25, 2032	*	0	0	0	0
September 25, 2033	*	0	0	0	0
September 25, 2034	0	0	0	0	0
September 25, 2035	0	0	0	0	0
September 25, 2036	0	0	0	0	0
September 25, 2037	0	0	0	0	0

Weighted Average Life
Years to Maturity	5.70	4.18	3.23	2.58	1.72
Years to Optional Termination	5.33	3.88	2.98	2.37	1.58

(1) Rounded to the nearest whole percentage.
* Indicates a Class Principal Balance outstanding greater than 0.0% and less than 0.5%.

Percentage of Original Class Principal Balance Outstanding
at the Specified Percentages of CPR(1)

	Class 2A-1A, Class 2A-1B and Class 2A-1C
Distribution Date	15%	20%	25%	30%	40%
Initial Percentage	100	100	100	100	100
September 25, 2008	86	80	74	68	56
September 25, 2009	73	63	54	45	29
September 25, 2010	62	49	38	28	12
September 25, 2011	51	37	27	21	11
September 25, 2012	41	28	20	14	7
September 25, 2013	33	22	15	10	4
September 25, 2014	30	19	12	8	3
September 25, 2015	25	15	9	5	2
September 25, 2016	21	12	7	4	1
September 25, 2017	18	10	5	3	*
September 25, 2018	15	8	4	2	0
September 25, 2019	12	6	3	1	0
September 25, 2020	10	5	2	1	0
September 25, 2021	8	4	1	*	0
September 25, 2022	7	3	1	0	0
September 25, 2023	6	2	*	0	0
September 25, 2024	5	2	*	0	0
September 25, 2025	4	1	0	0	0
September 25, 2026	3	1	0	0	0
September 25, 2027	2	*	0	0	0
September 25, 2028	2	*	0	0	0
September 25, 2029	2	0	0	0	0
September 25, 2030	1	0	0	0	0
September 25, 2031	1	0	0	0	0
September 25, 2032	*	0	0	0	0
September 25, 2033	*	0	0	0	0
September 25, 2034	0	0	0	0	0
September 25, 2035	0	0	0	0	0
September 25, 2036	0	0	0	0	0
September 25, 2037	0	0	0	0	0

Weighted Average Life
Years to Maturity	5.70	4.18	3.23	2.59	1.73
Years to Optional Termination	5.33	3.87	2.98	2.38	1.59

(1) Rounded to the nearest whole percentage.
* Indicates a Class Principal Balance outstanding greater than 0.0% and less than 0.5%.

Percentage of Original Class Principal Balance Outstanding
at the Specified Percentages of CPR(1)

	Class B-1
Distribution Date	15%	20%	25%	30%	40%
Initial Percentage	100	100	100	100	100
September 25, 2008	100	100	100	100	100
September 25, 2009	100	100	100	100	100
September 25, 2010	100	100	100	100	100
September 25, 2011	100	100	87	66	36
September 25, 2012	100	91	66	46	22
September 25, 2013	100	72	49	32	13
September 25, 2014	70	46	29	18	6
September 25, 2015	59	36	22	13	0
September 25, 2016	50	29	16	9	0
September 25, 2017	42	23	12	6	0
September 25, 2018	35	18	9	2	0
September 25, 2019	29	14	6	0	0
September 25, 2020	24	11	5	0	0
September 25, 2021	20	8	0	0	0
September 25, 2022	16	7	0	0	0
September 25, 2023	13	5	0	0	0
September 25, 2024	11	*	0	0	0
September 25, 2025	9	0	0	0	0
September 25, 2026	7	0	0	0	0
September 25, 2027	6	0	0	0	0
September 25, 2028	5	0	0	0	0
September 25, 2029	0	0	0	0	0
September 25, 2030	0	0	0	0	0
September 25, 2031	0	0	0	0	0
September 25, 2032	0	0	0	0	0
September 25, 2033	0	0	0	0	0
September 25, 2034	0	0	0	0	0
September 25, 2035	0	0	0	0	0
September 25, 2036	0	0	0	0	0
September 25, 2037	0	0	0	0	0

Weighted Average Life
Years to Maturity	10.46	8.12	6.52	5.38	4.42
Years to Optional Termination	9.68	7.49	6.00	4.95	4.06

(1) Rounded to the nearest whole percentage.
* Indicates a Class Principal Balance outstanding greater than 0.0% and less than 0.5%.

Percentage of Original Class Principal Balance Outstanding
at the Specified Percentages of CPR(1)

	Class B-2
Distribution Date	15%	20%	25%	30%	40%
Initial Percentage	100	100	100	100	100
September 25, 2008	100	100	100	100	100
September 25, 2009	100	100	100	100	100
September 25, 2010	100	100	100	100	100
September 25, 2011	100	100	87	66	36
September 25, 2012	100	91	66	46	22
September 25, 2013	100	72	49	32	13
September 25, 2014	70	46	29	18	5
September 25, 2015	59	36	22	13	0
September 25, 2016	50	29	16	9	0
September 25, 2017	42	23	12	5	0
September 25, 2018	35	18	9	0	0
September 25, 2019	29	14	6	0	0
September 25, 2020	24	11	*	0	0
September 25, 2021	20	8	0	0	0
September 25, 2022	16	7	0	0	0
September 25, 2023	13	2	0	0	0
September 25, 2024	11	0	0	0	0
September 25, 2025	9	0	0	0	0
September 25, 2026	7	0	0	0	0
September 25, 2027	4	0	0	0	0
September 25, 2028	*	0	0	0	0
September 25, 2029	0	0	0	0	0
September 25, 2030	0	0	0	0	0
September 25, 2031	0	0	0	0	0
September 25, 2032	0	0	0	0	0
September 25, 2033	0	0	0	0	0
September 25, 2034	0	0	0	0	0
September 25, 2035	0	0	0	0	0
September 25, 2036	0	0	0	0	0
September 25, 2037	0	0	0	0	0

Weighted Average Life
Years to Maturity	10.38	8.06	6.47	5.34	4.27
Years to Optional Termination	9.66	7.47	5.99	4.94	3.93

(1) Rounded to the nearest whole percentage.
* Indicates a Class Principal Balance outstanding greater than 0.0% and less than 0.5%.

Percentage of Original Class Principal Balance Outstanding
at the Specified Percentages of CPR(1)

	Class B-3
Distribution Date	15%	20%	25%	30%	40%
Initial Percentage	100	100	100	100	100
September 25, 2008	100	100	100	100	100
September 25, 2009	100	100	100	100	100
September 25, 2010	100	100	100	100	100
September 25, 2011	100	100	87	66	36
September 25, 2012	100	91	66	46	22
September 25, 2013	100	72	49	32	13
September 25, 2014	70	46	29	18	0
September 25, 2015	59	36	22	13	0
September 25, 2016	50	29	16	9	0
September 25, 2017	42	23	12	0	0
September 25, 2018	35	18	9	0	0
September 25, 2019	29	14	0	0	0
September 25, 2020	24	11	0	0	0
September 25, 2021	20	8	0	0	0
September 25, 2022	16	1	0	0	0
September 25, 2023	13	0	0	0	0
September 25, 2024	11	0	0	0	0
September 25, 2025	9	0	0	0	0
September 25, 2026	5	0	0	0	0
September 25, 2027	0	0	0	0	0
September 25, 2028	0	0	0	0	0
September 25, 2029	0	0	0	0	0
September 25, 2030	0	0	0	0	0
September 25, 2031	0	0	0	0	0
September 25, 2032	0	0	0	0	0
September 25, 2033	0	0	0	0	0
September 25, 2034	0	0	0	0	0
September 25, 2035	0	0	0	0	0
September 25, 2036	0	0	0	0	0
September 25, 2037	0	0	0	0	0

Weighted Average Life
Years to Maturity	10.29	7.99	6.41	5.29	4.16
Years to Optional Termination	9.64	7.47	5.99	4.94	3.86

(1) Rounded to the nearest whole percentage.

Percentage of Original Class Principal Balance Outstanding
at the Specified Percentages of CPR(1)

	Class B-4
Distribution Date	15%	20%	25%	30%	40%
Initial Percentage	100	100	100	100	100
September 25, 2008	100	100	100	100	100
September 25, 2009	100	100	100	100	100
September 25, 2010	100	100	100	100	100
September 25, 2011	100	100	87	66	36
September 25, 2012	100	91	66	46	22
September 25, 2013	100	72	49	32	13
September 25, 2014	70	46	29	18	0
September 25, 2015	59	36	22	13	0
September 25, 2016	50	29	16	7	0
September 25, 2017	42	23	12	0	0
September 25, 2018	35	18	8	0	0
September 25, 2019	29	14	0	0	0
September 25, 2020	24	11	0	0	0
September 25, 2021	20	6	0	0	0
September 25, 2022	16	0	0	0	0
September 25, 2023	13	0	0	0	0
September 25, 2024	11	0	0	0	0
September 25, 2025	9	0	0	0	0
September 25, 2026	0	0	0	0	0
September 25, 2027	0	0	0	0	0
September 25, 2028	0	0	0	0	0
September 25, 2029	0	0	0	0	0
September 25, 2030	0	0	0	0	0
September 25, 2031	0	0	0	0	0
September 25, 2032	0	0	0	0	0
September 25, 2033	0	0	0	0	0
September 25, 2034	0	0	0	0	0
September 25, 2035	0	0	0	0	0
September 25, 2036	0	0	0	0	0
September 25, 2037	0	0	0	0	0

Weighted Average Life
Years to Maturity	10.23	7.93	6.37	5.26	4.10
Years to Optional Termination	9.64	7.45	5.99	4.94	3.83

(1) Rounded to the nearest whole percentage.

Percentage of Original Class Principal Balance Outstanding
at the Specified Percentages of CPR(1)

	Class B-5
Distribution Date	15%	20%	25%	30%	40%
Initial Percentage	100	100	100	100	100
September 25, 2008	100	100	100	100	100
September 25, 2009	100	100	100	100	100
September 25, 2010	100	100	100	100	100
September 25, 2011	100	100	87	66	36
September 25, 2012	100	91	66	46	22
September 25, 2013	100	72	49	32	13
September 25, 2014	70	46	29	18	0
September 25, 2015	59	36	22	13	0
September 25, 2016	50	29	16	0	0
September 25, 2017	42	23	12	0	0
September 25, 2018	35	18	0	0	0
September 25, 2019	29	14	0	0	0
September 25, 2020	24	11	0	0	0
September 25, 2021	20	0	0	0	0
September 25, 2022	16	0	0	0	0
September 25, 2023	13	0	0	0	0
September 25, 2024	11	0	0	0	0
September 25, 2025	0	0	0	0	0
September 25, 2026	0	0	0	0	0
September 25, 2027	0	0	0	0	0
September 25, 2028	0	0	0	0	0
September 25, 2029	0	0	0	0	0
September 25, 2030	0	0	0	0	0
September 25, 2031	0	0	0	0	0
September 25, 2032	0	0	0	0	0
September 25, 2033	0	0	0	0	0
September 25, 2034	0	0	0	0	0
September 25, 2035	0	0	0	0	0
September 25, 2036	0	0	0	0	0
September 25, 2037	0	0	0	0	0

Weighted Average Life
Years to Maturity	10.14	7.86	6.32	5.21	4.04
Years to Optional Termination	9.63	7.45	5.99	4.93	3.79

(1) Rounded to the nearest whole percentage.

Percentage of Original Class Principal Balance Outstanding
at the Specified Percentages of CPR(1)

	Class B-6
Distribution Date	15%	20%	25%	30%	40%
Initial Percentage	100	100	100	100	100
September 25, 2008	100	100	100	100	100
September 25, 2009	100	100	100	100	100
September 25, 2010	100	100	100	100	100
September 25, 2011	100	100	87	66	36
September 25, 2012	100	91	66	46	22
September 25, 2013	100	72	49	32	12
September 25, 2014	70	46	29	18	0
September 25, 2015	59	36	22	10	0
September 25, 2016	50	29	16	0	0
September 25, 2017	42	23	7	0	0
September 25, 2018	35	18	0	0	0
September 25, 2019	29	14	0	0	0
September 25, 2020	24	*	0	0	0
September 25, 2021	20	0	0	0	0
September 25, 2022	16	0	0	0	0
September 25, 2023	13	0	0	0	0
September 25, 2024	1	0	0	0	0
September 25, 2025	0	0	0	0	0
September 25, 2026	0	0	0	0	0
September 25, 2027	0	0	0	0	0
September 25, 2028	0	0	0	0	0
September 25, 2029	0	0	0	0	0
September 25, 2030	0	0	0	0	0
September 25, 2031	0	0	0	0	0
September 25, 2032	0	0	0	0	0
September 25, 2033	0	0	0	0	0
September 25, 2034	0	0	0	0	0
September 25, 2035	0	0	0	0	0
September 25, 2036	0	0	0	0	0
September 25, 2037	0	0	0	0	0

Weighted Average Life
Years to Maturity	10.04	7.78	6.25	5.15	4.02
Years to Optional Termination	9.63	7.45	5.98	4.93	3.78

(1) Rounded to the nearest whole percentage.
* Indicates a Class Principal Balance outstanding greater than 0.0% and less than 0.5%.

Percentage of Original Class Principal Balance Outstanding
at the Specified Percentages of CPR(1)

	Class B-7
Distribution Date	15%	20%	25%	30%	40%
Initial Percentage	100	100	100	100	100
September 25, 2008	100	100	100	100	100
September 25, 2009	100	100	100	100	100
September 25, 2010	100	100	100	100	100
September 25, 2011	100	100	87	66	36
September 25, 2012	100	91	66	46	22
September 25, 2013	100	72	49	32	0
September 25, 2014	70	46	29	18	0
September 25, 2015	59	36	22	0	0
September 25, 2016	50	29	16	0	0
September 25, 2017	42	23	0	0	0
September 25, 2018	35	18	0	0	0
September 25, 2019	29	8	0	0	0
September 25, 2020	24	0	0	0	0
September 25, 2021	20	0	0	0	0
September 25, 2022	16	0	0	0	0
September 25, 2023	3	0	0	0	0
September 25, 2024	0	0	0	0	0
September 25, 2025	0	0	0	0	0
September 25, 2026	0	0	0	0	0
September 25, 2027	0	0	0	0	0
September 25, 2028	0	0	0	0	0
September 25, 2029	0	0	0	0	0
September 25, 2030	0	0	0	0	0
September 25, 2031	0	0	0	0	0
September 25, 2032	0	0	0	0	0
September 25, 2033	0	0	0	0	0
September 25, 2034	0	0	0	0	0
September 25, 2035	0	0	0	0	0
September 25, 2036	0	0	0	0	0
September 25, 2037	0	0	0	0	0

Weighted Average Life
Years to Maturity	9.94	7.69	6.18	5.10	3.97
Years to Optional Termination	9.63	7.45	5.98	4.93	3.75

(1) Rounded to the nearest whole percentage.

Percentage of Original Class Principal Balance Outstanding
at the Specified Percentages of CPR(1)

	Class B-8
Distribution Date	15%	20%	25%	30%	40%
Initial Percentage	100	100	100	100	100
September 25, 2008	100	100	100	100	100
September 25, 2009	100	100	100	100	100
September 25, 2010	100	100	100	100	100
September 25, 2011	100	100	87	66	36
September 25, 2012	100	91	66	46	22
September 25, 2013	100	72	49	32	0
September 25, 2014	70	46	29	16	0
September 25, 2015	59	36	22	0	0
September 25, 2016	50	29	6	0	0
September 25, 2017	42	23	0	0	0
September 25, 2018	35	15	0	0	0
September 25, 2019	29	0	0	0	0
September 25, 2020	24	0	0	0	0
September 25, 2021	20	0	0	0	0
September 25, 2022	7	0	0	0	0
September 25, 2023	0	0	0	0	0
September 25, 2024	0	0	0	0	0
September 25, 2025	0	0	0	0	0
September 25, 2026	0	0	0	0	0
September 25, 2027	0	0	0	0	0
September 25, 2028	0	0	0	0	0
September 25, 2029	0	0	0	0	0
September 25, 2030	0	0	0	0	0
September 25, 2031	0	0	0	0	0
September 25, 2032	0	0	0	0	0
September 25, 2033	0	0	0	0	0
September 25, 2034	0	0	0	0	0
September 25, 2035	0	0	0	0	0
September 25, 2036	0	0	0	0	0
September 25, 2037	0	0	0	0	0

Weighted Average Life
Years to Maturity	9.79	7.58	6.09	5.02	3.92
Years to Optional Termination	9.61	7.44	5.98	4.93	3.75

(1) Rounded to the nearest whole percentage.

Annex E:
Final Maturity Reserve Schedule

Distribution Date:	Aggregate Principal Balance ($):
October 2017	55,836,554.35
November 2017	54,994,171.02
December 2017	54,164,224.25
January 2018	53,346,532.47
February 2018	52,540,916.70
March 2018	51,747,200.57
April 2018	50,965,210.30
May 2018	50,194,774.58
June 2018	49,435,724.65
July 2018	48,687,894.14
August 2018	47,951,119.14
September 2018	47,225,238.10
October 2018	46,510,091.83
November 2018	45,805,523.43
December 2018	45,111,378.30
January 2019	44,427,504.07
February 2019	43,753,750.60
March 2019	43,089,969.93
April 2019	42,436,016.22
May 2019	41,791,745.80
June 2019	41,157,017.03
July 2019	40,531,690.37
August 2019	39,915,628.30
September 2019	39,308,695.28
October 2019	38,710,757.76
November 2019	38,121,684.12
December 2019	37,541,344.66
January 2020	36,969,611.56
February 2020	36,406,358.86
March 2020	35,851,462.43
April 2020	35,304,799.94
May 2020	34,766,250.84
June 2020	34,235,696.35
July 2020	33,713,019.40
August 2020	33,198,104.61
September 2020	32,690,838.30
October 2020	32,191,108.44
November 2020	31,698,804.63
December 2020	31,213,818.06
January 2021	30,736,041.51
February 2021	30,265,369.33
March 2021	29,801,697.40
April 2021	29,344,923.11
May 2021	28,894,945.35
June 2021	28,451,664.48
July 2021	28,014,982.29
August 2021	27,584,802.04
September 2021	27,161,028.36
October 2021	26,743,567.28
November 2021	26,332,326.21
December 2021	25,927,213.89
January 2022	25,528,140.39
February 2022	25,135,017.10
March 2022	24,747,756.69
April 2022	24,366,273.11
May 2022	23,990,481.55
June 2022	23,620,298.46
July 2022	23,255,641.46

Distribution Date:	Aggregate Principal Balance ($):
August 2022	22,896,429.42
September 2022	22,542,582.37
October 2022	22,194,021.49
November 2022	21,850,669.14
December 2022	21,512,448.77
January 2023	21,179,284.99
February 2023	20,851,103.48
March 2023	20,527,831.00
April 2023	20,209,395.40
May 2023	19,895,725.55
June 2023	19,586,751.39
July 2023	19,282,403.86
August 2023	18,982,614.90
September 2023	18,687,317.47
October 2023	18,396,445.47
November 2023	18,109,933.80
December 2023	17,827,718.29
January 2024	17,549,735.69
February 2024	17,275,923.72
March 2024	17,006,220.95
April 2024	16,740,566.88
May 2024	16,478,901.90
June 2024	16,221,167.24
July 2024	15,967,305.00
August 2024	15,717,258.14
September 2024	15,470,970.44
October 2024	15,228,386.48
November 2024	14,989,451.68
December 2024	14,754,112.24
January 2025	14,522,315.15
February 2025	14,294,008.17
March 2025	14,069,139.83
April 2025	13,847,659.40
May 2025	13,629,516.90
June 2025	13,414,663.07
July 2025	13,203,049.38
August 2025	12,994,628.01
September 2025	12,789,351.81
October 2025	12,587,174.36
November 2025	12,388,049.89
December 2025	12,191,933.30
January 2026	11,998,780.17
February 2026	11,808,546.70
March 2026	11,621,189.75
April 2026	11,436,666.81
May 2026	11,254,935.97
June 2026	11,075,955.96
July 2026	10,899,686.09
August 2026	10,726,086.28
September 2026	10,555,117.04
October 2026	10,386,739.43
November 2026	10,220,915.11
December 2026	10,057,606.29
January 2027	9,896,775.72
February 2027	9,738,386.72
March 2027	9,582,403.11
April 2027	9,428,789.28
May 2027	9,277,510.11
June 2027	9,128,531.01
July 2027	8,981,817.89
August 2027	8,837,337.17
September 2027	8,695,055.73

Distribution Date:	Aggregate Principal Balance ($):
October 2027	8,554,940.98
November 2027	8,416,960.77
December 2027	8,281,083.43
January 2028	8,147,277.76
February 2028	8,015,513.03
March 2028	7,885,758.92
April 2028	7,757,985.59
May 2028	7,632,163.63
June 2028	7,508,264.05
July 2028	7,386,258.28
August 2028	7,266,118.20
September 2028	7,147,816.07
October 2028	7,031,324.56
November 2028	6,916,616.76
December 2028	6,803,666.14
January 2029	6,692,446.55
February 2029	6,582,932.25
March 2029	6,475,097.85
April 2029	6,368,918.35
May 2029	6,264,369.11
June 2029	6,161,425.86
July 2029	6,060,064.66
August 2029	5,960,261.95
September 2029	5,861,994.50
October 2029	5,765,239.43
November 2029	5,669,974.19
December 2029	5,576,176.57
January 2030	5,483,824.66
February 2030	5,392,896.91
March 2030	5,303,372.05
April 2030	5,215,229.15
May 2030	5,128,447.57
June 2030	5,043,006.98
July 2030	4,958,887.35
August 2030	4,876,068.94
September 2030	4,794,532.31
October 2030	4,714,258.28
November 2030	4,635,227.98
December 2030	4,557,422.81
January 2031	4,480,824.43
February 2031	4,405,414.80
March 2031	4,331,176.10
April 2031	4,258,090.81
May 2031	4,186,141.66
June 2031	4,115,311.62
July 2031	4,045,583.92
August 2031	3,976,942.04
September 2031	3,909,369.70
October 2031	3,842,850.86
November 2031	3,777,369.71
December 2031	3,712,910.68
January 2032	3,649,458.42
February 2032	3,586,997.83
March 2032	3,525,514.00
April 2032	3,464,992.26
May 2032	3,405,418.16
June 2032	3,346,777.44
July 2032	3,289,056.07
August 2032	3,232,240.22
September 2032	3,176,316.27
October 2032	3,121,270.80
November 2032	3,067,090.57

Distribution Date:	Aggregate Principal Balance ($):
December 2032	3,013,762.55
January 2033	2,961,273.92
February 2033	2,909,612.01
March 2033	2,858,764.37
April 2033	2,808,718.71
May 2033	2,759,462.94
June 2033	2,710,985.14
July 2033	2,663,273.56
August 2033	2,616,316.65
September 2033	2,570,102.99
October 2033	2,524,621.35
November 2033	2,479,860.69
December 2033	2,435,810.08
January 2034	2,392,458.79
February 2034	2,349,796.25
March 2034	2,307,812.02
April 2034	2,266,495.85
May 2034	2,225,837.59
June 2034	2,185,827.30
July 2034	2,146,455.14
August 2034	2,107,711.45
September 2034	2,069,586.69
October 2034	2,032,071.46
November 2034	1,995,156.51
December 2034	1,958,832.74
January 2035	1,923,091.15
February 2035	1,887,922.91
March 2035	1,853,319.28
April 2035	1,819,271.70
May 2035	1,785,771.69
June 2035	1,752,810.93
July 2035	1,720,381.19
August 2035	1,688,474.40
September 2035	1,657,082.58
October 2035	1,626,197.88
November 2035	1,595,812.57
December 2035	1,565,919.03
January 2036	1,536,509.75
February 2036	1,507,577.34
March 2036	1,479,114.51
April 2036	1,451,114.08
May 2036	1,423,568.99
June 2036	1,396,472.26
July 2036	1,369,817.05
August 2036	1,343,596.58
September 2036	1,317,804.20
October 2036	1,292,433.34
November 2036	1,267,477.55
December 2036	1,242,930.47
January 2037	1,218,785.80
February 2037	1,195,037.39
March 2037	1,171,679.15
April 2037	1,148,705.07
May 2037	1,126,109.25
June 2037	1,103,885.87
July 2037	1,082,029.21
August 2037	1,060,533.61
September 2037	1,039,393.52

Annex F:
Basis Risk Cap Schedule

Distribution Date	Notional Balance ($)	Strike Rate (%)	Strike Rate Cap (%)
October 2007	0.00	N/A	N/A
November 2007	1,530,026,569.64	6.19800	10.50000
December 2007	1,497,096,997.26	6.72300	10.50000
January 2008	1,465,833,407.82	6.98400	10.50000
February 2008	1,435,237,103.01	6.73200	10.50000
March 2008	1,405,292,231.36	6.73700	10.50000
April 2008	1,375,983,419.15	7.27400	10.50000
May 2008	1,347,295,617.61	6.74700	10.50000
June 2008	1,319,204,635.04	7.00900	10.50000
July 2008	1,291,657,753.49	6.75600	10.50000
August 2008	1,264,696,336.21	7.01900	10.50000
September 2008 and thereafter	0.00	N/A	N/A

F-1

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Annex G:
Swap Agreement Swap Notional Amounts and Rates of Payment

Distribution Date	Swap Notional Amount ($)	Strike Rate (%)
October 2007	0.00	N/A
November 2007	0.00	N/A
December 2007	0.00	N/A
January 2008	0.00	N/A
February 2008	0.00	N/A
March 2008	0.00	N/A
April 2008	0.00	N/A
May 2008	0.00	N/A
June 2008	0.00	N/A
July 2008	0.00	N/A
August 2008	0.00	N/A
September 2008	1,218,849,609.77	4.33700
October 2008	1,164,747,074.99	4.34200
November 2008	1,112,636,409.93	4.27400
December 2008	1,062,308,255.47	4.21300
January 2009	1,013,958,805.28	4.16100
February 2009	966,586,622.02	4.11700
March 2009	920,323,815.72	4.08200
April 2009	875,011,505.82	4.05600
May 2009	830,962,940.21	4.04000
June 2009	788,298,838.10	4.03400
July 2009	747,397,881.54	4.03800
August 2009	708,572,959.36	4.05400
September 2009	671,968,716.56	4.08000
October 2009	637,581,525.20	4.14100
November 2009	605,121,349.74	4.22600
December 2009	574,719,335.23	4.30900
January 2010	546,148,273.45	4.38700
February 2010	518,954,463.35	4.45800
March 2010	492,444,594.70	4.51900
April 2010	466,643,001.49	4.56800
May 2010	441,702,192.94	4.60300
June 2010	416,692,533.86	4.62100
July 2010	387,810,924.64	4.61900
August 2010	360,107,145.11	4.59700
September 2010	331,674,522.15	4.55000
October 2010	304,430,349.95	4.52800
November 2010	279,642,916.46	4.54700
December 2010	257,671,955.89	4.56600
January 2011	238,776,905.21	4.58400
February 2011	222,255,531.45	4.60200
March 2011	207,870,663.71	4.62000
April 2011	195,118,106.15	4.63600
May 2011	183,663,097.51	4.65200
June 2011	173,069,117.82	4.66600
July 2011	163,150,896.04	4.68000
August 2011	153,926,312.59	4.69100
September 2011	145,495,256.60	4.70100
October 2011	137,656,156.68	4.71700
November 2011	130,388,726.91	4.74000
December 2011	123,580,372.71	4.76200
January 2012	117,000,302.74	4.78200

G-1

Distribution Date	Swap Notional Amount ($)	Strike Rate (%)
February 2012	110,453,706.91	4.80100
March 2012	103,745,860.55	4.81900
April 2012	96,801,311.46	4.83500
May 2012	89,602,076.98	4.85000
June 2012	82,131,712.35	4.86200
July 2012	74,079,675.99	4.87300
August 2012	66,122,043.54	4.88100
September 2012	57,808,822.17	4.88700
October 2012	49,591,850.01	4.89500
November 2012	42,193,453.64	4.90700
December 2012	35,521,290.95	4.92000
January 2013	30,205,305.18	4.93200
February 2013	25,987,317.89	4.94500
March 2013	23,092,923.67	4.95900
April 2013	20,738,053.43	4.97300
May 2013	18,962,324.97	4.98700
June 2013	17,468,313.32	5.00200
July 2013	16,205,943.07	5.01700
August 2013	15,044,778.58	5.03300
September 2013	14,037,992.86	5.04900
October 2013	13,161,293.58	5.06900
November 2013	12,402,825.78	5.09100
December 2013	11,726,511.54	5.11200
January 2014	11,102,320.69	5.13100
February 2014	10,518,954.78	5.14800
March 2014	9,966,125.54	5.16200
April 2014	9,440,595.79	5.17500
May 2014	8,938,383.21	5.18500
June 2014	8,458,096.42	5.19300
July 2014	8,004,913.87	5.19800
August 2014	7,575,918.74	5.20100
September 2014	7,168,642.11	5.20100
October 2014 and thereafter	0.00	N/A

G-2

Prospectus

Mortgage-Backed/Asset-Backed Securities
(Issuable in Series)

Greenwich Capital Acceptance, Inc. or Financial Asset Securities Corp.
Depositor

The Securities

Each issue of securities will have its own series designation and will evidence either the ownership of assets in the related issuing entity or debt obligations secured by the issuing entity assets.

•	Each series of securities will consist of one or more classes.

•	Each class of securities will represent the entitlement to a specified portion of interest payments and a specified portion of principal payments on the issuing entity assets.

•
A series may include classes of securities that are senior in right of payment to other classes. Classes of securities may be entitled to receive principal, interest or both prior to other classes or before or after specified events.

•
No market will exist for the securities of any series before they are issued. In addition, even after the securities of a series have been issued and sold, there can be no assurance that a resale market for them will develop.

The Issuing Entity and Its Assets

As specified in the related prospectus supplement, the assets of the issuing entity will include one or more of the following:

•	mortgage loans secured generally by senior liens on one- to four-family residential properties,

•	closed-end and/or revolving home equity loans generally secured by junior liens on one- to four-family residential properties,

•	mortgage loans secured by senior liens on multifamily residential properties,

•	conditional sales contracts, installment sales agreements or loan agreements secured by manufactured housing,

•
home improvement installment sales contracts and loan agreements that are either unsecured or secured generally by junior liens on one- to four-family residential properties or by purchase money security interests in the related home improvements,

•	mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac, or

•	private label mortgage-backed or asset-backed securities.

Offers of the Securities

Offers of the securities may be made through one or more different methods. All securities will be distributed by, or sold through underwriters managed by, Greenwich Capital Markets, Inc.

Consider carefully the risk factors beginning on page 2 of this prospectus.

The securities of each series will represent interests or obligations of the issuing entity, and will not represent interests in or obligations of the sponsor, depositor, or any of their affiliates.

This prospectus may be used to offer and sell the securities only if accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

July 30, 2007

i

FHA Insurance; VA Guarantees	87
Special Hazard Insurance Policies	89
Bankruptcy Bonds	91
FHA Insurance on Multifamily Loans	91
Reserve Accounts	92
Cross Support	92
Other Insurance, Surety Bonds, Guaranties, Letters of Credit and Similar Instruments
or Agreements	93
Derivatives	93

Yield and Prepayment Considerations	95

Operative Agreements	98
Assignment of Issuing Entity Assets	98
Payments on Loans; Deposits to Security Account	101
Pre-Funding Account	103
Sub-Servicing of Loans	104
Collection Procedures	106
Hazard Insurance	108
Realization upon Defaulted Mortgage Loans	109
Servicing and Other Compensation and Payment of Expenses	112
Evidence as to Compliance	113
Certain Matters Regarding the Master Servicer and the Depositors	113
Events of Default; Rights upon Event of Default	115
Amendment	118
Termination; Optional Termination; Calls	119
The Trustee	120

Material Legal Aspects of the Loans	123
General	123
Foreclosure	127
Repossession of Manufactured Homes	129
Rights of Redemption	131
Equitable Limitations on Remedies	131
Anti-Deficiency Legislation and Other Limitations on Lenders	132
Homeownership Act and Similar State Laws	133
Due-on-Sale Clauses	135
Prepayment Charges; Late Fees	135
Applicability of Usury Laws	136
Servicemembers Civil Relief Act	137
Environmental Risks	137
The Home Improvement Contracts	140
Installment Contracts	141
Junior Mortgages; Rights of Senior Mortgagees	142
The Title I Program	143

Material Federal Income Tax Consequences	147
General	148
Taxation of Debt Securities	149
Non-REMIC Certificates	157
Single Class of Senior Certificates	157
Multiple Classes of Senior Certificates	162
Possible Application of Contingent Payment Regulations to Certain Non-REMIC
Certificates	166
Sale or Exchange of a Senior Certificate	167
Non-U.S. Persons	168
Information Reporting and Backup Withholding	168
REMIC Certificates	169
General	169
Tiered REMIC Structures	170
Regular Certificates	171
Residual Certificates	183
Prohibited Transactions and Other Taxes	189
Liquidation and Termination	189
Administrative Matters	189
Tax-Exempt Investors	190
Non-U.S. Persons	190
Tax-Related Restrictions on Transfers of Residual Certificates	192

Reportable Transactions	196

Penalty Avoidance	196

State Tax Considerations	196

ERISA Considerations	196
Insurance Company General Accounts	198
Prohibited Transaction Class Exemption 83-1	199
Underwriter Exemption	199

Legal Investment Considerations	202

Accounting Considerations	205

Method of Distribution	205

Legal Matters	206

Financial Information	206

Available Information	206

Reports to Securityholders	207

Ratings	207

Glossary of Terms	209

Important Notice About Information in This Prospectus
and Each Accompanying Prospectus Supplement

Information about each series of securities is contained in two separate documents:

•	this prospectus, which provides general information, some of which may not apply to a particular series; and

•	the accompanying prospectus supplement for a particular series, which describes the specific terms of the securities of that series.

Although the accompanying prospectus supplement for a particular series of securities cannot contradict the information contained in this prospectus, insofar as the prospectus supplement contains specific information about the series that differs from the more general information contained in this prospectus, you should rely on the information in the prospectus supplement.

You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

We include cross-references in this prospectus and each accompanying prospectus supplement to captions in these materials where you can find further related discussions. There is a Glossary of Terms beginning on page 165 of this prospectus where you will find definitions of the capitalized terms used in this prospectus. The preceding Table of Contents and the Table of Contents included in each accompanying prospectus supplement provide the pages on which these captions are located.

You may obtain additional information by contacting either depositor. The mailing address of the depositor’s principal executive offices is either Greenwich Capital Acceptance, Inc. or Financial Acceptance Securities Corp., at 600 Steamboat Road, Greenwich, Connecticut 06830 and the telephone number is (203) 625- 2700. For other means of acquiring additional information about us or a series of securities, see “The Issuing Entity — Incorporation of Certain Information by Reference” on page 33 of this prospectus.

Risk Factors

You should carefully consider the following information, together with the information set forth under “Risk Factors” in the related prospectus supplement, since it identifies the principal risk factors associated with an investment in the securities.

Principal prepayments on the loans may adversely affect the average life of, and rate of return on, your securities
You may be unable to reinvest the principal payments on your securities at a rate of return at least equal to the rate on your securities. The timing of principal payments on the securities of a series will be affected by a number of factors, including the following:

•     the extent of prepayments on the loans in the issuing entity or, if the issuing entity is comprised of underlying securities, on the loans backing the underlying securities;

•     how payments of principal are allocated among the classes of securities of the series as specified in the related prospectus supplement;

•     if any party has an option to terminate the related issuing entity early or to call your securities, the effect of the exercise of the option;

•     the rate and timing of defaults and losses on the assets in the related issuing entity; and

•     repurchases of assets in the related issuing entity as a result of material breaches of representations and warranties made by the depositor or master servicer.

The rate of prepayment of the loans included in, or underlying the assets held in, each issuing entity may affect the average life of the securities.

Only the assets of the related issuing entity are available to pay your
securities	Unless the applicable prospectus supplement provides otherwise, the securities of each series will be payable solely from the assets of the related issuing entity, including any applicable credit enhancement, and will not have a claim against the assets of any other issuing entity. If the assets of the related issuing entity are not sufficient, you may suffer a loss on your securities. Moreover, at the times specified in the related prospectus supplement, assets of the issuing entity may be released to the applicable depositor, master servicer, any servicer, credit enhancement provider or other specified person, if all payments then due on the securities have been made and adequate provision for future payments on the remaining securities has been made. Once released, these assets will no longer be available to make payments on your securities There will be no recourse against the depositor, the master servicer, any servicer or any of their affiliates if a required distribution on the securities is not made. The securities will not represent an interest in, or an obligation of, the depositor, the master servicer, any servicer or any of their affiliates.

The depositor’s obligations are limited to its representations and warranties concerning the issuing entity assets. Because the depositor has no significant assets, if it is required to repurchase the issuing entity’s assets due to the breach of a representation or warranty, the depositor’s source of funds for the repurchase would be limited to:

•     moneys obtained from enforcing any similar obligation of the seller or originator of the asset, or

•     funds from a reserve account or other credit enhancement established to pay for asset repurchases.

Credit enhancement may not be adequate to prevent losses on
your securities
Credit enhancement is intended to reduce the effect of delinquent payments or loan losses on those classes of securities that have the benefit of the credit enhancement. Nevertheless, the amount of any credit enhancement is subject to the limits described in the related prospectus supplement. Moreover, the amount of credit enhancement may decline or be depleted under certain circumstances before the securities are paid in full. As a result, securityholders may suffer losses. In addition, credit enhancement may not cover all potential sources of risk of loss, such as fraud or negligence by a loan originator or other parties.

Overcollateralization: The mortgage loans are expected to generate more interest than is needed to pay interest on the related securities because the weighted average interest rate on the mortgage loans is expected to be higher than the weighted average interest rate on the related securities. If the mortgage loans generate more interest than is needed to pay interest on the related securities the “excess spread” will be used to make additional principal payments on those securities, which will reduce the total outstanding principal balance of those securities below the aggregate principal balance of the related mortgage loans, thereby creating “overcollateralization.” Overcollateralization is intended to provide limited protection to securityholders by absorbing the security’s share of losses from liquidated mortgage loans. However, there can be no guaranty that enough excess spread will be generated on the mortgage loans to maintain the required level of overcollateralization. The excess spread available on any distribution date will be affected by the actual amount of interest received, advanced or recovered in respect of the mortgage loans during the preceding month. Such amount may be influenced by changes in the weighted average of the mortgage rates resulting from prepayments, defaults and liquidations of the mortgage loans. If the protection afforded by overcollateralization is insufficient, then you could experience a loss on your investment.

Subordination: This form of credit enhancement uses collections on the mortgage loans otherwise payable to the holders of the subordinated classes to pay amounts due on the more senior classes. Such collections are the sole source of funds from which such credit enhancement is provided. Realized losses will be allocated, first, to reduce the amount of excess spread, second, to reduce the overcollateralization amount, third, to each class of subordinate securities, beginning with the class with the lowest payment priority, in each case until the principal amount of that class has been reduced to zero, and fourth, to the senior securities. Accordingly, if the aggregate principal balance of a subordinated class were to be reduced to zero, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for distributions to holders of the remaining subordinated class or classes and, if the aggregate principal balance of all the subordinated classes were to be reduced to zero, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for monthly distributions to holders of the senior securities.

The weighted average lives of, and the yields to maturity on the subordinate securities will be progressively more sensitive, based on their payment priority, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans are higher than those assumed by an investor in such securities, the actual yield to maturity of such securities may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage loans are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the amount of excess spread for the related distribution date and the overcollateralization following distributions of principal on the related distribution date, will reduce the certificate principal balance of each of the subordinate securities. As a result of such reductions, less interest will accrue on such class of subordinated securities than would otherwise be the case. Once a realized loss is allocated to a subordinated security, no interest will be distributable with respect to such written down amount.

Subordinated securities will not be entitled to any principal distributions during any period in which delinquencies or losses on the mortgage loans exceed certain levels. As a result, the weighted average lives of the subordinated securities will be longer than would otherwise be the case if distributions of principal were allocated among all of the securities at the same time. As a result of the longer weighted average lives of the subordinated securities, the holders of such securities have a greater risk of suffering a loss on their investments. Further, because such securities might not receive any principal if certain delinquency or loss levels occur, it is possible for such securities to receive no principal distributions even if no losses have occurred on the mortgage pool.

You should fully consider the risks of investing in a subordinated certificate, including the risk that you may not fully recover your initial investment as a result of realized losses.

Derivatives: Payments made by the derivative contract counterparty will be used first, to cover basis risk shortfalls on the related securities with any remaining amounts to be used as net monthly excess cashflow as described in the prospectus supplement. However, if the derivative contract counterparty defaults on its obligations, then there may be insufficient funds to cover basis risk shortfalls on the bonds or interest on the bonds, and the amount of net monthly excess cashflow may be reduced. As a result, investors in the securities will be subject to the credit risk of the derivative contract counterparty.

Net amounts payable under the derivative contracts are based on the parameters described in the prospectus supplement, and to the extent the actual performance of the mortgage loans differs from the expectations on which these parameters were based, the derivative contracts may provide insufficient funds to cover these shortfalls.

Net monthly excess cashflow, including amounts from the derivative contracts, will provide some protection against any basis risk shortfalls on the securities, subject to the priorities described in the prospectus supplement. However, there can be no assurance that available net monthly excess cashflow will be sufficient to cover these shortfalls, particularly because in a situation where the interest rate on a class of securities is limited to the related available funds rate, there will be little or no related net monthly excess cashflow, except to the extent provided by the derivative contracts.

The interest accrual period may reduce the effective yield
on your securities
Interest payable on the securities on any distribution date will include all interest accrued during the related interest accrual period. The interest accrual period for the securities of each series will be specified in the applicable prospectus supplement. If the interest accrual period ends two or more days before the related distribution date, your effective yield will be less than it would be if the interest accrual period ended the day before the distribution date. As a result, your effective yield at par would be less than the indicated coupon rate.

Mortgage loans originated according to non-agency underwriting guidelines may have higher expected delinquencies
If specified in the related prospectus supplement, the mortgage loans may have been originated according to underwriting guidelines that do not comply with Fannie Mae or Freddie Mac guidelines. These types of mortgage loans are sometimes referred to as “subprime,” “non-prime” or “non-conforming” mortgage loans. Whereas “prime” loans are typically made to borrowers who have a strong credit history and can demonstrate a capacity to repay their loans, subprime loans are typically made to borrowers who are perceived as deficient in either or both of these respects. The borrowers may have imperfect credit histories, ranging from minor delinquencies to bankruptcy, or relatively high ratios of monthly mortgage payments to income or relatively high ratios of total monthly credit payments to income. While lenders consider a borrower’s credit history when determining whether a loan is other than prime, they also consider the mortgage loan characteristics, such as loan-to-value ratio, or attributes of the property that may cause the loan to carry elevated credit risk.

Compared with prime loans, subprime loans typically have higher loan-to-value ratios, reflecting the greater difficulty that subprime borrowers have in making down payments and the propensity of these borrowers to extract equity during refinancing. Historically, subprime borrowers pay higher rates of interest, go into delinquency more often, and have their properties foreclosed at a higher rate than either prime borrowers or borrowers of mortgage loans originated in accordance with Fannie Mae or Freddie Mac guidelines. A significant portion of the mortgage loans in the issuing entity may have been classified in these relatively low (i.e., relatively higher risk) credit categories.

Rising unemployment, higher interest rates, or a decline in housing prices generally or in certain regions of the United States may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of subprime mortgage loans and other mortgage loans of relatively low credit quality than on mortgage loans originated under stricter guidelines. We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the dates of origination of the related mortgage loans. These risks are magnified with respect to adjustable payment mortgage loans, interest- only mortgage loans, loans with balloon payments and loans which provide for negative amortization. See “—Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Payment Loans of Various Types” for a discussion of risks related to economic conditions generally and adjustable payment mortgage loans.

Consequently, mortgage loans originated according to underwriting guidelines that are not as strict as Fannie Mae or Freddie Mac guidelines may be likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in accordance with higher standards.

“Alt-A “Mortgage Loans: If specified in the related prospectus supplement, the issuing entity may include mortgage loans originated according to “Alternative-A” or “Alt-A” underwriting guidelines. Although Alt- A loans are typically made to borrowers who have a strong credit history and can demonstrate a capacity to repay their loans, Alt-A mortgage loans may have some of the characteristics and risks of subprime mortgage loans described above. In particular, Alt-A mortgage loans (1) are often originated under underwriting guidelines with more limited and reduced documentation requirements, (2) have higher loan-to- value ratios than prime loans, (3) are more likely to be secured by properties not primarily occupied by the related borrower than prime loans and (4) often have prepayment penalties. You should consider the risks discussed above if the issuing entity contains Alt-A mortgage loans.

See “Loan Underwriting Procedures and Standards” in this prospectus and see the prospectus supplement for a description of the characteristics of the related mortgage loans and for a general description of the underwriting guidelines applied in originating the related mortgage loans.

Aspects of the mortgage loan origination process may result
in higher expected delinquencies
Various factors in the process of originating the mortgage loans in the issuing entity may have the effect of increasing delinquencies and defaults on the mortgage loans. These factors may include any or all of the following:

Appraisal quality: During the mortgage loan underwriting process, appraisals are generally obtained on each prospective mortgaged property. The quality of these appraisals may vary widely in accuracy and consistency. Because in most cases the appraiser is selected by the mortgage loan broker or lender, the appraiser may feel pressure from that broker or lender to provide an appraisal in the amount necessary to enable the originator to make the loan, whether or not the value of the property justifies such an appraised value. Inaccurate or inflated appraisals may result in an increase in the number and severity of losses on the mortgage loans.

Stated income underwriting guidelines: Most underwriting guidelines applied in the origination of mortgage loans have several different levels of documentation requirements applicable to prospective borrowers. There has recently been an increasing number of mortgage loans originated under “stated income” programs, which permit an applicant to qualify for a mortgage loan based upon monthly income as stated on the mortgage loan application, if the applicant meets certain criteria. Typically no verification of monthly income is required under stated income programs, which increases the risk that these borrowers have overstated their income and may not have sufficient income to make their monthly mortgage loan payments. You should consider the risk that a higher number of mortgage loans originated under stated income programs may result in increased delinquencies and defaults on the mortgage loans in the issuing entity.

Underwriting guideline exceptions: Although mortgage originators generally underwrite mortgage loans in accordance with their pre-determined loan underwriting guidelines, from time to time and in the ordinary course of business, originators will make exceptions to these guidelines. Loans originated with exceptions may result in a higher number of delinquencies and loss severities than loans originated in strict compliance with the designated underwriting guidelines.

Non-owner occupied properties: Mortgage Loans secured by properties acquired by investors for the purposes of rental income or capital appreciation, or properties acquired as second homes, tend to have higher seventies of default than properties that are regularly occupied by the related borrowers. In a default, real property investors who do not reside in the mortgaged property may be more likely to abandon the related mortgaged property, increasing the severity of the default.

Broker and correspondent origination versus retail origination: Mortgage loans that have been originated on behalf of the originators by unaffiliated brokers or correspondents rather than directly by the originators themselves may experience a higher rate of delinquencies and defaults. In particular, a substantial number of subprime mortgage loans are originated by brokers rather than directly by the related originators.

Fraud: Fraud committed in the origination process may increase delinquencies and defaults on the mortgage loans. For example, a borrower may present fraudulent documentation to a lender during the mortgage loan underwriting process, which may enable the borrower to qualify for a higher balance or lower interest rate mortgage loan than the borrower would otherwise qualify for. In addition, increasingly frequent incidences of identity theft involving borrowers, particularly in the case of mortgage loans originated by brokers and under streamlined origination programs, may result in an increased number of fraudulent mortgage loans that are not secured by a mortgaged property. To the extent that the issuing entity includes any mortgage loans originated electronically over the Internet, these originations are more likely to be fraudulent. You should consider the potential effect of fraud by borrowers, brokers and other third parties on the yield on your securities.

Self-employed borrowers: Self-employed borrowers may be more likely to default on their mortgage loans than salaried or commissioned borrowers and generally have less predictable income. In addition, many self-employed borrowers are small business owners who may be personally liable for their business debt. Consequently, you should consider that a higher number of self-employed borrowers may result in increased defaults on the mortgage loans in the issuing entity.

First time borrowers: First time home buyers are often younger, have shorter credit histories, are more highly leveraged and have less experience with undertaking mortgage debt and maintaining a residential property than other borrowers. The presence of loans with first time buyers in the mortgage pool may increase the number of defaults on the mortgage loans.
Although the aspects of the mortgage loan origination process described above may be indicative of the performance of the mortgage loans, information regarding these factors may not be available for the mortgage loans in the issuing entity, unless specified in the prospectus supplement.

See “Loan Underwriting Procedures and Standards” in this prospectus and see the prospectus supplement for a description of the characteristics of the related mortgage loans and for a general description of the underwriting guidelines applied in originating the related mortgage loans.

Changes in U.S. economic conditions may adversely affect the performance of mortgage loans, particularly adjustable payment loans of various types
Recently, an increasingly large proportion of residential mortgage loans originated in the United States have been adjustable payment mortgage loans, including loans that have interest-only or negative amortization features. Mortgage loans that are referred to generally as adjustable payment or adjustable rate mortgage loans may include any of the following types of loans:

•     mortgage loans whose interest rate adjusts on the basis of a variable index plus a margin, with the initial adjustment typically occurring six months after origination of the related mortgage loan and adjustments occurring every six months thereafter; these loans may or may not have a low introductory interest rate;

•     “hybrid” mortgage loans, whose interest rate is fixed for the initial period specified in the related mortgage note, and thereafter adjusts periodically based on the related index;

•     “interest-only” mortgage loans, which provide for payment of interest at the related mortgage interest rate, but no payment of principal, for the period specified in the related mortgage note; thereafter, the monthly payment is increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the applicable mortgage interest rate;

•     “negative amortization” mortgage loans, which may have a low introductory interest rate, and thereafter have a mortgage interest rate which adjusts periodically based on the related index; however, the borrower is only required to make a minimum monthly payment which may not be sufficient to pay the monthly interest accrued, resulting in an increase to the principal balance of the mortgage loan by the amount of unpaid interest; and

•  “option ARMs,” which combine several of the features described above and permit the borrower to elect whether to make a monthly payment sufficient to pay accrued interest and amortize the principal balance, make an interest-only payment or make a minimum payment that may be insufficient to pay accrued interest (with the unpaid interest added to the principal balance of the loan).

If specified in the related prospectus supplement, the trust fund may include significant concentrations of these types of adjustable payment mortgage loans, which present special default and prepayment risks.

The primary attraction to borrowers of these adjustable payment mortgage loan products is that initial monthly mortgage loan payments can be significantly lower than fixed rate or level pay mortgage loans under which the borrower pays both principal and interest at an interest rate fixed for the life of the mortgage loan. As a result, many borrowers are able to incur substantially greater mortgage debt using one of these adjustable payment mortgage loan products than if they used a standard amortizing fixed rate mortgage loan.

In addition, a substantial number of these adjustable payment mortgage loans have been originated in regions of the United States that have seen substantial residential housing price appreciation over the past few years, such as California and major metropolitan areas in other states. Many borrowers in these markets have used adjustable payment mortgage loan products to purchase homes that are comparatively larger or more expensive than they would otherwise have purchased with a fixed rate mortgage loan with relatively higher monthly payments. These borrowers may have taken out these mortgage loan products in the expectation that either (1) their income will rise by the time their fixed rate period or interest-only period expires, thus enabling them to make the higher monthly payments, or (2) in an appreciating real estate market, they will be able to sell their property for a higher price or will be able to refinance the mortgage loan before the expiration of the fixed rate or interest- only period.

Borrowers with adjustable payment mortgage loans will likely be exposed to increased monthly payments (1) when the mortgage interest rate adjusts upward from a low introductory rate to the rate computed in accordance with the applicable index and margin, (2) if interest rates rise significantly, (3) in the case of interest-only mortgage loans, from the large increases in monthly payments when the interest-only terms expire and the monthly payments on these loans are recalculated to amortize the outstanding principal balance over the remaining term or (4) in the case of loans with negative amortization features, from the large increases in monthly payments when the payments are recalculated to amortize the outstanding principal balance.

When evaluating a mortgage loan application from a prospective borrower for an adjustable payment or interest-only mortgage loan, many mortgage originators determine the amount of loan that borrower can afford based on the borrower’s initial scheduled monthly payments, or the scheduled monthly payments on the first mortgage interest rate reset date, rather than based on the adjusted monthly payments as of future mortgage interest reset dates (in the case of adjustable rate mortgage loans) or the principal amortization date (in the case of interest-only mortgage loans). Mortgage loan characteristics and debt-to-income ratios set forth in the prospectus supplement will reflect the scheduled mortgage loan payments due or being made as of the “cut-off date,” and will not reflect the mortgage loan payment resets that will occur during the life of the mortgage loan. These origination practices may increase the sensitivity of mortgage loan performance and defaults to changes in U.S. economic conditions.

In recent years, mortgage interest rates have been at historically low levels. Although short-term interest rates have increased from their lowest levels, long- term interest rates have remained low. If mortgage interest rates rise, borrowers will experience increased monthly payments on their adjustable rate mortgage loans. As the fixed interest rates on hybrid mortgage loans expire and convert to adjustable rates, borrowers may find that the new minimum monthly payments are considerably higher and they may not be able to make those payments.

In addition, without regard to changes in interest rates, the monthly payments on mortgage loans with interest- only or negative amortization features will increase substantially when the principal must be repaid.

Any of these factors, or a combination of these factors, could cause mortgage loan defaults to increase substantially.

Borrowers who intend to avoid increased monthly payments by refinancing their mortgage loans may find that lenders may not in the future be willing or able to offer these adjustable payment mortgage loan products, or to offer these products at relatively low interest rates. A decline in housing prices generally or in certain regions of the United States could also leave borrowers with insufficient equity in their homes to permit them to refinance. In addition, if the recent rapid increase in house prices ceases or housing prices decline, borrowers who intend to sell their properties on or before the expiration of the fixed rate periods or interest-only periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans, especially in the case of negative amortization mortgage loans. These events could cause borrowers to default on their mortgage loans.

Rising unemployment and slow wage growth in certain regions of the United States or generally could also impact the ability of many borrowers with adjustable payment mortgage loans to make the higher monthly payments resulting from the expiration of fixed rate periods or interest-only periods, or from increases in interest rates. If borrowers become unemployed in a slowing economy, or if they find that expected increases in personal income have not occurred, they may be unable to make the higher monthly mortgage payments.

It is likely that borrowers with adjustable payment mortgage loans will over the next several years be required to spend a larger proportion of their income to service their mortgage debt. This increase could, in the absence of strong wage growth, come at the expense of other expenditures by these borrowers, particularly consumer spending. It is possible that a decline in consumer spending could cause the U.S. economy to slow or decline, which could give rise to increased unemployment and falling property values.

These factors would negatively impact the ability of many borrowers to meet their increased monthly mortgage payments as described above. As a consequence, defaults on adjustable payment mortgage loans may increase significantly.

Any of the factors described above, alone or in combination, could adversely affect the yield on your securities. Depending upon the type of security purchased and the price paid, the adverse yield effect could be substantial.

These risks are magnified with respect to mortgage loans made on the basis of relatively low credit standards. See “—Mortgage Loans Originated According to Non-Agency Underwriting Guidelines May Have Higher Expected Delinquencies” for a discussion of risks related to mortgage loans that are sometimes referred to as “subprime,” “nonconforming” or “Alt-A,” or are otherwise originated in accordance with credit standards that do not conform to those of Fannie Mae or Freddie Mac.

Several types of adjustable payment mortgage loans discussed above, in particular “option ARMs” and interest-only mortgage loans, have only been originated in any significant numbers in relatively recent years. Consequently, there is no material statistical information showing payment and default trends under a variety of macroeconomic conditions. In particular, it is unclear how these mortgage loan products will perform in a declining housing market or under other negative macroeconomic conditions.

See “—Mortgage Loans with Interest-Only Payments” and “—Special Risks of Mortgage Loans that Provide for Negative Amortization “for further discussion of mortgage loans with interest-only or negative amortization features, respectively.

Information regarding historical performance of mortgage loans may not be indicative of the performance of the loans
in the trust	A variety of factors may affect the performance of any pool of mortgage loans during any particular period of time. In addition, differing loan characteristics or external factors may cause the performance of the mortgage loans included in the trust to differ from the performance of other loans of a similar type. When examining data regarding the historical performance of pools of mortgage loans, prospective investors should consider, among other things:

• differences in loan type;

• the relative seasoning of the pools;

• differences in interest rates, credit quality and any of various other material pool characteristics, both at formation of a pool and over time;

• the extent to which the loans in a pool have prepayment penalties;

• whether the loans were originated by different lenders, and the extent to which the underwriting guidelines differed; and

• whether the loans were serviced by different servicers.

In particular, prospective investors should consider that, both in the case of comparable pools of mortgage loans and of the mortgage loans in the trust, historical loan performance during a period of rising home values may differ significantly from the future performance of similar loans during a period of stable or declining home values.

Legal and other factors could reduce the amount and delay the timing of recoveries
on defaulted loans	The following factors, among others, could adversely affect property values in such a way that the outstanding balance of the related loans would equal or exceed those values:

• an overall decline in the residential real estate markets where the properties are located,

• failure of borrowers to maintain their properties adequately, and

• natural disasters that are not necessarily covered by hazard insurance, such as earthquakes and floods.

Even if you assume that the mortgaged properties provide adequate security for the loans, substantial delays could occur before defaulted loans are liquidated and the proceeds forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and are subject to many of the delays and expenses that characterize other types of lawsuits if defenses or counterclaims are made. As a result, foreclosure actions can sometimes take several years to complete. Moreover, some states prohibit a mortgage lender from obtaining a judgment against the borrower for amounts not covered by property proceeds if the property is sold outside of a judicial proceeding. As a result, if a borrower defaults, these restrictions may impede the servicer’s ability to dispose of the borrower’s property and obtain sufficient proceeds to repay the loan in full. In addition, the servicer is entitled to deduct from liquidation proceeds all the expenses it reasonably incurs in trying to recover on the defaulted loan, including legal fees and costs, real estate taxes, and property preservation and maintenance expenses.

State laws generally regulate interest rates and other loan charges, require certain disclosures, and often require licensing of loan originators and servicers. In addition, most states have other laws and public policies for the protection of consumers that prohibit unfair and deceptive practices in the origination, servicing and collection of loans. Depending on the provisions of the particular law or policy and the specific facts and circumstances involved, violations may limit the ability of the servicer to collect interest or principal on the loans. Also, the borrower may be entitled to a refund of amounts previously paid and the servicer may be subject to damage claims and administrative sanctions.

Risks related to mortgage loans
with interest-only payments	If specified in the related prospectus supplement, some of the mortgage loans to be included in the issuing entity may provide for payment of interest at the related mortgage interest rate, but no payment of principal, for the period following origination specified in the related prospectus supplement. Following the applicable interest-only period, the monthly payment with respect to each of these mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the applicable mortgage interest rate.

If applicable, the presence of these mortgage loans in the issuing entity will, absent other considerations, result in longer weighted average lives of the related securities than would have been the case had these loans not been included in the issuing entity. In addition, borrowers may view the absence of any obligation to make a payment of principal during the interest-only period following origination specified in the related prospectus supplement as a disincentive to prepayment. Conversely, however, borrowers may be more likely to refinance their mortgage loans when the related interest-only period expires, resulting in increased prepayments.

After a borrower’s monthly payment has been increased to include principal amortization, and assuming the borrower does not refinance the related mortgage loan, delinquency or default may be more likely.

See also “—Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Payment Loans of Various Types “for a discussion of risks related to interest-only mortgage loans and economic conditions.

Risks related to mortgage loans that provide for negative
amortization	If specified in the related prospectus supplement, the issuing entity may include mortgage loans that provide for so-called “negative amortization.” Negative amortization mortgage loans generally provide the borrower with a low initial introductory interest rate. Thereafter, the mortgage interest rate is calculated at the index specified in the related mortgage note plus the applicable margin. However, the borrower is only required to make (or may elect to make) for the period specified in the related mortgage note a minimum monthly payment on the mortgage loan that may be sufficient to amortize the principal balance of the mortgage loan over the remaining term but not to pay all accrued interest, or may be insufficient to pay accrued interest and not amortize the principal balance at all.

At the end of this initial period, and periodically thereafter, the borrower’s minimum monthly payment is adjusted to reflect the prevailing interest rate, consisting of the current applicable index plus the applicable margin, plus a principal amount sufficient to amortize the mortgage loan over the remaining applicable term. Typically, the borrower’s monthly payment will not be increased or decreased by more than a periodic cap and is subject to a maximum interest rate, as specified in the related mortgage note. Nevertheless, although each year’s recalculated monthly payment will be based on the prevailing rate of the applicable index at the time of the annual payment adjustment date, this index may continue to adjust up or down throughout the course of the year.

During a period of rising interest rates, as well as before the annual adjustment to the minimum monthly payment made by the borrower, the amount of interest accruing on the principal balance of the related mortgage loan may exceed the amount of the scheduled monthly payment. As a result, a portion of the accrued interest on the related mortgage loan may become deferred interest that will be added to its principal balance and will also bear interest at the applicable interest rate.

In addition, the amount by which a monthly payment may be adjusted on an annual payment adjustment date is generally limited and may not be sufficient to amortize fully the unpaid principal balance of a negative amortization mortgage loan over its remaining term to maturity.

Generally, under the circumstances and at the intervals provided in the related mortgage note, the monthly payment due on a negative amortization mortgage loan will be “recast” without regard to the related payment cap in order to provide for payment of the outstanding balance of the mortgage loan over its remaining term.

In summary, then, as interest rates increase (or, in some cases, even if market interest rates remain stable), the principal balance of a negative amortization mortgage loan will increase over time, thereby increasing the monthly payments to be paid by the borrower when principal must be repaid, making refinancing more difficult and increasing the potential adverse effect of macroeconomic trends. See “-— Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Payment Loans of Various Types” above.

In addition, any deferral of interest on negative amortization mortgage loans will result in a reduction of the amount of interest available to be distributed as interest to the securities. If specified in the related prospectus supplement, the reduction in interest collections may be offset, in part, by applying certain prepayments received on the mortgage loans to interest payments on the securities. In that case, the excess of any deferred interest on the mortgage loans over the prepayments received on the mortgage loans, or net deferred interest, will be allocated among the classes of securities in an amount equal to the excess of the interest accrued on each such class at its applicable interest rate over the amount of interest that would have accrued if the applicable interest rate for each class had been equal to a rate adjusted for net deferred interest on the related mortgage loans, as described in the related prospectus supplement. Any such allocation of net deferred interest could, as a result, affect the weighted average maturity of the affected class of securities.

Loans secured by junior liens are
subject to additional risks	If a loan is in a junior lien position, a decline in property values could extinguish the value of the junior lien loan before having any effect on the related senior lien loan or loans. In general, the expenses of liquidating defaulted loans do not vary directly with the unpaid amount. So, assuming that a servicer would take the same steps to recover a defaulted loan with a small unpaid balance as it would a loan with a large unpaid balance, the net amount realized after paying liquidation expenses would be a smaller percentage of the balance of the small loan than of the large loan. Since the mortgages securing home equity loans typically will be in a junior lien position, the proceeds from any liquidation will be applied first to the claims of the related senior mortgageholders, including foreclosure costs. In addition, a junior mortgage lender may only foreclose subject to any related senior mortgage. As a result, the junior mortgage lender generally must either pay each related senior mortgage lender in full at or before the foreclosure sale or agree to make the regular payments on each senior mortgage. Since the issuing entity will not have any source of funds to satisfy any senior mortgages or to continue making payments on them, the issuing entity’s ability as a practical matter to foreclose on any junior lien will be limited.

Risks related to any interest
rate swap agreement	If the related prospectus supplement specifies that the issuing entity or related supplemental interest trust includes one or more interest rate swap agreements, then any net swap payment payable to the swap counterparty under the terms of those interest rate swap agreements will reduce amounts available for payment to securityholders, and may reduce payments of interest on the securities. If the rate of prepayments on the mortgage loans is faster than anticipated, the scheduled notional amounts on which payments due under the interest rate swap agreements are calculated may exceed the total principal balance of the mortgage loans, thereby increasing the relative proportion of interest collections on the mortgage loans that must be applied to make swap payments to the swap counterparty and, under certain circumstances, requiring application of principal received on the mortgage loans to make net swap payments to the swap counterparty. Therefore, a rapid rate of prepayments during periods in which the issuing entity makes net payments to a swap counterparty could adversely affect the yields on the securities.

Effect of creditworthiness of swap counterparty on ratings
of securities	If the related prospectus supplement specifies that the issuing entity includes one or more interest rate swap agreements, in the event that the issuing entity, after application of all interest and principal received on the related mortgage loans, cannot make the required swap payments to the swap counterparty, a swap termination payment as described in the related prospectus supplement may be owed to the swap counterparty. Any termination payment payable to the swap counterparty in the event of early termination of any interest rate swap agreement will likely reduce amounts available for payment to securityholders.

If the related prospectus supplement specifies that the issuing entity includes one or more interest rate swap agreements, the ratings on your securities will be dependent in part upon the credit ratings of the swap counterparty or its credit support provider. If a credit rating of the swap counterparty or its credit support provider is qualified, reduced or withdrawn, or if the swap counterparty or its credit support provider defaults on its obligations, and a substitute counterparty or credit support provider is not obtained in accordance with the terms of the interest rate swap agreement, the ratings of your securities may be qualified, reduced or withdrawn. In such event, the value and marketability of those securities will be adversely affected.

See the descriptions of any interest rate swap agreement and the swap counterparty in the prospectus supplement.
Special risks for certain
classes of securities	The related prospectus supplement may specify that certain classes of securities are interest-only or principal-only securities. These securities will have yields to maturity (or early termination)—-the yield you will receive if you hold a security until it has been paid in full—that are highly sensitive to prepayments on the related mortgage loans.

If you purchase any of these classes of securities, you should consider the risk that you may receive a lower than expected yield under the following circumstances:

• in the case of any interest-only securities, a faster than expected rate of prepayments on the mortgage loans in the issuing entity; and

• in the case of any principal-only securities, a slower than expected rate of prepayments on the mortgage loans in the issuing entity

Prepayments on the mortgage loans, including liquidations, purchases and insurance payments, could result in the failure of investors in any interest-only securities to fully recover their initial investments. Prepayments on the mortgage loans may occur as a result of solicitations of the borrowers by mortgage loan providers, including the seller and its affiliates and any master servicer or servicer.

Exercise by a party that has a right to purchase the mortgage loans, as described in the related prospectus supplement, will adversely affect the yields on any interest-only securities.

Military action and terrorist attacks
attacks	The effects that military action by U.S. forces in Iraq, Afghanistan or other regions, terrorist attacks in the United States or other incidents and related military action may have on the performance of the mortgage loans in the issuing entity or on the values of mortgaged properties cannot be determined at this time. Investors should consider the possible effects on delinquency, default and prepayment experience of the related mortgage loans. Federal agencies and non- government lenders may defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by possible future events. In addition, the activation of additional U.S. military reservists or members of the National Guard may significantly increase the proportion of mortgage loans whose mortgage rates are reduced by application of the Servicemembers Civil Relief Act or similar state or local laws. The amount of interest available for payment to securityholders will be reduced by any reductions in the amount of interest collectible as a result of application of the Servicemembers Civil Relief Act or similar state or local laws and no servicer, master servicer nor any other party will be required to fund any interest shortfall caused by any such reduction.

The Servicers’ collections procedures may affect the timing of collections
on the mortgage loans	In order to reduce borrower defaults, the servicer or servicers may from time to time use servicing and collections practices that have the effect of accelerating or deferring prepayments or borrower defaults of mortgage loans. The servicers may generally waive, modify or vary any term of any mortgage loan, or postpone strict compliance by the borrower with any term of any mortgage loan, so long as that waiver, modification or postponement is not materially adverse to the issuing entity. For example, qualifying borrowers might be permitted to skip a payment or be offered other benefits that have the effect of deferring or otherwise altering the timing of the issuing entity’s receipt of interest or principal payments.

Risks relating to defaults or resignation of the Master Servicer
or Servicer	If the master servicer or servicer were to default in their obligations under the related master servicing or servicing agreement, the trustee or the seller may attempt to terminate the defaulting party. However, certain aspects of the servicing of mortgage loans are subject to various interpretations of what actions are “accepted” or “market standard” practices, and the parties’ determination of what servicing actions are in the best interest for the securityholders may, at such times, be in disagreement between the trustee, the sponsor and the seller on the one hand, and the master servicer or servicer, as applicable, on the other. As a consequence, if the trustee or the seller attempts to terminate a defaulting master servicer or servicer, the master servicer or servicer may challenge that termination. While such a dispute is being resolved, the performance of the servicing function of the master servicer or servicer may continue to suffer and may adversely affect the mortgage loans.

If the master servicer or servicer were to become a debtor in a bankruptcy proceeding, it could seek to reject its obligations under the relevant agreements under the bankruptcy laws, thus forcing the trustee to appoint a successor servicer or master servicer.

If the master servicer or servicer resigns or is in default and the cost of servicing the mortgage loans has increased, the trustee may not be able to find a successor master servicer or servicer willing to service the loans for the master servicing fee or servicing fee specified in the relevant governing agreement. These circumstances might cause the trustee to seek authority from issuing entity to increase the applicable fee to an amount necessary to provide acceptable compensation to the then current master servicer or servicer or any replacement master servicer or servicer. If that approval was not granted by securityholders, under the law generally applicable to trusts the trustee could seek approval for such an increase from a court if such increase were necessary for the preservation or continued administration of the issuing entity. Any increase in the master servicing fee or servicing fee would reduce amounts available for distribution to securityholders, particularly holders of subordinate securities.

Risk of delinquencies due
to servicing transfers	Servicing of mortgage loans may be transferred in the future to other servicers in accordance with the provisions of the trust agreement or transfer and servicing agreement, as applicable, and the related servicing agreement as a result of, among other things, (1) the occurrence of unremedied events of default in servicer performance under a servicing agreement or (2) the exercise by the seller of its right to terminate a servicer without cause.

All transfers of servicing involve some risk of disruption in collections due to data input errors, misapplied or misdirected payments, inadequate borrower notification, system incompatibilities and other reasons. As a result, the affected mortgage loans may experience increased delinquencies and defaults, at least for a period of time, until all of the borrowers are informed of the transfer and the related servicing mortgage files and records and all the other relevant data has been obtained by the new servicer. There can be no assurance as to the extent or duration of any disruptions associated with the transfer of servicing or as to the resulting effects on the yields on the securities.

Bankruptcy or insolvency proceedings could delay or reduce payments
on the securities	Each transfer of a mortgage loan to Greenwich Capital Financial Products, Inc. (or to such other seller specified in the related prospectus supplement), from the seller to the depositor and, in connection with the issuance of any asset-backed notes, from the depositor to the issuer, will be intended to be an absolute and unconditional sale of that mortgage loan and will be reflected as such in the applicable documents. However, in the event of the bankruptcy or insolvency of a prior owner of a mortgage loan, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of that mortgage loan by the insolvent party as a borrowing secured by a pledge of the mortgage loan. Such an attempt, even if unsuccessful, could result in delays in payments on the securities. If such an attempt were successful, it is possible that the affected mortgage loans could be sold in order to liquidate the assets of the insolvent entity. In the case of the bankruptcy or insolvency of the applicable seller, there can be no assurance that the proceeds of such a liquidation would be sufficient to repay the securities in full.

Loans to lower credit quality borrowers are more likely to experience late payments and defaults and increase your
risk of loss	Issuing entity assets may have been made to lower credit quality borrowers who fall into one of two categories:

• customers with moderate income, limited assets and other income characteristics that cause difficulty in borrowing from banks and other traditional lenders; or

• customers with a history of irregular employment, previous bankruptcy filings, repossession of property, charged-off loans or garnishment of wages.

The average interest rate charged on loans made to these types of borrowers is generally higher than that charged by lenders that typically impose more stringent credit requirements. There is a greater likelihood of late payments on loans made to these types of borrowers than on loans to borrowers with a higher credit quality. In particular, payments from borrowers with a lower credit quality are more likely to be sensitive to changes in the economic climate in the areas in which they reside.

As much as 20% (by principal balance) of the issuing entity assets for any particular series of securities may be contractually delinquent as of the related cut-off date.

Early or multiple payment defaults may be indicative of higher rates of delinquencies and losses
in the future	As specified in the related prospectus supplement, a certain number of mortgage loans included in the issuing entity may be delinquent as of the applicable cut-off date or may have been delinquent in payment in the last twelve months on one or more due dates.

Prior delinquencies and, in particular, first or early payment defaults, may be an indication of underwriting errors in assessing the financial means and/or credit history of the borrower or of an adverse change in the financial status of the borrower. These mortgage loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans whose borrowers have more favorable payment histories.

Mortgage loans with high original loan-to-value ratios may present a greater risk of loss
As specified in the related prospectus supplement, some of the mortgage loans included in the issuing entity may have original loan-to-value ratios of greater than 80%. Mortgage loans with high loan-to-value ratios, particularly those in excess of 100%, may be more likely to experience default and foreclosure than mortgage loans with low original loan-to-value ratios.

Moreover, mortgage loans with high original loan-to- value ratios are more likely to be subject to a judicial reduction of the loan amount in bankruptcy or other proceedings than mortgage loans with lower original loan-to-value ratios. If a court relieves a borrower’s obligation to repay amounts otherwise due on a mortgage loan, none of the servicers or the master servicer will be required to advance funds in respect of relieved amounts, and any related loss may reduce the amount available to be paid to securityholders. In such event, holders of subordinate classes of securities may suffer losses.

Geographic concentration of
mortgage loans
The mortgage loans to be included in the issuing entity may be concentrated in one or more states, as specified in the related prospectus supplement. The rate of delinquencies, defaults and losses on the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in those states because the following conditions will have a disproportionate impact on the mortgage loans in general:

• Weak economic conditions in those states, which may or may not affect real property values, may affect the ability of borrowers to repay their loans on time.

•     Declines in the residential real estate market in those states may reduce the values of properties located in those states, which would result in an increase in the loan-to-value ratios of the related mortgage loans.

•     Properties in California, Florida and the Gulf of Mexico coast, in particular, may be more susceptible than homes located in other parts of the country to  certain types of uninsurable hazards, such as hurricanes, as well as earthquakes, floods, wildfires, mudslides and other natural disasters.

•     Predatory lending laws or other laws which tend to restrict the availability of credit in certain cities, counties or states may limit a borrower’s refinancing options and increase the chances of default and foreclosure.

Natural disasters affect regions of the United States from time to time, and may result in increased losses on mortgage loans in those regions, or in insurance payments that will constitute prepayments of principal of those mortgage loans.

For additional information regarding the geographic concentration of the mortgage loans to be included in the issuing entity, see the geographic distribution table or tables in the prospectus supplement.

Failure to perfect security interests in manufactured homes may result in losses on your securities
Each manufactured housing conditional sales contract or installment loan agreement that is included in a issuing entity will be secured by a security interest in the related manufactured home. The steps necessary to perfect the security interest in a manufactured home will vary from state-to-state. If, as a result of clerical error or otherwise, the master servicer fails to take the appropriate steps to perfect the security interest in a manufactured home that secures a conditional sales contract or installment loan agreement included in the issuing entity, the trustee may not have a first priority security interest in that manufactured home. Moreover, the master servicer will not amend the certificate of title to a manufactured home to name the trustee as lienholder, note the trustee’s interest on the certificate of title or deliver the certificate of title to the trustee. As a result, in some states the assignment of the security interest in the manufactured home to the trustee may not be perfected or may not be effective against creditors of the master servicer or a bankruptcy trustee in the event of a bankruptcy of the master servicer.

In addition, courts in many states have held that manufactured homes may, in certain circumstances, become subject to real estate title and recording laws. As a result, the security interest in each manufactured home could be rendered subordinate to the interests of other parties claiming an interest in that manufactured home under applicable state real estate law.

The failure to properly perfect a valid, first priority security interest in a manufactured home that secures a conditional sales contract or installment loan agreement included in the issuing entity could lead to losses that, to the extent not covered by any credit enhancement, could adversely affect the yield to maturity of the related securities.

Multifamily and mixed use loans Generally are riskier than single family loans
Loans that are secured by first liens on rental apartment buildings or projects containing five or more residential units, together with loans that are secured by first liens on mixed-use properties, shall not in the aggregate constitute 10% or more of any pool by principal balance. Multifamily loans are generally considered riskier than single-family loans for the following reasons:

• Multifa mily loans typically are much larger in amount, which increases the risk represented by the default of a single borrower

• Repayment of a multifamily loan usually depends upon successful management of the related mortgaged property.

• Changing economic conditions in particular markets can affect the supply and demand of rental units and the rents that those markets will bear.

• Government regulations, including rental control laws, may adversely affect future income from mortgaged properties that are subject to those regulations

In addition, because individual multifamily loans often are relatively large in amount, principal prepayments resulting from defaults, casualties, condemnations or breaches of representations and warranties may adversely affect your yield.

Default risk on high balance
mortgage loans
If specified in the related prospectus supplement, a certain percentage of the mortgage loans included in the issuing entity may have a principal balance as of the cut-off date in excess of $l,000,000. You should consider the risk that the loss and delinquency experience on these high balance loans may have a disproportionate effect on the issuing entity as a whole.

Loans with balloon payments may increase your risk of loss

Certain loans may not be fully amortizing and may require a substantial principal payment (a “balloon” payment) at their stated maturity. Loans of this type involve greater risk than fully amortizing loans since the borrower must generally be able to refinance the loan or sell the related property prior to the loan’s maturity date. The borrower’s ability to do so will depend on such factors as the level of available mortgage rates at the time of sale or refinancing, the relative strength of the local housing market, the borrower’s equity in the property, the borrower’s general financial condition and tax laws.

Mortgage loan interest rates may limit interest rates on the variable rate securities
The securities generally will have either fixed or variable interest rates. However, as specified in the related prospectus supplement, the interest rates on your securities may be subject to certain limitations, generally based on the weighted average interest rates of the mortgage loans in the issuing entity or as otherwise described in the related prospectus supplement, net of certain allocable fees and expenses of the issuing entity and any payments owed on derivative instruments. The mortgage loans to be included in the issuing entity will have interest rates that either are fixed or adjust based on a variable index, as described in the related prospectus supplement.

Any adjustable rate mortgage loans in the issuing entity may also have periodic maximum and minimum limitations on adjustments to their interest rates, and may have the first adjustment to their interest rates a number of years after their first payment dates. In addition, adjustable rate mortgage loans generally have lifetime maximum interest rates. As a result, your variable rate securities may accrue less interest than they would accrue if their interest rates were solely based on the specified index plus the specified margin.

A variety of factors could limit the interest rates and adversely affect the yields to maturity on the variable rate securities. Some of these factors are described below.

•     The interest rates for your securities may adjust monthly based on the one-month LIBOR index or another index, while the interest rates on the mortgage loans to be included in the issuing entity may either adjust less frequently, adjust based on a different index or not adjust at all. Consequently, the limits on the interest rates on these securities may prevent increases in the interest rates for extended periods in a rising interest rate environment

•     The interest rates on adjustable rate mortgage loans may respond to economic and market factors that differ from those that affect the one-month LIBOR index or the index applicable to your variable rate securities. It is possible that the interest rates on any adjustable rate mortgage loans may decline while the interest rates on the related securities are stable or rising. It is also possible that the interest rates on any adjustable rate mortgage loans and the interest rates on the related securities may both decline or increase during the same period, but that the interest rates on your securities may decline or may increase more slowly or rapidly.

•     To the extent that fixed rate or adjustable rate mortgage loans are subject to default or prepayment, the interest rates on the related securities may be reduced as a result of the net funds cap limitations described in the related prospectus supplement.

See “Yield and Prepayment Considerations” in this prospectus and see the prospectus supplement for a description of the interest rates applicable to your securities and for a general description of the interest rates of the related mortgage loans.

If amounts in any pre-funding account are not used to purchase issuing entity assets, you will receive a prepayment on the related securities
The related prospectus supplement may provide that the depositor transfer a specified amount into a pre-funding account on the date the securities are issued. In this case, the transferred funds may be used only to acquire additional assets for the issuing entity during a set period after the issuance. Any amounts remaining in the account at the end of the period will be distributed as a prepayment of principal to the holders of the related securities. The resulting prepayment could adversely affect the yield on those securities.

Violations of applicable federal laws may reduce or delay
mortgage loan collections	The loans may also be subject to federal laws relating to the origination and underwriting. These laws

• require certain disclosures to the borrowers regarding the terms of the loans;

•     prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the consumer credit protection act, in the extension of credit;

• regulate the use and reporting of information related to the borrower’s credit experience; and

•     require additional application disclosures, limit changes that may be made to the loan documents without the borrower’s consent and restrict a lender’s ability to declare a default or to suspend or reduce a borrower’s credit limit to certain enumerated events.

Loans may also be subject to federal laws that impose additional disclosure requirements on creditors for nonpurchase money loans with high interest rates or high upfront fees and charges. These laws can impose specific statutory liabilities upon creditors that fail to comply and may affect the enforceability of the related loans. In addition, any assignee of the creditor (including the issuing entity) would generally be subject to all claims and defenses that the borrower could assert against the creditor, including the right to rescind the loan.

Loans relating to home improvement contracts may be subject to federal laws that protect the borrower from defective or incomplete work by a contractor. These laws permit the borrower to withhold payment if the work does not meet the quality and durability standards agreed to between the borrower and the contractor. These laws have the effect of subjecting any assignee of the seller (including the issuing entity) to all claims and defenses which the borrower in a sale transaction could assert against the seller of defective goods.

If certain provisions of these federal laws are violated, the master servicer may be unable to collect all or part of the principal or interest on the loans. The issuing entity also could be subject to damages and administrative enforcement.

Originators and servicers may be subject to litigation, governmental proceedings or adverse economic conditions
The mortgage lending and servicing business involves the collection of numerous accounts and compliance with various federal, state and local laws that regulate consumer lending. Lenders and servicers may be subject from time to time to various types of claims, legal actions (including class action lawsuits), investigations, subpoenas and inquiries in the course of their business. It is impossible to predict the outcome of any particular actions, investigations or inquiries or the resulting legal and financial liability. In addition, recent adverse economic conditions in the residential housing market have resulted in serious financial difficulties for, and in some cases, bankruptcy of, numerous mortgage originators and servicers, particularly those involved with subprime loans.

If any legal or governmental proceeding were determined adversely to an originator or servicer of mortgage loans included in a trust fund and were to have a material adverse effect on its financial condition, or if the servicer or originator experiences serious financial difficulties, the ability of the affected servicer to service the mortgage loans in accordance with the applicable servicing agreement, or the ability of the affected originator to fulfill its obligation to repurchase or substitute for defective mortgage loans, could be impaired.

In particular, the yield on your securities may be adversely affected if such events impact an originator of mortgage loans in the related trust fund. To the extent described in your prospectus supplement, an originator is generally required to repurchase or substitute for mortgage loans for material breaches of representations and warranties made by it with respect to the mortgage loans, or if described in your prospectus supplement, in the event of early payment defaults. The inability to repurchase or substitute for such defective loans or for early payment defaults would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses

Proceeds of liquidated loans generally are paid first to
providers of trust services
There is no assurance that the value of the issuing entity assets for any series of securities at any time will equal or exceed the principal amount of the outstanding securities of that series. If issuing entity assets have to be sold because of an event of default or otherwise, providers of services to the issuing entity (including the trustee, the master servicer and the credit enhancer, if any) generally will be entitled to receive the proceeds of the sale to the extent of their unpaid fees and other amounts due them before any proceeds are paid to investors. As a result, the proceeds of such a sale may be insufficient to pay the full amount of interest and principal of the related securities.

Mortgaged properties may be subject to environmental risks that could result in losses
Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health and safety. In certain circumstances, these laws and regulations impose obligations on owners or operators of residential properties such as those that secure the loans included in a issuing entity. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the trust as owner of the related property.

In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage. Further, a mortgage lender may be held liable as an “owner” or “operator” for costs associated with the release of petroleum from an underground storage tank under certain circumstances. If the issuing entity is considered the owner or operator of a property, it will suffer losses as a result of any liability imposed for environmental hazards on the property.

You may have difficulty selling your securities or
obtaining your desired price

No market will exist for the securities before they are issued. In addition, there can be no assurance that a secondary market will develop following the issuance and sale of the securities. Even if a secondary market does develop, you may not be able to sell your securities when you wish to or at the price you want.

Ratings of the securities do not address all investment risks and must be viewed with caution
Any class of securities issued under this prospectus and the accompanying prospectus supplement will be rated in one of the four highest generic rating categories of a nationally recognized rating agency. A rating is based on the adequacy of the value of the issuing entity assets and any credit enhancement for that class and reflects the rating agency’s assessment of how likely it is that holders of the class of securities will receive the payments to which they are entitled. A rating does not constitute an assessment of how likely it is that principal prepayments on the loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated or the likelihood of early, optional termination of the securities. You must not view a rating as a recommendation to purchase, hold or sell securities because it does not address the market price or suitability of the securities for any particular investor.

There is no assurance that any rating will remain in effect for any given period of time or that the rating agency will not lower or withdraw it entirely in the future. The rating agency could lower or withdraw its rating due to:

• any decrease in the adequacy of the value of the issuing entity assets or any related credit enhancement,

• an adverse change in the financial or other condition of a credit enhancement provider, or

• a change in the rating of the credit enhancement provider’s long-term debt.

The securities may not be
suitable investments
The securities may not be a suitable investment if you require a regular or predictable schedule of payment, or payment on any specific date. Because the mortgage loans in the issuing entity may include a substantial proportion of loans as to which the borrowers have blemished credit histories (including prior bankruptcy proceedings) or loans whose future performance is difficult to predict, such as adjustable payment mortgage loans, interest-only loans, and for the other factors relating to the mortgage loans discussed above, the yields and the aggregate amount and timing of distributions on your securities may be subject to substantial variability from period to period and over the lives of the securities. An investment in these types of securities involves significant risks and uncertainties and should only be considered by sophisticated investors who, either alone or with their financial, tax and legal advisors, have carefully analyzed the mortgage loans and the securities and understand the risks. In addition, investors should not purchase classes of securities that are susceptible to special risks, such as subordinate securities, interest- only securities and principal-only securities, unless the investors have the financial ability to absorb a substantial loss on their investment.

Information regarding historical performance of mortgage loans may not be indicative of the performance of the loans held by the related issuing entity
A variety of factors may affect the performance of any pool of mortgage loans during any particular period of time. In addition, differing loan characteristics or external factors may cause the performance of mortgage loans held by the related issuing entity to differ from the performance of other loans of a similar type. When examining data regarding the historical performance of pools of mortgage loans, prospective investors should consider, among other things:

• differences in loan type;

• the relative seasoning of the pools;

• differences in interest rates, credit quality and any of various other material pool characteristics, both at formation of a pool and over time;

• the extent to which the loans in a pool have prepayment penalties;

• whether the loans were originated by different lenders, and the extent to which the underwriting guidelines differed; and

• whether the loans were serviced by different servicers.

In particular, prospective investors should consider that, both in the case of comparable pools of mortgage loans and of the mortgage loans held by an issuing entity, historical loan performance during a period of rising home values may differ significantly from the future performance of similar loans during a period of stable or declining home values.

Credit scoring models may not provide an accurate risk
assessment of borrowers
Credit scoring models are intended to provide a means for evaluating information about a prospective borrower. Credit scores are obtained from credit reports provided by various credit reporting organizations, each of which may employ differing computer models and methodologies. A credit score is designed to assess a borrower’s credit history at a single point in time, using objective information currently on file for the borrower at a particular credit reporting organization. Information utilized to create a credit score may include, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender. A borrower with a higher credit score is statistically expected to be less likely to default in payment than a borrower with a lower credit score.

In addition, credit scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history. Therefore, a credit score does not take into consideration differences between mortgage loans and consumer loans generally, or the specific characteristics of the related mortgage loan, such as the loan-to-value ratio, the collateral for the mortgage loan, or the debt-to-income ratio. We cannot assure you that the credit scores of the borrowers will be an accurate predictor of the likelihood of repayment of the related mortgage loans or that any borrower’s credit score would not be lower if obtained as of the date of the related prospectus supplement.

The Issuing Entity

The issuing entity for each series of certificates will be a trust fund held by the trustee named in the related prospectus supplement for the benefit of the related securityholders. Each issuing entity will consist of one or more pools of the following asset types:

•	Single Family Loans,

•	Home Equity Loans,

•	Multifamily Loans,

•	Manufactured Housing Contracts,

•	Home Improvement Contracts,

•	Agency Securities or

•	Private Label Securities,

in each case as specified in the related prospectus supplement, as well as payments relating to the assets, as specified in the related prospectus supplement.

Whenever the terms “pool,” “certificates” and “notes” are used in this prospectus, these terms are intended to apply, unless the context indicates otherwise, to a discrete asset pool and the certificates representing undivided interests in, or the notes secured by the assets of, a particular issuing entity consisting primarily of the loans in that pool. Similarly, the term “pass-through rate” refers to the pass-through rate borne by the certificates of a particular series, the term “interest rate” refers to the coupon borne by notes of a particular series and the term “issuing entity” refers to the related issuing entity.

Unless the context indicates otherwise, the term “loan” includes Single Family Loans, Home Equity Loans, Multifamily Loans, Manufactured Housing Contracts and Home Improvement Contracts. Unless the context indicates otherwise, the term “underlying loan” refers to the Single Family Loans, Home Equity Loans, Multifamily Loans, Manufactured Housing Contracts or Home Improvement Contracts backing or securing Agency Securities or Private Label Securities.

The securities will be entitled to payment from the assets of the related issuing entity as specified in the related prospectus supplement. The securities will not be entitled to payments from the assets of any other issuing entity established by the depositor.

The loans, Agency Securities and Private Label Securities will be acquired by the applicable depositor, either directly or through affiliates, from sellers and conveyed by that depositor to the trustee named in the related prospectus supplement for the benefit of the holders of the securities of the related series. Sellers may have originated or purchased the assets. Loans acquired by the applicable depositor will have been originated principally in accordance with the general underwriting criteria specified in this prospectus under the heading “Loan Program— Underwriting Standards” and as more specifically provided in a related prospectus supplement.

Because the securities issued by an issuing entity will be secured by assets transferred to that issuing entity by one of the depositors you should construe all references in this prospectus to the “depositor” as referring to the applicable depositor that transfers assets to your trust under the applicable operative documents.

The master servicer named in the related prospectus supplement will service the issuing entity’s assets, either directly or through sub-servicers, under a servicing agreement for the related series of securities. If the securities are certificates, the servicing agreement will be in the form of a pooling and servicing agreement among the depositor, the master servicer and the trustee. If the securities are notes, the servicing agreement generally will be between the trustee and the master servicer.

The following sections contain a brief description of the assets expected to be included in the issuing entity. If specific information respecting the assets is not known at the time the related series of securities initially is offered, more general information of the nature described below will be provided in the related prospectus supplement, and specific information will be set forth in a report on Form 8-K to be filed with the SEC after the initial issuance of the securities. A copy of the operative agreements with respect to the related series of securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the assets relating to the series will be attached to the related servicing agreement delivered to the trustee upon issuance of the securities. In the event that mortgage loans are added to or deleted from the issuing entity after the date of the related prospectus supplement but on or before the date of issuance of the securities if any material pool characteristic differs by 5% or more from the description in the prospectus supplement, revised disclosure will be provided either in a supplement or in a Current Report on Form 8-K.

The Mortgage Loans—General

The loans in each issuing entity are secured by the related mortgaged properties. As to each series of securities, the mortgage loans will be selected for inclusion in the mortgage pool based on rating agency criteria, compliance with representations and warranties, and conformity to criteria relating to the characterization of securities for tax, ERISA, SMMEA, Form S-3 eligibility and other legal purposes. Except in the case of Multifamily Loans, the related mortgaged properties generally consist of detached or semi-detached one- to four-family dwellings, town houses, rowhouses, individual units in condominiums, individual units in planned unit developments and certain other dwelling units. In addition, if the related prospectus supplement so provides, the mortgaged properties may include mixed-use properties. Mixed-use properties consist of structures principally containing residential units but also including other space used for retail, professional and other commercial uses. Loans that are secured by multifamily and mixed-use properties shall not in the aggregate constitute 10% or more of any pool by principal balance.

The mortgaged properties may include vacation and second homes, investment properties and leasehold interests as specified in the related prospectus supplement. The mortgaged properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States. If a loan has a loan-to-value ratio or principal balance in excess of a particular benchmark, it may be covered in whole or in part by a primary mortgage insurance policy. If the loans in a pool are covered by this type of policy, the related prospectus supplement will describe the existence, extent and duration of the coverage.

Each of the mortgage loans will be a type of mortgage loan described or referred to below:

•
Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of not more than approximately 15 years;

•
Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of more than 15 years, but not more than approximately 30 years;

•
Fully-amortizing ARM Loans having an original or modified term to maturity of not more than approximately 30 years with a related mortgage rate which generally adjusts initially either three months, six months or one, two, three, five, seven or ten years or other intervals subsequent to the initial payment date, and thereafter at either three- month, six-month, one-year or other intervals (with corresponding adjustments in the amount of monthly payments) over the term of the mortgage loan to equal the sum of the related Note Margin and the Note Index. The related prospectus supplement will set forth the relevant Index, which will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds, and the highest, lowest and weighted average Note Margin with respect to the ARM Loans in the related mortgage pool. The related prospectus supplement will also indicate any periodic or lifetime limitations on changes in any per annum mortgage rate at the time of any adjustment. If specified in the related prospectus supplement, an ARM Loan may include a provision that allows the mortgagor to convert the adjustable mortgage rate to a fixed rate at some point during the term of the ARM Loan generally not later than six to ten years subsequent to the initial payment date;

•
Negatively-amortizing ARM Loans having original or modified terms to maturity of not more than approximately 30 years with mortgage rates which generally adjust initially on the payment date referred to in the related prospectus supplement, and on each of specified periodic payment dates thereafter, to equal the sum of the Note Margin and the Index. The scheduled monthly payment will be adjusted as and when described in the related prospectus supplement to an amount that would fully amortize the mortgage loan over its remaining term on a level debt service basis; provided that increases in the scheduled monthly payment may be subject to limitations as specified in the related prospectus supplement. Any Deferred Interest will be added to the principal balance of the mortgage loan;

•
Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 15 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the mortgage rate on the mortgage loan. Monthly payments on these mortgage loans increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to amortize the mortgage loan over the remainder of its approximately 15-year term. Deferred Interest, if any, will be added to the principal balance of these mortgage loans;

•
Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 30 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the mortgage rate on the mortgage loan. Monthly payments on these mortgage loans increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to fully amortize the mortgage loan over the remainder of its approximately 30-year term. Deferred Interest, if any, will be added to the principal balance of these mortgage loans;

•
Balloon loans having payment terms similar to those described in one of the preceding paragraphs, calculated on the basis of an assumed amortization term, but providing for a balloon payment of all outstanding principal and interest to be made at the end of a specified term that is shorter than the assumed amortization term;

•	Mortgage loans that provide for a line of credit pursuant to which amounts may be advanced to the borrower from time to time;

•
Mortgage loans that require that each monthly payment consist of an installment of interest which is calculated according to the simple interest method. This method calculates interest using the outstanding principal balance of the mortgage loan multiplied by the loan rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on the mortgage loan. As payments are received on simple interest mortgage loans, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance of the mortgage loan; or

•	Mortgage loans which provide for an interest only period and do not provide for the payment of principal for the number of years specified in the related prospectus supplement.

All of the loans in a pool will have monthly payments due on the first day of each month. The payment terms of the mortgage loans to be included in an issuing entity will be described in the related prospectus supplement and may include one or more of the following features or other features described in the related prospectus supplement:

•	Interest may be payable at

•	a fixed rate,

•
a rate that adjusts from time to time in relation to an index that will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds and that will be specified in the related prospectus supplement,

•	a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate,

•	a rate that otherwise varies from time to time, or

•	a rate that is convertible from an adjustable rate to a fixed rate.

Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of these limitations. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances specified in the related prospectus supplement. A mortgage loan may provide for the payment of interest at a rate lower than the specified interest rate borne by the loan for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the related mortgaged property or another source.

•	Principal may be

•	payable on a level debt service basis to fully amortize the loan over its term,

•	calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the loan rate, or

•	nonamortizing during all or a portion of the original term.

Payment of all or a substantial portion of the principal may be due on maturity in the form of a “balloon” payment. Principal may include interest that has been deferred and added to the principal balance of the loan.

•	Monthly payments of principal and interest may

•	be fixed for the life of the loan,

•	increase over a specified period of time, or

•	change from period to period.

Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

•
Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or during any lockout periods. Some loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include “due-on-sale” clauses which permit the lender to demand payment of the entire loan in connection with the sale or certain transfers of the related mortgaged property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the related seller.

Each prospectus supplement will contain information, as of the date of the prospectus supplement and to the extent then specifically known to the depositor, with respect to the loans contained in the related pool, including

•	the aggregate outstanding principal balance and the average outstanding principal balance of the loans as of the applicable cut-off date,

•	the type of mortgaged property securing each loan,

•	the original terms to maturity of the loans,

•	the largest principal balance and the smallest principal balance of the loans,

•	the earliest origination date and latest maturity date of the loans,

•	the aggregate principal balance of loans having loan-to-value ratios at origination exceeding 80%,

•	the loan rates or fixed percentage rates (APRs) or range of loan rates or APRs borne by the loans, and

•	the geographical location of the related mortgaged properties on a state-by-state basis.

The loan-to-value ratio of a loan at any given time is the ratio, expressed as a percentage, of the then outstanding principal balance of the loan to the collateral value of the related mortgaged property. The collateral value of a mortgaged property, other than with respect to loans used to refinance an existing loan, is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of the loan and (b) the sales price for the property. In the case of refinance loans, the collateral value of the related mortgaged property is the appraised value of the property determined in an appraisal obtained at the time of refinancing. For purposes of calculating the loan-to-value ratio of a Manufactured Housing Contract relating to a new manufactured home, the collateral value is no greater than the sum of

•
a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer, net of freight to the dealer site but including any accessories identified in the invoice (i.e., the “manufacturer invoice price”),

•	the actual cost of any accessories depending on the size of the unit, and

•	the cost of state and local taxes, filing fees and up to three years’ prepaid hazard insurance premiums.

The collateral value of a used manufactured home is the least of the sales price, appraised value, and National Automobile Dealers’ Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a manufactured home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

The loan-to-value ratio of a Home Improvement Contract will be computed in the manner described in the related prospectus supplement.

No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the loans in a particular pool, and any secondary financing on the mortgaged properties, become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors which may or may not affect real property values may affect the timely payment by borrowers of scheduled payments of principal and interest on the loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any pool. In the case of Multifamily Loans, these other factors could include

•	excessive building resulting in an oversupply of rental housing stock,

•	a decrease in employment reducing the demand for rental units in an area,

•	federal, state or local regulations and controls affecting rents, prices of goods and energy,

•	environmental restrictions,

•	increasing labor and material costs, and

•	the relative attractiveness to tenants of the mortgaged properties.

To the extent that losses are not covered by subordination provisions or alternative arrangements, losses will be borne, at least in part, by the securityholders of the securities of the related series.

The only obligations of the depositor with respect to a series of certificates will be to obtain certain representations and warranties from the related seller and to assign to the trustee for that series of certificates the depositor’s rights with respect to those representations and warranties. See“Operative Agreements—Assignment of Issuing Entity Assets” in this prospectus.

The obligations of the master servicer with respect to the mortgage loans will consist principally of:

•
its contractual servicing obligations under the related servicing agreement, including its obligation to enforce the obligations of the sub-servicers or sellers, or both, as more fully described in this prospectus under the headings “Mortgage Loan Program—Representations by Sellers; Repurchases” and “Operative Agreements— Sub-Servicing by Sellers” and “—Assignment of Issuing Entity Assets”; and

•
its obligation to make certain cash advances in the event of delinquencies in payments with respect to the mortgage loans in the amounts described in this prospectus under the heading “Description of the Certificates—Advances.”

The obligations of the master servicer to make advances may be subject to limitations, to the extent provided in this prospectus and in the related prospectus supplement.

Single Family Loans

Single Family Loans will consist of loans secured by mortgages or deeds of trust that create first liens on one- to four-family residential properties. If specified in the related prospectus supplement, Single Family Loans may include cooperative loans secured by security interests in shares issued by private, non-profit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives’ buildings. Single Family Loans may be conventional loans (loans that are not insured or guaranteed by any governmental agency), loans insured by the Federal Housing Administration (FHA) or partially guaranteed by the Veterans Administration (VA), as specified in the related prospectus supplement. Single Family Loans will have individual principal balances at origination of not less than $25,000 and not more than $1,000,000, and original terms to stated maturity of from ten to 40 years.

If specified in the related prospectus supplement, the mortgaged properties securing Single Family Loans may include five- to eight-family residential properties and small mixed-use properties. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the related mortgage loan by at least five years.

Home Equity Loans

Home Equity Loans will consist of closed-end and/or revolving home equity loans generally secured by junior liens on one- to four-family residential properties.

As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introductory rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of the loan. Principal amounts on a revolving credit line loan may be drawn down (up to the maximum amount specified in the related prospectus supplement) or repaid from time to time, but may be subject to a minimum periodic payment. Except to the extent provided in the related prospectus supplement, the issuing entity will not include any amounts borrowed under a revolving credit line loan after the cut-off date. The full amount of a closed-end loan is advanced at the inception of the loan and generally is repayable in equal (or substantially equal) installments in an amount necessary to fully amortize such loan at its stated maturity. Except to the extent provided in the related prospectus supplement, the original terms to stated maturity of closed-end loans will not exceed 360 months. Under certain circumstances, under either a revolving credit line loan or a closed-end loan, a borrower may choose an interest only payment option, in which event the borrower is obligated to pay only the amount of interest which accrued on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

Multifamily Loans

Multifamily Loans will consist of loans or other beneficial interests in loans secured by mortgages that create first liens on rental apartment buildings or projects containing five or more residential units. Multifamily Loans may be conventional loans or FHA-insured loans, as specified in the related prospectus supplement. All Multifamily Loans will have original terms to stated maturity of not more than 40 years.

Multifamily Loans shall not constitute 10% or more of any pool by principal balance.

Mortgaged properties securing Multifamily Loans may include high-rise, mid-rise and garden apartments. Multifamily Loans may be secured by apartment buildings owned by cooperatives. A cooperative owns all the apartment units in its building and all common areas and is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific apartments or units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder’s pro rata share of the cooperative’s payments for the cooperative’s mortgage loan, real property taxes, maintenance expenses and other capital or ordinary expenses. Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by his shares in the cooperative. The cooperative will be directly responsible for building management and, in most cases, payment of real estate taxes and hazard and liability insurance. A cooperative’s ability to meet debt service obligations on a Multifamily Loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-stockholders.

Manufactured Housing Contracts

Manufactured Housing Contracts will consist of manufactured housing conditional sales contracts and installment sales or loan agreements, each secured by a manufactured home. Manufactured Housing Contracts may be conventional, insured by the FHA or partially guaranteed by the VA, as specified in the related prospectus supplement. Each Manufactured Housing Contract will be fully amortizing and will bear interest at a fixed percentage rate or APR. Manufactured Housing Contracts will all have individual principal balances at origination of not less than $10,000 and not more than $1,000,000 and original terms to stated maturity of from five to 30 years.

When we use the term “manufactured home” in this prospectus, we mean, as stated in 42 U.S.C. § 5402(6), “a structure, transportable in one or more sections which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter.”

Each prospectus supplement will specify for the Manufactured Housing Contracts contained in the related issuing entity, among other things, the dates of origination of the Manufactured Housing Contracts, the APRs on the Manufactured Housing Contracts, the loan-to-value ratios of the Manufactured Housing Contracts, the minimum and maximum outstanding principal balances as of the cut-off date and the average outstanding principal balance, the outstanding principal balances of the Manufactured Housing Contracts included in the related issuing entity, and the original maturities of the Manufactured Housing Contracts and the last maturity date of any Manufactured Housing Contract.

Home Improvement Contracts

Home Improvement Contracts are originated by home improvement contractors, thrifts or commercial mortgage bankers in the ordinary course of business. The Home Improvement Contracts will either be unsecured or secured by mortgages or deeds of trust generally creating a junior lien on the related mortgaged properties, or secured by purchase money security interests in the financed home improvements. The Home Improvement Contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described in the related prospectus supplement.

The home improvements securing the Home Improvement Contracts will include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels.

Agency Securities

Government National Mortgage Association or Ginnie Mae. The Government National Mortgage Association (Ginnie Mae) is a wholly-owned corporate instrumentality of the United States within the Department of Housing and Urban Development. Section 306(g) of Title II of the National Housing Act of 1934, as amended, authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates which represent an interest in a pool of FHA loans, which are mortgage loans insured by the FHA under the National Housing Act or under Title V of the Housing Act of 1949, or VA loans, which are mortgage loans partially guaranteed by the VA under the Servicemen’s Readjustment Act of 1944, as amended, or Chapter 37 of Title 38 of the United States Code.

Section 306(g) of the National Housing Act provides that “the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection.” In order to meet its obligations under any such guarantee, Ginnie Mae may, under Section 306(d) of the National Housing Act, borrow from the United States Treasury in an unlimited amount which is at any time sufficient to enable Ginnie Mae to perform its obligations under its guarantee.

Ginnie Mae Certificates. Each Ginnie Mae Certificate held in an issuing entity will be a “fully modified pass-through” mortgage-backed certificate issued and serviced by a Ginnie Mae issuer that is a mortgage banking company or other financial concern approved by Ginnie Mae or approved by Fannie Mae as a seller-servicer of FHA loans and/or VA loans. The Ginnie Mae Certificates may be either Ginnie Mae I Certificates issued under the Ginnie Mae I program or Ginnie Mae II Certificates issued under the Ginnie Mae II program. The mortgage loans underlying the Ginnie Mae Certificates will consist of FHA loans and/or VA loans. Each such mortgage loan is secured by a one- to four-family or multifamily residential property. Ginnie Mae will approve the issuance of each Ginnie Mae Certificate in accordance with a guaranty agreement between Ginnie Mae and the Ginnie Mae issuer. Pursuant to its guaranty agreement, a Ginnie Mae issuer will be required to advance its own funds in order to make timely payments of all amounts due on each Ginnie Mae Certificate, even if the payments received by the Ginnie Mae issuer on the underlying FHA loans or VA loans are less than the amounts due on the related Ginnie Mae Certificate.

The full and timely payment of principal of and interest on each Ginnie Mae Certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae Certificate will have an original maturity of not more than 30 years, but may have original maturities of substantially less than 30 years. Each Ginnie Mae Certificate will be based on and backed by a pool of FHA loans or VA loans secured by one- to four-family residential properties and will provide for the payment by or on behalf of the Ginnie Mae issuer to the registered holder of the Ginnie Mae Certificate scheduled monthly payments of principal and interest equal to the registered holder’s proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying the Ginnie Mae Certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loan or VA Loan and the pass-through rate on the Ginnie Mae Certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA loans or VA loans underlying the Ginnie Mae Certificate and liquidation proceeds in the event of a foreclosure or other disposition of any such FHA loans or VA loans.

If a Ginnie Mae issuer is unable to make the payments on a Ginnie Mae Certificate as they become due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payments. Upon notification and request, Ginnie Mae will make payments directly to the registered holder of the Ginnie Mae Certificate. In the event no payment is made by a Ginnie Mae issuer and the Ginnie Mae issuer fails to notify and request Ginnie Mae to make the payment, the holder of the Ginnie Mae Certificate will have recourse only against Ginnie Mae to obtain payment. The trustee or its nominee, as registered holder of the Ginnie Mae Certificates held in an issuing entity, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to those Ginnie Mae Certificates for any amounts that are not paid when due.

All mortgage loans underlying a particular Ginnie Mae I Certificate must have the same interest rate (except for pools of mortgage loans secured by manufactured homes) over the term of the loan. The interest rate on a Ginnie Mae I Certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae I Certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

Mortgage loans underlying a particular Ginnie Mae II Certificate may have per annum interest rates that vary from one another by up to one percentage point. The interest rate on each Ginnie Mae II Certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae II Certificate (except for pools of mortgage loans secured by manufactured homes).

Regular monthly installment payments on each Ginnie Mae Certificate held in an issuing entity will be comprised of interest due as specified on the Ginnie Mae Certificate plus the scheduled principal payments on the FHA loans or VA loans underlying the Ginnie Mae Certificate due on the first day of the month in which the scheduled monthly installments on the Ginnie Mae Certificate are due. Regular monthly installments on each Ginnie Mae Certificate are required to be paid to the trustee as registered holder by the 15th day of each month in the case of a Ginnie Mae I Certificate, and are required to be mailed to the trustee by the 20th day of each month in the case of a Ginnie Mae II Certificate. Any principal prepayments on any FHA loans or VA loans underlying a Ginnie Mae Certificate held in an issuing entity or any other early recovery of principal on such loan will be passed through to the trustee as the registered holder of the Ginnie Mae Certificate.

Ginnie Mae Certificates may be backed by graduated payment mortgage loans or by “buydown” mortgage loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers’ monthly payments during the early years of such mortgage loans. Payments due the registered holders of Ginnie Mae Certificates backed by pools containing “buydown” mortgage loans will be computed in the same manner as payments derived from other Ginnie Mae Certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated interest on such mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest thereon, will be paid in subsequent years. The obligations of Ginnie Mae and of a Ginnie Mae Issuer will be the same irrespective of whether the Ginnie Mae Certificates are backed by graduated payment mortgage loans or “buydown” mortgage loans. No statistics comparable to the FHA’s prepayment experience on level payment, non-“buydown” mortgage loans are available in respect of graduated payment or “buydown” mortgages. Ginnie Mae Certificates related to a series of certificates may be held in book-entry form.

If specified in a prospectus supplement, Ginnie Mae Certificates may be backed by multifamily mortgage loans having the characteristics specified in the prospectus supplement.

Federal Home Loan Mortgage Corporation or Freddie Mac. The Federal Home Loan Mortgage Corporation (Freddie Mac) is a shareholder-owned, government sponsored enterprise created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans and the sale of the mortgage loans so purchased in the form of mortgage securities, primarily Freddie Mac Certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

Freddie Mac Certificates. Each Freddie Mac Certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA loans or VA loans. A Freddie Mac Certificate may be issued under either Freddie Mac’s Cash Program or its Guarantor Program.

Mortgage loans underlying the Freddie Mac Certificates held by an issuing entity will consist of mortgage loans with original terms to maturity of from ten to 40 years. Each such mortgage loan must meet the applicable standards set forth in the legislation that established Freddie Mac. The pool of loans backing a Freddie Mac Certificate may include whole loans. Under the Guarantor Program, the pool of loans backing a Freddie Mac Certificate may include only whole loans.

Freddie Mac guarantees to each registered holder of a Freddie Mac Certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate rate on the registered holder’s pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans represented by that Freddie Mac Certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac Certificate that the holder will collect all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder’s pro rata share thereof, but does not, except if and to the extent specified in the related prospectus supplement for a series of certificates, guarantee the timely payment of scheduled principal. Under Freddie Mac’s Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor, published in the month preceding the month of distribution, and the pool factor published in such month of distribution. Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac Certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guaranty of collection of principal at any time after default on an underlying mortgage loan, but not later than (i) 30 days following foreclosure sale, (ii) 30 days following payment of the claim by any mortgage insurer or (iii) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac Certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

Freddie Mac Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, or entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy such obligations, distributions to holders of Freddie Mac Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac Certificates would be affected by delinquent payments and defaults on such mortgage loans.

Registered holders of Freddie Mac Certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial repayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or the seller thereof. Freddie Mac is required to remit each registered Freddie Mac Certificateholder’s pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which those payments are deemed to have been received by Freddie Mac.

Under Freddie Mac’s Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac Certificate may exceed the pass-through rate on the Freddie Mac Certificate. Under this program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which, when applied to the interest rate of the mortgage loans purchased, results in the yield (expressed as a percentage) required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans in a particular Freddie Mac pool under the Cash Program will vary since mortgage loans are purchased and assigned to a Freddie Mac pool based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans. Under Freddie Mac’s Guarantor Program, the pass-through rate on a Freddie Mac Certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac’s management and guaranty income as agreed upon between the related seller and Freddie Mac.

Freddie Mac Certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac Certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser becomes a registered holder of the Freddie Mac Certificates. Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac Certificates sold by Freddie Mac, and makes payments of principal and interest each month to the registered Freddie Mac Certificateholders in accordance with the holders’ instructions.

Federal National Mortgage Association or Fannie Mae. The Federal National Mortgage Association (Fannie Mae) is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately-managed corporation by legislation enacted in 1968.

Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

Fannie Mae Certificates. Fannie Mae Certificates are Guaranteed Mortgage Pass- Through Certificates representing fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.

Mortgage loans underlying Fannie Mae Certificates held by an issuing entity will consist of conventional mortgage loans, FHA loans or VA loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae Certificate are expected to be from eight to 15 years or from 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA loans or VA loans are expected to be 30 years.

Mortgage loans underlying a Fannie Mae Certificate may have annual interest rates that vary by as much as two percentage points from one another. The rate of interest payable on a Fannie Mae Certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae’s guaranty fee. Under a regular servicing option pursuant to which the mortgagee or each other servicer assumes the entire risk of foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae Certificate will be between 25 basis points and 250 basis points greater than is its annual pass-through rate. Under a special servicing option pursuant to which Fannie Mae assumes the entire risk for foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae Certificate will generally be between 30 basis points and 255 basis points greater than the annual Fannie Mae Certificate pass-through rate. If specified in the related prospectus supplement, Fannie Mae Certificates may be backed by adjustable rate mortgages.

Fannie Mae guarantees to each registered holder of a Fannie Mae Certificate that it will distribute amounts representing the holder’s proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by the Fannie Mae Certificate on the underlying mortgage loans, whether or not received, and the holder’s proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, or entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend Fannie Mae up to $2.25 billion outstanding at any time, neither the United States nor any of its agencies or instrumentalities is obligated to finance Fannie Mae’s operations or to assist Fannie Mae in any other manner. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae Certificates would be affected by delinquent payments and defaults on such mortgage loans.

Fannie Mae Certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than Fannie Mae Certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects) are available in book-entry form only. Distributions of principal and interest on each Fannie Mae Certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae Certificate is entered in the books of the Federal Reserve Banks (or registered on the Fannie Mae Certificate register in the case of fully registered Fannie Mae Certificates) as of the close of business on the last day of the preceding month. With respect to Fannie Mae Certificates issued in book-entry form, distributions will be made by wire and, with respect to fully registered Fannie Mae Certificates, distributions will be made by check.

Stripped Mortgage-Backed Securities. Agency Securities may consist of one or more stripped mortgage-backed securities as described in this prospectus and in the related prospectus supplement. Each Agency Security of this type will represent an undivided interest in all or part of the principal distributions - but not the interest distributions, or the interest distributions - but not the principal distributions, or in some specified portion of the principal and interest distributions on certain Freddie Mac, Fannie Mae or Ginnie Mae Certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae or Ginnie Mae, each as trustee, or by another trustee named in the related prospectus supplement. Freddie Mac, Fannie Mae or Ginnie Mae will guaranty each stripped Agency Security to the same extent as such entity guarantees the underlying securities backing the stripped Agency Security.

Other Agency Securities. If specified in the related prospectus supplement, an issuing entity may include other mortgage pass-through certificates issued or guaranteed by Freddie Mac, Fannie Mae or Ginnie Mae. The characteristics of any such mortgage pass-through certificates will be described in the related prospectus supplement. If specified in the related prospectus supplement, a combination of different types of Agency Securities may be held in an issuing entity.

Private Label Securities

General. Private Label Securities or PLS (i.e., private mortgage-backed or asset-backed securities) may consist of

•	pass-through certificates evidencing an undivided interest in a pool of Single Family Loans, Home Equity Loans, Multifamily Loans, Manufactured Housing Contracts or Home Improvement Contracts,

•	collateralized mortgage obligations secured by Single Family Loans, Home Equity Loans, Multifamily Loans, Manufactured Housing Contracts or Home Improvement Contracts, or

•	other Private Label Securities.

Private Label Securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of the principal distributions - but not the interest distributions, or the interest distributions - but not the principal distributions, or in some specified portion of the principal and interest distributions on certain mortgage loans. The Private Label Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement. The seller/servicer of the underlying loans will have entered into a PLS Agreement with a trustee under that agreement. The PLS trustee or its agent, or a custodian, will possess the mortgage loans underlying the Private Label Securities. The loans underlying the Private Label Securities will be serviced by a PLS servicer directly or by one or more sub-servicers which may be subject to the supervision of the PLS servicer. The PLS servicer will be a Fannie Mae- or Freddie Mac-approved servicer and, if FHA loans underlie the Private Label Securities, approved by HUD as an FHA mortgagee.

If specified in the related prospectus supplement, the issuing entity for a series of securities may include mortgage securities, as described in this prospectus. The mortgage securities may have been issued previously by the depositor or an affiliate thereof, a financial institution or other entity engaged generally in the business of mortgage lending or a limited purpose corporation organized for the purpose of, among other things, acquiring and depositing mortgage loans into trusts, and selling beneficial interests in trusts. In addition, the mortgage securities may have been issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies, as specified in the related prospectus supplement. The mortgage securities will be generally similar to securities offered under this prospectus. In any securitization where mortgage securities are included in an issuing entity, unless the mortgage securities are exempt from registration under the Securities Act, the offering of the mortgage securities will be registered if required in accordance with Rule 190 under the Securities Act. As to any series of mortgage securities, the related prospectus supplement will include a description of (1) the mortgage securities and any related credit enhancement, and (2) the mortgage loans underlying the mortgage securities.

The PLS issuer will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to trusts and selling beneficial interests in trusts. If specified in the related prospectus supplement, the PLS issuer may be an affiliate of the depositor. The obligations of the PLS issuer will generally be limited to certain representations and warranties with respect to the assets it conveys to the related issuing entity. The PLS issuer will not have guaranteed any of the assets conveyed to the related issuing entity or any of the Private Label Securities issued under the PLS agreement. Additionally, although the loans underlying the Private Label Securities may be guaranteed by an agency or instrumentality of the United States, the Private Label Securities themselves will not be so guaranteed, unless the related prospectus supplement specifies otherwise.

Distributions of principal and interest will be made on the Private Label Securities on the dates specified in the related prospectus supplement. The Private Label Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Label Securities by the PLS trustee or the PLS servicer. The PLS issuer or the PLS servicer may have the right to repurchase assets underlying the Private Label Securities after a particular date or under other circumstances specified in the related prospectus supplement.

Underlying Loans. The loans underlying the PMBS may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, or loans having balloon or other special payment features. The loans may be secured by one- to four-family residential property, small mixed-use property, five-to eight-family residential property, multifamily property, manufactured homes or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by the cooperative. Except as otherwise specified in the related prospectus supplement, the loans will have the following characteristics:

•	no loan will have had a loan-to-value ratio at origination in excess of 95%;

•	each Single Family Loan secured by a mortgaged property having a loan-to-value ratio in excess of 80% at origination will be covered by a primary mortgage insurance policy;

•	each loan will have had an original term to stated maturity of not less than five years and not more than 40 years;

•	no loan that was more than 89 days delinquent as to the payment of principal or interest will have been eligible for inclusion in the assets under the related PLS agreement;

•	each loan (other than a cooperative loan) will be required to be covered by a standard hazard insurance policy (which may be a blanket policy); and

•	each loan (other than a cooperative loan or a Manufactured Housing Contract) will be covered by a title insurance policy.

Credit Support Relating to Private Label Securities. Credit support in the form of reserve funds, subordination of other private label securities issued under the PLS agreement, letters of credit, surety bonds, insurance policies or other types of credit support may be provided with respect to the loans underlying the Private Label Securities or with respect to the Private Label Securities themselves.

Additional Information. If the issuing entity for a series of securities includes Private Label Securities, the related prospectus supplement will specify

•	the aggregate approximate principal amount and type of Private Label Securities to be included in the issuing entity,

•	the maximum original term-to-stated maturity of the PLS,

•	the weighted average term-to-stated maturity of the PLS,

•	the pass-through or certificate rate of the PLS,

•	the weighted average pass-through or interest rate of the PLS,

•	the PLS issuer, the PLS servicer (if other than the PLS issuer) and the PLS trustee,

•
certain characteristics of any credit support such as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the loans underlying the Private Label Securities themselves,

•	the terms on which the loans underlying the PLS may, or are required to, be purchased prior to their stated maturity or the stated maturity of the PLS and

•	the terms on which mortgage loans may be substituted for those originally underlying the PLS.

In addition, the related prospectus supplement will provide information about the loans which comprise the underlying assets of the Private Label Securities, including

•	the payment features of the mortgage loans,

•	the approximate aggregate principal balance, if known, of underlying loans insured or guaranteed by a governmental entity,

•	the servicing fee or range of servicing fees with respect to the loans, and

•	the minimum and maximum stated maturities of the underlying loans at origination.

Incorporation of Certain Information by Reference

We incorporate in this prospectus by reference all documents and reports, including but not limited to the financial statements and reports filed or caused to be filed or incorporated by reference by the applicable depositor, Greenwich Capital Acceptance, Inc. (GCA) or Financial Acceptance Securities Corp. (FASCO), with respect to an issuing entity pursuant to the requirements of Sections 13(a), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the offered securities of the related series; provided, however, this prospectus does not incorporate by reference any of the issuing entity’s annual reports filed on Form 10-K with respect to an issuing entity. Upon request by any person to whom this prospectus is delivered in connection with the offering of one or more classes of certificates, the applicable depositor will provide without charge a copy of any such reports incorporated herein by reference, in each case to the extent that the reports relate to those classes of certificates, other than the exhibits to the documents (unless the exhibits are specifically incorporated by reference in such documents). Requests to the depositors should be directed in writing to: Paul D. Stevelman, Greenwich Capital Acceptance, Inc. or Financial Acceptance Securities Corp. as applicable, 600 Steamboat Road, Greenwich, Connecticut 06830, telephone number (203) 625-2700. Each depositor has determined that its financial statements are not material to the offering of any of the securities.

Investors may read and copy the documents and/or reports incorporated herein by reference at the Public Reference Room of the Securities and Exchange Commission at 100 F Street NE, Washington, DC 20549. Investors may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http:\\www.sec.gov containing reports, proxy and information statements and other information regarding issuers, including the depositor with respect to each issuing entity, that file electronically with the SEC.

Static Pool Information

For each issuing entity discussed above, the depositor will provide, to the extent material, static pool information with respect to the experience of the sponsor, or other appropriate entity, in securitizing asset pools of the same type. In addition, to the extent material, the depositor will provide static pool information with respect to the portfolio of mortgage loans originated or purchased by one or more originators, presented by vintage year, if specified in the applicable prospectus supplement.

In addition, for each prior securitized pool or vintage origination year, summary information of the original characteristics of the securitized pool or the originated and purchased mortgage loans, as applicable, will be provided.

Static pool information is not deemed part of this prospectus or of the registration statement of which the prospectus is a part to the extent that the static pool information relates to (a) any issuing entity that was established by the depositor or any other party before January 1, 2006 or (b) information with respect to the portfolio of mortgage loans originated or purchased by an originator for periods before January 1, 2006.

With respect to each series of securities, the information referred to in this section will be provided through an internet web site at the address disclosed in the related prospectus supplement.

Use of Proceeds

The net proceeds to be received from the sale of the securities will be applied by the applicable depositor to the purchase of issuing entity assets or will be used by the depositor for general corporate purposes. The depositors expect to sell securities in series from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of assets acquired by the depositors, prevailing interest rates, availability of funds and general market conditions.

The Sponsor

The sponsor will be Greenwich Capital Financial Products, Inc. for each series of securities unless otherwise indicated in the related prospectus supplement. The sponsor was incorporated in the State of Delaware on November 16, 1990 as a wholly owned subsidiary corporation of Greenwich Capital Holdings, Inc. and is an affiliate of each of the depositors. The sponsor was organized for the purpose of issuing securities through its affiliates Greenwich Capital Acceptance, Inc. and Financial Asset Securities Corp., private secondary mortgage market conduits.

The sponsor maintains its principal office at 600 Steamboat Road, Greenwich, Connecticut 06830. Its telephone number is (203) 625-2700.

From January 2000 through and including December 2006, the Sponsor has securitized mortgage loans with an aggregate principal balance of approximately $132.4 billion. During the calendar years 2000, 2001, 2002, 2003, 2004, 2005 and 2006, the sponsor securitized mortgage loans with an aggregate principal balance of approximately $0.8, $0.3, $2.4, $10.7, $30.4, $47.9 and $39.9 billion, respectively. Such securitizations have included fixed and adjustable rate residential mortgage loans of prime, alt-a and sub-prime residential mortgage loans originated by various third parties.

The sponsor is a purchaser of seasoned, program exception, and non-performing residential mortgages. These loans are purchased from various institutions and brokers on a bulk or flow basis by competitive bid or through a pre-negotiated agreement. Portfolios may include second liens, REO and on a limited basis, non-residential properties. Products purchased include both fixed rate and ARM programs for Alt A, Jumbo (Prime) and Subprime mortgages as well as fixed rate Second Liens. All loans acquired by the sponsor are subject to due diligence prior to purchase. Portfolios are reviewed for issues including, but not limited to, credit, documentation, litigation, default and servicing related concerns as well as a thorough compliance review with loan level testing. Broker Price Opinions (BPOs) are also obtained on a selective basis. See “The Originators—Underwriting Guidelines” in the prospectus supplement for additional information.

The sponsor has been securitizing residential mortgage loans since 1990.

The Depositors

Greenwich Capital Acceptance, Inc. is a Delaware corporation organized on April 23, 1987, and Financial Asset Securities Corp. is a Delaware corporation organized on August 2, 1995, in each case for the limited purpose of acquiring, owning and transferring mortgage assets and selling interests in those assets or bonds secured by those assets. Each of the depositors is a limited purpose finance subsidiary of Greenwich Capital Holdings, Inc. and an affiliate of Greenwich Capital Markets, Inc. Greenwich Capital Markets, Inc. is a registered broker-dealer engaged in the U.S. government securities market and related capital markets business. Each of the depositors maintains its principal office at 600 Steamboat Road, Greenwich, Connecticut 06830 and the telephone number is (203) 625-2700.

The depositors do not have, nor are they expected in the future to have, any significant assets.

From January 2000 through and including December 2006, the depositors have securitized mortgage loans with an aggregate principal balance of approximately $55.3 billion. During the calendar years 2000, 2001, 2002, 2003, 2004, 2005 and 2006, the depositors securitized mortgage loans with an aggregate principal balance of approximately $1.9, $2.7, $4.9, $14.2, $32.6, $54.3 and $59.0 billion, respectively. Such issuances were publicly offered and have included fixed and adjustable rate residential mortgage loans of prime, alt-a and sub-prime residential mortgage loans originated by various third parties.

In conjunction with Greenwich Capital Financial Products, Inc.’s acquisition of seasoned, program exception, and non-performing residential mortgages, the applicable depositor will execute a mortgage loan purchase agreement to transfer the loans to itself. These loans are subsequently deposited in a common law or statutory trust, described in the prospectus supplement, which will then issue the securities.

After issuance and registration of the securities contemplated in this prospectus and any supplement hereto, the depositors will have no duties or responsibilities with respect to the pool assets or the securities.

Neither the depositors nor any of their affiliates will ensure or guarantee distributions on the securities of any series.

Loan Program

The depositor will have purchased the loans, either directly or through affiliates, from sellers. The loans acquired by the depositor will have been originated in accordance with the underwriting criteria specified under the heading “—Underwriting Standards” below.

Underwriting Standards

Each seller will represent and warrant that all the loans that it originated and/or sold to the depositor or one of the depositor’s affiliates will have been underwritten in accordance with standards consistent with those utilized by institutional lenders generally during the period of origination for similar types of loans. As to any loan insured by the FHA or partially guaranteed by the VA, the related seller will represent that it has complied with the underwriting policies of the FHA or the VA, as the case may be.

Underwriting standards are applied by or on behalf of a lender to evaluate a prospective borrower’s credit standing and repayment ability, and the value and adequacy of the mortgaged property as collateral. In general, a prospective borrower applying for a loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information, including the principal balance and payment history of any senior lien loan on the related mortgaged property. As part of the description of the borrower’s financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower’s credit history with local merchants and lenders and any record of bankruptcy. Generally, an employment verification is obtained from an independent source, which is typically the borrower’s employer. The verification reports the borrower’s length of employment with its employer, current salary, and expectations of continued employment. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts. Underwriting standards which pertain to the creditworthiness of borrowers seeking Multifamily Loans will be described in the related prospectus supplement.

In determining the adequacy of the mortgaged property as collateral, an appraisal is made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good repair and that construction, if new, has been completed. The appraisal generally is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the subject home. In connection with a Manufactured Housing Contract, the appraisal is based on recent sales of comparable manufactured homes and, when deemed applicable, a replacement cost analysis based on the cost of a comparable manufactured home. In connection with a Multifamily Loan, the appraisal must specify whether an income analysis, a market analysis or a cost analysis was used. An appraisal employing the income approach to value analyzes a multifamily project’s cashflow, expenses, capitalization and other operational information in determining the property’s value. The market approach to value focuses its analysis on the prices paid for the purchase of similar properties in the multifamily project’s area, with adjustments made for variations between these other properties and the multifamily project being appraised. The cost approach calls for the appraiser to make an estimate of land value and then determine the current cost of reproducing the building less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available

•
to meet the borrower’s monthly obligations on the proposed loan, generally determined on the basis of the monthly payments due in the year of origination, and other expenses related to the mortgaged property such as property taxes and hazard insurance, and

•	to meet monthly housing expenses and other financial obligations and monthly living expenses.

The underwriting standards applied by sellers, particularly with respect to the level of loan documentation and the borrower’s income and credit history, may be varied in appropriate cases where factors such as low loan-to-value ratios or other favorable credit exist.

In the case of a loan secured by a leasehold interest in real property, the title to which is held by a third-party lessor, the related seller will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term of the related mortgage note.

Some types of loans which may be included in the pools may involve additional uncertainties not present in traditional types of loans. For example, loans may provide for escalating or variable payments by the borrower. These types of loans are generally underwritten on the basis of a judgment that borrowers will have the ability to make the monthly payments required initially. In some instances, however, their incomes may not be sufficient to permit continued loan payments as payments increase. These types of loans may also be underwritten primarily upon the basis of loan-to-value ratios or other favorable credit factors.

FICO Scores

The FICO Score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company (“Fair, Isaac”) and the three national credit repositories-Equifax, Trans Union and First American (formerly Experian which was formerly TRW). The FICO Scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from the 300’s to the 900’s. Although the FICO Scores are based solely on the information at the particular credit repository, such FICO Scores generally will have been calibrated to indicate the same level of credit risk regardless of which credit repository is used. The FICO Score is used by an originator along with information such as, but not limited to, mortgage payment history, seasoning on bankruptcy and/or foreclosure, and is not a substitute for the underwriter’s judgment.

Qualifications of Sellers

Each seller will be required to satisfy the qualifications set forth in the following sentence. Each seller must

•	be an institution experienced in originating and servicing loans of the type contained in the related pool in accordance with accepted practices and prudent guidelines,

•	maintain satisfactory facilities to originate and service the loans,

•	be a seller/servicer approved by either Fannie Mae or Freddie Mac, and

•	be a mortgagee approved by the FHA or an institution the deposit accounts in which are insured by the Federal Deposit Insurance Corporation (FDIC).

Representations by Sellers; Repurchases or Substitutions

Each seller will have made representations and warranties in respect of the loans sold by that seller and evidenced by a series of securities. These representations and warranties, unless otherwise provided in the related prospectus supplement, generally include the following:

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Except in the case of a cooperative loan, each Single Family Loan, Home Equity Loan or Multifamily Loan has a title insurance policy, required hazard insurance policy and any required primary mortgage insurance policy, each of which was in effect at the origination of the loan and remained in effect on the date that the loan was purchased from the seller by or on behalf of the depositor. If the related mortgaged property is located in an area where title insurance policies are generally not available, an attorney’s certificate of title may be substituted.

•	The terms of the mortgage note and the mortgage have not been impaired, waived, altered or modified in any respect except as provided in the mortgage loan file.

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Each mortgage is a valid and enforceable first lien on the property securing the related mortgage note and each mortgaged property is owned by the mortgagor in fee simple or by leasehold for a term longer than the term of the related Mortgage, subject only to (i) the lien of current real property taxes and assessments, (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such mortgage, such exceptions being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal obtained in connection with the origination of the related mortgage loan or referred to in the lender’s title insurance policy delivered to the originator of the related mortgage loan and (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such mortgage.

•
The seller had good title to each loan and no loan was subject to offsets, defenses, counterclaims or rights of rescission except to the extent that any specified buydown agreement may forgive certain indebtedness of a borrower.

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Each loan constituted a valid lien on, or a perfected security interest with respect to, the related mortgaged property, subject only to permissible title insurance exceptions, if applicable, and certain other exceptions described in the related servicing agreement.

•	The mortgaged property was free from damage and was in acceptable condition.

•	There were no delinquent tax or assessment liens against the mortgaged property.

•	Each loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations, in all material respects.

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There are no mechanics’ liens or claims for work, labor or material affecting the related mortgaged property which are, or may be a lien prior to, or equal with, the lien of the related mortgage (subject only to permissible title insurance exceptions).

•	No mortgage loan is more than 90 days delinquent as to any scheduled payment of principal and/or interest.

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The information set forth in the mortgage loan schedule provided by the seller is true and correct in all material respects and the information provided to the Rating Agencies, including the mortgage loan level detail, is true and correct according to the Rating Agency requirements.

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Each mortgage loan has been serviced in all material respects in accordance with applicable federal, state and local laws, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and the terms of the related mortgage note, the mortgage and other loan documents.

If specified in the related prospectus supplement, the representations and warranties of a seller in respect of a loan will be made not as of the related cut-off date but as of the date on which the seller sold the loan to the depositor or one of its affiliates. Under these circumstances, a substantial period of time may have elapsed between that date and the date of initial issuance of the series of securities evidencing an interest in, or secured by, the loan. Since the representations and warranties of a seller do not address events that may occur following the sale of the loan by that seller, the repurchase obligation described in the following paragraph will not arise if the relevant event that would otherwise have given rise to the obligation occurs after the date when the seller sold the loan to the depositor or one of its affiliates. However, the depositor will not include any loan in an issuing entity if anything has come to the depositor’s attention that would cause it to believe that the representations and warranties of the related seller regarding that loan will not be accurate and complete in all material respects as of the date when the related series of securities is issued. If the master servicer is also a seller of loans for a particular series, these representations will be in addition to the representations and warranties made by the master servicer in its capacity as master servicer.

The seller will make certain representations and warranties in connection with Manufactured Housing Contracts included in the issuing entity with respect to the enforceability of coverage under any related insurance policy or hazard insurance policy. The seller, if required by the rating agencies rating the related issue of securities, will obtain a surety bond, guaranty, letter of credit or other acceptable instrument to support its repurchase or substitution obligation specified in the immediately following paragraph.

The master servicer, the trustee or other designated entity, as specified in the related pooling and servicing agreement, will promptly notify the relevant seller of any breach of any representation or warranty made by that seller in respect of a loan which materially and adversely affects the interests of the securityholders in the loan. Unless otherwise specified in the related prospectus supplement, if the seller cannot cure the breach within 90 days after notice from the master servicer or the trustee, as the case may be, then the seller will be obligated either

•
to repurchase that loan from the issuing entity at a purchase price equal to 100% of the loan’s unpaid principal balance as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the related loan rate, less any advances made by the seller or amount payable as related servicing compensation if the seller is the master servicer, or

•	substitute for that loan a replacement loan that satisfies the requirements set forth in the related prospectus supplement.

This repurchase or substitution obligation will constitute the sole remedy available to the securityholders or the trustee for a breach of representation or warranty by the seller.

Except in those cases in which the master servicer is the seller, the master servicer will be required under the applicable servicing agreement to enforce this obligation for the benefit of the trustee and the related securityholders, following the practices it would employ in its good faith business judgment were it the owner of the loan.

If a REMIC election is to be made with respect to an issuing entity, unless otherwise provided in the related prospectus supplement, the master servicer or a holder of the related residual certificate will be obligated to pay any prohibited transaction tax which may arise in connection with a repurchase or substitution. Unless otherwise specified in the related prospectus supplement, the master servicer will be entitled to reimbursement for any such payment from the assets of the related issuing entity or from any holder of the related residual certificate. See“Description of the Securities—General” in this prospectus.

Neither the depositor nor the master servicer (unless the master servicer is the seller) will be obligated to purchase a loan if the seller defaults on its obligation to do so. No assurance can be given that sellers will carry out their respective repurchase or substitution obligations with respect to the loans. However, to the extent that a breach of a representation and warranty of a seller may also constitute a breach of a representation made by the master servicer, the master servicer may have a repurchase or substitution obligation as described under the heading “Operative Agreements—Assignment of Issuing Entity Assets” in this prospectus.

Description of the Securities

Either Greenwich Capital Acceptance, Inc. or Financial Asset Securities Corp., as depositor, will establish an issuing entity for each series of securities. A particular series of securities will consist of mortgage-backed or asset-backed certificates or notes or both certificates and notes.

Each series of securities may consist of any one or a combination of the following types of classes:

Accretion Directed	A class of securities designated to receive principal payments primarily from the interest that accrues on specified Accrual Classes.
Accrual
A class of securities where the accrued interest otherwise payable to such certificates is allocated to specified classes of certificates as principal payments in reduction of their certificate principal balance. The certificate principal balance of the Accrual Class will be increased to the extent such accrued interest is so allocated.

Companion
A class that receives principal payments on any distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes or scheduled principal classes.

Component
A class consisting of “components.” The components of a class of component securities may have different principal and/or interest payment characteristics but together constitute a single class. Each component of a class of component securities may be identified as falling into one or more of the categories in this list.

Fixed Rate	A class with an interest rate that is fixed throughout the life of the class.
Floating Rate
A class that receives interest payments based on an interest rate that fluctuates each payment period based on a designated index, which will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds, plus a specified margin.

Interest Only or IO	A class of securities with no principal balance and which is not entitled to principal payments. Interest usually accrues based on a specified notional amount.
Inverse Floating Rate
A class of securities where the pass-through rate adjusts based on the excess between a specified rate and LIBOR or another index, which will be of a type that is customarily used in the debt and fixed income markets to measure the cost of borrowed funds.

Lock Out	A class of securities which is “locked out” of certain payments, usually principal, for a specified period of time.
Partial Accrual
A class that accretes a portion of the amount of accrued interest thereon, which amount will be added to the principal balance of such class on each applicable distribution date, with the remainder of such accrued interest to be distributed currently as interest on such class. Such accretion may continue until a specified event has occurred or until such Partial Accrual class is retired.

Principal Only	A class of securities which is not entitled to interest payments.
Planned Amortization Class or PAC	A class of securities with a principal balance that is reduced based on a schedule of principal balances, assuming a certain range of prepayment rates on the underlying assets.
Scheduled Principal
A class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a Planned Principal Class or Targeted Principal Class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying assets. These two rates are the endpoints for the “structuring range” for the scheduled principal class.

Senior Support
A class that absorbs the realized losses other than excess losses that would otherwise be allocated to a Super Senior Class after the related classes of subordinated securities are no longer outstanding.

Sequential Pay
Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of securities may be identified as a sequential pay class.

Super Senior
A class that will not bear its proportionate share of realized losses (other than excess losses) as its share is directed to another class, referred to as the “support class” until the class principal balance of the support class is reduced to zero.

Target Amortization or TAC	A class of securities with a principal balance that is reduced based on a scheduled of principal balances, assuming a certain targeted rate of prepayments on the related collateral.

Variable Rate
A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the Loan Rates borne by the underlying loans).

Each series of certificates will be issued pursuant to a pooling and servicing agreement or a trust agreement, dated as of the related cut-off date, among the depositor, the trustee and, if the issuing entity includes loans, the related master servicer. The provisions of each pooling and servicing agreement or trust agreement will vary depending upon the nature of the related certificates and the related issuing entity. Forms of pooling and servicing and trust agreements are exhibits to the Registration Statement of which this prospectus forms a part.

Each series of notes will be issued under an indenture between the related issuing entity and the trustee named in the prospectus supplement for that series. If the issuing entity includes loans, the issuing entity and the servicer of the loans will also enter into a servicing agreement. Forms of indenture and servicing agreement have been filed as an exhibit to the registration statement of which this prospectus forms a part.

The following summaries describe the material provisions which may appear in each pooling and servicing agreement or trust agreement, in the case of a series of certificates, and in each indenture and servicing agreement, in the case of a series of notes. The prospectus supplement for each series of securities will describe any provision of the operative agreements relating to that series which materially differs from the description contained in this prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the related agreements and prospectus supplement. The applicable depositor will provide a copy of the operative agreements (without exhibits) relating to any series without charge, upon written request of a holder of record of a certificate or note of the series, addressed to Greenwich Capital Acceptance, Inc. or Financial Asset Securities Corp., as applicable, 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: Asset Backed Finance Group.

General

The securities of each series will

•	be issued in fully registered form only, in the authorized denominations specified in the prospectus supplement,

•
evidence specified beneficial ownership interests in the issuing entity’s assets, in the case of a series of certificates, or be secured by the pledge of the issuing entity’s assets, in the case of a series of notes, and

•	not be entitled to payments in respect of the assets included in any other issuing entity established by the depositor.

The securities will not represent obligations of the depositor or any of its affiliates. The loans will not be insured or guaranteed by any governmental entity or other person, unless otherwise specified in the related prospectus supplement.

To the extent provided in the related operative agreements, each issuing entity will consist of the following:

•	the assets as from time to time are subject to the related agreement, exclusive of any amounts specified in the related prospectus supplement as “retained interest”;

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those assets as from time to time are required to be deposited in the related security account as defined under the heading “Operative Agreements—Payments on Loans; Deposits to Security Account” in this prospectus;

•	property which secured a loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure; and

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primary mortgage insurance policies, FHA insurance and VA guarantees, if any, and any other insurance policies or other forms of credit enhancement required to be maintained pursuant to the related agreement.

If specified in the related prospectus supplement, an issuing entity may also include one or more of the following:

•	reinvestment income on payments received on the issuing entity’s assets,

•	a reserve fund,

•	a pool insurance policy,

•	a special hazard insurance policy,

•	an interest rate swap or yield supplement agreement,

•	a currency swap,

•	a market value swap,

•	a bankruptcy bond,

•	one or more letters of credit,

•	a surety bond,

•	guaranties, or

•	similar instruments or other agreements.

Each series of securities will be issued in one or more classes. Each class of securities of a series will evidence beneficial ownership of a specified portion or percentage - which may be 0% - of future interest payments and a specified portion or percentage - which may be 0% - of future principal payments on the assets in the related issuing entity. A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of the series. A series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described in this prospectus and in the related prospectus supplement. Distributions on one or more classes of a series of securities may be made prior to being made on one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the issuing entity’s assets or on a different basis, in each case as specified in the related prospectus supplement. The timing and amounts of distributions may vary among classes or over time as specified in the related prospectus supplement.

Distributions of principal and interest, or, where applicable, of principal only or interest only, on the related securities will be made by the trustee on each distribution date. Distributions will be made monthly, quarterly, semi-annually, or at such other intervals and on the dates as are specified in the related prospectus supplement, in proportion to the percentages specified in the prospectus supplement. Distributions will be made to the persons in whose names the securities are registered at the close of business on the applicable record date specified in the related prospectus supplement. Distributions will be made in the manner specified in the related prospectus supplement to the persons entitled to them at the address appearing in the register maintained for the securityholders. In the case of the final distribution in retirement of the securities, payment will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of the final distribution.

The securities will be freely transferable and exchangeable at the corporate trust office of the trustee named in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

Under current law, the purchase and holding of certain classes of securities by or on behalf of, or with the assets of, an employee benefit plan or other retirement plan or arrangement subject to the provisions of ERISA or Section 4975 of the Internal Revenue Code may result in “prohibited transactions” within the meaning of Section 406 of ERISA or Section 4975 of the Code. See “ERISA Considerations” in this prospectus.

As to each series of securities, an election may be made to treat the related issuing entity, or designated portion of the issuing entity, as a “real estate mortgage investment conduit” (REMIC) as defined in the Internal Revenue Code. The related prospectus supplement will specify whether a REMIC election is to be made. Alternatively, the operative agreement for a series may provide that a REMIC election may be made at the discretion of the depositor or the master servicer and may only be made if certain conditions are satisfied. As to any series of securities for which a REMIC election will be made, the terms and provisions applicable to the making of the REMIC election, as well as any material federal income tax consequences to securityholders not otherwise described in this prospectus, will be set forth in the related prospectus supplement. If a REMIC election is made with respect to a series, one of the classes will be designated as evidencing the sole class of “residual interests” in the related REMIC, as defined in the Code. All other classes of securities in that series will constitute “regular interests” in the related REMIC, as defined in the Code. As to each series with respect to which a REMIC election is to be made, the master servicer or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The master servicer will be entitled to reimbursement for any such payment from the assets of the issuing entity or from any holder of the related residual certificate.

Distributions on Securities

General. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to that series. See“Credit Enhancement and Other Support” in this prospectus. Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of that series.

The trustee will make distributions allocable to principal and interest on the securities out of, and only to the extent of, funds in the related security account, including any funds transferred from any reserve account. As between securities of different classes and as between distributions of principal (and, if applicable, between distributions of principal prepayments and scheduled payments of principal) and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, distributions to any class of securities will be made pro rata to all securityholders of that class.

Available Funds. All distributions on the securities of each series on each distribution date will be made from Available Funds in accordance with the terms described in the related prospectus supplement and specified in the related operative agreement. Unless otherwise provided in the related prospectus supplement, the term “Available Funds” for each distribution date will equal the sum of the following amounts:

(i)
the aggregate of all previously undistributed payments on account of principal, including principal prepayments, if any, and prepayment penalties, if so provided in the related prospectus supplement, and interest on the mortgage loans in the related issuing entity (including Liquidation Proceeds and Insurance Proceeds and amounts drawn under letters of credit or other credit enhancement instruments as permitted thereunder and as specified in the related operative agreement) received by the master servicer after the cut-off date and on or prior to the related determination date specified in the prospectus supplement except:

•	all payments which were due on or before the cut-off date;

•
all Liquidation Proceeds and all Insurance Proceeds, all principal prepayments and all other proceeds of any loan purchased by the depositor, the master servicer, any sub-servicer or any seller pursuant to the related operative agreement that were received after the prepayment period specified in the prospectus supplement and all related payments of interest representing interest for any period after the related collection period;

•	all scheduled payments of principal and interest due on a date or dates subsequent to the first day of the month of distribution;

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amounts received on particular loans as late payments of principal or interest or other amounts required to be paid by borrowers, but only to the extent of any unreimbursed advance in respect of those loans made by the master servicer, the related sub-servicers, support servicers or the trustee;

•
amounts representing reimbursement, to the extent permitted by the related operative agreement and as described under the heading “—Advances” immediately below, for advances made by the master servicer, sub-servicers, support servicers or the trustee that were deposited into the security account, and amounts representing reimbursement for certain other losses and expenses incurred by the master servicer or the depositor and described below; and

•
that portion of each collection of interest on a particular loan in the issuing entity which represents servicing compensation payable to the master servicer or retained interest which is to be retained from such collection or is permitted to be retained from related Insurance Proceeds, Liquidation Proceeds or proceeds of loans purchased pursuant to the related operative agreement;

(ii)	the amount of any advance made by the master servicer, sub-servicer, support servicer or the trustee as described under “—Advances” immediately below and deposited by it in the security account;

(iii)	if applicable, amounts withdrawn from a reserve account;

(iv)	any applicable, amounts provided under a letter of credit, insurance policy, surety bond or other third-party credit enhancement; and

(v)	if applicable, the amount of any prepayment interest shortfall.

Distributions of Interest. Unless otherwise specified in the related prospectus supplement, interest will accrue on the aggregate principal balance of each class of securities or the aggregate notional principal balance of each class of securities entitled to distributions of interest only at the pass-through rate (or interest rate) and for the periods specified in the prospectus supplement. Except in the case of a class of accrual securities that provides for interest that accrues but is not currently payable, the pass-through rate may be a fixed rate or an adjustable rate that adjusts as specified in the prospectus supplement. Interest accrued during each specified period on each class of securities entitled to interest will be distributable on the distribution dates specified in the related prospectus supplement, to the extent that funds are available, until the aggregate principal balance of the securities of that class has been distributed in full or, in the case of a class of securities entitled only to distributions allocable to interest, until the aggregate notional principal balance of that class is reduced to zero or for the period of time designated in the related prospectus supplement. The original principal balance of each security will equal the aggregate distributions allocable to principal to which that security is entitled. Unless otherwise specified in the related prospectus supplement, distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional principal balance of that security. The notional principal balance of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

With respect to any class of accrual securities, if specified in the related prospectus supplement, any interest that has accrued but is not paid on any distribution date will be added to the aggregate principal balance of that class on that distribution date. Unless otherwise specified in the related prospectus supplement, distributions of interest on each class of accrual securities will commence only after the occurrence of the events specified in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, the beneficial ownership interest of a class of accrual securities in the issuing entity will increase on each distribution date, as reflected in the aggregate principal balance of that class, by the amount of interest that accrued on that class during the preceding interest accrual period but was not required to be distributed to the class on the distribution date. Each class of accrual securities will thereafter accrue interest on the outstanding aggregate principal balance of that class as so increased.

Distributions of Principal. Unless otherwise specified in the related prospectus supplement, the aggregate principal balance of any class of securities entitled to distributions of principal will equal

•	the original aggregate principal balance of that class as specified in the related prospectus supplement reduced by

•	all distributions reported to securityholders of that class as allocable to principal increased by

•	in the case of a class of accrual securities, all interest accrued but not then distributable on that class and subject to

•	in the case of adjustable rate certificates, the effect of any negative amortization.

The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which the amount will be allocated among the classes of securities entitled to distributions of principal.

If so provided in the related prospectus supplement, one or more classes of senior securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments in the percentages and under the circumstances or for the periods specified in the prospectus supplement. Any allocation of principal prepayments to a class or classes of senior securities will have the effect of accelerating the amortization of the senior securities while increasing the interests evidenced by the subordinated securities in the related issuing entity. Increasing the interests of the subordinated securities relative to that of the senior securities is intended to preserve the availability of the subordination provided by the subordinated securities. See “Credit Enhancement and Other Support—Subordination” in this prospectus.

Unscheduled Distributions. If specified in the related prospectus supplement, the securities will be subject to receipt of distributions before the next scheduled distribution date under the circumstances and in the manner described in this paragraph and the following paragraph and in the prospectus supplement. The trustee will be required to make such unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal - including principal prepayments - on the issuing entity’s assets, the trustee or the master servicer determines that the funds available or anticipated to be available from the security account and, if applicable, from any reserve account may be insufficient to make required distributions on the securities on that distribution date. Unless otherwise specified in the related prospectus supplement, the amount of any unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next distribution date. Unless otherwise specified in the related prospectus supplement, all unscheduled distributions will include interest at the applicable pass-through rate, if any, on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the prospectus supplement.

Unless otherwise specified in the related prospectus supplement, all distributions allocable to principal in any unscheduled distribution will be made in the same priority and manner as distributions of principal on the securities would have been made on the next distribution date, and with respect to securities of the same class, unscheduled distributions of principal will be made on a pro rata basis. Notice of any unscheduled distribution will be given by the trustee prior to the date of distribution.

Advances

Unless otherwise provided in the related prospectus supplement, the master servicer will be required to make advances, from its own funds, from funds advanced by sub-servicers or support servicers or from funds held in the security account for future distributions to the securityholders. On each distribution date, the amount of any advances will be equal to the aggregate of payments of principal and interest that were delinquent on the related determination date and were not advanced by any sub-servicer, subject to the master servicer’s determination that these advances will be recoverable from late payments by borrowers, Liquidation Proceeds,

Insurance Proceeds or otherwise. In the case of cooperative loans, the master servicer also will be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement.

In making advances, the master servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to the securityholders rather than to guarantee or insure against losses. If advances are made by the master servicer from cash being held for future distribution to securityholders, the master servicer will replace those funds on or before any future distribution date to the extent that funds in the applicable security account on a distribution date would be less than the amount required to be available for distributions to securityholders on that date. Any funds advanced by the master servicer will be reimbursable to the master servicer out of recoveries on the specific loans with respect to which the advances were made (e.g., late payments made by the related borrower, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any loan purchased by a sub-servicer or a seller under the circumstances described in this prospectus). Advances by the master servicer and any advances by a sub-servicer or a support servicer also will be reimbursable to the master servicer or sub-servicer or support servicer, as applicable, from cash otherwise distributable to securityholders, including the holders of senior securities, to the extent that the master servicer determines that any advances previously made are not ultimately recoverable as described in this paragraph. The master servicer also will be obligated to make advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the master servicer to the extent permitted by the related operative agreement. If specified in the related prospectus supplement, the obligations of the master servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in the related prospectus supplement.

The master servicer or sub-servicer may enter into a support agreement with a support servicer pursuant to which the support servicer agrees to provide funds on behalf of the master servicer or sub-servicer in connection with the obligation of the master servicer or sub-servicer, as the case may be, to make advances. The support agreement will be delivered to the trustee and the trustee will be authorized to accept a substitute support agreement in exchange for an original support agreement, provided that the substitution of the support agreement will not adversely affect the rating or ratings assigned to the securities by each rating agency named in the related prospectus supplement.

Unless otherwise provided in the prospectus supplement, in the event the master servicer, a sub-servicer or a support servicer fails to make an advance, the trustee will be obligated to make the advance in its capacity as successor servicer. If the trustee makes an advance, it will be entitled to be reimbursed for that advance to the same extent and degree as the master servicer, a sub-servicer or a support servicer is entitled to be reimbursed for advances. See “—Distributions on Securities” above.

Purchase Obligations

Some types of issuing entity assets and some classes of securities of any series, as specified in the related prospectus supplement, may be subject to a purchase obligation that would become applicable on one or more specified dates, or upon the occurrence of one or more specified events, or on demand made by or on behalf of the applicable securityholders. A purchase obligation may be in the form of a conditional or unconditional purchase commitment, liquidity facility, remarketing agreement, maturity guaranty, put option or demand feature.

A purchase commitment is a contractual obligation of an obligor to purchase either specified issuing entity assets or classes of securities of any series, on one or more specified dates, or upon the occurrence of one or more specified events. A liquidity facility is an obligation of a lender to advance funds, which may be used to purchase specified issuing entity assets from the issuing entity on one or more specified dates, or upon the occurrence of one or more specified events. A remarketing agreement is an obligation of a remarketing agent to sell specified issuing entity assets on behalf of the issuing entity on one or more specified dates, or upon the occurrence of one or more specified events, and may include an obligation of the remarketing agent to cover any shortfall between the sale proceeds and a specified level. A maturity guaranty is a contractual obligation of an obligor to purchase either specified issuing entity assets or classes of securities of any series, on one or more specified maturity dates. A put option is a contractual obligation of an obligor to purchase either specified issuing entity assets or classes of securities of any series on one or more specified dates, or upon the occurrence of one or more specified events. A demand feature is a contractual obligation of an obligor to purchase either specified issuing entity assets or classes of securities of any series upon demand made by a specified party, on one or more specified dates, or upon the occurrence of one or more specified events.

The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the accompanying prospectus supplement. A purchase obligation relating to issuing entity assets may apply to those issuing entity assets or to the related securities. Each purchase obligation may be a secured or unsecured obligation of the provider thereof, which may include a bank or other financial institution or an insurance company. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable securityholders of the related series. As specified in the accompanying prospectus supplement, each purchase obligation relating to issuing entity assets will be payable solely to the trustee for the benefit of the securityholders of the related series. Other purchase obligations may be payable to the trustee or directly to the holders of the securities to which that obligation relate.

Reports to Securityholders

Prior to or concurrently with each distribution on a distribution date and except as otherwise set forth in the related prospectus supplement, the master servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable to that series of securities, among other things:

•	the applicable record dates, accrual periods, determination dates for calculating distributions and general distribution dates;

•	the total cash flows received and the general sources thereof;

•	the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

•	the amount, accrued or paid in respect of any credit enhancement or other support, including the payee and the general purpose of such payment;

•
the amount, if any, of the distribution allocable to principal (by class), separately identifying the aggregate amount of any principal prepayments and, if specified in the prospectus supplement, any prepayment penalties included in the distribution;

•	the amount, if any, of the distribution allocable to interest (by class and any shortfalls or carry-forwards);

•	the amount of, if any, of excess cash flow or excess spread and the application of such excess cash flow;

•	interest rates, as applicable, to the pool assets and securities;

•	the beginning and ending balance of the reserve fund or similar account, if any, together with any material activity;

•	the amounts drawn on any credit enhancement, or other support, and the amount of coverage remaining under any enhancement;

•	the outstanding principal balance or notional amount of each class after giving effect to the distribution of principal on the distribution date;

•	number and amount of pool assets, together with updated pool composition information;

•
the aggregate amount of advances included in the distributions on the distribution date (including the general purpose of such advances), the aggregate amount of unreimbursed advances at the close of business on the distribution date, and the general source of funds for reimbursements;

•	if applicable, material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have become material over time;

•	material breaches of pool asset representation or warranties or transaction covenants;

•
information on loss, delinquency or other tests used for determining early amortization, liquidation, stepdowns or other performance triggers as more completely described in the prospectus supplement and whether the trigger was met;

•
information regarding any new issuance of securities backed by the same asset pool, any pool asset changes, such as additions or removals in connection with a prefunding and pool asset substitutions and repurchases, and cash flows available for future purchases, such as the balances of any prefunding, if applicable;

•
any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select new pool assets;

•
the special hazard amount, fraud loss amount and bankruptcy amount, if applicable, as of the close of business on the applicable distribution date and a description of any change in the calculation of these amounts;

•
with respect to any series of securities as to which the issuing entity fund includes mortgage securities, additional information as required under the related Agreement and specified in the related prospectus supplement.

•
the aggregate amount (a) otherwise allocable to the subordinated securityholders on that distribution date and (b) withdrawn from the reserve fund, if any, that is included in the amounts distributed to the senior securityholders;

•	the percentage of principal payments on the loans (excluding prepayments), if any, which each class will be entitled to receive on the following distribution date;

•	the percentage of principal prepayments on the mortgage loans, if any, which each class will be entitled to receive on the following distribution date;

•
the amount of the servicing compensation retained or withdrawn from the security account by the master servicer and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;

•
the number and aggregate principal balance of mortgage loans delinquent, but not in foreclosure, (i) from 30 to 59 days, (ii) from 60 to 89 days and (iii) 90 days or more, as of the close of business on the last day of the calendar month preceding that distribution date;

•
the number and aggregate principal balance of mortgage loans delinquent and in foreclosure (i) from 30 to 59 days, (ii) from 60 to 89 days and (iii) 90 days or more, as of the close of business on the last day of the calendar month preceding that distribution date, and loss information for the period;

•
the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure and, if the real estate secured a Multifamily Loan, any additional information specified in the prospectus supplement;

•
if a class is entitled only to a specified portion of interest payments on the loans in the related pool, the pass-through rate, if adjusted from the date of the last statement, of the loans expected to be applicable to the next distribution to that class; and

•	the pass-through rate as of the day prior to the immediately preceding distribution date.

Where applicable, any amount set forth in the above list may be expressed as a dollar amount per single security of the relevant class having the percentage interest specified in the prospectus supplement. The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified in the above list.

In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail, to each securityholder of record at any time during such calendar year, a report setting forth:

•	other customary information as may be deemed necessary or desirable for securityholders to have in order to prepare their tax returns.

Reports, whether monthly or annual, will be posted on a website as described below under “Available Information” and “Reports to Securityholders.”

Credit Enhancement and Other Support

General

Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the assets in the related issuing entity fund. In addition, derivative instruments whose primary purpose is not to provide credit enhancement may be utilized to reduce or alter risks associated with changes in interest rates or currency fluctuations, or to ensure that securityholders receive payment of the full face amount of their securities if those securities are subject to mandatory action. Credit enhancement may take the form of one or more of the following:

•	a limited financial guaranty policy issued by an entity named in the related prospectus supplement,

•	the subordination of one or more classes of the securities of that series and any provision for excess interest or overcollateralization,

•	the establishment of one or more reserve accounts,

•	an interest rate swap (or cap, floor or collar) or a yield supplement agreement,

•	a currency swap,

•	a market value swap,

•	the use of a cross-support feature, or

•	a pool insurance policy, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract.

Unless otherwise specified in the related prospectus supplement, any credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest. If losses occur which exceed the amount covered by the credit enhancement or which are not covered by the credit enhancement, securityholders will bear their allocable share of deficiencies.

Subordination

If specified in the related prospectus supplement, protection afforded to holders of one or more classes of the senior securities of a series by means of the subordination feature will be accomplished by the holders of one or more other classes of that series having a preferential right to distributions in respect of scheduled principal, principal prepayments, interest or any combination thereof that otherwise would have been payable to the holders of one or more other subordinated classes of securities of that series under the circumstances and to the extent specified in the prospectus supplement. If specified in the related prospectus supplement, protection may also be afforded to the holders of the senior securities of a series by:

•	reducing the ownership interest of the holders of the related subordinated securities,

•	a combination of the subordination feature and reducing the ownership interest of the subordinated securityholders, or

•	as otherwise described in the related prospectus supplement.

If specified in the related prospectus supplement, delays in receipt of scheduled payments on the loans and losses on defaulted loans will be borne first by the various classes of subordinated securities and thereafter by the various classes of senior securities, in each case under the circumstances and subject to the limitations specified in that prospectus supplement.

The related prospectus supplement may also limit the following:

•	the aggregate distributions in respect of delinquent payments on the loans over the lives of the securities or at any time,

•	the aggregate losses in respect of defaulted loans which must be borne by the subordinated securities by virtue of their subordination, and

•	the amount of the distributions otherwise distributable to the subordinated securityholders that will be distributable to senior securityholders on any distribution date.

If aggregate distributions in respect of delinquent payments on the loans or aggregate losses in respect of the loans were to exceed the amount specified in the related prospectus supplement, holders of the senior securities would experience losses on their securities.

In addition to or in lieu of the foregoing, if specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of the subordinated securities on any distribution date may instead be deposited into one or more reserve accounts established with the trustee. The related prospectus supplement may specify that deposits in any reserve account may be made

•	on each distribution date,

•	for specified periods, or

•
until the balance in the reserve account has reached a specified amount and, following payments from the reserve account to holders of the senior securities or otherwise, thereafter to the extent necessary to restore the balance in the reserve account to the specified level.

If specified in the related prospectus supplement, amounts on deposit in the reserve account may be released to the holders of the class or classes of securities specified in the prospectus supplement at the times and under the circumstances specified in the prospectus supplement.

If specified in the related prospectus supplement, various classes of senior securities and subordinated securities may themselves be subordinate in their right to receive certain distributions to other classes of senior and subordinated securities, respectively, through a cross-support mechanism or otherwise.

As among classes of senior securities and as among classes of subordinated securities, distributions may be allocated among these classes as follows:

•	in the order of their scheduled final distribution dates,

•	in accordance with a schedule or formula,

•	in relation to the occurrence of events or otherwise,

in each case as specified in the related prospectus supplement. As among classes of subordinated securities, the related prospectus supplement will specify the allocation of payments to holders of the related senior securities on account of delinquencies or losses and the allocation payments to any reserve account.

Pool Insurance Policies

The related prospectus supplement may specify that a separate pool insurance policy will be obtained for the pool. This policy will be issued by the pool insurer named in the prospectus supplement. Subject to the limits described in this section, each pool insurance policy will cover loss by reason of default in payment on loans in the related pool in an amount equal to a percentage, which is specified in the related prospectus supplement, of the aggregate principal balances of the loans on the cut-off date which are not covered as to their entire outstanding principal balances by primary mortgage insurance policies. As more fully described in the following paragraph, the master servicer will present claims to the pool insurer on behalf of itself, the trustee and the securityholders. However, the pool insurance policies are not blanket policies against loss, since claims under the policies may only be made respecting particular defaulted loans and only upon satisfaction of the conditions precedent described in the following paragraph. Unless otherwise specified in the related prospectus supplement, no pool insurance policy will cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy.

Unless otherwise specified in the related prospectus supplement, the pool insurance policy will provide that no claims may be validly presented unless the following conditions are satisfied:

•	any required primary mortgage insurance policy is in effect for the defaulted loan and a claim under that policy has been submitted and settled;

•	hazard insurance on the related mortgaged property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;

•
if there has been physical loss or damage to the mortgaged property, the property has been restored to its physical condition, reasonable wear and tear excepted, at the time of issuance of the policy; and

•	the insured has acquired good and merchantable title to the mortgaged property free and clear of liens except certain permitted encumbrances.

Upon satisfaction of these conditions, the pool insurer will have the option either

•
to purchase the property securing the defaulted loan at a price equal to the loan’s principal balance plus accrued and unpaid interest at the loan rate to the date of purchase plus certain expenses incurred by the master servicer on behalf of the trustee and securityholders, or

•
to pay the amount by which the sum of the principal balance of the defaulted loan plus accrued and unpaid interest at the loan rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the mortgaged property, in either case net of amounts paid or assumed to have been paid under the related primary mortgage insurance policy.

If any property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the pool insurance policy, the master servicer will not be required to expend its own funds to restore the damaged property unless it determines that

•	the restoration will increase the proceeds to securityholders on liquidation of the related loan after reimbursement to the master servicer of its expenses, and

•	the master servicer will be able to recover its expenses from proceeds of the sale of the property or proceeds of the related pool insurance policy or any related primary mortgage insurance policy.

Unless otherwise specified in the related prospectus supplement, no pool insurance policy will insure against losses sustained by reason of a default arising, among other things, from

•	fraud or negligence in the origination or servicing of a loan, including misrepresentation by the borrower, the originator or persons involved in the origination of the loan, or

•	failure to construct a mortgaged property in accordance with plans and specifications.

Many primary mortgage insurance policies also do not insure against these types of losses. Nevertheless, a failure of coverage attributable to one of the foregoing events might result in a breach of the related seller’s representations and, in that event, might give rise to an obligation on the part of the seller to purchase the defaulted loan if the breach cannot be cured. No pool insurance policy will cover a claim in respect of a defaulted loan that occurs when the loan’s servicer, at the time of default or thereafter, was not approved by the insurer. Many primary mortgage insurance policies also do not cover claims in this case.

Unless otherwise specified in the related prospectus supplement, the original amount of coverage under the pool insurance policy will be reduced over the life of the related securities by the aggregate dollar amount of claims paid, less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The amount of claims paid will include certain expenses incurred by the master servicer as well as accrued interest on delinquent loans to the date of payment of the claim, unless otherwise specified in the related prospectus supplement. Accordingly, if aggregate net claims paid under any pool insurance policy reach the original policy limit, coverage under that pool insurance policy will be exhausted and any further losses will be borne by the securityholders.

The terms of any pool insurance policy relating to a pool of Manufactured Housing Contracts or Home Improvement Contracts will be described in the related prospectus supplement.

Primary Mortgage Insurance Policies

The related prospectus supplement may specify a mortgage loan (the “PMI Mortgage Loan”) is backed by a primary mortgage insurance policy (the “PMI Policy”). This PMI policy will be issued by the primary mortgage insurance policy insurer named in the prospectus supplement (the “PMI Insurer”). The PMI Policy covers loss by reason of default in payment on the insured’s mortgage loan. A PMI Policy generally requires that delinquencies on any PMI Mortgage Loan must be reported to the PMI Insurer within four months of default, and appropriate proceedings to obtain title to the property securing the PMI Mortgage Loan must be commenced within six months of default. The PMI Policy usually contains provisions substantially as follows: (i) for the insured to present a claim, the insured must have acquired, and tendered to the PMI Insurer, good and merchantable title to the property securing the PMI Mortgage Loan, free and clear of all liens and encumbrances, including, but not limited to, any right of redemption by the mortgagor unless such acquisition of good and merchantable title is excused under the terms of the PMI Policy; (ii) a claim generally includes unpaid principal, accrued interest to the date of such tender to the PMI Insurer by the insured, and certain expenses; (iii) when a claim is presented, the PMI Insurer will have the option of either (A) paying the claim in full, taking title to the property securing the PMI Mortgage Loan, and arranging for its sale or (B) paying the insured percentage of the claim, with the insured retaining title to the property securing the PMI Mortgage Loan; (iv) claims generally must be filed within 60 days after the insured has acquired good and merchantable title to the property securing the PMI Mortgage Loan and (v) a claim generally must be paid within 60 days after the claim is filed by the insured.

No payment for a loss will be made under the PMI Policy unless the property securing the PMI Mortgage Loan is in the same physical condition as when the PMI Mortgage Loan was originally insured, except for reasonable wear and tear and unless premiums on the standard homeowner's insurance policy, real estate taxes and foreclosure protection and preservation expenses have been advanced by or on behalf of the insured.

Unless approved in writing by the PMI Insurer, the insured under the PMI Policy may not make any change in the terms of a PMI Mortgage Loan, including the borrowed amount, interest rate, term or amortization schedule of the PMI Mortgage Loan, except as specifically permitted by terms of the PMI Mortgage Loan; nor make any change in the property or other collateral securing the PMI Mortgage Loan; nor release any mortgagor under the PMI Mortgage Loan from liability. If a PMI Mortgage Loan is assumed with the insured’s approval, the PMI Insurer’s liability for coverage of the PMI Mortgage Loan under the PMI Policy generally will terminate as of the date of such assumption, unless the PMI Insurer approves the assumption in writing.

Unless otherwise specified in the related prospectus supplement, the PMI Policy specifically excludes coverage of (i) any claim resulting from a default existing at the inception of coverage or occurring after lapse or cancellation of coverage; (ii) certain claims where there is an environmental condition which existed on the property securing the PMI Mortgage Loan, whether or not known by the person or persons submitting an application for coverage of the PMI Mortgage Loan, as of the effective date of coverage; (iii) any claim involving a PMI Mortgage Loan which is for the purchase of the Mortgaged Property, and for which the mortgagor did not make a down payment as described in the application for coverage; (iv) any claim, if the mortgage, deed of trust or other similar instrument did not provide the insured at origination with a first lien on the property securing the PMI Mortgage Loan; (v) certain claims involving or arising out of any breach by the insured of its obligations under, or its failure to comply with the terms of, the PMI Policy or of its obligations as imposed by operation of law; and (vi) any claim arising from the failure of the borrower under a PMI Mortgage Loan to make any balloon payment, if applicable, under the PMI Mortgage Loan.

The PMI Policy generally will not insure against a loss sustained by reason of a default arising from or involving certain matters, including (i) fraud or negligence in origination or servicing of the PMI Mortgage Loans, including, but not limited to, misrepresentation by the borrower, lender or other persons involved in the origination of the PMI Mortgage Loan or the application for insurance; (ii) failure to construct a property securing a PMI Mortgage Loan in accordance with specified plans or (iii) physical damage to a property securing a PMI Mortgage Loan.

FHA Insurance; VA Guarantees

Single Family Loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. These mortgage loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Single Family Loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured Single Family Loan relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time the loan was originated.

The insurance premiums for Single Family Loans insured by the FHA are collected by lenders approved by the Department of Housing and Urban Development (HUD), or by the master servicer or any sub-servicer, and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged property to HUD or upon assignment of the defaulted mortgage loan to HUD. With respect to a defaulted FHA-insured Single Family Loan, the master servicer or any sub-servicer is limited in its ability to initiate foreclosure proceedings. When it is determined by the master servicer or sub-servicer or HUD that the default was caused by circumstances beyond the mortgagor’s control, the master servicer or such sub-servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. These plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made up on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when this type of default is accompanied by certain other criteria, HUD may provide relief by making payments to the master servicer or sub-servicer in partial or full satisfaction of amounts due under the mortgage loan or by accepting assignment of the loan from the master servicer or sub-servicer. Any payments made by HUD are to be repaid by the mortgagor to HUD. With certain exceptions, at least three full monthly installments must be due and unpaid under the mortgage loan, and HUD must have rejected any request for relief from the mortgagor, before the master servicer or sub-servicer may initiate foreclosure proceedings.

In most cases, HUD has the option to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash. Claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures’ interest rate. The master servicer or sub-servicer of each FHA-insured Single Family Loan will be obligated to purchase any HUD debenture issued in satisfaction of a mortgage loan upon default for an amount equal to the debenture’s principal amount.

The amount of insurance benefits paid by the FHA generally is equal to the entire unpaid principal amount of the defaulted mortgage loan adjusted to reimburse the master servicer or sub-servicer for certain costs and expenses and to deduct certain amounts received or retained by the master servicer or sub-servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance of the mortgaged property to HUD, the master servicer or sub-servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to the conveyance date generally only to the extent allowed pursuant to the related forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured Single Family Loan, bears interest from the date which is 30 days after the mortgagor’s first uncorrected failure to perform any obligation to make any payment due under the mortgage loan and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate.

Single Family Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman’s Readjustment Act of 1944, as amended, which permits a veteran, the spouse of a veteran in certain cases, to obtain a mortgage loan guaranteed by the VA covering financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years’ duration. However, no Single Family Loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guarantee for that mortgage loan.

The maximum guarantee that may be issued by the VA under a VA-guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 U.S.C. Section 1803(a), as amended. As of November 1, 1998 the maximum guarantee that may be issued by the VA under a VA-guaranteed mortgage loan of more than $144,000 is the lesser of 25% of the original principal amount of the mortgage loan and $50,570. The liability on the guarantee is reduced or increased, pro rata, with any reduction or increase in the amount of indebtedness, but in no event will the amount payable under the guaranty exceed the amount of the original guaranty. The VA may, at its option and without regard to the guaranty, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage loan upon the loan’s assignment to the VA.

With respect to a defaulted VA-guaranteed Single Family Loan, the master servicer or sub-servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim under the guaranty is submitted after liquidation of the mortgaged property.

The amount payable under the guaranty will be the percentage of the VA-guaranteed Single Family Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that these amounts have not been recovered through liquidation of the mortgaged property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

Special Hazard Insurance Policies

If specified in the related prospectus supplement, a separate special hazard insurance policy will be obtained for the pool and will be issued by the special hazard insurer named in the prospectus supplement. Subject to the limitations described in the immediately following sentence, each special hazard insurance policy will protect holders of the related securities from

•
loss by reason of damage to mortgaged properties caused by certain hazards - including earthquakes and, to a limited extent, tidal waves and related water damage or as otherwise specified in the prospectus supplement - not insured against under the standard form of hazard insurance policy for the respective states in which the mortgaged properties are located or under a flood insurance policy if the mortgaged property is located in a federally designated flood area, and

•	loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies.

See “Operative Agreements—Hazard Insurance” in this prospectus. No special hazard insurance policy will cover losses occasioned by fraud or conversion by the trustee or master servicer, war, insurrection, civil war, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear or chemical reaction, flood (if the mortgaged property is located in a federally designated flood area), nuclear or chemical contamination and certain other risks. The amount of coverage under any special hazard insurance policy will be specified in the related prospectus supplement. Each special hazard insurance policy will provide that no claim may be paid unless hazard insurance and, if applicable, flood insurance on the related mortgaged property have been kept in force and other protection and preservation expenses have been paid.

Subject to the limitations set forth in the immediately preceding paragraph, and unless otherwise specified in the related prospectus supplement, each special hazard insurance policy will provide coverage where there has been damage to property securing a foreclosed mortgage loan, and title to the mortgaged property has been acquired by the insured, to the extent that the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the borrower or the master servicer. In this circumstance, the special hazard insurer will pay the lesser of

•	the cost to repair or replace the mortgaged property, and

•
upon transfer of the property to the special hazard insurer, the unpaid principal balance of the loan at the time the property is acquired by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement, together with certain expenses incurred by the master servicer with respect to the property.

If the unpaid principal balance of a loan plus accrued interest and certain servicing expenses are paid by the special hazard insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost to repair the damaged property will also reduce coverage by such amount. So long as a pool insurance policy remains in effect, the payment by the special hazard insurer to cover the unpaid principal balance of a loan plus accrued interest and certain servicing expenses or to cover the cost to repair a mortgaged property will not affect the total insurance proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and the pool insurance policy.

Since each special hazard insurance policy will be designed to permit full recovery under the mortgage pool insurance policy in circumstances in which recoveries would otherwise be unavailable because mortgaged properties have been damaged by a cause not insured against by a standard hazard policy and thus would not be restored, each operative agreement will provide that, unless otherwise specified in the related prospectus supplement, the master servicer will be under no obligation to maintain the special hazard insurance policy once the related pool insurance policy has been terminated or been exhausted due to payment of claims.

To the extent specified in the related prospectus supplement, the master servicer may deposit in a special trust account, cash, an irrevocable letter of credit or any other instrument acceptable to each rating agency named in the prospectus supplement, in order to provide protection in lieu of or in addition to that provided by a special hazard insurance policy. The amount of any special hazard insurance policy or of the deposit to the special trust account relating to securities may be reduced so long as the reduction will not result in a downgrading of the rating of the securities by any rating agency named in the prospectus supplement.

The terms of any special hazard insurance policy relating to a pool of Manufactured Housing Contracts or Home Improvement Contracts will be described in the related prospectus supplement.

Bankruptcy Bonds

If specified in the related prospectus supplement, a bankruptcy bond for proceedings under the federal Bankruptcy Code will be issued by an insurer named in the prospectus supplement. Each bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a loan or a reduction by the court of the principal amount of a loan. The bankruptcy bond will also cover unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under any bankruptcy bond will be set forth in the related prospectus supplement. Coverage under a bankruptcy bond may be cancelled or reduced by the master servicer if the cancellation or reduction would not adversely affect the then current rating of the securities by any rating agency named in the prospectus supplement. See“Material Legal Aspects of the Mortgage Loans—Anti-Deficiency Legislation and Other Limitations on Lenders” in this prospectus.

To the extent specified in the related prospectus supplement, the master servicer may deposit in a special trust account, cash, an irrevocable letter of credit or any other instrument acceptable to each rating agency named in the prospectus supplement, to provide protection in lieu of or in addition to that provided by a bankruptcy bond. The amount of any bankruptcy bond or of the deposit to the special trust account relating to the securities may be reduced so long as the reduction would not result in a downgrading of the rating of the securities by any rating agency named in the prospectus supplement.

The terms of any bankruptcy bond relating to a pool of Manufactured Housing Contracts or Home Improvement Contracts will be described in the related prospectus supplement.

FHA Insurance on Multifamily Loans

There are two primary FHA insurance programs that are available for Multifamily Loans. Sections 221(d)(3) and (d)(4) of the National Housing Act allow HUD to insure mortgage loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of mortgage loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of a mortgage loan may be up to 40 years and the ratio of loan amount to property replacement cost can be up to 90%.

Section 223(f) of the National Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing apartment projects which are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work but repairs may be made for, generally up to the greater of 15% of the value of the project or a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan-to-value ratio of no more than 85% is required for the purchase of a project and a loan-to-value ratio of no more than 70% for the refinancing of a project.

FHA insurance is generally payable in cash or, at the option of the mortgagee, in debentures. The insurance does not cover 100% of the mortgage loan but is subject to certain deductions and certain losses of interest from the date of the default.

Reserve Accounts

If specified in the related prospectus supplement, credit support with respect to a series of securities may be provided by the establishment and maintenance of one or more reserve accounts for that series, in trust, with the related trustee. The prospectus supplement will specify whether or not a reserve accounts will be included in the related issuing entity.

The reserve account for a series of securities will be funded in one of the following ways:

•
by a deposit of cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments on U.S. Treasury securities, letters of credit, demand notes, securities of deposit or a combination of these, in the aggregate amount specified in the related prospectus supplement;

•	by deposit from time to time of amounts specified in the related prospectus supplement to which the subordinated securityholders, if any, would otherwise be entitled; or

•	in such other manner as the prospectus supplement may specify.

Any amounts on deposit in the reserve account and the proceeds of any other instrument upon maturity will be held in cash or will be invested in permitted investments. Unless otherwise specified in the related prospectus supplement, “permitted investments” will include obligations of the United States and certain of its agencies, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks and certain repurchase agreements of United States government securities with eligible commercial banks. If a letter of credit is deposited with the trustee, the letter of credit will be irrevocable. Unless otherwise specified in the related prospectus supplement, any instrument deposited in a reserve account will name the trustee, in its capacity as trustee for the securityholders, as beneficiary and will be issued by an entity acceptable to each rating agency named in the prospectus supplement. Additional information with respect to instruments deposited in the reserve account will be set forth in the related prospectus supplement.

Any amounts deposited, and payments on instruments deposited, in a reserve account will be available for withdrawal from the reserve account for distribution to securityholders, for the purposes, in the manner and at the times specified in the related prospectus supplement.

Cross Support

If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in an issuing entity may be evidenced by separate classes of securities. In this case, credit support may be provided by a cross support feature which requires that distributions be made with respect to securities evidencing a beneficial ownership interest in, or secured by, other asset groups within the same issuing entity. The related prospectus supplement for a series which includes a cross support feature will describe the manner and conditions for applying the cross support feature.

If specified in the related prospectus supplement, the coverage provided by one or more forms of external credit support (for example, financial guaranty insurance or other insurance policies) may apply concurrently to one or more related loan groups. If applicable, the related prospectus supplement will identify the loan groups to which the external credit support relates and the manner of determining the amount of the coverage provided and the application of the coverage to the identified loan groups.

Other Insurance, Surety Bonds, Guaranties, Letters of Credit and Similar Instruments or Agreements

If specified in the related prospectus supplement, an issuing entity may also include insurance, guaranties, surety bonds, letters of credit or similar arrangements for the following purposes:

•	to maintain timely payments or provide additional protection against losses on the assets included in the issuing entity,

•	to pay administrative expenses, or

•	to establish a minimum reinvestment rate on the payments made in respect of the assets included in the issuing entity or principal payment rate on the assets.

These arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the prospectus supplement.

Derivatives

The issuing entity may include one or more derivative instruments, as described in this section. All derivative instruments included in any issuing entity will be used only in a manner that reduces or alters risk resulting from the mortgage loans or other assets in the pool, and only in a manner such that the return on the offered securities will be based primarily on the performance of the mortgage loans or other assets in the pool. Derivative instruments may include 1) interest rate swaps (or caps, floors and collars) and yield supplement agreements as described below, 2) currency swaps and 3) market value swaps that are referenced to the value of one or more of the mortgage loans or other assets included in the issuing entity or to a class of offered securities and that are used solely in conjunction with auctions.

An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or “notional” principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In a typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank’s prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as U.S. Treasury Bill rates. An interest rate cap, collar or floor is an agreement where the counterparty agrees to make payments representing interest on a notional principal amount when a specified reference interest rate is above a strike rate, outside of a range of strike rates, or below a strike rate as specified in the agreement, generally in exchange for a fixed amount paid to the counterparty at the time the agreement is entered into. A yield supplement agreement is a type of cap agreement, and is substantially similar to a cap agreement as described above.

The trustee on behalf of an issuing entity may enter into interest rate swaps, caps, floors and collars, or yield supplement agreements, to minimize the risk to securityholders from adverse changes in interest rates or to provide supplemental credit support. Cap Agreements and yield supplement agreements may be entered into to supplement the interest rate or other rates available to make interest payments on one or more classes of the securities of any series.

A market value swap might be used in a structure where the pooled assets are hybrid ARMs, or mortgage loans that provide for a fixed rate period and then convert by their terms to adjustable rate loans. Such a structure might provide that at a specified date near the end of the fixed rate period, the investors must tender their securities to the trustee who will then transfer the securities to other investors in a mandatory auction procedure. The market value swap would ensure that the original investors would receive at least par at the time of tender, by covering any shortfall between par and the then current market value of their securities.

Any derivative contracts will be documented based upon the standard forms provided by the International Swaps and Derivatives Association, or ISDA. These forms generally consist of an ISDA master agreement, a schedule to the master agreement, and a confirmation, although in some cases the schedule and confirmation will be combined in a single document and the standard ISDA master agreement will be incorporated therein by reference. Standard ISDA definitions also will be incorporated by reference. Each confirmation will provide for payments to be made by the derivative counterparty to the trust, and in some cases by the trust to the derivative counterparty, generally based upon specified notional amounts and upon differences between specified interest rates or values. For example, the confirmation for an interest rate cap agreement will contain a schedule of fixed interest rates, generally referred to as strike rates, and a schedule of notional amounts, for each distribution date during the term of the interest rate cap agreement. The confirmation also will specify a reference rate, generally a floating or adjustable interest rate, and will provide that payments will be made by the derivative counterparty to the trust on each distribution date, based on the notional amount for that distribution date and the excess, if any, of the specified reference rate over the strike rate for that distribution date.

In the event of the withdrawal of the credit rating of a derivative counterparty or the downgrade of such credit rating below levels specified in the derivative contract (where the derivative contract is relevant to the ratings of the offered securities, such levels generally are set by the rating agencies rating the offered securities), the derivative counterparty may be required to post collateral for the performance of its obligations under the derivative contract, or to take certain other measures intended to assure performance of those obligations. Posting of collateral will be documented using the ISDA Credit Support Annex.

There can be no assurance that the trustee will be able to enter into derivatives at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the derivatives may provide for termination under various circumstances, there can be no assurance that the trustee will be able to terminate a derivative when it would be economically advantageous to the issuing entity to do so. The terms of any derivative product agreement and any counterparties will be described in the accompanying prospectus supplement.

Yield and Prepayment Considerations

The yields to maturity and weighted average lives of the certificates will be affected primarily by the amount and timing of principal payments received on or in respect of the assets included in the related issuing entity. The original terms to maturity of the loans in a given pool will vary depending upon the types of loans included. Each prospectus supplement will contain information with respect to the types and maturities of the loans in the related pool. Unless otherwise specified in the related prospectus supplement, loans may be prepaid, without penalty, in full or in part at any time. Multifamily Loans may prohibit prepayment for a specified period after origination, may prohibit partial prepayments entirely, and may require the payment of a prepayment penalty upon prepayment in full or in part. The prepayment experience of the loans in a pool will affect the life of the related series of securities.

The rate of prepayments on the loans cannot be predicted. A number of factors, including homeowner mobility, economic conditions, the presence and enforceability of due-on-sale clauses, mortgage market interest rates and the availability of mortgage funds may affect the prepayment experience of loans. Some of these factors, as well as other factors including limitations on prepayment and the relative tax benefits associated with the ownership of income-producing real property, may affect the prepayment experience of Multifamily Loans.

Home Equity Loans and Home Improvement Contracts have been originated in significant volume only during the past few years and neither depositor is aware of any publicly available studies or statistics on the rate of prepayment of these types of loans. Generally, Home Equity Loans and Home Improvement Contracts are not viewed by borrowers as permanent financing. Accordingly, these loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because Home Equity Loans that are revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments to be lower than, or similar to, those of traditional fully-amortizing first mortgages. The prepayment experience of the related issuing entity may also be affected by the frequency and amount of any future draws on any revolving credit line loans. Other factors that might be expected to affect the prepayment rate of a pool of Home Equity Loans or Home Improvement Contracts include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and junior mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, these types of loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on Home Equity Loans for federal income tax purposes may further increase the rate of prepayments of these loans.

Collections on Home Equity Loans that are revolving credit line loans may vary because, among other things, borrowers may

•
make payments during any month as low as the minimum monthly payment for that month or, during the interest-only period for revolving credit line loans and, in more limited circumstances, closed-end loans, as to which an interest-only payment option has been selected, the interest and the fees and charges for that month; or

•	make payments as high as the entire outstanding principal balance plus accrued interest and related fees and charges.

It is possible that borrowers may fail to make the required periodic payments. In addition, collection on these loans may vary due to seasonal purchasing and the payment habits of borrowers.

Unless otherwise provided in the related prospectus supplement, all conventional loans other than Multifamily Loans will contain due-on-sale provisions permitting the mortgagee or holder of the contract to accelerate the maturity of the related loan upon the sale or certain other transfers of the related mortgaged property by the borrower. As described in the related prospectus supplement, conventional Multifamily Loans may contain due-on-sale provisions, due-on-encumbrance provisions or both. Loans insured by the FHA, and loans partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments of these loans may be lower than that of conventional mortgage loans bearing comparable interest rates. Unless otherwise provided in the related prospectus supplement, the master servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the mortgaged property and reasonably believes that it is entitled to do so under applicable law. However, the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See “Operative Agreements—Collection Procedures” and “Material Legal Aspects of the Mortgage Loans” in this prospectus for a description of certain provisions of each operative agreement and certain legal matters that may affect the prepayment experience of the loans.

The rate of prepayments of conventional mortgage loans has fluctuated significantly in recent years. In general, prepayment rates may be influenced by a variety of economic, geographic, social and other factors, including changes in housing needs, job transfers, unemployment and servicing decisions. In general, however, if prevailing rates fall significantly below the loan rate borne by a loan, that loan is likely to be subject to a higher prepayment rate than would be the case if prevailing interest rates remain at or above its rate. Conversely, if prevailing interest rates rise appreciably above the loan rate borne by a loan, that loan is likely to experience a lower prepayment rate than would be the case if prevailing rates remain at or below its loan rate. However, there can be no assurance that these generalities will hold true in particular cases. The rate of prepayment of Multifamily Loans may also be affected by other factors including loan terms including the existence of lockout periods, due-on-sale and due-on-encumbrance clauses and prepayment changes, relative economic conditions in the area where the mortgaged properties are located, the quality of management of the mortgaged properties and possible changes in tax laws.

When a loan is prepaid in full, the borrower is charged interest on the principal amount of the loan only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. Unless otherwise specified in the related prospectus supplement, the effect of a prepayment in full will be to reduce the amount of interest passed through in the following month to securityholders, because interest on the principal balance of the prepaid loan will be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the prepaid loans either on the first day of the month of receipt or of the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in that month. Unless otherwise specified in the related prospectus supplement, neither prepayments in full nor partial prepayments will be passed through until the month following receipt. Prepayment charges collected with respect to Multifamily Loans will be distributed to securityholders, or to other persons entitled to them, as described in the related prospectus supplement.

If so specified in the related prospectus supplement, the master servicer will be required to remit to the trustee, with respect to each loan in the related trust as to which a principal prepayment in full or a principal payment which is in excess of the scheduled monthly payment and is not intended to cure a delinquency was received during any due period, an amount, from and to the extent of amounts otherwise payable to the master servicer as servicing compensation, equal to the excess, if any, of

•	30 days’ interest on the principal balance of the related loan at the loan rate net of the annual rate at which the master servicer’s servicing fee accrues, over

•	the amount of interest actually received on that loan during the due period, net of the master servicer’s servicing fee.

If the rate at which interest is passed through to the holders of securities of a series is calculated on a loan by loan basis, disproportionate principal prepayments with respect to loans bearing different loan rates will affect the yield on the securities. In general, the effective yield to securityholders will be slightly lower than the yield otherwise produced by the applicable security pass-through rate and purchase price because, while interest generally will accrue on each loan from the first day of the month, the distribution of interest generally will not be made earlier than the month following the month of accrual.

Under certain circumstances, the master servicer, the holders of the residual interests in a REMIC or any other person named in the related prospectus supplement may have the option to purchase the assets of an issuing entity to effect early retirement of the related series of securities. See “Operative Agreements—Termination; Optional Termination; Optional Calls” in this prospectus.

Factors other than those identified in this prospectus and in the related prospectus supplement could significantly affect principal prepayments at any time and over the lives of the securities. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of issuing entity’s assets at any time or over the lives of the securities.

The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments including prepayments, delinquencies and losses on the yield, weighted average lives and maturities of the securities.

In the event that a receiver, bankruptcy trustee, debtor in possession or similar entity (each, an “insolvency trustee”) is appointed with respect to a seller due to its insolvency or a seller becomes a debtor under the federal Bankruptcy Code or any similar insolvency law, the insolvency trustee may attempt to characterize the transfer of the related mortgage loans from the seller to the depositor as a pledge to secure a financing rather than as a sale. In the event that this attempt were successful, the insolvency trustee might elect, among other remedies, to accelerate payment of the related securities and liquidate the related loans, with each securityholder being entitled to receive its allocable share of the principal balance of the loans, together with its allocable share of interest on the loans at the applicable pass-through rate, or weighted average “strip rate” as defined in the related prospectus supplement, as the case may be, to the date of payment. In this event, the related securityholders might incur reinvestment losses with respect to principal received and investment losses attendant to the liquidation of the loans and the resulting early retirement of the related security. In addition, certain delays in distributions might be experienced by the securityholders in connection with any such insolvency proceedings.

Operative Agreements

Set forth below is a summary of the material provisions of each operative agreement that are not described elsewhere in this prospectus. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of each operative agreement applicable to a particular series of certificates. As to each series of securities, the related material agreements, including each agreement required to be filed under Regulation AB, will be filed with the Commission in a current report on Form 8-K following the issuance of the securities. Where particular provisions or terms used in the operative agreements are referred to, those provisions or terms are as specified in the agreements. Except as otherwise specified, the operative agreements described in this prospectus contemplate an issuing entity that is comprised of loans. Although an agreement governing an issuing entity that consists of Agency Securities or Private Label Securities may contain provisions that are similar to those described below, they will be described more fully in the related prospectus supplement.

Assignment of Issuing Entity Assets

Assignment of the Trust Fund Loans. When the securities of a series are issued, the depositor named in the prospective supplement will cause the loans comprising the related issuing entity to be assigned to the trustee, together with all principal and interest received by or on behalf of the depositor with respect to those loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any retained interest specified in the related prospectus supplement. Concurrently with this assignment, the trustee will deliver the securities to the depositor in exchange for the loans. Each loan will be identified in a schedule appearing as an exhibit to the related agreement. The schedule will include information as to the outstanding principal balance of each loan after application of payments due on the cut-off date, as well as information regarding the loan rate or APR, the current scheduled monthly payment of principal and interest, the maturity of the loan, its loan-to-value ratio or combined loan-to-value ratio at origination and certain other information.

If so specified in the related prospectus supplement, and in accordance with the rules of membership of Merscorp, Inc. and/or Mortgage Electronic Registration Systems, Inc. (MERS), assignments of the mortgages for some or all of the mortgage loans in the related issuing entity will be registered electronically through the MERS® System. With respect to mortgage loans registered through the MERS® System, MERS shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and shall not have any interest in any of those mortgage loans.

In addition, the depositor will deliver to the trustee or a custodian the following items in connection with each loan in the related issuing entity:

•	the original mortgage note or contract, endorsed without recourse in blank or to the order of the trustee;

•
in the case of Single Family Loans, Home Equity Loans or Multifamily Loans, the mortgage, deed of trust or similar instrument (each, a “mortgage”) with evidence of recording indicated on the mortgage; however, in the case of any mortgage not returned from the public recording office, the depositor will deliver or cause to be delivered a copy of the mortgage together with a certificate stating that the original mortgage was delivered to the recording office;

•	in the case of a contract, other than an unsecured contract, the security interest in the mortgaged property securing the contract;

•
an assignment of the mortgage or contract to the trustee, which assignment will be in recordable form in the case of a mortgage assignment or evidence that the mortgage is held for the trustee through the MERS® System; and

•	any other security documents as may be specified in the related prospectus supplement, including those relating to any senior lienholder interests in the related mortgaged property.

Unless otherwise specified in the related prospectus supplement, the depositor will promptly cause the assignments of any Single Family Loan, Home Equity Loan and Multifamily Loan (except for mortgages held under the MERS® System) to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee’s interest in the loans against the claim of any subsequent transferee or any successor to, or creditor of, the depositor or the originator of the loans. Unless otherwise specified in the related prospectus supplement, the depositor will promptly make or cause to be made an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee’s ownership of the contracts.

With respect to any loans which are cooperative loans, the depositor will deliver the following items to the trustee:

•	the related original cooperative note endorsed, without recourse, in blank or to the order of the trustee,

•	the original security agreement,

•	the proprietary lease or occupancy agreement,

•	the recognition agreement,

•	an executed financing agreement and the relevant stock certificate,

•	related blank stock powers, and

•	any other document specified in the related prospectus supplement.

The depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee’s security interest in each cooperative loan.

The trustee or custodian will review the mortgage loan documents, upon receipt, within the time period specified in the related prospectus supplement. The trustee will hold the documents in trust for the benefit of the securityholders. Unless otherwise specified in the related prospectus supplement, if any of these documents are found to be missing or defective in any material respect, the trustee or custodian will notify the master servicer and the depositor, and the master servicer will notify the related seller. If the seller cannot cure the omission or defect within a specified member of days after receipt of notice, the seller will be obligated either to purchase the loan from the trustee or to substitute a qualified substitute loan for the defective loan. There can be no assurance that a seller will fulfill this obligation. Although the master servicer may be obligated to enforce the seller’s obligation to the extent described in this prospectus under “Mortgage Loan Program—Representations by Sellers; Repurchases,” neither the master servicer nor the depositor will be obligated to purchase the mortgage loan if the seller defaults on its obligation, unless the breach also constitutes a breach of the representations or warranties of the master servicer or the depositor, as the case may be. Unless otherwise specified in the related prospectus supplement, the seller’s obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for the omission of, or a material defect in, a constituent loan document.

The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the loans as agent of the trustee.

The master servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the agreement. Upon a breach of any representation of the master servicer which materially and adversely affects the interests of the securityholders in a loan, the master servicer will be obligated either to cure the breach in all material respects or to purchase the loan. Unless otherwise specified in the related prospectus supplement, this obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for a breach of representation by the master servicer.

Notwithstanding the provisions of the foregoing two paragraphs, with respect to an issuing entity for which a REMIC election is to be made, unless the related prospectus supplement otherwise provides, no purchase or substitution of a loan will be made if the purchase or substitution would result in a prohibited transaction tax under the Internal Revenue Code.

Assignment of Agency Securities. The applicable depositor will cause any Agency Securities included in an issuing entity to be registered in the name of the trustee or its nominee, and the trustee concurrently will execute, countersign and deliver the securities. Each Agency Security will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement, which will specify as to each Agency Security its original principal amount, outstanding principal balance as of the cut-off date, annual pass-through rate, if any, and the maturity date.

Assignment of Private Label Securities. The applicable depositor will cause any Private Label Securities included in an issuing entity to be registered in the name of the trustee. The trustee or custodian will have possession of any Private Label Securities that are in certificated form. Unless otherwise specified in the related prospectus supplement, the trustee will not be in possession, or be assignee of record, of any assets underlying the Private Label Securities. See “The Issuing Entity—Private Label Securities.” The Private Label Securities will be identified in a schedule appearing as an exhibit to the related agreement, which will specify the original principal amount, the outstanding principal balance as of the cut-off date, the annual pass-through rate or interest rate, the maturity date and other pertinent information for the Private Label Securities conveyed to the trustee.

Payments on Loans; Deposits to Security Account

The master servicer and each sub-servicer servicing a loan pursuant to a sub-servicing agreement will establish and maintain with respect to the related issuing entity a security account which is a separate account or accounts for the collection of payments on the assets in the issuing entity. Unless otherwise specified in the related prospectus supplement, each security account shall meet one of the requirements listed below.

•
It must be maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of which) are rated in one of the two highest rating categories by each rating agency rating(s) named in the prospectus supplement.

•	It must be an account the deposits in which are fully insured by the FDIC.

•
It must be an account or accounts the deposits in which are insured by the FDIC to its established limits and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the securityholders have a claim with respect to the funds in the security account or a perfected first priority security interest against any collateral securing those funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the security account is maintained.

•	It must be an account otherwise acceptable to each rating agency named in the prospectus supplement.

A security account established by a sub-servicer must meet the requirements listed above and must be otherwise acceptable to the master servicer. A sub-servicing account must be established with a Federal Home Loan Bank or with a depository institution (including the sub-servicer if it is a depository institution), the accounts in which are insured by the Federal Deposit Insurance Corporation (FDIC). If a sub-servicing account is maintained at an institution that is a Federal Home Loan Bank or an FDIC-insured institution and, in either case, the amount on deposit in the sub-servicing account exceeds the FDIC insurance coverage amount, then such excess amount must be remitted to the master servicer within one business day after receipt. In addition, the sub-servicer must maintain a separate account for escrow and impound funds relating to the loans. Each sub-servicer is required to deposit into its sub-servicing account on a daily basis all amounts that it receives in respect of the loans described immediately below under “—Sub-Servicing by Sellers,” less its servicing or other compensation. On or before the date specified in the sub-servicing agreement, the sub-servicer will remit to the master servicer or the trustee all funds held in the sub-servicing account with respect to the loans that are required to be remitted. The sub-servicer is also required to advance, on the scheduled remittance date, an amount corresponding to any monthly installment of principal and interest, less its servicing or other compensation, on any loan the payment of which was not received from the borrower. Unless otherwise specified in the related prospectus supplement, this obligation of each sub-servicer to advance continues up to and including the first of the month following the date on which the related mortgaged property is sold at a foreclosure sale or is acquired on behalf of the securityholders by deed in lieu of foreclosure, or until the related loan is liquidated.

The collateral eligible to secure amounts in the security account is limited to United States government securities and other high-quality permitted investments. A security account may be maintained as an interest-bearing account or the funds held in the account may be invested pending each succeeding distribution date in permitted investments. Unless otherwise provided in the prospectus supplement, the master servicer will have sole discretion to determine the particular investments made so long as they comply with the investment terms of the related pooling and servicing agreement or the related servicing agreement and indenture. Unless otherwise specified in the related prospectus supplement, the master servicer or its designee will be entitled to receive any interest or other income earned on funds in the security account as additional compensation and will be obligated to deposit in the security account the amount of any loss immediately as realized. The security account may be maintained with the master servicer or with a depository institution that is an affiliate of the master servicer, provided that the master servicer or its affiliate, as applicable, meets the standards set forth above.

On a daily basis, the master servicer or servicer, as applicable, will deposit in the certificate account for each issuing entity, to the extent applicable and unless otherwise specified in the related prospectus supplement and provided in the pooling and servicing agreement, the following payments and collections received, or advances made, by the master servicer or servicer or on behalf of either entity subsequent to the cut-off date, other than payments due on or before the cut-off date and exclusive of any amounts representing a retained interest:

•	all payments on account of principal, including principal prepayments and, if specified in the related prospectus supplement, prepayment penalties, on the loans;

•	all payments on account of interest on the loans, net of applicable servicing compensation;

•	Insurance Proceeds;

•	Liquidation Proceeds;

•	any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

•
all proceeds of any loan or mortgaged property purchased by the master servicer, the depositor, any sub-servicer or any seller as described in this prospectus under “Loan Program—Representations by Sellers; Repurchases or Substitutions” or “— Assignment of Issuing Entity Assets” above and all proceeds of any loan repurchased as described in this prospectus under “—Termination; Optional Termination” below;

•	all payments required to be deposited in the security account with respect to any deductible clause in any blanket insurance policy described in this prospectus under “—Hazard Insurance” below;

•	any amount required to be deposited by the master servicer in connection with losses realized on investments of funds held in the security account made for the benefit of the master servicer; and

•	all other amounts required to be deposited in the security account pursuant to the related agreement.

Pre-Funding Account

If so specified in the related prospectus supplement, the pooling and servicing agreement or other agreement may provide for the transfer by the Sellers of additional mortgage loans to the related issuing entity after the Closing Date. The additional mortgage loans will be required to conform to the requirements set forth in the related pooling and servicing agreement or other agreement providing for the transfer, and will be underwritten to the same standards as the mortgage loans initially included in the issuing entity as described in the prospectus supplement. The transfer may be funded by the establishment of a pre-funding account established with the trustee. If a pre-funding account is established, all or a portion of the proceeds of the sale of one or more classes of securities of the related series will be deposited in the account to be released as additional mortgage loans are transferred. A pre-funding account will be required to be maintained as an Eligible Account, the amounts therein may be required to be invested in Permitted Investments and the amount held therein shall at no time exceed 50% of the proceeds of the offering of the related securities. The related pooling and servicing agreement or other agreement providing for the transfer of additional mortgage loans generally will provide that the transfers must be made within up to three months (with respect to any series of certificates) or up to, but not in excess of, one year (with respect to any series of notes) after the Closing Date, and that amounts set aside to fund the transfers (whether in a pre-funding account or otherwise) and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner set forth in the prospectus supplement. To the extent amounts in any pre-funding account have not been used to purchase additional mortgage loans, holders of the securities may receive an additional prepayment, which may affect their yield to maturity. In addition, securityholders may not be able to reinvest amounts received from any pre-funding account in comparable securities, or may only be able to do so at a lower interest rate.

Sub-Servicing of Loans

Each seller of a loan or any other servicing entity may act as the sub-servicer for that loan pursuant to a sub-servicing agreement which will not contain any terms inconsistent with the related operative agreement. While each sub-servicing agreement will be a contract solely between the master servicer and the related sub-servicer, the operative agreement pursuant to which a series of securities is issued will provide that, the trustee or any successor master servicer must recognize the sub-servicer’s rights and obligations under the sub-servicing agreement, if for any reason the master servicer for that series is no longer the master servicer of the related loans.

With the approval of the master servicer, a sub-servicer may delegate its servicing obligations to third-party servicers, but the sub-servicer will remain obligated under its sub-servicing agreement. Each sub-servicer will be required to perform the customary functions of a servicer of mortgage loans. These functions generally include

•	collecting payments from borrowers and remitting collections to the master servicer;

•
maintaining hazard insurance policies as described in this prospectus and in any related prospectus supplement, and filing and settling claims under those policies, subject in certain cases to the master servicer’s right to approve settlements in advance;

•	maintaining borrower escrow or impoundment accounts for payment of taxes, insurance and other items required to be paid by the borrower under the related loan;

•
processing assumptions or substitutions, although the master servicer is generally required to enforce due-on-sale clauses to the extent their enforcement is permitted by law and would not adversely affect insurance coverage;

•	attempting to cure delinquencies;

•	supervising foreclosures;

•	inspecting and managing mortgaged properties under certain circumstances;

•	maintaining accounting records relating to the loans; and

•	to the extent specified in the related prospectus supplement, maintaining additional insurance policies or credit support instruments and filing and settling claims under them.

A sub-servicer will also be obligated to make advances in respect of delinquent installments of principal and interest on loans, as described more fully in this prospectus under “—Payments on Loans; Deposits to Security Account” above, and in respect of certain taxes and insurance premiums not paid on a timely basis by borrowers.

As compensation for its servicing duties, each sub-servicer will be entitled to a monthly servicing fee, to the extent the scheduled payment on the related loan has been collected, in the amount set forth in the related prospectus supplement. Each sub-servicer is also entitled to collect and retain, as part of its servicing compensation, any prepayment or late charges provided in the note or related instruments. Each sub-servicer will be reimbursed by the master servicer for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under the agreement. The master servicer may purchase the servicing of loans if the sub-servicer elects to release the servicing of the loans to the master servicer. See “— Servicing and Other Compensation and Payment of Expenses” below.

Each sub-servicer may be required to agree to indemnify the master servicer for any liability or obligation sustained by the master servicer in connection with any act or failure to act by the sub-servicer in its servicing capacity. Each sub-servicer will be required to maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the master servicer.

Each sub-servicer will be required to service each loan pursuant to the terms of its sub-servicing agreement for the entire term of the loan, unless the sub-servicing agreement is earlier terminated by the master servicer or unless servicing is released to the master servicer. The master servicer, if specified in the applicable agreement, may terminate a sub-servicing agreement without cause, upon written notice to the sub-servicer in the manner specified in that sub-servicing agreement.

The master servicer may agree with a sub-servicer to amend a sub-servicing agreement or, upon termination of the sub-servicing agreement, the master servicer may act as servicer of the related loans or enter into new sub-servicing agreements with other sub-servicers. If the master servicer acts as servicer, it will not assume liability for the representations and warranties of the sub-servicer which it replaces. Each sub-servicer must be a seller or meet the standards for becoming a seller or have such servicing experience as to be otherwise satisfactory to the master servicer and the depositor. The master servicer will make reasonable efforts to have the new sub-servicer assume liability for the representations and warranties of the terminated sub-servicer, but no assurance can be given that an assumption of liability will occur. In the event of an assumption of liability, the master servicer may in the exercise of its business judgment, release the terminated sub-servicer from liability in respect of such representations and warranties. Any amendments to a sub-servicing agreement or new sub-servicing agreements may contain provisions different from those which are in effect in the original sub-servicing agreement. However, each sub-servicing agreement will provide that any amendment or new agreement may not be inconsistent with or violate the original sub-servicing agreement.

Collection Procedures

The trustee, securities administrator or master servicer, directly or through one or more sub-servicers, will make reasonable efforts to collect all payments called for under the loans and will, consistent with each agreement and any mortgage pool insurance policy, primary mortgage insurance policy, FHA insurance, VA guaranty and bankruptcy bond or alternative arrangements, follow such collection procedures as are customary with respect to loans that are comparable to the loans included in the related issuing entity. Consistent with the preceding sentence, the master servicer may, in its discretion,

•	waive any assumption fee, late payment or other charge in connection with a loan; and

•
to the extent not inconsistent with the coverage of the loan by a pool insurance policy, primary mortgage insurance policy, FHA insurance, VA guaranty or bankruptcy bond or alternative arrangements, arrange with the borrower a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable due date for each payment.

Both the sub-servicer and the master servicer remain obligated to make advances during any period when an arrangement of this type is in effect.

In certain instances in which a mortgage loan is in default (or if default is reasonably foreseeable), the master servicer may, acting in accordance with procedures specified in the applicable pooling and servicing agreement, permit certain modifications of the mortgage loan rather than proceeding with foreclosure. Modifications of this type may have the effect of reducing the mortgage rate, forgiving the payment of principal or interest or extending the final maturity date of the mortgage loan. Any such modified mortgage loan may remain in the related issuing entity, and the reduction in collections resulting from the modification may result in reduced distributions of interest (or other amounts) on, or may extend the final maturity of, one or more classes of the related securities. If no satisfactory arrangement can be made for the collection of such delinquent payments, the master servicer will continue to follow procedures specified in the applicable pooling and servicing agreement. These procedures could result, among other possible outcomes, in the sale of the delinquent mortgage loan by the master servicer on behalf of the related issuing entity.

Unless otherwise specified in the related prospectus supplement, in any case in which property securing a loan has been, or is about to be, conveyed by the borrower, the master servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise its rights to accelerate the maturity of the loan under any applicable due-on-sale clause, but only if the exercise of its rights is permitted by applicable law and will not impair or threaten to impair any recovery under any primary mortgage insurance policy. If these conditions are not met or if the master servicer reasonably believes it is unable under applicable law to enforce the due-on-sale clause, or if the loan is insured by the FHA or partially guaranteed by the VA, the master servicer will enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed. Pursuant to the assumption agreement, the transferee of the property becomes liable for repayment of the loan and, to the extent permitted by applicable law, the original borrower also remains liable on the loan. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement will be retained by or on behalf of the master servicer as additional servicing compensation. In the case of Multifamily Loans and unless otherwise specified in the related prospectus supplement, the master servicer will agree to exercise any right it may have to accelerate the maturity of a Multifamily Loan to the extent it has knowledge of any further encumbrance of the related mortgaged property effected in violation of any applicable due-on-encumbrance clause. See “Material Legal Aspects of the Mortgage Loans—Due-on-Sale Clauses” in this prospectus. In connection with any assumption, the terms of the original loan may not be changed.

With respect to cooperative loans, any prospective purchaser of a cooperative unit will generally have to obtain the approval of the board of directors of the relevant cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See “Material Legal Aspects of the Loans” in this prospectus. This approval is usually based on the purchaser’s income and net worth and numerous other factors. Although the cooperative’s approval is unlikely to be unreasonably withheld or delayed, the need to acquire approval could limit the number of potential purchasers for those shares and otherwise limit the issuing entity’s ability to sell and realize the value of those shares.

In general, a “tenant-stockholder,” as defined in Section 216(b)(2) of the Internal Revenue Code, of a corporation that qualifies as a “cooperative housing corporation” within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and real estate taxes allowable as a deduction under Section 216(a) of the Code to the cooperative corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for the taxable year in which these items are allowable as a deduction to the corporation, Section 216(b)(1) requires, among other things, that at least 80% of the gross income of the cooperative corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to particular cooperative loans will qualify under this section for any given year. In the event that a cooperative fail to qualify for one or more years, the value of the collateral securing the related cooperative loan could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that such a failure would be permitted to continue over a period of years appears remote.

Hazard Insurance

The master servicer will require each borrower to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of mortgaged property in the state where the property is located. This coverage will be in an amount not less than the replacement value of the improvements or manufactured home securing the loan or the principal balance owing on the loan, whichever is less. All amounts collected by the master servicer under any hazard policy will be deposited in the related security account, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer’s normal servicing procedures. In the event that the master servicer maintains a blanket policy insuring against hazard losses on all the loans comprising part of an issuing entity, it will conclusively be deemed to have satisfied its obligation to maintain hazard insurance. A blanket policy may contain a deductible clause, in which case the master servicer will be required to deposit into the related security account from its own funds the amounts which would have been deposited in the security account but for the deductible clause. Any additional insurance coverage for mortgaged properties with respect to a pool of Multifamily Loans will be specified in the related prospectus supplement.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements or manufactured home securing a loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic policy terms are dictated by respective state laws. In addition, most policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. If the mortgaged property securing a loan is located in a federally designated special flood area at the time of origination, the master servicer will require the borrower to obtain and maintain flood insurance.

The hazard insurance policies covering mortgaged properties typically contain a clause which have the effect of requiring the insured at all times to carry insurance of a specified percentage - generally 80% to 90% - of the full replacement value of the mortgaged property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, then the insurer’s liability in the event of partial loss will not exceed the larger of

•
the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed, generally defined to equal replacement cost at the time and place of the loss less physical depreciation; and

•	such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

Since the amount of hazard insurance that the master servicer may cause to be maintained on the improvements securing the loans will decline as the principal balances owing on the loans decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement may be that, in the event of a partial loss, hazard insurance proceeds will be insufficient to restore the damaged property fully. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described. See “Credit Enhancement and Other Support—Special Hazard Insurance Policies” in this prospectus.

The master servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower’s cooperative dwelling or the cooperative’s building could significantly reduce the value of the collateral securing the cooperative loan to the extent not covered by other credit support.

Realization upon Defaulted Mortgage Loans

Primary Mortgage Insurance Policies. To the extent specified in the related prospectus supplement, the master servicer will maintain, or cause each sub-servicer to maintain, in full force and effect, a primary mortgage insurance policy with regard to each loan for which coverage is required. The master servicer will not cancel or refuse to renew any primary mortgage insurance policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable agreement unless the primary mortgage insurance policy that replaces the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of that series by each rating agency named in the related prospectus supplement.

Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a primary mortgage insurance policy covering a loan will consist of the insured percentage of the unpaid principal amount of the covered loan, accrued and unpaid interest thereon and reimbursement of certain expenses, less the following amounts:

•	all rents or other payments collected or received by the insured other than the proceeds of hazard insurance that are derived from or in any way related to the mortgaged property,

•	hazard insurance proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the loan,

•	amounts expended but not approved by the issuer of the related primary mortgage insurance policy,

•	claim payments previously made by the primary insurer, and

•	unpaid premiums.

Primary mortgage insurance policies generally reimburse losses sustained by reason of defaults in payments by borrowers. Primary mortgage insurance policies do not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving the following matters, among others:

•	fraud or negligence in origination or servicing of the loan, including misrepresentation by the originator, borrower or other persons involved in the origination of the loan,

•	failure to construct the related mortgaged property in accordance with specified plans,

•	physical damage to the mortgaged property and

•	lack of approval by the primary mortgage insurance policy insurer of the master servicer or sub-servicer to act as servicer of the loan.

Recoveries Under a Primary Mortgage Insurance Policy. As conditions precedent to the filing or payment of a claim under a primary mortgage insurance policy covering a loan, the insured will be required

•	to advance or discharge all hazard insurance policy premiums;

•	to advance

•	real estate property taxes,

•	all expenses required to maintain the related mortgaged property in at least as good a condition as existed at the effective date of the policy, ordinary wear and tear excepted,

•	mortgaged property sales expenses,

•	any outstanding liens on the mortgaged property (as defined in the policy) and

•	foreclosure costs, including court costs and reasonable attorneys’ fees,

•	in each case as necessary and approved in advance by the primary mortgage insurance policy insurer;

•
in the event of any physical loss or damage to the mortgaged property, to have the mortgaged property restored and repaired to at least as good a condition as existed at the effective date of the policy, ordinary wear and tear excepted; and

•	to tender to the primary mortgage insurance policy carrier good and merchantable title to and possession of the mortgaged property.

In those cases in which a loan is serviced by a sub-servicer, the sub-servicer, on behalf of itself, the trustee and securityholders, will present claims to the primary mortgage insurance policy carrier, and all collections under the policy will be deposited in the sub-servicing account. In all other cases, the master servicer, on behalf of itself, the trustee and the securityholders, will present claims to the carrier of each primary mortgage insurance policy and will take such reasonable steps as are necessary to receive payment or to permit recovery under the policy with respect to defaulted loans. As set forth above, all collections by or on behalf of the master servicer under any primary mortgage insurance policy and, when the mortgaged property has not been restored, the hazard insurance policy are to be deposited in the security account, subject to withdrawal as previously described.

If the mortgaged property securing a defaulted loan is damaged and any proceeds from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any related primary mortgage insurance policy, the master servicer is not required to expend its own funds to restore the damaged property unless it determines that

•	the restoration will increase the proceeds to securityholders upon liquidation of the loan after reimbursement of the master servicer for its expenses, and

•	the master servicer will be able to recover its expenses from related Insurance Proceeds or Liquidation Proceeds.

If recovery on a defaulted loan is not available under the primary mortgage insurance policy for the reasons set forth in the preceding paragraph, or if the defaulted loan is not covered by a primary mortgage insurance policy, the master servicer will be obligated to follow such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted loan. If the proceeds of any liquidation of the related mortgaged property are less than the principal balance of the loan plus accrued interest that is payable to securityholders, the issuing entity will realize a loss in the amount of that difference plus the amount of expenses that it incurred in connection with the liquidation and that are reimbursable under the agreement. In the unlikely event that proceedings result in a total recovery which, after reimbursement to the master servicer of its expenses, is in excess of the principal balance of the defaulted loan plus accrued interest that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the security account amounts representing its normal servicing compensation with respect to that loan and, unless otherwise specified in the related prospectus supplement, amounts representing the balance of the excess amount, exclusive of any amount required by law to be forwarded to the related borrower , as additional servicing compensation.

If the master servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the master servicer, exceed the principal balance of the related loan plus accrued interest that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the security account amounts representing its normal servicing compensation with respect to that loan. In the event that the master servicer has expended its own funds to restore the damaged mortgaged property and those funds have not been reimbursed under the related hazard insurance policy, the master servicer will be entitled to withdraw from the security account, out of related Liquidation Proceeds or Insurance Proceeds, an amount equal to the expenses that it incurred, in which event the issuing entity may realize a loss up to the amount of those expenses. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the master servicer, no payment or recovery will result in a recovery to the issuing entity that exceeds the principal balance of the defaulted loan together with accrued interest. See “Credit Enhancement and Other Support” in this prospectus supplement.

Servicing and Other Compensation and Payment of Expenses

The master servicer’s primary servicing compensation with respect to a series of securities will come from the payment to it each month, out of each interest payment on a loan, of an amount equal to the annual percentage specified in the related prospectus supplement of the outstanding principal balance of that loan. Since the master servicer’s primary compensation is a percentage of the outstanding principal balance of each mortgage loan, this amount will decrease as the mortgage loans amortize. In addition to this primary servicing compensation, the master servicer or the sub-servicers will be entitled to retain all assumption fees and late payment charges to the extent collected from borrowers and, if so provided in the related prospectus supplement, any prepayment charges and any interest or other income which may be earned on funds held in the security account or any sub-servicing account. Unless otherwise specified in the related prospectus supplement, any sub-servicer will receive a portion of the master servicer’s primary compensation as its sub-servicing compensation.

Unless otherwise specified in the related prospectus supplement, the master servicer will pay from its servicing compensation, in addition to amounts payable to any sub-servicer, certain expenses incurred in connection with its servicing of the loans, including, without limitation:

•	payment of any premium for any insurance policy, guaranty, surety or other form of credit enhancement as specified in the related prospectus supplement;

•	payment of the fees and disbursements of the trustee and independent accountants;

•	payment of expenses incurred in connection with distributions and reports to securityholders; and

•	payment of any other expenses described in the related prospectus supplement.

Evidence as to Compliance

The operative agreements will provide that on or before a specified date in March of each year, beginning with the first year after the year in which the cut-off date occurs, each related party participating in the servicing function will provide to the depositor and the trustee a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the “AB Servicing Criteria”). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

Each operative agreement will also provide that the each party participating in the servicing function will deliver, along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

Each operative agreement will also provide for delivery to the related trustee or master servicer, on or before a specified date in March of each year, of a separate annual statement of compliance from each entity responsible for the servicing function to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the operative agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement shall specify such failure and the nature and status thereof. This statement may be provided as a single form making the required statements as to more than one operative agreement.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by securityholders without charge upon written request to the master servicer or trustee. These items will be filed with the issuing entity’s annual report on Form 10-K, to the extent required under Regulation AB.

Certain Matters Regarding the Master Servicer and the Depositors

The master servicer under each operative agreement will be named in the related prospectus supplement. The entity serving as master servicer may have normal business relationships with the depositor or the depositor’s affiliates.

Each operative agreement will provide that the master servicer may not resign from its obligations and duties under the agreement except (i) upon a determination that it is no longer permissible to perform them under applicable law or (ii) if so provided in the related operative agreement, a determination by the master servicer that it will no longer engage in the business of servicing mortgage loans. In no event will the master servicer’s resignation become effective until the trustee or a successor servicer has assumed the master servicer’s obligations and duties under the agreement.

Each operative agreement will further provide that none of the master servicer, the depositor or any director, officer, employee or agent of the master servicer or of the depositor will be under any liability to the related issuing entity or the securityholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the agreement, or for errors in judgment. However, none of the master servicer, the depositor or any director, officer, employee or agent of the master servicer or of the depositor will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties under the agreement or by reason of reckless disregard of obligations and duties under the agreement. Each operative agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or of the depositor will be entitled to indemnification by the related issuing entity and will be held harmless against any loss, liability or expense incurred in connection with (i) any legal action relating to the agreement or the securities or (ii) a breach of a representation or warranty regarding the loan or loans, other than

•	any loss, liability or expense related to any specific loan in the issuing entity or the loans in general except for any loss, liability or expense otherwise reimbursable under the agreement, and

•
any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties under the agreement or by reason of reckless disregard of obligations and duties under the agreement.

In addition to the foregoing, if so provided in the agreement, the master servicer, the depositor and any director, officer, employee or agent of the master servicer or of the depositor may be entitled to indemnification by the related issuing entity and may be held harmless against any loss, liability or expense in connection with any actions taken under the agreement.

In addition, each operative agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its responsibilities under the agreement and which, in its opinion, may involve it in any expense or liability. However, the master servicer or the depositor may, in its discretion, undertake any action which it may deem necessary or desirable with respect to the agreement and the rights and duties of the parties and the interests of the securityholders. In that event, the legal expenses and costs of the action and any resulting liability will be expenses, costs and liabilities of the issuing entity, and the master servicer or the depositor, as the case may be, will be entitled to reimbursement from funds otherwise distributable to securityholders.

Any entity into which the master servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the master servicer is a party, or any entity succeeding to the business of the master servicer, will be the successor of the master servicer under each agreement, provided that the successor entity is qualified to sell loans to, and service loans on behalf of, Fannie Mae or Freddie Mac and that the merger, consolidation or succession does not adversely affect the then current rating of the securities rated by each rating agency named in the related prospectus supplement.

Events of Default; Rights upon Event of Default

Pooling and Servicing Agreement; Servicing Agreement. Unless otherwise specified in the related prospectus supplement, the following will be deemed “events of default” under each agreement:

•
any failure by the master servicer, trustee, servicer or securities administrator to distribute to security holders of any class any required payment - other than an advance - which failure continues unremedied for five business days after the giving of written notice to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of that class evidencing not less than 25% of the aggregate percentage interests evidenced by that class;

•	any failure by the master servicer to make an advance as required under the agreement, unless cured as specified in the agreement;

•
any failure by the master servicer, trustee, servicer or securities administrator duly to observe or perform in any material respect any of its other covenants or agreements in the agreement, which failure continues unremedied for a specified number of days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting that class; and

•
events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

If specified in the related prospectus supplement, the agreement will permit the trustee to sell the assets of the issuing entity in the event that payments are insufficient to make the payments required under the agreement. The assets of the issuing entity will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

So long as an event of default under the related agreement remains unremedied, the depositor or the trustee may, and, at the direction of holders of securities of any class evidencing not less than 51%, or such other percentage as is specified in the applicable prospectus supplement, of the aggregate percentage interests constituting that class and under such other circumstances as may be specified in the agreement, the trustee shall, terminate all of the rights and obligations of the master servicer relating to the issuing entity and in and to the related loans. Thereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the master servicer under the agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and the trustee will be entitled to similar compensation arrangements. In the event that the trustee is unwilling or unable to act in this way, it may appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution with a net worth of at least $15,000,000 to act as successor to the master servicer under the agreement.

Pending the appointment, the trustee is obligated to act in this capacity. The trustee and any successor master servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the agreement.

No securityholder, solely by virtue of its status as a securityholder, will have any right under any agreement to institute any proceeding with respect to that agreement, unless

•	the holder has previously given to the trustee written notice of default;

•
the holders of securities of any class evidencing not less than 25% of the aggregate percentage interests constituting that class have made written request upon the trustee to institute the proceeding in its own name as trustee and have offered a reasonable indemnity to the trustee; and

•	the trustee for 60 days has neglected or refused to institute any such proceeding.

Indenture. Unless otherwise specified in the related prospectus supplement, the following will be deemed “events of default” under the indenture for each series of notes:

•	failure to pay for five days or more any principal or interest on any note of that series;

•
failure by the depositor or the issuing entity to perform any other covenant in the indenture, which failure continues unremedied for 30 days after notice is given in accordance with the procedures described in the related prospectus supplement;

•
the material breach of any representation or warranty made by the depositor or the issuing entity in the indenture or in any document delivered under the indenture, which breach continues uncured for 30 days after notice is given in accordance with the procedures described in the related prospectus supplement;

•	events of bankruptcy insolvency, receivership or liquidation of the depositor in the issuing entity; or

•	any other event of default specified in the indenture.

If an event of default with respect to the notes of a series (other than principal only notes) occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of that series may declare the principal amount of all the notes of that series to be due and payable immediately. In the case of principal only notes, the portion of the principal amount necessary to make such a declaration will be specified in the related prospective supplement. This declaration may, under certain circumstances, be rescinded and annulled by the holders of more than 50% of the percentage ownership interest of the notes of that series.

If, following an event of default with respect to any series of notes, the notes of that series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of that series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration so long as the collateral continues to provide sufficient funds for the payment of principal and interest on the notes as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless one of the following conditions precedent has occurred:

•	the holders of 100% of the percentage ownership interest in the related notes consent to the sale or liquidation;

•	the proceeds of the sale or liquidation are sufficient to pay the full amount of principal and accrued interest, due and unpaid, on the related notes at the date of the sale or liquidation; or

•
the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the related notes as they would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66% of the percentage ownership interest of each class of the related notes.

Unless otherwise specified in the related prospectus supplement, in the event the principal of the notes of a series is declared due and payable as described above, the holders of any of those notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of those notes less the amount of the unamortized discount.

Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holder of the related notes, unless the holders offer to the trustee satisfactory security or indemnity against the trustee’s costs, expenses and liabilities which might be incurred in complying with their request or direction. Subject to the indemnification provisions and certain limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the related notes of the series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the related notes, and holders of a majority of the then aggregate outstanding amount of the related notes may, in certain cases, waive any default other than a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the affected notes.

Amendment

Unless otherwise specified in the related prospectus supplement, each operative agreement may be amended by the depositor, the master servicer, the trustee and other applicable parties, without the consent of any of the securityholders, for the following purposes:

•	to cure any ambiguity,

•	to correct or supplement any provision in the agreement which may be defective or inconsistent with any other provision, or

•	to make any other revisions with respect to matters or questions arising under the agreement which are not inconsistent with its other provisions.

In no event, however, shall any amendment adversely affect in any material respect the interests of any securityholder as evidenced by either (i) an opinion of counsel or (ii) confirmation by the rating agencies that such amendment will not result in the downgrading of the securities. No amendment shall be deemed to adversely affect in any material respect the interests of any securityholder who shall have consented thereto, and no opinion of counsel or written notice from the rating agencies shall be required to address the effect of any such amendment on any such consenting securityholder. In addition, an agreement may be amended without the consent of any of the securityholders to change the manner in which the security account is maintained, so long as the amendment does not adversely affect the then current ratings of the securities rated by each rating agency named in the prospectus supplement. In addition, if a REMIC election is made with respect to an issuing entity, the related agreement may be amended to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the issuing entity as a REMIC, but the trustee shall have first received an opinion of counsel to the effect that the action is necessary or helpful to maintain the REMIC qualification.

Unless otherwise specified in the related prospectus supplement, each operative agreement may also be amended by the depositor, the master servicer and the trustee with consent of holders of securities evidencing not less than 66%, or such other percentage as is specified in the applicable prospectus supplement, of the aggregate percentage ownership interests of each affected class for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the agreement or of modifying in any manner the rights of the holders of the related securities. In no event, however, shall any amendment

•	reduce in any manner the amount of, or delay the timing of, payments received on loans which are required to be distributed on any security without the consent of the holder of that security, or

•	reduce the percentage of the securities of any class the holders of which are required to consent to any amendment without the consent of the holders of all securities of that class then outstanding.

If a REMIC election is made with respect to an issuing entity, the trustee will not be entitled to consent to an amendment to the agreement without having first received an opinion of counsel to the effect that the amendment will not cause the issuing entity to fail to qualify as a REMIC.

Termination; Optional Termination; Calls

Pooling and Servicing Agreement; Trust Agreement. The obligations created by the pooling and servicing agreement and trust agreement for the related series of securities will terminate upon the payment to the securityholders of all amounts held in the security account or held by the master servicer, and required to be paid to the securityholders under the agreement, following the later to occur of the following:

•
the final payment or other liquidation of the last of the assets of the issuing entity subject to the agreement or the disposition of all property acquired upon foreclosure of any assets remaining in the issuing entity, and

•
the purchase from the issuing entity by the servicer or the master servicer, as applicable, or such other party as may be specified in the related prospectus supplement, of all of the remaining issuing entity assets and all property acquired in respect of those assets.

See “Material Federal Income Tax Consequences” in this prospectus.

Unless otherwise specified in the related prospectus supplement, any purchase of issuing entity’s assets and property acquired in respect of trust fund assets will be made at the option of the related master servicer or, if applicable, another designated party, at a price, and in accordance with the procedures, specified in the related prospectus supplement. The exercise of this right will effect early retirement of the securities of that series. However, this right can be exercised only at the times and upon the conditions specified in the related prospectus supplement. If a REMIC election has been made with respect to the issuing entity, any repurchase pursuant to the second bullet point in the immediately preceding paragraph will be made only in connection with a “qualified liquidation” of the REMIC within the meaning of Section 860F(a)(4) of the Internal Revenue Code.

Indenture. The indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the indenture) upon the delivery to the trustee for cancellation of all the notes of that series or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of that series.

If specified for the notes of any series, the indenture will provide that the related issuing entity will be discharged from any and all obligations in respect of the notes of that series (except for certain obligations relating to temporary notes and exchange of notes, registering the transfer or exchange notes, replacing stolen, lost or mutilated notes, maintaining paying agencies and holding monies for payment in trust) upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States which, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay the principal and each installment of interest on the related notes on the last scheduled distribution date for the notes and any installment of interest on the notes in accordance with the terms of the indenture and the notes of that series. In the event of any such defeasance and discharge of a series of notes, holders of the related notes would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

Calls. One or more classes of securities may be subject to a mandatory or optional call at the times and subject to the conditions specified in the related prospectus supplement. With respect to any series of certificates which provides for such a purchase, the purchase shall not be made unless either: (1) the aggregate principal balance of the certificates as of the date is equal to or less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the certificates as of the Closing Date or (2) the aggregate principal balance of the mortgage loans as of the date is equal to or less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans as of the cut-off date. In the event that any series of certificates provides for such a purchase at 25% or more of the aggregate principal balance of the certificates as of the Closing Date, the certificates will be identified with the word “Callable.” With respect to any series of notes which provides for such a purchase, the purchase shall not be made unless the aggregate principal balance of the notes as of the date is equal to or less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the notes as of the Closing Date or a period specified in the related prospectus supplement has elapsed since the initial distribution date. In the event that any series of notes provides for such a purchase at 25% or more of the aggregate principal balance of the notes as of the Closing Date, the notes will be identified with the word “Callable.” In the case of a mandatory call, an auction call or in the event an optional call is exercised with respect to one or more classes of securities, holders of each affected class of securities will receive the outstanding principal balance of their securities together with accrued and unpaid interest at the applicable pass-through rate, subject to the terms specified in the related prospectus supplement.

The Trustee

The trustee under each agreement will be named in the related prospectus supplement. The trustee shall at all times be an entity duly organized and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the master servicer and any of their respective affiliates.

Duties of the Trustee

The trustee for each series of securities will make no representation as to the validity or sufficiency of the related pooling and servicing agreement or servicing agreement, the securities or any underlying mortgage loan, mortgage security or related document and will not be accountable for the use or application by or on behalf of any master servicer, servicer or special servicer of any funds paid to the master servicer, servicer or special servicer in respect of the securities or the underlying mortgage loans or mortgage securities, or any funds deposited into or withdrawn from the Distribution Account for the series or any other account by or on behalf of the master servicer, servicer or special servicer. If no event of default has occurred and is continuing, the trustee for each series of securities will be required to perform only those duties specifically required under the related pooling and servicing agreement or servicing agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related operative agreement, a trustee will be required to examine the documents and to determine whether they conform to the requirements of the operative agreement.

As provided in the pooling and servicing agreement or servicing agreement, if an event of default shall occur, the trustee may, by notice to the master servicer or servicer, terminate all of the rights and obligations (but not the liabilities) of the master servicer or servicer thereafter arising under the operative agreements, but without prejudice to any rights it may have as a security holder or to reimbursement of Monthly Advances and other advances of its own funds. On or after the receipt by the master servicer or servicer of the notice, all authority and power of the master servicer or servicer under the operative agreements, whether with respect to the securities, the Mortgage Loans, REO Property or under any other related agreements (but only to the extent that such other agreements relate to the Mortgage Loans or related REO Property) will pass to and be vested in the trustee. The trustee will act to carry out the duties of the master servicer or servicer, including the obligation to make any advance the nonpayment of which was an event of default. Any such action taken by the trustee must be prior to the distribution on the relevant Distribution Date.

Upon the receipt by the master servicer or servicer of a notice of termination, the trustee (or such other successor master servicer or servicer) will be the successor master servicer or servicer and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the master servicer or servicer by the terms and provisions of the applicable agreement arising on and after its succession. The trustee, in its capacity as successor to the master servicer or servicer, will assume all the obligation to make advances. The trustee, however, will not be responsible for the lack of information and/or documents that it cannot obtain through reasonable efforts. The pooling and servicing agreement or servicing agreement will provide for a period of transition (not to exceed 90 days) before the transition of servicing obligations is fully effective. The trustee (or such other successor master servicer) shall be entitled to such compensation as the master servicer or servicer would have been entitled to hereunder if the notice of termination had not been given. If the trustee is unwilling to act as successor master servicer or servicer or if the trustee is legally unable so to act, the trustee will be required under the related operative agreement to appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, bank or other mortgage loan or home equity loan servicer having a net worth of not less than the amount set forth in the prospectus supplement as the successor to any part of the responsibilities, duties or liabilities of the master servicer or servicer. The appointment of any such successor master servicer or servicer may not result in the qualification, reduction or withdrawal of the ratings assigned to the related securities by the rating agencies as evidenced by a letter to such effect from the rating agencies. Pending appointment of a successor to the master servicer or servicer, unless the trustee is prohibited by law from so acting, the trustee shall act in such capacity as hereinabove provided. The successor may be entitled to receive compensation out of payments on mortgage loans in an amount equal to the compensation which the master servicer or servicer would otherwise have received pursuant to the applicable agreement (or such other compensation as the trustee and such successor shall agree, not to exceed the servicing fee). The appointment of a successor master servicer or servicer shall not affect any liability of the predecessor master servicer which may have arisen under the applicable agreement prior to its termination as master servicer or servicer to pay any deductible under an insurance policy or to reimburse the trustee), nor shall any successor master servicer or servicer be liable for any acts or omissions of the predecessor master servicer or servicer or for any breach by its predecessor of any of its representations or warranties contained in the applicable agreement or in any related document or agreement. Under the terms of the pooling and servicing agreement or servicing agreement, all reasonable servicing transfer costs may be paid by the predecessor master servicer or servicer upon presentation of reasonable documentation of such costs, and if such predecessor master servicer or servicer defaults in its obligation to pay such costs, such costs may be paid by the successor master servicer or the trustee (in which case the successor master servicer, the servicer or the trustee, as applicable, shall be entitled to reimbursement from the assets of the issuing entity).

If the trustee succeeds to any duties of the master servicer or servicer respecting the mortgage loans, it will do so in a separate capacity and not in its capacity as trustee and, accordingly, the provisions of the operative agreements concerning the trustee’s duties will be inapplicable to the trustee in its duties as successor in the servicing of the Mortgage Loans (although such provisions shall continue to apply to the trustee in its capacity as trustee); the provisions of the operative agreements relating to the master servicer or servicer, however, shall apply to it in its capacity as successor.

Upon any termination or appointment of a successor to the master servicer or the servicer the trustee shall give prompt written notice thereof to security holders of record pursuant to the agreements and to the rating agencies if required by the pooling and servicing agreement or servicing agreement.

Certain Matters Regarding the Trustee

As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be required to be borne by the related issuing entity.

The trustee for each series of securities generally will be entitled to indemnification, from amounts held in the distribution account for the series, for any loss, liability or expense incurred by the trustee in connection with the trustee’s acceptance or administration of its trusts under the related pooling and servicing agreement or indenture unless the loss, liability, cost or expense was incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties, or by reason of its reckless disregard of its obligations or duties.

Resignation and Removal of the Trustee

The trustee may at any time resign and be discharged from the trust by giving written notice thereof to the depositor, the servicer, each rating agency and other applicable parties. Upon receiving such notice of resignation, the depositor shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning trustee and one copy to the successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of the circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by holders of securities evidencing not less than 51%, or such other percentage as is specified in the applicable prospectus supplement, of the aggregate undivided interests (or, if applicable, voting rights) in the related issuing entity. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. If the trustee resigns or is removed by the depositor, the expenses associated with the change of trustees will be paid by the former trustee and reimbursed from the distribution account by the paying agent. If the trustee is removed by holders of securities, such holders shall be responsible for paying any compensation payable to a successor trustee, in excess of the amount paid to the predecessor trustee.

Material Legal Aspects of the Loans

The following discussion contains general summaries of material legal matters relating to the loans. Because the legal matters are determined primarily by applicable state law and because state laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state or to encompass the laws of all states in which security for the loans may be situated. The summaries are qualified in their entirety by reference to the applicable laws of the states in which loans may be originated.

General

Single Family Loans, Multifamily Loans and Home Equity Loans. he loans may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. A mortgage creates a lien upon the real property encumbered by the mortgage. The mortgage lien generally is not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage: the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties: the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys to the grantee title to, as opposed to merely creating a lien upon, the subject property until such time as the underlying debt is repaid. The trustee’s authority under a deed of trust, the mortgagee’s authority under a mortgage and the grantee’s authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

Cooperative Loans. Certain of the loans may be cooperative loans. The cooperative owns all the real property that comprises the related project, including the land, separate dwelling units and all common areas. e cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If, as is generally the case, there is a blanket mortgage on the cooperative and/or underlying land, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative’s apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which the cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of an issuing entity including cooperative loans, the collateral securing the cooperative loans.

A cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder’s pro rata share of the cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and the accompanying rights are financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender’s interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or against the tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

Manufactured Housing Contracts. Each Manufactured Housing Contract evidences both

•	the obligation of the borrower to repay the loan it represents, and

•	the grant of a security interest in a manufactured home to secure repayment of the loan.

The Manufactured Housing Contracts generally are “chattel paper” as defined in the Uniform Commercial Code in effect in the states in which the manufactured homes initially were registered. Pursuant to the UCC, the rules governing the sale of chattel paper are similar to those governing the perfection of a security interest in chattel paper. Under the related pooling and servicing agreement, the depositor will transfer physical possession of the Manufactured Housing Contracts to the trustee or its custodian. In addition the depositor will file UCC-1 financing statements in the appropriate states to give notice of the trustee’s ownership of the Manufactured Housing Contracts. Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by all states. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title generally issued by the motor vehicles department of the state. In states which have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to that office, depending on state law.

Unless otherwise specified in the related prospectus supplement, the master servicer will be required to effect such notation or delivery of the required documents and fees and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home is registered. If the master servicer fails to effect such notation or delivery, due to clerical errors or otherwise, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the trustee may not have a first priority security interest in the manufactured home securing the affected Manufactured Housing Contract. As manufactured homes have become larger and have often been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a “fixture filing” under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the manufactured home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. Generally, Manufactured Housing Contracts will contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, other parties could obtain an interest in the manufactured home which is prior to the security interest originally retained by the seller and transferred to the depositor.

The depositor will assign to the trustee, on behalf of the securityholders, a security interest in the manufactured homes. Unless otherwise specified in the related prospectus supplement, none of the depositor, the master servicer or the trustee will amend the certificates of title to identify the trustee, on behalf of the securityholders, as the new secured party and, accordingly, the depositor or the seller will continue to be named as the secured party on the certificates of title relating to the manufactured homes. In most states, the assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the depositor’s rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, assignment of the security interest might not be held effective against creditors of the depositor or seller.

In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the home owner, or administrative error by state recording officials, the notation of the lien of the trustee on the certificate of title or delivery of the required documents and fees will be sufficient to protect the trustee against the rights of subsequent purchasers of the manufactured home or subsequent lenders who take a security interest in the manufactured home. In the case of any manufactured home as to which the security interest assigned to the depositor and the trustee is not perfected, the security interest would be subordinate to, among others, subsequent purchasers for value of the manufactured home and holders of perfected security interests in the home. There also exists a risk that, in not identifying the trustee, on behalf of the securityholders, as the new secured party on the certificate of title, the security interest of the trustee could be released through fraud or negligence.

If the owner of a manufactured home moves it to a state other than the state in which it initially is registered, the perfected security interest in the manufactured home under the laws of most states would continue for four months after relocation and thereafter until the owner re-registers the manufactured home in the new state. If the owner were to relocate a manufactured home to another state and re-register the manufactured home in the new state, and if steps are not taken to re-perfect the trustee’s security interest in the new state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home. Accordingly, the trustee must surrender possession if it holds the certificate of title to the manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien, the master servicer would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title. Accordingly, the trustee would have the opportunity to re-perfect its security interest in the manufactured home in the new state. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. Similarly, when a borrower under a Manufactured Housing Contract sells a manufactured home, the lender must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related Manufactured Housing Contract before the lien is released. The master servicer will be obligated, at its own expense, to take all steps necessary to maintain perfection of security interests in the manufactured homes.

Under the laws of most states, liens for repairs performed on a manufactured home take priority even over a perfected security interest. The depositor will obtain the representation of the seller that it has no knowledge of any repair liens with respect to any manufactured home securing a Manufactured Housing Contract. However, repair liens could arise at any time during the term of a Manufactured Housing Contract. No notice will be given to the trustee or securityholders in the event a repair lien arises.

Foreclosure

Single Family Loans, Multifamily Loans and Home Equity Loans. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the mortgaged property at public auction upon any default by the borrower under the terms of the note or deed of trust. In some states, such as California, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. Before such non-judicial sale takes place, typically a notice of sale must be posted in a public place and published during a specific period of time in one or more newspapers, posted on the property and sent to parties having an interest of record in the property.

Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the mortgaged property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee’s right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys’ fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

Although foreclosure sales are typically public sales, frequently no third-party purchaser bids in excess of the lender’s lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier’s check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan plus accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property.

When the beneficiary under a junior mortgage or deed of trust cures the default on the related senior mortgage or reinstates or redeems the senior mortgage by paying it in full, the amount paid by the beneficiary to cure, reinstate or redeem the senior mortgage becomes part of the indebtedness secured by the junior mortgage or deed of trust. See “—Junior Mortgages, Rights of Senior Mortgages” below.

Cooperative Loans. Cooperative shares owned by a tenant-stockholder and pledged to a lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative’s articles of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement, and may be cancelled by the cooperative if the tenant-stockholder fails to pay rent or other obligations or charges owed, including mechanics’ liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides, that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender’s lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative’s right to sums due under the proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest.

Recognition agreements also provide that, in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, lenders are not limited in any rights they may have to dispossess tenant-stockholders.

In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner. Whether a foreclosure sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account for the surplus to subordinate lenders or the tenant-stockholder as provided in the UCC. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See “—Anti-Deficiency Legislation and Other Limitations on Lenders” below.

In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

Repossession of Manufactured Homes

Repossession of manufactured housing is governed by state law. A number of states have enacted legislation that requires that the debtor be given an opportunity to cure a monetary default (typically 30 days to bring the account current) before repossession can commence. So long as a manufactured home has not become attached to real estate in such way that it may be treated as a part of the real estate under applicable state law, repossession in the event of a default by the obligor will generally be governed by the UCC. Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in certain particulars, the general repossession procedure is discussed below.

Because manufactured homes generally depreciate in value, it is unlikely that repossession and resale of a manufactured home will result in the full recovery of the outstanding principal and unpaid interest on the related defaulted Manufactured Housing Contract.

Except in those states where the debtor must receive notice of the right to cure a default, repossession can commence immediately upon default without prior notice. Repossession may be effected either through self-help (peaceable retaking without court order), voluntary repossession or through judicial process (repossession pursuant to court-issued writ of replevin). The self-help and/or voluntary repossession methods, which are more commonly employed, are accomplished simply by retaking possession of the manufactured home. In cases in which the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, in the event that the home is already set up, because the expenses of retaking and redelivery will be save. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale provided the method, manner, time, place and other terms of the sale are commercially reasonable.

Sale proceeds are to be applied first to reasonable repossession expenses (expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling) and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the remainder may be sought from the debtor in the form of a deficiency judgment in those states that do not prohibit or limit such judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the party suing for the deficiency judgment to remit the surplus to the subordinate creditors or the debtor, as provided in the UCC. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner’s strained financial condition.

Any contract secured by a manufactured home located in Louisiana will be governed by Louisiana Revised Statutes in addition to Article 9 of the UCC. Louisiana law provides similar mechanisms for perfection and enforcement of a security interest in manufactured housing used as collateral for an installment sale contract or installment loan agreement.

Under Louisiana law, a manufactured home that has been permanently affixed to real estate will nevertheless remain subject to the motor vehicle registration laws unless the obligor and any holder of a security interest in the property execute and file in the real estate records for the parish in which the property is located a document converting the unit into real property. A manufactured home that is converted into real property but is then removed from its site can be converted back to personal property governed by the motor vehicle registration laws if the obligor executes and files various documents in the appropriate real estate records and all mortgagees under real estate mortgages on the property and the land to which it was affixed file releases with the motor vehicle commission.

So long as a manufactured home remains subject to the Louisiana motor vehicle laws, liens are recorded on the certificate of title by the motor vehicle commissioner and repossession can be accomplished only after the obligor’s abandonment or with the obligor’s consent given after or in contemplation of default, or pursuant to judicial process and seizure by the sheriff.

Rights of Redemption

Single Family Loans, Multifamily Loans and Home Equity Loans. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the mortgaged property from the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan plus accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

Manufactured Housing Contracts. While state laws do not usually require notice to be given debtors prior to repossession, many states do require delivery of a notice of default and of the debtor’s right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of a manufactured home so that the owner may redeem at or before resale. In addition, the sale generally must comply with the requirements of the UCC.

Equitable Limitations on Remedies

In connection with lenders’ attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon its security if the default under the security agreement is not monetary, such as the borrower’s failure to maintain the property adequately or the borrower’s execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in some cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

Anti-Deficiency Legislation and Other Limitations on Lenders

Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Certain states, including California, have adopted statutory prohibitions restricting the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property sold at the foreclosure sale. As a result of these prohibitions, it is anticipated that in many instances the master servicer will not seek deficiency judgments against defaulting borrowers. Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment for any deficiency following possession and resale of a manufactured home. However, some states impose prohibitions or limitations on deficiency judgments in these cases.

In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the Bankruptcy Code, the federal Servicemembers Civil Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the Bankruptcy Code, a lender may not foreclose on the mortgaged property without the permission of the bankruptcy court. If the mortgaged property is not the debtor’s principal residence and the bankruptcy court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, the rehabilitation plan proposed by the debtor may

•
reduce the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy thereby rendering the lender a general unsecured creditor for the difference,

•	reduce the monthly payments due under the mortgage loan,

•	change the rate of interest of the mortgage loan, and

•	alter the mortgage loan repayment schedule.

The effect of proceedings under the Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the mortgage loans underlying a series of certificates and possible reductions in the aggregate amount of payments.

The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, or TILA, as implemented by Regulation Z, Real Estate Settlement Procedures Act, as implemented by Regulation Z, Real Estate Settlement Procedures Act, as implemented by Regulation X, Equal Credit Opportunity Act, as implemented by Regulation B, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans. In particular, an originator’s failure to comply with certain requirements of the federal TILA, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in borrowers’ rescinding the mortgage loans either against the originators or assignees. Further, the failure of the originator to use the correct form of notice of right to cancel in connection with non-purchase money transactions could subject the originator and assignees to extended borrower rescission rights.

Homeownership Act and Similar State Laws

Some of the mortgage loans, known as High Cost Loans, may be subject to the Home Ownership and Equity Protection Act of 1994, or Homeownership Act, which amended TILA to provide new requirements applicable to loans not made to finance the purchase of a mortgaged property that exceed certain interest rate and/or points and fees thresholds. The Homeownership Act requires certain additional disclosures, specifies when those disclosures are to be made and limits or prohibits inclusion of certain features in High Cost Loans. Purchasers or assignees of any High Cost Loan, including any trust, could be liable under federal law for all claims and be subject to all defenses that the borrower could assert against the originator of the High Cost Loan under TILA or any other law, unless the purchaser or assignee did not know, and could not with reasonable diligence have determined, that the loan was subject to the Homeownership Act. remedies available to the borrower include monetary penalties as well as rescission rights, if the appropriate disclosures were not given as required or if the particular loan includes features prohibited by the Homeownership Act. The maximum damages that may be recovered from an assignee, including the issuing entity, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan.

In addition to the Homeownership Act, a number of legislative proposals have been introduced at both the federal and state levels that are designed to discourage predatory lending practices. Some states have enacted, and other state or local governments may enact, laws that impose requirements and restrictions greater than those in the Homeownership Act. These laws prohibit inclusion of certain features in mortgage loans that have interests rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. Purchasers or assignees of a mortgage loan, including the issuing entity, could be exposed to all claims and defenses that the borrower could assert against the originator of the mortgage loan for a violation of state law. Claims and defenses available to the borrower could include actual, statutory and punitive damages, costs and attorneys’ fees, rescission rights, defenses to foreclosure action or an action to collect, and other equitable remedies.

The depositor will represent and warrant that all of the mortgage loans in the related pool complied in all material respects with all applicable local, state and federal laws at the time of origination. Although the depositor will be obligated to repurchase any mortgage loan as to which a breach of its representation and warranty has occurred (so long as the breach is materially adverse to the interests of the securityholders), the repurchase price of those mortgage loans could be less than the monetary damages and/or any equitable remedies imposed pursuant to various state laws.

Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of federal and state law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts. Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied. Any determination by a court that the mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the related seller will be required to purchase that mortgage loan from the issuing entity.

The so-called Holder-in-Due-Course Rule of the Federal Trade Commission has the effect of subjecting a seller and certain related creditors and their assignees in a consumer credit transaction, and any assignee of the creditor, to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under this FTC Rule is limited to the amounts paid by a debtor on a Manufactured Housing Contract, and the holder of the Manufactured Housing Contract may also be unable to collect amounts still due under the Manufactured Housing Contract.

Most of the Manufactured Housing Contracts in a pool will be subject to the requirements of this FTC Rule. Accordingly, the trustee, as holder of the Manufactured Housing Contracts, will be subject to any claims or defenses that the purchaser of the related manufactured home may assert against the seller of the manufactured home, or that the purchaser of the home improvements may assert against the contractor, subject to a maximum liability equal to the amounts paid by the obligor on the Manufactured Housing Contract. If an obligor is successful in asserting any such claim or defense, and if the seller had or should have had knowledge of such claim or defense, the master servicer will have the right to require the seller to repurchase the Manufactured Housing Contract because of a breach of its representation and warranty that no claims or defenses exist which would affect the borrower’s obligation to make the required payments under the Manufactured Housing Contract.

A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials including such manufactured housing components as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts and others in the distribution process. Plaintiffs have won judgments in some of these lawsuits.

Under the FTC Rule discussed above, the holder of a Manufactured Housing Contract secured by a manufactured home with respect to which a formaldehyde claim has been asserted successfully may be liable to the borrower for the amount paid by the borrower on that Manufactured Housing Contract and may be unable to collect amounts still due under that Manufactured Housing Contract. Because the successful assertion of this type of claim would constitute the breach of a representation or warranty of the seller, the related securityholders would suffer a loss only to the extent that

•	the seller fails to perform its obligation to repurchase that Manufactured Housing Contract, and

•
the seller, the applicable depositor or the trustee is unsuccessful in asserting a claim of contribution or subrogation on behalf of the securityholders against the manufacturer or other who are directly liable to the plaintiff for damages.

Typical product liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities from the presence of formaldehyde in manufactured housing. As a result, recoveries from manufacturers and component suppliers may be limited to their corporate assets without the benefit of insurance.

Due-on-Sale Clauses

Unless otherwise provided in the related prospectus supplement, each conventional loan will contain a due-on-sale clause which will generally provide that, if the mortgagor or obligor sells, transfers or conveys the mortgaged property, the loan may be accelerated by the mortgagee or secured party. Unless otherwise provided in the related prospectus supplement, the master servicer will, to the extent it has knowledge of the sale, transfer or conveyance, exercise its rights to accelerate the maturity of the related loans through enforcement of the due-on-sale clauses, subject to applicable state law. Section 341(b) of the Garn-St. Germain Depository Institutions Act of 1982 (Garn-St. Germain) permits a lender, subject to certain conditions, to “enter into or enforce a contract containing a due-on-sale clause with respect to a real property loan,” notwithstanding any contrary state law. Garn-St. Germain gave states that previously had enacted “due-on-sale” restrictions a three-year window to reenact the previous restrictions or enact new restrictions. Only six states acted within this window period: Arizona, Florida, Michigan, Minnesota, New Mexico and Utah. Consequently, due-on-sale provisions in documents governed by the laws of those state are not preempted by federal law. With respect to loans secured by an owner-occupied residence including a manufactured home, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the mortgaged property to an uncreditworthy person, which could increase the likelihood of default, or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the loans and the number of loans which may extend to maturity.

In addition, under the federal Bankruptcy Code, due-on-sale clauses may not be enforceable in bankruptcy proceedings and under certain circumstances may be eliminated in a resulting loan modification.

Prepayment Charges; Late Fees

Under certain state laws, prepayment charges with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties may not be imposed after a certain period of time following the origination of a loan. Since many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the loans. The absence of this type of a restraint on prepayment, particularly with respect to fixed rate loans having higher loan rates or APRs, may increase the likelihood of refinancing or other early retirement of the loans. Legal restrictions, if any, on prepayment of Multifamily Loans will be described in the related prospectus supplement.

Loans may also contain provisions obligating the borrower to pay a late fee if payments are not timely made. In some states there may be specific limitations on the late charges that a lender may collect from the borrower for delinquent payments. Unless otherwise specified in the related prospectus supplement, late fees will be retained by the applicable servicer as additional servicing compensation.

Some state laws restrict the imposition of prepayment charges and late fees even when the loans expressly provide for the collection of those charges. Although the Alternative Mortgage Transaction Parity Act 1982, or the Parity Act, permits the collection of prepayment charges and late fees in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted out of the Parity Act. As a result, it is possible that prepayment charges may not be collected even on loans that provide for the payment of those charges unless otherwise specified in the accompanying prospectus supplement. The master servicer or any entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and these amounts will not be available for payment on the securities. The Office of Thrift Supervision or OTS, the agency that administers the Parity Act for unregulated housing creditors, has withdrawn its favorable Parity Act regulations and chief counsel opinions that authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law, effective July 1, 2003. However, the OTS’s ruling does not have retroactive effect on loans originated before July 1, 2003.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not rejected, any state is authorized to adopt a provision limiting discount points or other charges on loans covered by Title V. No Manufactured Housing Contract secured by a manufactured home located in any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted will be included in any issuing entity if the Manufactured Housing Contract imposes finance charges or provides for discount points or charges in excess of permitted levels.

Title V also provides that state usury limitations will not apply to any loan which is secured by a first lien on certain kinds of manufactured housing provided that certain conditions are satisfied. These conditions relate to the terms of any prepayment, balloon payment, late charges and deferral fees and the requirement of a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit.

Servicemembers Civil Relief Act

Generally, under the terms of the Servicemembers Civil Relief Act (referred to herein as the Relief Act), borrowers who enter military service after the origination of their mortgage loan may not be charged interest above an annual rate of 6% during the period of active duty status. n addition to adjusting the interest, the lender must forgive any such interest in excess of the annual 6% rate, unless a court or administrative agency of the United States or of any state orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Air Force, Army, Marines, Navy or Coast Guard, and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. The Relief Act also applies to borrowers who are members of the National Guard or are on reserve status at the time their mortgage is originated and are later called to active duty.

Some states, such as California, provide similar protection to National Guard members called up to active service and reservists called to active duty as that provided by the Relief Act. It is possible that the interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the master servicer to collect full amounts of interest on affected mortgage loans. Unless otherwise provided in the related prospectus supplement, any shortfall in interest collections resulting from the application of the Relief Act or a similar state law could result in losses to the related securityholders. In addition, the Relief Act imposes limitations which would impair the ability of the master servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status. Thus, in the event that a mortgage loan goes into default, the application of the Relief Act could cause delays and losses occasioned by the lender’s inability to realize upon the mortgaged property in a timely fashion.

Environmental Risks

Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states such a lien has priority over the lien of an existing mortgage against such property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (CERCLA), the United States Environmental Protection Agency (EPA) may impose a lien on property where the EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

Under the laws of some states and under CERCLA, there is a possibility that a lender may be held liable as an “owner” or “operator” for costs of addressing releases or threatened releases of hazardous substances at a property, regardless of whether or not the environmental damage or threat was caused by a current or prior owner or operator. CERCLA imposes liability for such costs on any and all “responsible parties,” including owners or operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or outstanding balance of a loan or to the value of the related mortgaged property. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of “owner” or “operator” those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility. Thus, if a lender’s activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an “owner” or “operator” under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment, including leasing the facility or property to a third party, or fails to market the property in a timely fashion.

The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, or Conservation Act, amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities which a lender can engage in without losing the benefit of the secured creditor exemption. For a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the management or operational affairs of the mortgaged property. The Conservation Act provides that “merely having the capacity to influence, or the unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it (1) exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices for the mortgaged property, or (2) assumes responsibility for the overall management of the mortgaged property, including day-to-day decision-making for environmental compliance, or (3) assumes management of substantially all operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even in the event that it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure so long as the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act, which regulates underground petroleum storage tanks other than heating oil tanks. The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of the Resource Conservation Act. Under this rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as petroleum is not added to, stored in or dispensed from the tank. Moreover, under the Conservation Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

The Conservation Act specifically addresses the potential liability under CERCLA of lenders that hold mortgages or similar conventional security interests in real property, as the issuing entity generally does in connection with the loans. However, the Conservation Act does not clearly address the potential liability of lenders who retain legal title to a property and enter into an agreement with the purchaser for the payment of the purchase price and interest over the term of the contract as is the case with the installment contracts.

If a lender (including a lender under an installment contract) is or becomes liable under CERCLA, it may be authorized to bring a statutory action for contribution against any other “responsible parties,” including a previous owner or operator. However, these persons or entities may be bankrupt or otherwise judgment proof, and the costs associated with environmental cleanup and related actions may be substantial. Moreover, some state laws imposing liability for addressing hazardous substances do not contain exemptions from liability for lenders. Whether the costs of addressing contamination at a property pledged as collateral for one of the loans (or at a property subject to an installment contract), would be imposed on the issuing entity, and thus occasion a loss to the securityholders, depends on the specific factual and legal circumstances at issue.

Except as otherwise specified in the applicable prospectus supplement, at the time the mortgage loans were originated, no environmental assessment or a very limited environment assessment of the mortgage properties was conducted.

Traditionally, many residential mortgage lenders have not taken steps to determine whether contaminants are present on a mortgaged property prior to the origination of a single family mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Except as otherwise specified in the applicable prospectus supplement, neither the depositor nor any master servicer will be required by any agreement to undertake any of these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The depositor does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any mortgaged property or any casualty resulting from the presence or effect of contaminants. However, the master servicer will not be obligated to foreclose on any mortgaged property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to securityholders of the related series.

The pooling and servicing agreement will provide that the master servicer, acting on behalf of the issuing entity, may not acquire title to a multifamily residential property or mixed-use property underlying a loan or take over its operation unless the master servicer has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that the mortgaged property is in compliance with applicable environmental laws and regulations or that the acquisition would not be more detrimental than beneficial to the value of the mortgaged property and the interests of the related securityholders.

The Home Improvement Contracts

General. The Home Improvement Contracts, other than those that are unsecured or secured by mortgages on real estate, generally are “chattel paper” or constitute “purchase money security interests” each as defined in the UCC. Under the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor will transfer physical possession of these contracts to the trustee or a designated custodian or may retain possession of them as custodian for the trustee. In addition, the depositor will file a UCC-1 financing statement in the appropriate states to give notice of the trustee’s ownership of the contracts. Unless otherwise specified in the related prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the trustee’s interest in the contracts could be defeated.

Security Interests in Home Improvements. The Home Improvement Contracts that are secured by the related home improvements grant to the originator a purchase money security interest in the home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods and the purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of the collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder’s interest in the home improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

Enforcement of Security Interest in Home Improvements. So long as the home improvement has not become subject to the real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, by “self-help” repossession that is “peaceful” (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days’ notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before the resale.

Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor’s loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

Installment Contracts

Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser/borrower for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer’s equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender’s procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

Junior Mortgages; Rights of Senior Mortgagees

To the extent that the loans comprising the issuing entity for a series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the issuing entity (and therefore the securityholders), as mortgagee under any such junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the property securing the loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee’s lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

The form of credit line trust deed or mortgage generally used by most institutional lenders which make revolving credit line loans typically contains a “future advance” clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. Any amounts so advanced after the cut-off date with respect to any mortgage will not be included in the issuing entity. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of such intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

The Title I Program

General. Certain of the loans contained in an issuing entity may be loans insured under the FHA Title I Insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934. Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender’s FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

Title I loan means a loan made to finance actions or items that substantially protect or improve the basic livability or utility of a one- to four-family residential property.

There are two basic methods of lending or originating such loans which include a “direct loan” or a “dealer loan.” With respect to a direct loan, the borrower makes application directly to a lender without any assistance from a dealer, which application may be filled out by the borrower or by a person acting at the direction of the borrower who does not have a financial interest in the loan transaction, and the lender may disburse the loan proceeds solely to the borrower or jointly to the borrower and other parties to the transaction. With respect to a dealer loan, the dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan from the lender. The lender may disburse proceeds solely to the dealer or the borrower or jointly to the borrower and the dealer or other parties to the transaction. With respect to a dealer Title I loan, a dealer may include a seller, a contractor or supplier of goods or services.

Loans insured under the Title I Program are required to have fixed interest rates and generally provide for equal installment payments due weekly, biweekly, semi-monthly or monthly, except that a loan may be payable quarterly or semi-annually where a borrower has an irregular flow of income. The first or last payments (or both) may vary in amount but may not exceed 150% of the regular installment payment, and the first payment may be due no later than two months from the date of the loan. The note must contain a provision permitting full or partial prepayment of the loan. The interest rate must be negotiated and agreed to by the borrower and the lender and must be fixed for the term of the loan and recited in the note. Interest on an insured loan must accrue from the date of the loan and be calculated according to the actuarial method. The lender must assure that the note and all other documents evidencing the loan are in compliance with applicable federal, state and local laws.

Each insured lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its approval of the loan and disbursement of loan proceeds. Generally, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker is solvent and an acceptable credit risk, with a reasonable ability to make payments on the loan obligation. The lender’s credit application and review must determine whether the borrower’s income will be adequate to meet the periodic payments required by the loan, as well as the borrower’s other housing and recurring expenses, which determination must be made in accordance with the expense-to-income ratios published by the Secretary of HUD unless the lender determines and documents in the loan file the existence of compensating factors concerning the borrower’s creditworthiness which support approval of the loan.

Under the Title I Program, the FHA does not review or approve for qualification for insurance the individual loans insured thereunder at the time of approval by the lending institution (as is typically the case with other federal loan programs). If, after a loan has been made and reported for insurance under the Title I Program, the lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, it shall promptly report this to the FHA. In such case, provided that the validity of any lien on the property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless such material misstatements of fact or misuse of loan proceeds was caused by (or was knowingly sanctioned by) the lender or its employees.

Requirements for Title I Loans. The maximum principal amount for Title I loans must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that such maximum amount does not exceed $25,000 (or the current applicable amount) for a single family property improvement loan. Generally, the term of a Title I loan may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I loans with respect to multiple properties, and a borrower may obtain more than one Title I loan with respect to a single property, in each case as long as the total outstanding balance of all Title I loans in the same property does not exceed the maximum loan amount for the type of Title I loan thereon having the highest permissible loan amount.

Borrower eligibility for a Title I loan requires that the borrower have at least a one-half interest in either fee simple title to the real property, a lease thereof for a term expiring at least six months after the final maturity of the Title I loan or a recorded land installment contract for the purchase of the real property. In the case of a Title I loan with a total principal balance in excess of $15,000, if the property is not occupied by the owner, the borrower must have equity in the property being improved at least equal to the principal amount of the loan, as demonstrated by a current appraisal. Any Title I loan in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

The proceeds from a Title I loan may be used only to finance property improvements which substantially protect or improve the basic livability or utility of the property as disclosed in the loan application. The Secretary of HUD has published a list of items and activities which cannot be financed with proceeds from any Title I loan and from time to time the Secretary of HUD may amend such list of items and activities. With respect to any dealer Title I loan, before the lender may disburse funds, the lender must have in its possession a completion certificate on a HUD approved form, signed by the borrower and the dealer. With respect to any direct Title I loan, the lender is required to obtain, promptly upon completion of the improvements but not later than 6 months after disbursement of the loan proceeds with one 6 month extension if necessary, a completion certificate, signed by the borrower. The lender is required to conduct an on-site inspection on any Title I loan where the principal obligation is $7,500 or more, and on any direct Title I loan where the borrower fails to submit a completion certificate.

FHA Insurance Coverage. Under the Title I Program, the FHA establishes an insurance coverage reserve account for each lender which has been granted a Title I contract of insurance. The amount of insurance coverage in this account is a maximum of 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with the FHA for Title I insurance, with certain adjustments. The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay to the Title I lender. Loans to be insured under the Title I Program will be registered for insurance by the FHA and the insurance coverage attributable to such loans will be included in the insurance coverage reserve account for the originating or purchasing lender following the receipt and acknowledgment by the FHA of a loan report on the prescribed form pursuant to the Title I regulations. For each eligible loan reported and acknowledged for insurance, the FHA charges a premium. For loans having a maturity of 25 months or less, the FHA bills the lender for the entire premium in an amount equal to the product of 0.50% of the original loan amount and the loan term. For home improvement loans with a maturity greater than 25 months, each year that a loan is outstanding the FHA bills the lender for a premium in an amount equal to 0.50% of the original loan amount. If a loan is prepaid during the year, the FHA will not refund or abate the premium paid for that year.

Under the Title I Program the FHA will reduce the insurance coverage available in the lender’s FHA insurance coverage reserve account with respect to loans insured under the lender’s contract of insurance by (i) the amount of the FHA insurance claims approved for payment relating to such insured loans and (ii) the amount of insurance coverage attributable to insured loans sold by the lender, and such insurance coverage may be reduced for any FHA insurance claims rejected by the FHA. The balance of the lender’s FHA insurance coverage reserve account will be further adjusted as required under Title I or by the FHA, and the insurance coverage therein may be earmarked with respect to each or any eligible loans insured thereunder, if a determination is made by the Secretary of HUD that it is in its interest to do so. Originations and acquisitions of new eligible loans will continue to increase a lender’s insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating or acquiring such eligible loans registered with the FHA for insurance under the Title I Program. The Secretary of HUD may transfer insurance coverage between insurance coverage reserve accounts with earmarking with respect to a particular insured loan or group of insured loans when a determination is made that it is in the Secretary’s interest to do so.

The lender may transfer (except as collateral in a bona fide transaction) insured loans and loans reported for insurance only to another qualified lender under a valid Title I contract of insurance. Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, the FHA, upon receipt of written notification of the transfer of such loan in accordance with the Title I regulations, will transfer from the transferor’s insurance coverage reserve account to the transferee’s insurance coverage reserve account an amount, if available, equal to 10% of the actual purchase price or the net unpaid principal balance of such loan (whichever is less). However, under the Title I Program not more than $5,000 in insurance coverage shall be transferred to or from a lender’s insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the Secretary of HUD. Amounts which may be recovered by the Secretary of HUD after payment of an insurance claim are not added to the amount of insurance coverage in the related lender’s insurance coverage reserve account.

Claims Procedures Under Title I. Under the Title I Program the lender may accelerate an insured loan following a default on such loan only after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will notify the borrower in writing that, unless within 30 days the default is cured or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated and that, if the default persists, the lender will report the default to an appropriate credit agency. The lender may rescind the acceleration of maturity after full payment is due and reinstate the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

Following acceleration of maturity upon a secured Title I loan, the lender may either (a) proceed against the property under any security instrument, or (b) make a claim under the lender’s contract of insurance. If the lender chooses to proceed against the property under a security instrument (or if it accepts a voluntary conveyance or surrender of the property), the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

When a lender files an insurance claim with the FHA under the Title I Program, the FHA reviews the claim, the complete loan file and documentation of the lender’s efforts to obtain recourse against any dealer who has agreed thereto, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and evidence that the lender has properly filed proofs of claims, where the borrower is bankrupt or deceased. Generally, a claim for reimbursement for loss on any Title I loan must be filed with the FHA no later than 9 months after the date of default of the loan. Concurrently with filing the insurance claim, the lender shall assign to the United States of America the lender’s entire interest in the loan note (or a judgment in lien of the note), in any security held and in any claim filed in any legal proceedings. If, at the time the note is assigned to the United States, the Secretary has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the lender. If either such defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept a reassignment of the loan note. If the lender subsequently obtains a valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment. Although the FHA may contest any insurance claim and make a demand for repurchase of the loan at any time up to two years from the date the claim was certified for payment and may do so thereafter in the event of fraud or misrepresentation on the part of the lender, the FHA has expressed an intention to limit the period of time within which it will take such action to one year from the date the claim was certified for payment.

Under the Title I Program the amount of an FHA insurance claim payment, when made, is equal to the claimable amount, up to the amount of insurance coverage in the lender’s insurance coverage reserve account. The “claimable amount” means an amount equal to 90% of the sum of:

•	the unpaid loan obligation (net unpaid principal and the uncollected interest earned to the date of default) with adjustments thereto if the lender has proceeded against property securing the loan;

•
the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim’s initial submission for payment plus 15 calendar days (but not to exceed 9 months from the date of default), calculated at the rate of 7% per year;

•	the uncollected court costs;

•	the attorney’s fees not to exceed $500; and

•	the expenses for recording the assignment of the security to the United States.

The Secretary of HUD may deny a claim for insurance in whole or in part for any violations of the regulations governing the Title I Program; however, the Secretary of HUD may waive such violations if it determines that enforcement of the regulations would impose an injustice upon a lender which has substantially complied with the regulations in good faith.

Material Federal Income Tax Consequences

The following summary of the material federal income tax consequences of the purchase, ownership and disposition of certificates is based on the opinion of tax counsel to the depositor, any of Sidley Austin llp, Thacher Proffitt & Wood llp or McKee Nelson llp, as specified in the related prospectus supplement. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, and the regulations, including the REMIC Regulations, rulings and decisions promulgated thereunder and, where applicable, proposed regulations, all of which are subject to change either prospectively or retroactively. This summary does not address the material federal income tax consequences of an investment in securities applicable to certain financial institutions, banks, insurance companies, tax exempt organizations, dealers in options, currency or securities, traders in securities that elect to mark to market, or persons who hold positions other than securities such that the securities are treated as part of a hedging transaction, straddle, conversion or other integrated transaction which are subject to special rules. Because of the complexity of the tax issues involved, we strongly suggest that prospective investors consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of securities.

General

The federal income tax consequences to securityholders will vary depending on whether an election is made to treat the issuing entity relating to a particular series of securities as a REMIC under the Code. The prospectus supplement for each series of securities will specify whether a REMIC election will be made. In the discussion that follows, all references to a “section” or “sections” shall be understood to refer, unless otherwise specifically indicated, to a section or sections of the Code.

If a REMIC election is not made, in the opinion of tax counsel the issuing entity will not be classified as a publicly traded partnership, a taxable mortgage pool, or an association taxable as a corporation. A issuing entity that qualifies as a “grantor trust” for federal income tax purposes also will receive an opinion of tax counsel to the effect that:

•	the issuing entity will be classified as a grantor trust under subpart E, part I of subchapter J of the Code; and

•	owners of certificates will be treated for federal income tax purposes as owners of a portion of the issuing entity’s assets as described below.

An issuing entity that issues notes may also receive an opinion of tax counsel regarding the characterization of the notes as debt instruments for federal income tax purposes.

With respect to each issuing entity that elects REMIC status, in the opinion of tax counsel, assuming compliance with all provisions of the related agreement, the issuing entity will qualify as a REMIC and the related certificates will be considered to be regular interests or residual interests in the REMIC. The related prospectus supplement for each series of securities will indicate whether the issuing entity will make a REMIC election and whether a class of securities will be treated as a regular or residual interest in the REMIC.

Each opinion is an expression of an opinion only, is not a guarantee of results and is not binding on the Internal Revenue Service or any third party.

If, contrary to the opinion of tax counsel, the IRS successfully were to assert that a class of notes did not represent debt instruments for federal income tax purposes, that class of notes would be treated as equity interests in the related issuing entity. The issuing entity would then be treated as a partnership and could be a publicly traded partnership. If the issuing entity were classified as a publicly traded partnership, it would not be subject to taxation as a corporation because its income would constitute “qualifying income” not derived in the conduct of a financial business. Nevertheless, if the issuing entity were classified as a partnership, treatment of a class of notes as equity interests in such a partnership could have adverse tax consequences to certain holders. For example, income to foreign holders of such a class generally would be subject to U.S. tax and withholding requirements, and individual holders of such a class would be allocated their proportionate share of the trust’s income but might be subject to certain limitations on their ability to deduct their share of the trust’s expenses.

Taxation of Debt Securities

Status as Real Property Loans. Except to the extent otherwise provided in the related prospectus supplement, if the securities are regular interests in a REMIC or represent interests in a grantor trust, in the opinion of tax counsel:

•	securities held by a domestic building and loan association will constitute “loans... secured by an interest in real property” within the meaning of section 7701(a)(19)(C)(v) of the Code; and

•
securities held by a real estate investment trust will constitute “real estate assets” within the meaning of section 856(c)(4)(A) of the Code and interest on securities will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of section 856(c)(3)(B) of the Code.

Interest and Acquisition Discount. In the opinion of tax counsel, securities that are REMIC regular interests are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the securities that are REMIC regular interests will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder’s normal accounting method. Interest (other than original issue discount) on securities (other than securities that are REMIC regular interests) which are characterized as indebtedness for federal income tax purposes will be includible in income by their holders in accordance with their usual methods of accounting. When we refer to “debt securities” in this section, we mean securities characterized as debt for federal income tax purposes and securities that are REMIC regular interests.

In the opinion of tax counsel, “compound interest securities” (i.e., debt securities that permit all interest to accrue for more than one year before payments of interest are scheduled to begin) will, and certain of the other debt securities issued at a discount may, be issued with “original issue discount” or OID. The following discussion is based in part on the OID Regulations. A holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the debt securities.

In general, OID, if any, will equal the difference between the stated redemption price at maturity of a debt security and its issue price. In the opinion of tax counsel, a holder of a debt security must include OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a debt security will be considered to be zero if it is less than a de minimis amount determined under the Code.

The issue price of a debt security is the first price at which a substantial amount of debt securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of debt securities is sold for cash on or prior to the closing date, the issue price for that class will be treated as the fair market value of that class on the closing date. The issue price of a debt security also includes the amount paid by an initial debt security holder for accrued interest that relates to a period prior to the issue date of the debt security. The stated redemption price at maturity of a debt security includes the original principal amount of the debt security, but generally will not include distributions of interest if the distributions constitute “qualified stated interest.”

Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below), provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the debt security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Debt securities may provide for default remedies in the event of late payment or nonpayment of interest. Although the matter is not free from doubt, the trustee intends to treat interest on such debt securities as unconditionally payable and as constituting qualified stated interest, not OID. However, absent clarification of the OID Regulations, where debt securities do not provide for default remedies, the interest payments will be included in the debt security’s stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on debt securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such debt securities includes all distributions of interest as well as principal thereon. Where the interval between the issue date and the first distribution date on a debt security is longer than the interval between subsequent distribution dates, the greater of (i) the interest foregone and (ii) the excess of the stated principal amount over the issue price will be included in the stated redemption price at maturity and tested under the de minimis rule described below. Where the interval between the issue date and the first distribution date on a debt security is shorter than the interval between subsequent distribution dates, all of the additional interest will be included in the stated redemption price at maturity and tested under the de minimis rule described below. In the case of a debt security with a long first period that has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the debt security will generally have OID. Holders of debt securities are encouraged to consult their own tax advisors to determine the issue price and stated redemption price at maturity of a debt security.

Under the de minimis rule, OID on a debt security will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the debt security multiplied by the weighted average maturity of the debt security. For this purpose, the weighted average maturity of the debt security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the debt security and the denominator of which is the stated redemption price at maturity of the debt security. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the debt security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

Debt securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is generally treated as payable at a qualified variable rate and not as contingent interest if

•	the interest is unconditionally payable at least annually,

•	the issue price of the debt instrument does not exceed the total noncontingent principal payments, and

•
interest is based on a “qualified floating rate,” an “objective rate,” or a combination of “qualified floating rates” that do not operate in a manner that significantly accelerates or defers interest payments on the debt security.

In the case of compound interest securities, certain interest weighted securities, and certain of the other debt securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price at maturity.

The Internal Revenue Service issued contingent payment regulations governing the calculation of OID on instruments having contingent interest payments. These contingent payment regulations represent the only guidance regarding the views of the IRS with respect to contingent interest instruments and specifically do not apply for purposes of calculating OID on debt instruments subject to section 1272(a)(6) of the Code, such as the debt securities.

Additionally, the OID Regulations do not contain provisions specifically interpreting section 1272(a)(6) of the Code. Until the Treasury issues guidance to the contrary, the trustee intends to base its computation on section 1272(a)(6) and the OID Regulations as described in this prospectus. However, because no regulatory guidance currently exists under section 1272(a)(6) of the Code, there can be no assurance that such methodology represents the correct manner of calculating OID.

The holder of a debt security issued with OID must include in gross income, for all days during its taxable year on which it holds the debt security, the sum of the “daily portions” of OID. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of a debt security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the loans, the amount of OID includible in income of a holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the debt security and the adjusted issue price of the debt security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to the debt security in all prior periods, other than qualified stated interest payments.

Certain classes of the debt securities may be “pay-through securities,” which are debt instruments that are subject to acceleration due to prepayments on other debt obligations securing those instruments. The amount of OID to be included in the income of a pay-through security is computed by taking into account the prepayment rate assumed in pricing the debt instrument. The amount of OID that will accrue during an accrual period on a pay-through security is the excess, if any, of the

•	sum of

•	the present value of all payments remaining to be made on the pay-through security as of the close of the accrual period and

•	the payments during the accrual period of amounts included in the stated redemption price of the pay-through security,

over

•	the adjusted issue price of the pay-through security at the beginning of the accrual period.

The present value of the remaining payments is to be determined on the basis of three factors:

•	the original yield to maturity of the pay-through security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period),

•	events that have occurred before the end of the accrual period, and

•	the assumption that the remaining payments will be made in accordance with the original prepayment assumption.

The effect of this method is to increase the portions of OID required to be included in income by a holder to take into account prepayments with respect to the loans at a rate that exceeds the prepayment assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a holder of a pay-through security to take into account prepayments with respect to the loans at a rate that is slower than the prepayment assumption. Although OID will be reported to holders of pay-through securities based on the prepayment assumption, no representation is made to holders that loans will be prepaid at that rate or at any other rate.

The depositor may adjust the accrual of OID on a class of securities that are regular REMIC interests (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the loans, although the OID Regulations do not provide for such adjustments. If the IRS were to require that OID be accrued without such adjustments, the rate of accrual of OID for a class of securities that are regular REMIC interests could increase.

Certain classes of securities that are regular REMIC interests may represent more than one class of REMIC regular interests. Unless otherwise provided in the related prospectus supplement, the applicable trustee intends, based on the OID Regulations, to calculate OID on such securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

A subsequent holder of a debt security will also be required to include OID in gross income, but the holder who purchases the debt security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a debt security’s issue price) to offset such OID by comparable economic accruals of portions of the excess.

Effects of Defaults and Delinquencies. In the opinion of tax counsel, holders will be required to report income with respect to the related securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of a security in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is reduced as a result of a loan default. However, the timing and character of losses or reductions in income are uncertain and, accordingly, holders of securities are encouraged to consult their own tax advisors on this point.

Interest Weighted Securities. An “interest weighted security” is a security that is a REMIC regular interest or a “stripped” security (as discussed under “—Tax Status as a Grantor Trust; General” below) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying pass-through securities. It is not clear how income should be accrued with respect to interest weighted securities. The trustee intends to take the position that all of the income derived from an interest weighted security should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the interest weighted security as a compound interest security. However, in the case of interest weighted securities that are entitled to some payments of principal and are REMIC regular interests, the IRS could assert that income derived from the interest weighted security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by the holder for the Security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the IRS could assert that an interest weighted security should be taxable under the rules governing bonds issued with contingent payments. This treatment may be more likely in the case of interest weighted securities that are stripped securities as described below. See “—Non-REMIC Certificates—B. Multiple Classes of Senior Certificates—Stripped Bonds and Stripped Coupons” below.

Variable Rate Debt Securities. In the opinion of tax counsel, in the case of debt securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that the yield to maturity of the debt securities and in the case of pay-through securities, the present value of all payments remaining to be made on the debt securities, should be calculated as if the interest index remained at its value as of the issue date of the securities. Because the proper method of adjusting accruals of OID on a variable rate debt security is uncertain, holders of variable rate debt securities are encouraged to consult their own tax advisers regarding the appropriate treatment of such securities for federal income tax purposes.

Market Discount. In the opinion of tax counsel, a purchaser of a security may be subject to the market discount rules of sections 1276 through 1278 of the Code. A holder that acquires a debt security with more than a prescribed de minimis amount of “market discount” (generally, the excess of the principal amount of the debt security over the purchaser’s purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the debt security received in that month and, if the securities are sold, the gain realized. This market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, market discount would in general accrue either

•	on the basis of a constant yield (in the case of a pay-through security, taking into account a prepayment assumption) or

•
in the ratio of (a) in the case of securities (or in the case of a pass-through security, as set forth below, the loans underlying the security) not originally issued with OID, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities (or, in the case of a pass-through security, as described below, the loans underlying the security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

Section 1277 of the Code provides that, regardless of the origination date of the debt security (or, in the case of a pass-through security, the loans), the excess of interest paid or accrued to purchase or carry the security (or, in the case of a pass-through security, as described below, the underlying loans) with market discount over interest received on the security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the security (or in the case of a pass-through security, an underlying loan). A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

Premium. In the opinion of tax counsel, a holder who purchases a debt security (other than an interest weighted security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on comparable securities have been issued, the legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of pay-through securities will be calculated using the prepayment assumption used in pricing the class. If a holder makes an election to amortize premium on a debt security, the election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by the holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the securities are encouraged to consult their tax advisers regarding the election to amortize premium and the method to be employed.

On December 30, 1997, the IRS issued final amortizable bond premium regulations dealing with amortizable bond premium. The regulations specifically do not apply to prepayable debt instruments subject to section 1272(a)(6) of the Code. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the debt securities are encouraged to consult their tax advisors regarding the possible application of the amortizable bond premium regulations.

Election to Treat All Interest as Original Issue Discount. The OID Regulations permit the holder of a debt security to elect to accrue all interest, discount (including de minimis market discount or OID) and premium income as interest, based on a constant yield method for Debt securities acquired on or after April 4, 1994. If such an election were to be made with respect to a debt security with market discount, the holder of the debt security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the debt security acquires during the year of the election or thereafter. Similarly, the holder of a debt security that makes this election for a debt security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a debt security is irrevocable.

Sale or Exchange of a Debt Security. Sale or exchange of a debt security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the seller’s adjusted basis in the debt security. Such adjusted basis generally will equal the seller’s purchase price for the debt security, increased by the OID and market discount included in the seller’s gross income with respect to the debt security, and reduced by principal payments on the debt security previously received by the seller and any premium amortized by the seller. Such gain or loss will be capital gain or loss to a seller for which a debt security is a “capital asset” within the meaning of section 1221 of the Code except to the extent of any accrued but unrecognized market discount, and will be long-term or short-term depending on whether the debt security has been owned for the long-term capital gain holding period (currently more than one year).

Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors are encouraged to consult their own tax advisors concerning these tax law provisions.

It is possible that capital gain realized by holders of debt securities could be considered gain realized upon the disposition of property that was part of a “conversion transaction.” A sale of a debt security will be part of a conversion transaction if substantially all of the holder’s expected return is attributable to the time value of the holder’s net investment, and at least one of the following conditions is met:

•	the holder entered the contract to sell the debt security substantially contemporaneously with acquiring the debt security;

•	the debt security is part of a straddle;

•	the debt security is marketed or sold as producing capital gain; or

•	other transactions to be specified in Treasury regulations that have not yet been issued occur.

If the sale or other disposition of a debt security is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

Non-U.S. Persons. Generally, to the extent that a debt security evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under section 1441 or 1442 of the Code to (i) an owner that is not a U.S. Person or (ii) a debt securityholder holding on behalf of an owner that is not a U.S. Person, will be subject to federal income tax, collected by withholding, at a rate of 30% (or such lower rate as may be provided for interest by an applicable tax treaty). Accrued OID recognized by the owner on the sale or exchange of such a debt security also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a debt security evidences ownership in mortgage loans issued after July 18, 1984, if

•
the debt securityholder does not actually or constructively own 10% or more of the combined voting power of all classes of equity in the issuer (which for purposes of this discussion may be defined as the issuing entity);

•	the debt securityholder is not a controlled foreign corporation within the meaning of section 957 of the Code related to the issuer; and

•
the debt securityholder complies with certain identification requirements, including delivery of a statement, signed by the debt securityholder under penalties of perjury, certifying that it is not a U.S. Person and providing its name and address.

Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each holder of a debt security at any time during the year, such information as may be deemed necessary or desirable to assist securityholders in preparing their federal income tax returns, or to enable holders to make the information available to owners or other financial intermediaries of holders that hold the debt securities as nominees. If a holder, owner or other recipient of a payment on behalf of an owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient’s federal income tax liability.

Non-REMIC Certificates

Single Class of Senior Certificates

Characterization. The issuing entity may be created with one class of senior certificates and one class of subordinated certificates. In this case, each senior certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the issuing entity represented by that senior certificate and will be considered the equitable owner of a pro rata undivided interest in each of the mortgage loans in the related mortgage pool. Any amounts received by a senior certificateholder in lieu of amounts due with respect to any mortgage loan because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

Each holder of a senior certificate will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans in the issuing entity represented by that senior certificate, including interest, original issue discount, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the master servicer in accordance with the senior certificateholder’s method of accounting. Under section 162 or 212 of the Code, each senior certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the master servicer, provided that these amounts are reasonable compensation for services rendered to the issuing entity. A senior certificateholder that is an individual, estate or trust will be entitled to deduct its share of expenses only to the extent such expenses, plus all other section 212 expenses, exceed 2% of that senior certificateholder’s adjusted gross income. A senior certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the master servicer. A senior certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the master servicer, whichever is earlier. If the servicing fees paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as a retained ownership interest by the master servicer, or any person to whom the master servicer assigned for value all or a portion of the servicing fees, in a portion of the interest payments on the mortgage loans. The mortgage loans might then be subject to the “coupon stripping” rules of the Code discussed below.

Unless otherwise specified in the related prospectus supplement, tax counsel will deliver its opinion to the depositor with respect to each series of certificates that:

•
a senior certificate owned by a “domestic building and loan association” within the meaning of section 7701(a)(19) of the Code representing principal and interest payments on mortgage loans will be considered to represent “loans . . . secured by an interest in real property which is . . . residential property” within the meaning of section 7701(a)(19)(C)(v) of the Code to the extent that the mortgage loans represented by that senior certificate are of a type described in the section;

•
a senior certificate owned by a real estate investment trust representing an interest in mortgage loans will be considered to represent “real estate assets” within the meaning of section 856(c)(4)(A) of the Code and interest income on the mortgage loans will be considered “interest on obligations secured by mortgages on real property” within the meaning of section 856(c)(3)(B) of the Code to the extent that the mortgage loans represented by that senior certificate are of a type described in the section; and

•	a senior certificate owned by a REMIC will be an “obligation . . . which is principally secured by an interest in real property” within the meaning of section 860G(a)(3)(A) of the Code.

The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of section 593(d) of the Code to any taxable year beginning after December 31, 1995.

The assets constituting certain issuing entities may include “buydown” mortgage loans. The characterization of any investment in “buydown” mortgage loans will depend upon the precise terms of the related buydown agreement, but to the extent that such “buydown” mortgage loans are secured in part by a bank account or other personal property, they may not be treated in their entirety as assets described in the foregoing sections of the Code. There are no directly applicable precedents with respect to the federal income tax treatment or the characterization of investments in “buydown” mortgage loans. Accordingly, holders of senior certificates should consult their own tax advisors with respect to characterization of investments in senior certificates representing an interest in an issuing entity that includes “buydown” mortgage loans.

Premium. The price paid for a senior certificate by a holder will be allocated to the holder’s undivided interest in each mortgage loan based on each mortgage loan’s relative fair market value, so that the holder’s undivided interest in each mortgage loan will have its own tax basis. A senior certificateholder that acquires an interest in mortgage loans at a premium may elect to amortize the premium under a constant interest method, provided that the mortgage loan was originated after September 27, 1985. Premium allocable to a mortgage loan originated on or before September 27, 1985 should be allocated among the principal payments on the mortgage loan and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on a senior certificate. The basis for a senior certificate will be reduced to the extent that amortizable premium is applied to offset interest payments.

It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under section 171 of the Code. A certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder acquires during the year of the election or thereafter.

If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a senior certificate acquired at a premium should recognize a loss, if a mortgage loan prepays in full, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the senior certificate and the portion of the adjusted basis of the senior certificate that is allocable to the mortgage loan. If a reasonable prepayment assumption is used to amortize the premium, it appears that a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

On December 30, 1997, the Internal Revenue Service issued final amortizable bond premium regulations. These regulations, which generally are effective for bonds issued or acquired on or after March 2, 1998 (or, for holders making an election for the taxable year that included March 2, 1998 or any subsequent taxable year, shall apply to bonds held on or after the first day of the taxable year of the election). The amortizable bond premium regulations specifically do not apply to prepayable debt instruments or any pool of debt instruments, such as the issuing entity, the yield on which may be affected by prepayments which are subject to section 1272(a)(6) of the Code. Absent further guidance from the IRS and unless otherwise specified in the related prospectus supplement, the trustee will account for amortizable bond premium in the manner described above. Prospective purchasers are encouraged to consult their tax advisors regarding amortizable bond premium and the amortizable bond premium regulations.

Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code (currently sections 1271 through 1273 and section 1275) relating to original issue discount (OID) will be applicable to a senior certificateholder’s interest in those mortgage loans meeting the conditions necessary for these sections to apply. Accordingly, the following discussion is based in part on the Treasury’s OID Regulations issued on February 2, 1994 under sections 1271 through 1273 and section 1275 of the Code. Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the certificates. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable provisions of the Code or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See “—B. Multiple Classes of Senior Certificates—Senior Certificates Representing Interests in Loans Other than ARM Loans—Accrual of Original Issue Discount” below.

Market Discount. A senior certificateholder that acquires an undivided interest in mortgage loans may be subject to the market discount rules of sections 1276 through 1278 to the extent an undivided interest in a mortgage loan is considered to have been purchased at a “market discount.” Generally, the excess of the portion of the principal amount of a mortgage loan allocable to the holder’s undivided interest over the holder’s tax basis in such interest. Market discount with respect to a senior certificate will be considered to be zero if the amount allocable to the senior certificate is less than 0.25% of the senior certificate’s stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors are encouraged to consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under sections 1276 through 1278 of the Code.

The Code provides that any principal payment, whether a scheduled payment or a prepayment, or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

The Code also grants to the Department of the Treasury authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Although the Treasury has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a senior certificate is issued with OID, the amount of market discount that accrues during any accrual period is equal to the product of

•	the total remaining market discount

times

•
a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the accrual period.

For senior certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

•	the total remaining market discount

times

•
a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period.

For purposes of calculating market discount under any of the above methods in the case of instruments (such as the senior certificates) which provide for payments which may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of original issue discount will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a senior certificate purchased at a discount or premium in the secondary market.

A holder who acquires a senior certificate at a market discount also may be required to defer, until the maturity date of the senior certificate or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the senior certificate in excess of the aggregate amount of interest (including OID) includible in such holder’s gross income for the taxable year with respect to the senior certificate. The amount of such net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the senior certificate for the days during the taxable year on which the holder held the senior certificate and, in general, would be deductible when such market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the senior certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the senior certificateholder elects to include such market discount in income currently as it accrues on all market discount obligations acquired by the senior certificateholder in that taxable year or thereafter.

Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for certificates acquired on or after April 4, 1994. If such an election is made with respect to a mortgage loan with market discount, the certificateholder will be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. See “—Regular Certificates—Original Issue Discount and Premium” below. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable.

Anti-abuse Rule. The IRS is permitted to apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a mortgage asset, mortgage loan or senior certificate, or the effect of applying the otherwise applicable rules, is to achieve a result that is unreasonable in light of the purposes of the applicable statutes (which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments).

Multiple Classes of Senior Certificates

Stripped Bonds and Stripped Coupons

General. Pursuant to section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments. For purposes of sections 1271 through 1288 of the Code, section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created. If an issuing entity is created with two classes of senior certificates, one class of senior certificates will represent the right to principal and interest, or principal only, on all or a portion of the mortgage loans (“stripped bond certificates”), while the second class of senior certificates will represent the right to some or all of the interest on such portion (“stripped coupon certificates”).

Servicing fees in excess of reasonable servicing fees will be treated under the stripped bond rules. If such excess servicing fee is less than 100 basis points (i.e., 1% interest on the mortgage loan principal balance) or the certificates are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a mortgage loan by mortgage loan basis, which could result in some mortgage loans being treated as having more than 100 basis points of interest stripped off.

Although not entirely clear, a stripped bond certificate generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Generally, if the discount on a stripped bond certificate is larger than a de minimis amount (as calculated for purposes of the original issue discount rules), a purchaser of such a certificate will be required to accrue the discount under the original issue discount rules of the Code. See “—Single Class of Senior Certificates—Original Issue Discount” above. However, a purchaser of a stripped bond certificate will be required to account for any discount on the certificate as market discount rather than original issue discount if either

•	the amount of OID with respect to the certificate was treated as zero under the OID de minimis rule when the certificate was stripped, or

•	no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) are stripped off the issuing entity’s mortgage loans.

Pursuant to Revenue Procedure 91-49 issued on August 8, 1991, purchasers of stripped bond certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

The precise tax treatment of stripped coupon certificates is substantially uncertain. The Code could be read literally to require that original issue discount computations be made on a mortgage loan by mortgagee loan basis. However, based on recent IRS guidance, it appears that a stripped coupon certificate should be treated as a single installment obligation subject to the original issue discount rules of the Code. As a result, all payments on a stripped coupon certificate would be included in the certificate’s stated redemption price at maturity for purposes of calculating income on such certificate under the original issue discount rules of the Code.

It is unclear under what circumstances, if any, the prepayment of mortgage loans will give rise to a loss to the holder of a stripped bond certificate purchased at a premium or a stripped coupon certificate. If a senior certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to the senior certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if the senior certificate is treated as an interest in discrete mortgage loans or if no prepayment assumption is used, then, when a mortgage loan is prepaid, the holder of the certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the certificate that is allocable to the mortgage loan.

Because of the complexity of these issues, we strongly suggest that holders of stripped bond certificates and stripped coupon certificates consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

Treatment of Certain Owners. Several sections of the Code provide beneficial treatment to certain taxpayers that invest in mortgage loans of the type that make up the issuing entity. With respect to these sections, no specific legal authority exists regarding whether the character of the senior certificates, for federal income tax purposes, will be the same as that of the underlying mortgage loans. While section 1286 treats a stripped obligation as a separate obligation for purposes of the provisions of the Code addressing original issue discount, it is not clear whether such characterization would apply with regard to these other sections. Although the issue is not free from doubt, in the opinion of tax counsel, based on policy considerations, each class of senior certificates should be considered to represent “real estate assets” within the meaning of section 856(c)(4)(A) of the Code and “loans . . . secured by, an interest in real property which is . . . residential real property” within the meaning of section 7701(a)(19)(C)(v) of the Code, and interest income attributable to senior certificates should be considered to represent “interest on obligations secured by mortgages on real property” within the meaning of section 856(c)(3)(B) of the Code, provided that in each case the underlying mortgage loans and interest on such mortgage loans qualify for such treatment. Prospective purchasers to which such characterization of an investment in senior certificates is material are encouraged to consult their own tax advisors regarding the characterization of the senior certificates and related income. Senior certificates will be “obligations (including any certificate of beneficial ownership therein) which are principally secured by an interest in real property” within the meaning of section 860G(a)(3)(A) of the Code.

Senior Certificates Representing Interests in Loans Other Than ARM Loans

General. The OID rules of sections 1271 through 1275 of the Code will be applicable to a senior certificateholder’s interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, OID could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable provisions of the Code, or, under certain circumstances, by the presence of “teaser” rates on the mortgage loans. OID on each senior certificate must be included in the owner’s ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner’s income in any taxable year with respect to a senior certificate representing an interest in mortgage loans other than mortgage loans with interest rates that adjust periodically (ARM loans) likely will be computed as described under “—Accrual of Original Issue Discount” below. The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986, as amended. The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments such as the senior certificates issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as authority for debt instruments issued after December 21, 1992 and prior to April 4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority for instruments issued before December 21, 1992. In applying these dates, the issue date of the mortgage loans should be used or, in the case of stripped bond certificates or stripped coupon certificates, the date when these certificates are acquired. The holder of a senior certificate should be aware, however, that neither the proposed OID Regulations nor the OID Regulations adequately address certain issues relevant to prepayable securities.

Under the Code, the mortgage loans underlying each senior certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such mortgage loan’s stated redemption price at maturity over its issue price. The issue price of a mortgage loan is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a mortgage loan is the sum of all payments to be made on such mortgage loan other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described under “— Accrual of Original Issue Discount” below, will, unless otherwise specified in the related prospectus supplement, utilize the original yield to maturity of the senior certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the senior certificates and will take into account events that occur during the calculation period. This prepayment assumption will be determined in the manner prescribed by regulations that have not yet been issued. The legislative history of the Tax Reform Act provides, however, that the regulations will require that this prepayment assumption be the prepayment assumption that is used in determining the offering price of the certificate. No representation is made that any certificate will prepay at the prepayment assumption or at any other rate. The prepayment assumption contained in the Code literally only applies to debt instruments collateralized by other debt instruments that are subject to prepayment rather than direct ownership interests in such debt instruments, such as the certificates represent. However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the master servicer intends to calculate and report OID under the method described below.

Accrual of Original Issue Discount. Generally, the owner of a senior certificate must include in gross income the sum of the “daily portions,” as defined below, of the OID on that senior certificate for each day on which it owns the senior certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of original issue discount with respect to each component generally will be determined as follows under the Amendments. A calculation will be made by the master servicer or such other entity specified in the related prospectus supplement of the portion of original issue discount that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the distribution dates on the senior certificate (or the day prior to each such date). This will be done, in the case of each full month accrual period, by adding

•
the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component, under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component, and

•
any payments received during such accrual period (other than a payment of qualified stated interest), and subtracting from that total the “adjusted issue price” of the respective component at the beginning of such accrual period.

The “adjusted issue price” of a senior certificate at the beginning of the first accrual period is its issue price; the “adjusted issue price” of a senior certificate at the beginning of a subsequent accrual period is the “adjusted issue price” at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment (other than a payment of qualified stated interest) made at the end of or during that accrual period. The OID during the accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

OID generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of OID includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the previously accrued OID, less prior payments of principal. Accordingly, if mortgage loans acquired by a certificateholder are purchased at a price equal to the then unpaid principal amount of such mortgage loan, no original issue discount attributable to the difference between the issue price and the original principal amount of such mortgage loan (i.e., points) will be includible by such holder. Other OID on the mortgage loans (e.g., that arising from a “teaser” rate) would still need to be accrued.

Senior Certificates Representing Interests in ARM Loans

The OID Regulations do not address the treatment of instruments, such as the senior certificates (if the related issuing entity includes ARM loans), which represent interests in ARM loans. Additionally, the IRS has not issued guidance under the coupon stripping rules of the Code with respect to these instruments. In the absence of any authority, the master servicer will report OID on senior certificates attributable to ARM loans (“stripped ARM obligations”) to holders in a manner it believes to be consistent with the rules described under the heading “— Senior Certificates Representing Interests in Loans Other Than ARM Loans” above and with the OID Regulations. In general, application of these rules may require inclusion of income on a stripped ARM obligation in advance of the receipt of cash attributable to such income. Further, the addition of deferred interest resulting from negative amortization to the principal balance of an ARM loan may require the inclusion of such amount in the income of the senior certificateholder when the amount accrues. Furthermore, the addition of deferred interest to the senior certificate’s principal balance will result in additional income (including possibly OID income) to the senior certificateholder over the remaining life of the senior certificates.

Because the treatment of stripped ARM obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to these certificates.

Possible Application of Contingent Payment Regulations to Certain Non-REMIC Certificates

Final regulations issued on June 11, 1996 with respect to OID under section 1275 include “contingent payment regulations” covering obligations that provide for one or more contingent payments. Rights to interest payments on a mortgage loan might be considered to be contingent within the meaning of the contingent payment regulations if the interest would not be paid if the borrower exercised its right to prepay the mortgage loan. However, in the case of an investor having a right to shares of the interest and principal payments on a mortgage loan when the share of interest is not substantially greater than the share of principal, the possibility of prepayment should not be considered to characterize otherwise noncontingent interest payments as contingent payments. The absence of interest payments following a prepayment would be the normal consequence of the return of the investor’s capital in the form of a principal payment. On the other hand, a right to interest on such a mortgage loan is more likely to be regarded as contingent if held by an investor that does not also hold a right to the related principal. Such an investor would not recover its capital through receipt of a principal payment at the time of the prepayment of the mortgage loan.

Applying these principles to the senior certificates, because the mortgage loans are subject to prepayment at any time, payments on a class of senior certificates representing a right to interest on the mortgage loans could be considered to be contingent within the meaning of the contingent payment regulations, at least if the senior certificate was issued at a premium. The likelihood that such payments will be considered contingent increases the greater the amount of such premium.

In the event that payments on a senior certificate in respect of interest on the mortgage loans are considered contingent, then the holder would generally report income or loss as described under the heading “—Stripped Bonds and Stripped Coupons” above; provided, however, that the yield that would be used in calculating interest income would not be the actual yield but would instead equal the “applicable Federal rate” (AFR), in effect at the time of purchase of the senior certificate by the holder. The AFR generally is an average of current yields on Treasury securities computed and published monthly by the IRS. In addition, once the holder’s adjusted basis in the senior certificate has been reduced (by prior distributions or losses) to an amount equal to the aggregate amount of the remaining noncontingent payments of the mortgage loans that are allocable to the senior certificate (or to zero if the senior certificate does not share in principal payments), then the holder would recognize income in each subsequent month equal to the full amount of interest on the mortgage loans that accrues in that month and is allocable to the senior certificate. It is uncertain whether, under the contingent payment regulations, any other adjustments would be made to take account of prepayments of the mortgage loans.

Sale or Exchange of a Senior Certificate

Sale or exchange of a senior certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the seller’s adjusted basis in the senior certificate. Such adjusted basis generally will equal the seller’s purchase price for the senior certificate, increased by the OID and market discount included in the seller’s gross income with respect to the senior certificate, and reduced by principal payments on the senior certificate previously received by the seller and any premium amortized by the seller. Such gain or loss will be capital gain or loss to a seller for which a senior certificate is a “capital asset” within the meaning of section 1221 of the Code except to the extent of any accrued but unrecognized market discount, and will be long-term or short-term depending on whether the senior certificate has been owned for the long-term capital gain holding period (currently more than one year).

Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors are encouraged to consult their own tax advisors concerning these tax law provisions.

It is possible that capital gain realized by holders of the senior certificates could be considered gain realized upon the disposition of property that was part of a “conversion transaction.” A sale of a senior certificate will be part of a conversion transaction if substantially all of the holder’s expected return is attributable to the time value of the holder’s net investment, and at least one of the following conditions is met:

•	the holder entered the contract to sell the senior certificate substantially contemporaneously with acquiring the senior certificate;

•	the senior certificate is part of a straddle;

•	the senior certificate is marketed or sold as producing capital gain; or

•	other transactions to be specified in Treasury regulations that have not yet been issued occur.

If the sale or other disposition of a senior certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

Senior certificates will be “evidences of indebtedness” within the meaning of section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a senior certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

Non-U.S. Persons

Generally, to the extent that a senior certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under section 1441 or 1442 to (i) an owner that is not a U.S. Person or (ii) a senior certificateholder holding on behalf of an owner that is not a U.S. Person, will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued OID recognized by the owner on the sale or exchange of such a senior certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a senior certificate evidences ownership in mortgage loans issued after July 18, 1984, if

•
the senior certificateholder does not actually or constructively own 10% or more of the combined voting power of all classes of equity in the issuer (which for purposes of this discussion may be defined as the issuing entity);

•	the senior certificateholder is not a controlled foreign corporation within the meaning of section 957 of the Code related to the issuer; and

•
the senior certificateholder complies with certain identification requirements, including delivery of a statement, signed by the senior certificateholder under penalties of perjury, certifying that it is not a U.S. Person and providing its name and address.

Information Reporting and Backup Withholding

The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each certificateholder at any time during the year, such information as may be deemed necessary or desirable to assist securityholders in preparing their federal income tax returns, or to enable holders to make the information available to owners or other financial intermediaries of holders that hold the certificates as nominees. If a holder, owner or other recipient of a payment on behalf of an owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient’s federal income tax liability.

REMIC Certificates

General

The issuing entity relating to a series of certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however, “—Prohibited Transactions and Other Taxes”) below, if an issuing entity with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year (including the implementation of restrictions on the purchase and transfer of the residual interest in a REMIC as described under “—Residual Certificates” below), the Code provides that an issuing entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation, and the related REMIC certificates may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury to issue regulations providing relief in the event of an inadvertent termination of status as a REMIC, no such regulations have been issued. Moreover, any relief may be accompanied by sanctions such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period in which the requirements for such status are not satisfied. With respect to each issuing entity that elects REMIC status, in the opinion of tax counsel, assuming compliance with all provisions of the related Agreement, the issuing entity will qualify as a REMIC and the related certificates will be considered to be regular interests (“regular certificates”) or residual interests (“residual certificates”) in the REMIC. The related prospectus supplement for each series of certificates will indicate whether the issuing entity will make a REMIC election and whether a class of certificates will be treated as a regular or residual interest in the REMIC.

In general, with respect to each series of certificates for which a REMIC election is made,

•	certificates held by a thrift institution taxed as a “domestic building and loan association” will constitute assets described in section 7701(a)(19)(C) of the Code;

•	certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of section 856(c)(4)(A) of the Code; and

•
interest on certificates held by a real estate investment trust will be considered “interest on obligations secured by mortgages on real property” within the meaning of section 856(c)(3)(B) of the Code.

If less than 95% of the REMIC’s assets are assets qualifying under any of the foregoing sections, the certificates will be qualifying assets only to the extent that the REMIC’s assets are qualifying assets. In addition, payments on mortgage loans held pending distribution on the REMIC certificates will be considered to be qualifying assets under the foregoing sections.

In some instances, the mortgage loans may not be treated entirely as assets described in the foregoing sections. See, in this regard, the discussion of “buydown” mortgage loans contained in “—Non-REMIC Certificates—Single Class of Senior Certificates” above. REMIC certificates held by a real estate investment trust will not constitute “Government Securities” within the meaning of section 856(c)(4)(A) of the Code and REMIC certificates held by a regulated investment company will not constitute “Government Securities” within the meaning of section 851(b)(4)(A)(ii) of the Code. REMIC certificates held by certain financial institutions will constitute “evidences of indebtedness” within the meaning of section 582(c)(1) of the Code.

A “qualified mortgage” for REMIC purposes is any obligation that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC. The REMIC Regulations provide that manufactured housing or mobile homes (not including recreational vehicles, campers or similar vehicles) which are “single family residences” under section 25(e)(10) of the Code will qualify as real property without regard to state law classifications. Under section 25(e)(10), a single family residence includes any manufactured home which has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and which is of a kind customarily used at a fixed location.

Tiered REMIC Structures

For certain series of certificates, two separate elections may be made to treat designated portions of the related issuing entity as REMICs (respectively, the “subsidiary REMIC” and the “master REMIC”) for federal income tax purposes. Upon the issuance of any such series of certificates, tax counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the master REMIC as well as any subsidiary REMIC will each qualify as a REMIC and the REMIC certificates issued by the master REMIC and the subsidiary REMIC, respectively, will be considered to evidence ownership of regular certificates or residual certificates in the related REMIC within the meaning of the REMIC provisions.

Only REMIC certificates issued by the master REMIC will be offered under this prospectus. The subsidiary REMIC and the master REMIC will be treated as one REMIC solely for purposes of determining

•
whether the REMIC certificates will be (i) “real estate assets” within the meaning of section 856(c)(4)(A) of the Code or (ii) “loans secured by an interest in real property” under section 7701(a)(19)(C) of the Code; and

•	whether the income on the certificates is interest described in section 856(c)(3)(B) of the Code.

Regular Certificates

General. Except as otherwise stated in this discussion, regular certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of regular certificates that otherwise report income under a cash method of accounting will be required to report income with respect to regular certificates under an accrual method.

Original Issue Discount and Premium. The regular certificates may be issued with OID within the meaning of section 1273(a) of the Code. Generally, the amount of OID, if any, will equal the difference between the “stated redemption price at maturity” of a regular certificate and its “issue price.” Holders of any class of certificates issued with OID will be required to include such OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act. Holders of regular certificates should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities such as the regular certificates.

Rules governing OID are set forth in sections 1271 through 1273 and section 1275 of the Code. These rules require that the amount and rate of accrual of OID be calculated based on a Prepayment Assumption and prescribe a method for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations which have not yet been issued. The Legislative History provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of the regular certificates. The prospectus supplement for each series of regular certificates will specify the prepayment assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the regular certificates will prepay at the prepayment assumption or at any other rate.

In general, each regular certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its “stated redemption price at maturity” over its “issue price.” The issue price of a regular certificate is the first price at which a substantial amount of regular certificates of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of regular certificates is sold for cash on or prior to the date of their initial issuance, the issue price for that class will be treated as the fair market value of that class on the initial issue date. The issue price of a regular certificate also includes the amount paid by an initial regular certificateholder for accrued interest that relates to a period prior to the initial issue date of the regular certificate. The stated redemption price at maturity of a regular certificate includes the original principal amount of the regular certificate, but generally will not include distributions of interest if such distributions constitute “qualified stated interest.” Qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that the interest payments are unconditionally payable at intervals of one year or less during the entire term of the regular certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on regular certificates with respect to which deferred interest will accrue will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of the regular certificates includes all distributions of interest as well as principal thereon.

Where the interval between the initial issue date and the first distribution date on a regular certificate is longer than the interval between subsequent distribution dates, the greater of any OID (disregarding the rate in the first period) and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the certificate exceeds its issue price for purposes of the de minimis rule described below. The OID Regulations suggest that all interest on a long-first-period regular certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID. Where the interval between the issue date and the first distribution date on a regular certificate is shorter than the interval between subsequent distribution dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the certificates stated redemption price at maturity. Regular securityholders are encouraged to consult their own tax advisors to determine the issue price and stated redemption price at maturity of a regular certificate.

Under the de minimis rule, OID on a regular certificate will be considered to be zero if the amount of OID is less than 0.25% of the stated redemption price at maturity of the regular certificate multiplied by the weighted average maturity of the regular certificate. For this purpose, the weighted average maturity of the regular certificate is computed as the sum of the amounts determined by multiplying

•	the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made times

•
a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the regular certificate and the denominator of which is the stated redemption price at maturity of the regular certificate.

Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans and the anticipated reinvestment rate, if any, relating to the regular certificates. This prepayment assumption with respect to a series of regular certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis OID pro rata as principal payments are received and such income will be capital gain if the regular certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

The prospectus supplement with respect to an issuing entity may provide for certain regular certificates to be issued as “super-premium” certificates at prices significantly exceeding their principal amounts or based on notional principal balances. The income tax treatment of these super-premium certificates is not entirely certain. For information reporting purposes, the issuing entity intends to take the position that the stated redemption price at maturity of the super-premium certificates is the sum of all payments to be made on these certificates determined under the prepayment assumption set forth in the related prospectus supplement, with the result that the super-premium certificates would be treated as being issued with OID. The calculation of income in this manner could result in negative OID (which delays future accruals of OID rather than being immediately deductible) when prepayments on the mortgage loans exceed those estimated under the prepayment assumption. The IRS might contend, however, that the contingent payment regulations should apply to the super-premium certificates.

Although the contingent payment regulations are not applicable to instruments governed by section 1272(a)(6) of the Code, they represent the only guidance regarding the current view of the IRS with respect to contingent payment instruments. In the alternative, the IRS could assert that the stated redemption price at maturity of such regular certificates should be limited to their principal amount (subject to the discussion under “—Accrued Interest Certificates” below), so that such regular certificates would be considered for U.S. federal income tax purposes to be issued at a premium. If such position were to prevail, the rules described under “—Premium” below would apply. It is unclear when a loss may be claimed for any unrecovered basis for a super-premium certificate. It is possible that a holder of a super-premium certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments, or when the final payment is received with respect to the super-premium certificate.

Under the REMIC Regulations, if the issue price of a regular certificate (other than regular certificate based on a notional amount) does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, a regular certificate generally should not be treated as a super-premium certificate and the rules described below under “—Premium” below should apply. However, it is possible that holders of regular certificates issued at a premium, even if the premium is less than 25% of the certificate’s actual principal balance, will be required to amortize the premium under an OID method or contingent interest method even though no election under section 171 of the Code is made to amortize such premium.

Generally, a regular certificateholder must include in gross income the “daily portions,” as determined below, of the OID that accrues on a regular certificate for each day the regular certificateholder holds the regular certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a regular certificate, a calculation will be made of the portion of the OID that accrues during each successive accrual period that ends on the day in the calendar year corresponding to a distribution date (or if distribution dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month) and begins on the day after the end of the immediately preceding accrual period (or on the issue date in the case of the first accrual period). This will be done, in the case of each full accrual period, by adding

•
the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the regular certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the regular certificate under the Prepayment Assumption, and

•	any payments included in the stated redemption price at maturity received during the accrual period,

and subtracting from that total the “adjusted issue price” of the regular certificates at the beginning of the accrual period.

The “adjusted issue price” of a regular certificate at the beginning of the first accrual period is its issue price; the “adjusted issue price” of a regular certificate at the beginning of a subsequent accrual period is the “adjusted issue price” at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

A subsequent purchaser of a regular certificate issued with OID who purchases the regular certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that regular certificate. In computing the daily portions of OID for such a purchaser (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that regular certificate exceeds the following amount:

•
the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original regular certificateholder (who purchased the regular certificate at its issue price), less

•	any prior payments included in the stated redemption price at maturity,

and the denominator of which is the sum of the daily portions for that regular certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as original issue.

Variable Rate Regular Certificates. Regular certificates may provide for interest based on a variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest if, generally,

•	the interest is unconditionally payable at least annually;

•	the issue price of the debt instrument does not exceed the total noncontingent principal payments; and

•
interest is based on a “qualified floating rate,” an “objective rate,” a combination of a single fixed rate and one or more “qualified floating rates,” one “qualified inverse floating rate,” or a combination of “qualified floating rates” that do not operate in a manner that significantly accelerates or defers interest payments on the regular certificate.

The amount of OID with respect to a regular certificate bearing a variable rate of interest will accrue in the manner described under “—Original Issue Discount and Premium” above by assuming generally that the index used for the variable rate will remain fixed throughout the term of the certificate. Appropriate adjustments are made for the actual variable rate.

Although unclear at present, the depositor intends to treat interest on a regular certificate that is a weighted average of the net interest rates on mortgage loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the regular certificates will be deemed to be the index in effect through the life of the regular certificates. It is possible, however, that the IRS may treat some or all of the interest on regular certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may effect the timing of income accruals on regular certificates.

Market Discount. A purchaser of a regular certificate may be subject to the market discount provisions of sections 1276 through 1278 of the Code. Under these provisions and the OID Regulations, “market discount” equals the excess, if any, of

•
the regular certificate’s stated principal amount or, in the case of a regular certificate with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased the regular certificate from an original holder)

over

•	the price for the regular certificate paid by the purchaser.

A holder who purchases a regular certificate at a market discount will recognize income upon receipt of each distribution representing stated redemption price. In particular, under section 1276 of the Code such a holder generally will be required to allocate each principal distribution first to accrued market discount not previously included in income and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit a certificateholder using the accrual method of accounting to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election is made with respect to a regular certificate with market discount, the certificateholder will be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See “—Original Issues Discount and Premium” above. The election to accrue interest, discount and premium on a constant yield method with respect to a certificate is irrevocable.

Market discount with respect to a regular certificate will be considered to be zero if the amount allocable to the regular certificate is less than 0.25% of the regular certificate’s stated redemption price at maturity multiplied by the regular certificate’s weighted average maturity remaining after the date of purchase. If market discount on a regular certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the regular certificate and gain equal to such allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors are encouraged to consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under sections 1276 through 1278 of the Code.

The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

The Code also grants authority to the Treasury to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the legislative history of the Tax Reform Act will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. For regular certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of

•	the total remaining market discount

multiplied by

•	a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period.

For regular certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of

•	the total remaining market discount

multiplied by

•
a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

For purposes of calculating market discount under any of the above methods in the case of instruments (such as the regular certificates) which provide for payments which may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply.

A holder of a regular certificate that acquires it at a market discount also may be required to defer, until the maturity date of the regular certificate or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the regular certificate in excess of the aggregate amount of interest (including OID) includible in the holder’s gross income for the taxable year with respect to the regular certificate. The amount of such net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the regular certificate for the days during the taxable year on which the holder held the regular certificate and, in general, would be deductible when such market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the regular certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the regular certificateholder elects to include such market discount in income currently as it accrues on all market discount obligations acquired by the regular certificateholder in that taxable year or thereafter.

Premium. A purchaser of a regular certificate who purchases the regular certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the regular certificate at a premium and may elect to amortize such premium under a constant yield method. A certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such certificateholder acquires during the year of the election or thereafter. It is not clear whether the prepayment assumption would be taken into account in determining the life of the regular certificate for this purpose. However, the legislative history of the Tax Reform Act states that the same rules that apply to accrual of market discount (which rules require use of a prepayment assumption in accruing market discount with respect to regular certificates without regard to whether the certificates have OID) will also apply in amortizing bond premium under section 171 of the Code. The Code provides that amortizable bond premium will be allocated among the interest payments on the regular certificates and will be applied as an offset against the interest payment.

On June 27, 1996, the IRS published in the Federal Register proposed regulations on the amortization of bond premium. The foregoing discussion is based in part on such proposed regulations. On December 30, 1997, the IRS issued the amortizable bond premium regulations which generally are effective for bonds acquired on or after March 2, 1998 or, for holders making an election to amortize bond premium as described above, the taxable year that includes March 2, 1998 or any subsequent taxable year, will apply to bonds held on or after the first day of taxable year in which such election is made. Neither the proposed regulations nor the final regulations, by their express terms, apply to prepayable securities described in section 1272(a)(6) of the Code such as the regular certificates. Holders of regular certificates are encouraged to consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

Deferred Interest. Certain classes of regular certificates will provide for the accrual of interest when one or more ARM Loans are adding deferred interest to their principal balance by reason of negative amortization. Any deferred interest that accrues with respect to a class of regular certificates will constitute income to the holders of such certificates prior to the time distributions of cash with respect to deferred interest are made. It is unclear, under the OID Regulations, whether any of the interest on such certificates will constitute qualified stated interest or whether all or a portion of the interest payable on the certificates must be included in the stated redemption price at maturity of the certificates and accounted for as OID (which could accelerate such inclusion). Interest on regular certificates must in any event be accounted for under an accrual method by the holders of these certificates. Applying the latter analysis therefore may result only in a slight difference in the timing of the inclusion in income of interest on the regular certificates.

Effects of Defaults and Delinquencies. Certain series of certificates may contain one or more classes of subordinated certificates and, in the event there are defaults or delinquencies on the mortgage loans, amounts that would otherwise be distributed on the subordinated certificates may instead be distributed on the senior certificates. Holders of subordinated certificates nevertheless will be required to report income with respect to these certificates under an accrual method without giving effect to delays and reductions in distributions on such subordinated certificates attributable to defaults and delinquencies on the mortgage loans, except to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a holder of a subordinated certificate in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the subordinated certificate is reduced as a result of defaults and delinquencies on the mortgage loans. However, the timing and character of such losses or reductions in income are uncertain. Accordingly, holders of subordinated certificates are encouraged to consult their own tax advisors on this point.

Sale, Exchange or Redemption. If a regular certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller’s adjusted basis in the regular certificate. The adjusted basis generally will equal the cost of the regular certificate to the seller, increased by any OID and market discount included in the seller’s gross income with respect to the regular certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment which is part of the stated redemption price at maturity of a regular certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder’s adjusted basis in the regular certificate. The holder of a regular certificate that receives a final payment which is less than the holder’s adjusted basis in the regular certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under “—Market Discount” above, any such gain or loss will be capital gain or loss, provided that the regular certificate is held as a “capital asset” (generally, property held for investment) within the meaning of section 1221 of the Code.

Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors are encouraged to consult their own tax advisors concerning these tax law provisions.

Gain from the sale or other disposition of a regular certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of:

•
the amount that would have been includible in such holder’s income with respect to the regular certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in section 1274(d) of the Code determined as of the date of purchase of such regular certificate, over

•	the amount actually includible in the holder’s income.

Gain from the sale or other disposition of a regular certificate that might otherwise be capital gain will be treated as ordinary income, (i) if the regular certificate is held as part of a “conversion transaction” as defined in section 1258(c) of the Code, up to the amount of interest that would have accrued at the applicable federal rate under section 1274(d) of the Code in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or (ii) if the regular certificate is held as part of a straddle. Potential investors are encouraged to consult their tax advisors with respect to the tax consequences of ownership and disposition of an investment in regular certificates in their particular circumstances.

Regular certificates will be “evidences of indebtedness” within the meaning of section 582(c)(1) of the Code so that gain or loss recognized from the sale of a regular certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

The regular certificate information reports will include a statement of the adjusted issue price of the regular certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of regular certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder’s purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

Accrued Interest Certificates. Regular certificates that are “payment lag” certificates may provide for payments of interest based on a period that corresponds to the interval between distribution dates but that ends prior to each distribution date. The period between the initial issue date of the payment lag certificates and their first distribution date may or may not exceed such interval. Purchasers of payment lag certificates for which the period between the initial issue date and the first distribution date does not exceed such interval could pay upon purchase of the regular certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the distribution date were interest accrued from distribution date to distribution date. If a portion of the initial purchase price of a regular certificate is allocable to interest that has accrued prior to the issue date (“pre-issuance accrued interest”), and the regular certificate provides for a payment of stated interest on the first payment date (and the first payment date, is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the regular certificate’s issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the regular certificate. However, it is unclear under this method how the proposed OID Regulations treat interest on payment lag certificates as described above. Therefore, in the case of a payment lag certificate, the REMIC intends to include accrued interest in the issue price and report interest payments made on the first distribution date as interest only to the extent such payments represent interest for the number of days that the certificateholder has held the payment lag certificate during the first accrual period.

Investors are encouraged to consult their own tax advisors concerning the treatment for federal income tax purposes of payment lag certificates.

Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a “single-class REMIC,” a portion of the REMIC’s servicing, administrative and other noninterest expenses will be allocated as a separate item to those regular securityholders that are “pass-through interest holders.” Generally, a single-class REMIC is defined as (i) a REMIC that would be treated as a fixed investment trust under Treasury regulations but for its qualification as a REMIC or (ii) a REMIC that is substantially similar to an investment trust but is structured with the principal purpose of avoiding this allocation requirement imposed by the temporary regulations. Such a pass-through interest holder would be required to add its allocable share, if any, of such expenses to its gross income and to treat the same amount as an item of investment expense. An individual generally would be allowed a deduction for such expenses only as a miscellaneous itemized deduction subject to the limitations under section 67 of the Code. That section allows such deductions only to the extent that in the aggregate such expenses exceed 2% of the holder’s adjusted gross income. In addition, section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the “applicable amount”) will be reduced by the lesser of (i) 3% of the excess of the individual’s adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. As a result of the Economic Growth and Tax Relief Reconciliation Act of 2001 (the “2001 Act”), limitations imposed by section 68 of the Code on claiming itemized deductions will be phased-out commencing in 2006. Unless amended, this provision of the 2001 Act will no longer apply for taxable years beginning on or after December 31, 2010. The amount of additional taxable income recognized by residual securityholders who are subject to the limitations of either section 67 or section 68 may be substantial. The REMIC is required to report to each pass-through interest holder and to the IRS such holder’s allocable share, if any, of the REMIC’s non-interest expenses. The term “pass-through interest holder” generally refers to individuals, entities taxed as individuals and certain pass-through entities including regulated investment companies, but does not include real estate investment trusts. Certificateholders that are “pass-through interest holders” are encouraged to consult their own tax advisors about the impact of these rules on an investment in the regular certificates.

Treatment of Realized Losses. Although not entirely clear, it appears that holders of regular certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any regular certificates becoming wholly or partially worthless and that, in general, holders of certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any regular certificates becoming wholly worthless. Although the matter is not entirely clear, non-corporate holders of certificates may be allowed a bad debt deduction at such time that the principal balance of any regular certificate is reduced to reflect realized losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all mortgage loans remaining in the related issuing entity have been liquidated or the certificates of the related series have been otherwise retired. Prospective investors in and holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on certificates.

Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the regular certificates to a regular certificateholder who is a non-U.S. Person not engaged in a trade or business within the United States will not be subject to federal withholding tax if

•
the regular certificateholder does not actually or constructively own 10% or more of the combined voting power of all classes of equity in the issuer (which for purposes of this discussion may be defined as the issuing entity or the beneficial owners of the related residual certificates);

•	the regular certificateholder is not a controlled foreign corporation (within the meaning of section 957 of the Code) related to the issuer; and

•
the regular certificateholder complies with certain identification requirements, including delivery of a statement, signed by the regular certificateholder under penalties of perjury, certifying that it is a foreign person and providing its name and address.

If a regular certificateholder is not exempt from withholding, distributions of interest, including distributions in respect of accrued OID, the holder may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

Further, it appears that a regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, securityholders who are non-resident alien individuals are encouraged to consult their tax advisors concerning this question.

Regular securityholders who are non-U.S. Persons and persons related to such holders should not acquire any residual certificates, and residual securityholders and persons related to residual securityholders should not acquire any regular certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so.

Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each regular certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist regular securityholders in preparing their federal income tax returns or to enable holders to make such information available to owners or other financial intermediaries of holders that hold regular certificates. If a holder, owner or other recipient of a payment on behalf of an owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient’s federal income tax liability.

Residual Certificates

Allocation of the Income of the REMIC to the Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See “—Prohibited Transactions and Other Taxes” below. Instead, each original holder of a residual certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which such holder owns any residual certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. The holder’s share of the taxable income of the REMIC for each day will be based on the portion of the outstanding residual certificates that the holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the residual securityholders without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from residual certificates will be “portfolio income” for purposes of the taxation of taxpayers subject to the limitations on the deductibility of “passive losses.” As residual interests, the residual certificates will be subject to tax rules, described below, that differ from those that would apply if the residual certificates were treated for federal income tax purposes as direct ownership interests in the certificates or as debt instruments issued by the REMIC.

A residual certificateholder may be required to include taxable income from the residual certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (i.e., a fast-pay, slow-pay structure) may generate such a mismatching of income and cash distributions (i.e., “phantom income”). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying mortgage loans and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a residual certificate to a residual certificateholder. Investors are encouraged to consult their own tax advisors concerning the federal income tax treatment of a residual certificate and the impact of such tax treatment on the after-tax yield of a residual certificate.

A subsequent residual certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that the residual certificateholder owns the residual certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original residual certificateholder, as described above. The legislative history of the Tax Reform Act indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a residual certificate that purchased the residual certificate at a price greater than (or less than) the adjusted basis the residual certificate would have in the hands of an original residual certificateholder. See “—Sale or Exchange of Residual Certificates” below. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

Taxable Income of the REMIC Attributable to Residual Certificates. The taxable income of the REMIC will reflect a netting of the income from the mortgage loans and the REMIC’s other assets and the deductions allowed to the REMIC for interest and OID on the regular certificates and, except as described under “—Non-Interest Expenses of the REMIC” below, other expenses.

For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the regular and residual certificates (or, if a class of certificates is not sold initially, their fair market values). Such aggregate basis will be allocated among the mortgage loans and other assets of the REMIC in proportion to their respective fair market values. A mortgage loan will be deemed to have been acquired with discount or premium to the extent that the REMIC’s basis therein is less or greater, respectively than its principal balance. Any such discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing OID on the regular certificates. The REMIC expects to elect under section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies would be amortized under a constant yield method. It is likely that the yield of a mortgage loan would be calculated for this purpose taking account of the prepayment assumption. However, the election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

The REMIC will be allowed a deduction for interest and OID on the regular certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with respect to regular certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

A residual certificateholder will not be permitted to amortize the cost of the residual certificate as an offset to its share of the REMIC’s taxable income. However, such taxable income will not include cash received by the REMIC that represents a recovery of the REMIC’s basis in its assets, and, as described above, the issue price of the residual certificates will be added to the issue price of the regular certificates in determining the REMIC’s initial basis in its assets. See “—Sale or Exchange of Residual Certificates” below. For a discussion of possible adjustments to income of a subsequent holder of a residual certificate to reflect any difference between the actual cost of the residual certificate to such holder and the adjusted basis the residual certificate would have in the hands of an original residual certificateholder, See “—Allocation of the Income of the REMIC to the Residual Certificates” above.

Additional Taxable Income of Residual Interests. Any payment received by a holder of a residual certificate in connection with the acquisition of the residual certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt or accrual as ordinary income, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of residual certificates are encouraged to consult their tax advisors concerning the treatment of such payments for income tax purposes.

Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. The net loss would be allocated among the residual securityholders in the same manner as the REMIC’s taxable income. The net loss allocable to any residual certificate will not be deductible by the holder to the extent that such net loss exceeds such holder’s adjusted basis in the residual certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by the residual certificateholder to offset its share of the REMIC’s taxable income in future periods (but not otherwise). The ability of residual securityholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

Mark-to-Market Regulations. Prospective purchasers of a residual certificate should be aware that the IRS finalized mark-to-market regulations which provide that a residual certificate acquired after January 3, 1995 cannot be marked to market. The mark-to-market regulations replaced the temporary regulations which allowed a residual certificate to be marked to market provided that it was not a “negative value” residual interest.

Inducement Fees. The Treasury Department has issued final regulations, effective May 11, 2004, that address the federal income tax treatment of “inducement fees” received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss allocable to the holder. The final regulations provide two safe harbor methods that permit transferees to include inducement fees in income either (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the residual certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the residual certificates are encouraged to consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

Non-Interest Expenses of the REMIC. The REMIC’s taxable income will be determined in the same manner as if the REMIC were an individual. However, all or a portion of the REMIC’s servicing, administrative and other non-interest expenses will be allocated as a separate item to residual securityholders that are “pass-through interest holders.” Such a holder would be required to add an amount equal to its allocable share, if any, of such expenses to its gross income and to treat the same amount as an item of investment expense. Individuals are generally allowed a deduction for such an investment expense only as a miscellaneous itemized deduction subject to the limitations under section 67 of the Code which allows such deduction only to the extent that, in the aggregate, all such expenses exceed 2% of an individual’s adjusted gross income. In addition, the personal exemptions and itemized deductions of individuals with adjusted gross incomes above particular levels are subject to certain limitations which reduce or eliminate the benefit of such items. The REMIC is required to report to each pass-through interest holder and to the IRS the holder’s allocable share, if any, of the REMIC’s non-interest expenses. The term “pass-through interest holder” generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Residual securityholders that are “pass-through interest holders” are encouraged to consult their own tax advisors about the impact of these rules on an investment in the residual certificates. See “— Regular Certificates—Non-Interest Expenses of the REMIC” above.

Excess Inclusions. A portion of the income on a residual certificate (referred to in the Code as an “excess inclusion”) for any calendar quarter will, with an exception discussed below for certain thrift institutions, be subject to federal income tax in all events. Thus, for example, an excess inclusion

•	may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a residual certificateholder;

•
will be treated as “unrelated business taxable income” within the meaning of section 512 of the Code if the residual certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income (see“Tax-Exempt Investors” below); and

•	is not eligible for any reduction in the rate of withholding tax in the case of a residual certificateholder that is a foreign investor.

See “—Non-U.S. Persons” below. The exception for thrift institutions is available only to the institution holding the residual certificate and not to any affiliate of the institution, unless the affiliate is a subsidiary all the stock of which, and substantially all the indebtedness of which, is held by the institution, and which is organized and operated exclusively in connection with the organization and operation of one or more REMICs.

Except as discussed in the following paragraph, with respect to any residual certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of

•	the income of the residual certificateholder for that calendar quarter from its residual certificate over

•	the sum of the “daily accruals” for all days during the calendar quarter on which the residual certificateholder holds the residual certificate.

For this purpose, the daily accruals with respect to a residual certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the “adjusted issue price” of the residual certificate at the beginning of the calendar quarter and 120% of the “Federal long-term rate” in effect at the time the residual certificate is issued. For this purpose, the “adjusted issue price” of a residual certificate at the beginning of any calendar quarter equals the issue price of the residual certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the residual certificate before the beginning of such quarter. The “Federal long-term rate” is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

In the case of any residual certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such residual certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by the shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a residual certificate as if held directly by such shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

In addition, the Code provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a residual certificateholder. First, the alternative minimum taxable income for the residual certificateholder is determined without regard to the special rule that taxable income cannot be less than excess inclusion. Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. Third, the residual certificateholder’s alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer’s income tax below its tentative minimum tax computed only on excess inclusions.

Payments. Any distribution made on a residual certificate to a residual certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the residual certificateholder’s adjusted basis in the residual certificate. To the extent a distribution exceeds such adjusted basis, it will be treated as gain from the sale of the residual certificate.

Pass-Through of Miscellaneous Itemized Deductions. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the residual certificates. In the case of a “single class REMIC,” however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the holders of the regular certificates and the holders of the residual certificates on a daily basis in proportion to the relative amounts of income accruing to each certificateholder on that day. In the case of individuals (or trusts, estates or other persons who compute their income in the same manner as individuals) who own an interest in a regular certificate directly or through a pass-through entity which is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g., a partnership, an S corporation or a grantor trust), such expenses will be deductible only to the extent that such expenses, plus other “miscellaneous itemized deductions” of the individual, exceed 2% of such individual’s adjusted gross income. The reduction or disallowance of this deduction coupled with the allocation of additional income may have a significant impact on the yield of the regular certificate to such a holder. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders’ alternative minimum taxable income. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable prospectus supplement, the expenses of the REMIC will be allocated to holders of the related residual certificates in their entirety and not to holders of the related regular certificates.

Sale or Exchange of Residual Certificates. If a residual certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the residual certificate (except that the recognition of loss may be limited under the “wash sale” rules described below). A holder’s adjusted basis in a residual certificate generally equals the cost of the residual certificate to the residual certificateholder, increased by the taxable income of the REMIC that was included in the income of the residual certificateholder with respect to the residual certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to the residual certificateholder with respect to the residual certificate and by the distributions received thereon by the residual certificateholder. In general, any such gain or loss will be capital gain or loss provided the residual certificate is held as a capital asset. However, residual certificates will be “evidences of indebtedness” within the meaning of section 582(c)(1) of the Code, so that gain or loss recognized from sale of a residual certificate by a bank or thrift institution to which such section applies would be ordinary income or loss.

Except as provided in Treasury regulations yet to be issued, if the seller of a residual certificate reacquires the residual certificate or acquires any other residual certificate, any residual interest in another REMIC or similar interest in a “taxable mortgage pool” (as defined in section 7701(i)) of the Code during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the “wash sale” rules of section 1091 of the Code. In that event, any loss realized by the residual certificateholder on the sale will not be deductible, but instead will increase the residual certificateholder’s adjusted basis in the newly acquired asset.

Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains. The deductibility of capital losses is subject to certain limitations. Prospective investors are encouraged to consult their own tax advisors concerning these tax law provisions.

Prohibited Transactions and Other Taxes

The REMIC is subject to a tax at a rate equal to 100% of the net income derived from “prohibited transactions.” In general, a prohibited transaction means the disposition of a mortgage loan other than pursuant to certain specified exceptions, the receipt of investment income from a source other than a mortgage loan or certain other permitted investments or the disposition of an asset representing a temporary investment of payments on the mortgage loans pending payment on the residual certificates or regular certificates. In addition, the assumption of a mortgage loan by a subsequent purchaser could cause the REMIC to recognize gain which would also be subject to the 100% tax on prohibited transactions.

In addition, certain contributions to a REMIC made after the initial issue date of the certificates could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property.

It is not anticipated that the REMIC will engage in any prohibited transactions or receive any contributions subject to the contributions tax. However, in the event that the REMIC is subject to any such tax, unless otherwise disclosed in the related prospectus supplement, such tax would be borne first by the residual securityholders, to the extent of amounts distributable to them, and then by the master servicer.

Liquidation and Termination

If the REMIC adopts a plan of complete liquidation, within the meaning of section 860F(a)(4)(A)(i) of the Code, which may be accomplished by designating in the REMIC’s final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will not be subject to any prohibited transaction tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of regular and residual certificates within the 90-day period.

The REMIC will terminate shortly following the retirement of the regular certificates. If a residual certificateholder’s adjusted basis in the residual certificate exceeds the amount of cash distributed to the residual certificateholder in final liquidation of its interest, it would appear that the residual certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

Administrative Matters

Solely for the purpose of the administrative provisions of the Code, the REMIC will be treated as a partnership and the residual securityholders will be treated as the partners. Under temporary regulations, however, if there is at no time during the taxable year more than one residual certificateholder, a REMIC shall not be subject to the rules of subchapter C of chapter 63 of the Code relating to the treatment of partnership items for a taxable year. Accordingly, the REMIC will file an annual tax return on Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. In addition, certain other information will be furnished quarterly to each residual certificateholder who held the residual certificate on any day in the previous calendar quarter.

Each residual certificateholder is required to treat items on its return consistently with their treatment on the REMIC’s return, unless the residual certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. Any person that holds a residual certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

Tax-Exempt Investors

Any residual certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its “unrelated business taxable income” within the meaning of section 512 of the Code will be subject to such tax on that portion of the distributions received on a residual certificate that is considered an “excess inclusion.” See “—Residual Certificates— Excess Inclusions” above.

Non-U.S. Persons

Amounts paid to residual securityholders who are not U.S. Persons (See “—Regular Certificates—Non-U.S. Persons” above) are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Amounts distributed to residual securityholders should qualify as “portfolio interest,” subject to the conditions described in “—Regular Certificates” above, but only to the extent that the mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a residual certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See “— Residual Certificates—Excess Inclusions” above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed (or when the residual certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (e.g., where the residual certificates do not have significant value). See “—Residual Certificates—Excess Inclusions” above. If the amounts paid to residual securityholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding tax will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U. S. federal income taxation at regular graduated rates. For special restrictions on the transfer of residual certificates, See “—Tax-Related Restrictions on Transfers of Residual Certificates” below.

Effective August 1, 2006, temporary regulations issued by the Internal Revenue Service have modified the general rule that excess inclusions from a REMIC residual interest are not includible in the income of a Foreign Person (or subject to withholding tax) until paid or distributed. The new regulations accelerate the time both for reporting of, and withholding tax on, excess inclusions allocated to the foreign equity holders of partnerships and certain other pass-through entities. The new rules also provide that excess inclusions are United States sourced income. The timing rules apply to a particular residual interest and a particular Foreign Person, if the first allocation of income from the residual interest to the Foreign Person occurs after July 31, 2006. The source rules apply for taxable years ending after August 1, 2006.

Under the temporary regulations, in the case of REMIC residual interests held by a Foreign Person through a partnership, the amount of excess inclusion income allocated to the foreign partner is deemed to be received by the foreign partner on the last day of the partnership‘s taxable year except to the extent that the excess inclusion was required to be taken into account by the foreign partner at an earlier time under section 860G(b) of the Code as a result of a distribution by the partnership to the foreign partner or a disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest. A disposition in whole or in part of the foreign partner's indirect interest in the REMIC residual interest may occur as a result of a termination of the REMIC, a disposition of the partnership's residual interest in the REMIC, a disposition of the foreign partner's interest in the partnership, or any other reduction in the foreign partner's allocable share of the portion of the REMIC net income or deduction allocated to the partnership.

Similarly, in the case of a residual interest held by a Foreign Person as a shareholder of a real estate investment trust or regulated investment company, as a participant in a common trust fund or as a patron in an organization subject to part I of subchapter T (cooperatives), the amount of excess inclusion allocated to the Foreign Person must be taken into income at the same time that other income from trust, company, fund, or organization would be taken into account.

Under the temporary regulations, excess inclusions allocated to a Foreign Person (whether as a partner or holder of an interest in a pass-through entity) are expressly made subject to withholding tax. In addition, in the case of excess inclusions allocable to a Foreign Person as a partner, the temporary regulations eliminate an important exception to the withholding requirements under which a withholding agent unrelated to a payee is obligated to withhold on a payment only to the extent that the withholding agent has control over the payee’s money or property and knows the facts giving rise to the payment.

Regular securityholders and persons related to such holders should not acquire any residual certificates, and residual securityholders and persons related to residual securityholders should not acquire any regular certificates without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

Tax-Related Restrictions on Transfers of Residual Certificates

Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in such entity are not held by “disqualified organizations.” Further, a tax is imposed on the transfer of a residual interest in a REMIC to a disqualified organization. The amount of the tax equals the product of

•	an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated “excess inclusions” with respect to such interest for periods after the transfer multiplied by

•	the highest marginal federal income tax rate applicable to corporations.

The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middlemen) for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A “disqualified organization” means

•
the United States, any state, possession, or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by any such governmental agency),

•	any organization (other than certain farmers’ cooperatives) generally exempt from federal income taxes unless such organization is subject to the tax on “unrelated business taxable income,”

•	a rural electric or telephone cooperative, and

•	electing large partnerships.

A tax is imposed on a “pass-through entity” holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. The amount of the tax is equal to the product of

•	the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization, and

•	the highest marginal federal income tax rate applicable to corporations.

The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a “pass-through entity” means

•	a regulated investment company, real estate investment trust or common trust fund,

•	a partnership, trust or estate, and

•	certain cooperatives.

Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. The tax on pass-through entities is generally effective for periods after March 31, 1988, except that in the case of regulated investment companies, real estate investment trusts, common trust funds and publicly-traded partnerships the tax shall apply only to taxable years of such entities beginning after December 31, 1988.

In order to comply with these rules, the pooling and servicing agreement will provide that no record or beneficial ownership interest in a residual certificate may be, directly or indirectly, purchased, transferred or sold without the express written consent of the master servicer. The master servicer will grant such consent to a proposed transfer only if it receives the following: (i) an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the residual certificate as a nominee or agent for a disqualified organization and (ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the residual certificate.

Non-economic Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a non-economic residual certificate to a U.S. Person, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A “non-economic residual certificate” is any residual certificate (including a residual certificate with a positive value at issuance) unless at the time of transfer, taking into account the prepayment assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC’s organizational documents,

•
the present value of the expected future distributions on the residual certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and

•
the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if

•
the transferor conducted a reasonable investigation of the transferee’s financial condition and found that the transferee had historically paid its debts as they come due and found no evidence to indicate that the transferee would not continue to pay its debts in the future; and

•
the transferee acknowledges to the transferor that the residual interest may generate tax liabilities in excess of the cash flow and the transferee represents that it intends to pay such taxes associated with the residual interest as they become due.

Final Treasury regulations issued on July 18, 2002 (the “New REMIC Regulations”), provide that transfers of non-economic residual interests must meet two additional requirements to qualify for the safe harbor:

•
the transferee must represent that it will not cause income from the non-economic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a “foreign branch”) of the transferee or another U.S. taxpayer; and

•	the transfer must satisfy either an “asset test” or a “formula test” provided under the REMIC Regulations.

A transfer to an “eligible corporation,” generally a domestic corporation, will satisfy the asset test if:

•
at the time of the transfer, and at the close of each of the transferee’s two fiscal years preceding the transferee’s fiscal year of transfer, the transferee’s gross and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, in each case, exclusive of any obligations of certain related persons;

•
the transferee agrees in writing that any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies the asset test, and the transferor does not know or have reason to know that the transferee will not honor these restrictions on subsequent transfers, and

•
a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (specifically including the amount of consideration paid in connection with the transfer of the non-economic residual interest), that the taxes associated with the residual interest will not be paid.

In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test.

The formula test provides that the transfer of a non-economic residual interest will not qualify under the formula test unless the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the present value of the sum of

•	any consideration given to the transferee to acquire the interest (the inducement payment),

•	future distributions on the interest, and

•	any anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of this calculation, the present value is calculated using a discount rate equal to the lesser of the applicable federal rate and the transferee’s cost of borrowing.

If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may use the alternative minimum tax rate in lieu of the corporate tax rate. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

The New REMIC Regulations generally apply to transfers of non-economic residual interests occurring on or after February 4, 2000. The requirement of a representation that a transfer of a non-economic residual interest is not made to a foreign branch of a domestic corporation and the requirement of using the short term applicable federal rate for purposes of the formula test apply to transfers occurring on or after August 19, 2002.

If a transfer of a non-economic residual certificate is disregarded, the transferor would continue to be treated as the owner of the residual certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

Foreign Investors. The REMIC Regulations provide that the transfer of a residual certificate that has a “tax avoidance potential” to a “foreign person” will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person, unless such transferee’s income in respect of the residual certificate is effectively connected with the conduct of a United States trade or business. A residual certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30% of each excess inclusion and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non- U.S. Person transfers the residual certificate to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The pooling and servicing agreement will provide that no record or beneficial ownership interest in a residual certificate may be, directly or indirectly, transferred to a non-U.S. Person unless such person provides the trustee with a duly completed IRS Form W-8ECI and the trustee consents to such transfer in writing.

Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in residual certificates are advised to consult their own tax advisors with respect to transfers of the residual certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

Reportable Transactions

Pursuant to recently enacted legislation, a penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case is imposed on any taxpayer that fails to file timely an information return with the IRS with respect to a “reportable transaction” (as defined in Section 6011 of the Code). The rules defining “reportable transactions” are complex. In general, they include transactions that result in certain losses that exceed threshold amounts and transactions that result in certain differences between the taxpayer’s tax treatment of an item and book treatment of that same item. Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

Penalty Avoidance

The summary of tax considerations contained herein was written to support the promotion and marketing of the securities, and was not intended or written to be used, and cannot be used, by a taxpayer for the purpose of avoiding United States Federal income tax penalties that may be imposed. Each taxpayer is encouraged to seek advice based on the taxpayer's particular circumstances from an independent tax advisor.

State Tax Considerations

In addition to the federal income tax consequences described in this prospectus under “Material Federal Income Tax Considerations” above, potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors are encouraged to consult their own tax advisors with respect to the various tax consequences of investments in the certificates.

ERISA Considerations

The following describes certain considerations under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code. The related prospectus supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to the particular securities offered by the prospectus supplement.

ERISA imposes requirements on certain employee benefit plans (and the Code imposes requirements on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans) as well as on collective investment funds and separate accounts in which these plans, accounts or arrangements are invested, and on persons who bear specified relationships to these types of plans or arrangements (“Parties in Interest”) or are fiduciaries with respect to these types of plans or arrangements. In this prospectus we refer to these types of plans and arrangements as “Plans.” Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of a Plan be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of the Plan. ERISA also imposes certain duties on persons who are fiduciaries of Plans, such as the duty to invest prudently, to diversify investments unless it is prudent not to do so, and to invest in accordance with the documents governing the Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of that Plan (subject to certain exceptions not here relevant). In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan assets and Parties in Interest, and impose additional prohibitions where Parties in Interest are fiduciaries with respect to a Plan. Parties in Interest that participate in a prohibited transaction may be subject to excise taxes imposed pursuant to Section 4975 of the Code, or penalties imposed pursuant to Section 502(i) of ERISA, unless a statutory, regulatory or administrative exemption is available.

Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA’s requirements. Accordingly, assets of such plans may be invested in securities without regard to the ERISA considerations described above and below, subject to the provisions of applicable federal, state and local law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

The United States Department of Labor (DOL) issued regulations concerning the definition of what constitutes the assets of a Plan (DOL Reg. Section 2510.3-101). Under this “Plan Assets Regulation,” the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an “equity” investment could be deemed, for purposes of ERISA, to be assets of the investing Plan in certain circumstances.

The Plan Assets Regulation provides that, generally, the assets of an entity in which a Plan invests will not be deemed to be assets of the Plan for purposes of ERISA if the equity interest acquired by the investing Plan is a “publicly-offered security,” or if equity participation by “benefit plan investors” is not “significant.” In general, a publicly-offered security, as defined in the Plan Assets Regulation, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934. Equity participation in an entity by “benefit plan investors” is not significant if, after the most recent acquisition of an equity interest in the entity, less than 25% of the value of each class of equity interest in the entity is held by benefit plan investors, which consist of Plans subject to Part 4 of Title I of ERISA or Section 4975 of the Code, as well as entities the underlying assets of which include assets of such Plan by reason of investment in the entity by the Plan.

If no exception under the Plan Assets Regulation applies and if a Plan (or a person investing assets of a Plan, such as an insurance company general account) acquires an equity interest in the trust, then the assets of the trust could be considered to be assets of the Plan. In that event, the master servicer and other persons exercising management or discretionary control over the assets of the trust could become subject to the fiduciary responsibility provisions of Title I of ERISA to the extent that they exercised discretionary control of Plan assets. In addition, parties with certain relationships to investing plans or providing services with respect to the issuer’s assets could be deemed to be Parties in Interest with respect to investing plans and could become subject to the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code with respect to transactions involving the assets of the trust. Because the loans held by the trust may be deemed assets of each Plan that purchases an equity interest, an investment in an equity interest issued by the trust by a Plan may not only be a prohibited transaction under ERISA and subject to an excise tax under Section 4975 of the Code, but may cause transactions undertaken in the course of operating the trust to constitute prohibited transactions, unless a statutory, regulatory or administrative exemption applies.

Without regard to whether securities are considered to be equity interest in the trust, the trust, certain affiliates of the trust (including the holder of the trust certificate), or a seller of a security (including an underwriter) might be considered or might become Parties in Interest with respect to a Plan. In this case, the acquisition or holdings of the securities by or on behalf of the Plan could constitute or give rise to a prohibited transaction, within the meaning of ERISA and the Code, unless they were subject to one or more exemptions. Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of securities-for example, Prohibited Transaction Class Exemption (“PTCE”) 96-23, which exempts certain transactions effected on behalf of a Plan by an “in-house asset manager”; PTCE 95-60, which exempts certain transactions by insurance company general accounts; PTCE 91-38, which exempts certain transactions by bank collective investment funds; PTCE 90-1, which exempts transactions by insurance company pooled separate accounts; or PTCE 84-14; which exempts certain transactions effected on behalf of a Plan by a “qualified professional asset manager.” In addition, the Pension Protection Act of 2006 provides a statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code from certain prohibited transactions between Plan and a person or entity that is a Party in Interest to such Plan solely by reason of providing services to such Plan (other than a Party in Interest that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the Plan involved in the transaction), provided that there is adequate consideration for the transaction. There can be no assurance that any of these exemptions will apply with respect to any Plan’s investment in securities, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with the investment. Furthermore, these exemptions would not apply to transactions involved in operation of the trust if, as described above, the assets of the trust were considered to include Plan assets.

Insurance Company General Accounts

The DOL has published final regulations under Section 401(c) of ERISA describing a safe harbor for insurers that, on or before December 31, 1998, issued certain non-guaranteed policies supported by their general accounts to Plans (Labor Reg. Section 2550.401c-1). Under this regulation, an insurer will not be considered an ERISA fiduciary with respect to its general account by virtue of a Plan’s investment in such a policy. In general, to meet the safe harbor, an insurer must

•	disclose certain specified information to investing Plan fiduciaries initially and on an annual basis;

•
allow Plans to terminate or discontinue a policy on 90 days’ notice to the insurer, and to elect, without penalty, either a lump-sum payment or annual installment payments over a ten-year period, with interest; and

•	give Plans written notice of “insurer-initiated amendments” 60 days before the amendments take effect.

Prohibited Transaction Class Exemption 83-1

Any fiduciary or other Plan asset investor that proposes to purchase securities on behalf of, or with assets of, a Plan is encouraged to consult with its counsel on the potential applicability of ERISA and Section 4975 of the Code to that investment and the availability of any prohibited transaction class exemption in connection therewith. In particular, in connection with a contemplated purchase of certificates, but not notes, representing a beneficial ownership interest in a pool of single-family residential mortgages, the fiduciary should consider the availability of PTCE 83-1 for various transactions involving mortgage pool investment trusts. PTCE 83-1 permits, subject to certain conditions, transactions that might otherwise be prohibited between Plans and Parties in Interest with respect to those plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in those mortgage pools by Plans. However, PTCE 83-1 does not provide exemptive relief with respect to certificates evidencing interests in trusts which include mortgage loans secured by third or more junior liens, revolving credit loans, loans on unimproved land, contracts, cooperative loans, multifamily or mixed-use mortgage loans or some types of private securities, or which contain an interest rate swap (a “swap”), a yield maintenance agreement (a “cap”) or a pre-funding arrangement. In addition, PTCE 83-1 does not provide exemptive relief for transactions involving subordinated securities. The prospectus supplement may indicate whether it is expected that PTCE 83-1 will apply to securities offered by that prospectus supplement.

Underwriter Exemption

On September 6, 1990 the DOL issued to Greenwich Capital Markets, Inc. an underwriter exemption (PTE 90-59, Application No. D-8374, 55 Fed. Reg. 36724 (1990)) (the “Exemption”) from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, holding and subsequent resale by Plans of “securities” that are obligations of an issuer containing certain receivables, loans and other obligations, and with respect to which Greenwich Capital Markets, Inc. is the underwriter, manager or co-manager of an underwriting syndicate. The Exemption, which was amended and expanded by PTE 97-34, 62 Fed. Reg. 39021 (1997); PTE 2000-58, 65 Fed. Reg. 67765 (2000); and PTE 2002-41, 67 Fed. Reg. 54487 (2002), provides relief which is generally similar to that provided by PTCE 83-1, but is broader in several respects.

The Exemption contains a number of requirements. It does not apply to any investment pool unless, among other things, the investment pool satisfies the following conditions:

•	the investment pool consists only of assets of a type which have been included in other investment pools;

•
securities evidencing interests in such other investment pools have been purchased by investors other than Plans for at least one year prior to the Plan’s acquisition of securities pursuant to the exemption; and

•
securities in such other investment pools have been rated in one of the three (or four, if the investment pool contains certain types of assets) highest generic rating categories by one of the credit rating agencies noted below.

The Exemption sets forth general conditions which must be satisfied for a transaction to be eligible for exemptive relief thereunder. Generally, the Exemption holds that the acquisition of the securities by a Plan must be on terms (including the price for the securities) that are at least as favorable to the Plan as they would be in an arm’s length transaction with an unrelated party. The Exemption requires that the rights and interests evidenced by the securities not be “subordinated” to the rights and interests evidenced by other securities of the same trust, except when the trust holds certain types of assets. The Exemption requires that securities acquired by a Plan have received a rating at the time of their acquisition that is in one of the three (or four, if the trust holds certain types of assets) highest generic rating categories of Standard & Poor’s, Moody’s Investors Service, Inc. or Fitch Ratings. The Exemption specifies that the pool trustee must not be an affiliate of any other member of the “Restricted Group” (defined below), other than an underwriter. The Exemption stipulates that any Plan investing in the securities must be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933, as amended. The Exemption requires that certain payments made in connection with the creation and operation of the trust and the sale of its securities be reasonable. Finally, the Exemption requires that, depending on the type of issuer, the documents establishing the issuer and governing the transaction contain certain provisions to protect the assets of the issuer, and that the issuer receive certain legal opinions.

If an issuer holds obligations that have loan-to-value ratios in excess of 100%, the Exemption may apply to only the issuer’s non-subordinated securities rated in one of the two highest generic rating categories by at least one of the rating agencies named in the Exemption if both of the following conditions are met:

•	the obligations are residential or home equity loans, and

•
the fair market value of the real property collateral securing the loan on the closing date is at least 80% of the sum of the outstanding principal balance of the loan held in the investment pool and the outstanding principal balance of any other loan of higher lien priority secured by the same real property collateral.

Moreover, the Exemption generally provides relief from certain self-dealing and conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire securities of an issuer holding receivables as to which the fiduciary (or its affiliate) is an obligor, provided that, among other requirements:

•
in the case of an acquisition in connection with the initial issuance of securities, at least 50% of each class of securities in which Plans have invested and at least 50% of the aggregate interest in the issuer is acquired by persons independent of the Restricted Group;

•	the fiduciary (or its affiliate) is an obligor with respect to not more than 5% of the fair market value of the obligations contained in the issuer;

•	the Plans’ investment in securities of any class does not exceed 25% of all of the securities of that class outstanding at the time of the acquisition; and

•
immediately after the acquisition, no more than 25% of the assets of any Plan with respect to which the person is a fiduciary is invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity.

This relief is not available to Plans sponsored by the “Restricted Group,” which consists of the seller, the underwriter, the trustee, the master servicer, any servicer, any counterparty of a permitted swap or notional principal contract or any insurer with respect to the mortgage loans, any obligor with respect to mortgage loans included in the investment pool constituting more than 5% of the aggregate principal balance of the assets in the investment pool, or any affiliate of those parties, and in general the Exemption provides only limited relief to such Plans.

If pre-funding is anticipated, the Exemption extends exemptive relief to securities issued in transactions using pre-funding accounts, whereby a portion of the loans backing the securities are transferred to the issuing entity within a specified period following the closing date (the “DOL Pre-Funding Period”), when the conditions of the Exemption are satisfied and the pre-funding accounts meet certain requirements.

The Exemption, as amended, extends exemptive relief to certain mortgage-backed and asset-backed securities transactions involving trusts that contain a swap or a cap, provided the swap or cap satisfies certain criteria and the other requirements of the Exemption are met. Among other requirements, the counterparty to the swap or cap must maintain ratings at certain levels from Exemption rating agencies, and the documentation for the swap or cap must provide for certain remedies if the rating declines. The swap or cap must be an interest rate notional contract denominated in U.S. dollars, may not be leveraged, and must satisfy several other criteria, including limitations on its notional amount. Securities of any class affected by the swap or cap may be sold to Plan investors only if they are “qualified plan investors” that satisfy several requirements relating to their ability to understand the terms of the swap or cap and the effects of the swap or cap on the risks associated with an investment in the security.

The rating of a security may change. If a class of securities no longer satisfies the applicable rating requirement of the Exemption, securities of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the security when it had an appropriate rating would not be required by the Exemption to dispose of it). However, PTCE 95- 60, which is applicable to Plan investors that are insurance company general accounts, may be available in such circumstances.

The prospectus supplement for each series of securities will indicate the classes of securities, if any, offered thereby as to which it is expected that the Exemption will apply.

In the case of certain types of securities, transfer of the securities will not be registered unless the transferee represents that it is not, and is not purchasing on behalf of, or with assets of, a Plan, or provides an opinion of counsel or a certification, which opinion of counsel or certification will not be at the expense of the trustee or depositor, satisfactory to the trustee and the depositor that the purchase of the securities by or on behalf of, or with assets of, a Plan, is permissible under applicable law, will not give rise to a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the trustee, the master servicer or the depositor to any obligation or liability in addition to those undertaken in the operative agreements.

Any Plan fiduciary which proposes to cause a Plan to purchase securities is encouraged to consult with their counsel concerning the impact of ERISA and the Code, the applicability of the Exemption or any other available exemption, and the potential consequences in their specific circumstances, prior to making such investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

Legal Investment Considerations

The prospectus supplement for each series of certificates will specify which, if any, of those classes of certificates constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (SMMEA). Classes of certificates that qualify as “mortgage related securities” will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any such entities. Under SMMEA, if a state enacts legislation prior to October 4, 1991 specifically limiting the legal investment authority of any of these entities with respect to “mortgage related securities,” certificates will constitute legal investments for entities subject to the legislation only to the extent provided therein. Approximately twenty-one states adopted the legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in certificates, or require the sale or other disposition of certificates, so long as such contractual commitment was made or such certificates were acquired prior to the enactment of the legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in certificates without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase certificates for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration (NCUA) Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA’s regulation “Investment and Deposit Activities” (12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities.

All depository institutions considering an investment in the certificates (whether or not the class of certificates under consideration for purchase constitutes a “mortgage related security”) should review the Federal Financial Institutions Examination Council’s Supervisory Policy Statement on the Securities Activities (to the extent adopted by their respective regulators), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution’s investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including “mortgage related securities,” which are “high-risk mortgage securities” as defined in the Policy Statement. According to the Policy Statement, “high-risk mortgage securities” include securities such as certificates not entitled to distributions allocated to principal or interest, or subordinated certificates. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a “high-risk mortgage security,” and whether the purchase (or retention) of such a product would be consistent with the Policy Statement.

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, “prudent investor” provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not “interest bearing” or “income paying.”

The Office of Thrift Supervision, or OTS, has issued Thrift Bulletin 73a, entitled “Investing in Complex Securities” (“TB 73a”), which applies to savings associations regulated by the OTS, and Thrift Bulletin 13a, entitled “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities” (“TB 13a”), which applies to thrift institutions regulated by the OTS.

One of the primary purposes of TB 73a is to require savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements (including those set forth TB 13a (see below)) and internal guidelines, is suitable for the institution, and is safe and sound. OTS recommends, with respect to purchases of specific securities, additional analyses, including, among others, analysis of repayment terms, legal structure, expected performance of the issuer and any underlying assets as well as analysis of the effects of payment priority, with respect to security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the due diligence requirements of the OTS for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association’s investment practices will be subject to criticism, and OTS any require divestiture of such securities. OTS also recommends, with respect to an investment in any “complex securities,” that savings associations should take into account quality and suitability, interest rate risk and classification factors. For the purpose of each of TB 73a and TB 13a, the term “complex security” includes among other things any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any “plain vanilla” mortgage pass-through security (i.e., securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all Classes of the Offered Certificates would likely be viewed as “complex securities.” With respect to quality and suitability factors, TB 73a warns (i) that a savings association’s sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice, (ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and (iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a. With respect to collateralized loan or bond obligations, TB 73a also requires that the savings associations meet similar requirements with respect to the underlying collateral, and warns that investments that are not fully rated as to both principal and interest do not meet OTS regulatory requirements.

One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any “significant transaction” involving securities or financial derivatives, and (ii) conduct a pre-purchase price sensitivity analysis of any “complex security” or financial derivative. The OTS recommends that a thrift institution should conduct its own in-house pre acquisition analysis, although it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of “complex securities with high price sensitivity” be limited to transactions and strategies that lower a thrift institution’s portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase certificates or to purchase certificates representing more than a specified percentage of the investor’s assets. Investors are encouraged to consult their own legal advisors in determining whether and to what extent the certificates constitute legal investments for them.

Accounting Considerations

Various factors may influence the accounting treatment applicable to an investor’s acquisition and holding of mortgage-backed securities. Accounting standards, and the application and interpretation of such standards, are subject to change from time to time. Investors are encouraged to consult their own accountants for advice as to the appropriate accounting treatment for the certificates of any series.

Method of Distribution

The certificates offered by this prospectus and by the related prospectus supplement will be offered in series. The distribution of the certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement and subject to the receipt of any required approvals from the Board of Governors of the Federal Reserve System, the certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Greenwich Capital Markets, Inc. (GCM) acting as underwriter with other underwriters, if any, named in the prospectus supplement. In such event, the related prospectus supplement may also specify that the underwriters will not be obligated to pay for any certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of the certificates, underwriters may receive compensation from the depositor or from purchasers of the certificates in the form of discounts, concessions or commissions. The related prospectus supplement will describe any compensation paid by the depositor.

As to any offering of securities, in addition to the method of distribution as described in the prospectus supplement and this base prospectus, the distribution of any class of the offered securities may be effected through one or more resecuritization transactions, in accordance with Rule 190.

Alternatively, the related prospectus supplement may specify that the certificates will be distributed by GCM acting as agent or in some cases as principal with respect to certificates that it has previously purchased or agreed to purchase. If GCM acts as agent in the sale of certificates, GCM will receive a selling commission with respect to each series of certificates, depending on market conditions, expressed as a percentage of the aggregate principal balance of the related mortgage assets as of the cut-off date. The exact percentage for each series of certificates will be disclosed in the related prospectus supplement. To the extent that GCM elects to purchase certificates as principal, GCM may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of certificates of that series.

The depositor will indemnify GCM and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments GCM and any underwriters may be required to make in respect of those liabilities.

In the ordinary course of business, GCM and the depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor’s mortgage loans pending the sale of the mortgage loans or interests in the loans, including the certificates.

The depositor anticipates that the certificates will be sold primarily to institutional investors. Purchasers of certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be “underwriters” within the meaning of the Securities Act of 1933, in connection with reoffers and sales of certificates by them. Holders of certificates are encouraged to consult with their legal advisors in this regard prior to any such reoffer or sale.

Legal Matters

The legality of the certificates of each series, including certain material federal income tax consequences with respect to the certificates, will be passed upon for the depositor by Sidley Austin llp, 787 Seventh Avenue, New York, New York 10019, or by Thacher Proffitt & Wood llp, Two World Financial Center, New York, New York 10281, or by McKee Nelson llp, 1919 M Street, NW, Washington, DC 20036, as specified in the related prospectus supplement.

Financial Information

A new issuing entity will be formed with respect to each series of certificates and no issuing entity will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any issuing entity will be included in this Prospectus or in the related prospectus supplement.

Available Information

The depositor has filed with the SEC a Registration Statement under the Securities Act of 1933, as amended, with respect to the certificates. This prospectus, which forms a part of the Registration Statement, and the prospectus supplement relating to each series of certificates contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the Rules and Regulations of the SEC. For further information, reference is made to the Registration Statement and the exhibits thereto. The Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Section, 100 F Street, N. E., Washington, D.C. 20549. In addition, the SEC maintains a website at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the depositor, that file electronically with the SEC. Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330. Exchange Act reports as to any series filed with the Commission will be filed under the issuing entity’s name. The depositor does not intend to provide any financial reports to securityholders.

The issuing entity’s annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in “Description of the Securities — Reports to Securityholders” and “Servicing of Mortgage Loans — Evidence as to Compliance,” required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports, together with such other reports to security holders or information about the securities as shall have been filed with the Commission will be posted on the internet web site of the trustee for the related transaction as soon as reasonably practicable after they have been electronically filed with, or furnished to, the Commission.

Reports to Securityholders

The master servicer or another designated person will be required to provide periodic unaudited reports concerning each issuing entity to all registered holders of offered securities of the related series with respect to each issuing entity as are required under the Exchange Act and the Commission’s related rules and regulations, and under the terms of the applicable agreements.

As to each issuing entity, so long as it is required to file reports under the Exchange Act, those reports will be made available as described above under “Available Information.”

As to each issuing entity that is no longer required to file reports under the Exchange Act, periodic distribution reports will be posted on the website referenced above under “Available Information” as soon as practicable. Annual reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance will be provided to registered holders of the related securities upon request free of charge. See “Operative Agreements — Evidence as to Compliance” and “Description of the Securities — Reports to Securityholders.”

Ratings

It is a condition to the issuance of the certificates of each series offered by this prospectus and the accompanying prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

Ratings on mortgage pass-through certificates address the likelihood of receipt by securityholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the credit enhancer or guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped pass-through certificates in certain cases might fail to recoup their underlying investments.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

Glossary of Terms

Agency Securities: Mortgage pass-through securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac.

Home Equity Loans: Closed end and/or revolving home equity loans generally secured by junior liens on one- to four-family residential properties.

Home Improvement Contracts: Home improvement installment sales contracts and loan agreements that are either unsecured or secured by senior or junior liens on one- to four-family residential or mixed-use properties or by purchase money security interests in the related home improvements.

Insurance Proceeds: All proceeds of the related hazard insurance policies and any primary mortgage insurance policies to the extent the proceeds are not applied to property restoration or released to mortgagors in accordance with the master servicer’s normal servicing procedures, net of insured expenses including unreimbursed payments of property taxes, insurance premiums and other items incurred by any related sub-servicer and net of reimbursed advances made by the sub-servicer.

Liquidation Proceeds: All cash amounts (other than Insurance Proceeds) received and retained in connection with the liquidation of defaulted mortgage loans, by foreclosure or otherwise, net of unreimbursed liquidation and foreclosure expenses incurred by any related sub-servicer and net of unreimbursed advances made by the sub-servicer.

Manufactured Housing Contracts: Conditional sales contracts and installment sales or loan agreements secured by manufactured housing.

Multifamily Loans: First lien mortgage loans, secured by residential properties consisting of five or more residential units, including cooperative apartment buildings.

Private Label Securities: Mortgage-backed or asset-backed securities that are not Agency Securities.

REMIC Regulations: Regulations promulgated by the Department of the Treasury on December 23, 1992 and generally effective for REMICs with start-up dates on or after November 12, 1991.

Single Family Loans: First lien mortgage loans, secured by one- to four-family residential properties.

U.S. Person: Any of the following:

•	a citizen or resident of the United States;

•
a corporation or a partnership (including an entity treated as a corporation or partnership for U.S. federal income tax purposes) organized in or under the laws of the United States, or any State thereof or the District of Columbia (unless in the case of a partnership Treasury regulations are adopted that provide otherwise);

•	an estate whose income is includible in gross income for federal income tax purposes regardless of its source; or

•
a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust.

In addition, certain trusts which would not qualify as U.S. Persons under the above definition but which are eligible to and make an election to be treated as U.S. Persons will also be treated as U.S. Persons.

Until 90 days after the date of this prospectus supplement, all dealers effecting transactions in the Securities offered by this prospectus supplement, whether or not participating in this distribution, may be required to deliver this prospectus supplement and the prospectus. This is in addition to the obligation of dealers to deliver this prospectus supplement and the prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

$1,598,999,000
(Approximate)
HarborView Mortgage Loan Trust
Mortgage Loan Pass-Through Certificates, Series 2007-7

Class	Approximate Principal Balance	Pass-Through Rate
Class 1A-1A	$531,326,000	Variable
Class 2A-1A	$539,536,000	Variable
Class 2A-1B	$224,807,000	Variable
Class 2A-1C	$134,884,000	Variable
Class B-1	$34,511,000	Variable
Class B-2	$51,766,000	Variable
Class B-3	$18,077,000	Variable
Class B-4	$17,256,000	Variable
Class B-5	$15,612,000	Variable
Class B-6	$12,325,000	Variable
Class B-7	$8,217,000	Variable
Class B-8	$10,682,000	Variable

Greenwich Capital Acceptance, Inc.
Depositor

HarborView Mortgage Loan Trust 2007-7
Issuing Entity

Greenwich Capital Financial Products, Inc.
Sponsor and Seller

Wells Fargo Bank, N.A.
Master Servicer and Securities Administrator

Deutsche Bank National Trust Company
Trustee

PROSPECTUS SUPPLEMENT

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with different information.

We are not offering the certificates in any state where the offer is not permitted.

We do not claim that the information in this prospectus supplement and the prospectus is accurate as of any date other than the dates stated on their respective covers.

RBS Greenwich Capital

October 1, 2007